UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the registrant ☒

Filed by a party other than the registrant ☐

Check the appropriate box:

☐	Preliminary proxy statement
☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(c)(2))
☒	Definitive proxy statement
☐	Definitive additional materials
☐	Soliciting material pursuant to Rule 14a-12

SOUTHERN COMMUNITY FINANCIAL CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transactions applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☒	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, schedule or registration statement no.:

(3)	Filing party:

(4)	Date filed:

SOUTHERN COMMUNITY FINANCIAL CORPORATION

4605 Country Club Road

Winston-Salem, North Carolina 27104

Telephone: (336) 768-8500

July 30, 2012

Dear Southern Community Financial Corporation Shareholder:

You are cordially invited to attend a Special Meeting of the shareholders of Southern Community Financial Corporation, to be held on September 19, 2012 at 3:00 p.m., local time. At the Special Meeting, you will be asked to consider and vote upon a proposal to adopt an Agreement and Plan of Merger, dated as of March 26, 2012 and amended as of June 25, 2012 (which we refer to as the “merger agreement”), under which Southern Community will be acquired by Capital Bank Financial Corp. through the merger of a wholly owned subsidiary of Capital Bank Financial with Southern Community. If the merger is completed, holders of Southern Community common stock will be entitled to receive for each share of Southern Community common stock owned by them as of immediately prior to the merger:

•	$3.11 in cash, without interest and less any applicable withholding taxes (other than shares of Southern Community common stock held by Capital Bank Financial or Southern Community, which will be cancelled without payment);

•	one non-transferable contingent value right; and

•	if Capital Bank Financial and the U.S. Treasury agree to a repurchase by Capital Bank Financial of the securities issued by Southern Community to the U.S. Department of the Treasury at a discount to the stated repurchase price, an additional cash payment.

Upon completion of the merger, shares of Southern Community common stock will no longer be listed on any stock exchange or quotation system, and you will not participate in the company resulting from the merger.

The merger requires the approval of Southern Community shareholders, and you are being asked to adopt the merger agreement at the Special Meeting. We cannot complete the merger unless we receive the required regulatory approvals and shareholder approvals.

The Southern Community Board of Directors recommends that you vote “FOR” the adoption of the merger agreement.

Your vote is very important. We cannot complete the merger unless the merger agreement is adopted by the affirmative vote of a majority of the outstanding shares of Southern Community common stock entitled to vote at the Special Meeting. Therefore, the failure of any shareholder to vote will have the same effect as a vote against the adoption of the merger agreement. Whether or not you plan to attend the Special Meeting, please complete, date, sign and return, as promptly as possible, the enclosed appointment of proxy in the accompanying reply envelope, or submit your proxy by telephone or the Internet. If you attend the Special Meeting and vote in person, your vote by ballot will revoke any proxy previously submitted.

The enclosed proxy statement provides you with detailed information about the Special Meeting, the merger agreement and the merger. We urge you to read it carefully. Thank you in advance for your continued support and your consideration of this matter.

Sincerely,

William G. Ward, Sr., M.D.

Chairman of the Board

Neither the U.S. Securities and Exchange Commission nor any state securities regulator has approved or disapproved of the transactions described in this document or determined if the information contained in this document is accurate or adequate. Any representation to the contrary is a criminal offense.

This proxy statement is dated July 30, 2012, and is first being given or sent to shareholders on or about August 1, 2012.

SOUTHERN COMMUNITY FINANCIAL CORPORATION

4605 Country Club Road

Winston-Salem, North Carolina 27104

Telephone: (336) 768-8500

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

September 19, 2012

To the Shareholders:

A Special Meeting of the Shareholders of Southern Community Financial Corporation (the “Company” and “Southern Community”) will be held on September 19, 2012 at 3:00 p.m. (local time) at:

The Village Inn Event Center

Exit 184, Interstate 40

Clemmons (Forsyth County), North Carolina

The purpose of the Special Meeting is:

1.	To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of March 26, 2012 and amended as of June 25, 2012, by and between Southern Community Financial Corporation, Capital Bank Financial Corp. and Winston 23 Corporation, a subsidiary of Capital Bank Financial, pursuant to which the Company will merge with Winston 23 as more fully described in the attached proxy statement;
2.	To consider and vote, on an advisory (nonbinding) basis, on a proposal to approve the compensation that may be paid or become payable to the Company’s named executive officers in connection with the merger including the agreements and understandings pursuant to which such compensation may be paid or become payable; and
3.	To consider and vote on a proposal to adjourn the meeting to a later date, if necessary or appropriate, in order to solicit additional proxies in favor of the approval of the merger agreement if there are insufficient votes at the time of such adjournment to approve the merger agreement.

These proposals are described in detail in the attached proxy statement. Only shareholders of record at the close of business on July 18, 2012 are entitled to notice of, and to vote, at the meeting and any adjournments thereof.

The Company's Board of Directors has approved the merger and the merger agreement and recommends that shareholders vote “FOR” approval of the merger agreement, “FOR” the approval, on an advisory (nonbinding) basis, of the compensation that may be paid or become payable to Southern Community’s named executive officers in connection with the merger, and “FOR” the approval of the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the approval of the merger agreement.

Your vote is important regardless of the number of shares you own. We cannot complete the merger unless the merger agreement and the transactions contemplated thereby are approved by the affirmative vote of the holders of at least a majority of the shares of Southern Community common stock entitled to vote at the special meeting. The failure to vote your shares of Southern Community common stock will have the same effect as a vote against approval of the merger agreement and the transactions contemplated thereby. Whether or not you plan to attend the meeting in person, we encourage you to promptly vote your shares. You may vote your shares on the Internet, or by using a toll-free telephone number or by completing the enclosed proxy card and returning it in the pre-paid envelope. Instructions for using these convenient services are provided on your proxy card. If your shares of Southern Community common stock are held in “street name” by your bank, broker or other nominee, your bank, broker or other nominee will be unable to vote your shares of Southern Community common stock without instructions from you. You should instruct your bank, broker or other nominee to vote your shares of Southern Community common stock in accordance with the procedures provided by your bank, broker or other nominee. You may revoke your proxy card in the manner described in the proxy statement at any time before it is exercised. If you attend the Special Meeting, you may vote in person if you wish, even if you have previously returned your proxy card.

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The enclosed proxy statement provides a detailed description of the Special Meeting, the merger, the documents related to the merger and other related matters. We urge you to read the proxy statement and its appendices carefully and in their entirety. If you have any questions concerning the merger or the proxy statement, would like additional copies of the proxy statement or need help voting your shares of Southern Community common stock, please contact Investor Relations at investor.relations@smallenoughtocare.com or 4605 Country Club Road, Winston-Salem, North Carolina 27104.

Under North Carolina law, Southern Community shareholders are entitled to appraisal rights with respect to their shares of common stock to be exchanged for cash and other consideration in the proposed merger and to obtain payment of the fair value of their shares upon compliance with the requirements of Chapter 13 of the North Carolina Business Corporation Act. We have included a copy of Chapter 13 of the North Carolina Business Corporation Act as Appendix C to the proxy statement. We urge any of our shareholders who wish to assert appraisal rights to read the statute carefully and to consult legal counsel before attempting to assert their appraisal rights.

By order of the Board of Directors.

William G. Ward, Sr., M.D.
July 30, 2012	Chairman of the Board

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QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING	1
The Special Meeting	1
The Merger Agreement	5
SUMMARY TERM SHEET	8
The Merger	8
Parties to the Merger	8
In the Merger, Southern Community Shareholders Will Receive $3.11 in Cash Per Share of Southern Community Common Stock and a Contingent Value Right	9
Special Meeting on September 19, 2012	9
Southern Community’s Board of Directors Recommends that Southern Community Shareholders Vote “FOR” Approval of the Merger Agreement and the Transactions contemplated Thereby (Including the Merger)	10
Stifel, Nicolaus & Company, Incorporated Has Provided an Opinion to Southern Community’s Board of Directors Regarding the Merger consideration	10
What Holders of Southern Community Stock Options and Other Equity-Based Awards Will Receive	11
The Merger Will Be a Taxable Transaction for U.S. Holders of Southern Community Common Stock	11
Interests of Southern Community’s Directors and Executive Officers in the Merger that Differ from Your Interests	11
Security Ownership of Certain Beneficial Owners and Management	12
Appraisal Rights	12
Conditions that Must Be Satisfied or Waived for the Merger to Occur	12
Termination of the Merger Agreement	12
Termination Fee	13
Regulatory Approvals Required for the Merger	13
Board of Directors of CBF Following Completion of the Merger	14
CAUTIONARY NOTE ABOUT FORWARD-LOOKING STATEMENTS	15
THE SPECIAL MEETING	16
Date, Time, Location and Purpose of Special Meeting	16
Record Date	16
Recommendation of Southern Community’s Board of Directors	16
Voting of Proxies and Revocation	17
Quorum	18
How Your Votes Will Be Counted	18
Adjournments and Postponements	18
Expenses of Solicitation	18
Voting Securities	19
Shares Held by Directors and Officers	19
Questions and Additional Information	19
PROPOSAL 1 – APPROVAL OF THE MERGER AGREEMENT	20
Parties to the Merger	20
Background of the Merger	20
Reasons for the Merger and Recommendation of Southern Community’s Board of Directors	24
Opinion of Southern Community Financial Corporation’s Financial Advisor	25
Southern Community Unaudited Prospective Financial Information	31
Board of Directors of CBF After the Merger	32
Interests of Southern Community’s Directors and Executive Officers in the Merger	32
Indemnification of Directors and Officers; Directors’ and Officers’ Insurance	36
Public Trading Markets	36
Effects on Southern Community if the Merger is Not Completed	37
Appraisal Rights	37
Regulatory Approvals Required for the Merger	40
Additional Regulatory Approvals and Notices	41
Accounting Treatment	41

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THE MERGER AGREEMENT	42
Structure of the Merger	42
Merger Consideration	42
Surviving Corporation, Governing Documents and Directors	42
Treatment of Southern Community Stock Options and Other Equity-Based Awards	43
Redemption of Preferred Stock and Related Warrant Held by the United States Department of the Treasury	43
Closing and Effective Time of the Merger	43
Conversion of Shares; Exchange of Certificates	43
Representations and Warranties	44
Covenants and Agreements	46
Southern Community Shareholder Meeting and Recommendation of Southern Community’s Board of Directors	49
Agreement Not to Solicit Other Offers	50
Conditions to Complete the Merger	51
Termination of the Merger Agreement	52
Effect of Termination	52
Termination Fee	52
Expenses and Fees	53
Amendment, Waiver and Extension of the Merger Agreement	53
THE CVRs	53
Characteristics of the CVRs	53
Calculation of Cash Payment	54
Payments	54
Special Committee Determines Payment Amount	54
CVRs Are Nontransferable	54
Issuance of the CVRs	54
Amendment of CVR Agreement	54
Redemption	55
Change of Control	55
Termination of the CVR Agreement	55
MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER	56
Tax Consequences of the Merger Generally	57
Treatment as Open Transaction	57
Treatment as Closed Transaction	58
Payments Under the CVR	58
Backup Withholding	58
BENEFICAL OWNERSHIP OF SECURITIES	59
HISTORICAL MARKET PRICES AND DIVIDEND INFORMATION	60
PROPOSAL 2 – ADVISORY VOTE REGARDING CERTAIN EXECUTIVE COMPENSATION	61
Summary	61
Vote Required	61
Board Recommendation	61
PROPOSAL 3 – APPROVAL OF ADJOURNMENT OF THE SPECIAL MEETING TO SOLICIT ADDITIONAL PROXIES	62
Summary	62
Vote Required	62
Board Recommendation	62
OTHER MATTERS	62
SHAREHOLDER PROPOSALS	62
WHERE YOU CAN FIND MORE INFORMATION	63
Appendix A – Agreement and Plan of Merger, dated as of March 26, 2012, as amended June 25, 2012
Appendix B – Opinion of Stifel, Nicolaus & Company, Incorporated
Appendix C – Appraisal Rights Under the North Carolina Business Corporation Act
Appendix D – Southern Community’s Annual Report on Form 10-K for the year ending December 31, 2011 and Quarterly Report on Form 10-Q for the period ending March 31, 2012

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SOUTHERN COMMUNITY FINANCIAL CORPORATION

4605 Country Club Road

Winston-Salem, North Carolina 27104

Telephone: (336) 768-8500

PROXY STATEMENT

QUESTIONS AND ANSWERS

ABOUT THE MERGER AND THE SPECIAL MEETING

The following are some questions that you, as a shareholder of Southern Community, may have regarding the merger and the Southern Community Special Meeting. We urge you to read carefully the entirety of this proxy statement, including the appendices and the other documents to which this proxy statement refers, because the information in this section does not provide all the information that might be important to you with respect to the merger.

THE SPECIAL MEETING

Q:	Why am I receiving this proxy statement?

A:	Southern Community has entered into a merger agreement, pursuant to which Southern Community will merge with and into a subsidiary of Capital Bank Financial Corp. (“Capital Bank Financial” or “CBF”) with Southern Community continuing as the surviving corporation as a direct, wholly-owned subsidiary of Capital Bank Financial and ceasing to be a publicly held corporation. To complete the merger, Southern Community shareholders must vote to approve and adopt the merger agreement and Southern Community is holding a Special Meeting of shareholders to seek such shareholder approval.

This document is the proxy statement by which Southern Community’s Board of Directors is soliciting proxies from you to vote on the approval of the merger agreement and the transactions contemplated thereby (including the merger) at the Special Meeting or at any adjournment or postponement of the Special Meeting.

q:	when and where is the Special Meeting?

A:	The Special Meeting will be held on September 19, 2012 at 3:00 p.m. (local time) at The Village Inn Event Center.

Q:	What am I being asked to vote on?

A:	Southern Community shareholders are being asked to vote on the following proposals:

•	to approve the merger agreement and the transactions contemplated thereby (including the merger):

•	to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to Southern Community’s named executive officers in connection with the merger, including the agreements and understandings pursuant to which such compensation may be paid or become payable; and

•	to approve the adjournment of the meeting to a later date, if necessary or appropriate, to solicit additional proxies in favor of the approval of the merger agreement if there are insufficient votes at the time of such adjournment to approve the merger agreement.

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The approval by Southern Community shareholders of the merger agreement and the transactions contemplated thereby (including the merger) is a condition to the obligations of Capital Bank Financial and Southern Community to complete the merger.

Q:	What shareholder vote is required for the approval of each proposal?

A:	Approval of the merger agreement and the transactions contemplated thereby (including the merger) requires the affirmative vote of holders of a majority of the outstanding shares of Southern Community common stock entitled to vote at the Special Meeting. Because approval is based on the affirmative vote of a majority of the shares outstanding, a failure to vote, a broker non-vote or an abstention will have the same effect as a vote against this proposal.

Approval of the advisory (non-binding) vote on compensation that may be paid or become payable to Southern Community’s named executive officers in connection with the merger requires that the number of votes cast in person and by proxy at the Special Meeting in favor of the proposal must exceed the number of votes cast against it. An abstention, a failure to vote or a broker non-vote will have no effect on the outcome of this proposal.

Approval of the proposal to adjourn the meeting to a later date, if necessary or appropriate, to solicit additional proxies in favor of the approval of the merger agreement requires that the number of shares cast in person and by proxy at the Special Meeting in favor of the proposal exceeds the number of votes cast against it. An abstention, a failure to vote or a broker non-vote will have no effect on the outcome of this proposal.

Q:	What happens if Southern Community’s shareholders do not approve, on an advisory (non-binding basis), the compensation payable to Southern Community’s named executive officers in connection, with the merger?

A:	The vote on the compensation proposal is a vote separate and apart from the vote to approve the merger agreement. You may vote for the compensation proposal and against the proposal to approve the merger agreement and vice versa. Because the vote on the compensation proposal is advisory only, it will not be binding on either Southern Community or Capital Bank Financial. Because Southern Community is contractually obligated to pay the compensation, the compensation will be payable if the merger is completed subject only to the conditions applicable thereto, regardless of the outcome of the advisory (non-binding) vote.

q:	what should I do?

A:	Please carefully read this proxy statement. If you are a record shareholder, please respond by completing, signing and dating your proxy card and returning it in the enclosed postage-paid envelope or by submitting your proxy by telephone or through the Internet as soon as possible so that your shares of Southern Community common stock will be represented and voted at the Special Meeting.

If your shares of Southern Community common stock are held in the name of a bank, broker or other nominee (which we refer to as a “street name” shareholder), please refer to your proxy card or the information forwarded by your bank, broker or other nominee to see which voting options are available to you.

The method by which you submit a proxy will in no way limit your right to vote at the Special Meeting if you later decide to attend the meeting in person. If you are a “street name” shareholder, you must obtain a proxy, executed in your favor, from the holder of record, to be able to vote in person at the Special Meeting.

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Q:	If my shares are held in “street name” by my bank, broker or other nominee, will they automatically vote my shares for me?

A:	No, if you hold shares of Southern Community common stock in an account at a bank, broker or other nominee and do not choose to attend the Special Meeting in person, you must provide your bank, broker or other nominee with instructions as to how to vote your shares of Southern Community common stock. Your failure to instruct your broker to vote your shares will result in your shares not being voted. You may also vote in person at the Special Meeting; however, if you wish to do so you must bring a legal proxy from the bank, broker or other nominee identifying you as the beneficial owner of such shares of Southern Community common stock and authorizing you to vote. If you fail to vote your shares at the Special Meeting or instruct your bank, broker or nominee how to vote your shares, the effect will be the same as a vote “AGAINST” the merger agreement.

Q:	What constitutes a quorum for the Special Meeting?

A:	The presence in person or by proxy of the holders of a majority of the outstanding shares of Southern Community common stock is necessary to constitute a quorum at the Special Meeting. If a shareholder is not present in person or represented by proxy at the Special Meeting, such shareholder’s shares will not be counted for purposes of calculating a quorum. Abstentions and broker non-votes count as present for establishing a quorum. A broker non-vote occurs under stock exchange rules when a broker is not permitted to vote on a matter without instructions from the beneficial owner of the shares and no instruction is given.

Q:	Is my vote important?

A:	Yes, your vote is very important. If you do not submit a proxy or vote in person at the Special Meeting, it will be more difficult for Southern Community to obtain the necessary quorum to hold the Special Meeting. In addition, if you abstain or fail to vote, that will have the same effect as a vote “AGAINST” the approval and adoption of the merger agreement. If you are a “street name” shareholder who holds your shares through a bank, broker or other nominee, your bank, broker or other nominee will not be able to cast a vote on the approval and adoption of the merger agreement without instructions from you.

Q:	What will happen if I sign and return my proxy card without indicating how I wish to vote?

A:	Signed and dated proxies received by Southern Community without an indication of how the shareholder intends to vote will be voted “FOR” approval of the merger agreement and the transactions contemplated thereby (including the merger), “FOR” approval, on an advisory (non-binding) basis, of the compensation that may be paid or become payable to Southern Community’s named executive officers in connection with the merger, including the agreements and understandings pursuant to which such compensation may be paid or become payable, and “FOR” adjournment of the Special Meeting to a later date, if necessary or appropriate, in order to solicit additional proxies in favor of the approval of the merger agreement if there are insufficient votes at the time of such adjournment to approve the merger agreement.

Q:	Who can vote at the Special Meeting?

A:	All holders of Southern Community common stock who held shares at the close of business on July 18, 2012, the record date for the Special Meeting, are entitled to receive notice of and to vote at the Special Meeting provided that such shares remain outstanding on the date of the Special Meeting or any adjournment or postponement thereof. As of the close of business on July 18, 2012, there were 16,854,775 shares of Southern Community common stock outstanding and entitled to vote, held by approximately 6,534 holders of record. Each share of Southern Community common stock is entitled to one vote.

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Q:	How do I vote?

A:	If you are a shareholder of record, you may vote your shares of Southern Community common stock on matters presented at the Special Meeting in any of the following ways:

•	in person – you may attend the Special Meeting and cast your vote there;

•	by proxy – shareholders of record have a choice of voting by proxy;

•	by completing, signing and dating your proxy card and returning it in the enclosed postage-paid envelope;

•	over the Internet – the website for Internet voting is on your proxy card; or

•	by using a toll-free telephone number noted on your proxy card.

If you are a beneficial owner, please refer to the instructions provided by your bank, broker or other nominee to see which of the above choices are available to you. Please note that if you are a beneficial owner and wish to vote in person at the Special Meeting, you must provide a legal proxy from your bank, broker or other nominee at the Special Meeting.

Q:	Can I revoke or change my vote after I have submitted my proxy with voting instructions?

A:	Yes. You may revoke or change your proxy at any time, unless noted below before your proxy is voted. If you are a shareholder of record (meaning that your shares of Southern Community common stock are registered in your own name), you may:

•	deliver to Southern Community’s Corporate Secretary a signed written notice of revocation bearing a date later than the date of the proxy, stating that the proxy is revoked;

•	attend the Special Meeting and vote in person (your attendance at the meeting will not, by itself, revoke your proxy; you must vote in person at the meeting);

•	sign and deliver a new proxy card, relating to the same shares of Southern Community common stock and bearing a later date; or

•	submit another proxy by telephone or on the Internet by prior to 5:00 p.m. Eastern Time on September 18, 2012 (the deadline for telephone or Internet voting).

Attendance at the Special Meeting will not automatically revoke your proxy. A revocation or later-dated proxy received by Southern Community after your proxy is exercised will not affect your vote. Southern Community’s Corporate Secretary’s mailing address is Secretary, Southern Community Financial Corporation, 4605 Country Club Road, Winston-Salem, North Carolina 27104.

If your shares of Southern Community common stock are held in “street name”, you should contact your broker, bank or other nominee to obtain instructions as to how to change or revoke your proxy

Q:	What happens if I sell my shares after the record date but before the date of the Special Meeting?

A:	The record date for the Special Meeting is earlier than the date of the Special Meeting and the date that the merger is expected to be completed. If you sell or otherwise transfer your Southern Community shares after the record date but before the date of the Special Meeting, you will retain your right to vote at the Special Meeting. However, you will not have the right to receive the merger consideration to be received by Southern Community shareholders in the merger. In order to receive the merger consideration, you must hold your shares through completion of the merger.

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Q:	What does it mean if I receive more than one appointment of proxy or vote instruction form?

A:	If your shares are registered differently and are in more than one account, you may receive more than one appointment of proxy or voting instruction form. Please complete, sign, date and return all of the appointments of proxy and voting instruction forms you receive regarding this Special Meeting (or submit your proxy for all shares by telephone or Internet) to ensure that all of your shares are voted.

Q:	Should I send my Southern Community stock certificates with my proxy?

A:	No. Do not send in your stock certificates with your proxy. If you hold your shares in your name as a shareholder of record, when the merger is completed you will receive a letter of transmittal with instructions informing you how to send in your stock certificates to the paying agent in order to receive the merger consideration. You should use the letter of transmittal to exchange your stock certificates for the merger consideration that you are entitled to receive as a result of the merger. If you hold your shares in “street name” through a bank, broker or other nominee, then you will receive instructions from your bank, broker or other nominee as to how to effect the surrender of your “street name” shares in exchange for the merger consideration.

Q:	When will there be a 2012 Annual Meeting of the shareholders?

A:	If the merger is completed, Southern Community will have no public shareholders and no public participation in any of our future shareholder meetings. We intend to hold an Annual Meeting of shareholders in 2012 only if the merger is not completed.

THE MERGER AGREEMENT

Q:	Why did Southern Community agree to the merger agreement with Capital Bank Financial?

A:	For a description of the transaction process, including the factors that the Southern Community Board of Directors considered in determining whether to enter into the merger agreement and to recommend that Southern Community’s shareholders approve the merger agreement, see “Proposal 1: Approval of the Merger Agreement—Background of the Merger” and “Proposal 1: Approval of the Merger Agreement—Reasons for the Merger and Recommendation of Southern Community’s Board of Directors.”

Q:	What will I receive in the merger?

A:	If the merger is completed, you will receive $3.11 in cash without interest, less any applicable withholding taxes for each of your shares of Southern Community common stock. The closing sale price of Southern Community’s common stock as quoted on the NASDAQ Global Market on March 26, 2012 and June 25, 2012, the last trading day prior to announcement of the execution of the merger agreement and prior to announcement of the execution of the amendment to the merger agreement, was $1.96 per share and $2.67 per share respectively. Therefore, the $3.11 cash per share to be paid for each share of Southern Community common stock in the merger represents a premium of approximately 58.7% to the closing sale price on March 26, 2012 and approximately 16.5% to the closing sale price on June 25, 2012.

You will also receive one non-transferable contingent value right (which we refer to as a “CVR”) per share of Southern Community common stock, with each CVR eligible to receive a cash payment equal to 75% of the excess, if any, of (i) $87 million over (ii) the amount of net credit losses (charge-offs net of recoveries) from Southern Community’s cumulative legacy loan and foreclosed property portfolio for a period of five years from the closing date of the merger, with a maximum payment of $1.30 per CVR. You may also receive an additional cash payment if Capital Bank Financial reaches an agreement to repurchase the securities issued by Southern Community to the U.S. Department of the Treasury (which we refer to as the Treasury) at a discount to their stated repurchase price.

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Q:	Does the Board of Directors recommend approval of the merger agreement?

A:	Yes. The Southern Community Board of Directors approved the merger agreement and the transactions contemplated thereby, including the merger, and determined that these transactions are advisable and in the best interests of Southern Community and its shareholders. Therefore, the Board of Directors recommends that you vote “FOR” the proposal to approve and adopt the merger agreement.

In considering the recommendation of Southern Community’s Board of Directors, you should be aware that members of Southern Community’s Board of Directors and its executive officers have agreements and arrangements that provide them with interests in the merger that may be different from, or in addition to, those of Southern Community shareholders generally. See the section entitled “The Merger—Interests of Southern Community’s Directors and Executive Officers in the Merger.”

Q:	Must Southern Community submit the proposal to approve the merger agreement to a shareholder vote even if its Board of Directors has withdrawn, modified or qualified its recommendation?

A:	Yes. Unless the merger agreement is terminated before the Special Meeting, we must submit the proposal to approve the merger agreement to a shareholder vote even if Southern Community’s Board of Directors has withdrawn, modified or qualified its recommendation.

Q:	What effects will the merger have on Southern Community?

A:	Upon completion of the proposed merger, Southern Community will cease to be a publicly traded company and will become wholly owned by Capital Bank Financial. As a result, you will no longer have any interest in the company resulting from the merger. Following completion of the merger, the registration of our common stock and our reporting obligations with respect to our common stock under the Securities Exchange Act of 1934, as amended (which we refer to as the Exchange Act), are expected to be terminated. In addition, upon completion of the merger, shares of our common stock will no longer be listed on the NASDAQ Global Select Market or any other stock exchange or quotation system.

Q:	What happens if the merger is not completed?

A:	If the merger agreement is not approved by our shareholders or if the merger is not completed for any other reason, we will remain subject to the Federal Reserve Bank Written Agreement (“Written Agreement”) and Southern Community Bank and Trust will remain subject to the Consent Order with the FDIC/North Carolina Commissioner of Banks (“Consent Order”) and shareholders will not receive any payment for their shares in connection with the merger. Instead, we will remain an independent public company and our common stock will continue to be registered under the Exchange Act and listed and traded on NASDAQ. The value of shares of our common stock will continue to be subject to the risks and uncertainties identified in our Annual Report on Form 10-K for the year ended December 31, 2011, included as Appendix D to this proxy statement, and any updates to those risks and uncertainties set forth in our current and quarterly reports and press releases we file with the SEC. Under specified circumstances, we may be required to pay Capital Bank Financial a termination fee and reimburse them for certain expenses.

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Q:	What are the United States federal income tax consequences of the merger?

A:	The receipt of the cash and CVRs by a U.S. holder in exchange for shares of Southern Community common stock in the merger will be a taxable transaction for United States federal income tax purposes. The amount of gain or loss a U.S. holder recognizes, and the timing of such gain or loss, depends in part on the United States federal income tax treatment of the CVRs, with respect to which there is substantial uncertainty. A Southern Community shareholder’s gain or loss will also be determined by the shareholder’s tax basis in his or her shares of Southern Community common stock. For a more complete description of the tax consequences of the merger, see the section entitled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 56 of this proxy statement.

Tax matters are very complicated, and the tax consequences of the merger to a particular shareholder will depend in part on such shareholder’s circumstances. Accordingly, you are urged to consult your own tax advisor for a full understanding of the tax consequences of the merger to you, including the applicability and effect of federal, state, local and foreign income and other tax laws.

Q:	When does Southern Community and Capital Bank expect to complete the merger?

A:	Southern Community and Capital Bank are working toward completing the transaction as quickly as possible and expect to close the transaction in September 2012. Completion of the merger is subject to the approval of the merger agreement by Southern Community shareholders, governmental and regulatory approvals and other customary closing conditions. However, no assurance can be given as to when, or if, the merger will occur. See the section entitled “The Merger Agreement — Conditions to Complete the Merger.”

Q:	Am I entitled to seek appraisal of my shares rather than take the consideration from the merger?

A:	Yes. Under the North Carolina Business Corporation Act (which we refer to as the NCBCA), shareholders of Southern Community have appraisal rights. If you follow the procedures prescribed by the NCBCA, you may exercise appraisal rights and, if the merger is consummated, obtain the payment of the “fair value” of your shares of Southern Community common stock (plus interest accrued to the date of payment in accordance with North Carolina law). To perfect your appraisal rights, you must follow precisely the required statutory procedures. To the extent you are successful in pursuing your appraisal rights, the fair value of your shares of Southern Community common stock, determined in the manner prescribed by the NCBCA, which may be more or less than the value you would receive in the merger if you do not exercise your appraisal rights, will be paid to you in cash. See “The Merger — Appraisal Rights.” Please see Appendix C for the text of the applicable provisions of the NCBCA as in effect with respect to the merger.

Q:	Who can answer my questions?

A:	Southern Community shareholders should contact Southern Community Investor Relations at 4605 Country Club Road, Winston-Salem, North Carolina 27104 or (336) 768-8500 with any questions about this proxy statement, the merger or the Special Meeting, or to obtain additional copies of this proxy statement or of the enclosed appointment of proxy.

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SUMMARY TERM SHEET

This summary highlights selected information from this proxy statement. It may not contain all of the information that is important to you. We urge you to carefully read the entire proxy statement, including the appendices, and the other documents to which we refer in order to fully understand the merger. See the section entitled “Where You Can Find More Information.” Each item in this summary refers to the page of this proxy statement on which that subject is discussed in more detail.

The Merger (page 20)

If Southern Community shareholders approve the merger agreement at the Special Meeting, subject to the receipt of necessary regulatory approvals and the satisfaction or waiver of all other conditions to the merger, Winston 23 Corporation, a wholly-owned subsidiary of Capital Bank Financial, will merge with and into Southern Community with Southern Community being the surviving corporation. As a result of the merger, Southern Community will become a wholly-owned subsidiary of Capital Bank Financial. Upon completion of the merger, shares of Southern Community common stock will no longer be listed on any stock exchange or quotation system and each such outstanding share of Southern Community common stock will be converted into the right to receive approximately $3.11 in cash, without interest and less any applicable withholding taxes. We currently expect to complete the merger in September 2012; however, we cannot predict the exact timing of the consummation of the merger or whether the merger will be consummated.

The merger agreement governs the merger. The merger agreement is included in this proxy statement as Appendix A. Please read the merger agreement carefully. All descriptions in this summary and elsewhere in this proxy statement of the terms and conditions of the merger are qualified by reference to the merger agreement.

Parties to the Merger (page 20)

Southern Community Financial Corporation

Southern Community Financial Corporation is a bank holding company headquartered in Winston-Salem, North Carolina and carries out its principal business through Southern Community Bank and Trust, a wholly-owned community banking subsidiary. Headquartered in Winston-Salem, and with approximately $1.5 billion in assets at March 31, 2012, Southern Community Bank offers a full range of financial services to individuals, business and nonprofit organizations in the communities it serves, including checking and savings accounts; commercial, installment, mortgage and personal loans; trust and investment services; safe deposit boxes and other associated services. Southern Community Bank operates 22 banking offices throughout North Carolina. Southern Community’s common stock and one of its trust preferred security issues are listed on the NASDAQ Global Market under the symbols “SCMF” and “SCMFO,” respectively.

Capital Bank Financial Corp.

Capital Bank Financial Corp. is a bank holding company incorporated in late 2009 with the goal of creating a regional banking franchise in the southeastern region of the United States through organic growth and acquisitions of other banks. Capital Bank Financial was founded by a group of experienced bankers with a record of leading, operating, acquiring and integrating financial institutions. In December 2009 and January 2010, Capital Bank Financial raised approximately $900 million to make acquisitions through a series of private placements of CBF common stock. On June 24, 2011, Capital Bank Financial filed a registration statement with the SEC related to a proposed initial public offering of up to $300 million of Capital Bank Financial Class A common stock.

Since its founding, Capital Bank Financial has acquired six depository institutions, including the assets and certain deposits of three failed banks from the FDIC, and operates branches located in North Carolina, South Carolina, Florida, Tennessee and Virginia. Through its branches, CBF offers a wide range of commercial and consumer loans and deposits, as well as ancillary financial services. CBF’s banking business is primarily conducted through its majority held subsidiary, Capital Bank, N.A.

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Winston 23 Corporation

Winston 23 Corporation, a wholly-owned subsidiary of CBF, is a North Carolina corporation formed on March 26, 2012 for the purpose of effecting the merger. At the effective time of the merger, Winston 23 Corporation will be merged with and into Southern Community, and the name of the resulting company will be Southern Community Financial Corporation. Winston 23 has not conducted any activities other than those incidental to its formation and the matters contemplated by the merger agreement.

In the Merger, Southern Community Shareholders Will Receive $3.11 in Cash per Share of Southern Community Common Stock and a Contingent Value Right (page 42)

If the merger is completed, you will receive $3.11 in cash, without interest and less any applicable withholding taxes, for each share of Southern Community common stock you held immediately prior to the merger. In addition, for each share of Southern Community common stock you hold immediately prior to the merger, you will receive a contingent value right (“CVR”) entitling you to receive up to $1.30 in cash, payable five years after the effective time of the merger, with the payment (if any) determined based on the credit performance of Southern Community’s loans and foreclosed properties (which we refer to as REO) existing as of the effective time of the merger (which we refer to as Southern Community’s legacy loan and REO portfolio). The cash payment will be equal, on a per CVR basis, to 75% of the excess, if any, of (i) $87 million over (ii) net charge-offs and net realized losses on Southern Community’s legacy loan and REO portfolio during the five-year period beginning at the effective time of the merger, with a maximum payment of $1.30 per CVR.

The CVRs will not be equity or voting securities of CBF, will not have any dividend rights and will not represent equity or ownership interests in CBF. They will not confer any rights of a shareholder, either at law or in equity. The CVRs will be unsecured obligations of CBF, and interest will not accrue on amounts payable on them. Subject to limited exceptions, CVR holders will not be able to be sell, pledge, assign, transfer or otherwise dispose of their CVRs, in whole or in part. The CVRs will not be listed on a securities exchange.

For additional information about the CVRs, see the section of this proxy statement titled “The CVRs.” The full text of the term sheet defining the material terms of the CVRs is attached as Exhibit A to the merger agreement, a copy of which is attached as Appendix A to this proxy statement.

In addition, if CBF and the Treasury agree on the terms of a repurchase by CBF of Southern Community’s Series A Preferred Perpetual Stock and related warrant issued to the Treasury (which we refer to as the TARP securities) at a discount to the stated repurchase price, you will receive an additional cash payment equal to 50% of any repurchase discount (on a per-share basis), calculated as the difference, if any, between (a) the purchase price agreed between CBF and the Treasury with respect to CBF’s repayment of the TARP securities and (b) the stated repurchase price of the TARP securities. We refer to this amount as the “per-share TARP discount amount.”

Special Meeting on September 19, 2012 (page 16)

The Special Meeting of Southern Community shareholders will be held on September 19, 2012 at 3:00 p.m. (local time) at The Village Inn Event Center, Exit 184, Interstate 40, Clemmons (Forsyth County), North Carolina. At the Special Meeting, Southern Community shareholders will be asked to:

•	approve the merger agreement and the transactions contemplated thereby (including the merger);

•	approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to Southern Community’s named executive officers in connection with the merger, including the agreements and understandings pursuant to which such compensation may be paid or become payable; and

•	approve the adjournment of the meeting to a later date, if necessary or appropriate, in order to solicit additional proxies in favor of the approval of the merger agreement if there are insufficient votes at the time of such adjournment to approve the merger agreement.

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Only holders of record at the close of business on July 18, 2012 will be entitled to vote at the Special Meeting. Each share of Southern Community common stock is entitled to one vote on each proposal to be considered at the Special Meeting. As of the record date, there were 16,854,775 shares of Southern Community common stock outstanding and entitled to vote at the Special Meeting.

As of the June 30, 2012, directors and executive officers of Southern Community and their affiliates beneficially owned and were entitled to vote approximately 1,097,405 shares of Southern Community common stock, representing approximately 6.6% of the shares of Southern Community common stock outstanding on that date. Directors and executive officers of Southern Community and their affiliates also held options to purchase 224,750 shares of Southern Community common stock and 1,000 shares underlying restricted stock awards. All of these stock options have exercise prices above the $3.11 purchase price. As of the record date, CBF and its subsidiaries held no shares of Southern Community common stock (other than shares held as fiduciary, custodian or agent), and its directors and executive officers or their affiliates held in the aggregate no shares of Southern Community common stock. See “The Merger — Interests of Southern Community’s Directors and Executive Officers in the Merger.”

Approval of the merger agreement and the transactions contemplated thereby (including the merger) requires the affirmative vote of holders of a majority of the outstanding shares of Southern Community common stock entitled to vote at the Special Meeting. Because approval is based on the affirmative vote of a majority of the shares outstanding, a failure to vote, broker non-vote or abstention will have the same effect as a vote AGAINST the merger agreement.

Approval of the advisory (non-binding) vote on compensation that may be paid or become payable to Southern Community’s named executive officers in connection with the merger requires the affirmative vote of a majority of shares of Southern Community common stock entitled to vote and represented in person or by proxy at the Special Meeting. An abstention, a failure to or a broker non-vote will have no effect on the outcome of this proposal.

Approval of the adjournment proposal requires the affirmative vote of a majority of shares of Southern Community common stock entitled to vote and represented in person or by proxy at the Special Meeting, even if less than a quorum. An abstention, a failure to vote or a broker non-vote will have no effect on the outcome of this proposal.

Southern Community’s Board of Directors Recommends that Southern Community Shareholders Vote “FOR” Approval of the Merger Agreement and the Transactions Contemplated Thereby (Including the Merger) (page 24)

Southern Community’s Board of Directors has determined that the merger agreement and the transactions contemplated thereby (including the merger) are fair to and in the best interests of Southern Community and its shareholders, and approved the merger agreement and the transactions contemplated thereby (including the merger). Southern Community’s Board of Directors recommends that Southern Community shareholders vote “FOR” approval of the merger agreement and the transactions contemplated thereby (including the merger). For the factors considered by Southern Community’s Board of Directors in reaching its decision to approve the merger agreement and the transactions contemplated thereby (including the merger), see the section entitled “The Merger—Reasons for the Merger and Recommendation of Southern Community’s Board of Directors.”

Stifel, Nicolaus & Company, Incorporated Has Provided an Opinion to Southern Community’s Board of Directors Regarding the Merger Consideration (page 25)

Southern Community retained Stifel, Nicolaus & Company, Incorporated, to render an opinion to Southern Community in connection with the merger. On June 25, 2012, Stifel delivered its written opinion to Southern Community’s Board of Directors that, as of such date, and based upon and subject to factors and assumptions set forth therein, the consideration to be received in the merger was fair, from a financial point of view, to the shareholders of Southern Community. The full text of Stifel’s written opinion, dated June 25, 2012, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken, in connection with the opinion, is attached as Appendix B to this document and is incorporated herein by reference. You are encouraged to carefully read the opinion and the description beginning on pages B-1 and 25, respectively, and in their entirety. See “The Merger—Fairness Opinion from Stifel.”

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What Holders of Southern Community Stock Options and Other Equity-Based Awards Will Receive (page 43)

Each option to acquire Southern Community common stock, which we refer to as a Southern Community option, will become fully vested and exercisable no later than 10 business days prior to the completion of the merger. Any Southern Community option that has not been exercised will be cancelled at the effective time of the merger, and holders of such Southern Community options will be entitled to receive, for each Southern Community option, an amount in cash equal to the excess, if any, of $3.11 over the per-share exercise price for each Southern Community option, less applicable tax withholding.

Each outstanding restricted share of Southern Community common stock will vest in full and be entitled to receive the merger consideration on the terms provided in the merger agreement. Prior to the effective time of the merger, Southern Community’s Board will take all necessary actions to ensure that no rights to acquire or receive Southern Community common stock remain outstanding following the merger. For more information, see “The Merger — Interests of Southern Community’s Directors and Executive Officers in the Merger.”

The Merger Will Be a Taxable Transaction for U.S. Holders of Southern Community Common Stock (page 56)

The receipt of the cash and CVRs by a U.S. holder in exchange for shares of Southern Community common stock in the merger will be a taxable transaction for United States federal income tax purposes. The amount of gain or loss a U.S. holder recognizes, and the timing of such gain or loss, depends in part on the United States federal income tax treatment of the CVRs, with respect to which there is substantial uncertainty. A Southern Community shareholder’s gain or loss will also be determined by the shareholder’s tax basis in his or her shares of Southern Community common stock. For a more complete description of the tax consequences of the merger, see the section entitled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”.

Tax matters are very complicated, and the tax consequences of the merger to a particular shareholder will depend in part on such shareholder’s circumstances. Accordingly, you are urged to consult your own tax advisor for a full understanding of the tax consequences of the merger to you, including the applicability and effect of federal, state, local and foreign income and other tax laws.

Interests of Southern Community’s Directors and Executive Officers in the Merger that Differ from Your Interests (page 32)

Southern Community shareholders should be aware that some of Southern Community’s directors and executive officers have interests in the merger that are different from, or in addition to, the interests of Southern Community shareholders. The members of the Southern Community’s Board were aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in recommending to the Southern Community shareholders that the merger agreement be approved and adopted. For purposes of all of the Southern Community agreements and plans described below, the completion of the transactions contemplated by the merger agreement is assumed to constitute a change in control.

These interests include the following:

•	The vesting of certain equity compensation awards held by the executive officers accelerates as a result of the completion of the merger.

•	All of Southern Community’s executive officers, including all of its named executive officers, are eligible to receive benefits in connection with a change in control, either solely as a result of the change in control or in the case of qualifying terminations of employment (such as a termination of employment by Southern Community without "cause") in connection with a change in control, under individual employment agreements with Southern Community.

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•	Under Southern Community's salary continuation agreements with certain executive officers, upon the completion of the merger, the deferred compensation accounts under such agreements for each participant will be distributed in a lump sum.

•	Two of Southern Community's directors will be appointed directors of Capital Bank following the merger, with one such Southern Community director also being appointed as a director of CBF.

•	Executive officers and directors of Southern Community also have rights to indemnification and directors' and officers' liability insurance that will survive the completion of the merger.

For a more complete description of these interests, see the sections entitled “The Merger—Interests of Southern Community’s Directors and Executive Officers in the Merger” and “The Merger Agreement—Treatment of Southern Community Stock Options and Other Equity-Based Awards.”

Security Ownership of Certain Beneficial Owners and Management (page 59)

As of June 30, 2012, the directors and executive officers of Southern Community beneficially owned in the aggregate approximately 1,096,233 shares of the outstanding common stock entitled to vote at the Special Meeting or approximately 6.5% of Southern Community’s outstanding common stock.

Appraisal Rights (page 37)

As a shareholder of Southern Community, you have the right under the NCBCA to exercise appraisal rights and, if the merger is consummated, obtain the payment of the “fair value” of your shares of common stock (plus interest accrued to the date of payment in accordance with North Carolina law). The fair value of shares of Southern Community common stock, as determined in accordance with North Carolina law, may be more or less than, or equal to, the merger consideration to be paid to shareholders in the merger pursuant to the merger agreement. To preserve your appraisal rights, if you wish to exercise appraisal rights, you must not vote your shares of Southern Community common stock in favor of the proposal to approve the merger agreement and you must follow precisely the specific procedures provided under North Carolina law for perfecting appraisal rights or your appraisal rights may be lost. These procedures are described in this proxy statement, and a copy of Chapter 13 of the NCBCA, which grants appraisal rights and governs such procedures, is attached as Appendix C hereto. See “The Merger — Dissenters’ or Appraisal Rights.” We encourage you to read these provisions carefully and in their entirety and consult your legal advisors.

Conditions That Must Be Satisfied or Waived for the Merger to Occur (page 51)

As more fully described in this proxy statement and in the merger agreement, the completion of the merger depends on a number of conditions being satisfied or, where legally permissible, waived. These conditions include, among others, the execution of certain amendments or waivers with respect to Southern Community’s compensation-related arrangements, the achievement of certain performance thresholds by Southern Community’s loan portfolios, approval of the merger agreement by Southern Community’s shareholders and the receipt of certain required regulatory approvals.

Neither Southern Community nor CBF can be certain when, or if, the conditions to the merger will be satisfied or waived, or that the merger will be completed.

Termination of the Merger Agreement (page 52)

The merger agreement can be terminated at any time prior to completion of the merger by mutual consent, or by either party in the following circumstances:

•	the merger has not been completed by September 26, 2012 (if the failure to complete the merger by that date is not caused by the terminating party's breach of the merger agreement);

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•	if any required regulatory approval has been denied and this denial has become final and nonappealable, or a regulatory authority has issued a final, nonappealable injunction permanently enjoining or otherwise prohibiting the completion of the merger of the other transactions contemplated by the merger agreement (provided that the terminating party has used its reasonable best efforts to contest, appeal and remove such denial or injunction);

•	there is a breach by the other party of any of its representations, warranties or obligations under the merger agreement that would cause the failure of any of the closing conditions to the merger and the breach is not cured within 30 days following written notice of the breach or cannot be cured during such time period (provided that the terminating party is not in breach, in any material respect, of any of its material covenants or agreements contained in the merger agreement); or

•	Southern Community shareholders fail to approve the merger agreement.

In addition, CBF may terminate the merger agreement in the following circumstances:

•	Southern Community's Board of Directors fails to recommend to Southern Community shareholders that they approve the merger agreement or withdraws, modifies or qualifies such recommendation in a manner adverse to CBF; or

•	Southern Community's Board of Directors knowingly or materially breaches its non-solicitation obligations described below in "The Merger Agreement—Agreement Not to Solicit Other Offers" or its obligations with respect to calling shareholder meetings described below in "The Merger Agreement—Southern Community Shareholder Meeting and Recommendation of Southern Community's Board of Directors.”

Termination Fee (page 52)

If the merger agreement is terminated under certain circumstances, including circumstances involving a change in recommendation by Southern Community’s Board of Directors, Southern Community may be required to pay CBF a termination fee of $4 million and/or to reimburse up to $1 million of CBF’s expenses incurred in connection with the merger agreement and the transactions contemplated thereby. The termination fee could discourage other companies from seeking to acquire or merge with Southern Community.

Regulatory Approvals Required for the Merger (page 40)

Both Southern Community and CBF have agreed to use their reasonable best efforts to obtain all regulatory approvals required to complete the transactions contemplated by the merger agreement. These approvals include approval from the Board of Governors of the Federal Reserve System, (which we refer to as the Federal Reserve Board). Although it is not a condition to the merger, approval from the Office of the Comptroller of the Currency (which we refer to as the OCC) will be required in order for Southern Community Bank to merge into Capital Bank immediately following the closing of the merger, as CBF currently intends. CBF and Southern Community have filed applications and notifications to obtain the required regulatory approvals. The OCC has approved the merger of Southern Community Bank into Capital Bank, subject to a commitment by CBF to provide additional capital to Capital Bank, N.A..

Although neither Southern Community nor CBF knows of any reason why they would not be able to obtain these remaining regulatory approvals in a timely manner, Southern Community and CBF cannot be certain when or if they will be obtained.

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Board of Directors of CBF Following Completion of the Merger (page 32)

Upon completion of the merger, the number of directors constituting CBF’s Board of Directors will be increased by one, and Dr. William G. Ward, Sr., currently the Chairman of Southern Community’s Board of Directors, will be appointed to CBF’s Board of Directors. In addition, upon completion of the merger, Dr. Ward and James G. Chrysson, who is currently Vice-Chairman of Southern Community’s Board of Directors, will be appointed to the Board of Capital Bank, N.A..

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CAUTIONARY NOTE ABOUT FORWARD-LOOKING STATEMENTS

This proxy statement contains statements that are not historical facts and are considered “forward-looking.” You can identify these statements by the fact that they do not relate strictly to historical or current facts. We have based these forward-looking statements on our current expectations about future events. Further, statements that include words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue,” “predicts,” “potential,” “ongoing” or “pursue” or the negative or other words or expressions of similar meaning may identify forward-looking statements. These forward-looking statements are found at various places throughout this proxy statement. These forward-looking statements, including without limitation those relating to future actions, effects on Southern Community if the merger is not completed, strategies, future performance, the outcome of contingencies such as legal proceedings and future financial results, wherever they occur in this proxy statement, are necessarily estimates reflecting the best judgment of Southern Community’s management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements should, therefore, be considered in light of various important factors set forth from time to time in our filings with the SEC. In addition to other factors and matters contained in this document, these statements are subject to risks, uncertainties and other factors, including, among others:

•	we may be unable to obtain the required shareholder approval for the merger at the Special Meeting;

•	the merger agreement may be terminated prior to completion, which would, under certain circumstances, require us to pay a $4 million termination fee and/or reimburse up to $1 million of CBF’s expenses incurred in connection with the merger agreement and the transactions contemplated thereby;

•	the conditions to the completion of the merger may not be satisfied, or the regulatory approvals required for the merger may not be obtained on the terms expected or on the anticipated schedule;

•	disruptions and uncertainty, including diversion of management attention, resulting from the merger may make it more difficult for us to maintain relationships with other customers, employees or suppliers, and as a result, our business may suffer;

•	the restrictions on our conduct prior to closing contained in the merger agreement may have a negative effect on our flexibility and our business operations;

•	we have incurred and will continue to incur significant expenses related to the merger prior to its completion and the merger may involve unexpected costs or unexpected liabilities;

•	legislative and regulatory changes, including changes in banking, securities and tax laws and regulations and their application by our regulators, changes in the scope and cost of FDIC insurance and other coverages, increases in regulatory capital requirements and changes in the U.S. Treasury’s Troubled Asset Relief Program (TARP);

•	Southern Community’s ability to comply with any requirements imposed on us and Southern Community Bank by our respective regulators, and the potential negative consequences that may result;

•	the outcome of any legal proceedings that may be instituted against Southern Community or CBF and others related to the merger agreement;

•	changes in accounting principles, policies and guidelines applicable to bank holding companies and banking;

•	changes in general economic business conditions;

•	inability to attract and retain deposits;

•	changes in the level of nonperforming assets and charge-offs;

•	changes in the financial performance and/or condition of borrowers;

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•	inflation, interest rate, cost of funds, securities market and monetary fluctuations;

•	changes in the competitive environment in which we operate;

•	declines in the value of commercial and residential real estate in Southern Community’s banking markets; and

•	additional factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2011 under the headings “Risk Factors” and “Quantitative and Qualitative Disclosures About Market Risk.”

See the section entitled “Where You Can Find More Information.” You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

THE SPECIAL MEETING

Date, Time, Location and Purpose of the Special Meeting

This proxy statement is being furnished to Southern Community’s shareholders as part of the solicitation of proxies by Southern Community’s Board of Directors for use at the Special Meeting to be held on September 19, 2012, starting at 3:00 p.m. (local time) at The Village Inn Event Center, or at any adjournment or postponement thereof. The purpose of the Special Meeting is for Southern Community’s shareholders to consider and vote on the approval of the merger agreement and the transactions contemplated thereby (including the merger), the approval, on an advisory (non-binding) basis, of the compensation that may be paid or become payable to Southern Community’s names executive officers in connection with the merger, including agreements and understandings pursuant to which such compensation may be paid or become payable and the approval of the adjournment of the meeting to a later date, if necessary or appropriate, in order to solicit additional proxies in favor of the approval of the merger agreement if there are insufficient votes at the time of such adjournment to approve the merger agreement. If Southern Community’s shareholders fail to approve the merger agreement, the merger will not occur. A copy of the merger agreement is included in this proxy statement as Appendix A. You are urged to read the merger agreement in its entirety.

Record Date

The Board has fixed the close of business on July 18, 2012, as the record date for the determination of shareholders entitled to notice of and to vote at the Special Meeting. Included with these proxy materials is the 2011 Annual Report to Shareholders on Form 10-K. The Company anticipates mailing this Proxy Statement on or about August 1, 2012.

You are invited to attend the Special Meeting. Even if you plan to attend the Special Meeting, you are requested to vote on the proposals described in this Proxy Statement by returning the enclosed appointment of proxy or by voting over the internet or by telephone.

Recommendation of Southern Community’s Board of Directors

Southern Community’s Board of Directors has determined that the merger agreement and the transactions contemplated thereby (including the merger) are fair and in the best interest of Southern Community and its shareholders, and approved the merger agreement and the transactions contemplated thereby (including the merger). Southern Community’s Board of Directors recommends that Southern Community shareholders vote “FOR” approval of the merger agreement and the transactions contemplated thereby (including the merger), “FOR” approval, on an advisory (non-binding) basis, of the compensation that may be paid or become payable to Southern Community’s named executive officers in connection with the merger, including the agreements and understandings pursuant to which such compensation may be paid or become payable, and “FOR” adjournment of the meeting to a later date, if necessary or appropriate, in order to solicit additional proxies in favor of the approval of the merger agreement if there are insufficient votes at the time of such adjournment to approve the merger agreement. See the section entitled “The Merger—Reasons for the Merger and Recommendation of Southern Community’s Board of Directors.”

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Voting of Proxies and Revocation

Your vote is important. Your shares can be voted at the Special Meeting only if you attend the meeting or vote the enclosed appointment of proxy. You do not have to attend the meeting to vote. If you are a shareholder of record of your shares of Southern Community common stock, you may vote your shares using any of the following methods:

•	Vote over the internet: You may access our internet voting site by going to: www.proxyvote.com.
•	Vote by telephone: You may vote by calling 1-800-690-6903.
•	Vote by mail: You may vote by executing and returning the enclosed appointment of proxy in the pre-addressed pre-paid envelope provided with this proxy statement.

The internet and telephone voting procedures are designed to authenticate shareholders and to allow you to confirm that your instructions have been properly followed. The internet and telephone voting facilities for eligible shareholders will close at 5:00 p.m. Eastern Time on September 18, 2012.

The Southern Community Board of Directors has named Merle B. Andrews and James C. Monroe, Jr. (the “Proxies”) as management proxies in the enclosed appointment of proxy. When appointments of proxy in the enclosed form are properly executed and returned in time for the Special Meeting (or voted over the internet or telephone), the shares they represent will be voted at the meeting in accordance with the directions given. If you complete and return your appointment of proxy without giving any direction on how to vote your shares, your shares will be voted “FOR” approval of the merger agreement in Proposal 1, “FOR” approval of the compensation payable to the Company’s named executive officers in connection with the merger in Proposal 2, and “FOR” the adjournment of the meeting to a later date, if necessary or appropriate, in order to solicit additional proxies in favor of the approval of the merger agreement if there are insufficient votes at the time of such adjournment to approve the merger agreement in Proposal 3 and in accordance with the recommendation of Southern Community’s Board of Directors on any other matters properly brought before the Special Meeting, or at any adjournment or postponement thereof.

Record Holders. If you hold shares in your own name, you are a “record” shareholder. Record shareholders may complete and sign the accompanying proxy card and mail it in the pre-paid envelope provided, deliver it in person to the Company or you may vote your shares over the internet or by telephone.

Street Name Holders. If you hold shares through a bank, broker or other nominee, please follow the voting instructions provided by your bank, broker or other nominee in order to vote your shares at the Special Meeting.

The method by which you vote will not limit in any way your right to vote at the Special Meeting if you later decide to attend the Special Meeting and vote in person.

You may revoke a proxy at any time before it is exercised. To revoke your proxy:

•	vote again over the internet or the telephone prior to 5:00 p.m. Eastern Time on September 18, 2012,
•	notify the Company’s Secretary in writing,
•	execute another proxy card bearing a later date prior to the meeting and file it with the Secretary, or
•	vote in person at the Special Meeting as described below.

The address for the Secretary is:

Elizabeth H. Prince, Secretary

Southern Community Financial Corporation

4605 Country Club Road

Winston-Salem, North Carolina 27104

If you return an executed proxy card, you may still attend the Special Meeting and vote in person. When you arrive at the Special Meeting, first notify the Secretary of your desire to vote in person. You will then be given a ballot to vote in person, and, provided you do vote in person or otherwise validly revoke your prior proxy as described above, your prior proxy will be disregarded.

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If you attend the meeting in person, you may vote your shares without returning the enclosed appointment of proxy. However, if your plans change and you are not able to attend, your shares will not be voted. Even if you plan to attend the meeting, the best way to ensure that your shares will be voted is to return the enclosed appointment of proxy, vote over the internet or by telephone and, when you get to the meeting notify the Secretary that you wish to vote in person.

Quorum

The Company's Bylaws provide that the holders of a majority of the Company's outstanding common stock, no par value per share (sometimes referred to herein as the “Shares”), represented in person or by proxy, shall constitute a quorum at the Special Meeting, and that if there is no quorum present at the opening of the meeting, the Special Meeting may be adjourned by the vote of a majority of the Shares voting on the motion to adjourn. Abstentions and broker non-votes will be counted as present and entitled to vote for purposes of determining whether a quorum is present at the Special Meeting. A broker non-vote occurs when an institution holding shares as a nominee does not have discretionary voting authority with respect to a proposal and has not received voting instructions from the beneficial owner of the shares.

How Your Votes Will Be Counted

Each share of Southern Community common stock is entitled to one vote for each matter submitted for a vote. Appointments of proxy will be tabulated by one or more inspectors of election designated by the Board.

Proposal 1 — Approval of Merger Agreement. To be approved, a majority of the shares eligible to vote at the Special Meeting must be cast in person and by proxy at the Special Meeting in favor of Proposal 1. If you do not vote (including broker non-votes), this will have the same effect as a vote “AGAINST” the merger agreement. In addition, if you submit a proxy card in which you abstain from voting, that will also have the same effect as a vote AGAINST the merger agreement, although your shares will be counted toward the required quorum for the Special Meeting.

Proposal 2 — Approval, on a non-binding, advisory basis, of executive compensation to be paid in the merger. To be approved on a non-binding, advisory basis, the number of votes cast in person and by proxy at the Special Meeting in favor of Proposal 2 must exceed the number of votes cast against it. Shares not voted (including abstentions and broker non-votes) will have no effect on the outcome of this proposal.

Proposal 3 – Approval of adjournment of the Special Meeting to solicit additional proxies. To be approved, the number of votes cast in person and by proxy at the Special Meeting in favor of Proposal 3 must exceed the number of votes cast against it. Shares not voted (including abstentions and broker non-votes) will have no effect on the outcome of this proposal.

Adjournments and Postponements

The Special Meeting may be adjourned or postponed for the purpose of soliciting additional proxies. At any subsequent reconvening of the Special Meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the Special Meeting, except for any proxies that have been effectively revoked or withdrawn prior to subsequent reconvening.

Expenses of Solicitation

We will pay the cost of this proxy solicitation. We have engaged the firm of Phoenix Advisory Partners, LLC, New York, NY to act as our proxy solicitor and have agreed to pay $3,500 plus reasonable expenses for such services. In addition to solicitation by our proxy solicitor or by mail, the Company’s directors, officers and regular employees may solicit appointments of proxy in person or by telephone. None of these employees will receive any additional or special compensation for this solicitation. We will, on request, reimburse brokerage houses and other nominees their reasonable expenses for sending these proxy soliciting materials to the beneficial owners of the Company’s stock held of record by such persons.

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Voting Securities

As of the record date for the Special Meeting, there were approximately 16,854,775 shares issued and outstanding and entitled to vote at the Special Meeting. The Company is currently authorized to issue 30,000,000 shares of common stock and 1,000,000 shares of preferred stock. As of the record date for the Special Meeting, there were 42,750 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A, outstanding, all of which were issued to the United States Department of the Treasury (“Treasury”) in connection with the Company’s participation in the Capital Purchase Program (“TARP”) under the Emergency Economic Stabilization Act of 2008. The shares of preferred stock held by the Treasury are not entitled to vote at the Special Meeting. As of the record date for the Special Meeting, there were approximately 6,534 holders of record of the Company's common stock entitled to vote at the Special Meeting.

Shares Held by Directors and Officers

As of the record date, directors and executive officers of Southern Community and their affiliates beneficially owned and were entitled to vote approximately 1,322,155 shares of Southern Community common stock, representing approximately 7.6% of the shares of Southern Community common stock outstanding on that date, and held options to purchase 224,750 shares of Southern Community common stock and 1,000 shares underlying restricted stock awards. As of the record date, Capital Bank Financial and its subsidiaries held no shares of Southern Community common stock (other than shares held as fiduciary, custodian or agent), and its directors and executive officers or their affiliates held in the aggregate no shares of Southern Community common stock. See “The Merger—Interests of Southern Community’s Directors and Executive Officers in the Merger.”

Questions and Additional Information

Southern Community shareholders should contact Southern Community Investor Relations at 4605 Country Club Road, Winston-Salem, North Carolina 27104 or (336) 768-8500 with any questions about this proxy statement, the merger or the Special Meeting, or to obtain additional copies of this proxy statement or appointments of proxy.

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PROPOSAL 1: APPROVAL OF THE MERGER AGREEMENT

The following information describes the material aspects of the merger. This description does not purport to be complete, and is qualified in its entirety by reference to the merger agreement which is included in this proxy statement as Appendix A. All shareholders are urged to read the merger agreement in its entirety.

Parties to the Merger

Southern Community Financial Corporation

Southern Community Financial Corporation is a bank holding company headquartered in Winston-Salem, North Carolina and carries out its principal business through Southern Community Bank and Trust, a wholly owned community banking subsidiary. Headquartered in Winston-Salem, with approximately $1.5 billion in assets at March 31, 2012, Southern Community Bank and Trust offers a full range of financial services to individuals, business and nonprofit organizations in the communities it serves, including checking and savings accounts; commercial, installment, mortgage and personal loans; trust and investment services; safe deposit boxes and other associated services. Southern Community Bank and Trust operates 22 banking offices throughout North Carolina. Southern Community’s common stock and one of its trust preferred security issues are listed on the NASDAQ Global Market under the symbols “SCMF” and “SCMFO,” respectively. Southern Community’s principal executive offices are located at 4605 Country Club Road, Winston-Salem, North Carolina and its phone number is (336) 768-8500.

Capital Bank Financial Corp.

Capital Bank Financial Corp. is a bank holding company incorporated in late 2009 with the goal of creating a regional banking franchise in the southeastern region of the United States through organic growth and acquisitions of other banks. CBF was founded by a group of experienced bankers with a record of leading, operating, acquiring and integrating financial institutions. In December 2009 and January 2010, CBF raised approximately $900 million to make acquisitions through a series of private placements of CBF common stock. On June 24, 2011, CBF filed a registration statement with the SEC related to a proposed initial public offering of up to $300 million of CBF Class A common stock.

Since its founding, CBF has acquired six depository institutions, including the assets and certain deposits of three failed banks from the FDIC, and operates branches located in North Carolina, South Carolina, Florida, Tennessee and Virginia. Through its branches, CBF offers a wide range of commercial and consumer loans and deposits, as well as ancillary financial services. CBF’s banking business is primarily conducted through its majority held subsidiary, Capital Bank, N.A.. CBF’s principal executive offices are located at 121 Alhambra Plaza, Suite 1601, Coral Gables, Florida 33134 and CBF’s telephone number is (305) 670-0200.

Winston 23 Corporation

Winston 23 Corporation, a wholly-owned subsidiary of CBF, is a North Carolina corporation formed on March 26, 2012 for the purpose of effecting the merger. At the effective time of the merger, Winston 23 Corporation will be merged with and into Southern Community, and the name of the resulting company will be Southern Community Financial Corporation. Winston 23 has not conducted any activities other than those incidental to its formation and the matters contemplated by the merger agreement. Winston 23’s principal executive offices are located at 121 Alhambra Plaza, Suite 1601, Coral Gables, Florida 33134 and Winston’s telephone number is (305) 670-0200.

Background of the Merger

Southern Community’s Board of Directors has from time to time engaged with its executive management in reviews and discussions of potential strategic alternatives, and has considered ways to enhance its performance and prospects in light of competitive and other relevant developments. These reviews have included periodic discussions with respect to potential transactions that would further its strategic objectives, and the potential benefits and risks of those transactions.

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Since raising approximately $900 million in December 2009 and January 2010, CBF has pursued acquisition opportunities consistent with its business strategy that it believes will produce attractive returns for its stockholders.

On September 1, 2010, a special meeting of the Board of Directors of Southern Community was called for the purpose of conducting a strategic discussion of the status of Southern Community in light of the difficult regulatory and economic environment, including Southern Community’s expectation that it might need to raise additional capital based on regulatory guidance. At this meeting, following a discussion of strategic alternatives with representatives of Stieven Capital Advisors (Stieven), the board of directors decided to explore engaging an investment banker and a financial advisor to assist with an evaluation of these options.

At a special board meeting on September 14, 2010, management advised the Board of Directors of Southern Community that it had met with representatives of Stieven Capital Advisors and Stifel, Nicolaus & Company, Incorporated (Stifel), an investment banking firm with experience in the banking industry which had previously served as the investment banker for Southern Community. Management also discussed with the board a list of potential merger partners. The Board approved the joint engagement of Stieven Capital Advisors and Stifel. A joint engagement letter was executed on September 20, 2010.

On September 22, 2010, the Southern Community Board of Directors held a regularly scheduled meeting, which was attended by representatives of Stieven Capital Advisors and Stifel. At this meeting, management informed the Board that a Consent Order from the FDIC was expected to be issued to Southern Community Bank and Trust (which Southern Community Bank and Trust ultimately entered into with the FDIC and the North Carolina Commissioner of Banks on February 25, 2011). During this period and continuing until February 2011, Stifel assisted management in contacting over 30 potential buyers, including CBF.

On March 16, 2011, the Southern Community Board of Directors held a regularly scheduled meeting, which was attended by representatives of Stifel. Stifel reported that it had received no written indications of interest in response to its initial contacts. Certain members of Southern Community’s management team reported that they had received a nonbinding verbal proposal regarding a potential transaction from a potential merger partner, which we refer to as Bank A. The Southern Community Board of Directors discussed the proposal from Bank A with the Stifel representatives. Following this discussion, the Board determined not to proceed with continuing discussions with Bank A at that time, due to the contingencies in Bank A’s proposal, the wide price range contemplated, the fact that Bank A had not presented its proposal in writing and that no other potential partners had submitted a proposal (and accordingly, Bank A would be receiving de facto exclusivity).

Southern Community filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2010 in March 2011 (which we refer to as the 2010 10-K). In the 2010 10-K, Southern Community disclosed that it planned to consider a variety of strategies in order to achieve compliance with the Consent Order. In accordance with the terms of the Consent Order, Southern Community established a committee of the Board of Directors to oversee compliance with the Consent Order, and began considering a capital plan prepared by Southern Community’s management and approved by the regulators. Southern Community Bank and Trust also engaged an independent consultant to prepare a management plan, as required by the Consent Order. Furthermore, on June 23, 2011, the Company entered into a Written Agreement with the Federal Reserve Board, which we refer to as the Written Agreement, which imposed certain conditions on the operation of Southern Community.

On June 8, 2011, at a special meeting of the Southern Community Board of Directors, due to certain concerns regarding the terms of the proposed management plan, the Board authorized management to resume discussions with Bank A and to approach Bank B, one of the parties originally contacted by Stifel, to solicit interest in proceeding with a merger transaction.

At the monthly Board meeting on June 22, 2011, Scott Bauer, Southern Community’s Chief Executive Officer and the Chairman of the Board, and James G. Chrysson, Vice Chairman of the Southern Community Board reported that both Bank A and Bank B had expressed interest in further negotiations. The Board authorized management to continue discussions with both Bank A and Bank B, subject to setting a final date for the receipt of indications of interest.

On August 15, 2011, Bank A submitted a nonbinding written indication of interest for a transaction in which Bank A would issue stock in exchange for the outstanding shares of Southern Community stock, offering consideration consisting of a share exchange valuing Southern Community’s common stock at $2.00 per-share plus $1.00 in a CVR on the loan portfolio. On August 17, 2011, Bank B submitted a nonbinding written indication of interest, stating a preference for cash consideration in any potential transaction, offering consideration worth between $1.00 and $2.00 per-share of Southern Community Common Stock. The Southern Community Board of Directors discussed both proposals at a regularly scheduled meeting on August 17, 2011, at which representatives of Stifel were present. The board determined it was not advisable to proceed with either transaction at that time, due to the belief that the offers were inadequate.

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At a special meeting of the Southern Community Board of Directors held on August 31, 2011, the Southern Community Board resolved to engage a management consultant to work with management, rather than enacting certain proposed changes to Southern Community’s management team proposed by the previously engaged independent consultant. At a special meeting of the Southern Community Board of Directors held on September 7, 2011, the management plan prepared by the independent consultant was approved and submitted to Southern Community’s regulators for their approval.

At a regularly scheduled meeting held on October 19, 2011, in accordance with the previously approved plan, the Southern Community Board of Directors approved the election of Dr. William Ward as the Chairman of the Board, subject to regulatory approval (which was approved on December 2, 2011). Mr. Bauer stepped down from the Board, but continued to serve as Chief Executive Officer, effective upon regulatory approval of Dr. Ward’s appointment as Chairman.

In late November 2011, Christopher G. Marshall, the Chief Financial Officer of CBF, called Mr. Bauer and requested a meeting. On November 30, 2011, Mr. Marshall and R. Eugene Taylor, the Chief Executive Officer of CBF, met with Mr. Bauer and Jeff Clark, President of Southern Community. At this meeting, Mr. Bauer and Mr. Clark advised the representatives of CBF that the Southern Community Board of Directors had not authorized discussions regarding a potential transaction with CBF.

Effective December 2, 2011, Dr. Ward was approved as Chairman of the Board and Mr. Bauer stepped down from the Board. Mr. Bauer assumed the position of President as well as CEO. At a special meeting of the Southern Community Board of Directors held on December 5, 2011, the Board interviewed potential management consulting firms.

On December 17, 2011, at a regularly scheduled meeting of the Southern Community Board of Directors, Mr. Bauer and Mr. Clark discussed the inquiry from CBF with the Board. On January 9, 2012, Dr. Ward and Mr. Bauer met with Mr. Taylor and Mr. Marshall. In the following weeks, the parties continued to engage in discussions regarding a potential transaction between the two parties, with each informing their respective boards of the progress of discussions. On January 19, 2012, the parties executed a mutual confidentiality agreement.

On February 2, 2012, Mr. Marshall sent a draft term sheet for a potential transaction to Dr. Ward, offering consideration worth $1.75 per-share of Southern Community common stock and a CVR of $0.75 per share. At a regularly scheduled meeting of the Southern Community Board of Directors held on February 22, 2012, Dr. Ward discussed the contents of the term sheet with the Board, including a presentation from representatives of Stifel. The Southern Community Board of Directors determined not to proceed with a transaction as described in the term sheet at that time, due to a determination that the offer was inadequate, but authorized the parties to continue discussions. The Southern Community Board of Directors also discussed ongoing negotiations with a potential management consultant, including the fact that hiring a consultant would not be necessary if Southern Community ultimately entered into a transaction with CBF or another party.

Following further discussions between the parties, Mr. Taylor, Mr. Marshall and R. Bruce Singletary, the Chief Risk Officer of CBF, were invited to attend a special meeting of the Southern Community Board of Directors held on March 5, 2012 to discuss a revised proposal for a transaction, consisting of a cash price of $2.50 per-share of Southern Community common stock and a CVR of $1.00 per share. Representatives of one of CBF’s investment bankers were also present on behalf of CBF. Following discussion, the Southern Community Board of Directors met in executive sessions and determined that the offer was inadequate and authorized further discussions between the parties.

At a regularly scheduled meeting of the Board of Directors of Southern Community held on March 14, 2012, Dr. Ward reviewed an updated transaction proposal from CBF with the Board.

On March 16, 2012, CBF submitted a nonbinding letter of intent to Southern Community, offering consideration of $2.875 per-share of Southern Community common stock and a CVR of $1.30 per share. The Southern Community Board of Directors approved the terms set forth in the letter of intent, and authorized a due diligence committee of the Board consisting of Dr. Ward and three other Board members to conduct due diligence and to continue discussions with CBF.

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On March 17, 2012, Wachtell, Lipton, Rosen & Katz, counsel to CBF, sent a proposed draft of the merger agreement to Williams Mullen, counsel to Southern Community. During this period, the parties continued to conduct due diligence on each other, and to negotiate the terms of a definitive transaction agreement through their respective legal counsel.

On March 24, 2012, Mr. Taylor described the terms of the potential transaction and the draft merger agreement to the CBF Board of Directors, which unanimously approved the merger and the draft merger agreement.

On March 26, 2012, the due diligence committee of the Southern Community Board of Directors met. Following a review of the terms and conditions of the draft merger agreement with legal counsel, the due diligence committee agreed to recommend approval of the definitive transaction agreement to the full Board.

At a special meeting of the Southern Community Board of Directors on March 26, 2012, the Board reviewed the terms of the draft merger agreement with legal counsel, received a presentation from management and received the opinion of Stifel that the consideration in the proposed transaction was fair, from a financial point of view, to Southern Community’s shareholders, as of the date of the opinion.

Following extensive discussion, the Southern Community Board, by a 7 – 2 majority vote, approved the merger agreement and the transactions contemplated by the merger agreement, including the merger, and authorized Dr. Ward to execute the merger agreement.

Following the close of trading on March 26, 2012, the merger agreement was executed by both parties. The following morning, Southern Community and CBF issued a joint press release announcing the execution of the merger agreement and the terms of the proposed merger.

In early June 2012, as a part of his continuing discussions with CBF management, Dr. Ward became aware that certain closing conditions in the merger agreement were not likely to occur prior to the mutual termination date. In a meeting on June 6, 2012, Dr. Ward and two of the other directors met with Mr. Taylor and Mr. Marshall to discuss various alternatives that might preserve the financial aspects of the merger for Southern Community shareholders and allow the parties to close by the mutual termination date. Following the meeting, CBF and Southern Community discussed various alternative transaction structures, including a merger in which the consideration paid by CBF consisted solely of cash and the CVRs.

In a conference call on June 15, 2012, the Board considered the various alternatives that had been discussed with CBF and requested that Mr. Taylor and Mr. Marshall be present at the regular board meeting on June 20, 2012 to discuss various alternatives. Mr. Taylor and Mr. Marshall did attend the regular board meeting and discussed the various alternatives with the Board, including an all cash acquisition at $2.875 per share. Following their departure from the meeting, the Board instructed Dr. Ward to continue the negotiation of an all cash transaction at $3.11 per share.

Following the board meeting, Dr. Ward continued to discuss various alternatives with Mr. Taylor and Mr. Marshall, CBF proposed a transaction in which the stock component of the merger consideration would be eliminated, the cash component of the merger consideration would be increased to an amount of $3.11 per share of Southern Community common stock, and certain of the conditions to the closing of the merger related to the registration of CBF’s common stock would be eliminated.

At a special meeting of the Southern Community Board of Directors held on June 25, 2012, the Board reviewed the terms of an amendment to the merger agreement implementing CBF’s proposed amendments with its legal counsel and received the opinion of Stifel that the consideration to be paid in the merger was fair, from a financial point of view, to Southern Community’s shareholders, as of the date of the opinion. For more information about the fairness opinion from Stifel, see “—Fairness Opinion of Stifel” and Appendix B to this proxy statement, which includes the full text of such opinion.

Following extensive discussion, the Southern Community Board of Directors, by a 7 – 2 majority vote, approved the amendment and authorized Dr. Ward to execute the amendment. Following the close of trading on June 25, 2012, the amendment was executed by both parties. The following morning, Southern Community and CBF issued a joint press release announcing the execution of the amendment.

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Reasons for the Merger and Recommendation of Southern Community’s Board of Directors

Southern Community’s Board of Directors believes that the merger is fair to and in the best interests of Southern Community and its shareholders. Accordingly, Southern Community’s Board of Directors has approved the merger agreement and the transactions contemplated thereby (including the merger), and recommends that Southern Community shareholders vote “FOR” the proposal to approve the merger agreement and the transactions contemplated thereby (including the merger).

In reaching its decision to approve the merger and the merger agreement, as amended, and recommend adoption of the merger agreement by Southern Community shareholders, the Southern Community Board of Directors consulted with Southern Community’s executive management, as well as Southern Community’s legal and financial advisors, and considered a number of factors, including the following material factors:

•	the fact that the consideration offered in the merger represented a premium over the trading prices of Southern Community's common stock during the year prior to the execution of the merger agreement;

•	the fact that Southern Community received proposals from only two other potential merger partners after initially contacting approximately thirty entities, and that the proposals received from both Bank A and Bank B were less attractive than the terms of the merger;

•	the Southern Community Board of Directors' knowledge of Southern Community's business, operations, financial condition, earnings and prospects, and of CBF’s business, operations, financial condition, earnings and prospects, taking into account the results of Southern Community's due diligence review of CBF;

•	the oral opinion delivered to Southern Community by Stifel on June 25, 2012, which was subsequently confirmed in a written opinion delivered to Southern Community by Stifel, to the effect that, as of June 25, 2012, and based upon and subject to the assumptions, procedures, considerations, qualifications and limitations set forth in the opinion, the consideration under the merger agreement was fair, from a financial point of view, to the holders of Southern Community common stock;

•	the fact that the merger could enhance the likelihood of repayment or early redemption of the preferred stock of Southern Community purchased by the Treasury;

•	the possible post-merger employment opportunities for Southern Community's employees in a larger, more diverse institution;

•	the fact that other options to raise additional capital would likely be dilutive to existing Southern Community shareholders;

•	the fact that Southern Community's capital position and relationships with its regulators continued to present ongoing risks to operations;

•	Southern Community's need to continue to address ongoing regulatory concerns, including compliance with the Consent Order and the Written Agreement; and

•	the fact that Southern Community would have to engage a management consultant in order to attempt to develop and implement a revised strategic plan in the absence of a merger transaction, which the Southern Community Board viewed as producing less value for shareholders than a transaction with CBF.

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Southern Community’s Board of Directors also considered potential risks and potentially negative factors concerning the merger in connection with the deliberations of the proposed transaction, including the following material factors:

•	whether it was more advantageous for Southern Community to wait to see if several more quarters of earnings would attract a better sale of control proposal;

•	whether there was sufficient urgency to consider a sale of control transaction at this time since Southern Community Bank and Trust has been in capital compliance and profitable every quarter since execution of the Consent Order and, to Southern Community’s knowledge, has satisfactorily complied with the key provisions of the Consent Order, including in particular the prescribed reductions in adversely classified assets, within the scheduled time frames;

•	the potential impact of the restrictions imposed by the merger agreement on Southern Community's ability to take specified actions during the period prior to the completion of the merger, which may delay or prevent Southern Community from undertaking business opportunities that may arise pending completion of the merger;

•	the transaction costs to be incurred in connection with the merger;

•	the potential risk of diverting management focus and resources from other strategic opportunities and from operational matters while working to implement the merger;

•	the provisions of the merger agreement restricting Southern Community's solicitation of third-party acquisition proposals, requiring Southern Community to hold a special meeting of its shareholders to vote on the approval of the merger agreement and providing for the payment of a termination fee in certain circumstances, which Southern Community's Board of Directors understood, while potentially limiting the willingness of a third party to propose a competing business combination transaction with Southern Community, were a condition to CBF's willingness to enter into the merger agreement; and

•	the fact that some of Southern Community's directors and executive officers have other interests in the merger that are different from, or in addition to, their interests as Southern Community shareholders. See "—Interests of Southern Community's Directors and Executive Officers in the Merger.”

The foregoing discussion of the factors considered by the Southern Community Board is not intended to be exhaustive, but is believed to include all material factors considered by the Southern Community Board. In view of the wide variety of the factors considered in connection with its evaluation of the merger and the complexity of these matters, Southern Community’s Board of Directors did not find it useful, and did not attempt, to quantify, rank or otherwise assign relative weights to these factors. In considering the factors described above, the individual members of Southern Community’s Board of Directors may have given different weight to different factors. Southern Community’s Board of Directors conducted an overall analysis of the factors described above, including thorough discussions with, and questioning of, Southern Community management and Southern Community’s legal and financial advisors, and considered the factors overall to be favorable to, and to support, its determination.

The foregoing explanation of Southern Community’s Board of Directors’ reasoning and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed in the section entitled “Cautionary Note About Forward-Looking Statements.”

Opinion of Southern Community Financial Corporation’s Financial Advisor

Stifel, Nicolaus & Company, Incorporated (“Stifel”) acted as Southern Community’s financial advisor in connection with the merger. Stifel is a nationally recognized investment banking and securities firm with membership on all the principal United States securities exchanges and substantial expertise in transactions similar to the merger. As part of its investment banking activities, Stifel is regularly engaged in the independent valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

On June 25, 2012, Stifel rendered its oral opinion, which was confirmed in writing, to the Board of Directors of SCMF (the “Board”) that, as of that date, the merger consideration to be received by the holders of shares of Southern Community common stock pursuant to the merger agreement was fair to such holders, from a financial point of view.

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The full text of Stifel's written opinion dated, June 25, 2012, which sets forth the assumptions made, matters considered and limitations of the review undertaken, is attached as Appendix B to this proxy statement and is incorporated herein by reference. Holders of Southern Community’s common stock are urged to, and should, read this opinion carefully and in its entirety. The summary of the opinion of Stifel set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion. The opinion of Stifel does not reflect any developments that have occurred after its date or may occur prior to the completion of the merger. Stifel has no obligation to update, revise or reaffirm its opinion and SCMF does not currently expect that it will request an updated opinion from Stifel.

No limitations were imposed by Southern Community on the scope of Stifel’s investigation or the procedures to be followed by Stifel in rendering its opinion. In arriving at its opinion, Stifel did not ascribe a specific range of values to Southern Community. Stifel’s opinion was approved by its fairness opinion committee. Stifel’s opinion is for the information of, and directed to, the Board for its information and assistance in connection with its consideration of the financial terms of the merger. Stifel’s opinion does not constitute a recommendation to the Board as to how the Board should vote on the merger, to any shareholder of Southern Community as to how any such shareholder should vote at any shareholders’ meeting at which the merger is considered, or whether or not any Southern Community shareholder should enter into a voting, shareholders’, or affiliates’ agreement with respect to the merger, or exercise any dissenters’ or appraisal rights that may be available to such shareholder. In addition, Stifel’s opinion does not compare the relative merits of the merger with any other alternative transaction or business strategy which may have been available to Southern Community and does not address the underlying business decision of the Board or Southern Community to proceed with the merger or any aspect thereof. In 2010 and early 2011, at the direction of the Board, Stifel explored potential transactions with respect to a sale of Southern Community. Other than in connection with the previously announced merger agreement, dated March 26, 2012, in connection with this opinion and since Southern Community began discussions with CBF, Southern Community and Stifel have not explored alternative transactions to the merger and have not solicited the interest of other parties in pursuing potential alternative transactions with Southern Community.

In connection with its opinion, Stifel, among other things:

•	reviewed and analyzed a copy of the merger agreement;

•	reviewed and analyzed the audited consolidated financial statements of Southern Community for the three years ended December 31, 2011 and the unaudited consolidated financial statements of Southern Community for the quarter ended March 31, 2012;

•	reviewed and analyzed the Consent Order, dated February 16, 2011, issued to Southern Community Bank and Trust by the Federal Deposit Insurance Corporation and the North Carolina Commissioner of Banks;

•	reviewed and analyzed certain other publicly available information concerning Southern Community;

•	reviewed certain non-publicly available information concerning Southern Community, including, without limitation, internal financial analyses and forecasts prepared by its management and held discussions with Southern Community executive management regarding recent developments and regulatory matters;

•	participated in certain discussions and negotiations between representatives of Southern Community and CBF;

•	reviewed the reported prices and trading activity of the equity securities of Southern Community;

•	analyzed certain publicly available information concerning the terms of selected merger and acquisition transactions that Stifel considered relevant to its analysis;

•	reviewed and analyzed certain publicly available financial and stock market data relating to selected public companies that Stifel deemed relevant to its analysis;

•	conducted such other financial studies, analyses and investigations and considered such other information as Stifel deemed necessary or appropriate for purposes of its opinion; and

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•	took into account Stifel’s assessment of general economic, market and financial conditions and its experience in other transactions, as well as Stifel’s experience in securities valuations and its knowledge of the banking industry generally.

In connection with its review, Stifel relied upon and assumed, without independent verification, the accuracy and completeness of all of the financial and other information that was provided to Stifel, by or on behalf of Southern Community, or that was otherwise reviewed by Stifel and did not assume any responsibility for independently verifying any of such information. Stifel further relied upon the assurances by the management of Southern Community that it is unaware of any facts that would make any of the information provided to Stifel inaccurate, incomplete or misleading. With respect to the financial forecasts supplied to Stifel by Southern Community, Stifel assumed that the forecasts were reasonably prepared on the basis reflecting the best currently available estimates and judgments of the management of Southern Community, as to the future operating and financial performance of Southern Community, and that they provided a reasonable basis upon which Stifel could form its opinion. Such forecasts and projections were not prepared with the expectation of public disclosure. All such projected financial information is based on numerous variables and assumptions that are inherently uncertain, including, without limitation, factors related to general economic, market and competitive conditions. Accordingly, actual results could vary significantly from those set forth in such projected financial information. Stifel relied on this projected information without independent verification or analyses and does not in any respect assume any responsibility for the accuracy or completeness thereof.

Stifel also assumed that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of Southern Community since the date of the last financial statements of Southern Community made available to Stifel. Stifel also assumed, without independent verification and with SCMF’s consent, that the aggregate allowances for loan losses set forth in the financial statements of Southern Community are in the aggregate adequate to cover all such losses. Stifel was not requested to make or obtain, and did not make or obtain, any independent evaluation, appraisal or physical inspection of Southern Community’s assets or liabilities, the collateral securing any of such assets or liabilities, or the collectability of any such assets, nor did Stifel review loan or credit files of Southern Community. Estimates of values of companies and assets do not purport to be appraisals or necessarily reflect the prices at which companies or assets may actually be sold. Because such estimates are inherently subject to uncertainty, Stifel assumes no responsibility for their accuracy. Stifel relied on advice of Southern Community’s counsel as to certain legal matters with respect to Southern Community, the merger agreement and the merger and other matters contained or contemplated therein. Stifel assumed, with Southern Community’s consent, that there are no factors that would delay or subject to any adverse conditions any necessary regulatory or governmental approval and that all conditions to the merger will be satisfied and not waived. Stifel also assumed that the merger will be consummated substantially on the terms and conditions described in the merger agreement, without any waiver of material terms or conditions by Southern Community or any other party, and that obtaining any necessary regulatory approvals or satisfying any other conditions for consummation of the merger will not have an adverse effect on Southern Community. Stifel has assumed that the merger will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other applicable federal and state statutes, rules and regulations.

Stifel’s opinion is limited to whether the merger consideration to be received by the holders of the shares of Southern Community common stock is fair to such holders, from a financial point of view, solely as of the date thereof. Stifel’s opinion does not consider, address or include: (i) any other strategic alternatives currently (or which have been or may be) contemplated by the Board or the Company; (ii) the legal, tax or accounting consequences of the merger on Southern Community or the holders of Southern Community’s common stock; (iii) the fairness of the amount or nature of any compensation to any of Southern Community’s officers, directors or employees, or class of such persons, relative to the compensation to the holders of Southern Community’s securities; (iv) the treatment of, or the effect of the merger on, Southern Community’s Series A preferred stock and related warrants or the holders thereof; (v) the treatment of, or effect of the merger on, Southern Community’s Stock Options (as defined in the merger agreement), or any other class of securities of Southern Community other than the shares of Southern Community common stock or the holders thereof; (vi) the Contingent Value Rights to be issued to holders of Southern Community Common Stock in connection with the merger; (vii) the potential for additional merger consideration upon redemption of Southern Community’s Series A preferred stock at a discount; or (viii) any advice or opinions provided by any other advisor to Southern Community.

Stifel’s opinion is necessarily based solely on economic, market, monetary, financial and other conditions as they exist on, and on the information made available to Stifel as of, the date of its opinion. It is understood that subsequent developments may affect the conclusions reached in Stifel’s opinion and that Stifel does not have, and does not assume, any obligation to update, revise or reaffirm its opinion.

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In connection with rendering its opinion, Stifel performed a variety of financial analyses that are summarized below. Such summary does not purport to be a complete description of such analyses. Stifel believes that its analyses and the summary set forth herein must be considered as a whole and that selecting portions of such analyses and the factors considered therein, without considering all factors and analyses, could be misleading. The preparation of a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. The range of valuations resulting from any particular analysis described below should not be taken to be Stifel’s view of the actual value of Southern Community. In its analyses, Stifel made numerous assumptions with respect to industry performance, business and economic conditions, and other matters, many of which are beyond the control of Southern Community. Any estimates contained in Stifel's analyses are not necessarily indicative of actual future values or results, which may be significantly more or less favorable than suggested by such estimates. No company or transaction utilized in Stifel's analyses was identical to Southern Community or the merger. Accordingly, an analysis of the results described below is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other facts that could affect the public trading value of the companies to which they are being compared. In arriving at its opinion, none of the analyses performed by Stifel were assigned a greater significance by Stifel than any other, nor does the order of analyses described represent relative importance or weight given to those analyses by Stifel. The analyses described below do not purport to be indicative of actual future results, or to reflect the prices at which Southern Community’s common stock may trade in the public markets, which may vary depending upon various factors, including changes in interest rates, dividend rates, market conditions, economic conditions and other factors that influence the price of securities.

In accordance with customary investment banking practice, Stifel employed generally accepted valuation methods in reaching its opinion. The following is a summary of the material financial analyses that Stifel used in providing its opinion. Some of the summaries of financial analyses are presented in tabular format. In order to understand the financial analyses used by Stifel more fully, you should read the tables together with the text of each summary. The tables alone do not constitute a complete description of Stifel’s financial analyses, including the methodologies and assumptions underlying the analyses, and if viewed in isolation could create a misleading or incomplete view of the financial analyses performed by Stifel. The summary data set forth below do not represent and should not be viewed by anyone as constituting conclusions reached by Stifel with respect to any of the analyses performed by it in connection with its opinion. Rather, Stifel made its determination as to the fairness to the shareholders of Southern Community of the merger consideration, from a financial point of view, on the basis of its experience and professional judgment after considering the results of all of the analyses performed. Accordingly, the data included in the summary tables and the corresponding imputed ranges of value for Southern Community should be considered as a whole and in the context of the full narrative description of all of the financial analyses set forth in the following pages, including the assumptions underlying these analyses.

In connection with rendering its opinion and based upon the terms of the merger agreement reviewed by it, Stifel assumed the aggregate consideration for the common stock to be $52.5 million and the per share consideration to be $3.11. Stifel noted this represented a premium of 13% over Southern Community’s closing price of $2.75 on June 22, 2012 and a 59% premium over Southern Community’s closing price of $1.96 on March 26, 2012, the last closing price prior to the original announcement of the signing of a definitive agreement between Southern Community and CBF. For purposes of its opinion, at Southern Community’s direction, Stifel did not attribute any value to the Per Share TARP Discount Amount or CVRs.

Comparison of Selected Companies. Stifel reviewed and compared certain multiples and ratios implied by the merger with three publicly traded peer groups defined as “Regional” peers, “Asset Quality” peers and “TARP Deferral” peers. Regional peers consisted of seven institutions headquartered in North Carolina with similar asset sizes to Southern Community. Asset Quality peers consisted of seven institutions with similar size and asset quality ratios to Southern Community. TARP Deferral peers consisted of 12 institutions of similar size to Southern Community that have been deferring TARP dividend payments since at least November 2011. In order to calculate a range of imputed values per share of Southern Community’s common stock, Stifel utilized prices to tangible book value per share and premiums over tangible book value to core deposits for the selected companies, as of or for the quarter ended March 31, 2012, based upon market price information as of June 22, 2012. Stifel then applied the resulting range of multiples and ratios for each peer group specified above to the appropriate financial results of Southern Community. This analysis resulted in a range of imputed values for Southern Community of between $1.51 and $2.69 based upon the information for the Regional peers, between $1.45 and $3.37 based upon the information for the Asset Quality peers and between $0.79 and $1.74 based upon the information for the TARP Deferral peers.

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Additionally, Stifel calculated the following ratios with respect to the merger and the three peer groups:

	Implied Share Price
Ratios	25th Percentile	Median	75th Percentile

Regional Peer Group(2)
Price Per Share/Tangible Book Value Per Share	$1.94	$2.45	$2.69
Premium over Tangible Book Value/Core Deposits(1)	$1.51	$1.63	$2.27

Asset Quality Peer Group(3)
Price Per Share/Tangible Book Value Per Share	$1.63	$2.36	$3.37
Premium over Tangible Book Value/Core Deposits(1)	$1.45	$2.02	$3.28

TARP Deferral Peer Group(4)
Price Per Share/Tangible Book Value Per Share	$1.33	$1.53	$1.68
Premium over Tangible Book Value/Core Deposits(1)	$0.79	$1.56	$1.74

(1)	Core deposits defined as total deposits less certificates of deposit with balances greater than $100,000.
(2)	Selected “Regional” comparable banking institutions include First Bancorp, BNC Bancorp, FNB United Corp., Yadkin Valley Financial Corporation, NewBridge Bancorp, Park Sterling Corporation and Peoples Bancorp of North Carolina, Inc.
(3)	Selected “Asset Quality” comparable banking institutions include Capital City Bank Group, Inc., FNB United Corp., Seacoast Banking Corporation of Florida, Hampton Roads Bankshares, Inc., Yadkin Valley Financial Corporation, Palmetto Bancshares, Inc. and First Security Group, Inc.
(4)	Selected “TARP Deferral” comparable banking institutions include Citizens Republic Bancorp, Inc., Yadkin Valley Financial Corporation, Intervest Bancshares Corporation, Old Second Bancorp, Inc., Porter Bancorp, Inc., First United Corporation, PremierWest Bancorp, First Financial Service Corporation, First Security Group, Inc., Community Bankers Trust Corporation, Princeton National Bancorp, Inc. and Eastern Virginia Bankshares, Inc.

Analysis of Selected Bank Merger Transactions. Stifel analyzed certain information related to two groups of recent transactions in the banking industry. The first group consisted of 22 U.S. bank holding company, bank, thrift holding company and thrift acquisitions announced between June 30, 2010 and June 22, 2012 which involved targets headquartered in the Southeast with deal values between $10 million and $100 million (“Regional” transaction group), excluding mergers of equals and terminated transactions. The second group consisted of 31 U.S. bank holding company, bank, thrift holding company and thrift acquisitions announced between June 30, 2010 and June 22, 2012 with announced transaction values between $10 million and $100 million and where the target had nonperforming assets to total assets greater than 5.0% at announcement (“Asset Quality” transaction group), excluding mergers of equals and terminated transactions. Stifel then applied the resulting range of multiples and ratios for the comparable transaction groups specified above to the appropriate financial results of Southern Community. This analysis resulted in a range of imputed values for Southern Community common stock of between $0.87 and $3.23 based upon the information for the Regional group of transactions and $1.05 and $3.72 based upon the information for the Asset Quality group of transactions. Stifel calculated the following ratios with respect to the merger and the selected transactions:

	Implied Share Price
Ratios	25th Percentile	Median	75th Percentile
Regional Group
Price Per Share/Tangible Book Value Per Share	$2.03	$2.62	$3.23
Premium over Tangible Book Value/Core Deposits(1)	$0.87	$1.82	$3.03
Asset Quality Group
Price Per Share/Tangible Book Value Per Share	$1.83	$2.64	$3.52
Premium over Tangible Book Value/Core Deposits(1)	$1.05	$2.30	$3.72

(1)	Core deposits defined as total deposits less certificates of deposit with balances greater than $100,000.

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Discounted Dividend Analysis. Using a discounted dividend analysis, Stifel estimated the net present value of the future streams of after-tax cash flow that Southern Community could theoretically produce for dividends to common shareholders, referred to below as dividendable net income. In this analysis, Stifel assumed that Southern Community would perform in accordance with management’s estimates and calculated assumed potential after-tax distributions to common shareholders such that Southern Community’s tangible common equity ratio would reach 7.5% of tangible assets in 2015. Stifel calculated the range of implied values by taking the sum of (1) the assumed dividendable net income stream per share in the year 2015, and (2) the terminal value of Southern Community’s common stock. These cash flows were then discounted to present values at assumed discount rates ranging from 14.0% to 18.0%. In calculating the terminal value of Southern Community’s common stock, Stifel applied multiples ranging from 10.0 times to 14.0 times management’s 2016 forecasted earnings. This discounted dividend analysis indicated an implied equity value reference range of $1.38 to $2.63 per share of Southern Community’s common stock. This analysis does not purport to be indicative of actual future results and does not purport to reflect the prices at which shares of Southern Community’s common stock may trade in the public markets. A discounted dividend analysis was included because it is a widely used valuation methodology, but the results of such methodology are highly dependent upon the numerous assumptions that must be made, including earnings and balance sheet growth rates, dividend payout rates and discount rates.

As described above, Stifel's opinion was among the many factors taken into consideration by the Board in making its determination to approve the merger.

Stifel will receive a fee for acting as financial advisor to Southern Community in connection with the merger, a substantial portion of which is contingent upon the completion of the merger. Stifel received a fee upon the delivery of the March 26, 2012 opinion that was not contingent upon consummation of the merger. Additionally, Stifel received a fee upon the delivery of this opinion that is not contingent upon consummation of the merger. In addition, Southern Community has agreed to indemnify Stifel for certain liabilities arising out of Stifel’s engagement. Stifel has historically provided investment banking services to Southern Community, including acting as financial advisor in 2003 in connection with the acquisition of Community Bank, for which Stifel received customary fees, and has sought to provide investment banking services to CBF, including with respect to CBF’s expected initial public offering. Additionally, Stifel acted as underwriter for two trust preferred securities offerings for Southern Community in 2001 and 2003 for which Stifel received customary fees. Furthermore, Stifel, as well as certain employees of Stifel, are investors in Stieven Financial Investors, LP, which is a shareholder of Southern Community. Stifel Financial Corp., Stifel’s parent entity, holds a participating convertible note in FSI Group LLC, a shareholder of CBF. Other than the foregoing, there are no other material relationships that existed during the two years prior to the date of Stifel’s opinion or that are mutually understood to be contemplated in which any compensation was received or is intended to be received as a result of the relationship between Stifel and any party to the merger. Stifel may seek to provide investment banking services to CBF or its affiliates in the future, for which Stifel would seek customary compensation. In the ordinary course of business, Stifel may trade Southern Community’s or CBF’s securities for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

Stifel’s Compensation and Other Relationships with Southern Community and CBF

Stifel, as part of its investment banking services, is regularly engaged in the independent valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Stifel acted as Southern Community’s financial advisor in connection with the proposed merger and will receive a transaction fee in connection with the merger, a substantial portion of which is contingent upon closing, and a fee associated with the delivery of the fairness opinion, which fee has been paid and is not contingent on closing. In addition, Southern Community has agreed to indemnify Stifel for certain liabilities arising out of Stifel’s engagement. Stifel has historically provided investment banking services to Southern Community, including acting as financial advisor in 2003 in connection with the acquisition of Community Bank and as underwriter for two trust preferred securities offerings for Southern Community in 2001 and 2003. Stifel and certain of its employees are investors in Stieven Financial Investors, LP, which is a shareholder of Southern Community.

Stifel did not act as financial advisor to any of CBF or its subsidiaries in connection with, and has not participated in the negotiations leading to, the merger with Southern Community. Stifel sought unsuccessfully to provide investment banking services to CBF, including with respect to CBF’s planned initial public offering. In addition, Stifel Financial Corp., Stifel’s parent entity, holds a participating convertible note in a shareholder of CBF.

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Other than the engagements and beneficial ownership described in the preceding three paragraphs, no material relationships or mutual understandings with respect to compensation have existed between Stifel and any of Southern Community or CBF or their respective affiliates during the two years prior to March 26, 2012, the date of Stifel’s initial fairness opinion. Stifel may seek to provide investment banking services to CBF or its affiliates in the future. In the ordinary course of business, Stifel may trade CBF’s securities for its own account and for the accounts of its customers and may therefore hold a long or short position in such securities at any time.

Southern Community Unaudited Prospective Financial Information

Southern Community does not, as a matter of course, publicly disclose forecasts as to future performance, earnings or other results due to the unpredictability of the underlying assumptions and estimates. However, in connection with the initial financial analysis conducted by its financial advisor to prepare the initial fairness opinion dated March 26, 2012, Southern Community provided Stifel with certain non-public unaudited prospective financial information based on estimates by Southern Community management. These estimates were based on data available as of the end of February 2012 and were updated with unaudited financial data as of March 31, 2012. Stifel utilized this same financial data in both their March 26, 2012 and June 25, 2012 fairness opinions. These estimates were prepared with respect to prospective financial information in connection with evaluation of the merger and were not prepared with a view toward public disclosure or toward complying with the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial data, published guidelines of the SEC regarding forward-looking statements or in conformity with accounting principles generally accepted in the United States of America (US GAAP).

While the financial forecasts were prepared in good faith, no assurance can be made regarding future events. The estimates and assumptions underlying the financial forecasts involve judgments with respect to, among other things, future economic, competitive and financial market conditions and future business decisions that may not be realized and that are inherently subject to significant business, economic and competitive uncertainties and contingencies. These include, among other things, the inherent uncertainty of the business and economic conditions affecting the banking industry and the risks and uncertainties described under “Risk Factors” in Southern Community’s Annual Report on Form 10-K, as updated by subsequent Quarterly Reports on Form 10-Q, and in the section of this proxy statement titled “Cautionary Note Regarding Forward-Looking Statements,” all of which are difficult to predict and many of which are outside the control of Southern Community and will be beyond the control of the surviving corporation. There can be no assurance that the underlying assumptions will prove to be accurate or that the projected results will be realized, and actual results likely will differ, and may differ materially, from those reflected in the financial forecasts, whether or not the merger is completed. The inclusion in this document of the unaudited prospective financial information below should not be regarded as an indication that Southern Community or its Board of Directors considered, or now considers, these projections and forecasts to be a reliable predictor of future results. The financial forecasts are not fact and should not be relied upon as being necessarily indicative of future results, and readers of this document are cautioned not to place undue reliance on this information. None of the financial forecasts reflects any impact of the merger.

Dixon Hughes Goodman LLP (Southern Community’s independent registered public accounting firm) has not examined, compiled or otherwise performed any procedures with respect to the prospective financial information contained in these financial forecasts and, accordingly, Dixon Hughes Goodman LLP has not expressed any opinion or given any other form of assurance with respect thereto and they assume no responsibility for the prospective financial information.

By including in this document a summary of certain financial forecasts, neither Southern Community nor any of its representatives has made or makes any representation to any person regarding the ultimate performance of Southern Community or the surviving corporation compared to the information contained in the financial forecasts. The financial forecasts summarized in this section have not been updated to reflect any changes since the date they were prepared or the actual results of operation of Southern Community. Other than as required by law, Southern Community does not undertake any obligation to update or otherwise revise the financial forecasts or financial information to reflect circumstances existing since their preparation or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are shown to be in error, or to reflect changes in general economic or industry conditions.

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A summary of the unaudited projected financial information for Southern Community provided to Stifel is as follows:

	At or For Years Ended
	December 31,
	2012	2013
Asset Quality Ratios
Allowance for loan losses (ALL)/Total loans	2.26%	1.83%
Non-performing assets/Total assets	7.64%	7.02%
Net charge-offs/Avg loans	1.36%	0.87%

Operating Ratios
Return on average assets (ROAA)	0.21%	0.57%
Return on average equity (ROE)	3.08%	8.02%
Net interest margin	3.26%	3.36%
Tier 1 leverage capital/assets	9.11%	9.46%

Per Share Data
Diluted EPS	$0.03	$0.33
Tangible book value	$3.32	$3.66

In preparing the foregoing unaudited projected financial information, Southern Community made a number of assumptions regarding, among other things, interest rates, changes in balance sheet components, impacts and levels of nonperforming assets, income tax provisions and recapture of valuation allowance on deferred tax assets and the amount of general and administrative expenses.

Board of Directors of CBF After the Merger

Upon completion of the merger, Dr. William G. Ward, Sr., who is currently the Chairman of the Board of Directors of Southern Community, will be appointed to CBF’s Board of Directors. In addition, upon completion of the merger, Dr. Ward and James G. Chrysson, who is currently Vice-Chairman of the Board of Directors of Southern Community, will be appointed to the Board of Directors of Capital Bank, N.A.. Information about CBF’s compensation policy for directors can be found in the section entitled “Interests of Southern Community’s Directors and Executive Officers in the Merger - Continued Service on Board of Directors.”

Interests of Southern Community’s Directors and Executive Officers in the Merger

In considering the recommendation of the Southern Community Board of Directors that you vote to approve and adopt the merger agreement, you should be aware that some of Southern Community’s executive officers and directors have interests in the merger that are different from, or in addition to, those of Southern Community’s shareholders generally. The members of the Southern Community Board of Directors were aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in recommending to the shareholders that the merger agreement be approved and adopted. For purposes of all of the Southern Community equity awards, agreements and plans described below, the completion of the transactions contemplated by the merger agreement are assumed to constitute a change in control.

Continued Service on Board of Directors

The merger agreement provides that, on or prior to the effective time of the merger, Dr. William G. Ward, Sr., will be appointed a member of the Board of Directors of both CBF and Capital Bank, N.A. and Mr. James G. Chrysson will be appointed a member of the Board of Directors of Capital Bank, N.A. Dr. Ward and Mr. Chrysson will be entitled to receive compensation with respect to their service as non-employee directors on the applicable Board of Directors. The current compensation for non-employee directors of CBF and Capital Bank, N.A. is as follows:

•	each non-employee director of CBF receives an annual cash retainer fee equal to $50,000 and the chair of each committee of the CBF Board of Directors receives an additional $10,000 per year. Non-employee directors of CBF are eligible to receive equity awards, but none have been granted since December 2009; and

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•	each non-employee director of Capital Bank, N.A. receives an annual cash retainer fee equal to $30,000, as long as they attend at least 75% of the board meetings.

Equity Compensation Awards

The merger agreement provides that each option to acquire Southern Community common stock, or Southern Community option, will become fully vested and exercisable no later than ten business days prior to the completion of the merger. Any Southern Community option that has not been exercised will be cancelled at the effective time of the merger, and holders of such Southern Community options will be entitled to receive, for each Southern Community option, an amount in cash equal to the excess, if any, of $3.11 over the per-share exercise price for each Southern Community option, less applicable tax withholding.

Each outstanding restricted share of Southern Community common stock will vest in full and be entitled to receive the merger consideration on the terms provided in the merger agreement. Prior to the effective time of the merger, Southern Community’s Board of Directors will take all necessary actions to ensure that no rights to acquire or receive Southern Community common stock remain outstanding following the merger.

The following table summarizes, with respect to (1) each Southern Community executive officer (whom we refer to herein as the named executive officers) and (2) all directors, as a group, the aggregate, positive difference in value between $3.11 and the per-share exercise prices (which we refer to as the Spread Value) of the unvested stock options to purchase shares of Southern Community common stock held by such directors and executive officers as of June 30, 2012 and the value of the shares of restricted stock for which vesting will be accelerated immediately prior to the effective time.

Shares of
Southern
	Community	Aggregate		Aggregate
	Common Stock	Spread		Value of
	Subject to	Value of	Shares of	Shares of
	Unvested	Unvested	Restricted	Restricted
Name	Options (#)	Options ($)	Stock (#)	Stock ($)
F. Scott Bauer	-	$-	-	$-
Jeff T. Clark	-	$-	-	$-
James Hastings	-	$-	-	$-
James C. Monroe	-	$-	1,000	$3,110
Merle B. Andrews	-	$-	-	$-
Non Employee Directors (9 individuals)	-	$-	-	$-

Executive Officer Agreements

Background

On December 5, 2008, Southern Community sold preferred stock and a warrant to purchase common stock to the Treasury under TARP. As a condition to the purchase of Southern Community’s preferred stock by the Treasury, Southern Community’s executive officers agreed to certain restrictions on their compensation, including limitations on amounts payable under severance arrangements and change in control provisions of employment contracts. In June 2009, the Treasury adopted new rules to implement the requirements of the American Recovery and Reinvestment Act of 2009, which imposed a number of restrictions on executive compensation in addition to those agreed to by the executive officers of Southern Community at the time of the Treasury investment. Under these rules, a payment, or a right to payment, generally will be treated as a payment for services performed or benefits accrued only if the payment would be made regardless of whether the employee departs or the change in control event occurs, or if payment is due upon departure of the employee, regardless of whether the departure is voluntary or involuntary.

Employment Agreements. Each of Southern Community’s executive officers previously entered into employment agreements with Southern Community or one of its subsidiaries and each of these employment agreements provide for benefits or the enhancement of benefits in connection with a change in control, either solely as a result of a change in control or following a qualifying termination of employment that occurs in connection with a change in control. As noted above, Southern Community became subject to certain executive compensation restrictions under federal law and Treasury regulations because of its participation in TARP in December 2008 and the Treasury’s preferred stock investment in Southern Community is still outstanding. Under these rules, while the Treasury holds an investment in Southern Community preferred stock, Southern Community is prohibited from paying certain officers, including our named executive officers, any compensation other than for accrued benefits or current services, even if there was a contractual obligation of Southern Community to make those payments that existed prior to the TARP investment.

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It is a condition to the completion of the merger that certain amendments to the employment agreements described below are executed as described under “Amendments relating to Compensation Arrangements for Executive Officers in Connection with the Merger” set forth below.

Messrs. Bauer and Clark. On July 25, 2012, the Board terminated the employment of Messrs. Bauer and Clark effective September 22, 2012. Their employment agreements, which will terminate as of such date, contain change in control provisions that provide for a lump sum payment equal to three times the sum of the applicable officer’s base salary for the year of the change in control and the incentive compensation paid in the year prior to the change in control. These terminated employment agreements also provided that, if any payments to Mr. Bauer or Mr. Clark would have caused the imposition of excise taxes under Section 280G and Section 4999 of the Internal Revenue Code of 1986, as amended (the Code), Southern Community or Southern Community Bank and Trust would have been required to reimburse the officer an amount necessary to compensate the officer for any applicable excise tax payments, net of all income, payroll, and excise taxes. As noted above, due to the restrictions relating to Southern Community’s participation in TARP, none of these severance or change in control payments can be made or benefits provided while the Treasury holds an investment in Southern Community, which was the case as of July 25, 2012 and will continue to be the case through September 22, 2012. As a condition to the closing of the merger, both the amounts and the terms of potential change in control payments under the employment agreements with Messrs. Bauer and Clark were required to be amended in the manner described below. We anticipate that the terminations of both Messrs. Bauer and Clark will have become effective prior to the closing of the merger. As a result, amendments to their employment agreements will not be required as a condition to closing of the merger.

Mr. Hastings, Ms. Andrews and Mr. Monroe. The employment agreements with Mr. Hastings, Ms. Andrews and Mr. Monroe have been amended as required by the conditions to the closing of the merger. The terms of the amended employment agreements with each of Mr. Hastings, Ms. Andrews and Mr. Monroe are set forth below.

In summary, as previously disclosed in Southern Community’s Form 10-K/A, Amendment No. 1 for the year ended December 31, 2011, the following would have been the estimated cost to the Company in the event of a change in control as of January 1, 2012 pursuant to the employment agreements and Salary Continuation Agreements and assuming that the Treasury’s investment in Southern Community was repaid in full prior to any termination of employment, the Company was no longer under regulatory restrictions and not taking into account the amendments contemplated by the merger agreement. On behalf of Messrs. Bauer and Clark, the estimated cost to the Company would have been approximately $2,622,297 and $1,366,220, respectively. We anticipate that the terminations of both Messrs. Bauer and Mr. Clark will have become effective prior to the closing of the merger. Assuming additionally that one of the “termination events” (as defined in the employment agreements) occurred following the change- in-control, the estimated cost to the Company on behalf of Messers. Hastings and Monroe and Ms. Andrews would have been approximately $706,626, $587,771 and $798,402, respectively (not taking into account the amendments that have been executed in contemplation of the merger). The amounts set forth in the required table under the heading “Golden Parachute Compensation for Southern Community’s Named Executive Officers” takes into account the impact of Messrs. Bauer and Clark’s termination of employment with Southern Community and the amendments to the employment agreements and salary continuation agreements for Messrs. Hastings and Monroe and Ms. Andrews.

Nonqualified Deferred Compensation Plans

Salary Continuation Agreements. Each of the named executive officers is a party to a Salary Continuation Agreement. The benefits under the Salary Continuation Agreements are unfunded, although Southern Community or a subsidiary has purchased, and is the primary beneficiary of, life insurance policies on certain officers which are intended to offset the cost of these retirement benefits. Upon attainment of normal retirement age, the Salary Continuation Agreements provide each of the named executive officers with an annual retirement benefit for the life of each officer based on the accrued balances frozen at December 31, 2011. Pursuant to the current terms of the Salary Continuation Agreements (prior to the amendments described below), if a change in control occurs while the executive is employed by Southern Community Bank and Trust, then Southern Community Bank and Trust would be required to pay a retirement benefit under the Salary Continuation Agreement in one lump sum within 10 days following a change in control of the Company. The retirement benefit actually paid to the officers other than Messrs. Bauer and Clark following the consummation of this merger will be determined taking into account the amendments to the Salary Continuation Agreements described below.

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Supplemental 401(k) Plan. The Bank maintains a supplemental non-qualified 401(k) plan (the Supplemental Plan) for highly compensated employees, including the named executive officers. The Supplemental Plan does not provide for any enhancement upon a change in control and all amounts under the Supplemental Plan are fully vested as of June 30, 2012.

Amendments relating to Compensation Arrangements for Executive Officers in Connection with the Merger

The merger agreement provides that, as a condition to closing the merger, each of the named executive officers are required to amend his or her employment agreement and Salary Continuation Agreement in the manner prescribed on a schedule to the merger agreement. The description of the provisions of the amendments to the employment agreements and Salary Continuation Agreements for each of the named executive officers as reflected below are based on the amounts agreed to by Southern Community in connection with entering into the merger agreement. The amendments for each of the named executive officers other than Messrs. Bauer and Clark have been completed and executed. The completion and execution of such amendments is a condition to the closing of this transaction. (See “Conditions to Complete the Merger – The Merger Agreement.”)

Amendments to Employment Agreements. As a condition to the closing of the transaction, the merger agreement requires that the employment agreements with each of the named executive officers will be amended to provide for an agreed-upon severance-and-retention payment following the closing of the transaction, to eliminate certain other termination benefits and rights to resign with “good reason”, to require the execution of a waiver and release in order to receive payments, to extend restrictive covenants to the post-change in control period, to restrict payments if prohibited by a governmental or regulatory authority and to confirm that each named executive officer has no rights to severance or change in control payments under any other arrangement.

On July 25, 2012, the Board terminated the employment of Messrs. Bauer and Clark effective September 22, 2012. The amended agreements presented to Messrs. Bauer and Clark for execution provided for them to, as required as a condition to the closing of the merger, be eligible for severance/retention payments equal to $700,000 and $400,000, respectively, with one-half of such payments to be paid, subject to execution and nonrevocation of a waiver and release, in a lump sum following the closing date of the merger and the remaining portion of the severance-and-retention payment to be paid, subject to the execution and nonrevocation of an updated release and waiver, six months after the closing date of the merger, subject to continued employment through such payment date. We anticipate that the terminations of both Messrs. Bauer and Mr. Clark will have become effective prior to the closing the merger, and that therefore these amounts will not be payable.

The amended agreements executed by Messrs. Hastings and Monroe and Ms. Andrews provide for them to, as required as a condition to the closing of the merger, be eligible to receive severance/retention awards equal to up to $250,000, $200,000 and $200,000, respectively. The severance/retention payments to each of Messrs. Hastings and Monroe and Ms. Andrews are expected be paid, subject to the execution and nonrevocation of a waiver and release, upon the named executive officer’s termination of employment, provided that, if the named executive officer resigns for no reason or is terminated for cause prior to the earlier of (i) the 60th day following the conversion date and (ii) the six month anniversary of the consummation of the merger, he or she is only entitled to 50% of the severance/retention payment.

Amendments to Salary Continuation Agreements. As a condition to the closing of the merger, the Salary Continuation Agreements with the named executive officers are required to be amended to provide for an agreed-upon payment upon a change in control, with such payment to be made, subject to the execution and nonrevocation of a waiver and release, in one lump sum 10 days following the completion of the merger. Messrs. Hastings and Monroe and Ms. Andrews have executed amendments to their Salary Continuation Agreements that provide for payments, which are equal to their frozen accrued balances of $65,211, $149,709 and $290,203, respectively. Messrs. Bauer and Clark did not execute amendments to their Salary Continuation Agreements but their frozen accrued balances are $774,405 and $180,990 and these frozen accrued balances are expected to be paid in accordance with the terms of the Salary Continuation Agreements.

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Golden Parachute Compensation for Southern Community’s Named Executive Officers

The following table sets forth the proposed amount of payments and benefits that each named executive officer of Southern Community would receive in connection with the merger, assuming the closing of the merger occurred on July 1, 2012 and that the terminations of Messrs. Bauer and Clark had taken effect prior to that date, the amendments to the named executive officer compensation related agreements, as required as a condition to the merger agreement, were effective and the employment of the applicable named executive officer was terminated on such date by the surviving corporation of the merger for any reason other than cause, death, disability or retirement or by the named executive officer for good reason. The payments and benefits are subject to an advisory (nonbinding) vote of Southern Community’s shareholders, as described under Proposal 2 - Advisory Vote Regarding Certain Executive Compensation.

Golden Parachute Compensation

			Pension/	Prerequisites/	Tax
	Cash	Equity	NQDC	Benefits	Reimbursement	Total
Name	($)	($)	($)	($)	($)	($)
(a)	(b)(1)	(c)(2)	(d)(3)	(e)	(f)	(g)
F. Scott Bauer	$-	$-	$774,405	$-	$-	$774,405
Jeff T. Clark	$-	$-	$180,990	$-	$-	$180,990
James Hastings	$250,000	$-	$65,211	$-	$-	$315,211
James C. Monroe, Jr.	$200,000	$3,110	$149,709	$-	$-	$352,819
Merle B. Andrews	$200,000	$-	$290,203	$-	$-	$490,203

(1)	With respect to Messrs. Hastings and Monroe and Ms. Andrews, the amounts disclosed in this column are based on the amounts noted in the merger agreement. The amendments with each of the named executive officers have been completed as required as a condition to closing the transaction. One-half of the payments to each named executive officer in this column is subject to forfeiture and is therefore double trigger. The remaining portion will be modified double trigger

(2)	Based on a price of $3.11 per-share for shares of Southern Community common stock.

(3)	The payments in this column are single-trigger for each of the named executive officers (the amounts under the salary continuation agreement vest and are paid upon the completion of the merger and no other action other than, for Messrs. Hastings and Monroe and Ms. Andrews, the execution and nonrevocation of a release is required) and do not require the named executive officer to terminate employment in order to receive the benefit.

In addition, Mr. Hastings and Ms. Andrews are each subject to (i) a covenant not to solicit employees for a one-year period immediately following the termination of his or her employment and (ii) a covenant not to solicit customers for a two-year period immediately following the termination of his or her employment.

No Compensation Payable to CBF Executive Officers

None of CBF’s executive officers are entitled to receive compensation that is based on or otherwise related to the merger.

Indemnification of Directors and Officers; Directors’ and Officers’ Insurance

The merger agreement provides that after the completion of the merger, CBF will cause the surviving corporation in the merger to observe all rights to indemnification under Southern Community’s governing documents or indemnification contracts or undertakings in favor of present and former directors and officers of Southern Community. The merger agreement requires CBF to maintain for a period of six years after completion of the merger Southern Community’s existing directors’ and officers’ liability insurance and civil money penalty insurance policies, with respect to claims arising from facts or events that occurred prior to the completion of the merger (including transactions contemplated by the merger agreement), and covering current and former directors and officers of Southern Community. CBF is not required, however, to incur annual premium payments greater than 200% of Southern Community’s current annual directors’ and officers’ liability insurance premium. In lieu of the insurance described in the preceding sentence, prior to the completion of the merger, CBF may obtain a six-year “tail” prepaid policy providing coverage no less favorable than the Company’s existing policies.

Public Trading Markets

Southern Community common stock is quoted for trading on the NASDAQ Global Market under the symbol “SCMF.” There is currently no public market for CBF common stock. Upon completion of the merger, Southern Community common stock will no longer be quoted on the NASDAQ Global market.

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Effects on Southern Community if the Merger is Not Completed

If the merger is not consummated for any reason, our shareholders will not receive the merger consideration, we will remain subject to the Written Agreement and Southern Community Bank and Trust will remain subject to the Consent Order. Our current management, under the direction of our Board of Directors, would continue to manage us as a stand-alone, independent business, and the value of shares of our common stock would continue to be subject to the risks and uncertainties identified in the Annual Report on Form 10-K for the year ended December 31, 2011 included as Appendix D to this proxy statement and any updates to those risks and uncertainties set forth in the subsequent current and quarterly reports and press releases we file with the SEC. See also “Where You Can Find More Information.”

Appraisal Rights

Holders of Southern Community common stock will have appraisal rights in connection with the merger, and therefore may elect to be paid in cash for such shareholder’s shares in accordance with the procedures set forth in Article 13 of the North Carolina Business Corporation Act (which we refer to as the NCBCA). The following is a summary of the material terms of the statutory procedures to be followed by holders of Southern Community common stock in order to dissent from the merger and perfect appraisal rights under the NCBCA. In the following discussion, references to “Southern Community” with respect to actions taken or to be taken at any time following the effectiveness of the merger will mean CBF as the parent of the surviving corporation of the merger.

The following is a discussion of the material provisions, but not a complete description, of the law relating to appraisal rights available under North Carolina law and is qualified in its entirety by the full text of Article 13 of the NCBCA, which is reprinted in its entirety as Appendix C to this document. Southern Community’s annual report on Form 10K, including financial statements and Southern Community’s latest available quarterly financial statements are attached as Appendix D to this document. If you wish to exercise appraisal rights, you should review carefully the following discussion and Appendices C and D. Southern Community urges you to consult a lawyer before electing or attempting to exercise these rights.

If the merger is completed, and you are a holder of Southern Community common stock who did not vote your shares of Southern Community common stock in favor of the merger and who fully complies with Article 13 of the NCBCA, you will be entitled to demand and receive payment in cash of an amount equal to the fair value of your shares of Southern Community common stock. The amount you would receive in connection with the exercise of statutory appraisal rights would be the fair value of your common stock immediately before the merger completion date, excluding any appreciation or depreciation in anticipation of the merger unless exclusion would be inequitable, using customary and current valuation concepts and techniques generally employed for similar businesses in the context of the transaction requiring appraisal, and without discounting for lack of marketability or minority status.

Under Article 13 of the NCBCA, all holders of Southern Community common stock entitled to appraisal rights in the merger must be notified in the meeting notice relating to the merger that shareholders are entitled to assert appraisal rights. This document constitutes that notice.

If you are a holder of Southern Community common stock and desire to dissent and receive cash payment for the fair value of your Southern Community common stock, you must:

•	Deliver to Southern Community, prior to the shareholder vote on the merger proposal, a written notice of your intent to demand payment if the merger is completed.

•	Not vote, or cause to permit to be voted, any of your Southern Community shares in favor of the approval of the plan of merger contained in the merger agreement and the merger.

If you do not satisfy both of those conditions and the merger is consummated, you will not be entitled to payment for your shares under the provisions of Article 13 of the NCBCA.

Except as described in the following sentence, the notice of intent to demand payment for your shares of Southern Community common stock must be executed by the holder of record of shares of Southern Community common stock as to which appraisal rights are to be exercised. A beneficial owner who is not the holder of record may assert appraisal rights only if the beneficial owner does both of the following: (i) submits to Southern Community the record holder’s written consent to the assertion of rights no fewer than 40 nor more than 60 days after the date the appraisal notice and form described below are sent, and (ii) submits the written consent with respect to all common stock they beneficially own. A record owner, such as a broker or bank, who holds shares of Southern Community common stock as a nominee for others, may exercise appraisal rights as to fewer than all the shares registered in the record shareholder’s name but owned by a beneficial shareholder only if the record shareholder (i) objects with respect to all common stock owned by the beneficial shareholder, and (ii) notifies the corporation in writing of the name and address of each beneficial shareholder on whose behalf appraisal rights are being asserted.

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If the merger proposal becomes effective, Southern Community will deliver to all holders of Southern Community common stock who have satisfied the requirements described above a written appraisal notice and form described below. The appraisal notice must be sent no earlier than the date the merger proposal becomes effective and no later than ten days after that date, and it must include the following:

•	A form (i) specifying the first date of any announcement to shareholders, made prior to the date the merger became effective, of the principal terms of the proposed merger, or if such an announcement was made, the form shall require a shareholder asserting appraisal rights to certify whether beneficial ownership of those shares for which appraisal rights are asserted was acquired before that date, and (ii) requiring a shareholder asserting appraisal rights to certify that the common stock holder did not vote for or consent to the merger.

•	Disclosure of where the form must be sent and where certificates for certificated shares must be deposited, as well as the date by which those certificates must be deposited. The certificate deposit date must not be earlier than the date for receiving the appraisal form described in the next sentence.

•	Disclosure of the date by which Southern Community must receive the payment demand, which date may not be fewer than 40 nor more than 60 days after the date the appraisal notice and form are sent. The form shall also state that the shareholder shall have waived the right to demand appraisal with respect to the shares unless the form is received by Southern Community by the specified date.

•	Disclosure of Southern Community’s estimate of the fair value of the shares.

•	Disclosure that, if requested in writing, Southern Community will provide to the shareholder so requesting, within 10 days after the date the appraisal notice and form are sent, the number of shareholders who return the forms by the specified date and the total number of shares owned by them.

•	Disclosure of the date by which the notice to withdraw from the appraisal process must be received, which date must be within 20 days after the date the appraisal form must be received by Southern Community.

•	A copy of Article 13 of the NCBCA.

A holder of Southern Community common stock who receives an appraisal notice must demand payment and deposit the shareholder’s Southern Community common stock certificates in accordance with the terms of the appraisal notice. A holder of Southern Community common stock who demands payment and deposits common stock certificates loses all rights as a shareholder, unless the shareholder withdraws from the appraisal process. A holder of Southern Community common stock who does not sign and return the form and, in the case of certificated shares, deposit that shareholder’s share certificates where required, each by the date set forth in the appraisal notice, will not be entitled to payment under Article 13 of the NCBCA.

Except in the case of After-Acquired Shares (as defined below), within 30 days after the appraisal form is due, Southern Community will pay in cash to the shareholders who complied with the statutory requirements the amount that Southern Community estimates to be the fair value of its common stock, plus interest. Southern Community’s payment to each shareholder will be accompanied by the following:

•	Southern Community’s annual financial statements. The date of the financial statements will not be more than 16 months before the date of payment and will comply with the NCBCA. If annual financial statements that meet these requirements are not reasonably available, Southern Community will provide reasonably equivalent financial information.

•	Southern Community’s latest available quarterly financial statements, if any.

•	A statement of Southern Community’s estimate of the fair value of the shares. The estimate must equal or exceed Southern Community’s estimate provided in its appraisal notice and form.

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•	A statement that if you have perfected your appraisal rights, you have the right to demand further payment under Section 55-13-28 of the NCBCA and that if you do not do so within the time period specified therein, then you shall be deemed to have accepted such payment in full satisfaction of Southern Community’s obligations under Article 13 of the NCBCA.

Southern Community may elect to withhold payment from you if you were required to, but did not certify, that beneficial ownership of all of your shares for which appraisal rights are asserted were acquired before the date the principal terms of the proposed corporate action were first announced to shareholders (which we refer to as After-Acquired Shares). If Southern Community elects to withhold payment under these circumstances, within 30 days after the appraisal form is due, Southern Community will notify you of the following:

•	Southern Community’s financial statements must accompany Southern Community’s payment listed above.

•	Southern Community’s estimate of fair value of your shares.

•	That you may accept Southern Community’s estimate of fair value, plus interest, in full satisfaction of your demands or may demand appraisal.

•	That, if you wish to accept Southern Community’s offer, you must notify Southern Community of your acceptance of the offer within 30 days after receiving the offer.

•	That if you do not satisfy the requirements for demanding appraisal under Article 13 of the NCBCA, you shall be deemed to have accepted Southern Community’s offer.

If you accept Southern Community’s estimate of fair value, plus interest, in full satisfaction of your demands, then Southern Community must pay in cash the amount it offered within 10 days after receiving your acceptance. If you neither accept Southern Community’s estimate of fair value nor demand appraisal, Southern Community will pay in cash its estimate of fair value to you within 40 days after sending its notice to you regarding your After-Acquired Shares as described above. If Southern Community pays you its estimation of the fair value of its common stock, and you are dissatisfied with the amount of payment, you must notify Southern Community in writing of your own estimate of the fair value of your stock, and demand payment of that estimate, plus interest (less any payment made by Southern Community as a result of Southern Community’s estimation of the fair value of its shares).

If you are offered payment by Southern Community for your After-Acquired Shares and are dissatisfied with that offer, you must reject the offer and demand payment of your stated estimate of the fair value of the shares, plus interest.

You waive the right to demand payment, and will only be entitled to the payment of fair value offered by Southern Community if you fail to notify Southern Community in writing of your demand to be paid your stated estimate of the fair value within 30 days after receiving Southern Community’s payment or offer of payment.

If, within 60 days of Southern Community receiving a shareholder’s demand for payment, the payment amount has not been settled, Southern Community will commence a proceeding by filing a complaint with the Superior Court Division of the North Carolina General Court of Justice requesting that the fair value of the shareholder’s Southern Community common stock and the accrued interest be determined. You will not have a right to a trial by jury. The court will have discretion to make all holders of Southern Community common stock whose demands remain unsettled parties to the proceeding.

If Southern Community does not commence the proceeding within the 60-day period, Southern Community will pay you in cash the amount you demanded, plus interest.

The court in an appraisal proceeding also may assess the expenses for the respective parties, in the amounts the court finds equitable, as follows:

•	against Southern Community if the court finds that Southern Community did not substantially comply with the procedures for the exercise of appraisal rights prescribed by Article 13 of the NCBCA; or

•	against Southern Community or the shareholders demanding appraisal, if the court finds that the party against whom the expenses are assessed acted arbitrarily, vexatiously or not in good faith.

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If the court in an appraisal proceeding finds that the expenses of any shareholder were of substantial benefit to other shareholders and that these expenses should not be assessed against Southern Community, the court may direct that the expenses be paid out of the amounts awarded the shareholders who were benefited. In the event Southern Community fails to make a required payment under Article 13 of the NCBCA, the shareholder may sue directly for the amount owed and, to the extent successful, will be entitled to recover from Southern Community all expenses of the suit.

In view of the complexity of these provisions and the requirement that they be strictly complied with, if you hold Southern Community common stock and are considering exercising your appraisal rights under the NCBCA, you should consult a lawyer promptly.

The NCBCA provides that the exercise of appraisal rights will generally be the exclusive method for a holder of Southern Community common stock to challenge the merger in the absence of a showing that the merger was either (1) unauthorized under the NCBCA, Southern Community’s articles of incorporation or bylaws, or the board resolution authorizing the merger, (2) procured as a result of fraud, a material misrepresentation, or an omission of a material fact necessary to make statements made, in light of the circumstances in which they were made, not misleading or (3) constitutes an interested transaction unless authorized under the NCBCA. All written communications from shareholders with respect to the exercise of appraisal rights should be mailed to:

Investor Relations

Southern Community Financial Corporation

4605 Country Club Road

Winston-Salem, NC 27104

Southern Community recommends that such communications be sent by registered or certified mail, return receipt requested.

Not voting in favor of the merger proposal is not sufficient to perfect your appraisal rights and receive the fair value of your Southern Community common stock, plus interest. You must also comply with all other conditions set forth in Article 13 of the NCBCA, including the conditions relating to the separate written notice of intent to demand payment, the separate written demand for payment of the fair value of your shares of Southern Community common stock, the deposit of your Southern Community common stock certificates, and the separate notification and demand for payment in excess of an initial payment made by Southern Community.

The summary set forth above does not purport to be a complete statement of the provisions of the NCBCA relating to the rights of dissenting shareholders and is qualified in its entirety by reference to the applicable sections of the NCBCA, which are included as Appendix C to this document.

Regulatory Approvals Required for the Merger

CBF and Southern Community have agreed to use their reasonable best efforts to obtain all regulatory approvals required to complete the transactions contemplated by the merger agreement. These approvals include approval from the Federal Reserve Board. Although it is not a condition to the merger, approval from the OCC will be required in order for Southern Community Bank and Trust to merge into Capital Bank immediately following the closing of the merger, as CBF and Southern Community currently expect. CBF and Southern Community have filed, or are in the process of filing, applications and notifications to obtain the required regulatory approvals. As discussed below, the OCC has approved the merger of Southern Community Bank and Trust into Capital Bank, subject to a commitment by CBF to inject additional capital into Capital Bank.

Federal Reserve Board

The merger of Southern Community with CBF must be approved by the Federal Reserve Board under Section 3 of the BHC Act. In considering the approval of a transaction such as the merger, the BHC Act requires the Federal Reserve Board to review, with respect to the bank holding companies and the banks concerned: (1) the competitive impact of the transaction, (2) the financial condition and future prospects, including capital positions and managerial resources, (3) the convenience and needs of the communities to be served and the record of the insured depository institution subsidiaries of the bank holding companies under the Community Reinvestment Act, (4) the effectiveness of the companies and the depository institutions concerned in combating money-laundering activities and (5) the extent to which the proposal would result in greater or more concentrated risks to the stability of the United States banking or financial system. In connection with its review, the Federal Reserve Board provides an opportunity for public comment on the application and is authorized to hold a public meeting or other proceeding if they determine that would be appropriate. CBF and Southern Community filed an application with the Federal Reserve Board on April 18, 2012 and the comment period has ended.

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Office of the Comptroller of the Currency

CBF and Southern Community expect that immediately following the closing of the merger, Southern Community’s banking subsidiary, Southern Community Bank and Trust, will merge with and into Capital Bank, with Capital Bank as the surviving entity. The merger of Southern Community Bank and Capital Bank and Trust and Capital Bank is not part of the merger agreement on which Southern Community shareholders will vote and it is not a condition to the closing of the merger of CBF and Southern Community. The merger of Capital Bank and Southern Community Bank and Trust must be approved by the OCC under the Bank Merger Act. An application for approval of the bank merger has been filed with the OCC, and a 30-day comment and review period by the OCC has already elapsed. In evaluating an application filed under the Bank Merger Act, the OCC generally considers: (1) the competitive impact of the transaction, (2) financial and managerial resources of the banks party to the bank merger, (3) the convenience and needs of the community to be served and the record of the banks under the Community Reinvestment Act, (4) the banks’ effectiveness in combating money-laundering activities and (5) the extent to which the bank merger or mergers would result in greater or more concentrated risks to the stability of the United States banking or financial system. In connection with its review, the OCC provides an opportunity for public comment on the application for the bank mergers, and is authorized to hold a public meeting or other proceeding if they determine that would be appropriate. On June 1, 2012, the OCC granted approval to merge the two banks, subject to a commitment by CBF to inject additional capital into Capital Bank. If the merger is not consummated within one year from the approval date, the approval automatically terminates, unless the OCC grants an extension of the time period. The OCC may modify, suspend or rescind its approval if a material change in the information on which it relied occurs prior to closing.

Additional Regulatory Approvals and Notices

Notifications and/or applications requesting approval may be submitted to various other federal and state regulatory authorities and self-regulatory organizations. Southern Community and CBF believe that the merger does not raise substantial antitrust or other significant regulatory concerns and that we will be able to obtain all requisite regulatory approvals on a timely basis without the imposition of any condition that would have a material adverse effect on Southern Community or CBF. Nevertheless, neither Southern Community nor CBF can assure you that all of the regulatory approvals described above will be obtained and, if obtained, we cannot assure you as to the timing of any such approvals, our ability to obtain the approvals on satisfactory terms or the absence of any litigation challenging such approvals. The parties’ obligation to complete the merger is conditioned upon the receipt of all required regulatory approvals. Southern Community and CBF will use their respective reasonable best efforts to resolve any objections that may be asserted by any regulatory authority with respect to the merger agreement or the merger or the other transactions contemplated by the merger agreement.

Accounting Treatment

The merger will be accounted for as an acquisition by CBF using the acquisition method of accounting. Accordingly, the assets (including identifiable intangible assets) and liabilities (including executory contracts and other commitments) of Southern Community as of the effective time of the merger will be recorded at their respective fair values and added to those of CBF. Any excess of purchase price over the fair values is recorded as goodwill.

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THE MERGER AGREEMENT

The following describes the material provisions of the merger agreement. The following description of the merger agreement is subject, and qualified in its entirety by reference, to merger agreement, which is attached to this document as Appendix A and is incorporated by reference into this document. We urge you to read the merger agreement carefully and in its entirety, as it is the legal document governing the merger.

Structure of the Merger

The merger agreement provides for the merger of Southern Community with Winston 23, a wholly owned subsidiary of CBF formed to effect the merger. Southern Community will be the surviving entity in the merger. As a result of the merger, Southern Community will become a wholly-owned subsidiary of CBF. Southern Community Bank and Trust will merge with and into Capital Bank, with Capital Bank as the surviving bank.

Merger Consideration

Cash

Each share of Southern Community common stock issued and outstanding immediately prior to the completion of the merger, except for shares for which appraisal rights are properly exercised and except for shares of Southern Community common stock held by CBF, Winston 23 or Southern Community, will receive $3.11 in cash without interest, less any applicable withholding taxes.

Contingent Value Rights

In addition to the cash merger consideration described above, each share of Southern Community common stock issued and outstanding immediately prior to the merger will receive a CVR entitling the holder to up to $1.30 in cash, payable five years after the effective time of the merger based on the credit performance of Southern Community’s loans and REO existing as of the effective time of the merger (which we also refer to as Southern Community’s legacy loan and REO portfolio). The cash payment will be equal, on a per CVR basis, to 75% of the excess, if any, of (i) $87 million over (ii) net charge-offs and net realized losses on Southern Community’s legacy loan and REO portfolio during the five-year period beginning at the effective time of the merger, with a maximum payment of $1.30 per CVR.

The CVRs will not be equity or voting securities of CBF, will not have any dividend rights and will not represent equity or ownership interests in CBF. They will not confer any rights of a shareholder, either at law or in equity. The CVRs will be unsecured obligations of CBF, and interest will not accrue on amounts payable on them. Subject to limited exceptions, CVR holders will not be able to be sell, pledge, assign, transfer or otherwise dispose of their CVRs, in whole or in part. The CVRs will not be listed on a securities exchange.

For additional information about the CVRs, see the section of this proxy statement titled “The CVRs.” The full text of the term sheet defining the material terms of the CVRs is attached as Exhibit A to the merger agreement, a copy of which is attached as Appendix A to this proxy statement.

Repurchase or Redemption of TARP Securities

If the United States Department of the Treasury and CBF agree on the terms of a redemption or repurchase of Southern Community’s Series A Preferred Perpetual Stock issued to the Treasury and related warrant (which we refer to as the TARP securities) at a discount, you will receive a cash payment equal to 50% of any repurchase discount (on a per-share basis), calculated as the difference, if any, between (a) the purchase price agreed between CBF and the Treasury with respect to CBF’s purchase of the TARP securities and (b) the stated repurchase price of the TARP securities. We refer to this amount as the per-share TARP discount amount. CBF is under no obligation to repurchase or redeem the TARP securities from the Treasury, and may elect not to do so.

Surviving Corporation, Governing Documents and Directors

At the effective time of the merger, the certificate of incorporation of Southern Community in effect immediately prior to the effective time will be the certificate of incorporation of the surviving corporation after completion of the merger until thereafter amended in accordance with applicable law. The bylaws of Winston 23 immediately prior to the effective time will be the bylaws of the surviving corporation after completion of the merger until thereafter amended in accordance with their terms and applicable law. At the effective time of the merger, the officers of Southern Community immediately prior to the effective time will be the officers of the surviving corporation until their respective successors are duly elected and qualified, or their earlier death, resignation or removal. The directors of Winston 23 immediately prior to the effective time will be the directors of the surviving corporation until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

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Upon completion of the merger, Dr. William G. Ward, Sr., currently the Chairman of Southern Community’s Board of Directors, will be appointed to CBF’s Board of Directors. In addition, upon completion of the merger, Dr. Ward and James G. Chrysson, who is currently Vice-Chairman of Southern Community’s Board of Directors, will be appointed to the Board of Directors of Capital Bank, N.A.

Treatment of Southern Community Stock Options and Other Equity-Based Awards

Southern Community Options

The directors, executive officers and other employees of Southern Community held options to purchase an aggregate of 485,950 shares of common stock as of June 30, 2012. Of this total, only options to purchase 2,400 shares of common stock have exercise prices per-share less than $3.11. Each Southern Community option will become fully vested and exercisable no later than the election deadline with respect to the merger consideration. Any Southern Community option that has not been exercised prior to the effective time of the merger will be cancelled at the effective time of the merger, and holders of such Southern Community options will be entitled to receive, for each Southern Community option, an amount in cash equal to the excess, if any, of $3.11 over the per-share exercise price for each Southern Community option, less applicable tax withholding.

Southern Community Restricted Shares

Each outstanding restricted share of Southern Community common stock will vest in full and be entitled to receive the merger consideration on the terms and provided in the merger agreement. Prior to the effective time of the merger, Southern Community’s Board will take all necessary actions to ensure that no rights to acquire or receive Southern Community common stock remain outstanding following the merger.

For further information on the treatment of the Southern Community equity or equity-based awards, see “The Merger—Interests of Southern Community’s Directors and Executive Officers in the Merger.”

Redemption of Preferred Stock and Related Warrant Held by the United States Department of the Treasury

Southern Community has agreed to use its reasonable best efforts to cause or facilitate the repurchase or redemption by CBF (or one of its subsidiaries) concurrently with or immediately after the completion of the merger of all (or such portion as CBF may designate) of the issued and outstanding shares of Southern Community Series A Preferred Stock and the related Treasury warrant issued in connection with the Treasury’s Capital Purchase Program (we refer to this repurchase or redemption as the TARP redemption), at CBF’s request. CBF is under no obligation to repurchase or redeem the TARP securities from the Treasury, and may elect not to do so.

Closing and Effective Time of the Merger

The merger will be completed only if all conditions to the merger discussed in this proxy statement and set forth in the merger agreement are either satisfied or waived. See “—Conditions to Complete the Merger.”

The merger will become effective when the articles of merger are filed with the North Carolina Secretary of State. The completion of the merger will occur at 10 a.m., New York City time, on a date no later than five business days after the satisfaction or waiver of the last of the conditions specified in the merger agreement, or such other date as mutually agreed to by the parties. It currently is anticipated that the completion of the merger will occur by the end of September 2012 subject to the receipt of regulatory approvals and other customary closing conditions, but neither Southern Community nor CBF can guarantee when or if the merger will be completed.

Conversion of Shares; Exchange of Certificates

The conversion of Southern Community common stock into the right to receive merger consideration will occur automatically at the effective time of the merger. As soon as reasonably practicable after completion of the merger, the exchange agent will exchange certificates or book-entry shares representing or evidencing shares of Southern Community common stock for the merger consideration to be received pursuant to the terms of the merger agreement. The exchange agent will be appointed prior to closing.

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Letter of Transmittal

As soon as reasonably practicable after the completion of the merger, the exchange agent will mail a letter of transmittal to each record holder of Southern Community common stock certificates at the effective time of the merger. This mailing will contain instructions on how to surrender Southern Community common stock certificates in exchange for the merger consideration the holder is entitled to receive under the merger agreement.

If a certificate for Southern Community common stock has been lost, stolen or destroyed, the exchange agent will issue the merger consideration deliverable under the merger agreement upon receipt of (1) an affidavit of that fact by the claimant and (2) such bond as CBF may determine is reasonably necessary as indemnity against any claim that may be made against CBF with respect to the certificate. After completion of the merger, there will be no further transfers of Southern Community common stock on the stock transfer books of Southern Community, except as required to settle trades executed prior to the completion of the merger.

Withholding

CBF and the exchange agent will be entitled to deduct and withhold from the consideration otherwise payable to any Southern Community shareholder the amounts CBF or the exchange agent, as the case may be, is required to deduct and withhold under any applicable federal, state, local or foreign tax law. If CBF or the exchange agent withholds any amounts, these amounts will be treated for all purposes of the merger as having been paid to the shareholders from whom they were withheld.

Representations and Warranties

The representations, warranties and covenants described below and included in the merger agreement were made only for purposes of the merger agreement and as of specific dates, are solely for the benefit of CBF and Southern Community, may be subject to limitations, qualifications or exceptions agreed-upon by the parties, including those included in confidential disclosures made for the purposes of, among other things, allocating contractual risk between CBF and Southern Community rather than establishing matters as facts, and may be subject to standards of materiality that differ from those standards relevant to investors. You should not rely on the representations, warranties, covenants or any description thereof as characterizations of the actual state of facts or condition of CBF, Southern Community or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in public disclosures by CBF or Southern Community. The representations and warranties and other provisions of the merger agreement should not be read alone, but instead should be read only in conjunction with the information provided elsewhere in this proxy statement. See “Where You Can Find More Information.”

The merger agreement contains customary representations and warranties of CBF and Southern Community relating to their respective businesses. The representations and warranties in the merger agreement do not survive the effective time of the merger.

The merger agreement contains representations and warranties made by Southern Community to CBF relating to a number of matters, including the following:

•	corporate matters, including due organization and qualification and subsidiaries;

•	capitalization;

•	authority relative to execution and delivery of the merger agreement and the absence of conflicts with, or violations of, organizational documents or other obligations as a result of the merger;

•	required governmental and other regulatory filings and consents in connection with the merger;

•	reports to regulatory authorities;

•	financial statements, internal controls and absence of undisclosed liabilities;

•	the absence of certain changes or events;

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•	legal proceedings;

•	tax matters;

•	employee benefit matters;

•	labor matters;

•	compliance with applicable laws;

•	certain material contracts;

•	agreements with regulatory agencies;

•	inapplicability of the Investment Company Act of 1940, as amended;

•	derivative instruments and transactions;

•	environmental matters;

•	insurance matters;

•	real and personal property;

•	intellectual property matters;

•	loan matters;

•	inapplicability of takeover statutes;

•	knowledge of impediments to receipt of required regulatory approvals;

•	broker’s fees payable in connection with the merger;

•	related party transactions;

•	trust or wealth management customer relationships;

•	the accuracy of information supplied for inclusion in this proxy statement and other similar documents; and

•	the Foreign Corrupt Practices Act of 1977, as amended.

The merger agreement contains representations and warranties made by CBF to Southern Community relating to a number of matters, including the following:

•	corporate matters, including due organization and qualification;

•	authority relative to execution and delivery of the merger agreement and the absence of conflicts with, or violations of, organizational documents or other obligations as a result of the merger;

•	required governmental and other regulatory filings and consents in connection with the merger;

•	ability to pay the cash merger consideration;

•	business of Winston 23;

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•	the accuracy of information supplied for inclusion in this proxy statement and other similar documents; and

•	broker’s fees payable in connection with the merger.

Certain representations and warranties of CBF and Southern Community are qualified as to “materiality” or “material adverse effect.” For purposes of the merger agreement, a “material adverse effect,” when used in reference to CBF, means any event, development, change or effect that prevents or would reasonably be likely to prevent CBF from consummating the transactions contemplated by the merger agreement. For purposes of the merger agreement, a “material adverse effect,” when used in reference to Southern Community means any fact, circumstance, event, change, effect, development or occurrence that, individually or in the aggregate with all other facts, circumstances, events, changes, effects, developments or occurrences, directly or indirectly, has had or would be reasonably likely to result in a material adverse effect on the condition (financial or otherwise), results of operations or business of Southern Community and its subsidiaries, taken as a whole. For purposes of the merger agreement, a “material adverse effect,” when used with respect to CBF, means any event, development, change or effect that prevents, or would be reasonably likely to prevent, CBF from consummating the transactions contemplated hereby.

Covenants and Agreements

Conduct of Businesses Prior to the Completion of the Merger

Southern Community has agreed that, prior to the effective time of the merger, it will, and will cause each of its subsidiaries to, conduct its business in the usual, regular and ordinary course consistent with past practice, use reasonable best efforts to preserve intact its business organization and its current relationships and take no action that is intended to or would reasonably be expected to adversely affect or materially delay the ability of Southern Community or CBF to obtain any required regulatory approvals or to perform their respective obligations under the merger agreement.

Additionally, Southern Community has agreed that prior to the effective time of the merger, except as expressly required by the merger agreement or with the prior written consent of CBF, Southern Community will not, and will not permit any of its subsidiaries to, subject to certain exceptions, undertake the following actions:

•	incur indebtedness or guarantee indebtedness of another person or make any loan or advance;

•	incur any capital expenditures;

•	adjust, split, combine or reclassify, or purchase, redeem or otherwise acquire, any capital stock;

•	make, declare or pay any dividend or distribution (other than dividends paid in the ordinary course of business by any subsidiary) or make any other distribution on any shares of its capital stock any securities or obligations convertible into or exchangeable for any shares of its capital stock; grant any stock appreciation rights, restricted stock units or other equity-based compensation or grant any right to acquire any shares of its capital stock;

•	issue any additional shares of capital stock or sell, lease, transfer, mortgage, encumber or otherwise dispose of any capital stock in any subsidiary;

•	enter into any agreement, understanding or arrangement with respect to the sale or voting of its capital stock;

•	sell, lease, transfer, mortgage, encumber or otherwise dispose of any of its properties or assets (other than to a subsidiary) or cancel, release or assign any indebtedness exception in the ordinary course of business consistent with past practices to non-affiliates;

•	acquire any business entity or make any other investment by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets;

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•	grant any Southern Community stock options, restricted shares, awards based on the value of Southern Community’s capital stock or other equity-based award, or grant any right to acquire any shares of Southern Community capital stock;

•	except as required under applicable law or the terms of any Southern Community employee benefit plan, (1) increase the compensation or benefits payable to any current or former employee, officer or director (other than any annual base compensation raises in the ordinary course of business consistent with past practice, which must not exceed 3% in the aggregate or 4% for any individual (on an annualized basis) to employees at a level below vice president; (2) pay or commit to pay severance, bonus, retirement or retention payments to any current or former employee, officer or director; (3) enter into, adopt, amend or terminate any employee benefit plan; (4) accelerate the vesting or payment or cause to be funded or otherwise secure any compensation and/or benefits; (5) enter into any new, or amend any existing, collective bargaining agreement or benefit plan or make material determinations not in the ordinary course of business consistent with past practice under such benefit plans, (6) hire or terminate the employment of any employee who has a target annual compensation of $65,000 or more; or (7) change the actuarial or other assumptions used to calculate benefit plan obligations or change the manner in which contributions to such plans are made or the basis on which contributions are determined;

•	settle any claim, action or proceeding other than in the ordinary course of business consistent with past practice involving solely money damages not in excess of $25,000 individually or $100,000 in the aggregate;

•	waive or release any material rights or claims other than in the ordinary course of business consistent with past practice;

•	pay, discharge or satisfy any claims, liabilities or obligations, other than in the ordinary course of business and consistent with past practice;

•	make any change in accounting methods or systems of internal accounting controls, except as required by GAAP as concurred in by Southern Community’s independent auditors, or revalue in any material respect any of Southern Community’s assets, except as required by GAAP and in the ordinary course of business consistent with past practice;

•	make, change or revoke any tax election, change an annual tax accounting period, adopt or change any tax accounting method, file any amended tax return, enter into any closing agreement with respect to taxes, or settle any tax claim, audit, assessment or dispute or surrender any right to claim a refund of taxes;

•	amend its articles of incorporation or bylaws or comparable organizational documents;

•	materially restructure or materially change its investment securities portfolio or its gap position or the manner in which the portfolio is classified or reported;

•	enter into, modify, amend, terminate or assign any material rights or claims under any material contract, other than in the ordinary course of business consistent with past practice or enter into certain types of material contracts or contracts that call for aggregate annual payments of $50,000 or more unless such contracts are terminable on 30 days’ or less notice without penalty or payment of a premium;

•	except as required by applicable law, regulation or policies, change in any material respect its loan underwriting, pricing, originating, acquiring, selling or servicing policies and practices, or policies and practices with respect to buying or selling rights to service loans;

•	except to the extent approved and committed to prior to the date of the merger agreement, make or acquire any loan or issue a commitment (or renew or extend an existing commitment) for any loan relationship aggregating in excess of $5 million, or amend or modify in any material respect any existing loan relationship that would result in total credit exposure to the applicable borrower (and its affiliates) in excess of $5 million;

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•	except as required by applicable law, regulation or policies, enter into any new line of business or change in any material respect its lending, investment, underwriting, risk and asset liability management and other banking and operating policies;

•	file any application or take any other action to establish, relocate or terminate the operation of any banking office;

•	take any action that is intended to or would be reasonably likely to result in any of the conditions to the completion of the merger not being satisfied or prevent or materially delay the completion of the transactions contemplated by the merger agreement, except as may be required by applicable laws; and

•	agree to take, make any commitment to take any of the above prohibited actions.

Regulatory Matters

CBF and Southern Community have agreed to use their respective reasonable best efforts to take all actions that are necessary and proper to comply promptly with all legal requirements with respect to the merger and the other transactions contemplated by the merger agreement and to obtain all consents, authorizations or approvals of or exemptions by, any regulatory authority required or advisable in connection with the merger and the other transactions contemplated by the merger agreement. CBF and Southern Community will cooperate and promptly prepare and file all necessary documentation. CBF and Southern Community will use their respective reasonable best efforts to resolve any objections that may be asserted by any regulatory authority with respect to the merger agreement or the merger or the other transactions contemplated by the merger agreement. However, in no event will CBF be required to take any action or agree to any condition or restriction if such action, condition or restriction would reasonably be expected to have a material adverse effect on the business, results of operations or financial condition of CBF or Southern Community (measured on a scale relative to Southern Community and its subsidiaries, taken as a whole).

Employee Matters

Southern Community has agreed to terminate its Employee Stock Purchase Plan and distribute all account balances thereunder in accordance with its terms effective immediately prior to the completion of the merger.

D&O Indemnification and Insurance

The merger agreement provides that after the completion of the merger, CBF will cause the surviving corporation in the merger to observe all rights to indemnification under Southern Community’s governing documents or indemnification contracts or undertakings in favor of present and former directors and officers of Southern Community.

The merger agreement requires CBF to maintain for a period of six years after completion of the merger Southern Community’s existing directors’ and officers’ liability insurance and civil money penalty insurance policies, with respect to claims arising from facts or events that occurred prior to the completion of the merger (including transactions contemplated by the merger agreement), and covering current and former directors and officers of Southern Community. Prior to the completion of the merger, CBF is expected to obtain a six-year “tail” prepaid policy providing coverage no less favorable than the Company’s CBF’s existing policies.

Charge-Offs

The merger agreement provides that no later than three calendar days prior to closing, Southern Community must provide to CBF a schedule reporting loan charge-offs in any completed fiscal quarter starting with Q1 of 2012 and the most recent interim quarterly period commencing March 26, 2012 and ending five calendar days prior to closing.

Certain Additional Covenants

The merger agreement also contains additional covenants, including covenants relating to the filing of this proxy statement, obtaining required consents, access to information of the other company and public announcements with respect to the transactions contemplated by the merger agreement.

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Southern Community Shareholder Meeting and Recommendation of Southern Community’s Board of Directors

Southern Community has agreed to hold a meeting of its shareholders for the purpose of voting upon approval of the merger agreement as promptly as practicable. Southern Community will use its reasonable best efforts to obtain from its shareholders the requisite shareholder approval of the merger agreement, including by recommending that its shareholders approve the merger agreement (subject to the provisions governing making a change in Southern Community’s recommendation as described below).

Southern Community’s Board of Directors has agreed to recommend that Southern Community’s shareholders vote in favor of approval of the merger agreement and to not withdraw, qualify or modify such recommendation in any manner adverse to CBF or take any action or make any public statement, filing or release inconsistent with such recommendation (which we refer to as a change in Southern Community’s recommendation), except that Southern Community’s Board of Directors may effect a change in Southern Community’s recommendation if and only to the extent that:

•	Southern Community has received an unsolicited bona fide “acquisition proposal” (as described below) that constitutes a “superior proposal” (as described below), and Southern Community’s Board of Directors determines in good faith, after consultation with outside legal counsel, that Southern Community’s Board of Directors would be in violation of its fiduciary duties under applicable laws if it failed to effect a change in Southern Community’s recommendation;

•	Southern Community has given at least five calendar days’ written notice to CBF of its intention to effect a change in Southern Community’s recommendation absent modification of the terms and conditions of the merger agreement;

•	Southern Community specifies in its notice to CBF the materials terms and conditions of the proposal, including the identity of the person or group making such proposal;

•	Southern Community negotiates in good faith with CBF (to the extent CBF desires to so negotiate) to adjust the terms and conditions of the merger agreement so that the superior proposal ceases to be superior, and causes its financial advisors and legal counsel to engage in such negotiations; and

•	if applicable, after giving effect to any amendments to the merger agreement proposed by CBF, the Board concludes in good faith that such acquisition proposal continues to constitute a superior proposal.

In the event of any revisions to the superior proposal, Southern Community will be required to deliver a new written notice to CBF two calendar days in advance and to comply with the other requirements described above.

The merger agreement requires Southern Community to submit the merger agreement to a shareholder vote even if Southern Community’s Board of Directors effects a change in Southern Community’s recommendation.

If Southern Community shareholders do not approve the merger at the Southern Community shareholder meeting, then, unless the merger agreement has been terminated, CBF and Southern Community will use reasonable best efforts to negotiate a restructuring of the merger and Southern Community must submit the restructured merger agreement to its shareholders at a second shareholder meeting (and to comply with the other requirements described above as if such second shareholder meeting was treated as the first shareholder meeting). Neither CBF nor Southern Community has any obligation to alter or change the amount or kind of merger consideration or the tax treatment of the merger in a manner adverse to it or its shareholders.

For purposes of the merger agreement:

•	an “acquisition proposal” means any proposal, offer, inquiry, or indication of interest (whether binding or nonbinding, and whether communicated to Southern Community or publicly announced to Southern Community’s shareholders) by any person (other than CBF or its affiliates) relating to an “acquisition transaction.”

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•	an “acquisition transaction” means any transaction or series of related transactions (other than the transactions contemplated by the merger agreement) involving: (i) any acquisition (whether direct or indirect, including by way of merger, share exchange, consolidation, business combination, consolidation or similar transaction) or purchase from Southern Community by any person or group (other than CBF or its affiliates) of 20% or more in interest of the total outstanding voting securities of Southern Community or its subsidiaries, or any tender offer or exchange offer that if consummated would result in any person or group (other than CBF or its affiliates) beneficially owning 20% or more in interest of the total outstanding voting securities of Southern Community or its subsidiaries, or any merger, consolidation, business combination or similar transaction involving Southern Community pursuant to which the shareholders of Southern Community immediately preceding such transaction hold less than 80% of the equity interests in the surviving or resulting entity (which includes the parent corporation of any constituent corporation to any such transaction) of such transaction; (ii) any sale or lease or exchange, transfer, license, acquisition or disposition of a business, deposits or assets that constitute 20% or more of the assets, business, revenues, net income, assets or deposits of Southern Community; or (iii) any liquidation or dissolution of Southern Community; and

•	a “superior proposal” means a bona fide written acquisition proposal with respect to which the Board of Directors of Southern Community determines in its good faith judgment to be more favorable from a financial point of view to Southern Community’s shareholders than the merger and to be reasonably capable of being consummated on the terms proposed, after (i) receiving the advice of outside counsel and a financial advisor, and (ii) taking into account all relevant factors (including the likelihood of consummation of such transaction on the terms set forth therein; any proposed changes to the merger agreement that may be proposed by CBF in response to such acquisition proposal; and all legal (with the advice of outside counsel), financial (including the financing terms of any such proposal), regulatory and other aspects of such proposal (including any expense reimbursement provisions and conditions to closing). For purposes of the definition of “superior proposal,” the references to “20%” in the definition of acquisition transaction are deemed to be references to “80%.”

Agreement Not to Solicit Other Offers

Southern Community also has agreed that it will not, and will cause each of its subsidiaries and its and their respective officers, directors, employees, agents and representatives not to, directly or indirectly:

•	solicit, initiate, encourage or facilitate (including by furnishing information) or take any action designed to induce or facilitate an acquisition proposal or an inquiry, offer or proposal that is reasonably likely to lead to an acquisition proposal;

•	participate in any discussions or negotiations regarding an alternative transaction or acquisition proposal;

•	furnish any confidential or nonpublic information with respect to or in connection with an acquisition proposal;

•	take any other action to facilitate any inquiries or the making of any proposal that constitutes or that may reasonably be expected to lead to an acquisition proposal;

•	approve, endorse or recommend any acquisition proposal or related agreement, or propose to do so;

•	enter into any agreement regarding any alternative transaction or acquisition proposal; or

•	propose or agree to any of the foregoing.

Notwithstanding the above, Southern Community may furnish confidential or nonpublic information to a party making an acquisition proposal, or inquiry, proposal or offer that is reasonably likely to lead to an acquisition proposal, or participate in discussions regarding an acquisition proposal, if:

•	Southern Community receives an unsolicited bona fide written acquisition proposal;

•	the Southern Community Board of Directors determines, in its good faith judgment (after consultation with Southern Community’s financial advisors and outside legal counsel) to constitute or be reasonably likely to constitute a “superior proposal”;

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•	the Southern Community Board of Directors determines, in its good faith judgment (after consultation with Southern Community’s financial advisors and outside legal counsel) that the failure to take such action would cause it to violate its fiduciary duties under applicable law; and

•	prior to providing any confidential or nonpublic information, Southern Community has obtained a customary confidentiality agreement from such person or group.

Southern Community has also agreed to provide CBF written notice within twenty-four hours following the receipt of any acquisition proposal or request for nonpublic information or inquiry that would reasonably be expected to lead to an acquisition proposal. The notice will indicate the identity of the person making the acquisition proposal, requesting nonpublic information or making inquiries and the material terms of the acquisition proposal. Southern Community also agreed to keep CBF promptly apprised of any related developments on a current basis and to simultaneously provide to CBF any confidential or nonpublic information provided to the party making the acquisition proposal, requesting nonpublic information or making inquiries.

Southern Community and its subsidiaries have agreed to (1) immediately cease and cause to be terminated any existing discussions or negotiations conducted with any third party with respect to any acquisition proposal, (2) request the prompt return or destruction of all confidential information previously furnished in connection with such discussions or negotiations, and (3) enforce and not waive, amend, modify or release any third party from the confidentiality and standstill provisions of any agreement to which Southern Community or its subsidiaries is a party.

The merger agreement provides that the above-described restrictions on Southern Community do not prohibit Southern Community or Southern Community’s Board of Directors from issuing a “stop, look and listen” communication pursuant to Rule 14d-9(f) under the Securities Exchange Act of 1934, as amended, or from complying with Rules 14d-9 and 14e-2(a)(2)-(3) promulgated under the Exchange Act.

Conditions to Complete the Merger

CBF’s and Southern Community’s respective obligations to complete the merger are subject to the fulfillment or waiver of the following conditions:

•	the approval of the merger agreement by Southern Community’s shareholders;

•	the receipt of required regulatory approvals and the expiration or termination of all related statutory waiting periods;

•	the absence of any order, injunction, decree or judgment by any court or governmental body or agency of competent jurisdiction or other legal restraint or prohibition preventing the completion of the merger or the other transactions contemplated by the merger agreement; and

•	the accuracy of the representations and warranties of each other party in the merger agreement as of the closing date of the merger, subject to the materiality standards provided in the merger agreement and the performance of the other party in all material respects of all obligations required to be performed by it at or prior to the effective time of the merger under the merger agreement (and the receipt by each party of certificates from the other party to such effects).

CBF’s obligations to complete the merger are further subject to:

•	the absence of a material adverse effect with respect to Southern Community;

•	the absence of a regulatory condition or restriction that would reasonably be expected to have a material adverse effect on the business, results of operations or financial condition of CBF or Southern Community (measured on a scale relative to Southern Community and its subsidiaries, taken as a whole);

•	the amendment or waiver of certain of Southern Community’s compensation-related arrangements with all of Southern Community’s remaining executive officers and a number of other employees;

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•	receipt of true, and complete certifications, dated and effective as of the closing, required by Southern Community, its officers and its Board of Directors and Compensation Committee pursuant to the Treasury’s TARP rules on executive compensation and governance (contained at 31 C.F.R. Part 30) and section 111 of the Emergency Economic Stabilization Act, as amended, together with documentation and supporting information required in order to make such certifications to; and

•	the requirement that Southern Community’s loan net charge-offs for any completed fiscal quarter beginning with first quarter of 2012 not exceed $5 million, and net charge-offs in the most recent interim quarter beginning July 1, 2012 and ending five calendar days prior to closing not exceed $5 million prorated by the number of days in the interim period.

Neither Southern Community nor CBF can provide assurance as to when or if all of the conditions to the merger can or will be satisfied or waived by the appropriate party. As of the date of this proxy statement, neither Southern Community nor CBF has reason to believe that any of these conditions will not be satisfied.

Termination of the Merger Agreement

The merger agreement can be terminated at any time prior to completion of the merger by mutual consent, or by either party in the following circumstances:

•	the merger has not been completed by September 26, 2012 (if the failure to complete the merger by that date is not caused by the terminating party’s breach of the merger agreement);

•	if any required regulatory approval has been denied and this denial has become final and nonappealable, or a regulatory authority has issued a final, nonappealable injunction permanently enjoining or otherwise prohibiting the completion of the merger of the other transactions contemplated by the merger agreement (provided that the terminating party has used its reasonable best efforts to contest, appeal and remove such denial or injunction);

•	there is a breach by the other party of any of its representations, warranties or obligations under the merger agreement that would cause the failure of any of the closing conditions to the merger, and the breach is not cured within 30 days following written notice of the breach or cannot be cured during such time period (provided that the terminating party is not in breach, in any material respect, of any of its material covenants or agreements contained in the merger agreement); or

•	Southern Community shareholders fail to approve the merger agreement at the shareholder meeting.

In addition, CBF may terminate the merger agreement in the following circumstances:

•	Southern Community’s Board of Directors fails to recommend to the Southern Community shareholders that they approve the merger agreement or withdraws, modifies or qualifies such recommendation in a manner adverse to CBF; or

•	Southern Community’s Board of Directors breaches its non-solicitation obligations described above in “— Agreement Not to Solicit Other Offers” or its obligations with respect to calling shareholder meetings described above in “— Southern Community Shareholder Meeting and Recommendation of Southern Community’s Board of Directors.”

Effect of Termination

If the merger agreement is terminated, it will become void, except that (1) any liability of either CBF or Southern Community for any willful and material breach of the merger agreement shall survive and (2) designated provisions of the merger agreement will survive the termination, including those relating to payment of fees and expenses and the confidential treatment of information.

Termination Fee

Southern Community will pay CBF a $4 million termination fee in the following circumstances:

•	If the merger agreement is terminated by CBF in the following circumstances:

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•	Southern Community’s Board of Directors fails to recommend to the Southern Community shareholders that they approve the merger agreement or withdraws, modifies or qualifies such recommendation in a manner adverse to CBF, or takes any action or makes any public statement, filing or release inconsistent with such recommendation; or

•	Southern Community’s Board of Directors knowingly or materially breaches its non-solicitation obligations described above in “— Agreement Not to Solicit Other Offers” or its obligations with respect to calling shareholder meetings and acquisition proposals described above in “— Southern Community Shareholder Meeting and Recommendation of Southern Community’s Board of Directors.”

•	If the merger agreement is terminated by CBF or Southern Community in the following circumstances:

•	a third party proposes or publicly announces an acquisition proposal after the date of the merger agreement; thereafter (1) the merger agreement is terminated by CBF or Southern Community because Southern Community’s shareholders have not approved the merger agreement, and (2) Southern Community completes or agrees to an alternative transaction within 12 months of the date the merger agreement is terminated.

If Southern Community is required to pay a termination fee or if either CBF or Southern Community terminate the merger agreement following a failure to obtain the approval of Southern Community’s shareholders (other than in a circumstance where the termination fee and expense reimbursement is payable as described above), Southern Community will be obligated to reimburse CBF for up to $1 million of its out-of-pocket expenses incurred in connection with the merger agreement and the transactions contemplated thereby, including fees and expenses of accountants, financial advisors, consultants and attorneys.

Expenses and Fees

Except as set forth above, each of CBF and Southern Community will be responsible for all costs and expenses incurred by it in connection with the negotiation and completion of the transactions contemplated by the merger agreement.

Amendment, Waiver and Extension of the Merger Agreement

Subject to applicable law, CBF and Southern Community may amend the merger agreement by written agreement. However, after any approval of the merger agreement by Southern Community’s shareholders, there may not be, without further approval of Southern Community’s shareholders, any amendment of the merger agreement that requires further approval under applicable law.

At any time prior to the effective time of the merger, each party, to the extent legally allowed, may extend the time for the performance of any of the obligations or other acts of the other party; waive any inaccuracies in the representations and warranties of the other party; and waive compliance by the other party with any of the agreements and conditions contained in the merger agreement.

THE CVRs

The following is a description of the material terms of the CVR agreement that CBF and Southern Community expect to execute pursuant to the terms of the merger agreement. The CVR agreement has not yet been completed and this description of the expected CVR agreement is qualified in its entirety by reference to the term sheet for contingent value rights attached as Exhibit A to the merger agreement, a copy of which is attached as Appendix A to this proxy statement and incorporated herein by reference. We encourage you to read the term sheet in its entirety.

Characteristics of the CVRs

The CVRs will not be equity or voting securities of CBF, will not have any dividend rights and will not represent equity or ownership interests in CBF. They will not confer any rights of a shareholder, either at law or in equity. The CVRs will be unsecured obligations of CBF and interest will not accrue on amounts payable on them.

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Calculation of Cash Payment

A holder of a CVR will be entitled to a cash payment five years after the effective time of the merger depending on the amount of net credit losses on Southern Community’s loans and REO existing as of the effective time of the merger (which we also refer to as Southern Community’s legacy loan and REO portfolio). The cash payment will be equal, on a per CVR basis, to 75% of the excess, if any, of (i) $87 million over (ii) the net credit losses on Southern Community’s legacy loan portfolio during the five-year period beginning at the effective time of the merger, with a maximum payment of $1.30 per CVR. We refer to this as the CVR payment amount.

Credit losses will be calculated as the amount of “net charge-offs” on Southern Community’s legacy loan and REO portfolio during the five years following the effective time of the merger. The CVR agreement will define “net charge-offs” as loans charged off, less recoveries, and realized losses on REO properties as reflected in and otherwise derived from the books and records of Southern Community Bank and Trust in a manner consistent with past practice, with the preparation of financial statements of Southern Community and with Southern Community Bank and Trust’s written policies in effect as of the date of the CVR agreement and any changes required by law.

Payments

The CVR agreement will provide that promptly following the fifth anniversary of the effective time of the merger, CBF will appoint a paying agent and deliver to that agent a certificate setting forth the total net credit losses on Southern Community’s legacy loan and REO portfolio and the calculation of the CVR payment amount. The paying agent will forward the certificate to CVR holders within five business days. If the CVR payment amount is greater than zero, CBF will set a payment date that is no later than 90 days from the fifth anniversary of the effective time of the merger. At least five business days prior to this payment date, CBF will deliver to the paying agent cash equal to the CVR payment amount multiplied by the number of CVRs outstanding. On the payment date, the paying agent will distribute this cash to CVR holders.

Special Committee Determines Payment Amount

A special committee of CBF’s Board of Directors will make all determinations with respect to calculations of credit losses, net charge-offs and amounts payable on the CVRs. Dr. Ward, currently the Chairman of Southern Community’s Board of Directors, will be appointed to CBF’s Board in connection with the merger agreement and will be a member of the special committee overseeing the CVRs. If Dr. Ward ceases to be a member of CBF’s Board of Directors or of the special committee, the full Board of CBF will appoint a replacement.

CVRs Are Nontransferable

Subject to limited exceptions, CVR holders will not be able to be sell, pledge, assign, transfer or otherwise dispose of their CVRs, in whole or in part. The CVRs will not be listed on a securities exchange.

Issuance of the CVRs

Pursuant to the merger agreement, CBF will issue to existing holders of Southern Community common stock one CVR for each share of Southern Community stock owned by such shareholder immediately prior to the merger. CBF will serve as the initial CVR registrar and will maintain a record of initial CVR holdings as well as any permitted transfer.

Amendment of CVR Agreement

The CVR agreement will permit CBF to amend the CVR agreement without the consent of any CVR holders for any of the following purposes:

•	to evidence the succession of another person to CBF and the assumption by any such successor of the covenants of CBF under the CVR agreement;

•	to evidence the termination of the CVR registrar and the succession of another person to CVR registrar and the assumption by any such successor of the obligations of the CVR registrar under the CVR agreement;

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•	to evidence the succession of another person to paying agent and the assumption by any such successor of the covenants and obligations of the paying agent under the CVR agreement.

•	to add to the covenants of CBF such further covenants, restrictions, conditions or provisions as CBF’s Board of Directors shall consider to be for the protection of the CVR holders; provided, that in each case, such provisions shall not adversely affect the interests of the CVR holders;

•	to cure any ambiguity, to correct or supplement any provision in the CVR agreement that may be defective or inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising under the CVR agreement; provided, that in each case, such provisions shall not adversely affect the interests of the CVR holders;

•	to make any amendments or changes as may be necessary or appropriate to ensure that the CVRs are not subject to registration under the Securities Act or the Exchange Act; provided, that such provisions shall not adversely affect the interests of the CVR holders; or

•	to add, eliminate or change any provisions of the CVR agreement that do not adversely affect the interests of the CVR holders.

The CVR agreement will permit CBF to modify the terms of the CVR agreement in a manner that is adverse to the interests of the CVR holders if holders of a majority of the outstanding CVRs consent to such modification.

Redemption

Southern Community (and, following closing of the merger, CBF) will be able to redeem the CVRs at any time at a price of $1.30 per CVR. CBF and Southern Community expect that the CVR agreement will provide for Southern Community or CBF to mail a notice of redemption to each CVR holder within ten days after taking action to redeem the CVRs and will appoint a paying agent that will deliver the cash due to each CVR holder as promptly as practicable.

Change of Control

The CVR agreement will provide that if Southern Community (and, following closing of the merger, CBF) experiences a “change in control” (as defined below) other than pursuant to the transactions contemplated by the merger agreement, all rights under the CVRs will be redeemed (using the procedures described in the preceding paragraph) upon closing of that transaction at $1.30 per CVR. The CVR agreement will define a “change in control” as any transaction resulting in the holders of the equity interests of CBF immediately prior to such transaction owning, directly or indirectly, less than 50% of the equity interests of CBF immediately following such transaction.

Termination of the CVR Agreement

The CVR agreement will terminate on the earlier of (a) the payment of the CVR payment amount, (b) if the CVR payment amount is zero, the date the paying agent sends a certificate to CVR holders notifying them that they will not receive a payment, and (c) redemption of the CVRs. The CVR agreement will have no force after it is terminated and that CBF will have no residual liability under the agreement.

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MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

The following is a general discussion of certain material United States federal income tax consequences of the merger to U.S. holders (as defined below) of Southern Community common stock that exchange their shares of Southern Community common stock for cash and CVRs in the merger. This discussion does not address any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010, nor does it address any tax consequences arising under the laws of any state, local or foreign jurisdiction, or under any United States federal laws other than those pertaining to the income tax. This discussion is based upon the Code, the regulations promulgated under the Code and court and administrative rulings and decisions, all as in effect on the date of this document. These authorities may change, possibly retroactively, and any change could affect the accuracy of the statements and conclusions set forth in this discussion. Neither CBF nor Southern Community has sought or will seek any ruling from the Internal Revenue Service regarding any matters relating to the merger, and as a result, there can be no assurance that the Internal Revenue Service will not assert, or that a court would not sustain, a position contrary to any of the conclusions set forth below.

This discussion addresses only those U.S. holders of Southern Community common stock that hold their shares of Southern Community common stock as a “capital asset” within the meaning of Section 1221 of the Code. Further, this discussion does not address all aspects of United States federal income taxation that may be relevant to particular U.S. holders in light of their individual circumstances or to U.S. holders that are subject to special treatment under the United States federal income tax laws, including:

•	financial institutions;

•	tax-exempt organizations;

•	regulated investment companies;

•	real estate investment trusts;

•	S corporations or other pass-through entities (or investors in an S corporation or other pass-through entity);

•	insurance companies;

•	mutual funds;

•	“controlled foreign corporations” or “passive foreign investment companies”;

•	dealers or brokers in stocks and securities, or currencies;

•	traders in securities that elect to use mark-to-market method of accounting;

•	holders of Southern Community common stock subject to the alternative minimum tax provisions of the Code;

•	holders of Southern Community common stock that received Southern Community common stock through the exercise of an employee stock option, through a tax qualified retirement plan or otherwise as compensation;

•	holders of Southern Community common stock that have a functional currency other than the U.S. dollar;

•	holders of Southern Community common stock that exercise appraisal rights in the merger;

•	holders of Southern Community common stock that hold Southern Community common stock as part of a hedge, straddle, constructive sale, conversion or other integrated transaction;

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•	persons that are not U.S. holders (as defined below); or

•	United States expatriates or certain former citizens or long-term residents of the United States.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Southern Community common stock that is for United States federal income tax purposes (1) an individual citizen or resident of the United States, (2) a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States or any state thereof or the District of Columbia, (3) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (b) such trust has made a valid election to be treated as a U.S. person for United States federal income tax purposes, or (4) an estate, the income of which is includible in gross income for United States federal income tax purposes regardless of its source.

If an entity or an arrangement treated as a partnership for United States federal income tax purposes holds Southern Community common stock, and any partners in such partnership, should consult their own tax advisors.

Determining the actual tax consequences of the merger to you may be complex and will depend on your specific situation and on factors that are not within our control. You should consult with your own tax advisor as to the tax consequences of the merger in your particular circumstances, including the applicability and effect of the alternative minimum tax and any state, local, foreign or other tax laws and of changes in those laws.

Tax Consequences of the Merger Generally

The receipt of the cash and the CVRs by a U.S. holder pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. The amount of gain or loss a U.S. holder recognizes, and the timing and potentially the character of a portion of such gain or loss, depends on the U.S. federal income tax treatment of the CVR, with respect to which there is substantial uncertainty.

The merger consideration consists of cash and a CVR; consequently, the receipt of the merger consideration may be treated as either a “closed transaction” or an “open transaction” for U.S. federal income tax purposes. The installment method of reporting any gain attributable to the receipt of a CVR will not be available because Southern Community common stock is traded on an established securities market. The following sections discuss the U.S. federal income tax consequences of the receipt of the merger consideration in the event it is treated as an open transaction and, alternatively, in the event it is treated as a closed transaction. There is no authority directly addressing whether contingent payment rights with characteristics similar to the rights under a CVR should be treated as “open transactions” or “closed transactions,” and such question is inherently factual in nature. Accordingly, holders are urged to consult their tax advisors regarding this issue. The CVRs also may be treated as debt instruments for U.S. federal income tax purposes. However, as such treatment is unlikely, the discussion below does not address the tax consequences of such a characterization. We urge you to consult your tax advisor with respect to the proper characterization of the receipt of a CVR.

Treatment as Open Transaction

The receipt of the CVRs would generally be treated as an “open transaction” if the value of the CVRs cannot be “reasonably ascertained.” If the receipt of the merger consideration is treated as an “open transaction” for United States federal income tax purposes, a U.S. holder should generally recognize capital gain for United States federal income tax purposes upon consummation of the merger if and to the extent the amount of cash received exceeds such U.S. holder’s adjusted tax basis in the Southern Community common stock surrendered pursuant to the merger.

Subject to the Section 483 rules discussed below, if the transaction is “open” for United States federal income tax purposes, the CVRs would not be taken into account in determining the holder’s taxable gain upon receipt of the merger consideration and a U.S. holder would take no tax basis in the CVRs, but would recognize capital gain as payments with respect to the CVRs are made or deemed made in accordance with the U.S. holder’s regular method of accounting, but only to the extent the sum of such payments (and all previous payments under the CVRs), together with the amount received upon consummation of the merger discussed above, exceeds such U.S. holder’s adjusted tax basis in the Southern Community common stock surrendered pursuant the merger.

Subject to the Section 483 rules discussed below, if the transaction is “open” for United States federal income tax purposes, a U.S. holder who does not receive cumulative payments pursuant to the merger with a fair market value at least equal to such U.S. holder’s adjusted tax basis in the Southern Community common stock surrendered pursuant the merger, will recognize a capital loss in the year that the U.S. holder’s right to receive further payments under the CVRs terminates.

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Gain or loss recognized in the transaction must be determined separately for each identifiable block of Southern Community common stock surrendered in the merger (i.e., shares of Southern Community common stock acquired at the same cost in a single transaction). Any such gain or loss will be long-term if the Southern Community common stock is held for more than one year before such disposition. Long-term capital gains recognized by non-corporate U.S. holders are currently subject to reduced tax rates. The deductibility of both long-term and short-term capital loss is subject to certain limitations.

Treatment as Closed Transaction

If the value of the CVRs can be “reasonably ascertained”, the transaction should generally be treated as “closed” for United States federal income tax purposes, in which event a U.S. holder should generally recognize capital gain or loss for United States federal income tax purposes upon consummation of the merger equal to the difference between (x) the sum of (i) the fair market value of the CVRs received, and (ii) the amount of cash received, and (y) such U.S. holder’s adjusted tax basis in the Southern Community common stock surrendered pursuant the merger.

If the transaction is “closed” for United States federal income tax purposes, a U.S. holder’s initial tax basis in the CVRs will equal the fair market value of the CVRs on the date of the consummation of the merger. The holding period of the CVRs will begin on the day following the date of the consummation of the merger.

Payments Under the CVR

Treatment as Open Transaction

If the transaction is treated as an “open transaction,” a payment in the future to a U.S. holder of a CVR should be treated as a payment under a contract for the sale or exchange of Southern Community common stock to which Section 483 of the Code applies. Under Section 483, a portion of a payment made pursuant to the CVR more than one year after the date of the exchange of Southern Community common stock for the merger consideration will be treated as interest, which will be ordinary income to the U.S. holder of the CVR. The interest amount will equal the excess of the amount received over its present value at the consummation of the merger, calculated using the applicable federal rate as the discount rate and using such U.S. holder’s regular method of accounting (such amount being taken into account when paid, in the case of a cash method holder, and, when fixed, in the case of an accrual method holder). The portion of the payment pursuant to the CVR that is not treated as interest under Section 483 of the Code should be treated as gain from the sale of a capital asset, as discussed above.

Treatment as Closed Transaction

There is no authority directly on point with respect to the treatment of payments similar to those under the CVR. You should therefore consult your tax advisor as to the taxation of such payments. Under characterization as a “closed transaction,” a payment with respect to each CVR would likely be treated as a non-taxable return of a U.S. holder’s adjusted tax basis in the CVR to the extent thereof. A payment in excess of such amount may be treated as either (i) payment with respect to a sale of a capital asset, (ii) income taxed at ordinary rates, or (iii) dividends. Additionally, it is possible that, were a payment to be treated as being with respect to the sale of a capital asset, a portion of such payment would constitute imputed interest under Section 483 of the Code (as described directly above under “Treatment as Open Transaction”).

Due to the legal and factual uncertainty regarding the valuation and tax treatment of the CVR, you are urged to consult your tax advisors concerning the recognition of gain, if any, resulting from the receipt of the CVR in the merger.

Backup Withholding

If you are a non-corporate holder of Southern Community common stock you may be subject, under certain circumstances, to information reporting and backup withholding (currently at a rate of 28%) on any cash payments you receive. You generally will not be subject to backup withholding, however, if you:

•	furnish a correct taxpayer identification number, certify that you are not subject to backup withholding on the substitute Form W-9 or successor form included in the election form/letter of transmittal you will receive and otherwise comply with all the applicable requirements of the backup withholding rules; or

58

•	provide proof that you are otherwise exempt from backup withholding.

Any amounts withheld under the backup withholding rules are not an additional tax and will generally be allowed as a refund or credit against your United States federal income tax liability, provided you timely furnish the required information to the Internal Revenue Service.

This discussion of certain material U.S. federal income tax consequences is for general information only and is not tax advice. Holders of Southern Community common stock are urged to consult their tax advisors with respect to the application of United States federal income tax laws to their particular situations as well as any tax consequences arising under the United States federal estate or gift tax rules, or under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable tax treaty.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table shows, as of June 30, 2012, the number of shares of common stock owned by each director and principal officer and by all directors and principal officers of the Company as a group. To the knowledge of Southern Community, no person or entity is the beneficial owner of more than 5% of the outstanding shares of Southern Community common stock. The address for each of the named persons is c/o Southern Community Financial Corporation, 4605 County Club Road, Winston-Salem, North Carolina 27104. Unless otherwise noted, the named persons have sole voting and investment power with respect to the shares indicated.

		Percentage of
	Shares	Common
	Currently	Stock Owned
Beneficial owner (position)	Owned (1)	(2)
Merle B. Andrews (Executive Vice President and Senior Operating Officer)	47,305	*
F. Scott Bauer (President and CEO) (3)	271,831	1.4%
Edward T. Brown (Director)	325,525	1.8%
James G. Chrysson (Vice Chairman and Director)	135,117	*
Jeff T. Clark (First Executive Vice President) (4)	88,420	*
James O. Frye (Director)	59,642	*
Matthew G. Gallins (Director)	102,488	*
James Hastings (Executive Vice President and CFO) (5)	30,974	*
Lynn L. Lane (Director)	22,735	*
H. Lee Merritt, Jr. (Director)	20,352	*
James C. Monroe, Jr. (Senior Vice President and Treasurer)	31,815	*
Stephen L. Robertson (Director)	14,200	*
W. Samuel Smoak (Director)	24,000	*
William G. Ward, Sr., M.D. (Chairman and Director)	147,751	*
Directors and principal officers as a group (14 persons)	1,322,155	7.6%

* Owns less than one percent of the outstanding common stock.

(1)	This column includes the number of shares of common stock capable of being issued within 60 days of June 30, 2012, upon the exercise of stock options held by the named individual. For each director and principal officer listed above, the beneficial ownership includes the following number of shares of common stock that are issuable upon exercise of options that are exercisable within 60 days of June 30, 2012: Ms. Andrews – 10,000; Mr. Bauer – 24,000; Mr. Brown – 10,000; Mr. Chrysson – 10,000; Mr. Clark – 31,750; Mr. Frye – 50,000; Mr. Gallins – 10,000; Mr. Hastings – 10,000; Ms. Lane – 15,000; Mr. Merritt – 10,000; Mr. Monroe – 10,000; Mr. Robertson – 9,000; Mr. Smoak – 15,000; Dr. Ward – 10,000; and principal officers and directors as a group – 224,750. To the Company's knowledge, each person has sole voting and investment power over the securities shown as beneficially owned by such person, except for the following shares of common stock which the individual indicates that he or she shares voting and/or investment power: Mr. Bauer – 135,668; Mr. Brown – 162,209; Mr. Gallins – 33,072; Ms. Lane – 6,435; Mr. Monroe – 3,624; Dr. Ward – 40,318; and directors and principal officers as a group – 381,326. At June 30, 2012 none of the above listed stock options have exercise prices less than $3.11 per share.

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(2)	The ownership percentage of each individual is calculated based on the total of 16,854,775 shares of common stock issued and outstanding at June 30, 2012, plus the number of shares that can be issued to that individual within 60 days of June 30, 2012 upon the exercise of stock options held by the individual. The ownership percentage of the group is based on the total shares outstanding plus the number of shares that can be issued to the entire group within 60 days of June 30, 2012 upon the exercise of all stock options held by the group for an aggregate of 17,340,725 shares then outstanding. At June 30, 2012, only 2,400 shares that can be issued upon the exercise of stock options to employees and directors have exercise prices less than $3.11 per share.

(3)	Mr. Bauer pledged 135,668 shares as security for a loan. On July 25, 2012, the Board terminated the employment of Mr. Bauer effective September 22, 2012.

(4)	On July 25, 2012, the Board terminated the employment of Mr. Clark effective September 22, 2012.

(5)	On July 25, 2012, Mr. Hastings was appointed, subject to regulatory approval, interim Chief Executive Officer.

HISTORICAL MARKET PRICES AND DIVIDEND INFORMATION

Shares of Southern Community common stock are listed and trade on the Nasdaq Capital Market under the symbol “SCMF.” The following table sets forth, on a per-share basis for the periods indicated, cash dividends declared and the high and low sales price of shares of Southern Community’s common stock as reported on the Nasdaq Capital Market. As of June 30, 2012, there were approximately 7,100 holders of Southern Community common stock. In March 2009, the board of directors of Southern Community suspended the payment of cash dividends on common stock.

	Price
	High	Low
Fiscal Year Ended December 31, 2012:
Third Quarter (Through July 23, 2012)	$3.23	$3.05
Second Quarter	3.20	1.76
First Quarter	2.27	1.03
Fiscal Year Ended December 31, 2011:
Fourth Quarter	$1.30	$1.00
Third Quarter	1.87	1.15
Second Quarter	2.14	1.02
First Quarter	2.55	1.05
Fiscal Year Ended December 31, 2010:
Fourth Quarter	$1.93	$1.00
Third Quarter	2.23	1.50
Second Quarter	3.19	2.10
First Quarter	2.85	2.09

The information in the preceding table is historical only. The market price of Southern Community common stock will fluctuate between the date of this document and the completion of the merger.

The following table presents the closing sales prices of shares of Southern Community common stock as reported on the Nasdaq Capital Market on (i) March 26, 2012, the last trading day for which market information is available prior to the public announcement of Southern Community’s execution of the merger agreement, (ii) June 25, 2012, the last trading day for which market information is available prior to the public announcement of the execution of the revised merger agreement and (iii) July 23, 2012, the last practicable trading day prior to the date of this document.

Southern Community
Common Stock

March 26, 2012	$33,045,257	$1.96
June 25, 2012	$45,010,927	$2.67
July 23, 2012	$52,923,994	$3.14

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PROPOSAL 2 — ADVISORY VOTE REGARDING CERTAIN EXECUTIVE COMPENSATION

Summary

Section 14A of the Exchange Act requires Southern Community to seek a vote, on a non-binding advisory basis, with respect to certain compensation that may be paid or become payable to Southern Community’s named executive officers that is based on or otherwise relates to the proposed transactions as set forth in this proxy statement including the tabular and narrative named executive officer compensation disclosures set forth under “Interests of Southern Community’s Directors and Executive Officers in the Merger — Golden Parachute Compensation for Southern Community’s Named Executive Officers” on page 36.

Accordingly, the Company is asking you to approve the adoption of the following resolution at the Special Meeting:

“RESOLVED, that the shareholders approve, on a non-binding advisory basis, the compensation that may be paid or become payable to Southern Community’s named executive officers in connection with the merger and the agreements or understandings pursuant to which such compensation may be paid or become payable, as disclosed in the section of the proxy statement entitled ‘Interests of Southern Community’s Directors and Executive Officers in the Merger — Golden Parachute Compensation for Southern Community’s Named Executive Officers,’ including the associated narrative discussion.

The vote on the merger-related named executive officer compensation proposal is a vote separate and apart from the vote to approve the merger agreement and the merger. Accordingly, you may vote in favor of the merger-related named executive officer compensation proposal and not in favor of the merger agreement and the merger, or vice versa. Approval of the merger-related named executive officer compensation proposal, on a non-binding advisory basis, is not a condition to consummation of the proposed merger, and it is advisory in nature only, meaning it will not be binding on the Company or on CBF. Accordingly, because Southern Community is contractually obligated to pay the compensation, if the merger is completed, the compensation will be payable, subject only to the conditions applicable to such compensation payments, regardless of the outcome of the advisory vote.

The Board of Directors believes that the compensation that may be paid or become payable to Southern Community’s named executive officers pursuant to the terms of the merger agreement is fair given the current condition of Southern Community and its performance during this economic cycle.

Vote Required

The approval, on a non-binding advisory basis, of the merger-related named executive officer compensation proposal requires that the number of votes cast in favor of the proposal exceeds the number of votes cast against it.

For the merger-related named executive officer compensation proposal, you may vote “FOR” or “AGAINST” or “ABSTAIN”. An abstention, a failure to vote or a broker non-vote will have no effect on the outcome of this proposal.

If your shares are held in “street name,” you will receive instructions from your broker, bank, trustee or other nominee that you must follow in order to have your shares voted. Brokers who hold shares in “street name” for customers have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners. However, brokers are precluded from exercising their voting discretion with respect to approving non-routine matters such as the approval of the merger-related named executive officer compensation proposal and, as a result, absent specific instructions from the beneficial owner of the shares, brokers are not empowered to vote those shares (we refer to this as a “broker non-vote”). A failure to vote your shares or a broker non-vote will have no effect on the merger-related named executive officer compensation proposal.

Board Recommendation

The Board of Directors of Southern Community recommends that you vote “FOR” the approval, on an advisory non-binding basis, of the compensation that may be paid or become payable to Southern Community’s named executive officers in connection with the merger, including the agreements and understandings pursuant to which such compensation may be paid or become payable.

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Proposal 3 — APPROVAL OF ADJOURNMENT OF THE SPECIAL MEETING

TO SOLICIT ADDITIONAL PROXIES

Summary

In the event that we do not have sufficient votes for a quorum for the Special Meeting or to approve the proposal to approve the merger agreement to be considered by our shareholders at the Special Meeting, we intend to adjourn the Special Meeting to permit further solicitation of proxies. We can only use proxies we receive at the time of the Special Meeting to vote for adjournment, if necessary, by submitting the question of adjournment to our shareholders as a separate matter for consideration. In the event that insufficient votes have been returned by the date set in this proxy statement for the time of the Special Meeting for either a quorum or approval of the merger agreement, we ask that the proxies be authorized to approve a motion to adjourn the Special Meeting to a another time or place, if necessary or appropriate, in order to solicit additional proxies in favor of approval of the merger agreement.

If shareholders properly execute their proxy, we will consider that those shareholders voted in favor of the adjournment proposal unless their proxy indicates otherwise. If we adjourn the Special Meeting, we will not give notice of the time and place of the adjourned meeting other than by an announcement of such time and place at the Special Meeting.

Vote Required

The approval of the adjournment proposal requires that the number of votes cast in favor of the proposal exceeds the number of votes cast against it. An abstention, a failure to vote or a broker non-vote will have no effect on the outcome of this proposal.

Board Recommendation

The Board of Directors of Southern Community recommends that you vote “FOR” the authority of the proxies to vote shares represented by appointments of proxy in favor of a motion to adjourn the Special Meeting to another time or place

OTHER MATTERS

No matters other than the matters described in this proxy statement are anticipated to be presented for action at the Special Meeting or at any adjournment or postponement of the Special Meeting. However, if any other matters should properly come before the Special Meeting or an adjournment or postponement thereof, shares represented by proxies will be voted in accordance with the judgment of the persons voting the proxies.

SHAREHOLDER PROPOSALS

If the merger is completed, we will have no public shareholders and no public participation in any of our future shareholder meetings.

We intend to hold an Annual Meeting of shareholders in 2012 only if the merger is not completed. Under the SEC rules, holders of Southern Community common shares who wish to make a proposal to be included in Southern Community’s proxy statement and proxy for Southern Community’s 2012 Annual Meeting of shareholders (if the Annual Meeting is held) must have caused such proposal to have been received by a reasonable time in advance of Southern Community’s mailing of its proxy statement for the 2012 Annual Meeting. Such proposals will be subject to the requirements of the proxy rules adopted under the Exchange Act, Southern Community’s articles of incorporation and bylaws and North Carolina law.

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WHERE YOU CAN FIND MORE INFORMATION

Southern Community (File No. 000-33227) also files reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy this information at the Public Reference Room of the SEC at 100 F Street, NE, Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, NE, Washington, D.C. 20549, at prescribed rates, or from commercial proxy statement/prospectus retrieval services.

The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, like Southern Community, who file electronically with the SEC. The address of the site is http://www.sec.gov. The reports and other information filed by Southern Community with the SEC are available at Southern Community’s website at http://www.smallenoughtocare.com. The web addresses of the SEC and Southern Community are included as inactive textual references only. Information on those web sites is not part of this proxy statement and is not incorporated by reference herein.

Southern Community shareholders requesting documents must do so by August 31, 2012 to receive them before the Special Meeting. You will not be charged for any of these documents that you request. If you request any incorporated documents, they will be mailed to you by first class mail, or another equally prompt means, within one business day after receiving your request.

If you have any questions concerning the merger or this proxy statement, would like additional copies of this proxy statement or need help voting your shares of Southern Community common stock, please contact Investor Relations at investor.relations@smallenoughtocare.com or:

Investor Relations

4605 Country Club Road

Winston-Salem, North Carolina 27104

Telephone: (336) 768-8500

Neither Southern Community or CBF has authorized anyone to give any information or make any representation about the merger or the company that is different from, or in addition to, that contained in this proxy statement or in any of the materials that have been incorporated in this proxy statement. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities discussed in this proxy statement or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this proxy statement does not extend to you. The information contained in this proxy statement speaks only as of the date of this proxy statement unless the information specifically indicates that another date applies.

By order of the Board of Directors.

William G. Ward, Sr., M.D.
Chairman of the Board

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Appendix A – AGREEMENT AND PLAN OF MERGER, DATED AS OF MARCH 26, 2012, AS AMENDED JUNE 25, 2012

AGREEMENT AND PLAN OF MERGER

by and among

SOUTHERN COMMUNITY FINANCIAL CORPORATION,

CAPITAL BANK FINANCIAL CORP,

and

WINSTON 23 CORPORATION

Dated as of March 26, 2012

		Page

ARTICLE I	DEFINITIONS	1

1.1	Certain Defined Terms	1

ARTICLE II	THE MERGER; DELIVERY OF MERGER CONSIDERATION	10

2.1	The Merger	5
2.2	Effective Time	6
2.3	Closing	6
2.4	Articles of Incorporation and Bylaws of the Surviving Corporation	6
2.5	Directors and Officers	6
2.6	Effects of the Merger	6
2.7	Conversion of Stock	6
2.8	Proration	8
2.9	Stock Options	10
2.10	Restricted Stock Awards	10
2.11	Employee Stock Purchase Plan	11
2.12	Election Procedures	11
2.13	Merger Consideration	13
2.14	Delivery of Merger Consideration	14

ARTICLE III	REPRESENTATIONS AND WARRANTIES OF COMPANY	15

3.1	Disclosure	15
3.2	Organization and Authority	15
3.3	Capitalization	17
3.4	Subsidiaries	17
3.5	Authorization	18
3.6	Consents and Approvals	19
3.7	Reports	19
3.8	Financial Statements	21
3.9	Undisclosed Liabilities	22
3.10	Absence of Certain Changes	22
3.11	Legal Proceedings	22
3.12	Taxes and Tax Returns	23
3.13	Employee Benefit Plans	24
3.14	Labor Matters	27
3.15	Compliance with Law	28
3.16	Commitments and Contracts	29
3.17	Agreements with Regulatory Agencies	30
3.18	Investment Company; Investment Adviser	31
3.19	Derivative Instruments	31
3.20	Environmental Liability	31
3.21	Insurance	32
3.22	Title to Property	32
3.23	Intellectual Property	33

i

(continued)

ii

(continued)

iii

INDEX OF DEFINED TERMS

Page

409A Plan	31
Accrued Interest	1
Acquisition Proposal	1
Acquisition Transaction	2
Affiliate	2
Agreement	1
Articles of Incorporation	2
Articles of Merger	10
Authorizations	20
Bank	20
Bank Charter	20
BCA	10
BHCA	2
Business Day	2
Cancelled Shares	12
Capitalization Date	21
Cash Consideration	11
Cash Conversion Number	3
Cash Election	11
Cash Election Number	13
Cash Election Share	11
CERCLA	3, 36
Change in the Company Recommendation	56
Charge-Offs	3
Charter	20
Class B Parent Stock	44
Closing	10
Closing Date	10
Code	3
Company	1
Company 10-K	8
Company Benefit Plan	29
Company Board Recommendation	56
Company Common Stock	11
Company Disclosure Schedule	3
Company Insurance Policies	36
Company Material Adverse Effect	3
Company Preferred Stock	21
Company Reports	24
Company Restricted Shares	14
Company Shareholder Approval	23
Company Shareholders Meeting	56
Company Significant Agreement	33

iv

INDEX OF DEFINED TERMS

(continued)

Page

Company Stock Options	14
Company Stock Plans	14
Corporate Entity	4
Covered Claim	65
CRA	4
CVRs	1
damages	4
Deposit(s)	4
Dissenting Shares	12
EESA	31
Effective Time	10
Election	15
Election Deadline	16
ERISA	29
ERISA Affiliate	29
Exchange Act	24
Exchange Agent	16
Exchange Agent Agreement	16
Exchange Fund	17
Exchange Ratio	5
Expense Reimbursement	62
FDIC	20
Federal Courts	64
Federal Reserve Board	5
Form of Election	15
Form S-1	5
Form S-1 Effectiveness	5
Form S-4	55
GAAP	5
Governmental Entity	5
Holder	15
HSR Act	5
Intellectual Property	5
Interim Final Rule	59
IPO Price	6
Knowledge	6
Leased Premises	6
Letter of Transmittal	17
Lien	6
Loan Documentation	6
Loan Tape	6
Loan(s)	38
Loans	38
Materially Burdensome Regulatory Condition	54
Merger	1

v

INDEX OF DEFINED TERMS

(continued)

Page

Merger Consideration	11
Merger Sub	1
Multiemployer Plan	6
Non-Election Share	11
North Carolina Courts	64
Notice Period	52
Parent	1
Parent Capitalization Date	44
Parent Common Stock	44
Parent Disclosure Schedule	7
Parent Material Adverse Effect	7
Parent Preferred Stock	44
Parent Regulatory Approvals	45
Parent Representatives	55
Parent Share Price	7
Party	7
Pension Plan	29
Per Share Cash Consideration	7
Per Share Stock Consideration	7
Per Share TARP Discount Amount	7
Permits	32
Permits	7
Permitted Liens	37
Person	7
Personal Property	7
Personal Property Leases	8
Pool	39
Previously Disclosed	8
Proprietary Rights	38
Proxy Statement	55
Regulatory Agreement	35
Regulatory Approvals	8
Representative	50
Requisite Regulatory Approvals	23
Sarbanes-Oxley Act	25
SEC	8
Securities Act	24
Shortfall Number	13
SRO	8
Stock Consideration	11
Stock Conversion Number	8
Stock Election	11
Stock Election Share	11
Stock Purchase Plan	15
Subsidiary	20

vi

INDEX OF DEFINED TERMS

(continued)

Page

Superior Proposal	9
Surviving Corporation	1
TARP Discount Amount	9
Tax or Taxes	9
Tax Return	9
Termination Fee	62
Total Parent Shares Issued	9
Treasury Warrant	22
Trust Preferred Securities	23
Voting Debt	21

vii

AGREEMENT AND PLAN OF MERGER

Agreement and Plan of Merger (“Agreement”), dated as of March 26, 2012, by and between Southern Community Financial Corporation, a North Carolina corporation (“Company”), Capital Bank Financial Corp, a Delaware corporation (“Parent”), and Winston 23 Corporation, a North Carolina corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Certain capitalized terms have the meanings given to such terms in Article I.

RECITALS

A.           WHEREAS, the Boards of Directors of Company and Parent have determined that it is in the best interests of their respective companies and their shareholders to consummate the strategic business combination transaction provided for in this Agreement in which Merger Sub will, on the terms and subject to the conditions set forth in this Agreement, merge with and into the Company (the “Merger”), with the Company as the surviving corporation in the Merger (sometimes referred to in such capacity as the “Surviving Corporation”).

B.           WHEREAS, pursuant to the Merger, Parent shall issue to the holders of the Company Common Stock (excluding Parent and Merger Sub) contingent value rights (the “CVRs”) on substantially the terms set forth in Exhibit A; and

C.           WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, and intending to be legally bound, the parties hereto agree as follows:

Article I
DEFINITIONS

1.1           Certain Defined Terms. Unless the context otherwise requires, the following terms, when used in this Agreement, shall have the respective meanings specified below (such meanings to be equally applicable to the singular and plural forms of the terms defined):

“409A Plan” shall have the meaning stated in Section 3.13(i).

“Accrued Interest” means, as of any date, (a) with respect to a Deposit, interest which is accrued on such Deposit to but excluding such date and not yet posted to the relevant deposit account and (b) with respect to a Loan, interest which is accrued on such Loan to but excluding such date and not yet paid.

“Acquisition Proposal” means any proposal, offer, inquiry, or indication of interest (whether binding or non-binding, and whether communicated to the Company or publicly announced to the Company’s shareholders) by any Person (other than Parent or any of its Affiliates) relating to an Acquisition Transaction.

“Acquisition Transaction” means any transaction or series of related transactions (other than the transactions contemplated by this Agreement) involving: (i) any acquisition (whether direct or indirect, including by way of merger, share exchange, consolidation, business combination, consolidation or similar transaction) or purchase from the Company by any Person or “Group” (other than Parent or any of its Affiliates) of 20% or more in interest of the total outstanding voting securities of the Company or any of its Subsidiaries, or any tender offer or exchange offer that if consummated would result in any Person or “Group” (other than Parent or any of its Affiliates) beneficially owning 20% or more in interest of the total outstanding voting securities of the Company or any of its Subsidiaries, or any merger, consolidation, business combination or similar transaction involving the Company pursuant to which the shareholders of the Company immediately preceding such transaction hold less than 80% of the equity interests in the surviving or resulting entity (which includes the parent corporation of any constituent corporation to any such transaction) of such transaction; (ii) any sale or lease or exchange, transfer, license, acquisition or disposition of a business, deposits or assets that constitute 20% or more of the assets, business, revenues, net income, assets or deposits of the Company; or (iii) any liquidation or dissolution of the Company.

“Affiliate” of a Person shall mean any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.

“Agreement” shall have the meaning stated in the Preamble to this Agreement.

A-1

“Articles of Incorporation” shall mean the Articles of Incorporation of the Company, as currently in effect.

“Articles of Merger” shall have the meaning stated in Section 2.2.

“Authorizations” shall have the meaning stated in Section 3.2(a).

“Bank” shall have the meaning stated in Section 3.2(b).

“Bank Charter” shall have the meaning stated in Section 3.2(b).

“BCA” shall have the meaning stated in Section 2.1(a).

“BHCA” shall mean the Bank Holding Company Act of 1956, as amended.

“Business Day” shall mean any day other than a Saturday, Sunday or day on which banking institutions in New York, New York or Winston-Salem, North Carolina are authorized or obligated pursuant to legal requirements or executive order to be closed.

“Cancelled Shares” shall have the meaning stated in Section 2.7(c).

“Capitalization Date” shall have the meaning stated in Section 3.3.

“Cash Consideration” shall have the meaning stated in Section 2.7(b)(i).

“Cash Conversion Number” shall be equal to the product of (i) the number of shares of Company Common Stock outstanding immediately prior to the Effective Time and (ii) 0.4.

“Cash Election” shall have the meaning stated in Section 2.7(b)(i).

“Cash Election Number” shall have the meaning stated in Section 2.8(a).

“Cash Election Share” shall have the meaning stated in Section 2.7(b)(i).

“CERCLA” shall have the meaning stated in Section 3.20.

“Change in the Company Recommendation” shall have the meaning stated in Section 6.3(c).

“Charge-Offs” shall mean the loans charged off as reflected in the Company Reports, and otherwise derived from the books and records of the Bank in a manner consistent with past practice, with the preparation of the financial statements in the Company Reports and with the Company’s or the Bank’s written policies in effect as of the date of this Agreement.

“Charter” shall have the meaning stated in Section 3.2(a).

“Class B Parent Stock” shall have the meaning stated in Section 4.3.

“Closing” shall have the meaning stated in Section 2.3.

“Closing Date” shall have the meaning stated in Section 2.3.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Company” shall have the meaning stated in the Preamble to this Agreement.

“Company 10-K” shall have the meaning stated in the definition of Previously Disclosed.

“Company Benefit Plan” shall have the meaning stated in Section 3.13(a).

“Company Board Recommendation” shall have the meaning stated in Section 6.3(b).

“Company Common Stock” shall have the meaning stated in Section 2.7(b).

“Company Disclosure Schedule” shall mean the disclosure schedule dated as of the date of the Agreement and delivered by Company to Parent concurrent with the execution and delivery of the Agreement.

“Company Insurance Policies” shall have the meaning stated in Section 3.21.

“Company Material Adverse Effect” shall mean, with respect to any Party, any fact, circumstance, event, change, effect, development or occurrence that, individually or in the aggregate together with all other facts, circumstances, events, changes, effects, developments or occurrences, directly or indirectly, has had or would reasonably be expected to result in a material adverse effect on the condition (financial or otherwise), results of operations or business of such Party and its Subsidiaries taken as a whole.

“Company Preferred Stock” shall have the meaning stated in Section 3.3.

“Company Reports” shall have the meaning stated in Section 3.7(a).

“Company Restricted Shares” shall have the meaning stated in Section 2.10.

“Company Shareholder Approval” shall have the meaning stated in Section 3.5(a).

“Company Shareholders Meeting” shall have the meaning stated in Section 6.3(b).

“Company Significant Agreement” shall have the meaning stated in Section 3.1(b).

“Company Stock Options” shall have the meaning stated in Section 2.9.

“Company Stock Plans” shall have the meaning stated in Section 2.9.

“Corporate Entity” shall mean a bank, corporation, partnership, limited liability company or other organization, whether an incorporated or unincorporated organization.

“Covered Claim” shall have the meaning stated in Section 9.7(b).

“CRA” shall mean the Community Reinvestment Act of 1997.

“CVRs” shall have the meaning stated in the second Recital.

A-2

“damages” shall mean all costs, expenses, damages, liabilities, claims, demands, obligations, diminutions in value, fines, awards, judgments, losses, royalties, deficiencies, costs and expenses, interest, awards, judgments and penalties (including reasonable attorneys’ fees and expenses and consultants’ fees and expenses) actually suffered or incurred.

“Deposit(s)” means deposit liabilities with respect to deposit accounts booked by Company or its Subsidiaries, as of the Effective Time, which constitute “deposits” for purposes of the Federal Deposit Insurance Act, 12 U.S.C. § 1813, including collected and uncollected deposits and Accrued Interest.

“Dissenting Shares” shall have the meaning stated in Section 2.7(f).

“EESA” shall have the meaning stated in Section 3.13(k).

“Effective Time” shall have the meaning stated in Section 2.2.

“Election” shall have the meaning stated in Section 2.12(a).

“Election Deadline” shall have the meaning stated in Section 2.12(d).

“ERISA” shall have the meaning stated in Section 3.13(a).

“ERISA Affiliate” shall have the meaning stated in Section 3.13(a).

“Exchange Act” shall have the meaning stated in Section 3.7(a).

“Exchange Agent” shall have the meaning stated in Section 2.12(d).

“Exchange Agent Agreement” shall have the meaning stated in Section 2.12(d).

“Exchange Fund” shall have the meaning stated in Section 2.13.

“Exchange Ratio” shall mean the Per Share Stock Consideration.

“Expense Reimbursement” shall have the meaning stated in Section 8.2(c).

“FDIC” shall have the meaning stated in Section 3.2(b).

“Federal Courts” shall have the meaning stated in Section 9.7(b).

“Federal Reserve Board” shall mean the Board of Governors of the Federal Reserve System.

“Form of Election” shall have the meaning stated in Section 2.12(b).

“Form S-1” shall mean the Registration Statement on Form S-1 (File No. 333-175108) filed by Parent.

“Form S-1 Effectiveness” shall mean the date on which the Form S-1 shall have been declared effective by the SEC; provided that no stop orders suspending the effectiveness of the Form S-1 shall have been issued, and no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing.

“Form S-4” shall have the meaning stated in Section 6.3(a).

“GAAP” means accounting principles generally accepted in the United States.

“Governmental Entity” shall mean any court, administrative agency, arbitrator or commission or other governmental, prosecutorial or regulatory authority or instrumentality, or any SRO.

“Holder” shall have the meaning stated in Section 2.12.

“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Intellectual Property” shall mean any or all of the following and all rights in, arising out of or associated with: all patents, trademarks, trade names, service marks, domain names, database rights, copyrights and any applications therefore, mask works, net lists, technology, web sites, know-how, trade secrets, inventory, ideas, algorithms, processes, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material of a Person.

“Interim Final Rule” shall have the meaning stated in Section 7.2(f).

“IPO Price” shall mean the initial public offering price of the Parent Common Stock to the public pursuant to an initial public offering conducted pursuant to the Form S-1.

“Knowledge” with respect to Company shall mean the knowledge, after reasonable inquiry, of those individuals set forth on Section 1.1 of the Company Disclosure Schedule.

“Leased Premises” shall mean all parcels of real property leased to Company pursuant to the Real Property Leases.

“Letter of Transmittal” shall have the meaning stated in Section 2.14(a)(i).

“Lien” shall mean any lien, claim, charge, option, encumbrance, mortgage, pledge or security interest or other restriction of any kind.

“Loan(s)” shall have the meaning stated in Section 3.24(a).

“Loan Documentation” means all Loan files and all documents included in Company’s or any of its Subsidiaries’ file or imaging system with respect to a Loan, including loan applications, notes, security agreements, deeds of trust, collectors notes, appraisals, credit reports, disclosures, titles to collateral, verifications (including employment verification, deposit verification, etc.), mortgages, loan agreements, including building and loan agreements, guarantees, pledge agreements, financing statements, intercreditor agreements, participation agreements, sureties and insurance policies (including title insurance policies) and all modifications, waivers and consents relating to any of the foregoing.

A-3

“Loan Tape” means a data storage disk produced by Company from its management information systems regarding the Loans.

“Materially Burdensome Regulatory Condition” shall have the meaning stated in Section 6.1(a).

“Merger” shall have the meaning stated in the first Recital.

“Merger Consideration” shall have the meaning stated in Section 2.7(b).

“Merger Sub” shall have the meaning stated in the Preamble to this Agreement.

“Multiemployer Plan” shall mean a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA.

“Non-Election Share” shall have the meaning stated in Section 2.7(b)(iii).

“North Carolina Courts” shall have the meaning stated in Section 9.7(b).

“Notice Period” shall have the meaning stated in Section 5.3(d)(i).

“Parent” shall have the meaning stated in the Preamble to this Agreement.

“Parent Capitalization Date” shall have the meaning stated in Section 4.3.

“Parent Common Stock” shall have the meaning stated in Section 4.3.

“Parent Disclosure Schedule” shall mean the disclosure schedule dated as of the date of the Agreement and delivered by Company to Parent concurrent with the execution and delivery of the Agreement

“Parent Material Adverse Effect” shall mean, with respect to Parent, any event, development, change or effect that prevents, or would be reasonably likely to prevent, Parent from consummating the transactions contemplated hereby.

“Parent Preferred Stock” shall have the meaning stated in Section 4.3.

“Parent Regulatory Approvals” shall have the meaning stated in Section 4.5.

“Parent Representatives” shall have the meaning stated in Section 6.2.

“Parent Share Price” shall mean $22; provided, however, if the IPO Price is less than $21 per share or greater than $29 per share, the Parent Share Price shall equal the product of (i) the IPO Price and (ii) 0.9.

“Party” shall mean any of Parent, the Company, or Merger Sub, and “Parties” shall mean Parent, the Company, and Merger Sub.

“Pension Plan” shall have the meaning stated in Section 3.13(d).

“Per Share Cash Consideration” shall mean $2.875.

“Per Share Stock Consideration” shall mean the quotient obtained by dividing (i) the Total Parent Shares Issued by (ii) the Stock Conversion Number.

“Per Share TARP Discount Amount” shall mean the quotient obtained by dividing (i) the TARP Discount Amount by (ii) the number of shares of Company Common Stock outstanding immediately prior to the Effective Time.

“Permits” shall have the meaning stated in Section 3.15(a).

“Permitted Liens” shall have the meaning stated in Section 3.22.

“Person” shall mean any individual, Corporate Entity or Governmental Entity.

“Personal Property” means all of the personal property of Company and its Subsidiaries consisting of the trade fixtures, shelving, furniture, on-premises ATMs, equipment, security systems, safe deposit boxes (exclusive of contents), vaults, sign structures and supplies excluding any items consumed or disposed of, but including new items acquired or obtained, in the ordinary course of the operation of the business of Company and its Subsidiaries.

“Personal Property Leases” means the leases under which Company or its Subsidiaries lease Personal Property.

“Pool” shall have the meaning stated in Section 3.24(f).

“Previously Disclosed” with respect to (a) any party means information set forth in its Disclosure Schedule and (b) the Company means information publicly disclosed by the Company in (i) its Annual Report on Form 10-K for the fiscal year ended December 31, 2011, as filed by it with the SEC on March 23, 2012 (including all exhibits included or incorporated by reference therein) (the “Company 10-K”), (ii) its Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2011, June 30, 2011, and September 30, 2011, as filed by it with the SEC on May 12, 2011, August 10, 2011, and November 14, 2011, respectively, or (iii) any Current Report on Form 8-K filed or furnished by it with the SEC since January 1, 2011 and publicly available prior to the date of this Agreement (in each case excluding any risk factor disclosures contained in such documents under the heading “Risk Factors” and any disclosure of risks included in any “forward-looking statements” disclaimer or other statements that are similarly non-specific and are predictive or forward-looking in nature).

“Proprietary Rights” shall have the meaning stated in Section 3.23.

“Proxy Statement” shall have the meaning stated in Section 6.3(a).

“Regulatory Agreement” shall have the meaning stated in Section 3.17.

“Regulatory Approvals” shall mean the Requisite Regulatory Approvals and the Parent Regulatory Approvals.

“Representative” shall have the meaning stated in Section 5.3(a).

“Requisite Regulatory Approvals” shall have the meaning stated in Section 3.6.

“Sarbanes-Oxley Act” shall have the meaning stated in Section 3.7(b).

A-4

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” shall have the meaning stated in Section 3.7(a).

“Shortfall Number” shall have the meaning stated in Section 2.8(b).

“SRO” shall mean any domestic or foreign securities, broker-dealer, investment adviser and insurance industry self-regulatory organization.

“Stock Consideration” shall have the meaning stated in Section 2.7(b)(ii).

“Stock Conversion Number” shall be equal to the product of (i) the number of shares of Company Common Stock outstanding immediately prior to the Effective Time and (ii) 0.6.

“Stock Election” shall have the meaning stated in Section 2.7(b)(ii).

“Stock Election Share” shall have the meaning stated in Section 2.7(b)(ii).

“Stock Purchase Plan” shall have the meaning stated in Section 2.11.

“Subsidiary” and “Subsidiaries” shall have the meaning stated in Section 3.2(a).

“Superior Proposal” means any bona fide written Acquisition Proposal with respect to which the board of directors of the Company determines in its good faith judgment to be more favorable from a financial point of view to the Company’s shareholders than the Merger and to be reasonably capable of being consummated on the terms proposed, after (i) receiving the advice of outside counsel and a financial advisor and (ii) taking into account all relevant factors (including the likelihood of consummation of such transaction on the terms set forth therein; any proposed changes to this Agreement that may be proposed by Parent in response to such Acquisition Proposal; and all legal (with the advice of outside counsel), financial (including the financing terms of any such proposal), regulatory and other aspects of such proposal (including any expense reimbursement provisions and conditions to closing)); provided, that for purposes of the definition of “Superior Proposal,” the references to “20%” in the definition of Acquisition Transaction shall be deemed to be references to “80%.”

“Surviving Corporation” shall have the meaning stated in the first Recital.

“TARP Discount Amount” shall mean the product of (i) 0.5 and (ii) the excess, if any, of (a) the stated repurchase price of the Company Preferred Stock and the Treasury Warrant over (b) the purchase price agreed between Parent and the U.S. Department of the Treasury with respect to Parent’s purchase of any or all of the Company Preferred Stock and the Treasury Warrant.

“Tax” or “Taxes” shall mean all federal, state, local, and foreign income, excise, gross receipts, gross income, ad valorem, profits, gains, property, capital, sales, transfer, use, value-added, stamp, documentation, payroll, employment, severance, withholding, duties, license, intangibles, franchise, backup withholding, environmental, occupation, alternative or add-on minimum taxes, imposed by any Governmental Entity, and other taxes, charges, levies or like assessments, and including all penalties and additions to tax and interest thereon.

“Tax Return” shall mean any return, declaration, report, statement, information statement and other document filed or required to be filed with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof, supplied to a Governmental Entity.

“Termination Fee” shall have the meaning stated in Section 8.2(d).

“Total Parent Shares Issued” shall mean the quotient obtained by dividing (i) the product of (a) the Stock Conversion Number and (b) $2.875 by (ii) the Parent Share Price.

“Treasury Warrant” shall have the meaning stated in Section 3.3.

“Trust Preferred Securities” shall have the meaning stated in Section 3.5(b).

“Voting Debt” shall have the meaning stated in Section 3.3.

Article II
THE MERGER; DELIVERY OF MERGER CONSIDERATION

2.1           The Merger.

(a)          Subject to the terms and conditions of this Agreement, in accordance with the North Carolina Business Corporation Act (the “BCA”) at the Effective Time, Merger Sub shall merge with and into the Company. The Company shall be the Surviving Corporation in the Merger and shall continue its existence as a corporation under the laws of the State of North Carolina. As of the Effective Time, the separate corporate existence of Merger Sub shall cease.

A-5

(b)          Parent may at any time change the method of effecting the combination if and to the extent requested by Parent, and Company and Merger Sub agree to enter into such amendments to this Agreement as Parent may reasonably request in order to give effect to such restructuring; provided, however, that no such change or amendment shall alter or change the amount or kind of the Merger Consideration provided for in this Agreement.

2.2           Effective Time. The Merger shall become effective as of the date set forth in the articles of merger (the “Articles of Merger”) that shall be filed with the Secretary of State of the State of North Carolina. The term “Effective Time” shall be the date and time when the Merger becomes effective as set forth in the Articles of Merger.

2.3           Closing. On the terms and subject to the conditions set forth in this Agreement, the closing of the Merger (the “Closing”) shall take place at 10:00 a.m., New York City time, at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York, on a date no later than five Business Days after the satisfaction or waiver (subject to applicable law) of the latest to occur of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied or waived at the Closing), unless extended by mutual agreement of the parties (the “Closing Date”).

2.4           Articles of Incorporation and Bylaws of the Surviving Corporation. At the Effective Time, the articles of incorporation of the Company in effect immediately prior to the Effective Time shall be the articles of incorporation of the Surviving Corporation until thereafter amended in accordance with applicable law. The bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with applicable law and the terms of such bylaws.

2.5           Directors and Officers. Subject to applicable law, the directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal. The officers of the Company immediately prior to the Closing Date shall be the initial officers of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

2.6           Effects of the Merger. At and after the Effective Time, the Merger shall have the effects set forth in the BCA.

2.7           Conversion of Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, Company or the holder of any of the following securities:

(a)          No Effect on Parent Common Stock. Each share of Parent Stock outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall not be affected by the Merger.

A-6

(b)          Conversion of Company Common Stock. Each common share, no par value, of Company (“Company Common Stock”) issued and outstanding immediately prior to the Effective Time (other than any Cancelled Shares) shall, subject to Section 2.8, be converted into the right to receive the following consideration (the “Merger Consideration”):

(i)          Each share of Company Common Stock with respect to which an election to receive cash (a “Cash Election”) has been effectively made and not revoked pursuant to Section 2.12 (each, a “Cash Election Share”), or which is otherwise to receive cash consideration in accordance with the terms of this Agreement, shall be converted into the right to receive a CVR and to receive in cash from Parent an amount equal to the sum of (i) the Per Share Cash Consideration (the “Cash Consideration”) and (ii) the Per Share TARP Discount Amount.

(ii)         Each share of Company Common Stock with respect to which an election to receive stock consideration (a “Stock Election”) has been properly made and not revoked pursuant to Section 2.12 (each, a “Stock Election Share”), or which is otherwise to receive stock consideration in accordance with the terms of this Agreement, shall be converted into the right to receive, subject to adjustment in accordance with Section 2.7(e), (i) a number of shares of validly issued, fully paid and nonassessable shares of Parent Common Stock equal to the Per Share Stock Consideration (together with any cash in lieu of fractional shares of Parent Common Stock to be paid pursuant to Section 2.14(f), the “Stock Consideration”), (ii) the Per Share TARP Discount Amount and (iii) a CVR.

(iii)        Each share of Company Common Stock with respect to which neither a Cash Election or a Stock Election has been properly made and not revoked pursuant to Section 2.12 (each a “Non-Election Share”) shall be converted into the right to receive from Parent a CVR, the Per Share TARP Discount Amount and such Stock Consideration and/or Cash Consideration as is determined in accordance with Section 2.8.

(c)          Cancellation of Certain Shares of Company Common Stock. All shares of Company Common Stock issued and outstanding immediately prior to the Effective Time that are owned by Parent, Merger Sub, Company or any wholly owned subsidiaries of Company or Parent (other than (i) shares of Company Common Stock held in trust accounts, managed accounts and the like, or otherwise held in a fiduciary or agency capacity, that are beneficially owned by third parties and (ii) shares of Company Common Stock held, directly or indirectly, by Parent or Company in respect of a debt previously contracted) shall be cancelled and shall cease to exist and no stock of Parent or other consideration shall be delivered in exchange therefor (such cancelled shares, the “Cancelled Shares”).

(d)          Conversion of Merger Sub Stock. Each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation, following which, the Surviving Corporation shall be a wholly owned Subsidiary of Parent. From and after the Effective Time, all certificates representing the common stock of Merger Sub shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which they were converted in accordance with the immediately preceding sentence.

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(e)          Adjustments. If, between the date of this Agreement and the Effective Time, the outstanding shares of Parent Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization, an appropriate and proportionate adjustment shall be made to the Merger Consideration, Exchange Ratio and other dependent items, as applicable.

(f)          Dissenting Shares. Notwithstanding any other provision contained in this Agreement, shares of Company Common Stock that are issued and outstanding as of the Effective Time and that are held by a shareholder who has perfected his or her right to dissent under the BCA and has not effectively withdrawn or lost such right as of the Effective Date (any such shares being referred to herein as “Dissenting Shares”) shall not be converted into the right to receive the Merger Consideration as provided in Section 2.7(b) and instead shall be entitled to such rights (but only such rights) as are granted by the BCA (unless and until such shareholder shall have failed to perfect, or shall have effectively withdrawn or lost, such shareholder’s right to dissent from the Merger under the BCA) and to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to and subject to the requirements of the BCA. If any such shareholder shall have failed to perfect or shall have effectively withdrawn or lost such right prior to the Election Deadline, each of such holder’s shares of Company Common Stock shall thereupon be deemed to be Non-Election Shares for all purposes of this Agreement, unless such shareholder shall thereafter otherwise make a timely Election under this Agreement. If any holder of Dissenting Shares shall have so failed to perfect or has effectively withdrawn or lost such shareholder’s right to dissent from the Merger after the Election Deadline, each of such holder’s shares of Company Common Stock shall thereupon be deemed to have been converted into and to have become, as of the Effective Time, the right to receive the Stock Consideration or the Cash Consideration, or a combination thereof, as determined by Parent in its sole discretion (subject to Section 2.7(g)). Company shall give Parent (i) prompt notice of any notice or demand for appraisal or payment for shares of Company Common Stock received by Company and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to any such demand or notices. Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle, offer for settle or otherwise negotiate any such demands.

(g)          Preferred Stock; Warrant. Each share of Company Preferred Stock outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall not be affected by the Merger. The Merger shall have the effects on the Treasury Warrant set forth in the Treasury Warrant.

2.8           Proration. Notwithstanding any other provision contained in this Agreement, the total number of shares of Company Common Stock that shall be converted into the right to receive the Cash Consideration pursuant to Section 2.7 (which, for this purpose, shall be deemed to include the Dissenting Shares determined as of the Effective Time) shall be equal to the Cash Conversion Number, and the number of shares of Company Common Stock that shall be converted into the right to receive the Stock Consideration pursuant to Section 2.7 shall be equal to the Stock Conversion Number. As soon as reasonably practicable after the Effective Time, Parent shall cause the Exchange Agent to effect the allocation among holders of Company Common Stock of rights to receive the Cash Consideration and the Stock Consideration as follows:

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(a)          If the aggregate number of shares of Company Common Stock with respect to which Cash Elections shall have been made (which, for this purpose, shall be deemed to include the Dissenting Shares determined as of the Effective Time) (the “Cash Election Number”) exceeds the Cash Conversion Number, then all Stock Election Shares and all Non-Election Shares shall be converted into the right to receive the Stock Consideration, and Cash Election Shares of each holder thereof will be converted into the right to receive the Cash Consideration in respect of that number of Cash Election Shares equal to the product obtained by multiplying (x) the number of Cash Election Shares held by such holder by (y) a fraction, the numerator of which is the excess, if any, of the Cash Conversion Number over the number of Dissenting Shares determined as of the Effective Time and the denominator of which is the number of Cash Election Shares (with the Exchange Agent to determine, consistent with this Section 2.8, whether fractions of Cash Election Shares shall be rounded up or down), with the remaining number of such holder’s Cash Election Shares being converted into the right to receive the Stock Consideration; and

(b)          If the Cash Election Number is less than the Cash Conversion Number (the amount by which the Cash Conversion Number exceeds the Cash Election Number being referred to herein as the “Shortfall Number”), then (i) all Cash Election Shares shall be converted into the right to receive the Cash Consideration and (ii) all Non-Election Shares and Stock Election Shares shall be treated in the following manner:

(i)          If the Shortfall Number is less than or equal to the number of Non-Election Shares, then all Stock Election Shares shall be converted into the right to receive the Stock Consideration, and the Non-Election Shares of each holder thereof shall convert into the right to receive the Cash Consideration in respect of the number of Non-Election Shares equal to the product obtained by multiplying (x) the number of Non-Election Shares held by such holder by (y) a fraction, the numerator of which is the Shortfall Number and the denominator of which is the total number of Non-Election Shares (with the Exchange Agent to determine, consistent with this Section 2.8, whether fractions of Non-Election Shares shall be rounded up or down), with the remaining number of such holder’s Non-Election Shares being converted into the right to receive the Stock Consideration; or

(ii)         If the Shortfall Number exceeds the number of Non-Election Shares, then all Non-Election Shares shall be converted into the right to receive the Cash Consideration, and Stock Election Shares of each holder thereof shall convert into the right to receive the Cash Consideration in respect of that number of Stock Election Shares equal to the product obtained by multiplying (x) the number of Stock Election Shares held by such holder by (y) a fraction, the numerator of which is the amount by which (1) the Shortfall Number exceeds (2) the total number of Non-Election Shares, and the denominator of which is the total number of Stock Election shares (with the Exchange Agent to determine, consistent with this Section 2.8, whether fractions of Stock Election Shares shall be rounded up or down), with the remaining number of such holder’s Stock Election Shares being converted into the right to receive the Stock Consideration.

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2.9           Stock Options. As soon as practicable following the date of this Agreement, the board of directors of the Company (or the appropriate committee thereof) shall take all necessary actions, including adopting any necessary resolutions and amendments, to provide that effective as of ten Business Days prior to the Election Deadline, all outstanding options to purchase shares of Company Common Stock (“Company Stock Options”) granted under the Company’s 1997 Incentive Stock Option Plan, the 1997 Nonstatutory Stock Option Plan, the 2002 Incentive Stock Option Plan, the 2002 Nonstatutory Stock Option Plan and the 2006 Nonstatutory Stock Option Plan (collectively with the Company’s Restricted Stock Plan, the “Company Stock Plans”), shall vest in full and become exercisable, such that each holder thereof may elect to exercise his or her Company Stock Options prior to the Election Deadline and have the shares of Company Common Stock received in respect thereof treated in accordance with Section 2.7 of this Agreement. At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each Company Stock Option that is outstanding immediately prior to the Effective Time shall automatically be cancelled at the Effective Time and converted into the right to receive, as soon as practicable following the Effective Time, a lump sum cash payment equal to the product of (i) the number of shares subject to such Company Stock Option and (ii) the excess, if any, of (A) the Per Share Cash Consideration over (B) the exercise price per share of such Company Stock Option, less applicable tax withholding. Prior to the Effective Time, the board of directors of the Company shall take all necessary actions to ensure that following the Effective Time no rights remain outstanding to acquire or receive Company Common Stock (or payments in respect thereof) under the Company Stock Plan or otherwise.

2.10         Restricted Stock Awards. As of immediately prior to the Effective Time, each restricted share of Company Common Stock granted to any employee or director of the Company or any of its Subsidiaries under the Company’s Restricted Stock Plan that is outstanding as of such time (collectively, the “Company Restricted Shares”) shall vest in full and the restrictions thereon shall lapse, and, as of the Effective Time, each share of Company Common Stock that was formerly a Company Restricted Share shall be entitled to receive the Merger Consideration determined in accordance with Section 2.7 of this Agreement based on the holder’s election in accordance with Section 2.12 of this Agreement; provided, however, that, upon the lapsing of restrictions with respect to each such Company Restricted Share, the Company shall be entitled to deduct and withhold such amounts as may be required to be deducted and withheld under the Code and any applicable state or local tax law with respect to the lapsing of such restrictions. Prior to the Effective Time, the board of directors of the Company shall take all necessary actions to ensure that following the Effective Time no rights remain outstanding to acquire or receive Company Common Stock (or payments in respect thereof) under the Company Stock Plan or otherwise.

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2.11         Employee Stock Purchase Plan. As soon as practicable following the date of this Agreement, the board of directors of the Company (or the appropriate committee thereof) shall take all necessary actions, including adopting any necessary resolutions and amendments, to (i) terminate the 2002 Employee Stock Purchase Plan (the “Stock Purchase Plan”) as of no later than immediately prior to the Effective Time, (ii) ensure that no option period under the Stock Purchase Plan shall be commenced on or after the date of this Agreement, (iii) if the Effective Time shall occur prior to the end of the option periods in existence under the Stock Purchase Plan on the date of this Agreement, cause a new exercise date to be set under the Stock Purchase Plan, which date shall be the end of the payroll period that is at least ten (10) Business Days prior to the anticipated Effective Time, (iv) prohibit participants in the Stock Purchase Plan from altering their payroll deductions from those in effect on the date of this Agreement (other than to discontinue their participation in the Stock Purchase Plan in accordance with the terms and conditions of the Stock Purchase Plan), (v) provide that the amount of the accumulated contributions of each participant under the Stock Purchase Plan as of immediately prior to the Effective Time shall, to the extent not used to purchase shares of Company Common Stock in accordance with the terms and conditions of the Stock Purchase Plan (as amended pursuant to this Section 2.11), be refunded to such participant as promptly as practicable following the Effective Time (without interest); and (vi) ensure that no current or former employees, officers, directors or other service providers of Company and its Subsidiaries or their beneficiaries have any right to receive shares of Parent Common Stock under the Stock Purchase Plan.

2.12         Election Procedures. Each holder of record of shares of Company Common Stock (“Holder”) shall have the right, subject to the limitations set forth in this Article II, to submit an election in accordance with the following procedures:

(a)          Each Holder may specify in a request made in accordance with the provisions of this Section 2.12 (herein called an “Election”) (i) the number of shares of Company Common Stock owned by such Holder with respect to which such Holder desires to make a Stock Election and (ii) the number of shares of Company Common Stock owned by such Holder with respect to which such Holder desires to make a Cash Election.

(b)          Parent shall prepare a form reasonably acceptable to Company (the “Form of Election”) which shall be mailed to record holders of Company Common Stock so as to permit those holders to exercise their right to make an Election prior to the Election Deadline.

(c)          Parent shall make the Form of Election initially available not less than twenty (20) Business Days prior to the anticipated Election Deadline and shall use commercially reasonable efforts to make available as promptly as possible a Form of Election to any shareholder of Company who requests such Form of Election following the initial mailing of the Forms of Election and prior to the Election Deadline.

(d)          Any Election shall have been made properly only if the person authorized to receive Elections and to act as exchange agent under this Agreement, which person shall be a bank or trust company selected by Parent and reasonably acceptable to Company (the “Exchange Agent”), pursuant to an agreement (the “Exchange Agent Agreement”) entered into prior to the mailing of the Form of Election to Company shareholders, shall have received, by the Election Deadline, a Form of Election properly completed and signed and accompanied by Certificates to which such Form of Election relates or by an appropriate customary guarantee of delivery of such certificates, as set forth in such Form of Election, from a member of any registered national securities exchange or a commercial bank or trust company in the United States; provided that such Certificates are in fact delivered to the Exchange Agent by the time required in such guarantee of delivery. Failure to deliver shares of Company Common Stock covered by such a guarantee of delivery within the time set forth on such guarantee shall be deemed to invalidate any otherwise properly made Election, unless otherwise determined by Parent, in its sole discretion. As used herein, unless otherwise agreed in advance by the parties, “Election Deadline” means 5:00 p.m. local time (in the city in which the principal office of the Exchange Agent is located) on the date that Parent and Company shall agree is as near as practicable to five (5) Business Days prior to the expected Closing Date.

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(e)          Any Company shareholder may, at any time prior to the Election Deadline, change or revoke his or her Election by written notice received by the Exchange Agent prior to the Election Deadline accompanied by a properly completed and signed revised Form of Election. Subject to the terms of the Exchange Agent Agreement, if Parent shall determine in its reasonable discretion that any Election is not properly made with respect to any shares of Company Common Stock (neither Parent nor Company nor the Exchange Agent being under any duty to notify any shareholder of any such defect), such Election shall be deemed to be not in effect, and the shares of Company Common Stock covered by such Election shall, for purposes hereof, be deemed to be Non-Election Shares, unless a proper Election is thereafter timely made.

(f)          Any Company shareholder may, at any time prior to the Election Deadline, revoke his or her Election by written notice received by the Exchange Agent prior to the Election Deadline or by withdrawal prior to the Election Deadline of his or her Certificates, or of the guarantee of delivery of such Certificates, previously deposited with the Exchange Agent. All Elections shall be automatically deemed revoked upon receipt by the Exchange Agent of written notification from Parent or Company that this Agreement has been terminated in accordance with Article VIII.

(g)          Subject to the terms of the Exchange Agent Agreement, Parent, in the exercise of its reasonable discretion, shall have the right to make all determinations, not inconsistent with the terms of this Agreement, governing (i) the validity of the Forms of Election and compliance by any Company shareholder with the Election procedures set forth herein, (ii) the manner and extent to which Elections are to be taken into account in making the determinations prescribed by Section 2.7, (iii) the issuance and delivery of certificates representing the whole number of shares of Parent Common Stock into which shares of Company Common Stock are converted in the Merger and (iv) the method of payment of cash for shares of Company Common Stock converted into the right to receive the Cash Consideration, of cash for the TARP Discount Amount, and cash in lieu of fractional shares of Parent Common Stock.

2.13         Merger Consideration. At or prior to the Effective Time, Parent shall make available to the Exchange Agent, (i) certificates representing the number of shares of Parent Common Stock sufficient to deliver, and Parent shall instruct the Exchange Agent to timely deliver, the aggregate Stock Consideration, (ii) immediately available funds equal to the aggregate Cash Consideration (together with, to the extent then determinable, any cash payable in lieu of fractional shares pursuant to Section 2.14(f)), and (iii), if the TARP Discount Amount has been determined, immediately available funds equal to the TARP Discount Amount (collectively, the “Exchange Fund”). If the TARP Discount Amount has not been determined prior to the Effective Tiime, Parent shall make available to the Exchange Agent immediately available funds equal to the TARP Discount Amount within a commercially reasonable time after Parent shall have determined the TARP Discount Amount. Parent shall instruct the Exchange Agent to timely pay the Cash Consideration, such cash in lieu of fractional shares, and the TARP Discount Amount in accordance with this Agreement.

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2.14         Delivery of Merger Consideration.

(a)          As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of Certificate(s) which immediately prior to the Effective Time represented outstanding shares of Company Common Stock whose shares were converted into the right to receive the Merger Consideration pursuant to Section 2.7 and any cash in lieu of fractional shares of Parent Common Stock to be issued or paid in consideration therefor who did not properly complete and submit an Election Form, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to Certificate(s) shall pass, only upon delivery of Certificate(s) (or affidavits of loss in lieu of such Certificate(s))) (the “Letter of Transmittal”) to the Exchange Agent and shall be substantially in such form and have such other provisions as shall be prescribed by the Exchange Agent Agreement and (ii) instructions for use in surrendering Certificate(s) in exchange for the Merger Consideration and any cash in lieu of fractional shares of Parent Common Stock to be issued or paid in consideration therefor in accordance with Section 2.14(f) upon surrender of such Certificate and any dividends or distributions to which such holder is entitled pursuant to Section 2.14(c).

(b)          Upon surrender to the Exchange Agent of its Certificate(s), accompanied by a properly completed Form of Election or a properly completed Letter of Transmittal, a holder of Company Common Stock will be entitled to receive, promptly after the Effective Time, the Merger Consideration (elected or deemed elected by it, subject to, and in accordance with Sections 2.7 and 2.8) and any cash in lieu of fractional shares of Parent Common Stock to be issued or paid in consideration therefor in respect of the shares of Company Common Stock represented by its Certificate(s). Until so surrendered, each such Certificate shall represent after the Effective Time, for all purposes, only the right to receive, without interest, the Merger Consideration and any cash in lieu of fractional shares of Parent Common Stock to be issued or paid in consideration therefor upon surrender of such Certificate in accordance with, and any dividends or distributions to which such holder is entitled pursuant to, this Article II.

(c)          No dividends or other distributions with respect to Parent Common Stock shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby, in each case unless and until the surrender of such Certificate in accordance with this Article II. Subject to the effect of applicable abandoned property, escheat or similar laws, following surrender of any such Certificate in accordance with this Article II the record holder thereof shall be entitled to receive, without interest, (i) the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to the whole shares of Parent Common Stock represented by such Certificate and not paid and/or (ii) at the appropriate payment date, the amount of dividends or other distributions payable with respect to shares of Parent Common Stock represented by such Certificate with a record date after the Effective Time (but before such surrender date) and with a payment date subsequent to the issuance of the Parent Common Stock issuable with respect to such Certificate.

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(d)          In the event of a transfer of ownership of a Certificate representing Company Common Stock that is not registered in the stock transfer records of Company, the proper amount of cash and/or shares of Parent Common Stock shall be paid or issued in exchange therefor to a person other than the person in whose name the Certificate so surrendered is registered if the Certificate formerly representing such Company Common Stock shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment or issuance shall pay any transfer or other similar Taxes required by reason of the payment or issuance to a person other than the registered holder of the Certificate or establish to the satisfaction of Parent that the Tax has been paid or is not applicable. The Exchange Agent (or, subsequent to the first anniversary of the Effective Time, Parent) shall be entitled to deduct and withhold from any cash portion of the Merger Consideration, any cash in lieu of fractional shares of Parent Common Stock, cash dividends or distributions payable pursuant to Section 2.14(c) hereof and any other cash amounts otherwise payable pursuant to this Agreement to any holder of Company Common Stock (including with respect to any Dissenting Shares) such amounts as the Exchange Agent or Parent, as the case may be, is required to deduct and withhold under the Code, or any provision of state, local or foreign Tax law, with respect to the making of such payment. To the extent the amounts are so withheld by the Exchange Agent or Parent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of shares of Company Common Stock in respect of whom such deduction and withholding was made by the Exchange Agent or Parent, as the case may be.

(e)          After the Effective Time, there shall be no transfers on the stock transfer books of Company of any shares of Company Common Stock that were issued and outstanding immediately prior to the Effective Time other than to settle transfers of Company Common Stock that occurred prior to the Effective Time. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be cancelled and exchanged for the Merger Consideration and any cash in lieu of fractional shares of Parent Common Stock to be issued or paid in consideration therefor in accordance with Section 2.7 and the procedures set forth in this Article II.

(f)          Notwithstanding anything to the contrary contained in this Agreement, no certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender of Certificates for exchange, no dividend or distribution with respect to Parent Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a shareholder of Parent. In lieu of the issuance of any such fractional share, Parent shall pay to each former shareholder of Company who otherwise would be entitled to receive such fractional share, an amount in cash (rounded to the nearest whole cent) determined by multiplying (i) the Parent Share Price by (ii) the fraction of a share (after taking into account all shares of Company Common Stock held by such holder at the Effective Time and rounded to the nearest one thousandth when expressed in decimal form) of Parent Common Stock to which such holder would otherwise be entitled to receive pursuant to Section 2.7. The parties acknowledge that payment of the cash consideration in lieu of issuing fractional shares was not separately bargain-for consideration but merely represents a mechanical rounding off for purposes of avoiding the expense and inconvenience to Parent that would otherwise be caused by the issuance of fractional shares.

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(g)          Any portion of the Exchange Fund that remains unclaimed by the shareholders of Company as of the first anniversary of the Effective Time shall be paid to Parent. Any former shareholders of Company who have not theretofore complied with this Article II shall thereafter look only to Parent with respect to the Merger Consideration, any cash in lieu of any fractional shares and any unpaid dividends and distributions on the Parent Common Stock deliverable in respect of each share of Company Common Stock such shareholder holds as determined pursuant to this Agreement, in each case, without any interest thereon. Any Merger Consideration remaining unclaimed as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Entity shall, to the extent permitted by applicable law, become the property of Parent free and clear of any claims or interest of any Person previously entitled thereto. Notwithstanding the foregoing, none of Parent, Company, the Exchange Agent or any other person shall be liable to any former holder of shares of Company Common Stock for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws.

(h)          In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if reasonably required by Parent or the Exchange Agent, the posting by such person of a bond in such amount as Parent may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof pursuant to this Agreement.

Article III
REPRESENTATIONS AND WARRANTIES OF COMPANY

Company represents and warrants to Parent, as of the date of this Agreement and as of the Closing Date (except to the extent made only as of a specified date, in which case as of such date) that, except as Previously Disclosed:

3.1           Disclosure. On or prior to the date hereof, the Company delivered to Parent the Company Disclosure Schedule.

3.2           Organization and Authority.

(a)          The Company is, and at the Closing Date will be, a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina. The Company is a bank holding company duly registered under the BHCA. The Company has, and at the Closing Date will have, the power and authority (corporate, governmental, regulatory and otherwise) and has or will have all necessary approvals, orders, licenses, certificates, permits and other governmental authorizations (collectively, the “Authorizations”) to own or lease all of the assets owned or leased by it and to conduct its business in all material respects in the manner Previously Disclosed, and has the corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted except where the failure to have such power and authority or such Authorizations has not had, individually or in the aggregate, a Company Material Adverse Effect. The Company is, and at the Closing Date will be, duly licensed or qualified to do business and in good standing as a foreign corporation in all jurisdictions in which the nature of the activities conducted by the Company requires such qualification except for jurisdictions in which the failure to be so qualified or authorized has not had, individually or in the aggregate, a Company Material Adverse Effect. The Articles of Incorporation, as amended, of the Company (the “Charter”) comply in all material respects with applicable law. A complete and correct copy of the Charter and bylaws of the Company, as amended and as currently in effect, has been delivered or made available to Parent. The Company’s direct and indirect subsidiaries (other than the Bank) (each a “Subsidiary” and collectively the “Subsidiaries”) are listed on Section 3.2(a) of the Company Disclosure Schedule.

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(b)          Southern Community Bank and Trust (the “Bank”) is a wholly owned subsidiary of the Company and is a corporation and state chartered bank duly organized, validly existing and in good standing under the Laws of the State of North Carolina. The deposit accounts of the Bank are insured up to applicable limits by the Deposit Insurance Fund, which is administered by the Federal Deposit Insurance Corporation (the “FDIC”); all premiums and assessments required to be paid in connection therewith have been paid when due; and no proceedings for the termination or revocation of such insurance are pending or, to the Knowledge of the Company, threatened. The Bank has the power and authority (corporate, governmental, regulatory and otherwise) and has or will have all necessary Authorizations to own or lease all of the assets owned or leased by it and to conduct its business in all material respects in the manner Previously Disclosed, except where the failure to have such power and authority or such Authorizations has not had, individually or in the aggregate, a Company Material Adverse Effect. The Bank is duly licensed or qualified to do business and in good standing in all jurisdictions in which the nature of the activities conducted by the Bank requires such qualification except for jurisdictions in which the failure to be so qualified or authorized has not had, individually or in the aggregate, a Company Material Adverse Effect. The articles of incorporation (“Bank Charter”) of the Bank complies in all material respects with applicable law. A complete and correct copy of the Bank Charter and the bylaws of the Bank, as amended and as currently in effect, has been delivered or made available to Parent.

(c)          Each of the Subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization. Each such Subsidiary has the power and authority (corporate, governmental, regulatory and otherwise) and has or will have all necessary Authorizations to own or lease all of the assets owned or leased by it and to conduct its business in all material respects as Previously Disclosed, except where the failure to have such power and authority or such Authorizations has not had, individually or in the aggregate, a Company Material Adverse Effect. Each such Subsidiary is duly licensed or qualified to do business and in good standing as a foreign corporation or other legal entity in all jurisdictions in which the nature of the activities conducted by such Subsidiary requires such qualification except for jurisdictions in which the failure to be so qualified or authorized has not had, individually or in the aggregate, a Company Material Adverse Effect. The charter, articles or certificate of incorporation, certificate of trust or other organizational document of each Subsidiary comply in all material respects with applicable Law. A complete and correct copy of the charter, articles or certificate of incorporation or certificate of trust and bylaws of each Subsidiary (or similar governing documents), as amended and as currently in effect, has been delivered or made available to Parent.

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3.3           Capitalization. The authorized capital stock of the Company consists of 30,000,000 shares of Company Common Stock and 1,000,000 shares of preferred stock, no par value, of the Company (the “Company Preferred Stock”). As of the close of business on March 1, 2012 (the “Capitalization Date”), there were 16,859,825 shares of Company Common Stock outstanding (which includes 103,500 Company Restricted Shares), 541,650 shares of Company Common Stock subject to outstanding Company Stock Options and 42,750 shares of Series A Company Preferred Stock outstanding. Since the Capitalization Date and through the date of this Agreement, except in connection with this Agreement and the transactions contemplated hereby, and as set forth in Section 3.3 of the Company Disclosure Schedule, the Company has not (1) issued or authorized the issuance of any shares of Company Common Stock or Company Preferred Stock, or any securities convertible into or exchangeable or exercisable for shares of Company Common Stock or Company Preferred Stock, (2) reserved for issuance any shares of Company Common Stock or Company Preferred Stock or (3) repurchased or redeemed, or authorized the repurchase or redemption of, any shares of Company Common Stock or Company Preferred Stock. As of the close of business on the Capitalization Date, other than in respect of shares of Common Stock reserved for issuance in connection with any stock option or other equity incentive plan in respect of which an aggregate of no more than 854,111 shares of Common Stock have been reserved for issuance and an additional 799,170 shares reserved for issuance under the Stock Purchase Plan, no shares of Company Common Stock or Company Preferred Stock were reserved for issuance. All of the issued and outstanding shares of Company Common Stock or Company Preferred Stock have been duly authorized and validly issued and are fully paid and nonassessable, and have been issued in compliance with all federal and state securities laws, and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities. No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which the shareholders of the Company may vote (“Voting Debt”) are issued and outstanding. As of the date of this Agreement, except (A) pursuant to any cashless exercise provisions of any Company stock options or pursuant to the surrender of shares to the Company or the withholding of shares by the Company to cover tax withholding obligations under the Benefit Plans, (B) the warrant to purchase up to 1,623,418 shares of Company Common Stock sold by the Company to the Treasury pursuant to that certain Letter Agreement and Securities Purchase Agreement dated as of December 5, 2008 (the “Treasury Warrant”) or (C) as set forth elsewhere in this Section 3.3 or on the Company Disclosure Schedule, the Company does not have and is not bound by any outstanding subscriptions, options, calls, commitments or agreements of any character calling for the purchase or issuance of, or securities or rights convertible into or exchangeable for, any shares of Company Common Stock or Company Preferred Stock or any other equity securities of the Company or Voting Debt or any securities representing the right to purchase or otherwise receive any shares of capital stock of the Company (including any rights plan or agreement). Section 3.3 of the Company Disclosure Schedule sets forth a table listing the outstanding series of trust preferred and subordinated debt securities of the Company and the Bank and certain information with respect thereto, including the holders of such securities as of the date of this Agreement if known to the Company, and all such information is accurate and complete to the Knowledge of the Company and the Bank.

3.4           Subsidiaries. With respect to the Bank and each of the Subsidiaries, (1) all the issued and outstanding shares of such entity’s capital stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all federal and state securities Laws, and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and (2) there are no outstanding options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into or exchangeable for, or any contracts or commitments to issue or sell, shares of such entity’s capital stock, any other equity security or any Voting Debt, or any such options, rights, convertible securities or obligations. Except as set forth in Section 3.4 of the Company Disclosure Schedule, the Company owns, directly or indirectly, all of the issued and outstanding shares of capital stock of each of the Bank and the Subsidiaries, free and clear of all Liens. Except as set forth in Section 3.4 of the Company Disclosure Schedule, the Company does not own, directly or indirectly, any capital stock or other equity securities of any person that is not a Subsidiary or the Bank.

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3.5           Authorization.

(a)          The Company has the full legal right, corporate power and authority to enter into this Agreement and the other agreements referenced herein to which it will be a party and to carry out its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the other agreements referenced herein to which the Company will be a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the Board of Directors of the Company. The Board of Directors of the Company has determined that this Agreement is advisable and in the best interests of the Company and its shareholders and has directed that this Agreement be submitted to the Company’s shareholders for approval and adoption at a duly held meeting of such shareholders and has adopted a resolution to the foregoing effect. This Agreement has been, and the other agreements referenced herein to which the Company will be a party, when executed, will be, duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery by Parent and Merger Sub, is and will be a valid and binding obligation of the Company enforceable against the Company in accordance with its terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles). No other corporate proceedings are necessary for the execution and delivery by the Company of this Agreement and the other agreements referenced herein to which it will be a party, the performance by it of their obligations hereunder and thereunder or the consummation by it of the transactions contemplated hereby and thereby, including the plan of merger contained in this Agreement, other than receipt of the affirmative vote of the holders of a majority of shares of Company Common Stock entitled to vote to adopt and approve the plan of merger contained in this Agreement (the “Company Shareholder Approval”).

(b)          Neither the execution and delivery by the Company of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance by the Company with any of the provisions hereof, will (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or result in the loss of any benefit or creation of any right on the part of any third party under, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any Liens upon any of the material properties or assets of the Company, the Bank or any Subsidiary under any of the terms, conditions or provisions of (i) its charter or bylaws (or similar governing documents) or the certificate of incorporation, charter, bylaws or other governing instrument of any Subsidiary or (ii) except as set forth in Section 3.5(b) of the Company Disclosure Schedule, and except for defaults that would not have nor reasonably be expected to have a Company Material Adverse Effect, any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company, the Bank or any Subsidiary is a party or by which it may be bound, including without limitation the trust preferred securities issued by Southern Community Capital Trust II and Southern Community Capital Trust III or the related indentures (collectively, the “Trust Preferred Securities”), or to which the Company, the Bank or any Subsidiary or any of the properties or assets of the Company, the Bank or any Subsidiary may be subject, or (B) except for violations that have not had a Company Material Adverse Effect, assuming the consents referred to in Section 3.6 are duly obtained, violate any Law applicable to the Company, the Bank or any Subsidiary or any of their respective properties or assets.

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3.6           Consents and Approvals. Except for (i) the approval by the Federal Reserve Board under the BHCA, (ii) the notices, consents, approvals, waivers, authorizations, filings and registrations set forth in Section 3.6 of the Company Disclosure Schedule, (iii) the filing of the Articles of Merger with the Secretary of State of the State of North Carolina pursuant to the BCA and (iv) if required, any approvals or filings required by the HSR Act (such consents or approvals, the “Requisite Regulatory Approvals”), no governmental or any other material consents, approvals, authorizations, applications, registrations and qualifications are required to be obtained in connection with or for the consummation of the transactions contemplated by this Agreement. Other than the securities or blue sky laws of the various states and the Requisite Regulatory Approvals, no material notice to, registration, declaration or filing with, exemption or review by, or authorization, order, consent or approval of, any Governmental Entity or SRO, or expiration or termination of any statutory waiting period, is necessary for the consummation by the Company of the transactions contemplated by this Agreement.

3.7           Reports.

(a)          Since December 31, 2008, the Company, the Bank and each Subsidiary has timely filed all material reports, registrations, documents, filings, statements and submissions, together with any amendments thereto, that it was required to file with any Governmental Entity or SRO having jurisdiction over the Company (the foregoing, collectively, the “Company Reports”) and has paid all material fees and assessments due and payable in connection therewith. As of their respective dates of filing, the Company Reports complied in all material respects with all statutes and applicable rules and regulations of the applicable Governmental Entities or SROs. Except as set forth in Section 3.7(a) of the Company Disclosure Schedule, to the Knowledge of the Company, as of the date of this Agreement, there are no outstanding comments from the SEC or any other Governmental Entity or any SRO with respect to any Company Report. In the case of each such Company Report filed with or furnished to the SEC, such Company Report did not, as of its date or if amended prior to the date of this Agreement, as of the date of such amendment, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made in it, in light of the circumstances under which they were made, not misleading and complied as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). With respect to all other Company Reports, to the Knowledge of the Company, the Company Reports were complete and accurate in all material respects as of their respective dates, or the dates of their respective amendments. No executive officer of the Company, the Bank or any Subsidiary has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act. Copies of all Company Reports not otherwise publicly filed have, to the extent allowed by applicable law, been made available to Parent by the Company. Except for normal examinations conducted by a Governmental Entity or SRO in the regular course of the business of the Company, the Bank and the Subsidiaries, no Governmental Entity or SRO has initiated any proceeding or, to the Knowledge of the Company, investigation into the business or operations of the Company, the Bank or any Subsidiary since December 31, 2008. Except as set forth in Section 3.7(a) of the Company Disclosure Schedule, to the Knowledge of the Company, there is no unresolved violation, criticism or exception by any Governmental Entity or SRO with respect to any report or statement relating to any examinations of the Company, the Bank or any of the Subsidiaries.

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(b)          The Company (i) keeps books, records and accounts that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company, the Bank and the Subsidiaries, and (ii) maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company (A) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to the Company, including the Bank and the Subsidiaries, is made known to the chief executive officer and the chief financial officer of the Company by others within those entities, and (B) has disclosed, based on its most recent evaluation prior to the date hereof, to the Company’s outside auditors and the audit committee of the Board of Directors (x) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. Since December 31, 2008, (A) none of the Company, the Bank or any Subsidiary or, to the Knowledge of the Company or the Bank, any director, officer, employee, auditor, accountant or representative of the Company, the Bank or any Subsidiary has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company, the Bank or any Subsidiary or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Company, the Bank or any Subsidiary has engaged in questionable accounting or auditing practices, and (B) no attorney representing the Company, the Bank or any Subsidiary, whether or not employed by the Company, the Bank or any Subsidiary, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Company’s Board of Directors or any committee thereof or to any director or officer of the Company. The Company is otherwise in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), as amended and the rules and regulations promulgated thereunder and as of the date of this Agreement. The Company has no Knowledge of any reason that its outside auditors and its chief executive officer and chief financial officer shall not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act, without qualification, when next due.

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3.8           Financial Statements.

(a)          The Company has previously made available to Parent copies of the consolidated statements of financial condition of the Company, the Bank and the Subsidiaries as of December 31 for the fiscal years 2008, 2009, 2010 and 2011, and the related consolidated statements of operations, of comprehensive income, of changes in shareholders’ equity, and of cash flows for the fiscal years 2009 through 2011, inclusive, as reported in the Company 10-K, in each case accompanied by the audit report of Dixon Hughes Goodman LLP. The December 31, 2011 consolidated statement of financial condition of the Company (including the related notes, where applicable) fairly presents in all material respects the consolidated financial position of the Company, the Bank and the Subsidiaries as of the date thereof, and the other financial statements referred to in this Section 3.8 (including the related notes, where applicable) fairly present in all material respects, and the financial statements to be filed by the Company with the SEC after the date of this Agreement will fairly present in all material respects (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount), the results of the consolidated operations, comprehensive income, changes in shareholders’ equity, cash flows and the consolidated financial position of the Company, the Bank and the Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable) in all material respects complies, and the financial statements to be filed by the Company with the SEC after the date of this Agreement will comply, with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and each of such statements (including the related notes, where applicable) has been, and the financial statements to be filed by the Company with the SEC after the date of this Agreement will be, prepared in accordance with GAAP consistently applied during the periods involved, except as indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q. There is no transaction, arrangement or other relationship between the Company, the Bank or any Subsidiary and an unconsolidated or other Affiliated entity that is not reflected on the financial statements specified in this Section 3.8. The books and records of the Company, the Bank and the Subsidiaries in all material respects have been, and are being, maintained in accordance with applicable law and GAAP accounting requirements and reflect only actual transactions. Dixon Hughes Goodman LLP has not resigned or been dismissed as independent public accountants of the Company as a result of or in connection with any disagreements with the Company on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

(b)          Dixon Hughes Goodman LLP, who has expressed its opinion with respect to the consolidated financial statements contained in the Company 10-K, is as of the date of such opinion a registered independent public accountant, within the meaning of the Code of Professional Conduct of the American Institute of Certified Public Accountants, as required by the Securities Act and the rules and regulations promulgated thereunder and by the rules of the Public Accounting Oversight Board.

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3.9           Undisclosed Liabilities. Except as set forth in Section 3.9 of the Company Disclosure Schedule, none of the Company, the Bank or any of the Subsidiaries has any liabilities or obligations of any nature and is not an obligor under any guarantee, keepwell or other similar agreement (absolute, accrued, contingent or otherwise) except for (1) liabilities or obligations reflected in or reserved against in the Company’s consolidated balance sheet as of December 31, 2010, (2) current liabilities that have arisen since December 31, 2011 in the ordinary and usual course of business and consistent with past practice and that have either been Previously Disclosed or would not have, individually or in the aggregate, a material impact on the Company, the Bank or any Subsidiary and (3) contractual liabilities under (other than liabilities arising from any breach or violation of) agreements made in the ordinary and usual course of business and consistent with past practice and that have either been Previously Disclosed or would not have, individually or in the aggregate, a material impact on the Company, the Bank or any Subsidiary.

3.10         Absence of Certain Changes. Since December 31, 2010, except as Previously Disclosed, (a) the Company, the Bank and the Subsidiaries have conducted their respective businesses in all material respects in the ordinary and usual course of business and consistent with prior practice, (b) none of the Company, the Bank or any Subsidiary has issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except borrowings in the ordinary course of business, (c) except for publicly disclosed ordinary dividends on the Common Stock and outstanding Company Preferred Stock or as contemplated by Section 3.3 of this Agreement, the Company has not made or declared any distribution in cash or in kind to its shareholders or issued or repurchased any shares of its capital stock or other equity interests, (d) no fact, event, change, condition, development, circumstance or effect has occurred that has had a Company Material Adverse Effect and (e) no material default (or event that, with notice or lapse of time, or both, would constitute a material default) exists on the part of the Company, the Bank or any Subsidiary or, to their Knowledge, on the part of any other party, in the due performance and observance of any term, covenant or condition of any Company Significant Agreement that would, individually or in the aggregate, constitute a Company Material Adverse Effect.

3.11         Legal Proceedings. Except as set forth in Section 3.11 of the Company Disclosure Schedule, none of the Company, the Bank or any Subsidiary is a party to any, and there are no pending or, to the Company’s Knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature (1) against the Company, the Bank or any Subsidiary (excluding those of the type contemplated by the following clause (2)) that, if adversely determined, would reasonably be expected to result in damages, costs or any other liability owed by the Company, the Bank or such Subsidiary, as applicable, in excess of $50,000 individually or $1,000,000 in the aggregate or (2) as of the date hereof, challenging the validity or propriety of the transactions contemplated by this Agreement. There is no material injunction, order, judgment, decree or regulatory restriction (other than regulatory restrictions of general application that apply to similarly situated companies) imposed upon the Company, the Bank, any Subsidiary or the assets of the Company, the Bank or any Subsidiary. There is no material unresolved violation, criticism or exception by any Governmental Entity with respect to any report or relating to any examinations or inspections of the Company, the Bank or any Subsidiary.

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3.12         Taxes and Tax Returns.

(a)          Each of the Company and its Subsidiaries has duly and timely filed (including, pursuant to applicable extensions granted without penalty) all material Tax Returns required to be filed by it and all such Tax Returns are correct and complete in all material respects. Each of the Company and its Subsidiaries have paid in full, or made adequate provision in the financial statements of the Company (in accordance with GAAP) for, all Taxes shown as due on such Tax Returns.

(b)          No audits or material investigations by any taxing authority relating to any Tax Returns of any of the Company or any of its Subsidiaries is in progress, nor has the Company or any of its Subsidiaries received notice from any taxing authority of the commencement of any audit not yet in progress. No material deficiencies for any Taxes have been proposed, asserted or assessed against or with respect to any Taxes due by, or Tax Returns of, the Company and its Subsidiaries which deficiencies have not since been resolved.

(c)          There are no material Liens for Taxes upon the assets of either the Company or its Subsidiaries except for statutory Liens for Taxes not yet due or that are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been provided.

(d)          None of the Company or its Subsidiaries has been a “distributing corporation” or a “controlled corporation” in any distribution occurring during the last two years in which the parties to such distribution treated the distribution as one to which Section 355 of the Code is applicable.

(e)          None of the Company or its Subsidiary has engaged in any transaction that is the same as or substantially similar to a “listed transaction” for United States federal income tax purposes within the meaning of Treasury Regulations section 1.6011-4. None of the Company or its Subsidiaries has engaged in a transaction of which it made disclosure to any taxing authority to avoid penalties under Section 6662(d) or any comparable provision of state, foreign or local Law. None of the Company, the Bank or any of the Subsidiaries has participated in any “tax amnesty” or similar program offered by any taxing authority to avoid the assessment of penalties or other additions to Tax.

(f)          To the Company’s Knowledge, the Company and each of its Subsidiaries have complied in all material respects with all requirements to report information for Tax purposes to any individual or taxing authority, and have collected and maintained all requisite certifications and documentation in valid and complete form with respect to any such reporting obligation, including, without limitation, valid Internal Revenue Service Forms W-8 and W-9.

(g)          No claim has been made by a taxing authority in writing to the Company or any of its Subsidiaries in a jurisdiction where the Company or any of its Subsidiaries, as the case may be, does not file Tax Returns that the Company or any of such Subsidiaries, as the case may be, is or may be subject to Tax by that jurisdiction.

(h)          None of the Company or any of its Subsidiaries has granted any waiver, extension or comparable consent regarding the application of the statute of limitations with respect to any Taxes or Tax Return that is outstanding, nor has any request for any such waiver or consent been made.

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(i)          To the Company’s Knowledge, none of the Company or any of its Subsidiaries has been or is in violation (or with notice or lapse of time or both, would be in violation) of any applicable Law relating to the payment or withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441 and 1442 of the Code or any similar provisions of state, local or foreign Law). Each of the Company, the Bank and its Subsidiaries has duly and timely withheld from employee salaries, wages and other compensation and paid over to the appropriate taxing authority all amounts required to be so withheld and paid over for all periods under all applicable Laws.

(j)          There are no outstanding powers of attorney enabling any person or entity not a party to this Agreement to represent the Company or any Subsidiary with respect to Tax matters.

(k)          None of the Company or any of its Subsidiaries has applied for, been granted, or agreed to any accounting method change for which it will be required to take into account any adjustment under Code Section 481 or any similar provision.

(l)          None of the Company or any of its Subsidiaries has undergone an “ownership change” within the meaning of Section 382(g) of the Code, provided that the Company makes no representations as to whether the execution of this Agreement or the consummation of the transactions contemplated hereby will constitute an “ownership change” under Section 382(g) of the Code.

3.13         Employee Benefit Plans.

(a)          (A) Section 3.13(a) of the Company Disclosure Schedule sets forth a complete list of each Company Benefit Plan. With respect to each Company Benefit Plan, the Company and its Subsidiaries have complied, and are now in compliance, in all material respects, with all provisions of Employee Retirement Income Security Act of 1974, as amended (“ERISA”), the Code and all laws and regulations applicable to each such Company Benefit Plan; and (B) each Company Benefit Plan has been administered in all material respects in accordance with its terms. “Company Benefit Plan” means any employee welfare benefit plan within the meaning of Section 3(1) of ERISA, any employee pension benefit plan within the meaning of Section 3(2) of ERISA, and any bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance, employment, change of control, fringe benefit, or other compensation or employee benefit plan, program, agreement, arrangement or policy sponsored, maintained or contributed to or required to be contributed to by the Company or by any trade or business, whether or not incorporated (an “ERISA Affiliate”), that together with the Company would be deemed a “single employer” within the meaning of section 4001(b) of ERISA, or to which the Company or any of its Subsidiaries or any of their respective ERISA Affiliates is party, whether written or oral, for the benefit of any director, former director, consultant, former consultant, employee or former employee of the Company, the Bank or any Subsidiaries.

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(b)          With respect to each Company Benefit Plan, the Company has heretofore delivered or made available to Parent true and complete copies of each of the following documents, to the extent applicable: (i) a copy of the Company Benefit Plan and any amendments thereto (or if the Company Benefit Plan is not a written Company Benefit Plan, a description thereof); (ii) a copy of the two most recent annual reports and actuarial reports, and the most recent report prepared with respect thereto in accordance with Statement of Financial Accounting Standards No. 87; (iii) a copy of the most recent summary plan description required under ERISA with respect thereto; (iv) if the Company Benefit Plan is funded through a trust or any third party funding vehicle, a copy of the trust or other funding agreement and the latest financial statements thereof; and (v) the most recent determination letter received from the Internal Revenue Service with respect to each Company Benefit Plan intended to qualify under section 401 of the Code.

(c)          Except as set forth in Section 3.13(c) of the Company Disclosure Schedule, no claim has been made, or to the Knowledge of the Company threatened, against the Company, the Bank or any Subsidiary related to the employment and compensation of employees or any Company Benefit Plan, including, without limitation, any claim related to the purchase of employer securities or to expenses paid under any defined contribution pension plan other than ordinary course claims for benefits.

(d)          Except for matters that, individually or in the aggregate, have not had a Company Material Adverse Effect, (i) no Company Benefit Plan which is subject to Title IV of ERISA, Section 302 of ERISA, Section 412 of the Code or Section 4971 of the Code (a “Pension Plan”) had, as of the respective last annual valuation date for each such the Pension Plan, an “unfunded benefit liability” (within the meaning of Section 4001(a)(18) of ERISA), based on actuarial assumptions that have been furnished to Parent, (ii) none of the Pension Plans either (A) has an “accumulated funding deficiency” or (B) has failed to meet any “minimum funding standards”, as applicable (as such terms are defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived, (iii) none of the Company, the Bank, any Subsidiary, any officer of the Company, the Bank or any Subsidiary or any of the Company Benefit Plans which are subject to ERISA, including the Pension Plans, any trust created thereunder or, to the Knowledge of the Company, any trustee or administrator thereof, has engaged in a “prohibited transaction” (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) or any other breach of fiduciary responsibility that could subject the Company, the Bank, any Subsidiary or any officer of the Company, the Bank or any Subsidiary to the Tax or penalty on prohibited transactions imposed by the Code, ERISA or other applicable law, (iv) no Company Benefit Plans and trusts have been terminated, nor is there any intention or expectation to terminate any Company Benefit Plans and trusts, (v) no Company Benefit Plans and trusts are the subject of any proceeding by any Person, including any Governmental Entity, that could be reasonably expected to result in a termination of any Company Benefit Plan or trust, (vi) there has not been any “reportable event” (as that term is defined in Section 4043 of ERISA) with respect to any the Pension Plan during the last six years as to which the 30-day advance-notice requirement has not been waived and (vii) neither the Company, the Bank nor any Subsidiary has, or within the past six years had, contributed to, been required to contribute to, or has any liability (including “withdrawal liability” within the meaning of Title IV of ERISA) with respect to, any Multiemployer Plan.

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(e)          Except as set forth in Section 3.13(e) of the Company Disclosure Schedule, neither the Company, the Bank nor any Subsidiary has incurred any current or projected liability in respect of post-retirement health, medical or life insurance benefits for Company Employees, except as required to avoid an excise tax under Section 4980B of the Code or comparable State benefit continuation laws.

(f)          Each Company Benefit Plan intended to be “qualified” within the meaning of section 401(a) of the Code is so qualified and the trusts maintained thereunder are exempt from taxation under section 501(a) of the Code, and, to the Knowledge of the Company, no condition exists that could reasonably be expected to jeopardize any such qualification or exemption.

(g)          None of the Company, the Bank or any Subsidiary, any Company Benefit Plan, any trust created thereunder, or any trustee or administrator thereof has engaged in a transaction in connection with which the Company, the Bank or any Subsidiary, any Company Benefit Plan, any such trust, or any trustee or administrator thereof, or any party dealing with any Company Benefit Plan or any such trust could be subject to either a civil penalty assessed pursuant to section 409 or 502(i) of ERISA or a tax imposed pursuant to section 4975 or 4976 of the Code.

(h)          There has been no material failure of a Company Benefit Plan that is a group health plan (as defined in section 5000(b)(1) of the Code) to meet the requirements of section 4980B(f) of the Code with respect to a qualified beneficiary (as defined in section 4980B(g) of the Code).

(i)          Each Company Benefit Plan that is a “non-qualified deferred compensation plan” within the meaning of section 409A(d)(1) of the Code (a “409A Plan”) complies in all material respects with the requirements of section 409A of the Code and the guidance promulgated thereunder. From January 1, 2005 through December 31, 2008, each 409A Plan and any award thereunder was maintained in good faith operational compliance with the requirements of (i) section 409A of the Code and (ii) (x) the proposed regulations issued thereunder, (y) the final regulations issued thereunder or (z) Internal Revenue Service Notice 2005-1. From and after January 1, 2009, each 409A Plan and any award thereunder has been maintained in operational compliance with the requirements of section 409A of the Code the final regulations issued thereunder. As of and since December 31, 2008, each 409A Plan and any award thereunder has been in documentary compliance with the requirements of section 409A of the Code and the final regulations issued thereunder. No payment to be made under any 409A Plan is or will be subject to the interest and additional tax payable pursuant to section 409A(a)(1)(B) of the Code. None of the Company, the Bank or any Subsidiary is party to, or otherwise obligated under, any contract, agreement, plan or arrangement that provides for the gross-up of taxes imposed by section 409A(a)(1)(B) of the Code.

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(j)          (i) Except as set forth in Section 3.13(j) of the Company Disclosure Schedule, the transactions contemplated by this Agreement will not, either alone or in combination with any other event or events, (A) result in any payment (including severance, unemployment compensation, “excess parachute payment” (within the meaning of Section 280G of the Code), forgiveness of indebtedness or otherwise) becoming due to any current or former employee, officer or director of the Company, the Bank or any Subsidiary from the Company, the Bank or any Subsidiary under any Company Benefit Plan or otherwise, (B) increase any benefits otherwise payable under any Company Benefit Plan, (C) result in any acceleration of the time of payment or vesting of any such benefits, (D) require the funding or increase in the funding of any such benefits or (E) result in any limitation on the right of the Company, the Bank or any Subsidiary to amend, merge, terminate or receive a reversion of assets from any Company Benefit Plan or related trust and (ii) none of the Company, the Bank or any Subsidiary has taken, or permitted to be taken, any action that required, and no circumstances exist that will require the funding, or increase in the funding, of any benefits, or will result, in any limitation on the right of the Company, the Bank or any Subsidiary to amend, merge, terminate any Company Benefit Plan or receive a reversion of assets from any Company Benefit Plan or related trust. None of the Company, the Bank or any Subsidiary is party to, or otherwise obligated under, any contract, agreement, plan or arrangement that provides for the gross-up of excise taxes imposed by Section 4999 of the Code. Section 3.13(j) of the Company Disclosure Schedule sets forth a complete schedule of the name, current annual base salary and applicable severance or change in control multiple for each current or former employee of the Company who may be entitled to payments or benefits as a result of the transactions contemplated by this Agreement, either alone or in combination with any other event or events.

(k)          The Company, the Bank and the Subsidiaries will be in compliance, as of the Closing Date, with Sections 111 and 302 of the Emergency Economic Stabilization Act of 2008, as amended by the U.S. American Recovery and Reinvestment Act of 2009, including all guidance issued thereunder by a Governmental Entity (collectively “EESA”). Each employee of the Company and the Bank who was an SEO within the meaning of the EESA in 2008 has executed a waiver of claims against the Company and the Bank with respect to limiting or reducing rights to compensation for so long as the EESA limitations are required to be imposed.

3.14         Labor Matters.

(a)          Employees of the Company, the Bank and the Subsidiaries are not represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees. No labor organization or group of employees of the Company, the Bank or any Subsidiary has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or to the Company’s Knowledge threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority. There are no organizing activities, strikes, work stoppages, slowdowns, lockouts, material arbitrations or material grievances, or other material labor disputes pending or to the Company’s Knowledge threatened against or involving the Company, the Bank or any Subsidiary. The Company, the Bank and each Subsidiary believe that their relations with their employees are good. No executive officer of the Company, the Bank or any Subsidiary has notified the Company, the Bank or any Subsidiary that such officer intends to leave the Company, the Bank or any Subsidiary or otherwise terminate such officer’s employment with the Company, the Bank or any Subsidiary. No executive officer of the Company, the Bank or any Subsidiary is, or to the Company’s Knowledge is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company, the Bank or any Subsidiary to any liability with respect to any of the foregoing matters.

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(b)          The Company, the Bank and the Subsidiaries are in compliance with all notice and other requirements under the Worker Adjustment and Retraining Notification Act of 1988, and any other similar applicable foreign, state, or local laws relating to facility closings and layoffs. The Company is in compliance in all material respects with all applicable laws respecting employment, employment practices, including terms and conditions of employment and wages and hours, employment discrimination, employee classification, workers’ compensation, family and medical leave, the Immigration Reform and Control Act and occupational safety and health requirements and there are no pending or, to the Knowledge of the Company, threatened controversies or other Actions with respect to any such matters.

3.15         Compliance with Law.

(a)          The Company, the Bank and each Subsidiary have all material permits, licenses, franchises, authorizations, orders and approvals of (“Permits”), and have made all filings, applications and registrations with, Governmental Entities and SROs that are required in order to permit them to own or lease their properties and assets and to carry on their business as presently conducted, and are in compliance with all of such Permits. Each of the Company, the Bank and each Subsidiary is and has been in compliance with and is not in default or violation of, and none of them is, to the Knowledge of the Company, under investigation with respect to or, to the Knowledge of the Company, has been threatened to be charged with or given notice of any material violation of, any applicable domestic (federal, state or local) or foreign Law or order, demand, writ, injunction, decree or judgment of any Governmental Entity or SRO. Except for statutory or regulatory restrictions of general application, no Governmental Entity or SRO has placed any material restriction on the business or properties of the Company, the Bank or any Subsidiary. Except as set forth in Section 3.15 of the Company Disclosure Schedule, since December 31, 2009, none of the Company, the Bank or any Subsidiary has received any notification or communication from any Governmental Entity or SRO (A) asserting that the Company, the Bank or any Subsidiary is not in material compliance with any applicable law, (B) to the Company’s Knowledge, threatening to revoke any permit, license, franchise, authorization, order or approval, or (C) to the Company’s Knowledge, threatening or contemplating revocation or limitation of, or which would have the effect of revoking or limiting, FDIC deposit insurance.

(b)          Except as would not be material to the Company, the Bank and the Subsidiaries, taken as a whole, the Bank and each Subsidiary have properly administered all accounts for which the Bank or any Subsidiary acts as a fiduciary, including accounts for which the Bank or any Subsidiary serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment adviser, in accordance with the terms of the governing documents, applicable state and federal law and regulation and common law in all material respects. None of the Bank or any Subsidiary, or any director, officer or employee of the Bank or any Subsidiary, has committed any breach of trust with respect to any such fiduciary account that would be material to the Bank and the Subsidiaries, taken as a whole, and the accountings for each such fiduciary account are true and correct in all material respects and accurately reflect in all material respects the assets of such fiduciary account.

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(c)          Company and each insured depository Subsidiary of Company is “well-capitalized” (as that term is defined at 12 C.F.R. 6.4(b)(1) or the relevant regulation of the institution’s primary federal bank regulator), and “well managed” (as that term is defined at 12 C.F.R. 225.2(s)), and the institution’s CRA rating is no less than “satisfactory.” Neither Company nor any Company Subsidiary has been informed that its status as “satisfactory” for CRA purposes will change within one year. All deposit liabilities of Company and its Subsidiaries are insured by the Federal Deposit Insurance Corporation to the fullest extent under the law. Company and its Subsidiaries have met all conditions of such insurance, including timely payment of its premiums.

3.16        Commitments and Contracts.

(a)          The Company has Previously Disclosed or made available to Parent or its representatives true, correct and complete copies of, each of the following written contracts to which the Company, the Bank or any Subsidiary is a party (each, a “Company Significant Agreement”):

(i)          any contract or agreement which is a “material contract” within the meaning of Item 601(b)(10) of Regulation S-K to be performed in whole or in part after the date of this Agreement;

(ii)         any contract or agreement with respect to the employment or service of any current or former directors, officers, or consultants of the Company, the Bank or any of the Subsidiaries;

(iii)        any contract or agreement with any director, officer, or Affiliate of the Company, the Bank or any of the Subsidiaries;

(iv)        any contract or agreement materially limiting the freedom of the Company, the Bank or any Subsidiary to engage in any line of business or to compete with any other person or prohibiting the Company, the Bank or any Subsidiary from soliciting customers, clients or employees, in each case whether in any specified geographic region or business or generally;

(v)         any contract or agreement with a labor union or guild (including any collective bargaining agreement);

(vi)        any contract or agreement which grants any person a right of first refusal, right of first offer or similar right with respect to any material properties, assets or businesses of the Company, the Bank or the Subsidiaries other than other real estate owned, or obligates the Company or any Subsidiary (or, after the consummation of the transactions contemplated by this Agreement, Parent or any of its affiliates) to conduct business with any third party on an exclusive or preferential basis;

(vii)       any trust indenture, mortgage, promissory note, loan agreement or other contract, agreement or instrument for the borrowing of money, any currency exchange, commodities or other hedging arrangement or any leasing transaction of the type required to be capitalized in accordance with GAAP, in each case, where the Company, the Bank or any Subsidiary is a lender, borrower or guarantor other than those entered into in the ordinary course of business for an amount not exceeding $1,000,000;

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(viii)      any contract or agreement entered into since January 1, 2005 (and any contract or agreement entered into at any time to the extent that material obligations remain as of the date hereof) relating to the acquisition or disposition of any material business or material assets (whether by merger, sale of stock or assets or otherwise), which acquisition or disposition is not yet complete or where such contract contains continuing material obligations, including continuing material indemnity obligations, of the Company, the Bank or any of the Subsidiaries;

(ix)         any agreement of guarantee, support or indemnification by the Company, the Bank or any Subsidiary, assumption or endorsement by the Company, the Bank or any Subsidiary of, or any similar commitment by the Company, the Bank or any Subsidiary with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other person other than those entered into in the ordinary course of business;

(x)          any alliance, cooperation, joint venture, stockholders’ partnership or similar agreement involving a sharing of profits or losses relating to the Company, the Bank or any Subsidiary;

(xi)         any agreement, option or commitment or right with, or held by, any third party to acquire, use or have access to any assets or properties, or any interest therein, of the Company, the Bank or any Subsidiary; and

(xii)        any material contract or agreement that would require any consent or approval of a counterparty as a result of the consummation of the transactions contemplated by this Agreement.

(b)          Each of the Company Significant Agreements has been duly and validly authorized, executed and delivered by the Company, the Bank or any Subsidiary and is binding on the Company, the Bank and the Subsidiaries, as applicable, and to the Company’s Knowledge, is in full force and effect. The Company, the Bank and each of the Subsidiaries, as applicable, are in all material respects in compliance with and have in all material respects performed all obligations required to be performed by them to date under each Company Significant Agreement. As of the date hereof, none of the Company, the Bank or any of the Subsidiaries has received notice of any material violation or default (or any condition that with the passage of time or the giving of notice would cause such a violation of or a default) by any party under any Company Significant Agreement. No other party to any Company Significant Agreement is, to the Knowledge of the Company, in default in any material respect thereunder.

3.17         Agreements with Regulatory Agencies. Except as set forth in Section 3.17 of the Company Disclosure Schedule, none of the Company, the Bank or any Subsidiary is subject to any cease-and-desist or other similar order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any capital directive by, or has adopted any board resolutions at the request of, any Governmental Entity or SRO (each item in this sentence, a “Regulatory Agreement”), nor has the Company, the Bank or any Subsidiary been advised since December 31, 2008 by any Governmental Entity or SRO that it is considering issuing, initiating, ordering, or requesting any such Regulatory Agreement. Except as set forth in Section 3.17 of the Company Disclosure Schedule, to the Company’s Knowledge, the Company, the Bank and each Subsidiary are in compliance in all material respects with each Regulatory Agreement to which it is a party or subject, and none of the Company, the Bank or any Subsidiary has received any notice from any Governmental Entity or SRO indicating that either the Company, the Bank or any Subsidiary is not in compliance in all material respects with any such Regulatory Agreement.

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3.18         Investment Company; Investment Adviser. Neither the Company, the Bank nor any Subsidiary is required to be registered as, and is not an affiliate of, and immediately following the Closing will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. Neither the Company, the Bank nor any Subsidiary is required to be registered, licensed or qualified as an investment adviser under the Investment Advisers Act of 1940, as amended, or in another capacity thereunder with the SEC or any other Governmental Entity.

3.19         Derivative Instruments. All material derivative instruments, including, swaps, caps, floors and option agreements, whether entered into for the Company’s own account, or for the account of the Bank or one or more of the Subsidiaries, were entered into (1) only in the ordinary and usual course of business and consistent with past practice, (2) in accordance with commercially reasonable banking practices and in all material respects with all applicable laws, rules, regulations and regulatory policies and (3) with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of the Company, the Bank or one of the Subsidiaries, enforceable in accordance with its terms. None of the Company, the Bank or the Subsidiaries, or, to the Knowledge of the Company, any other party thereto, is in breach of any of its material obligations under any such agreement or arrangement.

3.20         Environmental Liability. To the Company’s Knowledge, the Company, the Bank and the Subsidiaries have, and at the Closing Date will have, complied in all material respects with all laws, regulations, ordinances and orders relating to public health, safety or the environment (including without limitation all laws, regulations, ordinances and orders relating to releases, discharges, emissions or disposals to air, water, land or groundwater, to the withdrawal or use of groundwater, to the use, handling or disposal of polychlorinated biphenyls, asbestos or urea formaldehyde, to the treatment, storage, disposal or management of hazardous substances, pollutants or contaminants, or to exposure to toxic, hazardous or other controlled, prohibited or regulated substances), the violation of which would or might have a material impact on the Company, the Bank or any Subsidiary or the consummation of the transactions contemplated by this Agreement. There is no legal, administrative, arbitral or other proceeding, claim, action or notice of any nature seeking to impose, or that could result in the imposition of, on the Company, the Bank or any Subsidiary, any liability or obligation of the Company, the Bank or any Subsidiary with respect to any environmental health or safety matter or any private or governmental, environmental health or safety investigation or remediation activity of any nature arising under common law or under any local, state or federal environmental, health or safety statute, regulation or ordinance, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), pending or, to the Company’s Knowledge, threatened against the Company, the Bank or any Subsidiary or any property in which the Company, the Bank or any Subsidiary has taken a security interest the result of which has had a Company Material Adverse Effect; to the Company’s Knowledge, there is no reasonable basis for, or circumstances that could reasonably be expected to give rise to, any such proceeding, claim, action, investigation or remediation; and to the Company’s Knowledge, none of the Company, the Bank or any Subsidiary is subject to any agreement, order, judgment, decree, letter or memorandum by or with any Governmental Entity or third party that could impose any such environmental obligation or liability.

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3.21         Insurance. The Company, the Bank and each of the Subsidiaries maintain, and have maintained for the two years prior to the date of this Agreement, insurance underwritten by insurers of recognized financial responsibility, of the types and in the amounts that the Company, the Bank and the Subsidiaries reasonably believe are adequate for their respective businesses and as constitute reasonably adequate coverage against all risks customarily insured against by banking institutions and their subsidiaries of comparable size and operations, including, but not limited to, insurance covering all real and personal property owned or leased by the Company, the Bank and any Subsidiary against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, with such deductibles as are customary for companies in the same or similar business. True, correct and complete copies of all policies and binders of insurance currently maintained in respect of the assets, properties, business, operations, employees, officers or directors of the Company, the Bank and the Subsidiaries, excluding such policies pursuant to which the Company, the Bank, any Subsidiary or an Affiliate of any them acts as the insurer and that are identified with respective expiration dates on Section 3.21 of the Company Disclosure Schedule (collectively, the “Company Insurance Policies”), and all correspondence relating to any material claims under the Company Insurance Policies, have been previously made available to Parent. All of the Company Insurance Policies are in full force and effect, the premiums due and payable thereon have been timely paid, and there is no breach or default (and no condition exists or event has occurred which, with the giving of notice or lapse of time or both, would constitute such a breach or default) by the Company, the Bank or any of the Subsidiaries under any of the Company Insurance Policies or, to the Knowledge of the Company, by any other party to the Company Insurance Policies, except for any such breach or default that would not reasonably be expected to have, individually or in the aggregate, a material impact on the Company, the Bank or any Subsidiary. None of the Company, the Bank or any of the Subsidiaries has received any written notice of cancellation or non-renewal of any Company Insurance Policy nor, to the Knowledge of the Company, is the termination of any such policies threatened, and, except as set forth in on Section 3.21 of the Company Disclosure Schedule, there is no claim for coverage by the Company, the Bank or any of the Subsidiaries, pending under any of such Company Policies as to which coverage has been questioned, denied or disputed by the underwriters of such Company Policies or in respect of which such underwriters have reserved their rights.

3.22         Title to Property. The Company, the Bank and the Subsidiaries have good and marketable title to all real properties and transferable title to all other properties and assets, tangible or intangible, owned by them (other than any assets or properties classified as other real estate owned) that are material to the operation of their businesses, in each case free from Liens (other than (i) Liens for current taxes and assessments not yet past due or being contested in good faith, (ii) inchoate Liens for construction in progress, (iii) mechanics’, materialmen’s, workmen’s, repairmen’s, warehousemen’s and carriers’ Liens arising in the ordinary course of business of the Company, the Bank or such Subsidiary consistent with past practice for sums not yet delinquent or being contested in good faith by appropriate proceedings and (iv) Liens with respect to tenant personal property, fixtures and/or leasehold improvements at the subject premises arising under state statutes and/or principles of common law (collectively, “Permitted Liens”)) that would impair in any material respect the value thereof or interfere with the use made or to be made thereof by them in any material respect. The Company, the Bank and the Subsidiaries own, lease or otherwise have valid easement rights to use all properties as are necessary to their operations as now conducted. To the Knowledge of the Company, the Company, the Bank and the Subsidiaries hold all leased real or personal property under valid and enforceable leases with no exceptions that would interfere with the use made or to be made thereof by them in any material respect. None of the Company, the Bank or any Subsidiary or, to the Knowledge of the Company, any other party thereto is in default in any material respect under any lease described in the immediately preceding sentence. There are no condemnation or eminent domain proceedings pending or, to the Knowledge of the Company, threatened in writing, with respect to any of the real properties owned, or to the Company’s Knowledge, any of the real properties leased, by the Company, the Bank or any of the Subsidiaries. None of the Company, the Bank or any of the Subsidiaries has, within the last two (2) years, made any material title claims, or has outstanding any material title claims, under any policy of title insurance respecting any parcel of real property.

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3.23         Intellectual Property. The Company, the Bank and the Subsidiaries own, or are licensed or otherwise possess rights to use free and clear of all Liens all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets, applications and other unpatented or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, “Proprietary Rights”) used in the conduct of the business of the Company, the Bank and the Subsidiaries as now conducted, except where the failure to own such Proprietary Rights would not have any material impact on the Company, the Bank or any Subsidiary. The Company, the Bank and the Subsidiaries have the right to use all Proprietary Rights used in or necessary for the conduct of their respective businesses without infringing the rights of any person or violating the terms of any licensing or other agreement to which the Company, the Bank or any Subsidiary is a party, except for such infringements or violations that have not had a Company Material Adverse Effect, and, to the Company’s Knowledge, no person is infringing upon any of the Proprietary Rights, except where the infringement of or lack of a right to use such Proprietary Rights would not have any material impact on the Company, the Bank or any Subsidiary. Except as Previously Disclosed, no charges, claims or litigation have been asserted or, to the Company’s Knowledge, threatened against the Company, the Bank or any Subsidiary contesting the right of the Company, the Bank or any Subsidiary to use, or the validity of, any of the Proprietary Rights or challenging or questioning the validity or effectiveness of any license or agreement pertaining thereto or asserting the misuse thereof, and, to the Company’s Knowledge, no valid basis exists for the assertion of any such charge, claim or litigation. All licenses and other agreements to which the Company, the Bank or any Subsidiary is a party relating to Proprietary Rights are in full force and effect and constitute valid, binding and enforceable obligations of the Company, the Bank or such Subsidiary, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles, as the case may be, and there have not been and there currently are not any defaults (or any event that, with notice or lapse of time, or both, would constitute a default) by the Company, the Bank or any Subsidiary under any license or other agreement affecting Proprietary Rights used in or necessary for the conduct of the business of the Company, the Bank or any Subsidiary, except for defaults, if any, which would not have any material impact on the Company, the Bank or any Subsidiary. The validity, continuation and effectiveness of all licenses and other agreements relating to the Proprietary Rights and the current terms thereof will not be affected by the transactions contemplated by this Agreement.

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3.24        Loans.

(a)          Except as set forth in Section 3.24 of the Company Disclosure Schedule, as of March 1, 2012, none of the Company, the Bank or any Subsidiary is a party to (i) any written or oral loan, loan agreement, note or borrowing arrangement (including leases, credit enhancements, commitments, guarantees and interest-bearing assets) (collectively, “Loans”)), other than any Loan the unpaid principal balance of which does not exceed $100,000, under the terms of which the obligor was, as of December 31, 2011, over 90 days delinquent in payment of principal or interest or in default of any other provision, or (ii) Loan in excess of $100,000 with any director, executive officer or five percent or greater shareholder of the Company, the Bank or any Subsidiary, or to the Knowledge of the Company, any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing. Section 3.24 of the Company Disclosure Schedule sets forth (x) all of the Loans in original principal amount in excess of $100,000 of the Company, the Bank or any of the Subsidiaries that as of December 31, 2011 were classified by the Company or the Bank or any regulatory examiner as “Other Loans Specially Mentioned,” “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Credit Risk Assets,” “Concerned Loans,” “Watch List” or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan as of December 31, 2011 and the identity of the borrower thereunder, (y) by category of Loan (i.e., commercial, consumer, etc.), all of the other Loans of the Company, the Bank and the Subsidiaries that as of December 31, 2011 were classified as such, together with the aggregate principal amount of and accrued and unpaid interest on such Loans by category as of December 31, 2011 and (z) each asset of the Company or the Bank that as of December 31, 2011 was classified as “Other Real Estate Owned” and the book value thereof.

(b)          Each Loan of the Company, the Bank or any of the Subsidiaries (i) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid Liens which have been perfected and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(c)          Each outstanding Loan (including Loans held for resale to investors) has been solicited and originated and is administered and serviced, and the relevant Loan files are being maintained in all material respects in accordance with the relevant loan documents, the Company’s and the Bank’s underwriting standards (and, in the case of Loans held for resale to investors, the underwriting standards, if any, of the applicable investors) and to the Company’s Knowledge, in material compliance with all applicable requirements of federal, state and local Laws, regulations and rules.

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(d)          Except as set forth in Section 3.24(d) of the Company Disclosure Schedule, none of the agreements pursuant to which the Company, the Bank or any of the Subsidiaries has sold Loans or pools of Loans or participations in Loans or pools of Loans contains any obligation to repurchase such Loans or interests therein.

(e)          Each of the Company, the Bank and the Subsidiaries is in compliance in all material respects with all applicable federal, state and local Laws, rules and regulations, including the Truth-In-Lending Act and Regulation Z, the Equal Credit Opportunity Act and Regulation B, the Real Estate Settlement Procedures Act and Regulation X, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act and all investor and mortgage insurance company requirements relating to the origination, sale and servicing of mortgage and consumer Loans.

(f)          To the Knowledge of the Company, each Loan included in a pool of Loans originated, acquired or serviced by the Company, the Bank or any of the Subsidiaries (a “Pool”) meets all eligibility requirements (including all applicable requirements for obtaining mortgage insurance certificates and loan guaranty certificates) for inclusion in such Pool. All such Pools have been finally certified or, if required, recertified in accordance with all applicable laws, rules and regulations, except where the time for certification or recertification has not yet expired. To the Knowledge of the Company, no Pools have been improperly certified, and no Loan has been bought out of a Pool without all required approvals of the applicable investors.

(g)          The information with respect to each Loan set forth in the Loan Tape, and, to the Knowledge of the Company, any third party information set forth in the Loan Tape is true, correct and accurate as of the dates specified therein, or, if no such date is indicated therein, as of December 31, 2010.

3.25        Anti-takeover Provisions Not Applicable. The Company has taken all action required to be taken by it in order to exempt this Agreement and the transactions to be consummated pursuant to this Agreement from, and this Agreement and the transactions contemplated hereby are exempt from, any anti-takeover or similar provisions of the Charter, and its bylaws and the requirements of any “moratorium,” “control share,” “fair price,” “affiliate transaction,” “business combination” or other antitakeover Laws and regulations of any state, including the BCA.

3.26        Knowledge as to Conditions. As of the date of this Agreement, the Company knows of no reason why any regulatory approvals and, to the extent necessary, any other approvals, authorizations, filings, registrations and notices required for the consummation of the transactions contemplated by this Agreement will not be obtained or that any Required Approval will not be granted without the imposition of a Burdensome Condition, provided, however, that the Company makes no representation or warranty with respect to the management, capital or ownership structure of Parent or any of its Affiliates.

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3.27        Brokers and Finders. Except as set forth in Section 3.27 of the Company Disclosure Schedule, none of the Company, the Bank or any Subsidiary or any of their respective officers, directors, employees or agents has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker or finder has acted directly or indirectly for the Company, the Bank or any Subsidiary, in connection with this Agreement or the transactions contemplated hereby.

3.28        Related Party Transactions.

(a)          Except as set forth in Section 3.28(a) of the Company Disclosure Schedule or as part of the normal and customary terms of an individual’s employment or service as a director, none of the Company, the Bank or any of the Subsidiaries is party to any extension of credit (as debtor, creditor, guarantor or otherwise), contract for goods or services, lease or other agreement with any (A) affiliate, (B) insider or related interest of an insider, (C) shareholder owning 5% or more of the outstanding Common Stock or related interest of such a shareholder, or (D) to the Knowledge of the Company, and other than credit and consumer banking transactions in the ordinary course of business, employee who is not an executive officer. For purposes of the preceding sentence, the term “affiliate” shall have the meaning assigned in Regulation W issued by the Federal Reserve, as amended, and the terms “insider,” “related interest,” and “executive officer” shall have the meanings assigned in the Federal Reserve’s Regulation O, as amended.

(b)          To the Company’s Knowledge, except as set forth in Section 3.28(b) of the Company Disclosure Schedule, the Bank is in compliance with, and has since December 31, 2008, complied with, Sections 23A and 23B of the Federal Reserve Act, its implementing regulations, and the Federal Reserve’s Regulation O.

3.29        Customer Relationships.

(a)          Each trust or wealth management customer of the Company, the Bank or any Subsidiary has been in all material respects originated and serviced (A) in conformity with the applicable policies of the Company, the Bank and the Subsidiaries, (B) in accordance with the terms of any applicable instrument or agreement governing the relationship with such customer, (C) in accordance with any instructions received from such customers, (D) consistent with each customer’s risk profile and (E) to the Company’s Knowledge, in compliance with all applicable laws and the Company’s, the Bank’s and the Subsidiaries’ constituent documents, including any policies and procedures adopted thereunder. Each instrument or agreement governing a relationship with a trust or wealth management customer of the Company, the Bank or any Subsidiary has been duly and validly executed and delivered by the Company, the Bank and each Subsidiary and, to the Knowledge of the Company, the other contracting parties, each such instrument of agreement constitutes a valid and binding obligation of the parties thereto, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar Laws affecting creditors’ rights generally and by general principles of equity, and the Company, the Bank and the Subsidiaries and to the Company’s Knowledge, the other parties thereto have duly performed in all material respects their obligations thereunder and the Company, the Bank and the Subsidiaries and to the Company’s Knowledge, such other person is in compliance with each of the terms thereof.

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(b)          No instrument or agreement governing a relationship with a trust or wealth management customer of the Company, the Bank or any Subsidiary provides for any material reduction of fees charged (or in other compensation payable to the Company, the Bank or any Subsidiary thereunder) at any time subsequent to the date of this Agreement.

(c)          None of the Company, the Bank or any Subsidiary or any of their respective directors or executive officers (A) is the beneficial owner of any interest in any of the accounts maintained on behalf of any trust or wealth management customer of the Company, the Bank or any Subsidiary or (B) is a party to any contract pursuant to which it is obligated to provide service to, or receive compensation or benefits from, any of the trust or wealth management customers of the Company, the Bank or any Subsidiary after the Closing Date.

(d)          Each account opening document, margin account agreement, investment advisory agreement and customer disclosure statement with respect to any trust or wealth management customer of the Company, the Bank or any Subsidiary conforms in all material respects to the forms provided to Parent prior to the Closing Date.

(e)          Except as would not have any material impact on the Company, the Bank or any Subsidiary, all other books and records primarily related to the trust and wealth management businesses of the Company, the Bank and each Subsidiary include documented risk profiles signed by each such customer.

3.30        Company Information. None of the information supplied or to be supplied by Company for inclusion or incorporation by reference in the Proxy Statement and/or in the Form S-4, as applicable, or in any other application, notification or other document filed with any Governmental Entity or SRO in connection with the transactions contemplated by this Agreement, in each case or in any amendment or supplement thereto will, at the time the Proxy Statement or any such supplement or amendment thereto is first mailed to the stockholders of Company or at the time the Company stockholders vote on the matters constituting the Requisite Shareholder Approval or at the time the Form S-4 or any such amendment or supplement thereto becomes effective under the Securities Act or at the Effective Time, or at the time any such other applications, notifications or other documents or any such amendments or supplements thereto are so filed, as the case may be, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No representation or warranty is made by Company in this Section 3.30 with respect to statements made or incorporated by reference therein based on information supplied by Parent in writing expressly for inclusion or incorporation by reference in the Proxy Statement, the Form S-4 or such other applications, notifications or other documents. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act. If at any time prior to the Effective Time any event should be discovered by Company or any of its Subsidiaries which should be set forth in an amendment to the Form S-4 or a supplement to the Proxy Statement, or in any amendment or supplement to any such other applications, notifications or other documents, Company shall promptly so inform Parent

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3.31        Foreign Corrupt Practices. None of the Company, the Bank or any Subsidiary, or, to the Knowledge of the Company, any director, officer, agent, employee or other person acting on behalf of the Company, the Bank or any Subsidiary has, in the course of its actions for, or on behalf of, the Company, the Bank or any Subsidiary (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (C) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (D) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

Article IV
REPRESENTATIONS AND WARRANTIES OF PARENT

Parent hereby represents and warrants to the Company as of the date of this Agreement and as of the Closing Date (except to the extent made only as of a specified date, in which case as of such date), that, except as Previously Disclosed:

4.1          Organization and Authority. Parent is duly organized, validly existing and in good standing under the Laws of the State of Delaware. Merger Sub is duly organized, validly existing and in good standing under the Laws of the State of North Carolina. Each of Parent and Merger Sub has the power and authority and governmental authorizations to own its properties and assets and to carry on its business in all material respects as it is now being conducted, and is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified, except where the failure to be so licensed or qualified would not, individually or in the aggregate, have a Parent Material Adverse Effect.

4.2          Authorization.

(a)          Parent has the power and authority to enter into this Agreement and the other agreements referenced herein to which it will be a party and to carry out its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the other agreements referenced herein to which it will be a party by Parent and the consummation of the transactions contemplated hereby and thereby have been duly authorized by Parent’s board of directors, and no further approval or authorization by any of its shareholders or other equity owners, as the case may be, is required. This Agreement has been, and the other agreements referenced herein to which it will be a party, when executed, will be, duly and validly executed and delivered by Parent and assuming due authorization, execution and delivery by both the Company and the Bank, is and will be a valid and binding obligation of Parent enforceable against Parent in accordance with its terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors’ rights or by general equity principles).

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(b)          Neither the execution, delivery and performance by Parent of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance by Parent with any of the provisions hereof, will (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any Lien upon any of the properties or assets of Parent under any of the terms, conditions or provisions of (i) its certificate of incorporation or similar governing documents or (ii) any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Parent is a party or by which it may be bound, or to which Parent or any of the properties or assets of Parent may be subject, or (B) subject to compliance with the statutes and regulations referred to in Sections 3.6 and 4.5 and , violate any Law, statute, ordinance, rule or regulation, permit, concession, grant, franchise or any judgment, ruling, order, writ, injunction or decree applicable to Parent or any of its properties or assets except in the case of clauses (A)(ii) and (B) for such violations, conflicts and breaches as would not reasonably be expected to materially and adversely affect Parent’s ability to perform its obligations under this Agreement or consummate the transactions contemplated hereby.

(c)          Assuming the Company’s representations contained in Section 3.6 are true and correct and other than the securities or blue sky Laws of the various states or as set forth in Section 4.2(c) of the Parent Disclosure Schedule or Section 4.5, no material notice to, registration, declaration or filing with, exemption or review by, or authorization, order, consent or approval of, any Governmental Entity, or expiration or termination of any statutory waiting period, is necessary for the consummation by Parent of the transactions contemplated by this Agreement

4.3          Capitalization. The authorized capital stock of Parent consists of 200,000,000 shares of Class A common stock, par value $0.01 par value per share (the “Parent Common Stock”), 200,000 shares of Class B non-voting common stock, par value $0.01 par value per share (the “Class B Parent Stock”) and 50,000,000 shares of preferred stock, par value $0.01 par value per share, of the Parent (the “Parent Preferred Stock”). As of the close of business on March 23, 2012 (the “Parent Capitalization Date”), there were 20,334,441 shares of Parent Common Stock outstanding (which includes restricted shares), 26,122,120 shares of Class B Parent Stock outstanding, and no shares of Parent Preferred Stock outstanding. Since the Parent Capitalization Date and through the date of this Agreement, except in connection with this Agreement and the transactions contemplated hereby, and as set forth in Section 4.3 of the Parent Disclosure Schedule, Parent has not (1) issued or authorized the issuance of any shares of Parent Common Stock, Class B Parent Stock or Parent Preferred Stock, or any securities convertible into or exchangeable or exercisable for shares of Parent Common Stock, Class B Parent Stock or Parent Preferred Stock, (2) reserved for issuance any shares of Parent Common Stock, Class B Parent Stock or Parent Preferred Stock or (3) repurchased or redeemed, or authorized the repurchase or redemption of, any shares of Parent Common Stock, Class B Parent Stock or Parent Preferred Stock. As of the close of business on the Parent Capitalization Date, other than in respect of shares of Parent Common Stock reserved for issuance in connection with any stock option or other equity incentive plan in respect of which an aggregate of no more than 5,750,000 shares of Parent Common Stock have been reserved for issuance, no shares of Parent Common Stock, Class B Parent Stock or Parent Preferred Stock were reserved for issuance. All of the issued and outstanding shares of Parent Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, and have been issued in compliance with all federal and state securities laws, and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities. As of the date of this Agreement, except (A) pursuant to any cashless exercise provisions of any Parent stock options or pursuant to the surrender of shares to Parent or the withholding of shares by Parent to cover tax withholding obligations under equity compensation plans or (B) as set forth elsewhere in this Section 4.3 or on the Parent Disclosure Schedule, Parent does not have and is not bound by any outstanding subscriptions, options, calls, commitments or agreements of any character calling for the purchase or issuance of, or securities or rights convertible into or exchangeable for, any shares of Parent Common Stock, Class B Parent Stock or Parent Preferred Stock or any other equity securities of Parent or any securities representing the right to purchase or otherwise receive any shares of capital stock of Parent (including any rights plan or agreement).

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4.4          Authorization.

(a)          Parent has the full legal right, corporate power and authority to enter into this Agreement and the other agreements referenced herein to which it will be a party and to carry out its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the other agreements referenced herein to which Parent will be a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of Parent. This Agreement has been, and the other agreements referenced herein to which it will be a party, when executed, will be, duly and validly executed and delivered by Parent and, assuming due authorization, execution and delivery by the Company, is and will be a valid and binding obligation of Parent enforceable against Parent in accordance with its terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles). No other corporate proceedings are necessary for the execution and delivery by Parent of this Agreement and the other agreements referenced herein to which it will be a party, the performance by them of their obligations hereunder and thereunder or the consummation by them of the transactions contemplated hereby.

(b)          Neither the execution and delivery by Parent of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance by Parent with any of the provisions hereof, will (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or result in the loss of any benefit or creation of any right on the part of any third party under, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any Liens upon any of the material properties or assets of Parent under any of the terms, conditions or provisions of (i) its charter or bylaws (or similar governing documents) or (ii) except as set forth in Section 4.4(b) of the Parent Disclosure Schedule, and except for defaults that would not have a Parent Material Adverse Effect, any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Parent is a party or by which it may be bound, or to which Parent or any of the properties or assets of Parent may be subject, or (B) except for violations that have not had a Parent Material Adverse Effect, assuming the consents referred to in Section 4.5 are duly obtained, violate any Law applicable to Parent or any of its properties or assets.

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4.5          Consents and Approvals. Except for (i) the Requisite Regulatory Approvals, (ii) the notices, consents, approvals, waivers, authorizations, filings and registrations set forth in Section 4.5 of the Parent Disclosure Schedule (the “Parent Regulatory Approvals”) and (iii) such additional notices, consents, approvals, waivers, authorizations, filings or registrations the failure of which to make or obtain would not be material, no consents, approvals or authorizations of or filings or registrations with any Governmental Entity, or of or with any third party, are necessary in connection with (A) the execution and delivery by Parent of this Agreement and (B) the consummation by Parent of the transactions contemplated hereby.

4.6          Financial Wherewithal. Parent has or will have as of the Closing sufficient cash or cash equivalents available, directly or through one or more affiliates, to pay the aggregate Cash Consideration and TARP Discount Amount to the Exchange Agent on the terms and conditions contained herein, and there is no restriction on the use of such cash or cash equivalents for such purpose.

4.7          Financial Statements.

(a)          The audited consolidated financial statements and unaudited consolidated interim financial statements of Parent and its Subsidiaries included in Parent’s Registration Statement on Form S-1 (i) have been prepared from and in accordance with the books and records of Parent and its Subsidiaries, (ii) fairly present in all material respects the consolidated results of operations, cash flows, changes in stockholders’ equity and consolidated financial position of Parent and its Subsidiaries for the respective fiscal periods or as of the respective dates set forth therein (subject in the case of unaudited statements to recurring year-end audit adjustments), and (iii) have been prepared in accordance with GAAP consistently applied during the periods involved (except in the case of unaudited statements for the absence of footnotes and other presentation items), except, in each case, as indicated in such statements or in the notes thereto and in the case of unaudited statements, as permitted by applicable financial reporting requirements. Since January 1, 2009, the books and records of Parent and its Subsidiaries have been, and are being, maintained in a manner necessary to permit preparation of Parent’s financial statements in all material respects in accordance with GAAP and in accordance, in all material respects, with applicable legal requirements. As of the date of this Agreement, PricewaterhouseCoopers LLP has not resigned or been dismissed as independent public accountants of Parent on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

(b)          Neither Parent nor any of its Subsidiaries has any material liability or obligation of any nature whatsoever (whether absolute, accrued, contingent, determined, determinable or otherwise and whether due or to become due) of the type required to be recorded on a balance sheet prepared in accordance with GAAP, or would be disclosed in the related notes, except for (i) those liabilities and obligations that are reflected or reserved against on the consolidated balance sheet of Parent included in its Registration Statement on Form S-1 as filed with the SEC prior to the date of this Agreement; (ii) liabilities and obligations incurred in the ordinary course of business since December 31, 2010 or as a result of this Agreement and the transactions contemplated hereby; or (iii) liabilities and obligations disclosed in the Parent Disclosure Schedule. Neither Parent nor any of its Subsidiaries is a party to any “off-balance sheet arrangements” as defined in Item 303(a)(4) of Regulation S-K.

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4.8          Merger Sub. Parent is the sole stockholder of Merger Sub. Since its date of organization, Merger Sub has not carried on any business nor conducted any operations other than the execution of this Agreement, the performance of its obligations hereunder and matters ancillary thereto.

4.9          Absence of Certain Changes.

(a)          Since December 31, 2011, through and including the date of this Agreement, no event or events have occurred that have had, individually or in the aggregate, a Parent Material Adverse Effect.

(b)          Since December 31, 2011, through and including the date of this Agreement, Parent and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary course of business consistent with past practice.

4.10        Legal Proceedings.

(a)          There are no material pending actions, suits or proceedings (or, to Parent’s knowledge, threatened) against Parent or any of its Subsidiaries, or any of their respective properties, at law or in equity or before any Governmental Entity or arbitration panel.

(b)          Neither Parent nor any of its Subsidiaries nor any of their respective assets is subject to any material outstanding order, writ, judgment, settlement agreement, injunction or decree, in each case, entered, issued or made by or with any Governmental Entity.

4.11        Compliance with Applicable Law. Except as has not had, individually or in the aggregate, a Parent Material Adverse Effect, (i) Parent and each of its Subsidiaries hold all Permits and, since January 1, 2010 have complied in all respects with and are not in default in any respect under any law, rule or regulation applicable to Parent or any of its Subsidiaries, (ii) all such Permits are valid and in full force and effect and (iii) since January 1, 2010 neither Parent nor any of its Subsidiaries have received written notice that the Governmental Entity or other Person issuing or authorizing any such Permit intends to terminate or refuse to renew or reissue any such Permit.

4.12        Parent Information. The information in the Proxy Statement and/or the Form S-4 (other than the information provided by the Company in writing specifically for inclusion in the Proxy Statement) will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The Form S-4 will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

4.13        Broker’s Fees. Except as set forth in the Parent Disclosure Schedule, neither Parent nor any of its Subsidiaries has employed any broker or finder or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the transactions contemplated by this Agreement.

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Article V
COVENANTS RELATING TO CONDUCT OF BUSINESS

5.1          Conduct of Business of Company Prior to the Effective Time. During the period from the date of this Agreement to the Effective Time, except as expressly contemplated or permitted by this Agreement, the Company shall, and shall cause each of its Subsidiaries to, (a) conduct its business in the usual, regular and ordinary course consistent with past practice (b) use reasonable best efforts to maintain and preserve intact its business organization and its current relationships with its customers, regulators, employees and other persons with which it has business or other relationships and (c) take no action that is intended to or would reasonably be expected to adversely affect or materially delay the ability of either the Company or Parent to obtain any necessary approvals of any Governmental Entity required for the transactions contemplated hereby or to perform its covenants and agreements under this Agreement or to consummate the transactions contemplated hereby or thereby.

5.2          Forbearances of Company. During the period from the date of this Agreement to the Effective Time, except as set forth in Section 5.2 of the Company Disclosure Schedule or as expressly required by this Agreement, the Company shall not, and shall not permit any of its Subsidiaries to, do any of the following, without the prior written consent of Parent:

(a)          (i) create, incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, or make any loan or advance (except to the extent committed to prior to the date hereof and set forth in Section 5.2(a) of the Company Disclosure Schedule) or (ii) incur any capital expenditures (other than capital expenditures incurred pursuant to contracts or commitments in force on the date of this Agreement);

(b)          (i) adjust, split, combine or reclassify, or purchase, redeem or otherwise acquire, any capital stock, (ii) make, declare or pay any dividend or distribution (except for dividends paid in the ordinary course of business by any Subsidiary (whether or not wholly-owned) of Company to Company or any wholly owned Subsidiary of Company) or make any other distribution on any shares of its capital stock or redeem, purchase or otherwise acquire any securities or obligations convertible into or exchangeable for any shares of its capital stock, (iii) grant any stock appreciation rights, restricted stock units or other equity-based compensation or grant to any individual, corporation or other entity any right to acquire any shares of its capital stock, (iv) issue any additional shares of capital stock of Company or sell, transfer, mortgage, encumber or otherwise dispose of any capital stock in any Company Subsidiary or (v) enter into any agreement, understanding or arrangement with respect to the sale or voting of its capital stock;

(c)          sell, transfer, mortgage, encumber or otherwise dispose of any of its properties or assets to any individual, corporation or other entity other than a direct or indirect wholly-owned Company Subsidiary, or cancel, release or assign any indebtedness to any such person or any claims held by any such person, except (i) in the ordinary course of business consistent with past practice to third parties who are not Affiliates of Company or (ii) pursuant to contracts or agreements in force at the date of this Agreement that are set forth in Section 5.2(c) of the Company Disclosure Schedule;

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(d)          (i) acquire any business entity, whether by stock purchase, merger, consolidation or otherwise, or (ii) make any other investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation, limited partnership or other entity;

(e)          grant any Company Stock Options, restricted shares, awards based on the value of Company’s capital stock or other equity-based award with respect to shares of the Company Common Stock under any of the Company Stock Plans or otherwise, or grant any individual, corporation or other entity any right to acquire any shares of its capital stock;

(f)          except as required under applicable law or the terms of any Company Benefit Plan existing as of the date hereof, (i) increase in any manner the compensation or benefits of any of the current or former directors, officers or employees of Company or its Subsidiaries, other than increases in annual base salary at times and in amounts in the ordinary course of business consistent with past practice, which shall not exceed 3% in the aggregate or 4% for any individual to employees at a level below vice president (in each case, on an annualized basis), (ii) pay or commit to pay any severance, bonus, retirement or retention amounts to any of the current or former directors, officers or employees of Company or its Subsidiaries (iii) become a party to, establish, amend, commence participation in, terminate or commit itself to the adoption of any stock option plan or other stock-based compensation plan, compensation, severance, pension, retirement, profit-sharing, welfare benefit, nonqualified deferred compensation plan, or other employee benefit plan or agreement or employment agreement with or for the benefit of any of the current or former directors, officers or employees of Company or its Subsidiaries (or newly hired employees), (iv) accelerate the vesting or payment or cause to be funded or otherwise secure the payment of any compensation and/or benefits, (v) amend, extend, renew or enter into any collective bargaining agreement or Company Benefit Plan or make any material determinations not in the ordinary course of business consistent with past practice under any Company Benefit Plan, (vi) hire or terminate the employment of any employee who has (in the case of employees to be terminated) or would have (in the case of employees to be hired) target total compensation (cash and target equity) of $65,000 or more, or (vii) change any actuarial or other assumptions used to calculate funding obligations with respect to any Company Benefit Plan or change the manner in which contributions to such plans are made or the basis on which such contributions are determined, except as may be required by GAAP;

(g)          settle any claim, action or proceeding other than claims, actions or proceedings in the ordinary course of business consistent with past practice involving solely money damages not in excess of $25,000 individually or $100,000 in the aggregate, or waive or release any material rights or claims other than in the ordinary course of business consistent with past practice;

(h)          pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of any other liabilities in the ordinary course of business and consistent with past practice;

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(i)          (i) change its methods of accounting (or the manner in which it accrues for liabilities) in on the Balance Sheet Date, except as required by changes in GAAP as concurred in by its independent auditors or (ii) except as may be required by GAAP and other than in the ordinary course of business consistent with past practice, revalue in any material respect any of its assets, including writing-off notes or accounts receivable;

(j)          make, change or revoke any Tax election, change an annual Tax accounting period, adopt or change any Tax accounting method, file any amended Tax Return, enter into any closing agreement with respect to Taxes, settle any Tax claim, audit, assessment or dispute or surrender any right to claim a refund of Taxes;

(k)          adopt or implement any amendment to its Charter or any changes to its bylaws or comparable organizational documents;

(l)           materially restructure or materially change its investment securities portfolio or its gap position, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported;

(m)         enter into, amend in any material respect or terminate any contract of the sort required to be disclosed pursuant to Section 3.16, or waive, release, compromise or assign any material rights or claims under any such contract, other than in the ordinary course of business consistent with past practice; provided that in no event shall Company or any Company Subsidiary enter into any contract of the sort required to be disclosed pursuant to Section 3.16(a) (iii), (iv), (vi), (viii), (x), (xi) or (xii) or that calls for aggregate annual payments of $50,000 or more unless terminable on 30 days or less notice without payment of any penalty or premium;

(n)         change in any material respect its policies and practices with respect to underwriting, pricing, originating, acquiring, selling, servicing, or buying or selling rights to service, loans, except as required by applicable Law, regulation or policies imposed by any Governmental Entity;

(o)          except for Loans or commitments for Loans that have previously been approved by the Company prior to the date of this Agreement, make or acquire any Loan or issue a commitment (or renew or extend an existing commitment) for any Loan relationship aggregating in excess of $5,000,000, or amend or modify in any material respect any existing Loan relationship, that would result in total credit exposure to the applicable borrower (and its affiliates) in excess of $5,000,000;

(p)         enter into any new line of business or materially change its lending, investment, underwriting, risk and asset liability management and other banking and operating policies except as required by applicable Law, regulation or policies imposed by any Governmental Entity;

(q)         file any application, or otherwise take any action, to establish, relocate or terminate the operation of any banking office of Company or any Company Subsidiary;

(r)          take any action that is intended or would be reasonably likely to result in any of the conditions set forth in Article VII not being satisfied or prevent or materially delay the consummation of the transactions contemplated hereby, except, in every case, as may be required by applicable law; or

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(s)          agree to, or make any commitment to, take any of the actions prohibited by this Section 5.2.

5.3          Non-Solicitation of Alternative Transactions.

(a)          Company shall not, and shall cause each of its Subsidiaries and its and their respective officers, directors, employees, agents and investment bankers, financial advisors, attorneys, accountants and other retained representatives or agents (each, a “Representative”) not to, directly or indirectly (i) solicit, initiate, encourage or facilitate (including by way of furnishing information), or take any other action designed to induce or facilitate, any inquiries, offers or proposals with respect to, or the making or completion of, any Acquisition Proposal, or any inquiry, proposal or offer that is reasonably likely to lead to any Acquisition Proposal, (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any Person or “Group” (as such term is defined in Section 13(d) under the Exchange Act) any confidential or nonpublic information with respect to or in connection with an Acquisition Proposal, (iii) take any other action to facilitate any inquiries or the making of any proposal that constitutes or that may reasonably be expected to lead to an Acquisition Proposal, (iv) approve, endorse or recommend, or propose to approve, endorse or recommend any Acquisition Proposal or any agreement related thereto (other than any confidentiality agreement required by Section 5.3(b)), (v) enter into any agreement contemplating or otherwise relating to any Acquisition Transaction (other than any confidentiality agreement required by Section 5.3(b)), or (vi) propose or agree to do any of the foregoing.

(b)           Notwithstanding anything to the contrary in Section 5.3(a), if the Company or any of its Representatives receives an unsolicited bona fide written Acquisition Proposal by any Person or “Group” (as such term is defined in Section 13(d) under the Exchange Act) at any time prior to the Company Shareholders’ Meeting that the Board of Directors of the Company has determined, in its good faith judgment (after consultation with the Company’s financial advisors and outside legal counsel) to constitute or be reasonably likely to constitute a Superior Proposal, the Company and its Representatives may take any action described in Section 5.3(a)(ii) above to the extent that the Board of Directors of the Company has determined, in its good faith judgment (after consultation with the Company’s outside legal counsel) that the failure to take such action would cause it to violate its fiduciary duties under applicable law; provided, that, prior to providing (or causing to be provided) any confidential or nonpublic information or data permitted to be provided pursuant to this sentence, the Company has obtained from such Person or Group an executed confidentiality agreement on customary terms.

(c)          As promptly as practicable (but in no event more than 24 hours) following receipt of any Acquisition Proposal or any request for nonpublic information or inquiry that would reasonably be expected to lead to any Acquisition Proposal, the Company shall advise Parent in writing of the receipt of any Acquisition Proposal, request or inquiry and the terms and conditions of such Acquisition Proposal, request or inquiry, shall promptly provide to Parent a written summary of the material terms of such Acquisition Proposal, request or inquiry (including the identity of the Person or “Group” (as such term is defined in Section 13(d) under the Exchange Act) making the Acquisition Proposal and shall keep Parent promptly apprised of any related developments, discussions and negotiations (including providing Parent with a copy of all material documentation and correspondence relating thereto) on a current basis. The Company agrees that it shall simultaneously provide to Parent any confidential or nonpublic information concerning the Company that may be provided (pursuant to Section 5.3(b)) to any other Person or “Group” in connection with any Acquisition Proposal which has not previously been provided to Parent.

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(d)          Notwithstanding anything herein to the contrary, at any time prior to the Company Shareholders’ Meeting, if the Company has received a Superior Proposal (after giving effect to the terms of any revised offer by Parent pursuant to this Section 5.3(d)), the Board of Directors of the Company may, in connection with such Superior Proposal, make a Change in the Company Recommendation, if and only to the extent that the Board of Directors of the Company has determined in good faith, after consultation with outside counsel, that the failure to take such action would cause it to violate its fiduciary duties under applicable law; provided, that the Board of Directors of the Company may not effect a Change in the Company Recommendation unless:

(i)          the Company shall have received an unsolicited bona fide written Acquisition Proposal and the board of directors of the Company shall have concluded in good faith that such Acquisition Proposal is a Superior Proposal, after taking into account any amendment or modification to this Agreement agreed to by Parent;

(ii)         the Company shall have provided prior written notice to Parent at least five (5) calendar days in advance (the “Notice Period”) of taking such action, which notice shall advise Parent that the board of directors of the Company has received a Superior Proposal, specify the material terms and conditions of such Superior Proposal (including the identity of the Person or “Group” (as such term is defined in Section 13(d) under the Exchange Act) making the Superior Proposal);

(iii)        during the Notice Period, the Company shall, and shall cause its financial advisors and outside counsel to, negotiate with Parent in good faith (to the extent Parent desires to so negotiate) to make such adjustments in the terms and conditions of this Agreement so that such Superior Proposal ceases to constitute a Superior Proposal; and

(iv)        the Board of Directors of the Company shall have concluded in good faith that, after considering the results of such negotiations and giving effect to any proposals, amendments or modifications offered or agreed to by Parent, if any, that such Acquisition Proposal continues to constitute a Superior Proposal.

If during the Notice Period any revisions are made to the Superior Proposal and such revisions are material, the Company shall deliver a new written notice to Parent and shall comply with the requirements of this Section 5.3(d) with respect to such new written notice, except that the new Notice Period shall be two (2) calendar days. In the event that the Board of Directors of the Company does not make the determination referred to in clause (iv) of this paragraph and thereafter seeks to effect a Change in the Company Recommendation, the procedures referred to above shall apply anew and shall also apply to any subsequent Change in the Company Recommendation.

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(e)          The Company and its Subsidiaries shall, and shall cause their respective Representatives to, (i) immediately cease and cause to be terminated any and all existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any Acquisition Proposal; (ii) request the prompt return or destruction of all confidential information previously furnished in connection therewith; and (iii) not terminate, waive, amend, release or modify any provision of any confidentiality or standstill agreement relating to any Acquisition Proposal to which it or the Company or any of its Subsidiaries or Representatives is a party, and enforce the provisions of any such agreement.

(f)          Nothing contained in this Agreement shall prohibit the board of directors of Company from disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e2(a)(2)-(3) under the Exchange Act; provided, that such Rules will in no way eliminate or modify the effect that any action pursuant to such Rules would otherwise have under this Agreement; and provided, further, that any such disclosure (other than solely a “stop, look and listen” communication of the type contemplated by Rule 14d-9(f) under the Exchange Act) shall be deemed to be a modification of the Company Board Recommendation in a manner adverse to Parent unless the board of directors of Company expressly and concurrently reaffirms the Company Board Recommendation.

5.4          Redemption of Securities held by U.S. Treasury. At the request of Parent, the Company shall use its reasonable best efforts to cause or facilitate the repurchase or redemption by Parent or one of its Subsidiaries, on terms satisfactory to Parent, of all (or such portion as Parent may designate) of the issued and outstanding shares of Company Preferred Stock and the Treasury Warrant from the United States Department of the Treasury or other holders thereof concurrently with or immediately after the consummation of the Merger, at the option of Parent. In furtherance of the foregoing, Company shall provide, and shall cause its Subsidiaries and its and their Representatives to provide, all reasonable cooperation and take all reasonable actions as may be requested by Parent in connection with such repurchase or redemption, including by (i) furnishing all information concerning Company and its Subsidiaries that Parent or any applicable Governmental Entity may request in connection with such repurchase or redemption or with respect to the effects of such purchase on Parent or its pro forma capitalization, (ii) assisting with the preparation of any analyses or presentations Parent deems necessary or advisable in its reasonable judgment in connection with such repurchase or redemption or the effects thereof and (iii) entering into any agreement with such holder (including any letter agreement among the Company, Parent and such holder) to effect the repurchase or redemption of such shares as Parent may reasonably request (provided that neither the Company nor any of its Subsidiaries shall be required to agree to any obligation that is not contingent upon the consummation of the Merger).

5.5          Indemnification and Insurance.

(a)           All rights to indemnification under the Company’s articles of incorporation, bylaws or indemnification contracts or undertakings existing in favor of those persons who are, or were, directors and officers of the Company at or prior to the date of this Agreement shall survive the Merger and Parent shall cause such rights to be observed by the Surviving Corporation

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(b)          For a period of six (6) years following the Effective Time, Parent will provide the director’s and officer’s liability insurance and civil money penalty insurance maintained on the date of this Agreement, which policies (i) serve to reimburse the current and former directors and officers arising from facts or events occurring prior to the Effective Time (including the transactions contemplated by this Agreement) and (ii) shall contain coverage that is no less favorable than the Company’s existing policy, provided that if the coverage described above cannot be obtained or can only be obtained by paying aggregate annual premiums in excess of 200% of the aggregate annual amount currently paid by the Company for such coverage, Parent shall only be required to provide as much coverage as is available on commercially reasonable terms by paying aggregate annual premiums equal to 200% of the current annual premium paid by the Company; provided, further, that in lieu of the foregoing Parent may satisfy its obligations pursuant to this Section by purchasing a tail policy providing for coverage that is no less favorable than the Company’s existing policies.

Article VI
ADDITIONAL AGREEMENTS

6.1          Regulatory Matters.

(a)          Each of Parent and Company shall, and shall cause its Subsidiaries to, use their respective reasonable best efforts to (i) take, or cause to be taken, all actions necessary, proper to comply promptly with all legal requirements which may be imposed on such party or its Subsidiaries with respect to the transactions contemplated hereby, including obtaining any third party consent which may be required to be obtained in connection with the transactions contemplated hereby, and, subject to the conditions set forth in Article VII hereof, to consummate the transactions contemplated hereby (including, for purposes of this Section 6.1, required in order to continue any contract or agreement with Company or its Subsidiaries following Closing or to avoid any penalty or other fee under such contracts and agreements, in each case arising in connection with the transactions contemplated hereby) and (ii) obtain (and cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity which is required or advisable to be obtained by Company or Parent, respectively, or any of their respective Subsidiaries in connection with the transactions contemplated by this Agreement. The parties hereto shall cooperate with each other and promptly prepare and file all necessary documentation, and to effect all applications, notices, petitions and filings (including, if required, notification under the HSR Act or any other antitrust or competition law), to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement. Parent and Company shall have the right to review in advance and, to the extent practicable, each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to Company or Parent, as the case may be, and any of their respective Subsidiaries, which appear in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein. Each of Parent and Company shall use their reasonable best efforts to resolve any objections that may be asserted by any Governmental Entity with respect to this Agreement or the transactions contemplated by this Agreement. Notwithstanding the foregoing, nothing contained in this Agreement shall be deemed to require Parent to take to any action, or commit to take any action, or agree to any condition or restrictions, in connection with obtaining the foregoing permits, consents, approvals and authorizations of Governmental Entities or third parties that would reasonably be expected to have a material adverse effect on the business, results of operations or financial condition of Company or Parent (measured on a scale relative to Company and its Subsidiaries taken as a whole) following the Closing (a “Materially Burdensome Regulatory Condition”).

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(b)          Parent and Company shall, upon request, furnish each other with all information concerning Parent, Company and their respective Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary in connection with any statement, filing, notice or application made by or on behalf of Parent, Company or any of their respective Subsidiaries to any Governmental Entity in connection with the transactions contemplated by this Agreement.

(c)          Parent and Company shall promptly advise each other upon receiving any communication from any Governmental Entity or third party whose consent or approval is required for consummation of the transactions contemplated by this Agreement which causes such party to believe that there is a reasonable likelihood that any Regulatory Approval or other consent or approval will not be obtained or that the receipt of any such approval will be materially delayed.

6.2          Access to Information; Confidentiality. The Company agrees to permit Parent and Parent’s officers, directors, employees, accountants, counsel, financial advisors, agents and other representatives (collectively, the “Parent Representatives”) to visit and inspect the properties of the Company, the Bank and the Company’s Subsidiaries, to examine the corporate books and records and to discuss the affairs, finances and accounts of the Company, the Bank and the Company’s Subsidiaries with the Representatives of the Company, all upon reasonable notice and at such reasonable times and as often as Parent may reasonably request. Any investigation pursuant to this Section 6.2 shall be conducted during normal business hours and in such manner as not to interfere unreasonably with the conduct of the business of the Company, the Bank and the Company’s Subsidiaries, and nothing herein shall require any Representative of the Company to disclose any information to the extent (i) prohibited by applicable law or regulation, or (ii) that such disclosure would cause a violation of any agreement to which such Representative of the Company is a party as of the date of this Agreement or would cause a significant risk of a loss of privilege to the Company, the Bank or any Subsidiary (provided that the Company shall make appropriate substitute disclosure arrangements under circumstances where such restrictions apply). No investigation by Parent shall affect the ability of Parent to rely on the representations and warranties of the Company. All information furnished by any Party or any of its Representatives in connection with this Agreement and the transactions contemplated hereby shall be subject to, and the receiving Party shall in each case hold all such information in confidence in accordance with, the provisions of the confidentiality agreement, dated as of January 19, 2012, between Parent and Stifel, Nicolaus & Company, Incorporated on behalf of the Company, with each such receiving Party subject to such restrictions as the recipient.

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6.3          SEC Filings and Shareholder Approval.

(a)          The Company and Parent shall as promptly as practicable prepare and file with the SEC a proxy statement/prospectus relating to the Company Shareholders Meeting (the “Proxy Statement”). The Company and Parent shall as promptly as practicable prepare, and Parent shall file with the SEC, a registration statement on Form S-4 (the “Form S-4”) in which the Proxy Statement will be included as a prospectus, and Parent and Company shall use their respective reasonable best efforts to cause the Form S-4 to be declared effective by the SEC as promptly as practicable after filing. The Proxy Statement, and any amendment or supplement thereto, shall include the Company Board Recommendation. The parties shall notify each other promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or the Form S-4 or for additional information and shall supply each other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement, the Form S-4 or the Merger. If, at any time prior to the receipt of the Requisite Shareholder Approval, any event occurs with respect to Company, Parent or any of their respective Subsidiaries, or any change occurs with respect to other information supplied by a party for inclusion in the Proxy Statement or the Form S-4, which is required to be described in an amendment of, or a supplement to, the Proxy Statement or the Form S-4, such party shall promptly notify the other party of such event, and Company and Parent shall cooperate in the prompt filing with the Commission of any necessary amendment or supplement to the Proxy Statement and the Form S-4 and, to the extent required by applicable law, in disseminating the information contained in such amendment or supplement to the stockholders of Company.

(b)          The Company shall take all action necessary in accordance with the BCA and the Company Articles of Incorporation and Company Bylaws to duly call, give notice of, convene and hold a meeting of its shareholders as promptly as practicable for the purpose of obtaining the Requisite Shareholder Approval (such meeting or any adjournment or postponement thereof, the “Company Shareholders Meeting”). The board of directors of Company shall (x) recommend to its shareholders the approval and adoption of this Agreement and the transactions contemplated herein (the “Company Board Recommendation”), (y) include the Company Board Recommendation in the Proxy Statement and (z) use its reasonable best efforts to obtain the Requisite Shareholder Approval. Notwithstanding any Change in Company Recommendation, this Agreement shall be submitted to the shareholders of the Company at the Company Shareholders Meeting for the purpose of voting on the approval of this Agreement and nothing contained herein shall be deemed to relieve the Company of such obligation; provided, however, that if the Board of Directors of the Company shall have effected a Change in Company Recommendation, then the Board of Directors of the Company may submit this Agreement to the Company’s shareholders without recommendation (although the resolutions adopting this Agreement as of the date hereof may not be rescinded or amended), in which event the board of directors of the Company may communicate the basis for its lack of a recommendation to the Company’s shareholders in the Proxy Statement or an appropriate amendment or supplement thereto to the extent required by applicable law. In addition to the foregoing, the Company shall not submit to the vote of its shareholders at the Company Shareholder Meeting, or otherwise prior to the termination of this Agreement in accordance with its terms, any Acquisition Proposal other than this Agreement and the transactions contemplated hereby.

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(c)          Except as set forth in Section 5.3, neither the Board of Directors of the Company nor any committee thereof shall withdraw, qualify or modify, in a manner adverse to Parent, the Company Board Recommendation or take any action, or make any public statement, filing or release inconsistent with the Company Board Recommendation (any of the foregoing being a “Change in the Company Recommendation”); provided that, for the avoidance of doubt, the Company may not effect a change in the Company Board Recommendation unless it has complied in all material respects with the provisions of Section 5.3.

6.4          Restructuring Efforts. If Company shall have failed to obtain the requisite vote or votes of its shareholders for the consummation of the transactions contemplated by this Agreement at a duly held meeting of its shareholders or at any adjournment or postponement thereof, then, unless this Agreement shall have been terminated pursuant to its terms, each of the parties shall in good faith use its reasonable best efforts to negotiate a restructuring of the transaction provided for herein (it being understood that neither party shall have any obligation to alter or change the amount or kind of the Merger Consideration, or the Tax treatment of the Merger, in a manner adverse to such party or its shareholders) and the Company shall resubmit the transaction to Company’s shareholders for approval.

6.5          Public Disclosure. Company and Parent shall consult with each other before issuing any press release or otherwise making any public statement or making any other public (or non-confidential) disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement or any of the transactions contemplated hereby, and neither shall issue any such press release or make any such statement or disclosure without the prior approval of the other (which approval shall not be unreasonably withheld or delayed), except as may be required by law or the rules of any market or exchange on which the shares of Company or Parent may be listed for trading, in which case the party proposing to issue such press release or make such public statement or disclosure shall consult with the other party before issuing such press release or making such public statement or disclosure to allow such party a reasonable opportunity to comment on such press release or public statement in advance of such publication, to the extent practicable.

6.6          Governance Matters.

(a)          On or prior to the Effective Time, the Board of Directors of Parent shall take such actions as are necessary to cause the Board of Directors of Parent immediately following the Effective Time to include Dr. William G. Ward, Sr.

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(b)          On or prior to the Effective Time, Parent shall take such actions as are necessary to cause the Board of Directors of Capital Bank Corporation immediately following the Effective Time to include Dr. William G. Ward, Sr. and James G. Chrysson.

6.7          Additional Agreements. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement (including any merger between a Subsidiary of Parent, on the one hand, and a Subsidiary of Company, on the other) or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either party to the Merger, the proper officers and directors of each party and their respective Subsidiaries shall, at Parent’s sole expense, take all such necessary action as may be reasonably requested by Parent.

6.8          Charge-Offs. The Company shall provide to Parent, no later then three calendar days prior to the Closing Date, a schedule reporting Charge-Offs (i) in any completed calendar fiscal quarter commencing after December 31, 2011 and (ii) in the most recent interim quarterly period commencing after the date hereof and ending five calendar days prior to the Closing Date.

Article VII
CONDITIONS PRECEDENT

7.1          Conditions to Each Party’s Obligation to Effect the Closing. The respective obligation of each party to effect the Closing shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

(a)          Shareholder Approval. The Company Shareholder Approval shall have been obtained.

(b)          Regulatory Approvals. All Requisite Regulatory Approvals and all Parent Regulatory Approvals listed on Section 4.5 of the Parent Disclosure Schedule shall have been obtained and shall remain in full force and effect or, in the case of waiting periods, shall have expired or been terminated (and, in the case of the obligation of Parent to effect the Closing, no such Requisite Regulatory Approval shall have resulted in the imposition of any Materially Burdensome Regulatory Condition).

(c)          No Injunctions or Restraints; Illegality. No order, injunction, decree or judgment issued by any court or governmental body or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits or makes illegal consummation of the transactions contemplated by this Agreement.

(d)          Effectiveness of Form S-4. The Form S-4 shall have become effective under the Securities Act, no stop orders suspending the effectiveness of the Form S-4 shall have been issued, and no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing.

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(e)          Effectiveness of Form S-1. The Form S-1 shall have become effective under the Securities Act, no stop orders suspending the effectiveness of the Form S-1 shall have been issued, and no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing.

7.2          Conditions to Obligations of Parent. The obligation of Parent to effect the Closing is also subject to the satisfaction or, at Parent’s sole discretion, waiver by Parent, at or prior to the Effective Time of the following conditions:

(a)          Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct (without giving effect to any limitation as to materiality or “Company Material Adverse Effect”) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of a specific date, in which case, such representations and warranties shall be so true and correct as of such date), except where the failure or failures to be so true and correct in all respects would not, individually or in the aggregate, have a Company Material Adverse Effect; provided, however, that the representations and warranties of the Company set forth in Sections 3.2, 3.5(a), 3.5(b)(A)(i), 3.25 and 3.27 shall be true and correct in all material respects (without giving effect to any limitation as to materiality or “Company Material Adverse Effect”) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, and the representations of the warranties of the Company set forth in Section 3.3 shall be true and correct in all respects (except for any de minimis inaccuracy) (except to the extent such representations and warranties speak as of a specific date, in which case, such representations and warranties shall be so true and correct as of such date).

(b)          No Company Material Adverse Effect. Since the date of this Agreement, no event or events have occurred that have had or would reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect.

(c)          Performance of Obligations of Company. Company shall have performed and complied with in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time.

(d)          Officer’s Certificate. Parent shall have received a certificate signed on behalf of Company by its Chief Executive Officer or Chief Financial Officer stating that the conditions specified in Section 7.2(a), Section 7.2(b) and Section 7.2(c) have been satisfied.

(e)          Listing of Parent Common Stock. The shares of Parent Common Stock to be issued as consideration shall have been authorized for listing on the primary stock exchange on which Parent Common Stock is then listed or, if the Parent Common Stock is not then listed, on a national securities exchange selected by Parent, subject to official notice of issuance.

(f)          TARP Certifications. Parent shall have received from Company all of the certifications dated and effective as of the Closing, required by the Company, its officers and its board of directors/compensation committee pursuant to Treasury’s Interim Final Rule, 31 C.F.R. Part 30, as amended, (the “Interim Final Rule”) under Section 111 of the Emergency Economic Stabilization Act of 2008, as amended, including as such requirements are interpreted pursuant to the guidance included in Treasury’s “Frequently Asked Questions (FAQ), Troubled Asset Relief Program (TARP) Standards for Compensation and Governance,” together with all documentation and supporting information required in order to make such certifications. Such certifications and the related documentation shall be true and complete as of the Closing.

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(g)          Employee Benefit Matters. Parent, the Company, the Bank and each of the individuals listed on Section 7.2(g)(i) of the Parent Disclosure Schedule shall have entered into amended employment arrangements and/or waivers pursuant to, and incorporating the terms set forth on, Schedule 7.2(g)(i) of the Parent Disclosure Schedule for each such individual.

(h)          Charge-Offs. The Charge-Offs in any completed calendar fiscal quarter commencing after December 31, 2011 shall not exceed $5,000,000, and the Charge-Offs in the most recent interim quarterly period commencing after the date hereof and ending five calendar days prior to the Closing Date shall not exceed an amount equal to $5,000,000 pro-rated by the number of days in such interim quarterly period.

7.3          Conditions to Obligations of Company. The obligation of Company to effect the Closing is also subject to the satisfaction or, at the Company’s sole discretion, waiver, by Company at or prior to the Effective Time of the following conditions:

(a)          Representations and Warranties. The representations and warranties of Parent set forth in Article IV of this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Effective Time as though made as of the Effective Time, except to the extent such representations and warranties are expressly made only as of an earlier date, in which case as of such earlier date.

(b)          Performance of Obligations of Parent. Parent shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time.

(c)          Officer’s Certificate. Company shall have received a certificate signed on behalf of Parent by its Chief Executive Officer or Chief Financial Officer stating that the conditions specified in Section 7.3(a) and Section 7.3(b) have been satisfied.

Article VIII
TERMINATION AND AMENDMENT

8.1          Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the shareholders of the Company:

(a)          by mutual written consent of the Company and Parent;

(b)          by either the Company or Parent, if the Closing shall not have occurred on or before September 26, 2012, if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section 8.1(b);

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(c)          by either the Company or Parent, if any approval required to be obtained pursuant to Section 7.1(b) has been denied by the relevant Governmental Entity and such denial has become final and nonappealable or any Governmental Entity of competent jurisdiction shall have issued a final, nonappealable injunction permanently enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement, provided that the Party seeking to terminate this Agreement pursuant to this Section 8.1(c) shall have used its reasonable best efforts to contest, appeal and remove such denial or injunction;

(d)          by the Company, if Parent has breached or is in breach of any representation, warranty, covenant or agreement on the part of Parent contained in this Agreement, which breach, individually or together with all such other then uncured breaches by Parent, would result in, if occurring or continuing on the Closing Date, the failure of the conditions set forth in Section 7.3(a) or 7.3(b), and which is not cured within 30 days following written notice to Parent or by its nature or timing cannot be cured within such time period (provided that the Company is not then in breach, in any material respect, of any of its material covenants or agreements contained in this Agreement); or

(e)          by Parent, if the Company has breached or is in breach of any representation, warranty, covenant or agreement on the part of the Company contained in this Agreement, which breach, individually or together with all such other then uncured breaches by the Company, would result in, if occurring or continuing on the Closing Date, the failure of the conditions set forth in Section 7.2(a), 7.2(b) or 7.2(c), and which is not cured within 30 days following written notice to the Company or by its nature or timing cannot be cured within such time period (provided that Parent is not then in breach, in any material respect, of any of its material covenants or agreements contained in this Agreement); or

(f)          by Parent in the event that the Board of Directors of the Company has (i) failed to recommend to the shareholders of the Company that they give the Company Shareholder Approval, (ii) effected a Change in the Company Recommendation, whether or not permitted by the terms hereof, or (iii) knowingly or materially breached its obligations under Section 5.3 or Section 6.3 of this Agreement; or

(g)          by either Party in the event that the shareholders of the Company fail to give the Company Shareholder Approval at the Shareholders’ Meeting where such matters were presented to such shareholders for approval and voted upon.

The Party desiring to terminate this Agreement pursuant to clause (b), (c), (d), (e), (f) or (g) of this Section 8.1 shall give written notice of such termination to the other party in accordance with Section 9.3, specifying the provision or provisions hereof pursuant to which such termination is effected.

8.2          Effect of Termination.

(a)          In the event of termination of this Agreement pursuant to this Article VIII, no party to this Agreement shall have any liability or further obligation hereunder to the other party hereto, except that (i) Section 6.2, 6.5 and 8.2 and Article IX survive any termination of this Agreement and (ii) notwithstanding anything to the contrary in this Agreement, termination will not relieve a breaching party from liability for any willful and material breach of any provision of this Agreement.

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(b)         To compensate Parent for entering into this Agreement, taking actions to consummate the transactions contemplated hereunder and incurring the costs and expenses related thereto and other losses and expenses, including foregoing the pursuit of other opportunities by Parent, Parent and the Company agree as follows:

(i)	if this Agreement is terminated by Parent pursuant to Section 8.1(f), then immediately prior to such termination, the Company shall pay to Parent, by wire transfer of immediately available funds, the Termination Fee and the Expense Reimbursement.

(ii)	if this Agreement is terminated by either Party pursuant to Section 8.1(g) and prior to such termination any person shall have proposed or publicly announced an Acquisition Proposal, then in the case of any such termination, the Company shall on such termination pay Parent, by wire transfer of immediately available funds, the Expense Reimbursement and if an Acquisition Proposal (A) is signed within twelve months of the termination of this Agreement pursuant to Section 8.1(g) and is thereafter consummated or (B) is consummated within twelve months of the termination of this Agreement pursuant to Section 8.1(g), then in either case the Company shall on the consummation of such transaction pay to Parent, by wire transfer of immediately available funds, the Termination Fee.

(c)          For purposes of this Agreement, the “Expense Reimbursement” shall mean the amount of Parent’s actual, reasonable and documented out-of-pocket expenses incurred in connection with due diligence, the negotiation and preparation of this Agreement and undertaking of the transactions contemplated pursuant to this Agreement (including all Taxes, filing fees and expenses of attorneys, consultants and accounting and financial advisors incurred by or on behalf of Parent in connection with the transactions contemplated pursuant to this Agreement); provided that in no event shall the Expense Reimbursement exceed $1,000,000.

(d)          For purposes of this Agreement, the “Termination Fee” shall mean $4,000,000.

8.3          Amendment. Subject to compliance with applicable law, this Agreement may be amended by the parties hereto; provided, however, after any approval of the transactions contemplated by this Agreement by the shareholders of Company, there may not be, without further approval of such shareholders, any amendment of this Agreement that requires such further approval under applicable law. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

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8.4          Extension; Waiver. At any time prior to the Effective Time, the parties hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of the party entitled to grant such waiver, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

Article IX
GENERAL PROVISIONS

9.1          Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements set forth in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for Section 6.7 and for those other covenants and agreements contained in this Agreement that by their terms apply or are to be performed in whole or in part after the Effective Time.

9.2          Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense.

9.3          Notices. All notices and other communications required or permitted to be given hereunder shall be sent to the party to whom it is to be given and be either delivered personally against receipt, by facsimile or other wire transmission, by registered or certified mail (postage prepaid, return receipt requested) or deposited with an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)          if to Company, to:

Southern Community Financial Corporation
4605 County Club Road
Winston-Salem, North Carolina 27104
Attention:  F. Scott Bauer and Dr. William Ward
Telephone (336) 768-8500

Fax:           (336) 768-2552

with a copy (which shall not constitute notice) to:

Williams Mullen
301 Fayetteville Street, Suite 1700
Raleigh, North Carolina
Attention:  Ronald D. Raxter
Telephone (919) 981-4000

Fax:         (919) 981-4300

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(b)          if to Parent, to:

Capital Bank Financial Corporation
4725 Piedmont Row Drive, Suite 110
Charlotte, North Carolina 28210
Attention:   Christopher G. Marshall

Telephone: (704) 964-2442
Fax:            (704) 554-6909

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
Attention:    David E. Shapiro

      Jenna E. Levine

Telephone:  (212) 403-1000
Fax:             (212) 403-2000

All notices and other communications shall be deemed to have been given (i) when received if given in person, (ii) on the date of electronic confirmation of receipt if sent by facsimile or other wire transmission, (iii) three Business Days after being deposited in the U.S. mail, certified or registered mail, postage prepaid, or (iv) one Business Day after being deposited with a reputable overnight courier.

9.4           Interpretation. For the purposes of this Agreement, (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (ii) the terms “hereof,” “herein,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Exhibits to this Agreement) and not to any particular provision of this Agreement, and Article, Section, paragraph and Exhibit references are to the Articles, Sections, paragraphs and Exhibits to this Agreement unless otherwise specified, (iii) whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” (iv) the word “or” shall not be exclusive and (v) all references to any period of days shall be deemed to be to the relevant number of calendar days unless otherwise specified. It is understood and agreed that the specification of any dollar amount in the representations and warranties contained in this Agreement or the inclusion of any specific item in the Disclosure Schedule is not intended to imply that such amounts or higher or lower amounts, or the items so included or other items, are or are not material, and neither party shall use the fact of the setting of such amounts or the fact of the inclusion of any such item in the Disclosure Schedule in any dispute or controversy between the parties as to whether any obligation, item or matter not described in this Agreement or included in the Disclosure Schedule is or is not material for purposes of this Agreement. The headings and titles to the sections of this Agreement are inserted for convenience only and shall not be deemed a part hereof or affect the construction or interpretation of any provision hereof.

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9.5           Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

9.6           Entire Agreement. This Agreement (including the Disclosure Schedules and other documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof other than the Confidentiality Agreement.

9.7           Governing Law; Venue; Waiver of Jury Trial.

(a)          This Agreement shall be governed and construed in accordance with the laws of the State of North Carolina, without regard to any applicable conflicts of law.

(b)          The parties hereby (i) irrevocably submit to the exclusive jurisdiction of the Federal Courts of the United States of America located in the State of North Carolina (the “Federal Courts”), or, if jurisdiction in the Federal Courts is not available, the courts of the State of North Carolina (the “North Carolina Courts”), in respect of any claim, dispute or controversy relating to or arising out of the negotiation, interpretation or enforcement of this Agreement or any of the documents referred to in this Agreement or the transactions contemplated hereby or thereby (any such claim being a “Covered Claim”); (ii) irrevocably agree to request that the Federal Courts (or, if jurisdiction in the Federal Courts is not available, the North Carolina Courts) adjudicate any Covered Claim on an expedited basis and to cooperate with each other to assure that an expedited resolution of any such dispute is achieved; (iii) waive, and agree not to assert, as a defense in any action, suit or proceeding raising a Covered Claim that any of the parties hereto is not subject to the personal jurisdiction of the North Carolina Courts or the Federal Courts or that such action, suit or proceeding may not be brought or is not maintainable in said Courts or that the venue thereof may be inappropriate or inconvenient or that this Agreement or any such document may not be enforced in or by such Courts; and (iv) irrevocably agree to abide by the rules of procedure applied by the Federal Courts or the North Carolina Courts, as the case may be, (including the procedures for expedited pre-trial discovery) and waive any objection to any such procedure on the ground that such procedure would not be permitted in the courts of some other jurisdiction or would be contrary to the laws of some other jurisdiction. The parties further agree that any Covered Claim has a significant connection with the State of North Carolina, and will not contend otherwise in any proceeding in any court of any other jurisdiction. Each party represents that it has agreed to the jurisdiction of the Federal Courts and the North Carolina Courts in respect of Covered Claims after being fully and adequately advised by legal counsel of its own choice concerning the procedures and law applied in the Federal Courts and the North Carolina Courts and has not relied on any representation by any other party or its Affiliates, representatives or advisors as to the content, scope, or effect of such procedures and law, and will not contend otherwise in any proceeding in any court of any jurisdiction. The parties further irrevocably consent to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered airmail, postage prepaid, to such party at its address set forth in this Agreement, such service of process to be effective upon acknowledgment of receipt of such registered mail. Nothing herein shall affect the right of any party to serve process in any other manner permitted by applicable law.

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(c)          Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement or the transactions contemplated by this Agreement. Each party certifies and acknowledges that: (i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver; (ii) each party understands and has considered the implications of this waiver; (iii) each party makes this waiver voluntarily; and (iv) each party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 9.7.

9.8           Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

9.9           Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties; provided, however, that Parent may assign any of its rights under this Agreement to a Subsidiary of Parent. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. This Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

SOUTHERN COMMUNITY FINANCIAL CORPORATION

By:	/s/ William G. Ward, Sr., M.D.
Name: William G. Ward, Sr., M.D.
Title: Chairman of the Board

CAPITAL BANK FINANCIAL CORP.

By:	/s/ Christopher G. Marshall
Name: Christopher G. Marshall
Title: Chief Financial Officer

WINSTON 23 CORPORATION

By:	/s/ Christopher G. Marshall
Name: Christopher G. Marshall
Title: President

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Exhibit A

Term Sheet for Contingent Value Rights

Recipients	Existing shareholders of the Company as of the Effective Time will be issued one right (a “CVR”) for each share of Common Stock owned by such shareholder. Each CVR would entitle the holder to a cash payment based on the amount of Credit Losses (as defined below) prior to the Maturity Date up to a maximum of $1.30 per CVR in the aggregate.
Commencement Date	Effective Time
Maturity Date	Five (5) years following Effective Time
Settlement Obligation at Maturity

If the amount of Credit Losses is less than the Stipulated Amount, the Parent will pay to holders of the CVRs, in the aggregate on a pro rata basis, within 90 days of the Maturity Date, an amount equal to 75% of the excess, if any, of (i) the Stipulated Amount over (ii) the amount of Credit Losses, with a maximum of $1.30 per CVR.

If the amount of Credit Losses equals or exceeds the Stipulated Amount (as defined below), the CVRs will expire and the Company shall not be required to make any payment with respect to them.

Credit Losses	“Credit Losses” means the Charge-Offs for any loans or “real estate owned” property existing as of the date hereof for the period commencing on the date hereof and ending on the Maturity Date less any recoveries in respect of such Charge-Offs.
Charge-Offs	“Charge-Offs” means the loans charged-off and realized losses on “real estate owned” properties as reflected in the reports the Company files with the SEC, if then publicly filed, and otherwise derived from the books and records of the Bank in a manner consistent with past practice, with the preparation of the financial statements in the Company Reports and with the Company’s or Bank’s written policies in effect as of the date of this Agreement and any changes required by applicable Law.
Stipulated Amount	$87,000,000
Special Committee Membership	Dr. William Ward shall be a member of the Special Committee. If Dr. Ward ceases to be a member of the Board of Parent and/or the Special Committee, a replacement shall be appointed by the full Board of Parent.
Determinations	All determinations with respect to Credit Losses calculations for purposes of the CVRs and amounts payable in respect of the CVRs shall be made by the members of the Special Committee of Parent’s board of directors following the Closing. Any determination to make a bulk sale of non-performing assets must be approved by the Special Committee.
Early Redemption	The Company (and, following the Closing, Parent) may redeem the CVRs at any time at a price of $1.30 per CVR.
Voting rights	Any modifications of the terms of the CVRs that are adverse to the holders will require the consent of the holders of a majority of the CVRs. Otherwise, no voting rights attach to the CVRs.
Dividend rights	None.
Merger, Acquisition or Change in Control	In the event that the Company experiences a Change in Control other than pursuant to the transactions contemplated by this Agreement, all rights under the CVRs shall be redeemed upon closing at $1.30 per CVR.

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Change in Control

A “Change in Control” shall mean any transaction resulting in the holders of the equity interests of the Parent immediately prior to such transaction owning, directly or indirectly, less than 50% of the equity interests of the Parent immediately following such transaction. For purposes of the preceding sentence, the “Company Parent” shall mean the ultimate holder that directly or indirectly owns or controls, by share ownership, contract or otherwise, a majority of the equity interests of the Company.

Transferability; Attachment; Death

The rights of a holder of a CVR may not be assigned or transferred except by will or the laws of descent or distribution. The CVR shall not be subject, in whole or in part, to attachment, execution, or levy of any kind, and any attempt to sell, pledge, assign, hypothecate, transfer or otherwise dispose of the CVR shall be void. If a holder of a CVR should die, the designee, legal representative, or legatee, the successor trustee of such holder’s inter vivos trust or the person who acquired the right to the CVR by reason of the death of such holder (individually, a “Successor”) shall succeed to such holder’s rights with respect to the CVR.

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AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER

This AMENDMENT NO. 1 (this “Amendment”) to Agreement and Plan of Merger is made and entered into as of June 25, 2012, by and between Southern Community Financial Corporation, a North Carolina corporation (“Company”), Capital Bank Financial Corp, a Delaware corporation (“Parent”), and Winston 23 Corporation, a North Carolina corporation and a wholly owned subsidiary of Parent (“Merger Sub”).

RECITALS

A. WHEREAS, Parent, Merger Sub and Company are parties to that certain Agreement and Plan of Merger dated as of March 26, 2012 (the “Agreement”).

B. WHEREAS, Section 8.3 of the Agreement permits the parties to amend the Agreement, prior to shareholder approval of the transactions contemplated therein, by an instrument in writing signed on behalf of each of Parent, Merger Sub and Company.

C. WHEREAS, the parties desire to amend the Agreement as provided in this Amendment.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, and intending to be legally bound, the parties hereto agree as follows:

Section 1.                Definitions

1.1.            Certain Defined Terms. Capitalized terms used in but not defined in this amendment shall have the meanings specified in the Agreement.

Section 2.                Definitions

2.1.            Amendment to Section 1.1.

(a)                Section 1.1 is hereby amended by deleting the definitions of the following terms: Cash Conversion Number; Cash Election; Cash Election Number; Cash Election Share; Election; Election Deadline; Exchange Ratio; Form of Election; Form S-1 Effectiveness; Form S-4; Holder; IPO Price; Non-Election Share; Parent Share Price; Per Share Stock Consideration; Shortfall Number; Stock Consideration; Stock Conversion Number; Stock Election; Stock Election Share; and Total Parent Shares Issued.

(b)               Section 1.1 is hereby further amended by replacing the following definition with new text as follows, in alphabetical order:

“Per Share Cash Consideration” shall mean $3.11.

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2.2.            Amendment to Section 2.7.

(a)                Amendment to Section 2.7(b). Section 2.7(b) is hereby amended to read as follows:

“Conversion of Company Common Stock. Each common share, no par value, of Company (“Company Common Stock”) issued and outstanding immediately prior to the Effective Time (other than any Cancelled Shares) shall be converted into the right to receive a CVR and to receive in cash from Parent an amount equal to the sum of (i) the Per Share Cash Consideration and (ii) the Per Share TARP Discount Amount (the “Merger Consideration”).

(b)               Amendment to Section 2.7(e). Section 2.7(e) is hereby amended to read as follows: “Reserved.”

(c)                Amendment to Section 2.7(f). Section 2.7(f) is hereby amended by deleting the second and third sentences in their entirety.

2.3.            Amendment to Section 2.8. Section 2.8 is hereby amended to read as follows: “Reserved.”

2.4.            Amendment to Section 2.9. Section 2.9 is hereby amended by replacing the phrase “ten Business Days prior to the Election Deadline” in the first sentence thereof and amending it to read as follows: “fifteen Business Days prior to the expected Closing Date,” and by replacing the phrase “exercise his or her Company Stock Options prior to the Election Deadline” with the phrase “exercise his or her Company Stock Options prior to the expected Closing Date” in the first sentence thereof.

2.5.            Amendment to Section 2.10. Section 2.10 is hereby amended by deleting the words “based on the holder’s election in accordance with Section 2.12 of this Agreement” in the first sentence thereof.

2.6.            Amendment to Section 2.12. Section 2.12 is hereby amended to read as follows: “Reserved.”

2.7.            Amendment to Section 2.13. Section 2.13 is hereby amended by amending the first sentence thereof to read as follows: “At or prior to the Effective Time, Parent shall make available to the Exchange Agent (i) immediately available funds equal to the aggregate Cash Consideration and (ii) if the TARP Discount Amount has been determined, immediately available funds equal to the TARP Discount Amount (collectively, the “Exchange Fund”)” and by deleting the phrase “, such cash in lieu of fractional shares,” in the third sentence thereof.

2.8.            Amendment to Section 2.14. Section 2.14 is hereby amended as follows:

(a)                Section 2.14(a) is hereby amended by deleting the phrase “and any cash in lieu of fractional shares of Parent Common Stock to be issued or paid in consideration therefor who did not properly complete and submit an Election Form” in the first sentence thereof, and by replacing clause (ii) of the first sentence thereof with the following text: “instructions for use in surrendering Certificate(s) in exchange for the Merger Consideration.”

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(b)               Section 2.14(b) is hereby deleted and replaced with the following text: “Upon surrender to the Exchange Agent of its Certificate(s), accompanied by a properly completed Letter of Transmittal, a holder of Company Common Stock will be entitled to receive, promptly after the Effective Time, the Merger Consideration. Until so surrendered, each such Certificate shall represent after the Effective Time, for all purposes, only the right to receive, without interest, the Merger Consideration.”

(c)                Section 2.14(c) is hereby amended by deleting the first two sentences thereof in their entirety, by replacing the phrase “”the proper amount of cash and/or shares of Parent Common Stock shall be paid or issued” with “the proper amount of cash shall be paid” in the third sentence thereof, and by replacing the phrase “withhold from any cash portion of the Merger Consideration, any cash in lieu of fractional shares of Parent Common Stock, cash dividends or distributions payable pursuant to Section 2.14(c) hereof” with the phrase “withhold from the Merger Consideration” in the fourth sentence thereof.

(d)               Section 2.14(d) is hereby amended by replacing the second sentence thereof with the following: “If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be cancelled and exchanged for the Merger Consideration.”

(e)                Section 2.14(e) is hereby amended by deleting the first four sentences thereof and replacing them with the following: “Any portion of the Exchange Fund that remains unclaimed by the shareholders of Company as of the first anniversary of the Effective Time shall be paid to Parent. Any former shareholders of Company who have not theretofore complied with this Article II shall thereafter look only to Parent with respect to the Merger Consideration, without any interest thereon.”

2.9.            Amendment to Section 3.30. Section 3.30 is hereby amended by deleting the phrases, “and/or in the Form S-4, as applicable,” and “or at the time the Form S-4 or any such amendment or supplement thereto becomes effective under the Securities Act” in the first sentence thereof, deleting the phrase “, the Form S-4” in the second sentence thereof and deleting the phrase “an amendment to the Form S-4 or” in the final sentence thereof.

2.10.        Amendment to Section 4.12. Section 4.12 is hereby amended by deleting “and/or the Form S-4” from the first sentence and deleting the second sentence in its entirety.

2.11.        Amendment to Section 6.3(a). Section 6.3(a) is hereby amended to read as follows:

“The Company shall as promptly as practicable prepare and file with the SEC a proxy statement relating to the Company Shareholders Meeting (the “Proxy Statement”). The Proxy Statement, and any amendment or supplement thereto, shall include the Company Board Recommendation. The Company shall notify Parent promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and shall supply Parent with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement or the Merger. If, at any time prior to the receipt of the Requisite Shareholder Approval, any event occurs with respect to Company, Parent or any of their respective Subsidiaries, or any change occurs with respect to other information supplied by a party for inclusion in the Proxy Statement, which is required to be described in an amendment of, or a supplement to, the Proxy Statement, such party shall promptly notify the other party of such event, and Company and Parent shall cooperate in the prompt filing with the Commission of any necessary amendment or supplement to the Proxy Statement and, to the extent required by applicable law, in disseminating the information contained in such amendment or supplement to the stockholders of Company.”

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2.12.        Amendment to Section 6.6(b). Section 6.6(b) is hereby amended by replacing “Capital Bank Corporation” with “Capital Bank, N.A.”

2.13.        Amendment to Section 7.1. Section 7.1 is hereby amended by deleting subsections “(d)” and “(e)” in their entirety.

2.14.        Amendment to Section 7.2(e). Section 7.2(e) is hereby amended to read as follows: “Reserved.”

2.15.        Amendment to Section 7.2(g). Section 7.2(g) is hereby amended to read as follows: “Parent, the Company, the Bank and each of the individuals listed on Section 7.2(g)(i) of the Parent Disclosure Schedule shall have entered into amended employment arrangements and/or waivers pursuant to, and incorporating the terms set forth on, Section 7.2(g)(i) of the Parent Disclosure Schedule for each such individual.”

Section 3.                Miscellaneous

3.1.            No Further Amendment. Except as specifically provided in this Amendment and as the context of this Amendment otherwise may require to give effect to the intent and purposes of this Amendment, all of the terms and conditions of the Agreement remain unchanged and continue in full force and effect.

3.2.            Effect of Amendment. This Amendment shall form a part of the Agreement for all purposes, and each party hereto and thereto shall be bound thereby. This Amendment shall be deemed to be in full force and effect from and after its execution by the parties hereto.

3.3.            Governing Law. This Amendment shall be governed and construed in accordance with the laws of the State of North Carolina, without regard to any applicable conflicts of law.

3.4.            Counterparts. This Amendment may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

3.5.            Captions. The headings and titles to the sections of this Amendment are inserted for convenience only and shall not be deemed a part hereof or affect the construction or interpretation of any provision hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

SOUTHERN COMMUNITY FINANCIAL CORPORATION

By: /s/ William G. Ward, Sr., M.D.
Name: William G. Ward, Sr., M.D.
Title: Chairman of the Board

CAPITAL BANK FINANCIAL CORP.

By: /s/ Christopher G. Marshall
Name: Christopher G. Marshall
Title: Chief Financial Officer

WINSTON 23 CORPORATION

By: /s/ Christopher G. Marshall
Name: Christopher G. Marshall
Title: President

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Appendix B – OPINION OF STIFEL, NICOLAUS & COMPANY, INC.

June 25, 2012

Board of Directors

Southern Community Financial Corporation

4605 Country Club Road

Winston-Salem, NC 27104

Members of the Board:

Stifel, Nicolaus & Company, Incorporated (“Stifel Nicolaus” or “we”) has been advised that Southern Community Financial Corporation (“SCMF”, or the “Company”) is considering entering into an Agreement and Plan of Merger (the “Merger Agreement”) with Capital Bank Financial Corp. (“CBF”) and Winston 23 Corporation, a wholly owned subsidiary of CBF (“Merger Sub”), pursuant to which Merger Sub will be merged with and into SCMF with CBF as the surviving corporation, as a result of which SCMF will become a wholly-owned subsidiary of CBF. If the Merger is completed, holders of the issued and outstanding shares of Company Common Stock, no par value (excluding dissenting shares and any Cancelled Shares (as defined in the Merger Agreement), the “Shares”) will receive a combination of (i) $3.11 per share in cash (the “Per Share Cash Consideration”), (ii) the Per Share TARP Discount Amount (as defined in the Merger Agreement), and (iii) a contingent value right, or CVR (as defined in the Merger Agreement, and together with the Per Share Cash Consideration and the Per Share TARP Discount Amount, the “Merger Consideration”). The terms of the TARP Discount Amount and the CVRs and the other terms and conditions of the Merger are more fully described in the Merger Agreement.

You have requested Stifel Nicolaus’ opinion, as investment bankers, as to the fairness, from a financial point of view, solely as of the date hereof, to the holders of the Shares of the Merger Consideration to be received by such holders in the Merger (the “Opinion”). For purposes of this Opinion, at your direction, we have not attributed any value to the Per Share TARP Discount Amount or CVRs.

In connection with our opinion, we have, among other things:

(i)	reviewed and analyzed a draft copy of the Merger Agreement dated June 25, 2012;

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Board of Directors – Southern Community Financial Corporation

June 25, 2012

(ii)	reviewed and analyzed the audited consolidated financial statements of SCMF for the three years ended December 31, 2011 and the unaudited consolidated financial statements of SCMF for the quarter ended March 31, 2012;

(iii)	reviewed and analyzed the Consent Order, dated February 16, 2011, issued to Southern Community Bank & Trust (the Company’s banking subsidiary) by the Federal Deposit Insurance Corporation and the North Carolina Commissioner of Banks;

(iv)	reviewed and analyzed certain other publicly available information concerning SCMF;

(v)	reviewed certain non-publicly available information concerning SCMF, including, without limitation, internal financial analyses and forecasts prepared by its management and held discussions with SCMF’s senior management regarding recent developments and regulatory matters;

(vi)	participated in certain discussions and negotiations between representatives of SCMF and CBF;

(vii)	reviewed the reported prices and trading activity of the equity securities of SCMF;

(viii)	analyzed certain publicly available information concerning the terms of selected merger and acquisition transactions that we considered relevant to our analysis;

(ix)	reviewed and analyzed certain publicly available financial and stock market data relating to selected public companies that we deemed relevant to our analysis;

(x)	conducted such other financial studies, analyses and investigations and considered such other information as we deemed necessary or appropriate for purposes of our opinion; and

(xi)	took into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuations and our knowledge of the banking industry generally.

In connection with our review, we have relied upon and assumed, without independent verification, the accuracy and completeness of all of the financial and other information that was provided to Stifel Nicolaus, by or on behalf of SCMF, or that was otherwise reviewed by Stifel Nicolaus and have not assumed any responsibility for independently verifying any of such information. We have further relied upon the assurances by the management of SCMF that it is unaware of any facts that would make any of the information provided to us inaccurate, incomplete or misleading. With respect to the financial forecasts supplied to us by SCMF, we have assumed that the forecasts were reasonably prepared on the basis reflecting the best currently available estimates and judgments of the management of SCMF, as applicable, as to the future operating and financial performance of SCMF, as applicable, and that they provided a reasonable basis upon which we could form our Opinion. Such forecasts and projections were not prepared with the expectation of public disclosure. All such projected financial information is based on numerous variables and assumptions that are inherently uncertain, including, without limitation, factors related to general economic, market and competitive conditions. Accordingly, actual results could vary significantly from those set forth in such projected financial information. Stifel Nicolaus has relied on this projected information without independent verification or analyses and does not in any respect assume any responsibility for the accuracy or completeness thereof.

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Board of Directors – Southern Community Financial Corporation

June 25, 2012

We also assumed that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of SCMF since the date of the last financial statements of SCMF made available to us. We have also assumed, without independent verification and with your consent, that the aggregate allowances for loan losses set forth in the financial statements of SCMF are in the aggregate adequate to cover all such losses. We have not been requested to make, nor have we made or obtained any independent evaluation, appraisal or physical inspection of SCMF’s assets or liabilities, the collateral securing any of such assets or liabilities, or the collectability of any such assets nor did we review loan or credit files of SCMF. Estimates of values of companies and assets do not purport to be appraisals or necessarily reflect the prices at which companies or assets may actually be sold. Because such estimates are inherently subject to uncertainty, Stifel Nicolaus assumes no responsibility for their accuracy. We relied on advice of SCMF’s counsel as to certain legal matters with respect to SCMF, the Merger Agreement and the Merger and other matters contained or contemplated therein. We have assumed, with your consent, that there are no factors that would delay or subject to any adverse conditions any necessary regulatory or governmental approval and that all conditions to the Merger will be satisfied and not waived. In addition, we have assumed that the definitive Merger Agreement will not differ materially from the draft we reviewed. We have also assumed that the Merger will be consummated substantially on the terms and conditions described in the Merger Agreement, without any waiver of material terms or conditions by the Company or any other party, and that obtaining any necessary regulatory approvals or satisfying any other conditions for consummation of the Merger will not have an adverse effect on SCMF. We have assumed that the Merger will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other applicable federal and state statutes, rules and regulations.

Our Opinion is limited to whether the Merger Consideration to be received by the holders of the Shares is fair to the holders of the Shares, from a financial point of view, solely as of the date hereof. Our Opinion does not consider, address or include: (i) any other strategic alternatives currently (or which have been or may be) contemplated by the Company’s Board of Directors (the “Board”) or the Company; (ii) the legal, tax or accounting consequences of the Merger on the Company or the holders of Company Common Stock; (iii) the fairness of the amount or nature of any compensation to any of the Company’s officers, directors or employees, or class of such persons, relative to the compensation to the holders of the Company’s securities; (iv) the treatment of, or the effect of the Merger on, the Company’s Series A Preferred Stock and related warrants or the holders thereof; (v) the treatment of, or effect of the Merger on, SCMF’s Stock Options (as defined in the Merger Agreement), or any other class of securities of SCMF other than the Shares or the holders thereof; (vi) the Contingent Value Rights to be issued to holders of SCMF Common Stock in connection with the Merger; (vii) the potential for additional merger consideration upon redemption of SCMF Series A preferred stock at a discount; or (viii) any advice or opinions provided by any other advisor to SCMF.

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Board of Directors – Southern Community Financial Corporation

June 25, 2012

Our Opinion is necessarily based solely on economic, market, monetary, financial and other conditions as they exist on, and on the information made available to us as of, the date of this letter. It is understood that subsequent developments may affect the conclusions reached in this Opinion and that Stifel Nicolaus does not have, and does not assume, any obligation to update, revise or reaffirm this Opinion. Our Opinion is for the information of, and directed to, the Board for its information and assistance in connection with its consideration of the financial terms of the Merger. Our Opinion does not constitute a recommendation to the Board as to how the Board should vote on the Merger, to any shareholder of SCMF as to how any such shareholder should vote at any shareholders’ meeting at which the Merger is considered, or whether or not any SCMF shareholder should enter into a voting, shareholders’, or affiliates’ agreement with respect to the Merger, or exercise any dissenters’ or appraisal rights that may be available to such shareholder. In addition, this Opinion does not compare the relative merits of the Merger with any other alternative transaction or business strategy which may have been available to the Company and does not address the underlying business decision of the Board or the Company to proceed with the Merger or any aspect thereof. Stifel Nicolaus in 2010 and early 2011 explored potential transactions with respect to a sale of SCMF. Other than in connection with the previously announced merger agreement, dated March 26, 2012, in connection with this Opinion and since the Company began discussions with CBF, the Company and Stifel Nicolaus have not explored alternative transactions to the Merger and have not solicited the interest of other parties in pursuing potential alternative transactions with the Company.

Stifel Nicolaus, as part of its investment banking services, is regularly engaged in the independent valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We have acted as financial advisor to SCMF in connection with the Merger and will receive a fee for our services, a substantial portion of which is contingent upon the completion of the Merger. We received a fee for the delivery of a fairness opinion in connection with the merger agreement signed between CBF and the Company on March 26, 2012. We will also receive a fee upon the delivery of this Opinion that is not contingent upon consummation of the Merger. In addition, SCMF has agreed to indemnify us Board of Directors – Southern Community Financial Corporation June 25, 2012 Page 5 for certain liabilities arising out of our engagement. Stifel Nicolaus has historically provided investment banking services to SCMF, including acting as financial advisor in 2003 in connection with the acquisition of Community Bank for which we have received customary fees, and has sought to provide investment banking services to CBF, including with respect to CBF’s expected initial public offering. Additionally, Stifel Nicolaus acted as underwriter for two trust preferred securities offerings for the Company in 2001 and 2003 for which we received customary fees. Furthermore, Stifel Nicolaus, as well as certain employees of Stifel Nicolaus, are investors in Stieven Financial Investors, LP, which is a shareholder of the Company. Stifel Financial Corp., Stifel Nicolaus’ parent entity, holds a participating convertible note in FSI Group LLC, a shareholder of CBF. Other than the foregoing, there are no other material relationships that existed during the two years prior to the date of our Opinion or that are mutually understood to be contemplated in which any compensation was received or is intended to be received as a result of the relationship between Stifel Nicolaus and any party to the Merger. Stifel Nicolaus may seek to provide investment banking services to CBF or its affiliates in the future, for which we would seek customary compensation. In the ordinary course of business, Stifel Nicolaus may trade SCMF’s or CBF’s securities for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

Stifel Nicolaus’ Fairness Opinion Committee has approved the issuance of this opinion. Our Opinion may not be published or otherwise used or referred to, nor shall any public reference to Stifel Nicolaus be made, without our prior written consent, except in accordance with the terms and conditions of our engagement letter agreement with the Company.

Based upon and subject to the foregoing, we are of the opinion that, solely as of the date hereof, the Merger Consideration to be received by holders of the Shares in the Merger pursuant to the Merger Agreement is fair to the holders of the Shares, from a financial point of view.

Very truly yours,

STIFEL, NICOLAUS & COMPANY, INCORPORATED

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Appendix C – APPRAISAL RIGHTS UNDER THE NORTH CAROLINA BUSINESS CORPORATION ACT

Article 13.

Appraisal Rights.

Part 1. Right to Appraisal and Payment for Shares.

§ 55-13-01. Definitions.

In this Article, the following definitions apply:

(1)	Affiliate. – A person that directly, or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with another person or is a senior executive thereof. For purposes of G.S. 55-13-01(7), a person is deemed to be an affiliate of its senior executives.
(2)	Beneficial shareholder. – A person who is the beneficial owner of shares held in a voting trust or by a nominee on the beneficial owner's behalf.
(3)	Corporation. – The issuer of the shares held by a shareholder demanding appraisal and, for matters covered in G.S. 55-13-22 through G.S. 55-13-31, the term includes the surviving entity in a merger.
(4)	Expenses. – Reasonable expenses of every kind that are incurred in connection with a matter, including counsel fees.
(5)	Fair value. – The value of the corporation's shares (i) immediately before the effectuation of the corporate action as to which the shareholder asserts appraisal rights, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable, (ii) using customary and current valuation concepts and techniques generally employed for similar business in the context of the transaction requiring appraisal, and (iii) without discounting for lack of marketability or minority status except, if appropriate, for amendments to the articles pursuant to G.S. 55-13-02(a)(5).
(6)	Interest. – Interest from the effective date of the corporate action until the date of payment, at the rate of interest on judgments in this State on the effective date of the corporate action.
(7)	Interested transaction. – A corporate action described in G.S. 55-13-02(a), other than a merger pursuant to G.S. 55-11-04, involving an interested person and in which any of the shares or assets of the corporation are being acquired or converted. As used in this definition, the following definitions apply:

a.	Interested person. – A person, or an affiliate of a person, who at any time during the one-year period immediately preceding approval by the board of directors of the corporate action met any of the following conditions:
1.	Was the beneficial owner of twenty percent (20%) or more of the voting power of the corporation, other than as owner of excluded shares.
2.	Had the power, contractually or otherwise, other than as owner of excluded shares, to cause the appointment or election of twenty-five percent (25%) or more of the directors to the board of directors of the corporation.
3.	Was a senior executive or director of the corporation or a senior executive of any affiliate thereof, and that senior executive or director will receive, as a result of the corporate action, a financial benefit not generally available to other shareholders as such, other than any of the following:

NC General Statutes - Chapter 55 Article 13

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I.	Employment, consulting, retirement, or similar benefits established separately and not as part of or in contemplation of the corporate action.
II.	Employment, consulting, retirement, or similar benefits established in contemplation of, or as part of, the corporate action that are not more favorable than those existing before the corporate action or, if more favorable, that have been approved on behalf of the corporation in the same manner as is provided in G.S. 55-8-31(a)(1) and (c).
III.	In the case of a director of the corporation who will, in the corporate action, become a director of the acquiring entity, or one of its affiliates, rights and benefits as a director that are provided on the same basis as those afforded by the acquiring entity generally to other directors of the acquiring entity or such affiliate of the acquiring entity.
b.	Beneficial owner. – Any person who, directly or indirectly, through any contract, arrangement, or understanding, other than a revocable proxy, has or shares the power to vote, or to direct the voting of, shares. If a member of a national securities exchange is precluded by the rules of the exchange from voting without instruction on contested matters or matters that may affect substantially the rights or privileges of the holders of the securities to be voted, then that member of a national securities exchange shall not be deemed a "beneficial owner" of any securities held directly or indirectly by the member on behalf of another person solely because the member is the record holder of the securities. When two or more persons agree to act together for the purpose of voting their shares of the corporation, each member of the group formed thereby is deemed to have acquired beneficial ownership, as of the date of the agreement, of all voting shares of the corporation beneficially owned by any member of the group.
c.	Excluded shares. – Shares acquired pursuant to an offer for all shares having voting power if the offer was made within one year prior to the corporate action for consideration of the same kind and of a value equal to or less than that paid in connection with the corporate action.
(8)	Preferred shares. – A class or series of shares the holders of which have preference over any other class or series with respect to distributions.
(9)	Record shareholder. – The person in whose name shares are registered in the records of the corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with the corporation.
(10)	Senior executive. – The chief executive officer, chief operating officer, chief financial officer, or anyone in charge of a principal business unit or function.
(11)	Shareholder. – Both a record shareholder and a beneficial shareholder. (1925, c. 77, s. 1; 1943, c. 270; G.S., s. 55-167; 1955, c. 1371, s. 1; 1969, c. 751, s. 39; 1973, c. 469, ss. 36, 37; 1989, c. 265, s. 1; 2011-347, s. 1.)

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§ 55-13-02. Right to appraisal.

(a)          In addition to any rights granted under Article 9, a shareholder is entitled to appraisal rights and to obtain payment of the fair value of that shareholder's shares, in the event of any of the following corporate actions:

(1)	Consummation of a merger to which the corporation is a party if either (i) shareholder approval is required for the merger by G.S. 55-11-03 and the shareholder is entitled to vote on the merger, except that appraisal rights shall not be available to any shareholder of the corporation with respect to shares of any class or series that remain outstanding after consummation of the merger or (ii) the corporation is a subsidiary and the merger is governed by G.S. 55-11-04.
(2)	Consummation of a share exchange to which the corporation is a party as the corporation whose shares will be acquired if the shareholder is entitled to vote on the exchange, except that appraisal rights shall not be available to any shareholder of the corporation with respect to any class or series of shares of the corporation that is not exchanged.
(3)	Consummation of a disposition of assets pursuant to G.S. 55-12-02 if the shareholder is entitled to vote on the disposition.
(4)	An amendment of the articles of incorporation (i) with respect to a class or series of shares that reduces the number of shares of a class or series owned by the shareholder to a fraction of a share if the corporation has an obligation or right to repurchase the fractional share so created or (ii) changes the corporation into a nonprofit corporation or cooperative organization.
(5)	Any other amendment to the articles of incorporation, merger, share exchange, or disposition of assets to the extent provided by the articles of incorporation, bylaws, or a resolution of the board of directors.
(6)	Consummation of a conversion to a foreign corporation pursuant to Part 2 of Article 11A of this Chapter if the shareholder does not receive shares in the foreign corporation resulting from the conversion that (i) have terms as favorable to the shareholder in all material respects and (ii) represent at least the same percentage interest of the total voting rights of the outstanding shares of the corporation as the shares held by the shareholder before the conversion.
(7)	Consummation of a conversion of the corporation to nonprofit status pursuant to Part 2 of Article 11A of this Chapter.
(8)	Consummation of a conversion of the corporation to an unincorporated entity pursuant to Part 2 of Article 11A of this Chapter.

(b)          Notwithstanding subsection (a) of this section, the availability of appraisal rights under subdivisions (1), (2), (3), (4), (6), and (8) of subsection (a) of this section shall be limited in accordance with the following provisions:

(1)	Appraisal rights shall not be available for the holders of shares of any class or series of shares that are any of the following:
a.	A covered security under section 18(b)(1)(A) or (B) of the Securities Act of 1933, as amended.
b.	Traded in an organized market and has at least 2,000 shareholders and a market value of at least twenty million dollars ($20,000,000) (exclusive of the value of shares held by the corporation's subsidiaries, senior executives, directors, and beneficial shareholders owning more than ten percent (10%) of such shares).
c.	Issued by an open-end management investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940, as amended, and may be redeemed at the option of the holder at net asset value.

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(2)	The applicability of subdivision (1) of this subsection shall be determined as of (i) the record date fixed to determine the shareholders entitled to receive notice of, and to vote at, the meeting of shareholders to act upon the corporate action requiring appraisal rights or (ii) the day before the effective date of such corporate action if there is no meeting of shareholders.
(3)	Subdivision (1) of this subsection shall not be applicable and appraisal rights shall be available pursuant to subsection (a) of this section for the holders of any class or series of shares who are required by the terms of the corporate action requiring appraisal rights to accept for such shares anything other than cash or shares of any class or any series of shares of any corporation, or any other proprietary interest of any other entity, that satisfies the standards set forth in subdivision (1) of this subsection at the time the corporate action becomes effective.
(4)	Subdivision (1) of this subsection shall not be applicable and appraisal rights shall be available pursuant to subsection (a) of this section for the holders of any class or series of shares where the corporate action is an interested transaction.

(c)          Notwithstanding any other provision of this section, the articles of incorporation as originally filed or any amendment to the articles may limit or eliminate appraisal rights for any class or series of preferred shares. Any amendment to the articles that limits or eliminates appraisal rights for any shares that are outstanding immediately prior to the effective date of the amendment or that the corporation is or may be required to issue or sell thereafter pursuant to any conversion, exchange, or other right existing immediately before the effective date of the amendment, however, shall not apply to any corporate action that becomes effective within one year of that date if the corporate action would otherwise afford appraisal rights.

(d)          A shareholder holding shares of a class or series that were issued and outstanding as of the effective date of this act but that did not as of that date entitle the shareholder to vote on a corporate action described in subdivision (a)(1), (2), or (3) of this section shall be entitled to appraisal rights, and to obtain payment of the fair value of the shareholder's shares of such class or series, to the same extent as if such shares did entitle the shareholder to vote on such corporate action. (1925, c. 77, s. 1; c. 235; 1929, c. 269; 1939, c. 279; 1943, c. 270; G.S., ss. 55-26, 55-167; 1955, c. 1371, s. 1; 1959, c. 1316, ss. 30, 31; 1969, c. 751, ss. 36, 39; 1973, c. 469, ss. 36, 37; c. 476, s. 193; 1989, c. 265, s. 1; 1989 (Reg. Sess., 1990), c. 1024, s. 12.18; 1991, c. 645, s. 12; 1997-202, s. 1; 1999-141, s. 1; 2001-387, s. 26; 2003-157, s. 1; 2011-347, ss. 1, 22(c).)

§ 55-13-03. Assertion of rights by nominees and beneficial owners.

(a)          A record shareholder may assert appraisal rights as to fewer than all the shares registered in the record shareholder's name but owned by a beneficial shareholder only if the record shareholder (i) objects with respect to all shares of the class or series owned by the beneficial shareholder and (ii) notifies the corporation in writing of the name and address of each beneficial shareholder on whose behalf appraisal rights are being asserted. The rights of a record shareholder who asserts appraisal rights for only part of the shares held of record in the record shareholder's name under this subsection shall be determined as if the shares as to which the record shareholder objects and the record shareholder's other shares were registered in the names of different record shareholders.

(b)          A beneficial shareholder may assert appraisal rights as to shares of any class or series held on behalf of the shareholder only if the shareholder does both of the following:

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(1)	Submits to the corporation the record shareholder's written consent to the assertion of rights no later than the date referred to in G.S. 55-13-22(b)(2)b.
(2)	Submits written consent under subdivision (1) of this subsection with respect to all shares of the class or series that are beneficially owned by the beneficial shareholder. (1925, c. 77, s. 1; 1943, c. 270; G.S., s. 55-167; 1955, c. 1371, s. 1; 1969, c. 751, s. 39; 1973, c. 469, ss. 36, 37; 1989, c. 265, s. 1; 2011-347, s. 1.)

§§ 55-13-04 through 55-13-19. Reserved for future codification purposes.

Part 2. Procedure for Exercise of Appraisal Rights.

§ 55-13-20. Notice of appraisal rights.

(a)          If any corporate action specified in G.S. 55-13-02(a) is to be submitted to a vote at a shareholders' meeting, the meeting notice must state that the corporation has concluded that shareholders are, are not, or may be entitled to assert appraisal rights under this Article. If the corporation concludes that appraisal rights are or may be available, a copy of this Article must accompany the meeting notice sent to those record shareholders entitled to exercise appraisal rights.

(b)          In a merger pursuant to G.S. 55-11-04, the parent corporation must notify in writing all record shareholders of the subsidiary who are entitled to assert appraisal rights that the corporate action became effective. In the case of any other corporate action specified in G.S. 55-13-02(a) with respect to which shareholders of a class or series do not have the right to vote, but with respect to which those shareholders are entitled to assert appraisal rights, the corporation must notify in writing all record shareholders of such class or series that the corporate action became effective. Notice required under this subsection must be sent within 10 days after the corporate action became effective and include the materials described in G.S. 55-13-22.

(c)          If any corporate action specified in G.S. 55-13-02(a) is to be approved by written consent of the shareholders pursuant to G.S. 55-7-04, then the following must occur:

(1)	Written notice that appraisal rights are, are not, or may be available must be given to each record shareholder from whom a consent is solicited at the time consent of each shareholder is first solicited and, if the corporation has concluded that appraisal rights are or may be available, must be accompanied by a copy of this Article.
(2)	Written notice that appraisal rights are, are not, or may be available must be delivered together with the notice to the applicable shareholders required by subsections (d) and (e) of G.S. 55-7-04, may include the materials described in G.S. 55-13-22, and, if the corporation has concluded that appraisal rights are or may be available, must be accompanied by a copy of this Article.

(d)          If any corporate action described in G.S. 55-13-02(a) is proposed, or a merger pursuant to G.S. 55-11-04 is effected, then the notice referred to in subsection (a) or (c) of this section, if the corporation concludes that appraisal rights are or may be available, and in subsection (b) of this section shall be accompanied by the following:

(1)	The annual financial statements specified in G.S. 55-16-20(a) of the corporation that issued the shares to be appraised. The date of the financial statements shall not be more than 16 months before the date of the notice and shall comply with G.S. 55-16-20(b). If annual financial statements that meet the requirements of this subdivision are not reasonably available, then the corporation shall provide reasonably equivalent financial information.
(2)	The latest available quarterly financial statements of the corporation, if any.The right to receive the information described in this subsection may be waived in writing by a shareholder before or after the corporate action. (1925, c. 77, s. 1; c. 235; 1929, c. 269; 1939, c. 5; c. 279; 1943, c. 270; G.S., ss. 55-26, 55-165, 55-167; 1955, c. 1371, s. 1; 1969, c. 751, s. 39; 1973, c. 469, ss. 36, 37; 1989, c. 265, s. 1; 2002-58, s. 2; 2011-347, s. 1.)

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§ 55-13-21. Notice of intent to demand payment and consequences of voting or consenting.

(a)          If a corporate action specified in G.S. 55-13-02(a) is submitted to a vote at a shareholders' meeting, a shareholder who is entitled to vote on the corporate action and who wishes to assert appraisal rights with respect to any class or series of shares must do the following:

(1)	Deliver to the corporation, before the vote is taken, written notice of the shareholder's intent to demand payment if the proposed action is effectuated.
(2)	Not vote, or cause or permit to be voted, any shares of any class or series in favor of the proposed action.

(b)          If a corporate action specified in G.S. 55-13-02(a) is to be approved by less than unanimous written consent, a shareholder who is entitled to vote on the corporate action and who wishes to assert appraisal rights with respect to any class or series of shares must not execute a consent in favor of the proposed action with respect to that class or series of shares.

(c)          A shareholder who fails to satisfy the requirements of subsection (a) or (b) of this section is not entitled to payment under this Article. (1925, c. 77, s. 1; 1943, c. 270; G.S., s. 55-167; 1955, c. 1371, s. 1; 1969, c. 751, s. 39; 1973, c. 469, ss. 36, 37; 1989, c. 265, s. 1; 2011-347, s. 1.)

§ 55-13-22. Appraisal notice and form.

(a)          If a corporate action requiring appraisal rights under G.S. 55-13-02(a) becomes effective, the corporation must deliver a written appraisal notice and form required by subdivision (b)(1) of this section to all shareholders who satisfied the requirements of G.S. 55-13-21. In the case of a merger under G.S. 55-11-04, the parent corporation must deliver a written appraisal notice and form to all record shareholders of the subsidiary who may be entitled to assert appraisal rights. In the case of any other corporate action specified in G.S. 55-13-02(a) that becomes effective and with respect to which shareholders of a class or series do not have the right to vote but with respect to which such shareholders are entitled to assert appraisal rights, the corporation must deliver a written appraisal notice and form to all record shareholders of such class or series who may be entitled to assert appraisal rights.

(b)          The appraisal notice must be sent no earlier than the date the corporate action specified in G.S. 55-13-02(a) became effective and no later than 10 days after that date. The appraisal notice must include the following:

(1)	A form that specifies the first date of any announcement to shareholders, made prior to the date the corporate action became effective, of the principal terms of the proposed corporate action. If such an announcement was made, the form shall require a shareholder asserting appraisal rights to certify whether beneficial ownership of those shares for which appraisal rights are asserted was acquired before that date. The form shall require a shareholder asserting appraisal rights to certify that the shareholder did not vote for or consent to the transaction.
(2)	Disclosure of the following:
a.	Where the form must be sent and where certificates for certificated shares must be deposited, as well as the date by which those certificates must be deposited. The certificate deposit date must not be earlier than the date for receiving the required form under sub-subdivision b. of this subdivision.

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b.	A date by which the corporation must receive the payment demand, which date may not be fewer than 40 nor more than 60 days after the date the appraisal notice required under subsection (a) of this section and form are sent. The form shall also state that the shareholder shall have waived the right to demand appraisal with respect to the shares unless the form is received by the corporation by the specified date.
c.	The corporation's estimate of the fair value of the shares.
d.	That, if requested in writing, the corporation will provide, to the shareholder so requesting, within 10 days after the date specified in sub-subdivision b. of this subdivision, the number of shareholders who return the forms by the specified date and the total number of shares owned by them.
e.	The date by which the notice to withdraw under G.S. 55-13-23 must be received, which date must be within 20 days after the date specified in sub-subdivision b. of this subdivision.
(3)	Be accompanied by a copy of this Article. (1925, c. 77, s. 1; 1943, c. 270; G.S., s. 55-167; 1955, c. 1371, s. 1; 1969, c. 751, s. 39; 1973, c. 469, ss. 36, 37; 1989, c. 265, s. 1; 1997-485, s. 4; 2001-387, s. 27; 2002-58, s. 3; 2011-347, s. 1.)

§ 55-13-23. Perfection of rights; right to withdraw.

(a)          A shareholder who receives notice pursuant to G.S. 55-13-22 and who wishes to exercise appraisal rights must sign and return the form sent by the corporation and, in the case of certificated shares, deposit the shareholder's certificates in accordance with the terms of the notice by the date referred to in the notice pursuant to G.S. 55-13-22(b)(2). In addition, if applicable, the shareholder must certify on the form whether the beneficial owner of such shares acquired beneficial ownership of the shares before the date required to be set forth in the notice pursuant to G.S. 55-13-22(b)(1). If a shareholder fails to make this certification, the corporation may elect to treat the shareholder's shares as after-acquired shares under G.S. 55-13-27. Once a shareholder deposits that shareholder's certificates or, in the case of uncertificated shares, returns the signed forms, that shareholder loses all rights as a shareholder, unless the shareholder withdraws pursuant to subsection (b) of this section.

(b)          A shareholder who has complied with subsection (a) of this section may nevertheless decline to exercise appraisal rights and withdraw from the appraisal process by so notifying the corporation in writing by the date set forth in the appraisal notice pursuant to G.S. 55-13-22(b)(2)e. A shareholder who fails to so withdraw from the appraisal process may not thereafter withdraw without the corporation's written consent.

(c)          A shareholder who does not sign and return the form and, in the case of certificated shares, deposit that shareholder's share certificates where required, each by the date set forth in the notice described in G.S. 55-13-22(b) shall not be entitled to payment under this Article. (1925, c. 77, s. 1; 1943, c. 270; G.S., s. 55-167; 1955, c. 1371, s. 1; 1969, c. 751, s. 39; 1973, c. 469, ss. 36, 37; 1989, c. 265, s. 1; 2011-347, s. 1.)

§ 55-13-24: Repealed by Session Laws 2011-347, s. 1, effective October 1, 2011.

§ 55-13-25. Payment.

(a)          Except as provided in G.S. 55-13-27, within 30 days after the form required by G.S. 55-13-22(b) is due, the corporation shall pay in cash to the shareholders who complied with G.S. 55-13-23(a) the amount the corporation estimates to be the fair value of their shares, plus interest.

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(b)          The payment to each shareholder pursuant to subsection (a) of this section must be accompanied by the following:

(1)	The following financial information:
a.	The annual financial statements specified in G.S. 55-16-20(a) of the corporation that issued the shares to be appraised. The date of the financial statements shall not be more than 16 months before the date of payment and shall comply with G.S. 55-16-20(b). If annual financial statements that meet the requirements of this sub-subdivision are not reasonably available, the corporation shall provide reasonably equivalent financial information.
b.	The latest available quarterly financial statements, if any.
(2)	A statement of the corporation's estimate of the fair value of the shares. The estimate must equal or exceed the corporation's estimate given pursuant to G.S. 55-13-22(b)(2)c.
(3)	A statement that the shareholders described in subsection (a) of this section have the right to demand further payment under G.S. 55-13-28 and that if a shareholder does not do so within the time period specified therein, then the shareholder shall be deemed to have accepted such payment in full satisfaction of the corporation's obligations under this Article. (1925, c. 77, s. 1; 1943, c. 270; G.S., s. 55-167; 1955, c. 1371, s. 1; 1969, c. 751, s. 39; 1973, c. 469, ss. 36, 37; 1989, c. 265, s. 1; c. 770, s. 69; 1997-202, s. 2; 2011-347, s. 1.)

§ 55-13-26: Repealed by Session Laws 2011-347, s. 1, effective October 1, 2011.

§ 55-13-27. After-acquired shares.

(a)          A corporation may elect to withhold payment required by G.S. 55-13-25 from any shareholder who was required to but did not certify that beneficial ownership of all of the shareholder's shares for which appraisal rights are asserted was acquired before the date set forth in the appraisal notice sent pursuant to G.S. 55-13-22(b)(1).

(b)          If the corporation elected to withhold payment under subsection (a) of this section, it must, within 30 days after the form required by G.S. 55-13-22(b) is due, notify all shareholders who are described in subsection (a) of this section of the following:

(1)	The information required by G.S. 55-13-25(b)(1).
(2)	The corporation's estimate of fair value pursuant to G.S. 55-13-25(b)(2).
(3)	That they may accept the corporation's estimate of fair value, plus interest, in full satisfaction of their demands or demand appraisal under G.S. 55-13-28.
(4)	That those shareholders who wish to accept such offer must so notify the corporation of their acceptance of the corporation's offer within 30 days after receiving the offer.
(5)	That those shareholders who do not satisfy the requirements for demanding appraisal under G.S. 55-13-28 shall be deemed to have accepted the corporation's offer.

(c)          Within 10 days after receiving the shareholder's acceptance pursuant to subsection (b) of this section, the corporation must pay in cash the amount it offered under subdivision (b)(2) of this section to each shareholder who agreed to accept the corporation's offer in full satisfaction of the shareholder's demand.

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(d)          Within 40 days after sending the notice described in subsection (b) of this section, the corporation must pay in cash the amount it offered to pay under subdivision (b)(2) of this section to each shareholder described in subdivision (b)(5) of this section. (2011-347, s. 1.)

§ 55-13-28. Procedure if shareholder dissatisfied with payment or offer.

(a)          A shareholder paid pursuant to G.S. 55-13-25 who is dissatisfied with the amount of the payment must notify the corporation in writing of that shareholder's estimate of the fair value of the shares and demand payment of that estimate plus interest (less any payment under G.S. 55-13-25). A shareholder offered payment under G.S. 55-13-27 who is dissatisfied with that offer must reject the offer and demand payment of the shareholder's stated estimate of the fair value of the shares, plus interest.

(b)          A shareholder who fails to notify the corporation in writing of that shareholder's demand to be paid the shareholder's stated estimate of the fair value, plus interest, under subsection (a) of this section within 30 days after receiving the corporation's payment or offer of payment under G.S. 55-13-25 or G.S. 55-13-27, respectively, waives the right to demand payment under this section and shall be entitled only to the payment made or offered pursuant to those respective sections. (1925, c. 77, s. 1; 1943, c. 270; G.S., s. 55-167; 1955, c. 1371, s. 1; 1969, c. 751, s. 39; 1973, c. 469, ss. 36, 37; 1989, c. 265, s. 1; 1997-202, s. 3; 2011-347, s.1.)

§ 55-13-29. Reserved for future codification purposes.

Part 3. Judicial Appraisal of Shares.

§ 55-13-30. Court Action.

(a)          If a shareholder makes a demand for payment under G.S. 55-13-28 which remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand by filing a complaint with the Superior Court Division of the General Court of Justice to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60-day period, the corporation shall pay in cash to each shareholder the amount the shareholder demanded pursuant to G.S. 55-13-28, plus interest.

(a1)        Repealed by Session Laws 1997-202, s. 4.

(b)          The corporation shall commence the proceeding in the appropriate court of the county where the corporation's principal office (or, if none, its registered office) in this State is located. If the corporation is a foreign corporation without a registered office in this State, it shall commence the proceeding in the county in this State where the principal office or registered office of the domestic corporation merged with the foreign corporation was located at the time of the transaction.

(c)          The corporation shall make all shareholders (whether or not residents of this State) whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the complaint. Nonresidents may be served by registered or certified mail or by publication as provided by law.

(d)          The jurisdiction of the superior court in which the proceeding is commenced under subsection (b) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have the powers described in the order appointing them, or in any amendment to it. The shareholders demanding appraisal rights are entitled to the same discovery rights as parties in other civil proceedings. There shall be no right to a trial by jury.

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(e)           Each shareholder made a party to the proceeding is entitled to judgment either (i) for the amount, if any, by which the court finds the fair value of the shareholder's shares, plus interest, exceeds the amount paid by the corporation to the shareholder for the shareholder's shares or (ii) for the fair value, plus interest, of the shareholder's shares for which the corporation elected to withhold payment under G.S. 55-13-27. (1925, c. 77, s. 1; 1943, c. 270; G.S., s. 55-167; 1955, c. 1371, s. 1; 1969, c. 751, s. 39; 1973, c. 469, ss. 36, 37; 1989, c. 265, s. 1; 1997-202, s. 4; 1997-485, ss. 5, 5.1; 2011-347, s. 1.)

§ 55-13-31. Court costs and expenses.

(a)          The court in an appraisal proceeding commenced under G.S. 55-13-30 shall determine all court costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the shareholders demanding appraisal, in amounts the court finds equitable, to the extent the court finds such shareholders acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this Article.

(b)          The court in an appraisal proceeding may also assess the expenses for the respective parties, in amounts the court finds equitable:

(1)	Against the corporation and in favor of any or all shareholders demanding appraisal if the court finds the corporation did not substantially comply with the requirements of G.S. 55-13-20, 55-13-22, 55-13-25, or 55-13-27.
(2)	Against either the corporation or a shareholder demanding appraisal, in favor of any other party, if the court finds that the party against whom expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this Article.

(c)          If the court in an appraisal proceeding finds that the expenses incurred by any shareholder were of substantial benefit to other shareholders similarly situated and that these expenses should not be assessed against the corporation, the court may direct that the expenses be paid out of the amounts awarded the shareholders who were benefited.

(d)          To the extent the corporation fails to make a required payment pursuant to G.S. 55-13-25, 55-13-27, or 55-13-28, the shareholder may sue directly for the amount owed and, to the extent successful, shall be entitled to recover from the corporation all expenses of the suit. (1925, c. 77, s. 1; 1943, c. 270; G.S., s. 55-167; 1955, c. 1371, s. 1; 1969, c. 751, s. 39; 1973, c. 469, ss. 36, 37; 1989, c. 265, s. 1; 2011-347, s. 1.)

§ 55-13-32: Reserved for future codification purposes.

§ 55-13-33: Reserved for future codification purposes.

§ 55-13-34: Reserved for future codification purposes.

§ 55-13-35: Reserved for future codification purposes.

§ 55-13-36: Reserved for future codification purposes.

§ 55-13-37: Reserved for future codification purposes.

§ 55-13-38: Reserved for future codification purposes.

§ 55-13-39: Reserved for future codification purposes.

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Part 4. Other Remedies.

§ 55-13-40. Other remedies limited.

(a)          The legality of a proposed or completed corporate action described in G.S. 55-13-02(a) may not be contested, nor may the corporate action be enjoined, set aside, or rescinded, in a legal or equitable proceeding by a shareholder after the shareholders have approved the corporate action.

(b)          Subsection (a) of this section does not apply to a corporate action that:

(1)	Was not authorized and approved in accordance with the applicable provisions of any of the following:
a.	Article 9, 9A, 10, 11, 11A, or 12 of this Chapter.
b.	The articles of incorporation or bylaws.
c.	The resolution of the board of directors authorizing the corporate action.
(2)	Was procured as a result of fraud, a material misrepresentation, or an omission of a material fact necessary to make statements made, in light of the circumstances in which they were made, not misleading.
(3)	Constitutes an interested transaction, unless it has been authorized, approved, or ratified by either (i) the board of directors or a committee of the board or (ii) the shareholders, in the same manner as is provided in G.S. 55-8-31(a)(1) and (c) or in G.S. 55-8-31(a)(2) and (d), as if the interested transaction were a director's conflict of interest transaction.
(4)	Was approved by less than unanimous consent of the voting shareholders pursuant to G.S. 55-7-04, provided that both of the following are true:
a.	The challenge to the corporate action is brought by a shareholder who did not consent and as to whom notice of the approval of the corporate action was not effective at least 10 days before the corporate action was effected.
b.	The proceeding challenging the corporate action is commenced within 10 days after notice of the approval of the corporate action is effective as to the shareholder bringing the proceeding. (2011-347, s.1.)

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Appendix D – SOUTHERN COMMUNITY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDING

DECEMBER 31, 2011 AND QUARTERLY REPORT ON FORM 10-Q FOR THE PERIOD ENDING MARCH 31, 2012

U.S. Securities and Exchange Commission

Washington, D.C. 20549

Form 10-K

☒ Annual Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

For the fiscal year ended December 31, 2011

☐ Transition Report Under Section 13 or 15(d) of the Securities Exchange Act of 1934

For the transition period from ____________ to ____________

Commission file number 000-33227

Southern Community Financial Corporation

(Exact name of registrant as specified in its charter)

North Carolina	56-2270620
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

4605 Country Club Road
Winston-Salem, North Carolina	27104
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (336) 768-8500

Securities Registered Pursuant to Section 12(b) of the Exchange Act:

Title of each class	Exchange on which registered
Common Stock, No Par Value	NASDAQ Global Select Market
7.95% Cumulative Trust Preferred Securities	NASDAQ Global Select Market
7.95% Junior Subordinated Debentures	NASDAQ Global Select Market
Guarantee with respect to 7.95% Cumulative Trust Preferred Securities	NASDAQ Global Select Market

Securities Registered Pursuant to Section 12(g) of the Exchange Act: None

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act. Yes. ☐ No ☒

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act. Yes ☐ No ☒

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate website, if any, every Interactive Date File required to be submitted and posted pursuant to Rule 405 of Regulation S-T during the preceding 12 months (or for such shorter periods that the registrant was required to submit and post such files). Yes ☒ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “accelerated and large accelerated filer” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

State the aggregate market value of the voting and non-voting common equity held by non-affiliates computed by reference to the price at which the common equity was last sold, or the average bid and asked price of such common equity, as of the last business day of the registrant’s most recently completed second fiscal quarter: $17.2 million.

As of February 29, 2012, the registrant had outstanding 16,827,075 shares of Common Stock, no par value.

Documents Incorporated By Reference

Document	Where Incorporated
Proxy Statement for the Annual Meeting of Shareholders to be held May 23, 2012 to be mailed to shareholders within 120 days of December 31, 2011.	Part III

Form 10-K Table of Contents

PART I

Item 1. Business

Who We Are

Southern Community Financial Corporation (“we,” “our,” “us,” Southern Community” or the “Company”) is the holding company for Southern Community Bank and Trust (the “Bank”), a community bank with twenty-two banking offices operating in nine counties throughout central and western North Carolina. The Bank commenced operations on November 18, 1996 and effective October 1, 2001 became a wholly-owned subsidiary of the Company. Our banking offices are located in the Piedmont Triad area (including Winston-Salem (our headquarters), Greensboro, High Point and surrounding areas), Mooresville (the Charlotte area), Raleigh and Asheville.

At December 31, 2011, the Company had total assets of $1.5 billion, net loans of $925.9 million, deposits of $1.2 billion and shareholders’ equity of $97.6 million. The Company had net income (loss) available to common shareholders of $520 thousand, ($25.7) million and ($65.7) million and diluted earnings (loss) per common share of $0.03, ($1.53) and ($3.91) for the years ended December 31, 2011, 2010 and 2009, respectively.

The Company has been, and intends to remain, a community-focused financial institution offering a full range of financial services to individuals, businesses and nonprofit organizations in the communities we serve. Our banking services include checking and savings accounts; commercial, installment, mortgage and personal loans; trust and investment services; safe deposit boxes and other associated services to satisfy the needs of our customers.

Over our fifteen years of existence, the Company has:

•	Established a reputation for superior service to our customers and the communities in which we operate;
•	Developed a full service financial institution operating in four of the fastest growing markets in North Carolina; and
•	Grown to fourth position in deposit market share in our home base of Forsyth County and seventh position in the aggregate in markets where we have a presence.

The website for the Bank is www.smallenoughtocare.com. Our periodic reports on Forms 10-Q and 10-K are available on our website under “Investor Relations.” In March 2011, the Company changed its status to a bank holding company. See “Supervision and Regulation” below. The Company and the Bank are organized under the laws of North Carolina. The Federal Deposit Insurance Corporation insures the Bank’s deposits up to applicable limits. The address of our principal executive office is 4605 Country Club Road, Winston-Salem, North Carolina 27104 and our telephone number is (336) 768-8500. Our common stock and one of our trust preferred security issues are traded on the NASDAQ Global Select Market System under the symbols “SCMF” and “SCMFO,” respectively.

Our Market Area

The Company’s primary market areas are the Piedmont Triad area of North Carolina, Mooresville (the Charlotte area), Asheville (Western Mountains of North Carolina) and Raleigh (in the Research Triangle region of the eastern Piedmont of North Carolina). The Piedmont Triad is a twelve county region located in north central North Carolina. The three largest cities in the region are: Winston-Salem (where our headquarters is located), Greensboro and High Point. The US Census Bureau showed North Carolina had a population growth of 18.5% for the decade concluding with the 2010 census. The US Census has projected that North Carolina will become the seventh most populous state by 2030 with over 12.2 million residents. As of July 2010, Winston-Salem is the largest city in Forsyth County and the fourth largest city in North Carolina according to the NC State Data Center. Greensboro is the largest city in Guilford County and the third largest city in North Carolina; while High Point is the second largest city in Guilford County and the ninth largest city in North Carolina according to the estimates of the NC Data Center. They estimated the July 2010 population of Forsyth County as 351,798 and the population of Guilford County as 490,371. The populations of Forsyth County and Guilford County are projected to grow to 475 thousand and 632 thousand, respectively, by 2030.

The Piedmont Triad is the economic hub of northwest North Carolina. For fiscal year 2012, the US Department of Housing and Urban Development estimated that the median family income ranged from a low of $48,900 in the Surry County area to a high of $62,000 in the Forsyth County area. Over 99% of the work force is employed in nonagricultural wage and salary positions. According to the NC Employment Security Commission, the major employment sectors for the year of 2010 were manufacturing (18.4%), healthcare (14.9%), government (13.8%), trade (13.1%), financial (6.8%) and construction (4.3%). According to the NC Employment Security Commission, the labor force in the Piedmont Triad exceeded 801 thousand in November 2011 and the unemployment rate through November 2011 varied from a low of 9.6% in November to a high of 10.8% in August.

The Raleigh-Cary metropolitan statistical area is the fastest growing metropolitan statistical area (MSA) in North Carolina. The 2010 census indicated that the population of Wake County is 900,993. The Wake County population is projected to grow to 1.47 million by 2030. The US Department of Housing and Urban Development estimated the area’s fiscal year 2012 median family income to be $79,900. According to the NC Employment Security Commission, the major employment sectors in the year of 2010 were government (18.2%), trade (13.4%), healthcare (10.5%), manufacturing (8.0%), financial (5.6%) and construction (5.4%). According to the NC Employment Security Commission, the labor force in the Raleigh-Cary MSA exceeded 566 thousand in November 2011 and the unemployment rate through November 2011 varied from a low of 7.8% in March and November to a high of 8.8% in August.

The Charlotte MSA is the third fastest growing MSA in North Carolina. The 2010 census indicated that the population of Mecklenburg County 919,628. The Mecklenburg County population is projected to grow to over 1.2 million by 2030. The US Department of Housing and Urban Development estimated the area’s fiscal year 2012 median family income to be $68,500. According to the NC Employment Security Commission, the major employment sectors in the year of 2010 were financial (13.9%), government (13.4%), trade (12.9%), healthcare (12.1%), manufacturing (8.8%) and construction (4.5%). According to the NC Employment Security Commission, the area’s labor force exceeded 842 thousand in November 2011 and the unemployment rate through November 2011 varied from a low of 10.0% in November to a high of 11.3% in June, July and August. Mooresville is located in the Lake Norman area, north of Charlotte.

Asheville is the largest city in Western North Carolina and the eleventh largest city in North Carolina. The 2010 census indicated that the population of Asheville is 83,393. The US Department of Housing and Urban Development estimated the median family income in the area to be $58,400 for fiscal year 2012. The Asheville MSA has a balanced and diversified economy. According to the US Bureau of Labor Statistics, the major employment sectors in the year of 2010 were education and health services (32.6%), government (19.5%), manufacturing (15.0%), retail (9.3%), leisure and hospitality (6.4%) and construction (4.6%). According to the NC Employment Security Commission, the Asheville MSA’s labor force exceeded 208 thousand in November 2011 and the unemployment rate through November 2011 varied from a low of 7.5% in November to a high of 8.9% in January.

The Bank serves our market areas through twenty-two full service banking offices. Our television and radio advertising has extended into our market areas for several years, providing the Bank name recognition. The Bank’s customers may access various banking services through over one hundred and fifty-five ATMs owned or leased by the Bank, through debit cards, and through the Bank’s automated telephone and Internet electronic banking products. These products allow the Bank’s customers to apply for loans, access account information and conduct various transactions from their telephones and computers.

Business Strategy

The Company’s overall long term objective is to continue to be a vital, long-standing community bank in our markets with a reputation for quality customer service provided by a financially sound organization. Our business strategy is to operate as a well capitalized institution that is strong in asset quality, profitable, independent, customer-oriented and connected to our community.

Southern Community Bank, along with others in our industry and our community, has been adversely impacted by the current and challenging economic cycle. During the past four years, we have concentrated our efforts on managing our problem assets. Our strategy during this economic downturn has been to focus on promptly identifying and resolving nonperforming loans and reducing our inventory of foreclosed real estate. Many of our borrowers were significantly affected by a weak economy, and we have been working closely with them during this economic downturn to achieve acceptable solutions.

Regardless of the impact of the economic cycle, a commitment to customer service remains the foundation of our approach. Our commitment is to put our customers first and we believe it differentiates us from our competitors. We intend to leverage the core relationships we build by providing a variety of services to our customers. With that focus, we target:

•	Small and medium sized businesses, and the owners and managers of these entities;
•	Professional and middle managers of locally based companies; and
•	Individual consumers.

Until the economy recovers more fully, we intend to concentrate on developing our existing markets. We will consider branching or acquisitions which make strategic and economic sense.

We have also diversified our revenue in order to generate non-interest income. These efforts include mortgage banking, wealth management and investment in Small Business Investment Company (SBIC) activities through Salem Capital Partners. Southern Community Advisors, our wealth management group, offers investment advisory, brokerage, trust and insurance services. For more information on the Company’s SBIC activities, see below under the heading “SUBSIDIARIES”. We believe that the profitability of these added businesses and services, not just the revenue generated, is critical to our long term success.

Key aspects of our strategy and mission include:

•	To maintain solid asset quality and remain well capitalized;
•	To provide community-oriented banking services by delivering a broad range of financial services to our customers through responsive service and communication;
•	To form a partnership with our customers whereby our decision making and product offerings are geared toward their best long-term interests;
•	To be recognized in our community as a long-term player with employees, stockholders and directors committed to that effort; and
•	To be progressive in our adoption of new technology so that we can provide our customers access to products and services that meet their needs for convenience and efficiency.

Our belief is that our way of doing business will continue to support a profitable corporation and grow shareholder value. We want to consistently reward our shareholders for their investment and trust in us.

Subsidiaries

In addition to those financial services offered by the Bank, the Company has two subsidiaries, Southern Community Capital Trust II (“Trust II”) and Southern Community Capital Trust III (“Trust III”), formed to issue trust preferred securities. Each subsidiary is described below.

In November 2003, Southern Community Capital Trust II publicly issued 3,450,000 shares of Trust Preferred Securities (“Trust II Securities”), generating gross total proceeds of $34.5 million. The Trust II Securities pay distributions at an annual rate of 7.95% and mature on December 31, 2033. The Trust II Securities began paying quarterly distributions on December 31, 2003. The Company has fully and unconditionally guaranteed the obligations of Trust II. The Trust II Securities are redeemable in whole or in part at any time after December 31, 2008. The proceeds from the Trust II Securities were utilized to purchase junior subordinated debentures from the Company under the same terms and conditions as the Trust II Securities. The principal uses of the net proceeds from the sale of the debentures were to provide cash for the acquisition of The Community Bank, to increase our regulatory capital and to support the growth and operations of our subsidiary bank. We have the right to defer payment of interest on the debentures at any time and from time to time for a period not exceeding five years, provided that no deferral period extends beyond the stated maturities of the debentures. Such deferral of interest payments by the Company results in a deferral of distribution payments on the related Trust II Securities. The Company has deferred the payment of interest on these securities since March 2011 and will continue to defer these quarterly payments until reestablished by management. Due to the non-payment of interest on the debentures, the Company is precluded from the payment of cash dividends to shareholders.

In June 2007, $10.0 million of trust preferred securities were placed through Southern Community Capital Trust III, a newly formed subsidiary of the Company, as part of a pooled trust preferred security. The Trust issuer invested the total proceeds from the sale of the trust preferred securities (the “Trust III Securities”) in junior subordinated deferrable interest debentures (the “Junior Subordinated Debentures”) issued by the Company. The terms of the trust preferred securities require payment of cumulative cash distributions quarterly at an annual rate, reset quarterly, equal to LIBOR plus 1.43%. During 2008, the Company entered into an interest rate swap derivative contract with a counterparty that shifted this debt service from a variable rate to a fixed rate of 4.7% per annum. The payment of interest for these securities has also been deferred with the same provisions described above for Trust II securities. While interest to shareholders is deferred, required interest payments for the derivative contract has been, and will continue to be, paid. Despite the deferral of the quarterly payments on these Trust II and Trust III securities, the Company continues to accrue the cost of these obligations, which is recorded as interest expense. The Trust III Securities are redeemable in 30 years with a five year call provision. The Company has fully and unconditionally guaranteed the trust preferred securities through the combined operation of the debentures and other related documents. The Company’s obligation under the guarantee is unsecured and subordinate to senior and subordinated indebtedness of the Company. The principal use of the net proceeds from the sale of the debentures was to provide additional capital into the Company to fund its operations and continued expansion, and to maintain the Company’s and the Bank’s status as “well capitalized” under regulatory guidelines.

The amount of the proceeds generated from the above offerings of trust preferred securities was $44.5 million. The amount of proceeds that qualify as Tier 1 capital cannot comprise more than 25% of our core capital elements. For us, this Tier 1 limit was $32.2 million at December 31, 2011. The $12.3 million in excess of that 25% limitation qualifies as Tier 2 supplementary capital on our books.

The Bank has interests in two unconsolidated entities (VCS Management LLC and SCP Advisor LLC) to house its investment in its SBIC activities. VCS Management, LLC was formed in March 2000 as the managing general partner of what is now known as Salem Capital Partners, L.P. (“SCP I”), a small business investment company (SBIC) licensed by the Small Business Administration. The Bank has invested $1.7 million in SCP I, which has a total of $9.2 million of invested capital from various private investors including the Bank. The partnership can also borrow funds on a non-recourse basis from the Small Business Administration to increase its funds available for investment. The partnership makes investments generally in the form of subordinated debt and earns revenue through interest received on its investments and potentially through gains realized from warrants that it receives in conjunction with its debt investments. The Bank shares in any earnings of the partnership through its investment in the partnership. During 2006, Salem Capital Partners II, L.P., now Salem Halifax Capital Partners, LP (“SHCP”), was formed and licensed by the Small Business Administration, with a purpose and operations similar to SCP I. Through December 31, 2011, the Bank has contributed 60%, or $1.2 million, of its $2.0 million capital commitment to SHCP. As of January 2012, SCP II has received $21.0 million, or 60%, of the total capital commitments of $35.0 million from various private investors, including the Bank. In connection with the formation of SHCP, a new entity, SCP Advisor LLC, was formed as the management company for both SCP I and SHCP with the Bank having 15% ownership. VCS Management, LLC is currently dormant and only receives the Bank’s portion of any carried interest from SCP I. For the year ended December 31, 2011, the Company had a net loss of $88 thousand from its SBIC activities, including income from the investments in SCP I and SCHP and SBIC management fees. The revenue stream from SBIC activities has been irregular over the past three years due to the impact of economic conditions on certain portfolio companies compared with substantial gains from the exit of certain portfolio investments during 2007.

Competition

The activities in which the Bank engages are highly competitive. Commercial banking in North Carolina is extremely competitive due to early adoption of state laws which permitted statewide branching. Consequently, many commercial banks have branches located in several communities. One of the largest regional commercial banks in North Carolina and one savings institution also have their headquarters in Winston-Salem. Currently, we operate branches in Buncombe, Forsyth, Guilford, Iredell, Rockingham, Stokes, Surry, Wake and Yadkin Counties, North Carolina. In June 2011, there were 737 branches operated by fifty banks and eleven savings institutions in these nine counties with approximately $56.2 billion in deposits. On that date, deposits of the Bank were $1.3 billion for a 2.23% market share. The top three deposit market share leaders in this market area account for 51.7% of deposits. Many of these competing banks have capital resources and legal lending limits substantially in excess of those available to the Bank. Therefore, in our market area, the Bank has significant competition for deposits and loans from other depository institutions.

Other financial institutions such as credit unions, consumer finance companies, insurance companies, brokerage companies, small loan companies and other financial institutions with varying degrees of regulatory restrictions compete vigorously for a share of the financial services market. Credit unions have been permitted to expand their membership criteria and expand their loan services to include such traditional bank services as commercial lending. These entities pose an ever increasing challenge to our efforts to serve the markets traditionally served by banks. We expect competition to continue to be significant.

Employees

During 2011, all employees of the Company were compensated by the Bank. At December 31, 2011, the Bank employed 290 full-time equivalent persons (including our executive officers). None of the employees are represented by any unions or similar groups, and we have not experienced any type of strike or labor dispute. We consider our relationship with our employees to be good and extremely important to our long-term success. The Board and management continually seek ways to enhance employee benefits and the well being of employees.

SUPERVISION AND REGULATION

On March 3, 2011, the Company applied with the Board of Governors of the Federal Reserve System (“Federal Reserve”) to change its status from a financial holding company to a bank holding company because it was no longer eligible to be a financial holding company due to the regulatory condition of the Bank. The Company had not utilized any of the powers to operate financial holding company non-bank subsidiaries. The Federal Reserve approved the Company’s change in status to a bank holding company on March 14, 2011. The Bank is a North Carolina chartered banking corporation which is not a member of the Federal Reserve. Banking is a complex, highly regulated industry. The primary goals of bank regulations are to maintain a safe and sound banking system and to facilitate the conduct of sound monetary policy. In furtherance of these goals, Congress has created several largely autonomous regulatory agencies and enacted numerous laws that govern banks, bank holding companies and the banking industry. The descriptions of and references to the statutes and regulations below are brief summaries and do not purport to be complete.

Southern Community Financial Corporation

As a bank holding company under the Bank Holding Company Act of 1956, as amended, we are registered with and subject to regulation by the Federal Reserve. We are required to file annual and other reports with, and furnish information to, the Federal Reserve. The Federal Reserve may conduct periodic examinations of the parent holding company and may examine any of its subsidiaries, including the Bank.

The Bank Holding Company Act provides that a bank holding company must obtain the prior approval of the Federal Reserve for the acquisition of more than five percent of the voting stock or substantially all the assets of any bank or bank holding company. In addition, the Bank Holding Company Act restricts the extension of credit to any bank holding company by its subsidiary bank. The Bank Holding Company Act also provides that, with certain exceptions, a bank holding company may not engage in any activities other than those of banking or managing or controlling banks and other authorized subsidiaries or own or control more than five percent of the voting shares of any company that is not a bank. The Federal Reserve has deemed limited activities to be closely related to banking and therefore permissible for a bank holding company.

Subject to various limitations, federal banking law generally permits a bank holding company to elect to become a “financial holding company.” A financial holding company may affiliate with securities firms and insurance companies and engage in other activities that are “financial in nature.” Among the activities that are deemed “financial in nature” are, in addition to traditional lending activities, securities underwriting, dealing in or making a market in securities, sponsoring mutual funds and investment companies, insurance underwriting and agency activities, certain merchant banking activities as well as activities that the Federal Reserve considers to be closely related to banking.

A bank holding company may become a financial holding company if each of its subsidiary banks is “well capitalized” under the Federal Deposit Insurance Corporation Improvement Act prompt corrective action provisions, is well managed and has at least a satisfactory rating under the Community Reinvestment Act. In addition, the bank holding company must file a declaration with the Federal Reserve that the bank holding company wishes to become a financial holding company. A bank holding company that falls out of compliance with these requirements may be required to cease engaging in some of its activities. Formerly, Southern Community Financial Corporation elected, and was authorized by the Federal Reserve, to be a financial holding company until its recent application to cease its financial holding company status and become a bank holding company.

The Federal Reserve serves as the primary “umbrella” regulator of financial holding companies, with supervisory authority over each parent company and limited authority over its subsidiaries. Expanded financial activities of financial holding companies are generally regulated according to the type of such financial activity: banking activities by banking regulators, securities activities by securities regulators and insurance activities by insurance regulators. Federal law imposes certain restrictions and disclosure requirements regarding private information collected by financial institutions.

Enforcement Authority. We will be required to obtain the approval of the Federal Reserve prior to engaging in or, with certain exceptions, acquiring control of more than 5% of the voting shares of a company engaged in any new activity. Prior to granting such approval, the Federal Reserve must weigh the expected benefits of any such new activity to the public (such as greater convenience, increased competition, or gains in efficiency) against the risk of possible adverse effects of such activity (such as undue concentration of resources, decreased or unfair competition, conflicts of interest, or unsound banking practices). The Federal Reserve has cease-and-desist powers over bank holding companies and their nonbanking subsidiaries where their actions would constitute a serious threat to the safety, soundness or stability of a subsidiary bank. The Federal Reserve also has authority to regulate debt obligations (other than commercial paper) issued by bank holding companies. This authority includes the power to impose interest ceilings and reserve requirements on such debt obligations. A bank holding company and its subsidiaries are also prohibited from engaging in certain tie-in arrangements in connection with any extension of credit, lease or sale of property or furnishing of services.

In connection with the Consent Order executed on February 25, 2011 with the FDIC and the North Carolina Commissioner of Banks (NCCOB), the Federal Reserve notified the Company’s management and Board of Directors in January 2011 that all dividends, common and preferred, and interest payments on trust preferred securities require prior approval of the Federal Reserve. On February 14, 2011, the Company announced that it had notified the US Department of the Treasury that it was suspending the payment of regular quarterly cash dividends on the preferred stock issued to the US Treasury. Additionally, the Company elected to defer the payment of regularly scheduled interest payments on both issues of junior subordinated debentures, relating to its outstanding trust preferred securities. Furthermore, on June 23, 2011, the Company entered into a Written Agreement with the Federal Reserve under which the Company has agreed to:

•	Act as a source of strength for the Bank;
•	Not declare or pay dividends on its, common and preferred, stock or make any distributions of interest or principal on trust preferred securities without the prior approval of the Federal Reserve;
•	Formulate and implement a written plan to maintain sufficient capital at the Company on a consolidated basis;
•	Not, directly or indirectly, incur, increase or guarantee any debt without the prior approval of the Federal Reserve; and
•	Not, directly or indirectly, purchase or redeem any shares of its stock without the prior approval of the Federal Reserve.

The Company has undertaken the following actions to comply with the Written Agreement:

•	In June 2011, the Company submitted its Capital Plan to maintain sufficient capital on a consolidated basis. As of December 31, 2011, the Company had consistently maintained regulatory capital ratios in excess of the submitted Capital Plan’s minimum level.
•	During the first quarter of 2011 and during the subsequent quarters, the Company suspended its regularly scheduled quarterly payments of interest on both issues of trust preferred securities and cash dividends on its preferred stock issued to the US Treasury.

Interstate Acquisitions. Federal banking law generally provides that a bank holding company may acquire or establish banks in any state of the United States, subject to certain deposit concentration limits. In addition, North Carolina banking laws permit a bank holding company that owns stock of a bank located outside North Carolina to acquire a bank or bank holding company located in North Carolina. In any event, federal banking law will not permit a bank holding company to own or control banks in North Carolina if the acquisition would exceed 20% of the total deposits of all federally-insured deposits in North Carolina.

Capital Adequacy. The Federal Reserve has promulgated capital adequacy regulations for all bank holding companies with assets in excess of $150.0 million. The Federal Reserve’s capital adequacy regulations are based upon a risk based capital determination, whereby a bank holding company’s capital adequacy is determined in light of the risk, both on- and off-balance sheet, contained in the company’s assets. Different categories of assets are assigned risk weightings and are counted at a percentage of their book value.

The regulations divide capital between Tier 1 capital (core capital) and Tier 2 capital. For a bank holding company, Tier 1 capital consists primarily of common stock, related surplus, noncumulative perpetual preferred stock, minority interests in consolidated subsidiaries and a limited amount of qualifying cumulative preferred securities. Goodwill and certain other intangibles are excluded from Tier 1 capital. Tier 2 capital consists of an amount equal to the allowance for loan and lease losses up to a maximum of 1.25% of risk weighted assets, limited other types of preferred stock not included in Tier 1 capital, hybrid capital instruments and term subordinated debt. Investments in and loans to unconsolidated banking and finance subsidiaries that constitute capital of those subsidiaries are excluded from capital. The sum of Tier 1 and Tier 2 capital constitutes qualifying total capital. The Tier 1 component must comprise at least 50% of qualifying total capital.

Every bank holding company has to achieve and maintain a minimum Tier 1 capital ratio of at least 4.0% and a minimum total capital ratio of at least 8.0%. In addition, banks and bank holding companies are required to maintain a minimum leverage ratio of Tier 1 capital to average total consolidated assets (leverage capital ratio) of at least 3.0% for the most highly-rated, financially sound banks and bank holding companies and a minimum leverage ratio of at least 4.0% for all other banks. As of December 31, 2011, the Company’s leverage capital ratio, Tier 1 risk-based capital ratio and total risk-based capital ratio were 8.47%, 11.75% and 14.26%, respectively.

The guidelines also provide that banking organizations experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory level, without significant reliance on intangible assets. The guidelines also indicate that the Federal Reserve will continue to consider a “Tangible Tier 1 Leverage Ratio” in evaluating proposals for expansion or new activities. The Tangible Tier 1 Leverage Ratio is the ratio of Tier 1 capital, less intangibles not deducted from Tier 1 capital, to quarterly average total assets. As of December 31, 2011, the Federal Reserve had not advised us of any specific minimum Tangible Tier 1 Leverage Ratio applicable to us.

The Company’s trust preferred securities from Trust II, which are accounted for as debt under generally accepted accounting principles, presently qualify as Tier 1 regulatory capital to the limit of 25% of all core capital elements and are reported in Federal Reserve regulatory reports as minority interest in our consolidated subsidiaries. As of December 31, 2011, $32.2 million of the total $44.5 million in trust preferred securities counted as Tier 1 capital and the remaining $12.3 million as Tier 2 supplementary capital.

Under the United States Treasury’s Capital Purchase Program (CPP), the Company issued $42.75 million in Cumulative Perpetual Preferred Stock, Series A, on December 5, 2008. In addition, the Company provided warrants to the Treasury to purchase 1,623,418 shares of the Company’s common stock at an exercise price of $3.95 per share. These warrants are immediately exercisable and expire ten years from the date of issuance. The preferred stock is non-voting, other than having class voting rights on certain matters, and pays cumulative dividends quarterly at a rate of 5% per annum for the first five years and 9% per annum thereafter. The preferred shares are redeemable at the option of the Company without restriction as the first three years of this agreement has passed. Effective February 14, 2011, the Company elected, and has continued, to defer the payment of these quarterly dividends to the United States Department of the Treasury. As of December 31, 2011, the Company owes the US Treasury $2.6 million in cumulative dividends. Once the Company has deferred payment of the quarterly preferred stock dividends for six or more quarters, the US Treasury may appoint up to two directors to the Company’s Board of Directors.

Source of Strength for Subsidiaries. Bank holding companies are required to serve as a source of financial strength for their depository institution subsidiaries, and if their depository institution subsidiaries become undercapitalized, bank holding companies may be required to guarantee the subsidiaries’ compliance with capital restoration plans filed with their bank regulators, subject to certain limits.

Dividends. As a bank holding company that does not, as an entity, currently engage in separate business activities of a material nature, our ability to pay cash dividends depends upon the cash dividends we receive from our subsidiary bank. Our primary source of income is dividends paid by the Bank. We must pay all of our operating expenses from funds we receive from the Bank. North Carolina banking law requires that dividends be paid out of retained earnings and prohibits the payment of cash dividends if payment of the dividend would cause the Bank’s surplus to be less than 50% of its paid-in capital. Also, under federal banking law, no cash dividend may be paid if the Bank is undercapitalized or insolvent or if payment of the cash dividend would render the Bank undercapitalized or insolvent and no cash dividend may be paid by the Bank if it is in default of any deposit insurance assessment due to the FDIC. Therefore, shareholders may receive dividends from us only to the extent that funds are available at the holding company or from our subsidiary bank. In addition, the Federal Reserve generally prohibits bank holding companies from paying dividends except out of operating earnings, and the prospective rate of earnings retention appears consistent with the bank holding company’s capital needs, asset quality and overall financial condition. The Federal Reserve may impose restrictions on the Company’s payment of cash dividends since we are required to maintain adequate regulatory capital of our own and are expected to serve as a source of financial strength and to commit resources to our subsidiary bank. As a condition of the issuance of Cumulative Perpetual Preferred Stock to the United States Treasury under the CPP, the Company must obtain the consent of the United States Treasury Department to increase the cash dividend on its common stock from the September 30, 2008 quarterly level of $0.04 per common share. On March 24, 2009, Southern Community Financial Corporation announced that its Board of Directors voted to suspend payment of a quarterly dividend to common shareholders. In January 2011, the Federal Reserve notified the Company that payment of all dividends and interest payments on trust preferred securities require prior approval of the Federal Reserve. The Board will determine when the payment of a quarterly cash dividend may be appropriate.

Change of Control. State and federal banking law restrict the amount of voting stock of the company that a person may acquire without the prior approval of banking regulators. The Bank Holding Company Act requires that a bank holding company obtain the approval of the Federal Reserve before it may merge with a bank holding company, acquire a subsidiary bank, acquire substantially all of the assets of any bank, or before it may acquire ownership or control of any voting shares of any bank or bank holding company if, after such acquisition, it would own or control, directly or indirectly, more than 5% of the voting shares of that bank or bank holding company. The overall effect of such laws is to make it more difficult to acquire us by tender offer or similar means than it might be to acquire control of another type of corporation. Consequently, our shareholders may be less likely to benefit from rapid increases in stock prices that often result from tender offers or similar efforts to acquire control of other types of companies.

Treasury Regulations. In June 2009, the United States Treasury Department adopted new rules to implement the requirements of the American Recovery and Reinvestment Act of 2009 which added a number of obligations to institutions that hold investments under the CPP, such as the Company, that are in addition to those agreed to by the Company at the time of the Treasury investment. Among other things, these rules require that the Compensation Committee of the Board meet at least every six months and undertake various reviews of the risks presented to the Company by its compensation practices; increase the number of employees subject to clawback of incentive compensation in the event of inaccurate financial statements by the Company; prohibit the Company from paying any severance compensation to certain executives even where the Company has a contractual obligation to make those payments; limits the amount of incentive compensation payments to certain executives and only permits those payments in the form of restricted stock; requires the Company to permit a non-binding shareholder vote on the Company’s executive compensation; requires the Company to adopt an excessive or luxury expenditures policy; prohibits the Company from paying any tax gross-ups on compensation for certain executives; and requires the Company to identify a number of its most highly compensated employees.

The Bank

The Bank is subject to various requirements and restrictions under the laws of the United States and the State of North Carolina. As a North Carolina bank, our subsidiary bank is subject to regulation, supervision and regular examination by the NCCOB. The Bank is also subject to regulation, supervision and regular examination by the FDIC. The FDIC and the NCCOB have the power to enforce compliance with applicable banking statutes and regulations. These requirements and restrictions include requirements to maintain reserves against deposits, restrictions on the nature and amount of loans that may be made and the interest that may be charged thereon and restrictions relating to investments and other activities of the Bank.

On February 25, 2011, the Bank entered into a Consent Order with the FDIC and the NCCOB. Under the terms of the Consent Order, the Bank agreed to develop and submit for approval written plans to: (1) strengthen Board oversight of the management and operations of the Bank; (2) comply with minimum capital requirements of 8% Tier 1 leverage capital and 11% total risk-based capital; (3) strengthen credit risk management practices; (4) reduce over a two-year period the Bank’s risk exposure to adversely classified assets identified in the Bank’s June 30, 2010 Report of Examination; (5) reduce any undue concentration of credit in the Bank’s loan portfolio; (6) provide for improved management of the Bank’s funds management practices; and (7) identify and develop the Bank’s long-term strategic plan for asset growth, market focus, earnings projections, capital needs, and liquidity position.

In addition, the Bank agreed to: (1) notify the FDIC and NCCOB in writing when it proposes to make changes to the Bank’s directors or senior executive officers; (2) not make any distributions of interest or principal on subordinated debentures or declare or pay any dividends or bonuses without the prior written approval of the FDIC and NCCOB; (3) not undertake asset growth in excess of 10% or more per year or other material changes in asset and liability composition without prior notice to the FDIC and NCCOB; (4) not extend additional credit to or for the benefit of borrowers who have a loan that has been charged-off or adversely classified, in whole or in part, and is uncollected, except under certain circumstances and with the prior approval of a majority of the Board of Directors or a Board committee; (5) eliminate all assets classified as “loss” and 50% of those assets classified as “doubtful” in the Bank’s June 30, 2010 Report of Examination; (6) not accept, renew or rollover any brokered deposits without obtaining a waiver from the FDIC; (7) provide for the maintenance of an adequate allowance for loan losses; (8) strengthen lending and collection policies and provide for the ongoing internal loan review and grading of the Bank’s loan portfolio; and (9) eliminate or correct all deficiencies noted in the June 30, 2010 Report of Examination and ensure future compliance with applicable laws and regulations.

Under the Consent Order, the Board of Directors of the Bank must also retain an independent consultant to conduct an analysis and assessment of the Bank’s Board, management, key staff performance and related staffing needs. Following receipt of the consultant’s report, the Board was required to submit a management plan to the FDIC and the NCCOB that addresses the findings and recommendations in the report. Following its approval by the FDIC and NCCOB, the Board is required to implement and follow the management plan.

The foregoing description of the Consent Order is a summary of its material terms and does not purport to be a complete description of all of its terms.

In connection with the Consent Order executed with the FDIC and the NCCOB, the Federal Reserve notified the Company’s management and Board of Directors that all dividends, common and preferred, and interest payments on trust preferred securities require prior approval of the Federal Reserve. On February 14, 2011, the Company announced that it had notified the US Department of the Treasury that it was suspending the payment of regular quarterly cash dividends on the preferred stock issued to the US Treasury. Additionally, the Company elected to defer the payment of regularly scheduled interest payments on both issues of junior subordinated debentures, relating to its outstanding trust preferred securities.

The Bank has undertaken the following additional actions, among other things, to comply with the Consent Order:

•	The Bank has exceeded all minimum capital requirements of the Consent Order.
•	As of December 31, 2011, the Bank had reduced its risk exposure to adversely classified assets identified in the Bank’s June 30, 2010 Report of Examination by an amount (42%) exceeding its scheduled reduction of 35% at its second measurement point (by the one year anniversary of the Consent Order, February 25, 2012).

•	The Bank retained an independent consultant who prepared a management plan, which was approved by the Board. The plan was submitted to, and approved by, the FDIC and the NCCOB.
•	By December 31, 2011, the Bank had eliminated all assets classified as “loss” and the appropriate portions of those assets classified as “doubtful” in the Bank’s June 30, 2010 Report of Examination.
•	The Bank approved and submitted a revised 2011 budget, its 2012 budget, its 2011 – 2013 Strategic Plan and the latest version of the Bank’s Credit Policy, incorporating revisions in response to Consent Order provisions.
•	Throughout the second half of 2010 and into 2011, the Bank has taken a number of measures to strengthen its credit risk management, including the staffing of a Special Assets Group to resolve problem credits and formal Board oversight of the internal loan review function.
•	The Board of Directors formulated a plan to address the findings and recommendations contained in the management assessment report prepared by an independent consultant. After the plan’s approval by the regulators, the Board has implemented many of the elements of the plan and some elements of the plan are in process of being implemented.

To date, management believes that the Company’s compliance efforts with the Consent Order have been satisfactory and within the scheduled time frames. Compliance efforts remain ongoing.

Transactions with Affiliates. The Bank may not engage in specified transactions (including, for example, loans) with its affiliates unless the terms and conditions of those transactions are substantially the same or at least as favorable to the Bank as those prevailing at the time for comparable transactions with or involving other nonaffiliated entities. In the absence of comparable transactions, any transaction between the Bank and its affiliates must be on terms and under circumstances, including credit standards, which in good faith would be offered or would apply to nonaffiliated companies. In addition, transactions referred to as “covered transactions” between the Bank and its affiliates may not exceed 10% of the Bank’s capital and surplus per affiliate and an aggregate of 20% of its capital and surplus for covered transactions with all affiliates. Certain transactions with affiliates, such as loans, also must be secured by collateral of specific types and amounts. The Bank also is prohibited from purchasing low quality assets from an affiliate. Every company under common control with the Bank, including the Company and Southern Community Capital Trust II and Trust III, is deemed to be an affiliate of the Bank.

Loans to Insiders. Federal law also constrains the types and amounts of loans that the Bank may make to its executive officers, directors and principal shareholders. Among other things, these loans are limited in amount, must be approved by the Bank’s board of directors in advance, and must be on terms and conditions as favorable to the Bank as those available to an unrelated person.

Regulation of Lending Activities. Loans made by the Bank are also subject to numerous federal and state laws and regulations, including the Truth-In-Lending Act, Federal Consumer Credit Protection Act, the Equal Credit Opportunity Act, the Real Estate Settlement Procedures Act and adjustable rate mortgage disclosure requirements. Remedies to the borrower or consumer and penalties to the Bank are provided if the Bank fails to comply with these laws and regulations. The scope and requirements of these laws and regulations have expanded significantly in recent years.

Branch Banking. All banks located in North Carolina are authorized to branch statewide. Accordingly, a bank located anywhere in North Carolina has the ability, subject to regulatory approval, to establish branch facilities near any of our facilities and within our market area. If other banks were to establish branch facilities near our facilities, it is uncertain whether these branch facilities would have a material adverse effect on our business.

Federal law provides for nationwide interstate banking and branching, subject to certain deposit concentration limits that may be imposed under applicable state laws. Applicable North Carolina statutes permit regulatory authorities to approve de novo branching in North Carolina by institutions located in states that would permit North Carolina institutions to branch on a de novo basis into those states. Federal regulations prohibit an out-of-state bank from using interstate branching authority primarily for the purpose of deposit production. These regulations include guidelines to ensure that interstate branches operated by an out-of-state bank in a host state are reasonably helping to meet the credit needs of the host state communities served by the out-of-state bank.

Reserve Requirements. Pursuant to regulations of the Federal Reserve, the bank must maintain average daily reserves against its transaction accounts. Beginning in October 2008, the Federal Reserve paid interest on balances in excess of a financial institution’s reserve requirement. During 2011, no reserves were required to be maintained on the first $10.7 million of transaction accounts, but reserves equal to 3.0% were required on the aggregate balances of those accounts between $10.7 million and $58.8 million, and additional reserves were required on aggregate balances in excess of $58.8 million in an amount equal to 10.0% of the excess. These percentages are subject to annual adjustment by the Federal Reserve, which has advised that for 2012, no reserves will be required to be maintained on the first $11.5 million of transaction accounts, but reserves equal to 3.0% will be required on the aggregate balances of those accounts between $11.5 million and $71.0 million, and additional reserves are required on aggregate balances in excess of $71.0 million in an amount equal to 10.0% of the excess. Because required reserves must be maintained in the form of vault cash or in an account at a Federal Reserve Bank, the effect of the reserve requirement is to reduce the amount of the institution’s interest-earning assets and interest income. As of December 31, 2011, the Bank met its reserve requirements.

Community Reinvestment. Under the Community Reinvestment Act (“CRA”), as implemented by regulations of the federal bank regulatory agencies, an insured bank has a continuing and affirmative obligation, consistent with its safe and sound operation, to help meet the credit needs of its entire community, including low and moderate income neighborhoods. The CRA does not establish specific lending requirements or programs for banks, nor does it limit a bank’s discretion to develop the types of products and services that it believes are best suited to its particular community, consistent with the CRA. The CRA requires the federal bank regulatory agencies, in connection with their examination of insured banks, to assess the Bank’s records of meeting the credit needs of their communities, using the ratings of “outstanding,” “satisfactory,” “needs to improve,” or “substantial noncompliance,” and to take that record into account in its evaluation of certain applications by those banks. All banks are required to make public disclosure of their CRA performance ratings. The Bank received a “satisfactory” rating in its most recent CRA examination.

Governmental Monetary Policies. The commercial banking business is affected not only by general economic conditions but also by the monetary policies of the Federal Reserve. Changes in the discount rate on member bank borrowings, control of borrowings, open market transactions in United States government securities, the imposition of and changes in reserve requirements against member banks and deposits and assets of foreign bank branches, and the imposition of and changes in reserve requirements against certain borrowings by banks and their affiliates are some of the monetary policies available to the Federal Reserve. Those monetary policies influence to a significant extent the overall growth of all bank loans, investments and deposits and the interest rates charged on loans or paid on time and savings deposits in order to mitigate recessionary and inflationary pressures. These techniques are used in varying combinations to influence overall growth and distribution of bank loans, investments and deposits, and their use may also affect interest rates charged on loans or paid for deposits.

The monetary policies of the Federal Reserve Board have had a significant effect on the operating results of commercial banks in the past and are expected to continue to do so in the future. In view of changing conditions in the national economy and money markets, as well as the effect of actions by monetary and fiscal authorities, no prediction can be made as to possible future changes in interest rates, deposit levels, loan demand or the business and earnings of the Bank.

Dividends. All dividends paid by the Bank are paid to the Company, the sole shareholder of the Bank. The general dividend policy of the Bank is to pay dividends at levels consistent with maintaining liquidity and preserving our applicable capital ratios and servicing obligations. The dividend policy of the Bank is subject to the discretion of the Board of Directors of the Bank and will depend upon such factors as future earnings, growth, financial condition, cash needs, capital adequacy, compliance with applicable statutory and regulatory requirements (including those in the Consent Order) and general business conditions. In connection with the Board’s March 24, 2009 decision to suspend the Company’s quarterly cash dividends to common shareholders, the Board suspended the Bank’s quarterly cash dividends to the Company. In lieu of Bank dividends, the Company utilized some of its cash resources obtained from its issuance of preferred stock through the Treasury’s CPP to fund its expenses and debt obligations.

As well as the restriction on the payment of dividends contained in the recent Consent Order discussed above, the ability of the Bank to pay dividends is restricted under applicable law and regulations. Under North Carolina banking law, dividends must be paid out of retained earnings and no cash dividends may be paid if payment of the dividend would cause the bank’s surplus to be less than 50% of its paid-in capital. Also, under federal banking law, no cash dividend may be paid if the Bank is undercapitalized or insolvent or if payment of the cash dividend would render the Bank undercapitalized or insolvent and no cash dividend may be paid by the Bank if it is in default of any deposit insurance assessment due to the Federal Deposit Insurance Corporation.

The exact amount of future dividends paid to the Company by the Bank will be conditioned upon the Consent Order and its restrictions being lifted and thereafter will be a function of the profitability of the Bank in general and applicable tax rates in effect from year to year. The satisfaction and lifting of the current regulatory restrictions and the restoration of sufficient future Bank profitability cannot be accurately estimated or assured.

Capital Adequacy. At December 31, 2011, the Company’s consolidated leverage ratio, Tier 1 risk-based capital ratio and total risk-based capital ratio were 8.47%, 11.75% and 14.26%, respectively, which exceeded the minimum requirements for a “well-capitalized” bank holding company. As of December 31, 2011, the Bank’s leverage ratio, Tier 1 risk-based capital ratio and total risk-based capital ratio were 9.07%, 12.59% and 13.85%, respectively. The Consent Order, as set forth above, requires the Bank to achieve and maintain minimum capital requirements of 8% Tier 1 (leverage) capital and 11% total risk-based capital. Our capital position has been consistently in excess of our regulatory capital requirements pursuant to the Consent Order. In addition to utilizing balance sheet shrinkage through net loan run-off and the reduction in brokered deposits and ways to improve Bank profitability, the Company is currently considering various strategies such as: asset sales, plans for capital injections, and taking action to restructure the risk weighting of assets in order to maintain compliance with the terms of the Consent Order. As of December 31, 2011, the parent holding company had $5.6 million in cash available to be invested into the Bank to bolster capital levels. The ability to accomplish some of these goals is significantly constricted by the current economic environment. As has been widely publicized, access to capital markets is extremely limited in the current economic environment, and there can be no assurances that the Company will be able to access any such capital or sell assets.

Given the current regulatory environment and recent legislation such as the Dodd-Frank Act, our regulatory burden could increase. Such actions could result in a material impact on the Company and could include requirements for higher regulatory capital levels and various other restrictions.

Changes in Management. Any depository institution that has been chartered less than two years, is not in compliance with the minimum capital requirements of its primary federal banking regulator, or is otherwise in a troubled condition must notify its primary federal banking regulator of the proposed addition of any person to the Board of Directors or the employment of any person as a senior executive officer of the institution at least 30 days before such addition or employment becomes effective. During this 30-day period, the applicable federal banking regulatory agency may disapprove of the addition of such director or employment of such officer. As a provision of the Consent Order discussed above, the Bank is subject to these requirements.

Enforcement Authority. The federal banking laws also contain civil and criminal penalties available for use by the appropriate regulatory agency against certain “institution-affiliated parties” primarily including management, employees and agents of a financial institution, as well as independent contractors such as attorneys and accountants and others who participate in the conduct of the financial institution’s affairs and who caused or are likely to cause more than minimum financial loss to or a significant adverse affect on the institution, who knowingly or recklessly violate a law or regulation, breach a fiduciary duty or engage in unsafe or unsound practices. These practices can include the failure of an institution to timely file required reports or the submission of inaccurate reports. These laws authorize the appropriate banking agency to issue cease and desist orders that may, among other things, require affirmative action to correct any harm resulting from a violation or practice, including restitution, reimbursement, indemnification or guarantees against loss. As disclosed above, the Consent Order contains provisions, among others, that restrict the Bank’s growth and require reductions in the Bank’s adversely classified assets as shown in the Bank’s Report of Examination as of June 30, 2010.

Prompt Corrective Action. Banks are subject to restrictions on their activities depending on their level of capital. Federal “prompt corrective action” regulations divide banks into five different categories, depending on their level of capital. Under these regulations, a bank is deemed to be “well capitalized” if it has a total risk-based capital ratio of ten percent or more, a core capital ratio of six percent or more and a leverage ratio of five percent or more, and if the bank is not subject to an order or capital directive to meet and maintain a certain capital level, as is the case with the Bank. Under these regulations, a bank is deemed to be “adequately capitalized” if it has a total risk-based capital ratio of eight percent or more, a core capital ratio of four percent or more and a leverage ratio of four percent or more (unless it receives the highest composite rating at its most recent examination and is not experiencing or anticipating significant growth, in which instance it must maintain a leverage ratio of three percent or more). Under these regulations, a bank is deemed to be “undercapitalized” if it has a total risk-based capital ratio of less than eight percent, a core capital ratio of less than four percent or a leverage ratio of less than three percent. Under these regulations, a bank is deemed to be “significantly undercapitalized” if it has a risk-based capital ratio of less than six percent, a core capital ratio of less than three percent and a leverage ratio of less than three percent. Under such regulations, a bank is deemed to be “critically undercapitalized” if it has a leverage ratio of less than or equal to two percent. In addition, the applicable federal banking agency has the ability to downgrade a bank’s classification (but not to “critically undercapitalized”) based on other considerations even if the bank meets the capital guidelines.

If a state bank, such as the Bank, is classified as undercapitalized, the bank is required to submit a capital restoration plan to the FDIC. An undercapitalized bank is prohibited from increasing its assets, engaging in a new line of business, acquiring any interest in any company or insured depository institution, or opening or acquiring a new branch office, except under certain circumstances, including the acceptance by the FDIC of a capital restoration plan for the bank.

If a state bank were classified as undercapitalized, the FDIC may take certain actions to correct the capital position of the bank. If a state bank is classified as significantly undercapitalized, the FDIC would be required to take one or more prompt corrective actions. These actions would include, among other things, requiring sales of new securities to bolster capital, changes in management, limits on interest rates paid, prohibitions on transactions with affiliates, termination of certain risky activities and restrictions on compensation paid to executive officers. If a bank is classified as critically undercapitalized, the bank must be placed into conservatorship or receivership within 90 days, unless the Federal Deposit Insurance Corporation determines otherwise.

The capital classification of a bank affects the frequency of examinations of the bank and impacts the ability of the bank to engage in certain activities and affects the deposit insurance premiums paid by the bank. The FDIC is required to conduct a full-scope, on-site examination of every member bank on a periodic basis.

Banks also may be restricted in their ability to accept brokered deposits, depending on their capital classification. “Well capitalized” banks are permitted to accept brokered deposits, but all banks that are not well capitalized are not permitted to accept such deposits. The FDIC may, on a case-by-case basis, permit member banks that are adequately capitalized to accept brokered deposits if the FDIC determines that acceptance of such deposits would not constitute an unsafe or unsound banking practice with respect to the bank. As disclosed above, under the terms of the Consent Order, the Bank will not accept, renew or rollover any brokered deposit without a waiver from the FDIC. As of December 31, 2011, the Bank has $147.6 million of brokered certificates of deposit or 12.5% of total deposits.

Deposit Insurance. FDIC-insured banks are required to pay deposit insurance premium assessments to the FDIC. The FDIC has adopted a risk-based assessment system whereby FDIC-insured depository institutions pay insurance premiums at rates based on their risk classification. An institution’s risk classification is assigned based on its capital levels and the level of supervisory concern the institution poses to the regulators. The FDIC recently raised assessment rates to increase funding for the DIF to restore the DIF to target levels.

The Dodd-Frank Act makes permanent the general $250,000 deposit insurance limit for insured deposits. In addition, federal deposit insurance for the full net amount of deposits in noninterest-bearing transaction accounts was extended to January 1, 2013 for all insured banks.

The Dodd-Frank Act changes the deposit insurance assessment framework, primarily by basing assessments on an institution’s total assets less tangible equity rather than domestic deposits, which is expected to shift a greater portion of the aggregate assessments to large banks, as described in detail below. The Dodd-Frank Act also eliminates the upper limit for the reserve ratio designated by the FDIC each year, increases the minimum designated reserve ratio of the Deposit Insurance Fund (“DIF”) from 1.15% to 1.35% of the estimated amount of total insured deposits by September 30, 2020 and eliminates the requirement that the FDIC pay dividends to depository institutions when the reserve ratio exceeds certain thresholds.

The Dodd-Frank Act requires the DIF to reach a reserve ratio of 1.35% of insured deposits by September 30, 2020. On December 20, 2010, the FDIC raised the minimum designated reserve ratio of DIF to 2%. The ratio is higher than the minimum reserve ratio of 1.35% as set by the Dodd-Frank Act. Under the Dodd-Frank Act, the FDIC is required to offset the effect of the higher reserve ratio on insured depository institutions with consolidated assets of less than $10 billion.

On February 7, 2011, the FDIC adopted a revised approach to the assessment of deposit insurance premiums. The final rule, mandated by the Dodd-Frank Act, changes the deposit insurance assessment system from one that is based on domestic deposits to one that is based on average consolidated total assets minus average tangible equity. Because the new assessment base under the Dodd-Frank Act is larger than the current assessment base, the final rule’s assessment rates are lower than the current rates, which achieves the FDIC’s goal of not significantly altering the total amount of revenue collected from the industry. In addition, the final rule suspends dividend payments if the DIF reserve ratio exceeds 1.5% but provides for decreasing assessment rates when the DIF reserve ratio reaches certain thresholds. The final rule also determines how the effect of the higher reserve ratio will be offset for institutions with less than $10 billion of consolidated assets.

Annual Disclosure Statement

This statement has not been reviewed for accuracy or relevance by the Federal Deposit Insurance Corporation.

Item 1A. Risk Factors

An investment in our common stock involves risk. Shareholders should carefully consider the risks described below in conjunction with the other information in this Form 10-K and information incorporated by reference in this Form 10-K, including our consolidated financial statements and related notes. If any of the following risks or other risks which have not been identified or which we may believe are immaterial or unlikely, actually occur, our business, financial condition and results of operations could be harmed. This could cause the price of our stock to decline and shareholders could lose part or all of their investment. This Form 10-K contains forward-looking statements that involve risks and uncertainties, including statements about our future plans, objectives, intentions and expectations. Many factors, including those described below, could cause actual results to differ materially from those discussed in our forward-looking statements.

Risks Related to Holding Southern Community Common Stock

If we fail to comply with regulatory orders effectively, it would negatively affect our financial condition and results of operations.

We intend to continue to address the issues raised by our regulators in connection with the Consent Order we executed with the FDIC and the NCCOB on February 25, 2011. The Consent Order requires us to report to the regulators at least quarterly on our efforts to address, among other things, the management and oversight of the Bank, a reduction in the Bank’s classified assets and concentrations of credit, and an improvement in the Bank’s earnings. We have substantially complied with the Consent Order provisions over the past year, including:

•	Maintaining capital in excess of regulatory imposed minimum levels;
•	Reduced classified assets (as contained in the June 30, 2010 Report of Examination) in the aggregate in excess of the benchmarks set in the Consent Order;
•	Significantly reduced our reliance on brokered deposits to 12.5% of total deposits at December 31, 2011 (and expect our brokered deposits to be less than 10% of total deposits by March 31, 2012);
•	Improving Bank profitability; and
•	Formulated a plan to address the recommendations in the management assessment report prepared by an independent consultant. After being approved by the FDIC/NCCOB, this plan is in process of being implemented.

While the provisions of the Consent Order remain in effect, our prospects to continue to comply and have these regulatory restrictions lifted must be evaluated in light of the continued risks, expenses and difficulties in addressing these issues.

Our ability to achieve the goal of lifting the Consent Order will depend on a variety of factors including the continued availability of desirable and profitable business opportunities, the competitive responses from other financial institutions in our market areas and our ability to manage our responses to these issues. Failure to comply with the requirements of the Consent Order could result in further adverse regulatory action and restrictions on our activities which could have a material adverse effect on our business, future prospects, financial condition or results of operations.

Given the current depressed market value of our common stock, if we were required to raise additional capital, it could have a dilutive effect on the existing holders of our common stock and adversely affect the market price of our common stock.

As of December 31, 2011, we had 13,172,925 shares of additional authorized common stock available for issuance, and 957,250 shares of additional authorized preferred shares available for issuance. We are not restricted from issuing additional authorized shares of common stock or securities that are convertible into or exchangeable for, or that represent the right to receive, our common stock. We, as well as our banking regulators, continue to regularly perform a variety of capital analyses, including the preparation of stress case scenarios, taking into account our regulatory capital ratios, financial condition, and other relevant considerations. If it becomes appropriate in order to maintain or increase our capital levels, we may opportunistically issue in public or private transactions additional shares of common stock or other securities that are convertible into, or exchangeable for, or that represent the right to receive, our common stock. There could also be market perceptions that we need to raise additional capital, and regardless of the outcome of any stress test or other stress case analysis, such perceptions could have an adverse effect on the price of our common stock. Shareholders of our common stock have no preemptive rights that entitle holders to purchase their pro rata share of any offering of shares of any class or series. Therefore, the issuance of any additional shares of common stock or securities convertible into or exchangeable for common stock or that represent the right to receive common stock, or the exercise of such securities, could be substantially dilutive to existing common shareholders. The market price of our common stock could also decline as a result of sales or in anticipation of such sales.

Failure to maintain adequate capital could have a material adverse effect on our operations.

Given current economic conditions, capital resources may not be available at all or on terms acceptable to the Company if it becomes necessary in order to maintain our capital levels at or above the minimum level specified in the Consent Order (see “Supervision and Regulation”). If the Bank fails to comply with the minimum capital levels in the Consent Order, the Bank may be subject to further restrictions. An undercapitalized bank is subject to various restrictions depending on the extent of the lack of capital. A bank may be prohibited from increasing its assets, engaging in a new line of business, acquiring any interest in any company or insured depository institution, or opening or acquiring a new branch office, except under certain circumstances, including the acceptance by the FDIC of a capital restoration plan for the bank. Therefore, failure to maintain adequate capital could have a material adverse effect on our operations.

Continued slow economic growth in our market area could adversely affect our financial condition and results of operations.

Economic growth and migration into our market areas in North Carolina has slowed significantly and our real estate markets have been subject to a significant decline in value. In prior years, these markets experienced substantial growth in population, new business formation, and residential real estate sales activity. A significant amount of our growth was based upon our loans to residential builders. Current economic conditions have resulted in a decrease in residential real estate sales activity in our markets, which has limited our lending opportunities and negatively affected our loan portfolio and earnings. We do not anticipate that the housing market will improve significantly in the near term, and accordingly, this could lead to additional valuation adjustments on our loan portfolio. A prolonged period of slow economic growth could have a further material adverse effect on our business, results of operations and financial condition.

Failure to effectively manage our credit risk may adversely affect our financial condition or results of operation.

There are risks inherent in making any loan, including risks with respect to the period of time over which the loan may be repaid, risks resulting from changes in economic and industry conditions, risks inherent in dealing with individual borrowers and risks resulting from uncertainties as to the future value of collateral. The risk on non-payment of loans is inherent in commercial banking. We cannot assure you that our credit approval procedures and loan monitoring procedures will adequately reduce these lending risks. We cannot assure you that our credit administration personnel, policies and procedures will adequately adapt to changes in economic or any other conditions affecting our customers or the quality of our loan portfolio. Declines in the net worth of our borrowers or the value of their loan collateral could have a continued material adverse effect on our results of operations and financial condition.

Further declines in the value of commercial and residential real estate may adversely affect our financial condition or results of operation.

Our real estate lending activities, and the exposure to fluctuations in commercial and residential real estate values, are significant. At December 31, 2011, approximately 85.4% of the Bank’s loans had real estate as a primary or secondary component of collateral. The market value of real estate can fluctuate significantly in a relatively short period of time as a result of market conditions in the geographic area in which the real estate is located. We have been adversely impacted by the decline in real estate values in our market during 2011. These declines in local economic conditions may have a greater effect on our earnings and capital than on the earnings and capital of larger financial institutions that have relatively lower concentrations of real estate secured loan portfolios. If the value of the real estate serving as collateral for our loan portfolio continues to decline materially, a significant part of our loan portfolio could become under-collateralized and we may not be able to realize the amount of security that we anticipated at the time of originating the loan. The inability of purchasers of real estate, including residential real estate, to obtain financing may weaken the financial condition of our borrowers dependent on the sale or refinancing of the property. If we restructure loans to improve the prospects of collectability, such actions may require loans to be treated as troubled debt restructurings, or non-performing loans which could adversely affect the adequacy of our allowance for loan losses and our capital. If we are required to liquidate the collateral securing a loan to satisfy the debt during a period of reduced real estate values, our earnings and capital could be adversely affected. Foreclosed real estate may decline in value and we may be required to liquidate such assets at discounts to their appraised values. Declines in the value of commercial and residential real estate in our markets could continue to have a material adverse effect on our results of operations and financial condition.

Our construction loans are subject to additional lending risks that could adversely affect earnings.

As of December 31, 2011, approximately 15.0% of our total loan portfolio was comprised of construction, acquisition and development loans. In the event of a continuing general economic slowdown, these loans may have additional risk due to the borrower’s inability to repay on a timely basis. In addition to the normal repayment risk and potential decreases in real estate values, construction lending may pose additional risks that affect repayment and the value and marketability of real estate collateral, such as:

•	Developers, builders or owners may fail to complete or develop projects;
•	Developers, builders, or owners may experience a decline in liquidity and secondary sources of repayment;
•	Municipalities may place moratoriums on building, utility connections or required certifications;
•	Developers may fail to sell the improved real estate;
•	There may be construction delays and cost overruns;
•	Loans with rising variable rates may experience increases in the borrower’s payments on the loan at a time when the borrower’s income is under stress;
•	Collateral may prove insufficient;
•	Permanent financing may not be obtained in a timely manner; or
•	Economic conditions may negatively impact demand for our borrower’s product.

Any of these conditions could negatively affect collectability, our net income and our financial condition.

Our financial condition or results of operation may be adversely affected if we experience higher loan losses that we have provided for in our allowance for loan losses.

Our reliance on historic loan loss experience and other assumptions related to our assessment of the adequacy of our allowance for loan losses may not be warranted under the current economic situation. Approximately 69.4% of our loan portfolio is composed of construction, commercial mortgage and commercial loans. Repayment of such loans is generally considered subject to greater credit risk than residential mortgage loans. Historic loan losses may not be a sufficient guide given the current economic environment. Losses may be experienced as a result of various factors beyond our control, including, among other things, overall economic conditions, changes in market conditions affecting the value of our loan collateral and problems affecting the credit of our borrowers. If our loan losses are more than what we have provided for in our loan loss assumptions, those losses could negatively affect our earnings.

Our financial condition or results of operation may be adversely affected if our controls and procedures fail or are circumvented.

Management regularly reviews and updates our internal controls, disclosure controls and procedures, and corporate governance policies and procedures. Any system of controls, however well designed and operated, is based in part on certain assumptions and can provide only reasonable, not absolute, assurances that the objectives of the system are met. Any failure to circumvention of our controls and procedures or failure to comply with regulations related to controls and procedures could have a material adverse effect on our business, results of operations or financial condition.

If Southern Community loses key employees with significant business contacts in its market area, its business may suffer.

Southern Community’s success is dependent on the personal contacts of its officers and employees in its market area. If Southern Community lost key employees temporarily or permanently, its business could be hurt. Southern Community could be particularly hurt if its key employees went to work for competitors. Southern Community’s future success depends on the continued contributions of its existing senior management personnel, particularly on the efforts of F. Scott Bauer and Jeff T. Clark, each of whom has significant local experience and contacts in its market area. While we have entered into employment agreements with certain key employees, we cannot assure you that we will be successful in retaining those or other key employees.

Due to recent regulatory restrictions on us, we may be unable to pay future cash dividends or other obligations of the Company, which may have a material adverse effect on our stock price.

Our Board of Directors discontinued cash dividends on our common stock during 2009 in order to conserve our capital. Our ability to pay cash dividends is limited by regulatory restrictions and the need to maintain sufficient capital. In connection with the Consent Order (see “Supervision and Regulation”), the Company is restricted from paying any dividends, common and preferred, and interest payments on trust preferred securities without Federal Reserve approval. Since the parent company has no operations, we are dependent upon our bank subsidiary as the operating company as a source of funds to pay future cash dividends. Under the provisions of the Consent Order with the FDIC and the NCCOB (see “Supervision and Regulation”), the Bank shall not declare or pay dividends without prior regulatory approval. As announced on February 17, 2011, the Company has suspended the payment of quarterly cash dividends on the preferred stock issued to the US Treasury and has deferred its quarterly interest payments on trust preferred securities to preserve cash resources at the holding company level. However, after the deferral of six quarterly payments to the US Treasury, we are subject to the contractual imposition of conditions by the US Treasury, including the election of two new board members by the US Treasury. The inability to pay cash dividends or the imposition of conditions by the US Treasury for failure to pay preferred stock dividends could have a material adverse effect on our stock price.

Our trading volume has been low compared with larger bank holding companies which may cause the market price of our stock to be more volatile.

The average daily trading volume of our shares on the NASDAQ Global Select Market for the three months ended February 29, 2012 was approximately 19,862 shares. Lightly traded stock can be more volatile than stock trading in an active public market like that for larger bank holding companies. A public trading market having the desired characteristics of depth, liquidity and orderliness depends on the presence in the marketplace of a significant number of willing buyers and sellers of our common stock at any given time. This presence depends on the individual decisions of investors and general economic and market conditions over which we have no control. We cannot predict the extent to which an active public market for our common stock will develop or be sustained. In recent years, the stock market has experienced a high level of price and volume volatility and market prices for the stock of many companies have experienced wide price fluctuations that have not necessarily been related to their operating performance. Therefore, our shareholders may not be able to sell their shares at the volumes, prices, or times that they desire. We cannot predict the effect, if any, that future sales of our common stock in the market, or availability of shares of our common stock for sale in the market, will have on the market price of our common stock. Given the lower trading volume of our common stock, significant sales of our common stock, or the expectation of these sales, could cause the price of our common stock to decline or impair our ability to raise capital through sales of our common stock.

Our financial condition or results of operation may be adversely affected if we are required to pay significantly higher FDIC deposit insurance premiums and assessments in the future.

Recent insured depository institution failures, as well as deterioration in banking and economic conditions, have significantly increased the loss provisions of the FDIC, resulting in a decline in the designated reserve ratio of the Deposit Insurance Fund to historical lows. The FDIC expects a higher rate of insured depository institution failures in the next few years compared to recent years. Therefore, the reserve ratio may continue to decline. In addition, the deposit insurance limit on FDIC deposit insurance coverage generally has increased to $250,000, which may result in even larger losses to the Deposit Insurance Fund. These developments have caused an increase to our FDIC insurance premium assessments, and the FDIC may be required to make additional increases to the assessment rates or to levy additional special assessments on us. As a result of the Consent Order, our FDIC insurance premium assessment has increased significantly (See “Supervision and Regulation”). Higher insurance premiums and assessments increase our costs and limit our ability to pursue certain business opportunities. We are unable to predict the impact in future periods, including whether and when additional special assessments will occur. Significant additional FDIC insurance premium assessments could have a material adverse effect on our results of operations or financial condition.

Failure to realize our deferred tax asset could have a material adverse effect on our capital.

We calculate income taxes in accordance with accounting principles generally accepted in the United States (“US GAAP”), which requires the use of the asset and liability method. The largest component of our net deferred tax asset at December 31, 2011 was related to the activity in our allowance for loan losses. In accordance with US GAAP, we regularly assess available positive and negative evidence to determine whether it is more likely than not that our deferred tax asset balances will be recovered. Based upon our analysis of our tax position, including taxes paid in prior years available through carryback and the use of tax planning strategies, we maintained a valuation allowance of $14.4 million as of December 31, 2011 to properly state our ability to realize our deferred tax assets. Realization of a deferred tax asset requires us to apply significant judgment and is inherently speculative because it may require the future occurrence of circumstances that cannot be predicted with certainty. The realizability of the net deferred tax asset of $2.1 million at December 31, 2011 is substantially based on the offset of deferred tax liabilities and tax planning strategies.

We face strong competition in our market areas, which may limit our asset growth and profitability.

The banking business in our primary market areas, in North Carolina, is very competitive. We experience competition in both lending and attracting funds from other banks and nonbank financial institutions located within our market areas. Some of our banking competitors are significantly larger, well-established institutions. Nonbank competitors for deposits and deposit-type accounts include savings associations, credit unions, securities firms, money market funds, life insurance companies and the mutual funds. For loans, we encounter competition from other banks, savings associations, finance companies, mortgage bankers and brokers, insurance companies, small loan and credit card companies, credit unions, pension trusts and securities firms. We face a competitive disadvantage as a result of our smaller size, lack of multi-state geographic diversification and inability to spread our marketing costs across a broader market. This competition may limit our asset growth and profitability. The Consent Order restricts our asset growth without prior regulatory approval.

In addition to regulatory restrictions on the payment of dividends, government regulations may prevent or impair our ability to engage in acquisitions or operate in other ways.

We are subject to supervision and periodic examination by the Federal Reserve Board and the North Carolina Commissioner of Banks. Our principal bank subsidiary, Southern Community Bank and Trust, as a state chartered commercial bank, also receives regulatory scrutiny from the North Carolina Commissioner of Banks and the FDIC. In addition to the regulatory restrictions contained in the terms of the Consent Order (see “Supervision and Regulation”), banking regulations, designed primarily for the protection of depositors, may limit the return to you as an investor, by restricting our activities, such as:

•	Desired investments;
•	Loans we can make;
•	The possible expansion of branch offices; and
•	Possible transactions with or acquisitions by other institutions.

We cannot predict what changes, if any, will be made to existing federal and state legislation and regulations or the effect that such changes may have on our business. The cost of compliance with regulatory requirements may adversely affect our ability to operate profitably.

The US Treasury has the right to elect two directors to the Board if we defer more than six quarterly cash dividends on the preferred stock held by the US Treasury.

On February 14, 2011, the Company announced that it had notified the US Department of the Treasury that it was suspending the payment of regular quarterly cash dividends on the preferred stock issued to the US Treasury. If we defer more than six quarterly payments to the US Treasury, then the US Treasury will have the right to elect two new board members. Directors elected by the US Treasury may not have the same interests as other shareholders and may desire the Company to take certain actions not supported by other shareholders. We can give no assurances that directors elected to represent the US Treasury would be supportive of our management’s business plans or the interests of other shareholders. Therefore, the election of directors to represent the US Treasury could have a material adverse effect on our business or the direction of its future prospects.

Our Articles of Incorporation include anti-takeover provisions that may prevent shareholders from receiving a premium for their shares or effecting a transaction favored by a majority of shareholders.

Our Articles of Incorporation include certain anti-takeover provisions, such as being subject to the Shareholder Protection Act and Control Share Acquisition Act under North Carolina law and a provision allowing our Board of Directors to consider the social and economic effects of a proposed merger, which may discourage a change of control of the Company by allowing minority shareholders to prevent a transaction favored by a majority of the shareholders. The primary purpose of these provisions is to encourage negotiations with our management by persons interested in acquiring control of our Company. These provisions may also tend to perpetuate present management and make it difficult for shareholders owning less than a majority of the shares to be able to elect even a single director. These provisions may have the effect of preventing shareholders from receiving a premium for their shares of common stock in a change of control transaction.

Holders of our trust preferred securities have rights that are senior to those of our common shareholders.

We have supported our continued growth through the issuance of trust preferred securities from special purpose trusts and accompanying junior subordinated debentures. At December 31, 2011, we had outstanding trust preferred securities and accompanying junior subordinated debentures totaling $44.5 million. Payments of the principal and interest on the trust preferred securities of this special purpose trust are conditionally guaranteed by us. Further, the accompanying junior subordinated debentures we issued to the special purpose trust are senior to our shares of common stock. As a result, we must make payments on the junior subordinated debentures before any dividends can be paid on our common stock and, in the event of our bankruptcy, dissolution or liquidation, the holders of the junior subordinated debentures must be satisfied before any distributions can be made on our common stock. In February 2011, the Company elected to defer regularly scheduled interest payments on both issues of junior subordinated debentures, related to our outstanding trust preferred securities. We have the right to defer distributions on our junior subordinated debentures (and the related trust preferred securities) for up to five years, during which time no dividends may be paid on our common stock.

Our common stock is not FDIC insured.

Our common stock is not a savings or deposit account or other obligation of any bank and is not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency and is subject to investment risk, including the possible loss of principal.

Risks Related to an Investment in the Trust II and Trust III Securities

If we do not make interest payments under the debentures, the trust will be unable to pay distributions and liquidation amounts. The guarantee would not apply because the guarantee covers payments only if the trust has funds available.

Trust II will depend solely on our payments on the debentures to pay amounts due to holders of the Trust II Securities on the debentures. Without these payments, the trust will not have sufficient funds to pay distributions or the liquidation amount on the Trust II and Trust III Securities. In that case, holders of these securities will not be able to rely on the guarantee for payment of these amounts because the guarantee only applies if the trust has sufficient funds to make distributions or to pay the liquidation amount. Instead, holders of these securities or the property trustee will have to institute a direct action against us to enforce the property trustee’s rights under the indenture relating to the debentures.

Under the terms of the Consent Order, we are not allowed to pay dividends from our bank subsidiary to our holding company to fund interest payments on the debentures to the trust.

Prior to the issuance of the Consent Order (see “Supervision and Regulation”), ability to make payments on the debentures when due depended primarily on dividends received from our bank subsidiary because we are a holding company and substantially all of our assets are held by our bank subsidiary. In addition, the holding company has utilized some of the proceeds from the Treasury’s preferred stock investment to make interest payments under the debentures during periods when the bank subsidiary has been restricted from paying dividends to the holding company due to reduced profitability. The ability of our bank subsidiary to pay dividends is currently subject to regulatory restrictions. If these regulatory restrictions are lifted or waived, the bank subsidiary’s ability to pay dividends will be subject to the Bank’s profitability, financial condition, capital adequacy and cash flow requirements. The Company is required to obtain prior approval from regulatory bodies to borrow additional funds, issue debt instruments, issue and sell shares of preferred stock or engage in other types of financing activities at the holding company level.

Our obligation to make interest payments to the trust on the debentures is subordinated to existing liabilities or additional debt we may incur.

Our obligations under the debentures and the guarantee are unsecured and will rank junior in priority of payment to our existing liabilities and any future senior and subordinated indebtedness. Also, because we are a holding company, the creditors of our bank subsidiary, including depositors, also will have priority over holders of the Trust II Securities in any distribution of our subsidiaries’ assets in liquidation, reorganization or otherwise. Accordingly, the debentures and the guarantee will be effectively subordinated to all existing and future liabilities of our subsidiaries, and holders of the Trust II and Trust III Securities should look only to our assets for payments on these obligations of the Company.

We have the option to defer interest payments on the debentures for substantial periods.

As we announced in February 2011, we have elected to defer interest payments on the debentures. As long as we are not in default under the indenture relating to the debentures, we may, at one or more times, defer interest payments on the debentures for up to 20 consecutive quarters. If we defer interest payments on the debentures, the trust will defer distributions on the Trust II and Trust III Securities during any deferral period.

As we defer interest payments, holders of the Trust II and Trust III Securities will still be required to recognize the deferred interest amounts as income.

During a deferral period, holders of the Trust II and Trust III Securities will be required to recognize as income for federal income tax purposes the amount approximately equal to the interest that accrues on their proportionate share of the debentures, held by the trust in the tax year in which that interest accrues, even though holders of these securities will not receive these amounts until a later date if they hold these securities until the deferred interest is paid.

If holders of the Trust II and Trust III Securities sell their securities during a deferral period, they will forfeit the deferred interest amount and only have a capital loss.

Holders of the Trust II and III Securities will not receive the cash related to any accrued and unpaid interest from the trust if they sell these securities before the end of any deferral period. During a deferral period, accrued but unpaid distributions will increase their tax basis in these securities. If holders of these securities sell the securities during a deferral period, their increased tax basis will decrease the amount of any capital gain or increase the amount of any capital loss that they may have otherwise realized on the sale. A capital loss, except in certain limited circumstances, cannot be applied to offset ordinary income. As a result, deferral of distributions could result in ordinary income and a related tax liability for the holder, and a capital loss that may only be used to offset a capital gain.

Deferrals of interest payments may increase the volatility of the market price of the Trust II and Trust III Securities.

As we defer interest payments, the market price of the Trust II and Trust III Securities will likely be adversely affected. The Trust II and Trust III Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest on the debentures. If holders of these securities sell the securities during a deferral period, they may not receive the same return on investment as someone who continues to hold these securities. Because of our right to defer interest payments, the market price of these securities may be more volatile than the market prices of other securities without a deferral feature.

There are no financial covenants in the indenture and the trust agreement.

The indenture governing the debentures and the trust agreement governing the trust do not require us to maintain any financial ratios or specified levels of net worth, revenues, income, cash flow or liquidity. The instruments do not protect holders of the debentures or the Trust II and Trust III Securities in the event we experience significant adverse changes in our financial condition or results of operations. In addition, neither the indenture nor the trust agreement limits our ability or the ability of any subsidiary to incur additional indebtedness. Therefore, holders of these securities should not consider the provisions of these governing instruments as a significant factor in evaluating whether we will be able to comply with our obligations under the debentures or the guarantee.

We may not redeem the Trust II or the Trust III Securities without the consent of the US Treasury until we redeem the preferred stock we sold to the Treasury or the Treasury transfers ownership of the preferred stock.

The Company has issued Cumulative Perpetual Preferred Stock, Series A, to the US Treasury. As a condition of this sale to the US Treasury, the Company agreed that it may not repurchase or redeem any of its trust preferred securities, including the Trust II and Trust III Securities, without the consent of the US Treasury, prior to the date upon which we either redeem the Series A preferred shares or the Treasury transfers ownership of the Series A preferred shares to a third party. Therefore, holders of these securities should have no expectation that we will redeem until, at the earliest, such conditional event transpires.

We may redeem some or all of the debentures and reduce the period during which holders of the Trust II and Trust III Securities will receive distributions.

We have the option to redeem any or all of the outstanding debentures without the payment of any premium upon satisfaction of the conditions to our sale of preferred stock to the US Treasury. Upon early redemption, holders of the Trust II and Trust III Securities may be required to reinvest their principal at a time when they may not be able to earn a return that is as high as they were earning on these securities.

We may redeem all of the debentures after December 6, 2011 upon the occurrence of certain events.

We may redeem all of the debentures before their stated maturity without payment of premium within 90 days after certain occurrences. These occurrences include adverse tax, investment company or bank regulatory developments. Upon early redemption (in compliance with the conditions of our sale of preferred stock to the US Treasury), holders of the Trust II and Trust III Securities may be required to reinvest their principal at a time when they may not be able to earn a return that is as high as they were earning on these securities.

We can distribute the debentures to holders of the Trust II and Trust III Securities, which may have adverse tax consequences for holders of the Trust II and Trust III Securities and could also adversely affect the market price of the Trust II and Trust III Securities.

The trustees may dissolve the trust before maturity of the debentures and distribute the debentures to holders of the Trust II and Trust III Securities under the terms of the trust agreement. Under current interpretations of United States federal income tax laws supporting classification of the trust as a grantor trust for tax purposes, a distribution of the debentures to holders of these securities upon the dissolution of the trust would not be a taxable event. Nevertheless, if the trust is classified for United States income tax purposes as an association taxable as a corporation at the time it is dissolved, the distribution of the debentures would be a taxable event to holders of these securities. In addition, if there is a change in law, a distribution of the debentures upon the dissolution of the trust could be a taxable event to holders of these securities. Also, the debentures that holders of these securities may receive if the trust is liquidated may trade at a discount to the price that was paid to purchase these securities.

Holders of the Trust II and Trust III Securities must rely on the property trustee to enforce their rights if there is an event of default under the indenture.

Holders of the Trust II and Trust III Securities may not be able to directly enforce their rights against us under the indenture if an event of default occurs. If an event of default occurs under the indenture, holders of these securities must rely on the enforcement by the property trustee of its rights as holder of the debentures against us. The holders of a majority in liquidation amount of these securities will have the right to direct the property trustee to enforce its rights. If the property trustee does not enforce its rights following an event of default and there is no request by the record holders of the debentures to do so, any record holder may, to the extent permitted by applicable law, take action directly against us to enforce the property trustee’s rights. If an event of default occurs that is attributable to our failure to pay interest or principal on the debentures, or if we default under the guarantee, holders of these securities may proceed directly against us. Holders of these securities will not be able to exercise directly any other remedies available to the holders of the debentures, unless the property trustee fails to do so.

Holders of Trust II and Trust III Securities have limited voting rights to replace the property trustee and the Delaware trustee.

Holders of Trust II and Trust III Securities only have voting rights that pertain primarily to certain amendments to the trust agreement. In general, only we can replace or remove any of the trustees. The holders of at least a majority in aggregate liquidation amount of these securities may replace the property trustee and the Delaware trustee only if an event of default under the trust agreement occurs and is continuing.

The subordinated debentures and the Trust II and Trust III Securities do not represent deposit accounts and are not insured.

The subordinated debentures and the Trust II and Trust III Securities do not represent bank deposit accounts and they are not obligations issued or guaranteed by the Federal Deposit Insurance Corporation or by any other governmental agency and are subject to investment risk, including the possible loss of principal.

Item 1B. Unresolved Staff Comments

None.

Item 2. Properties

As of December 31, 2011, we operated out of twenty-two banking offices, and seven operations/administrative offices. All banking offices have ATMs. A summary of our offices is as follows:

	Approximate	Year
	Square	Established	Owned or
	Footage	or Acquired	Leased
Banking Offices:
Asheville, North Carolina
1751 Hendersonville Road	9,821	2009	Owned
Clemmons, North Carolina
6290 Towncenter Drive	3,800	2004	Owned
Dobson, North Carolina
201 West Kapp Street	2,800	1995	Owned
Greensboro, North Carolina
1505 Highwoods Blvd.	9,800	2005	Owned
High Point, North Carolina
2541 Eastchester Drive	3,000	2003	Owned
Jonesville, North Carolina
503 Winston Road	2,500	1995	Owned
Kernersville, North Carolina
1207 South Main Street	8,300	2002	Owned
King, North Carolina
105 Post Office Street	4,000	2004	Owned
Madison, North Carolina
619 Ayersville Road	2,000	1990	Owned
Mooresville, North Carolina
210 Knob Hill Road	8,800	2006	Owned
Mount Airy, North Carolina
255 East Independence Blvd.	10,345	1999	Owned
2010 Community Drive	3,500	1988	Owned
Pilot Mountain, North Carolina
616 South Key Street	8,300	1987	Owned
Raleigh, North Carolina
3100 Edwards Mill Road	10,740	2009	Owned
Sandy Ridge, North Carolina
4928 Highway 704 West	1,250	1989	Owned
Union Grove, North Carolina
1439 W. Memorial Highway	2,300	1990	Owned
Walnut Cove, North Carolina
1072 North Main Street	1,700	1999	Leased

		Approximate	Year
		Square	Established	Owned or
		Footage	or Acquired	Leased
Banking Offices (continued):
Winston Salem, North Carolina
4701 Country Club Road		4,300	1996	Leased
225 Hanes Mill Road		2,800	2001	Owned
3151 Peters Creek Parkway		2,500	1998	Leased
500 South Stratford Road		5,980	2008	Owned
Yadkinville, North Carolina
532 East Main Street		7,800	1998	Owned
Operations and Administrative Offices:
Winston Salem, North Carolina
465 Shepherd Street		47,114	2006	Owned
100 Cambridge Plaza	(1)	7,028	2006	Owned
104 Cambridge Plaza	(1)	7,028	2006	Owned
108 Cambridge Plaza	(1)	7,028	2006	Owned
112 Cambridge Plaza	(1)	7,988	2006	Owned
4605 Country Club Road - Corporate		27,000	2003	Owned
4625 Country Club Road	(1)	4,700	1998	Owned

(1) Approximately 79% of these properties are leased to tenants.

In addition to the above locations, the Bank has approximately 130 outsourced ATM cash dispensing machines throughout North Carolina.

All of our properties, including land, buildings and improvements, furniture, equipment and vehicles, had a net book value at December 31, 2011 of $38.3 million. See further information presented in Note 6 to our consolidated financial statements, which are presented under Item 8 in this Form 10-K.

Additional banking offices may be opened at later dates if deemed appropriate by the Board of Directors and if regulatory approval can then be obtained. The Company may acquire property in which a director, directly or indirectly, has an interest. In such event, the acquisition of such facilities shall be approved by a majority of the Board of Directors, excluding any individual who may have such an interest in the property.

Item 3. Legal Proceedings

The Company is a party to legal proceedings arising in the normal conduct of business. Our management believes that this litigation is not material to the Company’s financial position or results of its operations or the operations of the Bank.

Item 4. Mine Safety Disclosures

PART II

Item 5. Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities

Price Range of Common Stock and Dividends

Our common stock and Trust II Securities are listed on the NASDAQ Global Select Market under the symbols “SCMF” and “SCMFO,” respectively. The following table sets forth the high and low sales prices per share of our common stock and our preferred securities (“SCMFO”), based on published financial sources. In March 2009, the Board suspended the payment of cash dividends on the common stock.

		Price
		SCMF		SCMFO
Year	Quarterly Period	High	Low	High	Low

2010	First Quarter	$2.85	$2.09	$8.00	$6.18
	Second Quarter	3.19	2.10	8.45	6.60
	Third Quarter	2.23	1.50	8.07	6.35
	Fourth Quarter	1.93	1.00	7.48	4.02

2011	First Quarter	$2.55	$1.05	$6.98	$3.25
	Second Quarter	2.14	1.02	4.50	3.00
	Third Quarter	1.87	1.15	5.45	3.12
	Fourth Quarter	1.30	1.00	5.30	3.35

2012	First Quarter	$2.27	$1.03	$5.90	$4.15
	(through February 29, 2012)

At February 29, 2012, there were approximately 6,657 holders of record of our common stock.

Effective February 2011, the Company and the Bank became subject to the following restrictions imposed by their regulators relating to cash dividends and cash payments on debt service. (See “Supervision and Regulation” for a complete summary of these regulatory restrictions.)

•	The Company is required to obtain the prior written approval of the Federal Reserve for the payment of all dividends, common and preferred, and for interest payments on trust preferred securities; and
•	Under a Consent Order with the FDIC and the NCCOB, the Bank agreed not to make any distributions of interest or principal on subordinated debentures or declare or pay any dividends without the prior written approval of the FDIC and the NCCOB.

Absent these restrictions, holders of our common stock will be entitled to receive any cash dividends the Board of Directors may declare. The declaration and payment of future dividends to holders of our common stock will be at the discretion of our Board of Directors and will depend upon our earnings and financial condition, regulatory conditions and considerations and such other factors as our Board of Directors may deem relevant. As a holding company, Southern Community Financial Corporation is ultimately dependent upon its bank subsidiary to provide funding for its operating expenses, debt service (including the interest payments on the preferred securities issued by our remaining trust subsidiary), and dividends. Our primary sources of income are dividends paid by the Bank. The Company must pay all of its operating expenses from funds received from the Bank. Various banking laws applicable to our bank subsidiary limit the payment of dividends, management fees and other distributions by the Bank to the Company and may therefore limit the Company’s ability to make dividend payments. Under North Carolina banking law, dividends must be paid out of retained earnings and no cash dividends may be paid if payment of the dividend would cause the Bank’s surplus to be less than 50% of its paid-in capital. Under federal banking law, no cash dividend may be paid if the Bank is undercapitalized or insolvent or if payment of the cash dividend would render the Bank undercapitalized or insolvent, or if it is in default of any deposit insurance assessment due to the Federal Deposit Insurance Corporation. As a condition of the issuance of Cumulative Perpetual Preferred Stock to the United States Treasury under its Capital Purchase Program, the Company must obtain the consent of the United States Treasury Department to increase the cash dividend on its common stock from the September 30, 2008 quarterly level of $0.04 per common share.

In the future, any declaration and payment of cash dividends will be subject to the waiver or permanent lifting of the above regulatory restrictions, the Board of Directors’ evaluation of our operating results, financial condition, future growth plans, general business and economic conditions, tax and other relevant considerations. There is no assurance that, in the future, these regulatory restrictions will be waived or lifted; we will have funds available to pay cash dividends; or, even if funds are available, that we will pay dividends in any particular amount or at any particular time; or that we will pay dividends at all.

Share Repurchases

Through July 2006, the Company authorized the repurchase up to 1.9 million shares of its common stock. Through December 5, 2008 (the date of our participation in the Treasury’s Capital Purchase Plan), the Company had repurchased 1,858,073 shares at an average price of $6.99 per share under the three plans. No shares were repurchased during 2011 or 2010.

As a condition of the issuance of its Cumulative Perpetual Preferred Stock to the United States Treasury under its CPP, the Company must obtain the consent of the United States Treasury Department to repurchase any of its common stock.

Total Number of
			Shares Purchased as	Maximum Number of
	Total Number		Part of Publicly	Shares That May Yet
	of Shares	Average Price	Announced	Be Purchased Under
Period	Purchased	Paid per Share	Programs	the Programs
October 1, 2011 to December 31, 2011	None			41,927
Total for quarter	-	$-	-
Total repurchases under all programs	1,858,073	$6.99

Item 6. Selected Financial Data

SELECTED CONSOLIDATED FINANCIAL INFORMATION AND OTHER DATA

The following tables set forth selected consolidated financial information and other data. The information set forth below does not purport to be complete and should be read in conjunction with our consolidated financial statements appearing elsewhere in this annual report.

	At or For the Years Ended December 31,
	2011	2010	2009	2008	2007
	(Amounts in thousands, except share and per share data)
Operating Data:
Interest income	$70,736	$80,638	$89,473	$96,742	$98,908
Interest expense	21,892	28,279	37,726	49,282	55,141
Net interest income	48,844	52,359	51,747	47,460	43,767
Provision for loan losses	15,150	39,000	34,000	8,165	2,775
Net interest income after
provision for loan losses	33,694	13,359	17,747	39,295	40,992
Non-interest income	14,040	15,606	12,906	11,341	11,329
Non-interest expense	44,660	47,768	100,498	42,148	40,898
Income (loss) before income taxes	3,074	(18,803)	(69,845)	8,488	11,423
Provision for income taxes (benefit)	-	4,318	(6,686)	2,634	3,869
Net income (loss)	3,074	(23,121)	(63,159)	5,854	7,554

Effective dividends on preferred stock	2,554	2,531	2,508	185	-

Net income (loss) available to common
shareholders	$520	$(25,652)	$(65,667)	$5,669	$7,554

Securities gains (losses) included in
non-interest income	$3,989	$3,531	$1,236	$98	$-

Per Common Share Data:
Net income (loss)
Basic	$0.03	$(1.53)	$(3.91)	$0.33	$0.43
Diluted	0.03	(1.53)	(3.91)	0.33	0.43
Cash dividends	-	-	0.040	0.160	0.155
Book value	3.29	2.99	4.77	8.77	8.18
Weighted average shares
Basic	16,827,684	16,811,439	16,787,938	17,363,395	17,559,352
Diluted	16,891,910	16,811,439	16,787,938	17,398,318	17,624,399

Balance Sheet Data:
Total assets	1,502,356	1,653,398	1,728,608	1,803,778	1,569,182
Loans	950,022	1,130,076	1,230,275	1,314,811	1,188,438
Allowance for loan losses	24,165	29,580	29,638	18,851	14,258
Deposits	1,183,172	1,348,419	1,314,070	1,233,112	1,045,237
Short-term borrowings	33,629	22,098	85,477	145,197	117,772
Long-term borrowings	177,514	182,686	199,103	228,016	254,633
Stockholders’ equity	97,635	92,341	121,997	187,710	142,339

Capital Ratios:
Total risk-based capital	14.26%	11.75%	12.92%	13.80%	11.44%
Tier 1 risk-based capital	11.75%	9.35%	11.34%	12.46%	10.28%
Leverage ratio	8.47%	7.42%	9.14%	10.57%	8.96%
Equity to assets ratio	6.50%	5.58%	7.06%	10.41%	9.07%

	At or For the Years Ended December 31,
	2011		2010		2009		2008		2007
	(Amounts in thousands, except share and per share data)
Selected Performance Ratios:
Return on average assets	0.20%		-1.38%		-3.57%		0.34%		0.50%
Return on average equity	3.25%		NM		NM		4.02%		5.45%
Net interest spread (1)	3.20%		3.19%		2.95%		2.75%		2.81%
Net interest margin (2)	3.34%		3.35%		3.16%		2.99%		3.19%
Non-interest income as a
percentage of total
revenue (3)	22.33%		22.96%		19.96%		19.21%		20.57%
Non-interest income as a
percentage of average
assets	0.89%		0.93%		0.73%		0.65%		0.75%
Non-interest expense to
average assets (6)	2.84%		2.84%		5.69%		2.42%		2.70%
Efficiency ratio (4) (6)	71.02%		70.28%		155.44%		71.65%		74.23%
Dividend payout ratio	NA		NA		NA		48.48%		36.05%

Asset Quality Ratios:
Nonperforming loans to
period-end loans	7.13%		8.08%		3.07%		1.10%		0.17%
Allowance for loan losses
to period-end loans	2.53%		2.60%		2.41%		1.43%		1.20%
Allowance for loan losses
to nonperforming loans	0.36	X	0.32	X	0.79	X	1.31	X	6.95	X
Nonperforming assets
to total assets (5)	5.85%		6.60%		3.32%		1.12%		0.18%
Net loan charge-offs
to average loans outstanding	1.98%		3.25%		1.82%		0.28%		0.14%

Other Data:
Number of banking offices	22		22		22		22		22
Number of full-time
equivalent employees	290		301		331		337		337

(1) Net interest spread is the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.

(2) Net interest margin is net interest income divided by average interest-earning assets.

(3) Total revenue consists of net interest income and non-interest income.

(4) Efficiency ratio is non-interest expense divided by the sum of net interest income and non-interest income.

(5) Nonperforming assets consist of non-accrual loans, restructured loans and real estate owned, where applicable.

(6) Excluding the $49.5 million goodwill impairment charge in 2009, the ratio of non-interest expenses to average assets and the efficiency ratio would be 2.89% and 78.88%, respectively.

NM – Not meaningful

NA – Not applicable

Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following presents management’s discussion and analysis of our financial condition and results of operations and should be read in conjunction with the financial statements and related notes included elsewhere in this annual report. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ significantly from those anticipated in these forward-looking statements as a result of various factors. The following discussion is intended to assist in understanding the financial condition and results of our operations.

CRITICAL ACCOUNTING POLICIES

The Company’s accounting policies are in accordance with accounting principles generally accepted in the United States and with general practices within the banking industry. Management makes a number of estimates and assumptions relating to reported amounts of assets, liabilities, revenues and expenses in the preparation of the financial statements and disclosures. Estimates and assumptions that are most significant to the Company are related to the determination of the allowance for loan losses, goodwill and other intangible assets and income taxes.

Allowance for Loan Losses

The allowance for loan losses represents management’s estimate of probable losses inherent in the loan portfolio. Determining the appropriate level of the allowance is one of the most critical and complex accounting estimates for any financial institution. Management’s judgments include those involved in risk grading the loan portfolio, determining specific allowances for loans considered impaired, and evaluating the impact of current economic conditions on the levels of the allowance. Loans are considered impaired when it is probable that all amounts due will not be collected in accordance with the contractual terms of the loan agreement. While management believes that the allowance for loan losses is appropriate and adequate to cover probable losses inherent in the portfolio, future adjustments to the allowance may be necessary and results of operations could be adversely affected if circumstances differ substantially from the assumptions used in making the determinations. In addition, because future events affecting borrowers and collateral cannot be predicted with certainty, there can be no assurance that the existing allowance for loan losses is adequate or that increases will not be necessary should the quality of any loans deteriorate as a result of the factors discussed herein. Any material increase in the allowance for loan losses may adversely affect our financial condition and results of operations. For further discussion, see “Nonperforming Assets” and “Analysis of Allowance for Loan Losses” under “ASSET QUALITY.”

Goodwill and Other Intangibles

Goodwill represents the excess of the cost of an acquisition over the fair value of the net assets acquired. Prior to March 31, 2009, goodwill impairment testing was performed annually or more frequently if events or circumstances indicate possible impairment. The evaluation of goodwill for impairment included both the income and market approaches to value the Company. The income approach consisted of discounting projected long-term future cash flows, which were derived from internal forecasts and economic expectations for the Company. The significant inputs to the income approach include the long-term target tangible equity to tangible assets ratio and the discount rate, which was determined utilizing the Company’s cost of capital adjusted for a company-specific risk factor. The company-specific risk factor was used to address the uncertainty of growth estimates and earnings projections of management. Under the market approach, a value was calculated from an analysis of comparable acquisition transactions based on earnings, book value, assets and deposit premium multiples from the sale of similar financial institutions. Another market valuation approach utilized the current stock price adjusted by an appropriate control premium as an indicator of fair market value. Given the substantial declines in our common stock price, declining operating results, asset quality trends, market comparables and the economic outlook for our industry, the Company’s fair value at March 31, 2009 had decreased significantly compared with previous assessments. Our goodwill testing for the first quarter of 2009 indicated that the Company’s fair value did not support the goodwill recorded at the time of the acquisition of The Community Bank in January 2004; therefore, the Company recorded a $49.5 million goodwill impairment charge to write off the entire amount of goodwill as of March 31, 2009. This non-cash goodwill impairment charge to earnings was one of the primary reasons for the Company’s $63.2 million net loss for 2009.

Income Taxes

Accrued taxes represent the estimated amount payable to or receivable from taxing jurisdictions, either currently or in the future, and are reported, on a net basis, as a component of “other assets” in the consolidated balance sheets. The calculation of the Company’s income tax expense is complex and requires the use of many estimates and judgments in its determination.

Management’s determination of the realization of the net deferred tax asset is based upon management’s judgment of various future events and uncertainties, including the timing and amount of future income and the implementation of various tax plans to maximize realization of the deferred tax asset. As of December 31, 2011, a $14.4 million valuation allowance has been established primarily due to the possibility that all of the deferred tax asset associated with the allowance for loan losses may not be realized. See Note 14 Income Taxes in the footnotes to the audited financial statements for further disclosure on this matter.

From time to time, management bases the estimates of related tax liabilities on its belief that future events will validate management’s current assumptions regarding the ultimate outcome of tax-related exposures. While the Company has obtained the opinion of advisors that the anticipated tax treatment of these transactions should prevail and has assessed the relative merits and risks of the appropriate tax treatment, examination of the Company’s income tax returns, changes in tax law and regulatory guidance may impact the treatment of these transactions and resulting provisions for income taxes.

Other than Temporary Impairment of Investment Securities

In evaluating investment securities for “other than temporary impairment” losses, management considers, among other things, (i) the length of time and the extent to which the investment is in an unrealized loss position, (ii) the financial condition and near term prospects of the issuer, and (iii) the intent and ability of the Company to retain its investment in the issuer for a sufficient period of time to allow for any anticipated recovery of unrealized loss.

Valuation of Foreclosed Assets

Assets acquired through, or in lieu of, foreclosure are held for sale and are initially recorded at fair value less estimated cost to sell at the date of foreclosure, establishing a new cost basis. Principal and interest losses existing at the time of acquisition of such assets are charged against the allowance for loan losses and interest income, respectively. Subsequent to foreclosure, valuations are periodically performed by management and the assets are carried at the lower of carrying amount or fair value less estimated cost to sell. Revenue and expenses from operations, the impact of any subsequent changes in the carrying value and any gain or loss on the sale of the foreclosed property are included in other expenses.

OVERVIEW

Southern Community’s founders recognized an opportunity to fulfill the financial service needs of individuals and organizations left underserved by consolidation within the financial services industry. To fill a part of this void, the founders began in 1995 the process by which Southern Community Bank and Trust was created, and began operations on November 18, 1996. From inception, Southern Community has strived to serve the financial needs of small to medium-sized businesses, individuals, residential homebuilders and others in and around our markets in North Carolina. We offer a broad array of banking and other financial products; many of which are similar to those offered by our larger competitors, but we deliver them with an emphasis on superior customer service. We believe that our emphasis on quality customer service is the single most important factor among many that have fueled our growth to $1.5 billion in total assets in just over fifteen years of operations.

The Company began operations in November 1996 with $11.0 million in capital, a single branch facility and thirteen employees. Through December 31, 2011, Southern Community Financial Corporation has grown to a total of twenty-two full-service banking offices with $1.2 billion in deposit accounts. In support of this growth, the Company has generated additional capital through issuing common and preferred stock and retaining operating earnings. At December 31, 2011, the Company had $97.6 million in total stockholders’ equity. Through our banking subsidiary we offer traditional banking products as well as a full array of financial services. In October 2001, Southern Community Financial Corporation became the parent company of Southern Community Bank and Trust. On January 12, 2004, we acquired The Community Bank, a $240.0 million asset community bank with 10 banking offices in contiguous markets. The Company created Southern Community Advisors, our wealth management division, and has developed and acquired mortgage banking operations. While these operations are currently not significant to our results of operations, we intend to pursue growth in these businesses to enhance our non-interest income.

Real estate secured loans, including construction loans and loans secured by existing commercial and residential properties, comprise the majority of our loan portfolio, with the balance of our loans consisting of commercial and industrial loans and loans to individuals. We originate residential mortgages, at both fixed and variable rates, earning fees for loans originated and additional income for loans sold to others. It has been our strategy to recruit skilled banking professionals who are well trained and highly knowledgeable about our market area, enabling us to develop and maintain a loan portfolio of sound credit quality.

Management recognizes that current market conditions expose the Company to increased operational and market risk, primarily with respect to managing overhead, funding costs and credit quality. The Company has developed critical functions such as Credit Administration, Training, Audit and Compliance to assist in managing and monitoring these and other risks. We are committed to creating and maintaining a solid and diversified financial services organization with a focus on customer service. It is management’s firm belief that this foundation will continue building our loyal customer base while attracting new clients.

Financial Condition at December 31, 2011 and 2010

During the year ended December 31, 2011, our total assets decreased to $1.50 billion from $1.65 billion at the prior year end. The most significant factor contributing to this decrease was the continued decline in our loan portfolio which decreased $180.1 million. Total loans decreased at the end of all four quarters of 2011 due largely to weak loan demand, customer deleveraging and problem loan remediation. The continued weak economic environment caused net charge-offs to remain a significant factor although improved from the preceding two years. The Company’s liquidity improved during the year as investment securities increased $51.9 million or 14.4%. Total deposits were $1.2 billion at December 31, 2011, a decrease of $165.2 million or 12.3% from the year ago period. Time deposits decreased $83.6 million while Money market, savings and NOW accounts decreased $107.0 million and demand accounts increased $25.3 million. The decrease in time, money market, NOW and savings deposits was the result of rate sensitive customers moving to other investment opportunities. The decrease in deposits was offset by a greater decrease in loans allowing the Company to maintain adequate liquidity.

The loan portfolio, excluding loans held for sale, declined $180.1 million in 2011 due to a slowdown in loan demand, payoffs and the workout of nonperforming loans. The decline in loans was very pronounced in commercial real estate and residential construction loans which decreased $68.4 million and $35.7 million, respectively, as new loan closings did not keep pace with payoffs and foreclosures. Other commercial loans decreased $27.1 million while other consumer loans decreased $48.9 million. Foreclosure of real estate loans of $20.5 million was offset by sales of foreclosed properties of $15.2 million and writedowns in the carrying value of foreclosed properties of $2.8 million, resulting in an increase of $2.5 million in foreclosed assets by year end.

Our total liquid assets, defined as cash and due from banks, federal funds sold, interest-bearing deposits and investment securities, increased by $32.3 million during the year to $460.1 million at December 31, 2011. Liquid assets represented 30.6% of total assets at December 31, 2011 as compared to 25.9% at the beginning of the year. Investment securities increased $51.9 million while cash equivalents and federal funds sold decreased $19.6 million. The majority of securities that were called, matured, or sold during the year were reinvested in mortgage pools and other asset backed securities that had the best available yield. As of year-end, we believe our liquidity is adequate to fund future loan demand and manage deposit and borrowing outflows.

Customer deposits have traditionally been our primary funding source supplemented by wholesale funding. Total deposits totaled $1.18 billion, a decrease of $165.2 million or 12.3% from year-end 2010. A major factor in this decrease was the reduction in brokered deposits of $87.0 million as the Company focused on reducing the level of brokered deposits as required by the Consent Order. Another major decrease in deposits during 2011 was in money market and NOW accounts which decreased $88.8 million as customers utilized their liquidity to deleverage and seek reinvestment focused on the best available yield. Savings accounts decreased $18.1 million year-over-year, including our Ready Saver savings account which is available only on the internet. Demand deposits increased $25.3 million while customer certificates of deposits increased $3.5 million. Management will continue to focus on growing the local core deposit base; however, we will continue to monitor the costs of our various funding alternatives. Our funding mix may change from time to time as a result.

Total borrowings aggregated $211.1 million at December 31, 2011, and included $76.6 million of advances from the Federal Home Loan Bank of Atlanta (FHLB), junior subordinated debentures with a carrying value of $45.9 million and securities sold under agreements to repurchase of $88.6 million. At December 31, 2011, we had funding of $80.0 million in the form of term repurchase agreements with $20.0 million maturing within one year and $60.0 million with maturities from one to seven years. Management will use FHLB advances and other funding sources as necessary to support balance sheet management. However, management expects that our branch network will produce a larger volume of our core deposits and become an increasingly larger portion of our funding mix, which over time should contribute to a reduction in our overall funding cost.

The Company’s capital position remains strong with all of our regulatory capital ratios at levels that make us “well capitalized” under federal bank regulatory capital guidelines. At December 31, 2011, our stockholders’ equity totaled $97.6 million, a increase of $5.3 million from the December 31, 2010 balance. This net change includes $3.1 million of net income, $97 thousand of stock-based compensation and $2.1 million in other comprehensive income due primarily to unrealized gain in fair value on available for sale investment securities.

NET INTEREST INCOME

Like most financial institutions, the primary component of our earnings is net interest income. Net interest income is the difference between interest income, principally from loans and investments, and interest expense, principally on customer deposits and borrowings. Changes in net interest income result from changes in volume and changes in interest rates earned and paid. By volume, we mean the average dollar level of interest-earning assets and interest-bearing liabilities. Spread refers to the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities, and margin refers to net interest income divided by average interest-earning assets. Spread and margin are influenced by the levels and relative mix of interest-earning assets and interest-bearing liabilities, as well as by levels of noninterest-bearing liabilities. During the years ended December 31, 2011, 2010 and 2009, our average interest-earning assets were $1.46 billion, $1.56 billion and $1.64 billion, respectively. During these same years, our net interest margins were 3.34%, 3.35% and 3.16%, respectively.

During 2011, the Federal Reserve maintained the federal funds target rate consistent with year-end 2010 at a range of zero to 0.25%. The federal funds rate is currently at a historical low surpassing the previous low of 1.00% in June 2003. These low rates are expected to continue through the end of 2014 based on guidance issued by the Federal Reserve. There is a 300 basis point spread between the federal funds rate and the prime rate which remained at 3.25% throughout 2011. While it is management’s goal to remain relatively interest rate neutral, the Bank’s interest rate sensitivity has remained slightly asset sensitive during 2011, as the funding mix has remained relatively stable. Net interest income totaled $48.8 million, a decrease of $3.5 million or 6.7% over the $52.4 million for the same period in 2010. The main factor in this decrease was the year-over-year reduction in average outstanding loan balances described above. Net interest income benefited from a slight improvement in net interest spread year-over-year as the Bank’s asset yields decreased at a slower pace (0.32% from 5.16% to 4.84%) than cost of funds (0.33% from 1.97% to 1.64%), leading to a flat net interest margin of 3.34% from 3.35% in 2010. The total cost of funds decreased $6.4 million while the interest income from interest earning assets decreased $9.9 million. The decrease in the year-over-year interest income from interest-earning assets was attributable to the aforementioned reduction in average loan balances and an earning asset mix shift from higher yielding loans to lower yielding investment securities and overnight funds. The continued use of interest rate floors on the majority of our variable rate loans helped to stabilize and moderate the pace of decline in the overall yield on loans. The improvement in the cost of funds was attributed to decreased rates on money market deposits and customers renewing their certificates of deposit at a lower rate.

Average Balances and Average Rates Earned and Paid. The following table sets forth, for the years 2009 through 2011, information with regard to average balances of assets and liabilities, as well as the total dollar amounts of interest income from interest-earning assets and interest expense on interest-bearing liabilities, resultant yields or costs, net interest income, net interest spread, net interest margin and ratio of average interest-earning assets to average interest-bearing liabilities. Average loans include nonaccruing loans, the effect of which is to lower the average yield.

	For the Years Ended December 31,
	2011			2010			2009
	Average balance	Interest earned/paid	Average yield/cost	Average balance	Interest earned/paid	Average yield/cost	Average balance	Interest earned/paid	Average yield/cost
	(Amounts in thousands)
Interest-earning assets:
Loans (1)	$1,039,531	$58,373	5.62%	$1,200,609	$68,384	5.70%	$1,272,087	$74,548	5.86%
Investment securities
available for sale	328,648	9,916	3.02%	311,850	11,303	3.62%	327,487	14,035	4.29%
Investment securities
held to maturity	46,945	2,281	4.86%	17,911	886	4.95%	18,751	877	4.68%
Federal funds sold and
overnight deposits	46,892	166	0.35%	32,023	65	0.20%	19,846	13	0.07%

Total interest-earning assets	1,462,016	70,736	4.84%	1,562,393	80,638	5.16%	1,638,171	89,473	5.46%
Other assets	108,757			118,675			128,876
Total assets	$1,570,773			$1,681,068			$1,767,047

Interest-bearing liabilities:
Deposits:
NOW and money market	$499,265	$2,800	0.56%	$601,122	$5,718	0.95%	$466,667	$6,787	1.45%
Time deposits greater
than $100,000	217,325	2,329	1.07%	178,288	2,714	1.52%	193,505	4,833	2.50%
Other time deposits	402,144	7,720	1.92%	403,694	10,067	2.49%	486,721	14,798	3.04%
Borrowings	215,102	9,043	4.20%	253,339	9,780	3.86%	354,812	11,308	3.19%
Total interest-bearing
liabilities	1,333,836	21,892	1.64%	1,436,443	28,279	1.97%	1,501,705	37,726	2.51%

Demand deposits	132,469			119,418			107,461
Other liabilities	10,013			9,245			10,229
Stockholders' equity	94,455			115,962			147,652

Total liabilities and
stockholders' equity	$1,570,773			$1,681,068			$1,767,047

Net interest income and
net interest spread		$48,844	3.20%		$52,359	3.19%		$51,747	2.95%

Net interest margin			3.34%			3.35%			3.16%

Ratio of average interest-earning
assets to average interest-bearing
liabilities		109.61%			108.77%			109.09%

(1) Non-accrual notes are included in the loan amounts.

RATE/VOLUME ANALYSIS

The following table analyzes the dollar amount of changes in interest income and interest expense for major components of interest-earning assets and interest-bearing liabilities. The table distinguishes between (i) changes attributable to volume (changes in volume multiplied by the prior period’s rate), (ii) changes attributable to rate (changes in rate multiplied by the prior period’s volume), and (iii) net change (the sum of the previous columns). The change attributable to both rate and volume (changes in rate multiplied by changes in volume) has been allocated equally to both the changes attributable to volume and the changes attributable to rate.

	December 31, 2011 vs. 2010			December 31, 2010 vs. 2009
	Increase (Decrease) Due to			Increase (Decrease) Due to
	Volume	Rate	Total	Volume	Rate	Total
	(Amounts in thousands)
Interest income:
Loans	$(9,110)	$(901)	$(10,011)	$(4,130)	$(2,034)	$(6,164)
Investment securities available
for sale	558	(1,945)	(1,387)	(618)	(2,114)	(2,732)
Investment securities held
to maturity	1,423	(28)	1,395	(40)	49	9
Federal funds sold	41	60	101	18	34	52

Total interest income	(7,088)	(2,814)	(9,902)	(4,770)	(4,065)	(8,835)

Interest expense:
Deposits:
NOW and money market	(770)	(2,148)	(2,918)	1,617	(2,686)	(1,069)
Time deposits greater
than $100,000	506	(891)	(385)	(306)	(1,813)	(2,119)
Other time deposits	(34)	(2,313)	(2,347)	(2,297)	(2,434)	(4,731)
Borrowings	(1,542)	805	(737)	(3,578)	2,050	(1,528)

Total interest expense	(1,840)	(4,547)	(6,387)	(4,564)	(4,883)	(9,447)

Net interest income increase
(decrease)	$(5,248)	$1,733	$(3,515)	$(206)	$818	$612

RESULTS OF OPERATIONS

Years Ended December 31, 2011 and 2010

Net Income (Loss). Our net income for 2011 was $3.1 million, an increase of $26.2 million from net loss of $23.1 million recorded in 2010. Net income available to common shareholders was $520 thousand for the year ended December 31, 2011 and net loss available to common shareholders was ($25.7) million for 2010. Net income (loss) per share available to common shareholders was $0.03 basic and diluted for the year ended December 31, 2011 and ($1.53) basic and diluted for 2010. Net interest income for 2011 was $48.8 million, down $3.5 million or 6.7%, compared with 2010, due primarily to a $161.1 million decrease in the average balance of loans outstanding year-over-year. The most significant factor of the improved earnings was the decreased level of asset quality costs, including a provision for loan losses of $15.2 million compared to $39.0 million for the prior year. Non-interest income for 2011 was $14.0 million which represents a decrease of $1.6 million, or 10.0%, from non-interest income of $15.6 million reported for 2010. The largest decrease in non-interest income was from mortgage banking activities which decreased $908 thousand, while the largest increase was from gain on sale of investment securities which increased $458 thousand for the year. Non-interest expense decreased $3.1 million, or 6.5%, compared with the previous year. The largest decrease in non-interest expense resulted from salaries and employee benefits including decreases of $1.9 million in salaries and commissions and $899 thousand in employee benefits. The largest increase was the FDIC insurance premium which increased $1.6 million. During 2011, average earning assets decreased $100.4 million or 6.9% to $1.46 billion, and average interest bearing liabilities decreased $102.6 million or 7.7%. A total unfavorable volume variance of $5.2 million resulted in the decline in the net interest income more than offsetting the favorable rate variance of $1.7 million.

Net Interest Income. During 2011, our net interest income decreased $3.5 million, or 6.7%, to $48.8 million. Interest income decreased due to (i) a decrease in average loan balances resulting from customer deleveraging, weak loan demand and problem loan remediation, (ii) declining market asset yields and (iii) the reversal of interest from loans being reclassified into a non-accrual status as well as other factors. Average total interest-earning assets decreased $100.4 million, or 6.9%, during 2011 as the average loan balances decreased $161.1 million, the average investment securities portfolio increased $45.8 million and federal funds sold increased $14.9 million. Our average total interest-bearing liabilities decreased by $102.6 million, or 7.7%. Approximately 54% of the loan portfolio is composed of fixed rate loans while 46% have a variable interest rate which generally adjusts immediately when index rates, such as our prime rate, change. During 2011, the Company continued its emphasis of interest rate floors on a majority of its variable rate loans which slowed the decline in its loan yields in 2011. Although we maintained loan pricing discipline when possible through the continued use of interest rate floors on variable rate loans during this period of low market interest rates, the yield on loans decreased eight basis points. In addition to the impact of declining market interest rates on asset yields, the interest foregone for loans in a non-accrual status for 2011 was $3.8 million.

During 2011, the Federal Reserve maintained the federal funds target rate consistent with year-end 2010 at a range of zero to 0.25%. Although the federal funds rate did not change during the year, the yield on earning assets decreased 32 basis points while our funding costs decreased 33 basis points. Interest income on investment securities decreased due to lower yields on new purchases of investment securities as the yields on available for sale investment securities and held to maturity investment securities dropped 60 and nine basis points, respectively.

Management reduced pricing on all deposit categories, particularly in transaction, money market and time deposits, during 2011, achieving significant improvements in our cost of funds as the cost of interest-bearing liabilities fell 33 basis points from 1.97% for 2010 to 1.64% for 2011.

We will continue to evaluate ways to improve our net interest margin. We expect competition for loan production during this time of weak loan demand to keep pressure on loan yields; while competition for deposits and the related deposit costs will not be as intense as in some prior years. We will also have an opportunity to reprice downward higher rate, maturing certificates of deposit. This should assist us in the challenge of stabilizing our major revenue source and improving our net interest margin in 2012.

Provision for Loan Losses. We recorded a $15.2 million provision for loan losses for the year 2011 representing a decrease of $23.8 million from the $39.0 million provision for the full year 2010. The level of provisions is reflective of the trends in the loan portfolio, including levels of nonperforming loans and other loan portfolio quality measures, and analyses of impaired loans. Provisions for loan losses are charged to income to bring our allowance for loan losses to a level deemed appropriate by management based on the factors discussed under “Analysis of Allowance for Loan Losses.” The provision for loan losses was 1.46% and 3.25% of average loans in 2011 and 2010, respectively. Our percentage of net loan charge-offs to average loans outstanding was 1.98% for the year ended December 31, 2011, compared with 3.25% for the year ended December 31, 2010. Nonperforming loans totaled $68.0 million, or 7.13% of total loans, at December 31, 2011 compared with $91.8 million, or 8.08% of total loans, at December 31, 2010. Nonperforming loans and net charge-offs have been predominantly related to residential construction and development lending in prior years. As of December 31, 2011, the mix of nonperforming loans has become distributed throughout the entire loan portfolio with $26.5 million in commercial real estate, $5.0 million in other commercial loans, $13.0 million in construction $12.1 in residential lots and $11.5 million in consumer loans. The allowance for loan losses at December 31, 2011 of $24.2 million represents 2.53% of total loans and 36% of nonperforming loans. The allowance for loan losses at December 31, 2010 of $29.6 million was 2.60% of total loans outstanding and 32% of nonperforming loans at that date.

Non-Interest Income. For the year ended December 31, 2011, non-interest income decreased $1.6 million, or 10.0%. Mortgage banking income decreased $908 thousand as refinance activity slowed and new purchase loan volume was weak due to the continued economic environment. Income from the investment in SBIC activities decreased $719 thousand with a loss of $88 thousand in 2011 compared to income of $631 thousand in 2010. The decline in SBIC income resulted from realized charge offs of investments in smaller companies who were not able to survive the current economic weakness. Service charges decreased $594 thousand, or 9.1%, of which $716 thousand was due to reduced NSF transaction volume and $86 thousand due to decreased service charges on deposit accounts. These decreases were partially offset by an increase in debit card income of $208 thousand. Income from investment brokerage and trust fees decreased from the prior year by $466 thousand to $1.0 million. Gains on the sale of investment securities increased $458 thousand and other sources of non-interest income increased $75 thousand. Decreased losses on economic hedges and other than temporary impairment charges of $403 thousand and $186 thousand, respectively, had a positive effect on non-interest income.

Non-Interest Expense. Non-interest expense decreased $3.1 million year over year due to cost reduction initiatives established in prior years and continued during 2011. These cost reductions included salary reductions for executive management, a salary freeze for all employees and eliminating the 401(k) employer match. The result of these actions was a reduction in salaries and commissions of $1.7 million and reduced employee benefit cost of $899 thousand, including a decrease of $328 thousand in the 401(k) match, a $302 thousand decrease in a Supplementary Executive Retirement Plan, a reduction of $128 thousand in payroll taxes and a $98 thousand reduction in employee insurance costs. Foreclosed asset related expenses decreased by $1.1 million as writedowns in the carrying values of foreclosed assets decreased $321 thousand, or 11.6%, and expenses to maintain foreclosed property, net of gains on sales of foreclosed assets, decreased $762 thousand, or 71.9%. Gains on sales of foreclosed assets increased $260 thousand on higher volume of sales ($15.9 million in 2011 versus $11.4 million in 2010). Occupancy and equipment expense decreased $260 thousand, or 3.5%, primarily due to decreases in depreciation on furniture and equipment of $164 thousand and in depreciation on information technology equipment of $71 thousand. The FDIC deposit insurance assessment for 2011 totaled $3.8 million, an increase of $1.6 million compared to 2010 due to increased premiums charged in connection with the previously announced Consent Order. Included in the decrease in other expenses of $754 thousand, was a $413 thousand decrease due to the discontinuance of a buyer incentive promotion in the second half of 2010 and throughout 2011.

Provision for Income Taxes. The Company recorded no income tax or benefit for the year ending December 31, 2011 compared to income tax expense of $4.3 million for 2010. The Company has now used all available net operating loss (NOL) carrybacks and now has a federal NOL carryforward of $4.7 million. No income tax expense or benefit is expected until future earnings utilize the NOL carryforward or the valuation allowance is partially or fully recaptured. The $14.6 million deferred tax asset valuation allowance recorded as of December 31, 2010 was reduced to $14.4 million at December 31, 2011. The $4.3 million income tax expense for 2010 reflected the impact of tax exempt interest income, income from bank owned life insurance for the period and a $8.6 million increase in the valuation allowance related to our ability to realize net deferred tax assets. See Note 14 Income Taxes in the footnotes to the audited financial statements for further disclosure on this matter.

RESULTS OF OPERATIONS

Years Ended December 31, 2010 and 2009

Net Income (Loss). Our net loss for 2010 was $23.1 million, a decrease of $40.1 million from net loss of $63.2 million recorded in 2009. Net income (loss) available to common shareholders was ($25.7) million and ($65.7) million for 2010 and 2009, respectively. Net income (loss) per share available to common shareholders was ($1.53) basic and diluted for the year ended December 31, 2010 and ($3.91) basic and diluted for 2009. Net interest income for 2010 was $52.4 million, up $612 thousand or 1.2%, compared with 2009, due to improvement in the net interest margin. The net interest margin of 3.35% improved 19 basis points from 2009. One significant factor for the loss for the year was the elevated level of asset quality costs, including a provision for loan losses of $39.0 million for the year. Non-interest income for 2010 was $15.6 million which represents an increase of $2.7 million, or 20.9%, from non-interest income of $12.9 million reported for 2009. The largest increase in non-interest income was from gain on sale of investment securities which increased $2.3 million, while losses on derivative activity decreased non-interest income $766 thousand for the year. Non-interest expense decreased $52.7 million, or 52.5%, compared with the previous year. The largest increase in non-interest expense resulted from asset quality costs including increases of $939 thousand in expenses in acquiring and maintaining foreclosed property and $599 thousand in writedowns of the carrying values of foreclosed properties. The largest decrease was related to recognizing a non-recurring goodwill impairment charge of $49.5 million during the first quarter of 2009. During 2010, average earning assets decreased $75.8 million or 4.6% to $1.56 billion, and average interest bearing liabilities decreased $65.3 million or 4.4%. A total favorable rate variance of $818 thousand resulted in the improvement in the net interest margin more than offsetting the unfavorable volume variance of $206 thousand.

Net Interest Income. During 2010, our net interest income increased $612 thousand, or 1.2%, to $52.4 million. Interest income decreased due to the reversal of interest from loans being reclassified into a non-accrual status, weak loan demand and declining market asset yields. Interest income was affected by non-accrual loans totaling $91.8 million at year end which increased $54.0 million, for 143.25%, during the year. Our cost of funds decreased to a greater extent due to decreased volume of average deposits, the more favorable repricing of deposits and reduced levels of higher cost borrowings. Average total interest-earning assets decreased $75.8 million, or 4.6%, during 2010 as the average loan balances decreased $71.5 million, the average investment securities portfolio decreased $16.5 million and federal funds sold increased $12.2 million. Our average total interest-bearing liabilities decreased by $65.3 million, or 4.3%. Approximately 49% of the loan portfolio is composed of fixed rate loans while 51% have a variable interest rate which generally adjusts immediately when index rates, such as our prime rate, changes. During 2010, the Company continued its emphasis of interest rate floors on a majority of its variable rate loans which slowed the decline in its loan yields in 2010. In addition to the impact of declining market interest rates on asset yields, the interest foregone for loans in a non-accrual status for 2010 was $2.9 million. Transaction deposit accounts including NOW and money market accounts also have variable interest rates; although changes are determined by management and are not based on a specific index such as prime. Our certificates of deposit and certain borrowings have rates that are fixed until maturity. While repricing of fixed rate certificates of deposit and borrowings are delayed until renewal, our floating rate borrowings are primarily LIBOR-based, and changes in LIBOR rates more closely match changes in market interest rates than changes in the prime rate.

During 2010, the Federal Reserve maintained the federal funds target rate consistent with year-end 2009 at a range of zero to 0.25%. The federal funds rate is currently at a historical low, surpassing the previous low of 1.00% in June of 2003. Although the federal funds rate did not change during the year, the yield on earning assets decreased 30 basis points while our funding costs decreased 54 basis points. Net interest income increased on downward repricing on deposits, particularly on renewed certificates of deposit, declining borrowing balances and maintaining loan pricing discipline through the increased use of interest rate floors on variable rate loans during this period of low market interest rates.

We will continue to evaluate ways to improve our net interest margin. We expect competition for loan production during this time of weak loan demand to keep pressure on loan yields; while competition for deposits and the related deposit costs will not be as intense as in some prior years. We will also have an opportunity to reprice downward higher rate, maturing certificates of deposit. This should assist us in improving our net interest margin in 2012.

Provision for Loan Losses. We recorded a $39.0 million provision for loan losses for the year 2010 representing an increase of $5.0 million from the $34.0 million provision for the full year 2009. The level of provisions is reflective of the trends in the loan portfolio, including levels of nonperforming loans and other loan portfolio quality measures, and analyses of impaired loans. Provisions for loan losses are charged to income to bring our allowance for loan losses to a level deemed appropriate by management based on the factors discussed under “Analysis of Allowance for Loan Losses.” The provision for loan losses was 3.25% and 2.67% of average loans in 2010 and 2009, respectively. Our percentage of net loan charge-offs to average loans outstanding was 3.25% for the year ended December 31, 2010, compared with 1.82% for the year ended December 31, 2009. Nonperforming loans totaled $91.8 million, or 8.08%, of total loans at December 31, 2010 compared with $37.7 million, or 3.07%, of total loans at December 31, 2009. Nonperforming loans and increased net charge-offs continue to be predominantly related to residential construction and development lending although we are now beginning to see stress in other segments of the loan portfolio as the weak economy persists. The allowance for loan losses at December 31, 2010 of $29.6 million represents 2.60% of total loans and 32% of nonperforming loans. The allowance for loan losses at December 31, 2009 of $29.6 million was 2.41% of total loans outstanding and 79% of nonperforming loans at that date.

Non-Interest Income. For the year ended December 31, 2010, non-interest income increased $2.7 million, or 20.9%. Gains on sales of investment securities increased $2.3 million. Income from the investment in SBIC activities increased $483 thousand with income of $631 thousand in 2010 compared to $148 thousand in 2009. The improved SBIC income resulted from realized gains from the harvest of certain investments while recognizing smaller write-downs in other investments in small companies who were not able to survive the current economic weakness. Income from investment brokerage and trust fees increased from the prior year by $315 thousand to $1.5 million. Service charges on deposit accounts increased $287 thousand, or 4.6%, of which $121 thousand was due to increased fees and growth of new deposit accounts, a $537 thousand increase in debit card income and a decrease of $371 thousand in NSF fees. Mortgage banking income increased $78 thousand due to improved pricing strategies and maintaining strong origination volume heavily refinance laden. Losses on economic hedges for 2010 were $532 thousand, a decrease of $766 thousand compared to a gain of $234 thousand in the prior year.

Non-Interest Expense. The significant decrease of $52.7 million in non-interest expense in 2010 was due primarily to recognizing a non-recurring $49.5 million goodwill impairment charge during 2009 which was related to the goodwill generated by the merger with The Community Bank in January 2004. Excluding the goodwill impairment charge, non-interest expense decreased $3.2 million due to cost reduction initiatives established during late 2009 and continuing during 2010. These cost reductions included salary reductions for executive management, a salary freeze for all employees and reducing the 401(k) employer match from 100% to 50%. The result of these actions was a reduction in salaries of $1.1 million and reduced employee benefit cost of $509 thousand, including a decrease of $347 thousand in the 401(k) match and a reduction of $77 thousand in payroll taxes. The FDIC deposit insurance assessment for 2010 totaled $2.2 million, a decrease of $901 thousand compared to 2009 when a special assessment of $789 thousand was charged. FDIC assessments for 2011 and following years will continue at increased premium rates to rebuild the Deposit Insurance Fund that has been stressed during the recent economic downturn and the Bank’s regulatory condition. Non-interest expense related to problem loans increased sharply as writedowns in the carrying values of foreclosed assets increased $599 thousand, or 24.0%, and expenses to maintain foreclosed property increased $939 thousand, or 106.3%. Gains on sales of foreclosed assets increased $233 thousand on slightly higher volume of sales ($11.4 million in 2010 versus $10.7 million in 2009). The Company began a buyer incentive program near the end of 2008 to assist contractors in the sales of speculative houses financed by the Bank. Under this program, the Bank paid up to $10 thousand to home buyers that purchased certain bank-financed speculative houses. The expense for this program during 2010 was $413 thousand compared to $1.3 million during 2009 as the program was discontinued at the end of the second quarter of 2010. Occupancy and equipment expense decreased $475 thousand, or 6.0% primarily due to decreases in depreciation on software of $248 thousand and in depreciation on information technology equipment of $105 thousand. Other non-interest expense included increases in professional expenses of $758 thousand and real estate appraisal fees of $224 thousand, partially offset by a decrease in advertising of $178 thousand. Professional expenses increased due to higher legal and collection costs largely driven by the increased volume of problem loans in 2010. Management reduced our advertising expenses during 2010 by selectively cutting back on product promotional opportunities in print media.

Provision for Income Taxes. The Company recorded an income tax expense of $4.3 million for the year ending December 31, 2010 compared to income tax benefit of $6.7 million for 2009. The tax expense was primarily the result of increasing the deferred tax asset valuation allowance by $12.6 million to properly state the realizability of the Company’s deferred tax asset. The Company will recapture all available prior year taxes paid and generate a net operating loss carryforward when filing the current year return. See Note 14 Income Taxes in the footnotes to the audited financial statements for further disclosure on this matter.

LIQUIDITY

Market and public confidence in our financial strength and in the strength of financial institutions in general will largely determine our access to appropriate levels of liquidity. This confidence is significantly dependent on our ability to maintain sound asset quality and appropriate levels of capital resources.

The term “liquidity” refers to our ability to generate adequate amounts of cash to meet our needs for funding loan originations, deposit withdrawals, maturities of borrowings and operating expenses. Management measures our liquidity position by giving consideration to both on- and off-balance sheet sources of, and demands for, funds on a daily and weekly basis.

Sources of liquidity include cash and cash equivalents, (net of federal requirements to maintain reserves against deposit liabilities), investment securities eligible for pledging to secure borrowings from correspondent banks pursuant to securities sold under repurchase agreements, investments available for sale, loan repayments, loan sales, deposits and borrowings. The primary sources of borrowed funds are from the Federal Home Loan Bank, under the Federal Reserve’s discount window, and from correspondent banks under overnight federal funds credit lines and revolving lines of credit. In addition to managing deposit and borrowing outflows, the Company’s primary demand for liquidity is anticipated funding under credit commitments to customers.

We have maintained a sufficient level of liquidity in the form of federal funds sold, overnight deposits and investment securities. These liquid assets aggregated $405.4 million at December 31, 2011, compared to $373.9 million and $353.8 million at December 31, 2010 and 2009, respectively. The increase in 2011 resulted from increased investment securities funded by loan payoffs which exceeded decreases in deposits, reduced federal funds sold and interest bearing accounts and new borrowings. Supplementing customer deposits as a source of funding, we had an available line of credit from a correspondent bank to purchase federal funds on a short-term basis of approximately $15.0 million at December 31, 2011. As a result of the Bank’s February 2011 Consent Order, we let some federal funds lines expire rather than secure them with collateral. As of December 31, 2011, the Bank has the credit capacity to borrow up to $374.9 million, from the Federal Home Loan Bank of Atlanta, with $76.6 million outstanding as of that date. The Bank’s ability to borrow at the FHLB is a function of its lendable collateral available for pledging. At December 31, 2011, the Bank had $118.1 million in lendable collateral (loans and investment securities) value pledged at the FHLB. Excluding the $76.6 million in borrowings outstanding with the FHLB, pledged collateral at the FHLB would support $41.5 million in additional borrowings absent the pledging of any additional collateral. At December 31, 2011, we had funding of $60.0 million in the form of long term repurchase agreements with maturities from one to seven years. We also had short-term repurchase agreements with total outstanding balances of $28.6 million and $4.8 million at December 31, 2011 and 2010, respectively, $8.6 million of which were done as accommodations for our deposit customers. Securities sold under agreements to repurchase are collateralized by US government agency obligations. As of December 31, 2011, the Bank had repurchase lines of credit aggregating $145.0 million from various institutions. The repurchases must be adequately collateralized.

During the first twelve years of our fifteen year history, our loan demand typically exceeded our growth in core deposits. We therefore relied heavily on certificates of deposit as a source of funds. While the majority of these funds are generally from our local market area, the Bank has utilized brokered and out-of-market certificates of deposit to diversify and supplement our deposit base. Certificates of deposit represented 48.3% of our total deposits at December 31, 2011, virtually unchanged from 48.6% at December 31, 2010 although the volume of these time deposits decreased $83.6 million during the year. Brokered and out-of-market certificates of deposit totaled $147.6 million at year-end 2011 and $234.6 million at year-end 2010, which comprised 12.5% and 17.4% of total deposits, respectively. This $87.0 million reduction in brokered deposits is in compliance with our Consent Order which states that we may not accept, renew or rollover any brokered or out-of-market certificates of deposit. Further, the Bank intends to reduce these deposits to 10% of total deposits or less during 2012. Certificates of deposit of $100 thousand or more represented 18.4% of our total deposits at December 31, 2011 and 15.4% at December 31, 2010. A portion of these deposits come from customers with long-standing relationships with our management. Based upon the nature of these relationships, management does not believe we are subject to significant liquidity risk related to these deposits. Large certificates of deposit are generally considered rate sensitive.

At December 31, 2011, our outstanding commitments to extend credit consisted of loan commitments of $227.1 million, including amounts available under home equity credit lines and letters of credit of $89.4 million and $6.9 million, respectively. We believe that our combined aggregate liquidity position from all sources is sufficient to meet the funding requirements of loan demand, deposit and borrowings maturities and deposit withdrawals in the near term.

CONTRACTUAL OBLIGATIONS AND COMMITMENTS

In the normal course of business there are various outstanding contractual obligations of the Company that will require future cash outflows. In addition, there are commitments and contingent liabilities, such as commitments to extend credit, which may or may not require future cash outflows. The following table reflects contractual obligations of the Company outstanding as of December 31, 2011.

	Payments Due by Period
		On Demand
		or Within			After
Contractual Obligations	Total	1 Year	2 - 3 Years	4 - 5 Years	5 Years
	(Amounts in thousands)

Short-term borrowings	$33,629	$33,629	$-	$-	$-
Long-term borrowings	177,514	-	30,000	65,000	82,514
Operating leases	5,374	810	1,397	679	2,488
Total contractual cash obligations
excluding deposits	216,517	34,439	31,397	65,679	85,002

Deposits	1,183,172	902,913	200,871	16,588	62,800

Total contractual cash obligations	$1,399,689	$937,352	$232,268	$82,267	$147,802

The following table reflects other commitments of the Company outstanding as of December 31, 2011.

	Amount of Commitment Expiration Per Period
		Within			After
Other Commitments	Total	1 Year	2 - 3 Years	4 - 5 Years	5 Years
	(Amounts in thousands)

Undisbursed portion of home equity
credit lines collateralized primarily
by junior liens on 1-4 family properties	$89,387	$2,151	$5,080	$5,656	$76,500
Other commitments and credit lines	102,648	87,271	5,314	1,390	8,673
Undisbursed portion of construction loans	28,123	17,109	2,646	6,176	2,192
Mortgage loan commitments	6,911	6,911	-	-	-

Total other commitments	$227,069	$113,442	$13,040	$13,222	$87,365

OFF-BALANCE SHEET ARRANGEMENTS

Information about the Company’s off-balance sheet risk exposure is presented in Note 18 to the accompanying consolidated financial statements. As part of its ongoing business, the Company does not participate in transactions that generate relationships with unconsolidated entities or financial partnerships, such as entities often referred to as special purpose entities (SPEs), which generally are established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes. As of December 31, 2011, Southern Community Capital Trust II, the subsidiary that issued 3,450,000 shares of Trust Preferred Securities in November 2003 and Southern Community Capital Trust III, which issued $10.0 million in Trust Preferred Securities in June 2007, represented the Company’s only SPE activity. The Trust Preferred Securities are backed by junior subordinated debentures issued by the Company, which are included in long-term borrowings on the balance sheet.

CAPITAL RESOURCES

Stockholders’ equity at December 31, 2011 was $97.6 million. At that date, the Company’s capital to asset ratio was 6.50% and all of our regulatory capital ratios exceeded the minimums established for a well capitalized bank holding company.

The Bank and the Company are subject to minimum capital requirements. See “Supervision and Regulation.” As the following table indicates, at December 31, 2011, the Company exceeded its regulatory capital requirements.

	At December 31, 2011
	Bank	Company	Minimum Requirement		Well Capitalized Requirements

Total risk-based capital ratio	13.85%	14.26%	8.00	%*	10.00%
Tier 1 risk-based capital ratio	12.59%	11.75%	4.00%		6.00%
Leverage ratio	9.07%	8.47%	4.00	%*	5.00%

* Under the terms of the Consent Order into which the Bank entered on February 25, 2011 (see “Supervision and Regulation”), the Bank agreed to comply with increased minimum capital requirements of 8% Tier 1 leverage capital and 11% total risk-based capital.

Under the United States Treasury’s Capital Purchase Program (CPP), the Company issued $42.75 million in Cumulative Perpetual Preferred Stock, Series A, on December 5, 2008. In addition, the Company provided warrants to the Treasury to purchase 1,623,418 shares of the Company’s common stock at an exercise price of $3.95 per share. These warrants are immediately exercisable and expire ten years from the date of issuance. The preferred stock is non-voting, other than having class voting rights on certain matters, and pays cumulative dividends quarterly at a rate of 5% per annum for the first five years and 9% per annum thereafter. The preferred shares are redeemable at the option of the Company subject to regulatory approval. On February 14, 2011, the Company announced the suspension of the payment of regular quarterly cash dividends on the Company’s preferred stock issued to the US Treasury. Although the Company has suspended the declaration and payment of preferred stock dividends at the present time, net income (loss) available to common shareholders reflects the dividends as if declared because of their cumulative nature. Interest on the past due payments is now also being accrued. As of December 31, 2011, the total amount of cumulative dividends owed to the US Treasury was $2.6 million.

As a condition of the CPP, the Company must obtain approval from the United States Department of the Treasury to repurchase its common stock or to increase its cash dividend on its common stock from the September 30, 2008 quarterly level of $0.04 per common share. The Company agreed to certain restrictions on executive compensation, including limitations on amounts payable to certain executives under severance arrangements and change in control provisions of employment contracts and clawback provisions in compensation plans, as part of the CPP. During 2009, Congress and the United States Treasury Department imposed additional restrictions on executive compensation, including a prohibition on severance arrangements with certain executive officers, limitations on incentive compensation and various corporate governance requirements that are applicable to participants in the CPP.

On March 24, 2009, Southern Community Financial Corporation announced that its Board of Directors had voted to suspend payment of a quarterly cash dividend to common shareholders. If and when the Consent Order is removed, the Board will continue to evaluate a payment of a quarterly cash dividend on a periodic basis.

The Company’s dividend policy is subject to the discretion of our Board of Directors and will depend upon such factors as future earnings, growth, financial condition, cash needs, capital adequacy, compliance with applicable statutory and regulatory requirements and general business conditions. Our ability to pay dividends in the future will directly depend on future profitability, which cannot be accurately estimated or assured. In light of the current economic environment, the FDIC has encouraged banks to consider reducing their dividends to preserve capital. We cannot guarantee if or when we will resume paying quarterly cash dividends to shareholders in the future.

Through July 2006, the Company authorized the repurchase of up to 1.9 million shares of its common stock. Through December 5, 2008 (the date of our participation in the Treasury’s Capital Purchase Plan), the Company had repurchased 1,858,073 shares at an average price of $6.99 per share under the three plans. No shares were repurchased during 2010 or 2011.

The Company’s trust preferred securities presently qualify as Tier 1 regulatory capital to the limit of 25% of all core capital elements and are reported in Federal Reserve regulatory reports as a minority interest in our consolidated subsidiaries. Amounts in excess of the 25% limitation count as Tier 2 supplementary capital for regulatory purposes. At December 31, 2011, $32.2 million of the total $44.5 million in trust preferred securities counted as Tier 1 capital and the remaining $12.3 million as Tier 2 supplementary capital.

In June 2007, $10.0 million of trust preferred securities were placed through Southern Community Capital Trust III (“Trust III”), as part of a pooled trust preferred security. The Trust III issuer invested the total proceeds from the sale of the trust preferred securities in junior subordinated deferrable interest debentures (the “Junior Subordinated Debentures”) issued by the Company. The terms of the trust preferred securities require payment of cumulative cash distributions quarterly at an annual rate, reset quarterly, equal to LIBOR plus 1.43%. During 2008, the Company entered into an interest rate swap derivative contract with a counterparty that shifted this debt service from a variable rate to a fixed rate of 4.7% per annum. The dividends paid to holders of the trust preferred securities, which are recorded as interest expense, are deductible for income tax purposes. The trust preferred securities are redeemable in 30 years with a five year call provision. The Company has fully and unconditionally guaranteed the trust preferred securities through the combined operation of the debentures and other related documents. The Company’s obligation under the guarantee is unsecured and subordinate to senior and subordinated indebtedness of the Company. The principal use of the net proceeds from the sale of the debentures was to provide additional capital to the Company to fund its operations and continued expansion, and to maintain the Company’s and the Bank’s status as “well capitalized” under regulatory guidelines.

In November of 2003, Southern Community Capital Trust II (“Trust II”), a newly formed subsidiary of the Company, issued 3,450,000 shares of Trust Preferred Securities (“Trust II Securities”), generating total proceeds of $34.5 million. The Trust II Securities pay distributions at an annual rate of 7.95% and mature on December 31, 2033. The Trust II Securities began paying quarterly distributions on December 31, 2003. The Company has fully and unconditionally guaranteed the obligations of Trust II. The Trust II Securities are redeemable in whole or in part at any time after December 31, 2008. The proceeds from the Trust II Securities were utilized to purchase junior subordinated debentures from the Company under the same terms and conditions as the Trust II Securities. We have the right to defer payment of interest on the debentures at any time and from time to time for a period not exceeding five years, provided that no deferral period extends beyond the stated maturities of the debentures. Such deferral of interest payments by the Company will result in a deferral of distribution payments on the related Trust II Securities. Because we have deferred the payment of interest on the debentures, the Company is precluded from the payment of cash dividends to shareholders. The principal uses of the net proceeds from the sale of the debentures were to provide cash for the acquisition of The Community Bank, to increase our regulatory capital, and to support the growth and operations of our subsidiary bank.

In February 2011, the Company elected to defer the regularly scheduled interest payments on both issues of junior subordinated debentures related to our outstanding trust preferred securities. As of December 31, 2011, the total amount of suspended interest payments on trust preferred securities was $2.9 million.

ASSET/LIABILITY MANAGEMENT

Our results of operations depend substantially on net interest income. Like most financial institutions, our interest income and cost of funds are affected by general economic conditions and by competition in the market place. The purpose of asset/liability management is to provide stable net interest income growth by protecting earnings from undue interest rate risk, which arises from volatile interest rates and changes in the balance sheet mix, and by managing the risk/return relationships between liquidity, interest rate risk, market risk and capital adequacy. We adhere to a Board-approved asset/liability management policy that provides guidelines for controlling, monitoring and reporting exposure to interest rate risk. Our policy is to manage the Company’s net interest income exposure by measuring the impact of changing interest rate environments and adjusting the mix of assets and liabilities to provide an acceptable return within established risk limits. Net interest income simulation and gap reports in conjunction with other tools are utilized to measure and monitor interest rate risk.

When suitable lending opportunities are not sufficient to utilize available funds, we have generally invested such funds in securities, primarily securities issued by governmental agencies and asset-backed securities. The securities portfolio contributes to increased profitability and plays an important part in our overall interest rate risk management. However, management of the securities portfolio alone cannot balance overall interest rate risk. The securities portfolio must be used in combination with other asset/liability techniques to actively manage the balance sheet. The primary objectives in the overall management of the securities portfolio are safety, liquidity, yield, asset/liability management (interest rate risk), and investing in securities that can be pledged for public deposits or for borrowings.

In reviewing the needs of our Bank with regard to proper management of its asset/liability program, we estimate future needs, taking into consideration investment portfolio purchases, calls and maturities in addition to estimated loan and deposit increases (due to increased demand through marketing) and forecasted interest rate changes. We use a number of measures to monitor and manage interest rate risk, including net interest income simulations and gap analyses. A net interest income simulation model is the primary tool used to assess the direction and magnitude of changes in net interest income resulting from changes in interest rates. Key assumptions in the model include prepayment speeds on mortgage-related assets, cash flows and maturities of other investment securities, loan and deposit volumes and pricing. These assumptions are inherently uncertain and, as a result, the model cannot precisely estimate net interest income or precisely predict the impact of higher or lower interest rates on net interest income. Actual results will differ from simulated results due to timing, magnitude and frequency of interest rate changes and changes in market conditions and management strategies, among other factors. Based on the results of the income simulation model as of December 31, 2011, if interest rates increase instantaneously by two percentage points, our net interest income over a one-year time frame could increase by approximately 15.7%, or $6.2 million. As of December 31, 2011, if interest rates decrease instantaneously by two percentage points, our net interest income over a one-year time frame could decrease by approximately 20.9% or $8.3 million. Given that many market interest rates were less than 1% as of December 31, 2011, we do not expect that rates would decrease by 2% from year end 2011 levels.

The analysis of interest rate gap (the difference between the amount of interest-earning assets and interest-bearing liabilities repricing or maturing during a given period of time) is another standard tool we use to measure exposure to interest rate risk. We believe that because interest rate gap analysis does not address all factors that can affect earnings performance, it should be used in conjunction with other methods of evaluating interest rate risk.

Our balance sheet, based on gap measurements, was liability-sensitive at December 31, 2011 in the less than one-year horizon and asset-sensitive beyond one year. An asset-sensitive position means that there are more assets than liabilities subject to repricing in that period as market rates change, and conversely with a liability-sensitive position. As a result, in a falling rate environment, our earnings position could improve initially followed by a reduction in net interest income, with the opposite expectation in a rising rate environment, depending on the correlation of rate changes in these categories.

The following table presents information about the periods in which the interest-sensitive assets and liabilities at December 31, 2011 will either mature or be subject to repricing in accordance with market rates, and the resulting interest-sensitivity gaps. This table shows the sensitivity of the balance sheet at one point in time and is not necessarily indicative of what the sensitivity will be on other dates. Included in interest-bearing liabilities subject to rate changes within 90 days, there is 100% of the money market, NOW and savings deposits. These types of deposits historically have not repriced coincidentally with or in the same proportion as general market indicators. As simplifying assumptions concerning repricing behavior, all money market, NOW and savings deposits are assumed to reprice immediately and fixed rate loans and mortgage-backed securities are assumed to reprice at their contractual maturity.

	At December 31, 2011
	3 Months or Less	Over 3 Months to 12 Months	Total Within 12 Months	Over 12 Months	Total
	(Amounts in thousands)

Interest-earning assets
Loans	$124,935	$182,913	$307,848	$642,174	$950,022
Investment securities available for sale	-	850	850	361,448	362,298
Investment securities held to maturity	-	171	171	44,232	44,403
Federal funds sold and other interest-
bearing deposits	23,198	-	23,198	-	23,198

Total interest-earning assets	$148,133	$183,934	$332,067	$1,047,854	$1,379,921

Interest-bearing liabilities
Deposits:
Money market, NOW and savings deposits	$475,900	$-	$475,900	$-	$475,900
Time deposits greater than $100,000	5,737	115,808	121,545	95,591	217,136
Other time deposits	43,211	126,824	170,035	184,667	354,702
Borrowings	33,629	-	33,629	177,514	211,143

Total interest-bearing liabilities	$558,477	$242,632	$801,109	$457,772	$1,258,881

Interest sensitivity gap per period	$(410,344)	$(58,698)	$(469,042)	$590,082	$121,040

Cumulative gap	$(410,344)	$(469,042)	$(469,042)	$121,040	$121,040

Cumulative ratio of interest-sensitive
assets to interest-sensitive liabilities	26.52%	41.45%	41.45%	109.61%	109.61%

MARKET RISK

Market risk reflects the risk of economic loss resulting from adverse changes in market price and interest rates. This risk of loss can be reflected in diminished current market values and/or reduced potential net interest income in future periods. Our market risk arises primarily from interest rate risk inherent in our lending and deposit-taking activities. The structure of our loan and deposit portfolios is such that a significant decline in interest rates may adversely impact net market values and net interest income. We do not maintain a trading account nor are we subject to currency exchange risk or commodity price risk. Interest rate risk is monitored as part of the Bank’s asset/liability management function, which is discussed in “Asset/Liability Management” above. The following table presents information about the contractual maturities, average interest rates and estimated fair values of our financial instruments that are considered market risk sensitive at December 31, 2011.

	Expected Maturities of Market Sensitive Instruments Held
	at December 31, 2011 Occurring in the Indicated Year
	(Amounts in thousands)							Average	Estimated
						Beyond		Interest	Fair
	2012	2013	2014	2015	2016	Five Years	Total	Rate	Value
FINANCIAL ASSETS
Federal funds sold	$23,198	$-	$-	$-	$-	$-	$23,198	0.35%	$23,198
Investment securities (1) (2)	1,424	11,109	821	568	1,592	391,187	406,701	2.64%	407,812
Loans (3)
Fixed rate	86,526	90,041	63,947	87,459	84,785	100,089	512,847	5.96%	488,166
Variable rate	184,795	59,772	23,337	16,698	29,529	123,044	437,175	3.72%	416,136
Total	$295,943	$160,922	$88,105	$104,725	$115,906	$614,320	$1,379,921	4.18%	$1,335,312
FINANCIAL LIABILITIES
Money market, NOW and
savings deposits	$475,900	$-	$-	$-	$-	$-	$475,900	0.36%	$475,900
Time deposits	291,579	146,435	54,436	14,813	1,775	62,800	571,838	1.79%	701,173
Short-term borrowings	33,629	-	-	-	-	-	33,629	3.44%	35,334
Long-term borrowings	-	30,000	-	10,000	55,000	82,514	177,514	4.17%	161,888
Total	$801,108	$176,435	$54,436	$24,813	$56,775	$145,314	$1,258,881	1.63%	$1,374,295

(1)	Yields on tax-exempt investments have been adjusted to a taxable equivalent basis using federal and state tax rates of 34% and 6.9%, respectively, less estimated disallowed interest expense.
(2)	Callable securities and borrowings with favorable market rates at December 31, 2011 are assumed to mature at their call dates for purposes of this table.
(3)	Includes non-accrual loans but not the allowance for loan losses.

QUARTERLY FINANCIAL INFORMATION

The following table sets forth, for the periods indicated, certain of our consolidated quarterly financial information. This information is derived from our unaudited financial statements, which include, in the opinion of management, all normal recurring adjustments which management considers necessary for a fair presentation of the results for such periods. This information should be read in conjunction with our consolidated financial statements included elsewhere in this report. The results for any quarter are not necessarily indicative of results for any future period.

	Year Ended December 31, 2011				Year Ended December 31, 2010
	Fourth	Third	Second	First	Fourth	Third	Second	First
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter

	(Amounts in thousands, except per share data and common stock price)

Interest income	$16,602	$17,287	$18,148	$18,699	$19,164	$20,049	$20,439	$20,986
Interest expense	5,111	5,335	5,578	5,868	6,759	6,773	7,007	7,739

Net interest income	11,491	11,952	12,570	12,831	12,405	13,276	13,432	13,247
Provision for loan losses	3,400	3,950	3,700	4,100	6,500	17,000	5,500	10,000

Net interest income (loss)
after provision for
loan losses	8,091	8,002	8,870	8,731	5,905	(3,724)	7,932	3,247
Non-interest income	4,403	3,200	3,534	2,903	4,200	3,060	4,392	3,953
Non-interest expense	11,497	10,425	11,255	11,483	12,608	10,984	12,333	11,843

Income (loss) before income
taxes	997	777	1,149	151	(2,503)	(11,648)	(9)	(4,643)
Income taxes	-	-	-	-	8,318	(3,698)	(270)	(32)

Net income (loss)	997	777	1,149	151	(10,821)	(7,950)	261	(4,611)

Effective dividend on
preferred stock	638	639	638	639	633	633	632	633

Net income (loss) available
to common shareholders	$359	$138	$511	$(488)	$(11,454)	$(8,583)	$(371)	$(5,244)

Per common share data:
Net income (loss):
Basic	$0.02	$0.01	$0.03	$(0.03)	$(0.68)	$(0.51)	$(0.02)	$(0.31)
Diluted	0.02	0.01	0.03	(0.03)	(0.68)	(0.51)	(0.02)	(0.31)

Common stock price:
High	$1.30	$1.87	$2.14	$2.55	$1.93	$2.23	$3.19	$2.85
Low	1.00	1.15	1.02	1.05	1.00	1.50	2.10	2.09

LENDING ACTIVITIES

General. We provide to our customers residential, commercial and construction loans secured by real estate, as well as a full range of short- to medium-term commercial and industrial, Small Business Administration guaranteed and personal loans, both secured and unsecured. We have implemented loan policies and procedures that establish the basic guidelines governing our lending operations. Generally, those guidelines address the types of loans that we seek, our target markets, underwriting and collateral requirements, terms, interest rate and yield considerations and compliance with laws and regulations. All loans or credit lines are subject to approval procedures and amount limitations. These limitations apply to the borrower’s total outstanding indebtedness to us, including the indebtedness of any guarantor. The policies are reviewed and approved at least annually by our Board of Directors. We supplement our supervision of the loan underwriting and approval process with periodic loan audits by internal loan examiners. We have focused our lending activities on the types of loans that we believe will be most in demand by our target customers, as presented in the loan portfolio composition tables below.

	At December 31,
	2011		2010
		Percent		Percent
	Amount	of Total	Amount	of Total
	(Amounts in thousands)
Commercial real estate	$387,275	40.8%	$455,705	40.3%
Commercial
Commercial and industrial	85,321	9.0%	92,307	8.2%
Commercial line of credit	44,574	4.7%	64,660	5.7%
Residential real estate
Residential construction	101,945	10.7%	137,644	12.2%
Residential lots	45,164	4.8%	62,552	5.5%
Raw land	17,488	1.8%	20,171	1.8%
Home equity lines	95,136	10.0%	104,833	9.3%
Consumer	173,119	18.2%	192,204	17.0%
Subtotal	950,022	100%	1,130,076	100%
Less: Allowance for loan losses	(24,165)	.0	(29,580)	.0
Net Loans	$925,857		$1,100,496

	At December 31,
	2009		2008		2007
		Percent		Percent		Percent
	Amount	of Total	Amount	of Total	Amount	of Total
			(Amounts in thousands)
Residential mortgage loans	$395,586	32.2%	$393,360	29.9%	$318,038	26.8%
Commercial mortgage loans	455,268	37.0%	419,212	31.9%	390,948	32.9%
Construction loans	178,239	14.5%	260,549	19.8%	259,740	21.9%
Commercial and industrial loans	183,319	14.9%	221,231	16.8%	197,851	16.6%
Loans to individuals	17,863	1.4%	20,459	1.6%	21,861	1.8%
Subtotal	1,230,275	100%	1,314,811	100%	1,188,438	100%
Less: Allowance for loan losses	(29,638)		(18,851)		(14,258)
Net loans	$1,200,637		$1,295,960		$1,174,180

The following table presents at December 31, 2011 the aggregate maturities of loans in the named categories of our loan portfolio which mature during the periods indicated.

	At December 31, 2011
	Due within		Due after one year		Due after
	one year		but within five years		five years		Total
	Amount	Yield	Amount	Yield	Amount	Yield	Amount	Yield
				(Amounts in thousands)
Commercial real estate	$81,380	6.24%	$232,513	6.08%	$47,305	5.82%	$361,198	6.08%
Commercial
Commercial and industrial	30,925	4.86%	38,493	5.95%	12,354	4.96%	81,772	5.39%
Commercial line of credit	36,784	5.66%	6,169	5.24%	191	6.58%	43,144	5.60%
Residential real estate
Residential construction	46,253	5.78%	42,274	5.33%	1,926	6.66%	90,453	5.59%
Residential lots	17,448	5.22%	14,590	5.80%	1,029	7.27%	33,067	5.54%
Raw land	5,164	6.82%	3,836	6.43%	7,005	4.33%	16,005	5.63%
Home equity lines	25,049	3.57%	2,105	5.72%	65,345	5.25%	92,499	4.81%
Consumer	32,084	6.54%	68,844	6.48%	62,908	5.96%	163,836	6.29%
Total	275,087	5.67%	408,824	6.04%	198,063	5.59%	881,974	5.82%
Nonaccrual loans	32,761		30,001		5,286		68,048
Loans, gross	$307,848		$438,825		$203,349		$950,022

The above table is based on contractual scheduled maturities. Early repayments of loans or renewals at maturity are not considered in this table.

Commercial Mortgage Loans. Our commercial mortgage loans totaled $387.3 million at December 31, 2011. These loans are secured principally by commercial buildings for office, retail, manufacturing, storage and warehouse properties. Generally, in underwriting commercial mortgage loans, we require the personal guaranty of borrowers and a demonstrated cash flow capability sufficient to service the debt. Loans secured by commercial real estate may be in greater amount and involve a greater degree of risk than one-to-four family residential mortgage loans, and payments on such loans are often dependent on successful operation or management of the properties and the underlying businesses. We make commercial mortgage loans at both fixed and variable rates for payment terms with amortizations periods of up to 20 years.

Commercial Loans. Commercial business lending is a primary focus of our lending activities. At December 31, 2011, our commercial and industrial loan portfolio equaled $129.9 million or 13.7% of total loans. Commercial loans include both secured and unsecured loans for working capital, expansion and other business purposes. Short-term working capital loans generally are secured by accounts receivable, inventory and/or equipment. The Bank also makes term commercial loans secured by equipment and real estate. Lending decisions are based on an evaluation of the financial strength, management and credit history of the borrower and the quality of the collateral securing the loan. With few exceptions, the Bank requires personal guarantees and secondary sources of repayment.

Commercial loans generally provide greater yields and reprice more frequently than other types of loans, such as real estate loans. More frequent repricing means that the yields on our commercial loans adjust with changes in market interest rates.

Real Estate Loans. Loans secured by real estate represent our greatest concentration of loans and are divided into three categories: residential mortgage, commercial mortgage and construction loans. We make real estate loans for purchasing, constructing and refinancing one-to-four family residential, five or more family residential and commercial properties. We also make loans secured by real estate to commercial and individual borrowers who use the loan proceeds for other purposes. Our real estate loans totaled $805.6 million at December 31, 2011, representing 84.8% of our total loans outstanding. Our loan policy generally requires an appraisal prior to funding a real estate loan, particularly if the loan amount equals or exceeds $250,000. It is the Bank’s policy to generally obtain a new appraisal on loan renewals depending on the complexity of the real estate, the amount of new credit being extended and the loan-to-value ratio. A new appraisal will generally be obtained if the value of the property in question appears to have changed significantly based on local real estate market conditions since last appraisal or if local real estate valuations have changed substantially since the property’s last appraisal.

We pursue an aggressive policy of evaluation and monitoring on any real estate loan that becomes troubled, including reappraisal when appropriate. We recognize and reserve for potential exposures as soon as we identify them. However, the pace of absorption of real properties is affected by each property’s individual nature and characteristics, the status of the real estate market at the time, general economic conditions and other factors that could adversely affect our volume of non-performing real estate loans and our ability to dispose of foreclosed properties without loss.

Residential Mortgage Loans. We provide our customers access to long-term conventional real estate loans through the origination of Federal National Mortgage Association-conforming loans. Many of the fixed-rate one-to-four family owner occupied residential mortgage loans that we originate are for sale in the secondary market and have been pre-sold for the account of third parties. As it relates to loans sold to third party investors, the Bank has no repurchase obligation on sold loans generally as long as: the investor underwriting guidelines were followed; there was no false representations or fraud involved; and the underlying borrowers make their first mortgage payment when due. Residential mortgage loans held for sale totaled $4.5 million at December 31, 2011.

Residential loans are generated through our in-house staff as well as the Bank’s existing customer base, referrals from real estate agents and builders and local marketing efforts. Our lending efforts include the origination of loans secured by first mortgages on one–to-four family residences or unimproved residential parcels of land and on home equity credit lines. Our residential mortgage loans totaled $316.4 million at December 31, 2011 including $158.6 million in one-to-four family permanent mortgage loans, $95.1 million in outstanding advances under home equity credit lines, $45.2 in residential lots and $17.5 in raw land. Substantially our entire residential mortgage loans are secured by properties located within our market area, although we will make loans secured by properties outside our market area to qualifying existing customers. We believe that the amount of risk associated with this group of residential mortgage loans is mitigated in part due to the type of loans involved. Historically, the amount of losses suffered on this type of loan has been significantly less than those loans collateralized by other types of properties. Declining real estate values have increased risk of loss in this sector in recent periods.

Our one-to-four family residential loans generally have maturities ranging from 1 to 30 years. These loans are either fully amortizing with monthly payments sufficient to repay the total amount of the loan or amortizing with a balloon feature, typically due in fifteen years or less. We review information concerning the income, financial condition, employment history and credit history when evaluating the creditworthiness of an applicant for a residential mortgage loan.

Consumer Loans. Consumer loans include $158.6 million in 1-4 family residential mortgage loans discussed above and $14.5 million in loans to individuals totaling $173.1 million. Loans to individuals include automobile loans, boat and recreational vehicle financing and miscellaneous secured and unsecured personal loans. Consumer loans generally can carry significantly greater risks than other loans, even if secured, if the collateral consists of rapidly depreciating assets such as automobiles and equipment. Repossessed collateral securing a defaulted consumer loan may not provide an adequate source of repayment of the loan. We attempt to manage the risks inherent in consumer lending by following established credit guidelines and underwriting practices designed to minimize risk of loss.

Construction Loans. We originate one-to-four family residential construction loans for the construction of custom homes (where the home buyer is the borrower or the home is presold), and we provide construction financing to builders including acquisition, development and “spec” home financing. We have a staff of lending professionals and assistants who service only our construction loan portfolio. We generally receive a pre-arranged permanent financing commitment from an outside banking entity prior to financing the construction of pre-sold homes. We lend to builders who have demonstrated a favorable record of performance and profitable operations within our market area. We also make commercial real estate construction loans on properties as noted in the preceding paragraph. We endeavor to limit our construction lending risk through adherence to established underwriting procedures. Also, we generally require documentation of all draw requests and utilize loan officers to inspect the project prior to funding any draw requests from the builder. With few exceptions, the Bank requires personal guarantees and secondary sources of repayment on construction loans. Construction loans aggregated $101.9 million at December 31, 2011.

Loan Approvals. Our loan policies and procedures establish the basic guidelines governing our lending operations. Generally, the guidelines address the type of loans that we seek, our target markets, underwriting and collateral requirements, terms, interest rate and yield considerations and compliance with laws and regulations. All loans or credit lines are subject to approval procedures and amount limitations. These limitations apply to the borrower’s total outstanding indebtedness to us, including the indebtedness of any guarantor. The policies are reviewed and approved at least annually. We supplement our supervision of the loan underwriting and approval process with periodic internal loan audits.

Individual lending authorities are established by the Board of Directors as periodically requested by management. All individual lending authorities are reviewed and approved at least annually by the Board of Directors.

The Board Loan Committee consists of the CEO, Chief Commercial Banking Officer, Chief Credit Officer and five outside Directors as appointed by the Board of Directors. This Committee meets on a monthly basis to review for approval all loan requests from borrowers with aggregate exposure in excess of a specified limit. During November 2011, the Board of Directors revised the committee and individual lending authorities. While the Bank’s legal lending limit at December 31, 2011 was approximately $22.7 million, the Board Loan Committee must review for approval all loan requests from borrowers with aggregate exposure in excess of $5.0 million; this approval limit was previously $9.0 million. The Bank also has an internal bank loan committee comprised of seven members who review all loan requests with aggregate exposure between $4.0 million and $5.0 million; their previous approval authority was for aggregate exposure between $6.0 million and $9.0 million.

ASSET QUALITY

We consider asset quality to be of primary importance. We employ a formal internal loan review process to ensure adherence to the Lending Policy as approved by the Board of Directors. It is the responsibility of each lending officer to assign an appropriate risk grade to every loan originated. Credit Administration, through the loan review process, validates the accuracy of the initial and any revised risk grade assessment. In addition, as a given loan’s credit quality improves or deteriorates, it is the loan officer’s responsibility to change the borrower’s risk grade accordingly. Our policy in regard to past due loans normally requires a charge-off to the allowance for loan losses within a reasonable period after collection efforts and a thorough review have been completed. Further collection efforts are then pursued through various means including legal remedies. Loans carried in a nonaccrual status and probable losses are considered in the determination of the allowance for loan losses.

Our financial statements are prepared on the accrual basis of accounting, including the recognition of interest income on loans, unless we place a loan on nonaccrual basis. We account for loans on a nonaccrual basis when we have serious doubts about the collectability of principal or interest. Generally, our policy is to place a loan on nonaccrual status when the loan becomes past due 90 days. We also place loans on nonaccrual status in cases where we are uncertain whether the borrower can satisfy the contractual terms of the loan agreement. Amounts received on nonaccrual loans generally are applied first to principal and then to interest only after all principal has been collected. If a borrower brings their loan current, our general policy is to keep this loan in a nonaccrual status until this loan has remained current for six months. Restructured loans are those for which concessions, including the reduction of interest rates below a rate otherwise available to that borrower or the deferral of interest or principal have been granted due to the borrower’s weakened financial condition. We record interest on restructured loans at the restructured rates, as collected, when we anticipate that no loss of original principal will occur. Management also considers potential problem loans in the evaluation of the adequacy of the Bank’s allowance for loan losses. Potential problem loans are loans which are currently performing and are not included in nonaccrual or restructured loans as shown below, but about which we have doubts as to the borrower’s ability to comply with present repayment terms. Because these loans are at a heightened risk of becoming past due, reaching nonaccrual status or being restructured, they are being monitored closely.

Nonperforming Assets

The table sets forth, for the period indicated, information about our nonaccrual loans, restructured loans, total nonperforming loans (nonaccrual loans plus restructured loans), and total nonperforming assets.

	At December 31,
	2011	2010	2009	2008	2007
		(Amounts in thousands)
Nonaccrual loans	$38,715	$63,168	$35,535	$14,433	$2,052
Restructured loans - nonaccruing	29,333	28,609	2,197	-	-
Total nonperforming loans	68,048	91,777	37,732	14,433	2,052
Foreclosed assets	19,812	17,314	19,634	5,745	775
Total nonperforming assets	$87,860	$109,091	$57,366	$20,178	$2,827
Accruing loans past due
90 days or more	$-	$-	$-	$-	$8
Allowance for loan losses	24,165	29,580	29,638	18,851	14,258
Nonperforming loans to period end loans	7.13%	8.08%	3.07%	1.10%	0.17%
Allowance for loan losses to period end loans	2.53%	2.60%	2.41%	1.43%	1.20%
Allowance for loan losses to
nonperforming loans	36%	32%	79%	131%	695%
Nonperforming assets to total assets	5.85%	6.60%	3.32%	1.12%	0.18%
Restructured loans in accrual status not included
above	$24,202	$12,117	$-	$-	$-

Nonperforming loans decreased to $68.0 million, or 7.13% of total loans, at December 31, 2011 compared to $91.8 million, or 8.08% of loans, at December 31, 2010.

The following table sets forth a breakdown of nonperforming loans as of the dates shown, by loan class.

	At December 31,
Nonperforming loans	2011	2010	2009
	(Amounts in thousands)
Construction	$12,975	$26,256	$11,789
Commercial real estate	26,484	22,086	11,922
Commercial and industrial	4,977	10,642	3,586
Residential lots	12,096	19,192	7,643
Consumer	11,516	13,601	2,792
Total nonperforming loans	$68,048	$91,777	$37,732

The following table sets forth a breakdown, by loan class, of impaired loans that were individually evaluated for loss impairment at December 31, 2011. This table further shows, within each loan class, the evaluation results for those loans requiring a specific valuation allowance and those which did not.

	With Specific Allowance			No Specific Allowance
	Unpaid			Unpaid		Total	Net
	Principal	Recorded	Specific	Principal	Recorded	Recorded	of Specific
	Balance	Investment	Allowance	Balance	Investment	Investment	Allowance
			(Amounts in thousands)
Commercial real estate	$10,710	$10,380	$655	$36,251	$28,917	$39,297	$38,642
Commercial
Commercial and industrial	498	498	114	4,742	3,401	3,899	3,785
Commercial line of credit	99	99	99	957	905	1,004	905
Residential real estate
Residential construction	1,348	1,188	102	17,874	15,431	16,619	16,517
Residential lot loans	9,080	8,045	161	6,853	4,050	12,095	11,934
Raw land	-	-	-	3,808	1,484	1,484	1,484
Home equity lines	1,033	1,033	387	954	922	1,955	1,568
Consumer loans	1,839	1,753	90	10,501	9,000	10,753	10,663
Total	$24,607	$22,996	$1,608	$81,940	$64,110	$87,106	$85,498

The recorded investment in loans that were considered individually impaired at December 31, 2011 totaled $87.1 million including all non-accrual loans and accruing troubled debt restructured loans. At that time, the largest non-accrual balance of any one borrower was $5.2 million, with the average balance for the two hundred twenty-one non-accrual loans being $308 thousand. At December 31, 2011, the recorded investment in impaired loans requiring a valuation allowance based on individual analysis were $23.0 million, with a corresponding valuation allowance of $1.6 million. In the above table for these impaired loans individually evaluated for loss impairment, the unpaid principal balance represents the amount borrowers owe the Bank; while, the recorded investment represents the amount of loans shown on the Bank’s books which are net of amounts charged off to date. For these impaired loans as of December 31, 2011, amounts charged off to date were $19.4 million or 18.2% of the unpaid principal balances.

For loan modifications and in particular, troubled debt restructurings (TDRs), the Company generally utilizes its own loan modification programs whereby the borrower is provided one or more of the following concessions: interest rate reduction, extension of payment terms, forgiveness of principal or other modifications. The Company has a small residential mortgage portfolio without the need to utilize government sponsored loan modification programs. The primary factor in the pre-modification evaluation of a troubled debt restructuring is whether such an action will increase the likelihood of achieving a better result in terms of collecting the amount owed to the Bank.

As illustrated in one of the tables in Note 4 to the financial statements, during the twelve months ended December 31, 2011, the following concessions were made on 117 loans for $47.9 million (measured as a percentage of TDR loan balances):

•	Reduced interest rate for 36.8% (24 loans for $17.6 million);
•	Extension of payment terms for 57.2% (90 loans for $27.4 million);
•	Forgiveness of principal for 4.0% (1 loan for $1.9 million); and
•	Other for 2.0% (2 loans for $938 thousand).

In cases where there was more than one concession granted, the modification was classified by the more dominant concession.

Of the total of 117 loans for $47.9 million which were modified as TDRs during the twelve months ended December 31, 2011, there were payment defaults (where the modified loan was past due thirty days or more) of $7.0 million, or 14.7% of the total, during the twelve months ended December 31, 2011.

On these TDRs (117 loans for $47.9 million) during the twelve months ended December 31, 2011, the following represents the success or failure of these concessions during the past year:

•	63.1% are paying as restructured;
•	24.9% have been reclassified to nonaccrual;
•	6.8% have defaulted and/or been foreclosed upon; and
•	5.2% have paid in full.

For a further breakdown of the successes and failures of each type of concession/modification, see the table in Note 4 to the financial statements.

In addition to nonperforming loans, there were $98.5 million of loans at December 31, 2011, for which management has concerns regarding the ability of the borrowers to meet existing repayment terms, compared with $118.4 million at December 31, 2010. See “Credit Quality Indicators” below for a more detailed disclosure and discussion on the Bank’s distribution of credit risk grade classifications. Potential problem loans are primarily classified as substandard for regulatory purposes and reflect the distinct possibility, but not the probability, that the Company will not be able to collect all amounts due according to the contractual terms of the loan agreement. Although these loans have been identified as potential problem loans, they may never become delinquent, nonperforming or impaired. Additionally, these loans are generally secured by residential real estate or other assets, thus reducing the potential for loss should they become nonperforming. Potential problem loans are considered in the determination of the adequacy of the allowance for loan losses.

The following table sets forth a breakdown of foreclosed assets as of the dates shown, by loan class.

	At December 31,
Foreclosed assets	2011	2010	2009
	(Amounts in thousands)
Residential construction, land development
and other land	$9,854	$13,719	$11,101
Commercial construction	1,196	1,196	2,206
1 - 4 family residential properties	1,990	991	4,272
Nonfarm nonresidential properties	6,772	1,353	1,670
Multi family properties	-	50	160
Repossessed equipment	-	5	225
Total foreclosed assets	$19,812	$17,314	$19,634

Foreclosed assets consist of real estate acquired through foreclosure, repossessed assets and idled properties. At December 31, 2011 foreclosed assets totaled $19.8 million, or 1.32%, of total assets, and consisted of seventy seven properties. The largest dollar value of a foreclosed property at December 31, 2011 was $2.0 million. During the course of 2011, the Company acquired $20.5 million of property through foreclosure or repossession, collected $15.9 million in proceeds on asset dispositions, realized approximately $689 thousand in net gains on those dispositions and recorded $2.8 million in foreclosed asset valuation write-downs. The majority of these foreclosed assets at December 31, 2011 are located in North Carolina (88%) with the remainder located mostly in Florida (8%) and South Carolina (4%). We have reviewed recent appraisals of these properties and believe that the fair values, less estimated costs to sell, equal or exceed their carrying value.

Credit Quality Indicators

We monitor credit risk migration and delinquency trends in the ongoing evaluation and assessment of credit risk exposure in the overall loan portfolio. The following table presents trends in loan delinquencies, in loans classified substandard or doubtful and in nonperforming loans.

	At December 31,
	2011		2010		2009
			(Amounts in millions)
	$	% of Total	$	% of Total	$	% of Total
Loans delinquencies
30 - 89 days past due	$5.2	0.55%	$5.5	0.48%	$7.2	0.58%
Loans classified substandard or
doubtful	$185.7	19.46%	$219.9	19.36%	$83.6	6.80%
Nonperforming loans	$68.0	7.13%	$91.8	8.08%	$37.7	3.07%

As delinquency is viewed as one of the leading indicators for credit quality, the dollar amount of the Company’s 30-89 day delinquencies has declined year-over-year and sequentially compared with the last seven quarter end statistics since March 31, 2010. The percentage of total statistic has increased year-over-year due to the significant decrease in the Company’s loan portfolio. The improvement in loan delinquencies is attributable to a continued strong involvement of commercial loan officers and their management in monthly collection efforts.

Another key indicator of credit quality is the distribution of credit risk grade classifications in the loan portfolio and the trends in the movement or migration of these risk grades or classifications. See Note 5 in the financial statements for a description of the Bank’s credit risk grade classifications. The Substandard (Grade 7) and Doubtful (Grade 8) classifications denote adversely classified loans; while the Special Mention (Grade 6) classification may provide an early warning indicator of deterioration in the credit quality of a loan portfolio. The following table is a summary of certain classified loans in our loan portfolio at the dates indicated.

	December 31,		December 31,		December 31,
	2011		2010		2009
			(Amounts in millions)
	$	% of Total	$	% of Total	$	% of Total
Special Mention	$96.1	10.1%	$139.0	12.3%	$119.7	9.8%
Substandard and Doubtful	185.7	19.6%	219.9	19.5%	83.6	6.8%
	$281.8	29.7%	$358.9	31.8%	$203.3	16.6%

The $34.2 million, or 16%, decrease in adversely classified loans from December 31, 2010 to December 31, 2011 was primarily due to the remediation of these loans, including the $20.5 million through foreclosure during 2011. The $42.9 million, or 21%, year-over-year decline in loans classified Special Mention demonstrates the improvement in the credit quality of the loan portfolio.

The following table is a further breakdown of the certain classified loans by loan class at December 31, 2011 along with an indicator of the overall credit quality of each loan class denoted by the weighted average risk grade.

	Weighted
	Average	Special	Substandard and
	Risk Grade	Mention	Doubtful
		(Amounts in thousands)
Commercial real estate	4.98	$49,179	$76,809
Commercial
Commercial and industrial	4.86	10,804	16,953
Commercial line of credit	4.49	2,796	3,895
Residential real estate
Residential construction	5.09	11,212	28,351
Residential lots	6.17	5,612	29,101
Raw land	5.35	976	4,705
Home equity lines	3.66	2,362	5,449
Consumer	4.21	13,147	20,480
		$96,088	$185,743

The following table is a further breakdown of the certain classified loans by loan class at December 31, 2010 along with an indicator of the overall credit quality of each loan class denoted by the weighted average risk grade.

	Weighted
	Average	Special	Substandard and
	Risk Grade	Mention	Doubtful
		(Amounts in thousands)
Commercial real estate	4.88	$54,923	$91,567
Commercial
Commercial and industrial	4.80	13,294	14,650
Commercial line of credit	4.52	4,000	6,384
Residential real estate
Residential construction	5.40	35,543	39,572
Residential lots	6.06	10,503	35,924
Raw land	5.01	209	6,824
Home equity lines	3.55	3,024	4,905
Consumer	4.15	17,489	20,087
		$138,985	$219,914

In addition to the financial strength of each borrower and cash flow characteristics of each project, the repayment of construction and development loans are particularly dependent on the value of the real estate collateral. Repayment of such loans is generally considered subject to greater credit risk than residential mortgage loans. Regardless of the underwriting criteria the Company utilizes, losses may be experienced as a result of various factors beyond our control, including, among other things, changes in market conditions affecting the value of the real estate collateral and problems affecting the credit of our borrowers.

Furthermore, we monitor certain performance and credit metrics related to these higher risk loan categories, including the aging of the underlying loans in these categories. As of December 31, 2011, speculative construction loans on our books more than twelve months amounted to $12.6 million, or 37.9%, of the total speculative residential construction loan portfolio, a decrease from $19.3 million, or 50.5%, of total speculative residential construction loans as of December 31, 2010. Land acquisition and development loans on our books for more than twenty-four months at December 31, 2011 amounted to $35.7 million, or 77.8%, of that portfolio, a decrease from $40.2 million, or 67.7%, of that portfolio as of December 31, 2010.

Analysis of Allowance for Loan Losses

Our allowance for loan losses (“ALLL”) is established through charges to earnings in the form of a provision for loan losses. We increase our allowance for loan losses by provisions charged to operations and by recoveries of amounts previously charged off and we reduce our allowance by loans charged off. In evaluating the adequacy of the allowance, we consider the growth, composition and industry diversification of the portfolio, historical loan loss experience, current delinquency levels, trends in past dues and classified assets, adverse situations that may affect a borrower’s ability to repay, estimated value of any underlying collateral, prevailing economic conditions and other relevant factors derived from our history of operations. Management is continuing to closely monitor the value of real estate serving as collateral for our loans, especially lots and land under development, due to continued concern that the low level of real estate sales activity will continue to have a negative impact on the value of real estate collateral. In addition, depressed market conditions have adversely impacted, and may continue to adversely impact, the financial condition and liquidity position of certain of our borrowers. Additionally, the value of commercial real estate collateral may come under further pressure from weak economic conditions and prevailing unemployment levels. The methodology and assumptions used to determine the allowance are continually reviewed as to their appropriateness given the most recent losses realized and other factors that influence the estimation process. The model assumptions and resulting allowance level are adjusted accordingly as these factors change.

The ALLL consists of two major components: specific valuation allowances and a general valuation allowance. The Bank’s format for the calculation of ALLL begins with the evaluation of individual loans considered impaired. For the purpose of evaluating loans for impairment, loans are considered impaired when it is considered probable that all amounts due under the contractual terms of the loan will not be collected when due (minor shortfalls in amount or timing excepted). The Bank has established policies and procedures for identifying loans that should be considered for impairment. Loans are reviewed through multiple means such as delinquency management, credit risk reviews, watch and criticized loan monitoring meetings and general account management. Loans that are outside of the Bank’s established criteria for evaluation may be considered for impairment testing when management deems the risk sufficient to warrant this approach. For loans determined to be impaired, the specific allowance is based on the most appropriate of the three measurement methods: present value of expected future cash flows, fair value of collateral, or the observable market price of a loan method. Because the significant portion of the Company’s impaired loans are collaterally dependent, the fair value of collateral method is most often used. While management uses the best information available to make evaluations, future adjustments to the allowance may be necessary if conditions differ substantially from the assumptions used in making the evaluations. Once a loan is considered individually impaired, it is not included in other troubled loan analysis, even if no specific allowance is considered necessary.

In addition to the evaluation of loans for impairment, we calculate the loan loss exposure on the remaining loans (not evaluated for impairment) by applying the applicable historical loan loss experience of the loan portfolio to provide for probable losses in the loan portfolio through the general valuation allowance. These loss factors are based on an appropriate loss history for each major loan segment more heavily weighted for the most recent twelve months historical loss experience to reflect current market conditions. In addition, we assign additional general allowance requirements utilizing qualitative risk factors related to economic trends (such as the unemployment rate and changes in real estate values) and portfolio trends (such as delinquencies and concentration levels among others) that are pertinent to the underlying risks in each major loan segment in estimating the general valuation allowance. This methodology allows us to focus on the relative risk and the pertinent factors for the major loan segments of the Company. The Company incorporates certain refinements and improvements to its allowance for loan losses methodology from time to time. During 2011, these refinements had a minimal effect on the total allowance for loan losses.

As discussed herein, management has undertaken various initiatives, particularly since September 30, 2010, in response to the challenging economic environment, increased nonperforming loans, weakened collateral positions, and increased foreclosed asset levels, including but not limited to:

•	Restructuring interest only loan payment terms to require principal repayments;
•	Refining the allowance for loan losses methodology to weight current period loss experience more heavily;
•	Downgrading renewed and other higher risk loans to a substandard classification;
•	Enhancing the internal controls surrounding troubled debt restructured (TDR) loan identification and monitoring;
•	Charging off weakened credits;

•	Increasing the staffing resources of our Credit Administration function, including problem asset management and loan review;
•	Enhancing our internal and external loan review protocol; and
•	Increasing the general valuation allowance component of our allowance for loan losses.

The following table shows, by loan segment, an analysis of the allowance for loan losses.

	At December 31,
	2011	2010
Allowance for credit losses:	(Amounts in thousands)
Beginning balance	$29,580	$29,638
Chargeoffs:
Commercial real estate	(7,988)	(8,200)
Commercial	(3,400)	(5,610)
Residential real estate	(8,132)	(23,944)
HELOC	(977)	(1,799)
Consumer	(4,388)	(2,935)
Total charge-offs	(24,885)	(42,488)
Recoveries
Commercial real estate	1,259	310
Commercial	525	1,165
Residential real estate	1,816	1,609
HELOC	147	172
Consumer	573	174
Total recoveries	4,320	3,430
Net charge-offs	(20,565)	(39,058)
Provision for loan losses
Commercial real estate	9,102	5,237
Commercial	1,757	5,520
Residential real estate	40	22,597
HELOC	749	1,933
Consumer	3,502	3,713
Total provision	15,150	39,000
Balance at end of period	$24,165	$29,580
Loans outstanding	$950,022	$1,130,076
Loans held for sale	4,559	5,991
Total Loans	954,581	1,136,067
Average loans outstanding	$1,039,531	$1,200,609
Allowance for loan losses to
loans outstanding	2.53%	2.60%
Ratio of net loan charge-offs to
average loans outstanding	1.98%	3.25%

In disaggregating the loan portfolio as of December 31, 2010, the Company revised the loan classes to be more closely aligned with the risk profile of the loan portfolio. We have not applied these revisions retroactively to prior year data and therefore we are disclosing the allocation of the allowance for loan losses for the dates indicated under both the new revised loan classes and the previous loan categories for comparability purposes.

An analysis of the allowance for loan losses and a breakdown of the specific and general valuation components of the ALLL are as follows:

	At December 31,
	2009	2008	2007
	(Amounts in thousands)
Balance at beginning of period	$18,851	$14,258	$13,040
Charge-offs:
Residential mortgage loans	8,161	921	974
Commercial mortgage loans	1,753	165	-
Construction loans	7,757	1,452	140
Commercial and industrial loans	5,719	702	239
Loans to individuals	1,243	594	541
Total charge-offs	24,633	3,834	1,894
Recoveries:
Residential mortgage loans	131	113	86
Commercial mortgage loans	1	-	-
Construction loans	182	4	7
Commercial and industrial loans	971	28	63
Loans to individuals	135	117	181
Total recoveries	1,420	262	337
Net charge-offs	(23,213)	(3,572)	(1,557)
Provision for loan losses	34,000	8,165	2,775
Balance at end of period	$29,638	$18,851	$14,258
Loans outstanding	$1,230,275	$1,314,811	$1,188,438
Loans held for sale	3,025	316	1,929
Total loans	$1,233,300	$1,315,127	$1,190,367
Average loans outstanding	$1,272,087	$1,279,041	$1,114,677
Allowance for loan losses to
loans outstanding	2.40%	1.43%	1.20%
Ratio of net loan charge-offs to
average loans outstanding	2.33%	1.47%	1.28%

	At December 31,
	2011		2010		2009		2008
	(Amounts in thousands)
	$	%	$	%	$	%	$	%
ALLL components:
Specific	$1,608	7%	$5,129	17%	$9,792	33%	$2,792	15%
General	22,557	93%	24,451	83%	19,846	67%	16,059	85%
Total	$24,165	100%	$29,580	100%	$29,638	100%	$18,851	100%

The following table describes the allocation of the allowance for loan losses among various categories of loans and certain other information for the dates indicated. The allocation is made for analytical purposes only and is not necessarily indicative of the categories in which future losses may occur. In disaggregating the loan portfolio as of December 31, 2010, the Company revised the loan classes to be more closely aligned with the risk profile of the loan portfolio. We have not applied these revisions retroactively to prior year data and therefore we are disclosing the allocation of the allowance for loan losses for the dates indicated under both the new revised loan classes and the previous loan categories for comparability purposes.

	At December 31,
	2011		2010
		% of Total		% of Total
By Loan Class	Amount	Loans (1)	Amount	Loans (1)
		(Amounts in thousands)
Commercial real estate	$9,076	37.6%	$6,703	22.7%
Commercial
Commercial and industrial	1,865	7.7%	2,226	7.5%
Commercial line of credit	1,171	4.8%	1,928	6.5%
Residential real estate
Residential Construction	4,564	18.9%	7,451	25.2%
Residential lots	2,595	10.7%	5,576	18.9%
Raw land	99	0.5%	507	1.7%
Home equity lines	1,412	5.8%	1,493	5.0%
Consumer	3,383	14.0%	3,696	12.5%
	$24,165	100.0%	$29,580	100.0%

	At December 31,
	2009		2008		2007

	Amount	% of Total Loans (1)	Amount	% of Total Loans (1)	Amount	% of Total Loans (1)
	(Amounts in thousands)

Residential mortgage loans	$9,503	32.2%	$5,221	29.9%	$4,046	26.9%
Commercial mortgage loans	5,782	37.0%	3,670	31.9%	2,975	32.8%
Construction loans	8,629	14.5%	4,428	19.8%	3,225	21.8%
Commercial and
industrial loans	5,203	14.9%	3,524	16.9%	2,854	16.6%
Loans to individuals	421	1.4%	1,058	1.5%	1,158	1.9%
Other (2)	100	-%	950	-%	-	-%

Total	$29,638	100.0%	$18,851	100.0%	$14,258	100.0%

(1)	Represents total of all outstanding loans in each category as a percentage of total loans outstanding.

(2)	During 2007, the ALLL methodology was revised to comply with the Interagency Policy Statement on the ALLL. As a result the unallocated portion of the allowance decreased due to the methodology enhancements. During 2008, an unallocated segment was re-established as an additional qualitative factor due to the current economic environment presenting potential loss exposures in excess of our historical loss rates.

INVESTMENT ACTIVITIES

Our investment portfolio plays a primary role in the management of liquidity and interest rate sensitivity and, therefore, is managed in the context of the overall balance sheet. The securities portfolio generates approximately 17% of our interest income and serves as a necessary source of liquidity.

Management attempts to deploy investable funds into instruments that are expected to increase the overall return of the portfolio given the current assessment of economic and financial conditions, while maintaining acceptable levels of capital, and interest rate and liquidity risk.

The following table summarizes the amortized cost, gross unrealized gains and losses and the resulting fair value of securities at the dates indicated.

		Gross	Gross
	Amortized	Unrealized	Unrealized
	Cost	Gains	Losses	Fair Value
		(Amounts in thousands)
December 31, 2011
Securities available for sale:
US Government agencies	$34,660	$69	$-	$34,729
Asset-backed securities
Residential mortgage-backed securities	185,838	1,713	245	187,306
Collateralized mortgage obligations	28,089	450	1,447	27,092
Small Business Administration loan pools	67,507	637	76	68,068
Student loan pools	8,903	-	1	8,902
Municipals	26,981	2,239	-	29,220
Trust preferred securities	3,250	-	929	2,321
Corporate bonds	4,213	-	554	3,659
Other	1,000	1	-	1,001
	$360,441	$5,109	$3,252	$362,298
Securities held to maturity:
Asset-backed securities
Residential mortgage-backed securities	$474	$34	$-	$508
Small Business Administration loan pools	4,928	230	-	5,158
Municipals	33,214	1,904	1	35,117
Corporate bonds	5,787	-	1,056	4,731
	$44,403	$2,168	$1,057	$45,514

		Gross	Gross
	Amortized	Unrealized	Unrealized
	Cost	Gains	Losses	Fair Value
	(Amounts in thousands)
December 31, 2010
Securities available for sale:
US Government agencies	$100,101	$198	$2,059	$98,240
Asset-backed securities
Residential mortgage-backed securities	65,452	2,001	130	67,323
Collateralized mortgage obligations	42,379	274	422	42,231
Small Business Administration loan pools	40,453	74	305	40,222
Municipals	55,901	404	741	55,564
Trust preferred securities	4,252	21	1,179	3,094
Common stocks and mutual funds	2,650	353	-	3,003
Other	1,000	-	24	976
	$312,188	$3,325	$4,860	$310,653
Securities held to maturity:
Asset-backed securities
Residential mortgage-backed securities	$804	$48	$-	$852
Municipals	31,416	104	1,631	29,889
Corporate bonds	10,000	-	560	9,440
	$42,220	$152	$2,191	$40,181
December 31, 2009
Securities available for sale:
US Government agencies	$57,441	$407	$560	$57,288
Asset-backed securities
Residential mortgage-backed securities	106,412	4,460	256	110,616
Collateralized mortgage obligations	70,131	1,353	-	71,484
Municipals	64,797	1,564	102	66,259
Trust preferred securities	4,252	-	1,376	2,876
Common stocks and mutual funds	3,418	141	295	3,264
Other	1,000	-	7	993
	$307,451	$7,925	$2,596	$312,780
Securities held to maturity:
US Government agencies	$2,500	$35	$-	$2,535
Asset-backed securities
Residential mortgage-backed securities	1,175	44	-	1,219
Municipals	7,244	185	3	7,426
	$10,919	$264	$3	$11,180

The following table presents the carrying values, fair values, intervals of maturities or repricings and weighted average yields of our investment portfolio at December 31, 2011.

	Amortized Cost	Fair Value	Weighted Average Yield
	(Amount in thousands)		(1)
Securities available for sale:
US Government agencies
Due after one but within five years	$11,000	$11,005	0.51%
Due after five but within ten years	1,319	1,333	3.36%
Due after ten years	22,341	22,391	3.56%
	34,660	34,729	2.58%
Asset-backed securities
Due after one but within five years	1,048	1,044	1.03%
Due after five but within ten years	22,479	23,176	2.70%
Due after ten years	266,810	267,148	2.04%
	290,337	291,368	2.08%
Municipals
Due within one year	850	850	1.40%
Due after one but within five years	445	449	3.35%
Due after five but within ten years	457	474	4.20%
Due after ten years	25,229	27,447	4.56%
	26,981	29,220	4.44%
Trust preferred securities
Due after ten years	3,250	2,321	3.19%
	3,250	2,321
Corporate Bonds
Due after ten years	4,213	3,659	7.00%
	4,213	3,659
Other
Due after five but within ten years	1,000	1,001	1.17%
	1,000	1,001
Total securities available for sale
Due within one year	850	850	1.40%
Due after one but within five years	12,493	12,498	0.61%
Due after five but within ten years	25,255	25,984	3.39%
Due after ten years	321,843	322,966	2.36%
	$360,441	$362,298	2.37%
Securities held to maturity:
Asset-backed securities
Due within one year	$6	$6	6.47%
Due after one but within five years	275	293	4.64%
Due after ten years	5,122	5,367	3.96%
	5,403	5,666	4.00%
Municipals
Due within one year	165	166	4.25%
Due after one but within five years	1,722	1,808	3.74%
Due after five but within ten years	4,215	4,416	4.21%
Due after ten years	27,111	28,727	4.82%
	33,213	35,117	4.68%
Corporate bonds
Due after one but within five years	5,787	4,731	6.00%
	5,787	4,731
Total securities held to maturity
Due within one year	171	172	4.32%
Due after one but within five years	7,784	6,832	3.86%
Due after five but within ten years	4,215	4,416	5.25%
Due after ten years	32,233	34,094	4.68%
	$44,403	$45,514	4.77%

____________

(1) Yields on tax-exempt investments have been adjusted to a taxable equivalent basis using federal and state tax rates of 34% and 6.9%, respectively, less estimated disallowed interest expense.

At December 31, 2011, there were no securities of any issuer (other than US Government agencies) that exceeded 10% of the Company’s stockholders’ equity.

Derivative Financial Instruments

A derivative is a financial instrument that derives its cash flows, and therefore its value, by reference to an underlying instrument, index or reference rate. These instruments primarily consist of interest rate swaps, caps, floors, financial forward and futures contracts and options written or purchased. Derivative contracts are written in amounts referred to as notional amounts. Notional amounts only provide the basis for calculating payments between counterparties and do not represent amounts to be exchanged between parties and are not a measure of financial risks. Credit risk arises when amounts receivable from counterparties exceed amounts payable. We control our risk of loss on derivative contracts by subjecting counterparties to credit reviews and approvals similar to those used in making loans and other extensions of credit.

We have used interest rate swaps, caps and floors in the management of interest rate risk. Interest rate swaps are contractual agreements between two parties to exchange a series of cash flows representing interest payments. A swap allows both parties to alter the re-pricing characteristics of assets or liabilities without affecting the underlying principal positions. Through the use of a swap, assets and liabilities may be transformed from fixed to floating rates, from floating rates to fixed rates, or from one type of floating rate to another. At December 31, 2011, interest rate swap arrangements with total notional amounts of $85.0 million, with terms ranging up to thirty years, were outstanding. In addition, we had $12.5 million notional of interest rate caps with up to twenty-six months remaining until maturity at year end. These instruments help protect the Company from changes in interest rates by allowing us to receive payments from the counterparty on these contracts when the referenced rate falls outside the level specified in the agreement.

The Company is exposed to credit-related losses in the event of nonperformance by the counterparties to these agreements. The Company controls the credit risk of its financial contracts through credit approvals, limits and monitoring procedures, and does not expect any counterparties to fail their obligations.

A discussion of derivatives is presented in Note 17 to our consolidated financial statements, which are presented under Item 8 in this Form 10-K.

Sources of Funds

Deposit Activities

We provide a range of deposit services, including non-interest-bearing checking accounts, interest-bearing checking and savings accounts, money market accounts and certificates of deposit. These accounts generally earn interest at rates established by management based on competitive market factors and our desire to increase or decrease certain types or maturities of deposits. We have used brokered deposits and out-of-market deposits as funding sources. As of December 31, 2011, we have $147.6 million of brokered certificates of deposits or 12.5% of total deposits. Under the Consent Order, the Bank agreed that it will not accept, renew or rollover any brokered deposits without obtaining a waiver from the FDIC. We strive to establish customer relationships to attract core deposits in non-interest-bearing and other transactional accounts and thus to reduce our costs of funds.

The following table sets forth for the periods indicated the average balances outstanding and average interest rates for each of our major categories of deposits:

	For the Years Ended December 31,
	2011		2010		2009
	Average	Average	Average	Average	Average	Average
	Amount	Rate	Amount	Rate	Amount	Rate
	(Amounts in thousands)

Interest-bearing NOW and money market accounts	$499,265	0.56%	$601,122	0.95%	$466,667	1.45%
Time deposits $100,000 or more	217,325	1.07%	178,288	1.52%	193,505	2.50%
Other time deposits	402,144	1.92%	403,694	2.49%	486,721	3.04%

Total interest-bearing deposits	1,118,734	1.15%	1,183,104	1.56%	1,146,893	2.30%

Demand and other non-interest-bearing deposits	132,469		119,418		107,461

Total average deposits	$1,251,203	1.03%	$1,302,522	1.42%	$1,254,354	2.11%

The following table presents the amounts and maturities of our certificates of deposit with balances of $100,000 or more and brokered certificates of deposit at the dates indicated:

	At December 31, 2011
	CDs > $100,000	Brokered CDs
	(Amounts in thousands)
Remaining Maturity
Less than three months	$5,737	$20,000
Three to six months	53,569	15,005
Six to twelve months	62,239	12,973
Over twelve months	95,591	99,581

Total	$217,136	$147,559

Borrowings

To supplement deposits, our primary source of funding, the Company utilizes borrowings for loan growth and other liquidity needs. The following is a summary of our borrowings at the indicated dates:

	At December 31,
	2011	2010
	(Amounts in thousands)
Short-term borrowings
FHLB advances	$5,000	$16,250
Repurchase agreements	28,629	4,808
Other borrowed funds	-	1,040
	$33,629	$22,098
Long-term borrowings
FHLB advances	$71,637	$56,809
Term repurchase agreements	60,000	80,000
Junior subordinated debentures	45,877	45,877
	$177,514	$182,686

Short term advances from the FHLB are collateralized as described below and are scheduled to be repaid within one year based on the terms of the individual borrowing. Securities sold under agreements to repurchase are scheduled to be repaid within one year based on the terms of the individual borrowing and are provided solely as an accommodation to our customers. Customer repurchase agreements are collateralized by US government agency obligations and generally mature within ninety days from the transaction date. The Company purchases federal funds through unsecured lines of credit aggregating $15.0 million. Federal funds purchased are subject to restrictions limiting the frequency and term of advances, are payable on demand and bear interest based upon the daily federal funds rate.

As an additional source of funding, the Company has long term borrowings including long term advances from the FHLB, term repurchase agreements from other commercial and investment banks and debt associated with the issuance of trust preferred securities. Total FHLB advances outstanding of $76.6 million at December 31, 2011 are collateralized by loans with a carrying amount of $73.9 million, which approximates market value, and investment securities with a market value of $44.2 million. The Company also has long-term repurchase agreements outstanding of $60.0 million from various institutions that are collateralized by investment securities having a carrying value of $97.5 million at December 31, 2011. Certain of these agreements contain embedded interest rate or call options that may be exercised by us or the counterparty. The following table presents the maturities for long term FHLB advances and term repurchase agreements.

Long term borrowings	At December 31, 2011
	FHLB Advances		Term Repo
Years of maturity	Interest Rate	Amount	Interest Rate	Amount
	(Amounts in thousands)
2013	1.83%	$30,000	-	$-
2015	2.97%	10,000	-	-
2016	3.02%	25,000	3.70%	30,000
Thereafter	3.54%	6,637	3.74%	30,000
		$71,637		$60,000

In November 2003, Southern Community Capital Trust II (“Trust II”), a newly formed subsidiary of the Company, issued 3,450,000 shares of Trust Preferred Securities (“Trust II Securities”), generating total proceeds of $34.5 million. The Trust II Securities pay distributions at an annual rate of 7.95% and mature on December 31, 2033. The Trust II Securities began paying quarterly distributions on December 31, 2003. The Company has fully and unconditionally guaranteed the obligations of Trust II. The Trust II Securities are redeemable in whole or in part at any time after December 31, 2008. The Company is amortizing the issuance costs of these securities over their contractual life of thirty years. The unamortized balance of these issuance costs at December 31, 2008 was $1.3 million. The proceeds from the Trust II Securities were utilized to purchase junior subordinated debentures from the Company under the same terms and conditions as the Trust II Securities. We have the right to defer payment of interest on the debentures at any time and from time to time for a period not exceeding five years, provided that no deferral period extends beyond the stated maturities of the debentures. Such deferral of interest payments by the Company will result in a deferral of distribution payments on the related Trust II Securities. Because we have deferred the payment of interest on the debentures, the Company is precluded from the payment of cash dividends to shareholders. The principal uses of the net proceeds from the sale of the debentures were to provide cash for the acquisition of The Community Bank, to increase our regulatory capital, and to support the growth and operations of our subsidiary bank.

In June 2007, $10.0 million of trust preferred securities were placed through Southern Community Capital Trust III (“Trust III”), as part of a pooled trust preferred security. The Trust issuer invested the total proceeds from the sale of the trust preferred securities in junior subordinated deferrable interest debentures (the “Junior Subordinated Debentures”) issued by the Company. The terms of the trust preferred securities require payment of cumulative cash distributions quarterly at an annual rate, reset quarterly, equal to LIBOR plus 1.43%. During 2008, the Company entered into an interest rate swap derivative contract with a counterparty that shifted this debt service from a variable rate to a fixed rate of 4.7% per annum. The dividends paid to holders of the trust preferred securities, which are recorded as interest expense, are deductible for income tax purposes. The trust preferred securities are redeemable in 30 years with a five year call provision. The Company has fully and unconditionally guaranteed the trust preferred securities through the combined operation of the debentures and other related documents. The Company’s obligation under the guarantee is unsecured and subordinate to senior and subordinated indebtedness of the Company. The principal use of the net proceeds from the sale of the debentures was to provide additional capital into the Company to fund its operations and continued expansion, and to maintain the Company’s and the Bank’s status as “well capitalized” under regulatory guidelines.

The amount of the proceeds generated from the above offerings of trust preferred securities was $44.5 million. The amount of proceeds we count as Tier 1 capital cannot comprise more than 25% of our core capital elements. For us, this Tier 1 limit was $32.2 million at December 31, 2011. The $12.3 million in excess of that 25% limitation counts as Tier 2 supplementary capital on our books.

The carrying value of the junior subordinated debentures in connection with the two issues of trust preferred securities described above was $45.9 million at December 31, 2011.

In February 2011, the Company elected to defer the regularly scheduled interest payments on both issues of junior subordinated debentures related to our outstanding trust preferred securities.

RECENT ACCOUNTING PRONOUNCEMENTS

A discussion of recent accounting pronouncements is presented in Note 1 to our consolidated financial statements, which are presented under Item 8 in this Form 10-K.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements contained in this annual report, which are not historical facts, are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. Amounts herein could vary as a result of market and other factors. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time. Such forward-looking statements may be identified by the use of such words as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimated,” and “potential.” Examples of forward-looking statements include, but are not limited to, estimates with respect to the financial condition, expected or anticipated revenue, results of operations and business of the Company that are subject to various factors which could cause actual results to differ materially from these estimates. These factors include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, loan demand, real estate values and competition; changes in accounting principles, policies, or guidelines; changes in legislation or regulation; and other economic, competitive, governmental, regulatory and technological factors affecting the Company's operations, pricing, products and services.

Item 7A. Quantitative and Qualitative Disclosures About Market Risk

See “MARKET RISK” under Item 7.

Item 8. Financial Statements and Supplementary Data

The information required by this item is filed herewith.

Report of Independent Registered Public Accounting Firm

To the Stockholders and the Board of Directors

Southern Community Financial Corporation and Subsidiary

Winston-Salem, North Carolina

We have audited the accompanying consolidated statements of financial condition of Southern Community Financial Corporation and Subsidiary as of December 31, 2011 and 2010, and the related consolidated statements of operations, comprehensive income (loss), changes in stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2011. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Southern Community Financial Corporation and Subsidiary at December 31, 2011 and 2010 and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2011 in conformity with accounting principles generally accepted in the United States of America.

/s/ Dixon Hughes Goodman LLP

Raleigh, North Carolina

March 23, 2012

SOUTHERN COMMUNITY FINANCIAL CORPORATION AND SUBSIDIARY
Consolidated STATEMENTS OF FINANCIAL CONDITION
December 31, 2011 and 2010

	2011	2010
	(Amounts in thousands, except share data)
Assets

Cash and due from banks	$23,356	$16,584
Federal funds sold and overnight deposits	23,198	49,587
Investment securities (Note 3)
Available for sale, at fair value	362,298	310,653
Held to maturity, (fair value of $45,514 and $40,181 at December 31, 2011 and 2010, respectively)	44,403	42,220
Federal Home Loan Bank stock (Note 3)	6,842	8,750

Loans held for sale	4,459	5,991

Loans (Note 4)	950,022	1,130,076
Allowance for loan losses (Note 5)	(24,165)	(29,580)
Net Loans	925,857	1,100,496

Premises and equipment (Note 6)	38,315	40,550
Foreclosed assets	19,812	17,314
Other assets (Notes 7 and 14)	54,038	61,253
Total Assets	$1,502,578	$1,653,398

Liabilities and Stockholders’ Equity
Deposits
Demand	$135,434	$110,114
Money market and NOW	453,114	541,949
Savings	22,786	40,929
Time (Note 8)	571,838	655,427
Total Deposits	1,183,172	1,348,419

Short-term borrowings (Note 9)	33,629	22,098
Long-term borrowings (Notes 9 and 10)	177,514	182,686
Other liabilities (Note 12 and 17)	10,628	7,854

Total Liabilities	1,404,943	1,561,057
Stockholders’ Equity (Notes 10, 11, 12 and 16)
Senior Cumulative Perpetual Preferred Stock (Series A),
no par value, 1,000,000 shares authorized; 42,750 shares
issued and outstanding at December 31, 2011 and 2010	41,870	41,453
Common stock, no par value, 30,000,000 shares authorized;
issued and outstanding 16,827,075 shares and 16,812,625
shares at December 31, 2011 and 2010, respectively	119,505	119,408
Retained earnings (accumulated deficit)	(64,425)	(67,082)
Accumulated other comprehensive income (loss)	685	(1,438)
Total Stockholders’ Equity	97,635	92,341

Commitments and contingencies (Notes 13 and 18)

Total Liabilities and Stockholders’ Equity	$1,502,578	$1,653,398

See accompanying notes.

SOUTHERN COMMUNITY FINANCIAL CORPORATION AND SUBSIDIARY
Consolidated STATEMENTS OF OPERATIONS
Years Ended December 31, 2011, 2010 and 2009

	2011	2010	2009
	(Amounts in thousands, except
	share and per share data)
Interest Income
Loans	$58,373	$68,384	$74,548
Investment securities available for sale	9,916	11,303	14,035
Investment securities held to maturity	2,281	886	877
Federal funds sold and overnight deposits	166	65	13

Total Interest Income	70,736	80,638	89,473

Interest Expense
Money market, savings, and NOW deposits	2,800	5,718	6,787
Time deposits	10,049	12,781	19,631
Short-term borrowings	397	1,108	1,701
Long-term borrowings	8,646	8,672	9,607

Total Interest Expense	21,892	28,279	37,726

Net Interest Income	48,844	52,359	51,747

Provision for Loan Losses (Note 5)	15,150	39,000	34,000

Net Interest Income After
Provision for Loan Losses	33,694	13,359	17,747

Non-Interest Income
Service charges and fees on deposit accounts	5,939	6,533	6,246
Income from mortgage banking activities	1,274	2,182	2,104
Investment brokerage and trust fees	1,008	1,474	1,159
Gain on sale of investment securities	3,989	3,531	1,236
Net impairment loss recognized in earnings	-	(186)	(404)
Other (Note 15)	1,830	2,072	2,565
Total Non-Interest Income	14,040	15,606	12,906

Non-Interest Expense
Salaries and employee benefits	18,308	20,926	22,502
Occupancy and equipment	7,168	7,428	7,903
FDIC deposit insurance	3,803	2,197	3,098
Foreclosed asset related	3,832	4,914	3,376
Goodwill impairment	-	-	49,501
Other (Note 15)	11,549	12,303	14,118

Total Non-Interest Expense	44,660	47,768	100,498

Income (Loss) Before Income Taxes	3,074	(18,803)	(69,845)

Income Tax Expense (Benefit) (Note 14)	-	4,318	(6,686)

Net Income (loss)	3,074	(23,121)	(63,159)

Effective dividends on preferred stock (Note 11)	2,554	2,531	2,508

Net income (loss) available to common shareholders	$520	$(25,652)	$(65,667)

Net Income (loss) Per Common Share
Basic	$0.03	$(1.53)	$(3.91)
Diluted	0.03	(1.53)	(3.91)

Weighted Average Common Shares Outstanding
Basic	16,829,391	16,811,439	16,787,938
Diluted	16,896,692	16,811,439	16,787,938

See accompanying notes.

SOUTHERN COMMUNITY FINANCIAL CORPORATION AND SUBSIDIARY
Consolidated STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

Years Ended December 31, 2011, 2010 and 2009

	2011	2010	2009
	(Amounts in thousands)

Net income (loss)	$3,074	$(23,121)	$(63,159)

Other comprehensive income (loss):

Securities available for sale:
Unrealized holding gains (loss) on available for sale securities	7,381	(3,519)	1,012
Tax effect	(2,846)	1,357	(390)
Reclassification of gains recognized in net income	(3,989)	(3,531)	(1,236)
Tax effect	1,538	1,361	476
Reclassification of impairment on equity securities	-	186	-
Tax effect	-	(72)	-
Net of tax amount	2,084	(4,218)	(138)

Cash flow hedging activities:
Unrealized holding gains (losses) on cash flow hedging activities	(342)	(738)	354
Tax effect	132	284	(137)
Reclassification of gains recognized in net income (loss), net
Reclassified into income	684	297	233
Tax effect	(264)	(115)	(90)
Other	-	(14)	(315)
Tax effect	-	6	121
Net of tax amount	210	(280)	166

Net postretirement benefit plans adjustment	(279)	(40)	(14)
Tax effect	108	15	6
Net of tax amount	(171)	(25)	(8)

Total other comprehensive income (loss)	2,123	(4,523)	20

Comprehensive income (loss)	$5,197	$(27,644)	$(63,139)

See accompanying notes.

SOUTHERN COMMUNITY FINANCIAL CORPORATION AND SUBSIDIARY
Consolidated STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

Years Ended December 31, 2011, 2010 and 2009

						Accumulated
					Retained	Other	Total
	Preferred Stock		Common Stock		Earnings	Comprehensive	Stockholders'
	Shares	Amount	Shares	Amount	(Deficit)	Income (Loss)	Equity
			(Amounts in thousands, except share data)

Balance at December 31, 2008	42,750	$40,690	16,769,675	$119,054	$24,901	$3,065	$187,710

Net income (loss)	-	-	-	-	(63,159)	-	(63,159)

Other comprehensive income, net of tax	-	-	-	-	-	20	20

Restricted stock issued	-	-	18,000	63	-	-	63

Stock-based compensation	-	-	-	165	-	-	165

Cash dividends of $0.04 per share	-	-	-	-	(664)	-	(664)

Preferred stock transaction:

Preferred stock dividends	-	-	-	-	(2,138)	-	(2,138)

Preferred stock accretion of discount	-	370	-	-	(370)	-	-

Balance at December 31, 2009	42,750	41,060	16,787,675	119,282	(41,430)	3,085	121,997

Net income (loss)	-	-	-	-	(23,121)	-	(23,121)

Other comprehensive income (loss), net of tax	-	-	-	-	-	(4,523)	(4,523)

Stock options exercised including income tax benefit of $0	-	-	200	-	-	-	-

Restricted stock issued	-	-	24,750	74	-	-	74

Stock-based compensation	-	-	-	52	-	-	52

Preferred stock transaction:

Preferred stock dividends	-	-	-	-	(2,138)	-	(2,138)

Preferred stock accretion of discount	-	393	-	-	(393)	-	-

Balance at December 31, 2010	42,750	41,453	16,812,625	119,408	(67,082)	(1,438)	92,341

Net income	-	-	-	-	3,074	-	3,074

Other comprehensive income net of tax	-	-	-	-	-	2,123	2,123

Stock options exercised including
income tax benefit of $0	-	-	200	-	-	-	-

Restricted stock issued	-	-	14,250	71	-	-	71

Stock-based compensation	-	-	-	26	-	-	26

Cash dividends of $0.00 per share	-	-	-	-	-	-	-

Preferred stock transaction:

Preferred stock accretion of discount	-	417	-	-	(417)	-	-

Balance at December 31, 2011	42,750	$41,870	16,827,075	$119,505	$(64,425)	$685	$97,635

See accompanying notes.

SOUTHERN COMMUNITY FINANCIAL CORPORATION AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
Years Ended December 31, 2011, 2010 and 2009

	2011	2010	2009
	(Amounts in thousands)

Cash Flows from Operating Activities
Net income (loss)	$3,074	$(23,121)	$(63,159)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	4,617	4,389	4,131
Provision for loan losses	15,150	39,000	34,000
Net proceeds from sales of loans held for sale	60,846	105,113	175,887
Originations of loans held for sale	(58,040)	(105,897)	(176,492)
Gain from mortgage banking	(1,274)	(2,182)	(2,104)
Stock-based compensation	97	126	228
Net increase in cash surrender value of life insurance	(1,103)	1,079	1,116
Realized gain on sales of available for sale securities	(3,989)	(3,531)	(1,236)
Realized loss on impairment of investment securities available for sale	-	186	-
Realized loss of equity investment in Silverton Bank	-	-	404
Realized (gain) loss on sale of premises and equipment	54	24	(57)
Loss on economic hedges	129	532	826
Deferred income taxes	(869)	9,710	(5,836)
Realized (gains) loss on sale of foreclosed assets	(689)	(429)	(196)
OREO writedown	2,772	3,092	2,493
Goodwill impairment	-	-	49,501
Change in assets and liabilities:
(Increase) decrease in other assets	7,923	(1,964)	(12,886)
Increase (decrease) in other liabilities	2,422	(638)	(2,608)
Total Adjustments	28,046	48,610	67,171
Net Cash Provided by Operating Activities	31,120	25,489	4,012
Cash Flows from Investing Activities
(Increase) decrease in federal funds sold	26,389	(18,318)	(29,089)
Purchases of:
Available for sale investment securities	(360,488)	(278,934)	(215,169)
Held to maturity investment securities	(7,829)	(36,632)	-
Proceeds from maturities and calls of:
Available for sale investment securities	44,496	143,570	122,115
Held to maturity investment securities	1,071	5,320	24,309
Proceeds from sale of:
Available for sale investment securities	274,785	132,930	69,846
Purchase of Federal Home Loan Bank stock	-	-	(421)
Proceeds from sales of Federal Home Loan Bank stock	1,908	1,044	384
Net (increase) decrease in loans	139,167	49,280	35,421
OREO capitalized cost	(269)	(103)	(758)
Purchases of premises and equipment	(827)	(1,154)	(5,962)
Proceeds from disposal of premises and equipment	127	92	59
Proceeds from sale of foreclosed assets	16,010	11,401	10,699
Net Cash Provided by (Used in) Investing Activities	134,540	8,496	11,434

See accompanying notes.

SOUTHERN COMMUNITY FINANCIAL CORPORATION AND SUBSIDIARY
Consolidated STATEMENTS OF CASH FLOWS (Continued)
Years Ended December 31, 2011, 2010 and 2009

	2011	2010	2009
	(Amounts in thousands)
Cash Flows from Financing Activities
Net increase (decrease) in demand deposits and transaction accounts	(81,658)	(4,407)	119,579
Net increase (decrease) in time deposits	(83,589)	38,756	(38,621)
Net increase (decrease) in short-term borrowings	(13,469)	(63,379)	(59,720)
Proceeds from long-term borrowings	45,000	-	16,250
Repayment of long-term borrowings	(25,172)	(16,417)	(45,163)
Preferred dividends paid	-	(2,138)	(2,138)
Cash dividends paid	-	-	(664)
Net Cash Provided by (Used in) Financing Activities	(158,888)	(47,585)	(10,477)
Net Increase (decrease) in Cash and Cash Equivalents	6,772	(13,600)	4,969
Cash and Cash Equivalents, Beginning of Year	16,584	30,184	25,215
Cash and Cash Equivalents, End of Year	$23,356	$16,584	$30,184

	2011	2010	2009
	(Amounts in thousands)
Supplemental Disclosures of Cash Flow Information
Interest paid on deposits and borrowed funds	$19,452	$28,818	$40,835
Income taxes paid	-	945	754
Supplemental Schedule of Noncash Investing and Financing Activities
Transfer of loans to foreclosed assets	$20,322	$11,861	$25,902
Transfer of investments from HTM to AFS	4,463	-	-
Increase (decrease) in fair value of securities available for sale, net of tax	2,084	(4,218)	(138)
Increase (decrease) in fair value of cash flow hedges, net of tax	210	(280)	166
Unrealized gain (loss) on fair value hedges	266	(379)	161

See accompanying notes.

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The consolidated financial statements include the accounts of Southern Community Financial Corporation and its wholly-owned subsidiary, Southern Community Bank and Trust. All material intercompany transactions and balances have been eliminated in consolidation. Southern Community Financial Corporation and its subsidiary are collectively referred to herein as the “Company.”

Nature of Operations

Southern Community Bank and Trust (the “Bank”) was incorporated November 14, 1996 and began banking operations on November 18, 1996. The Bank is engaged in general commercial and retail banking principally in Central and Western North Carolina, operating under the banking laws of North Carolina and the rules and regulations of the Federal Deposit Insurance Corporation. In October 2001, Southern Community Financial Corporation (the “Company”) was formed as a financial holding company for the Bank, and is subject to the rules and regulations of the Federal Reserve System. On March 3, 2011, the Company applied to the Federal Reserve to modify its status from a financial holding company to a bank holding company. This was approved by the Federal Reserve Bank on March 14, 2011. The Bank and the Company undergo periodic examinations by those regulatory authorities.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for loan losses, the carrying value of foreclosed assets and the valuation allowance on deferred tax assets.

Cash and Cash Equivalents

For the purpose of presentation in the consolidated statements of cash flows, cash and cash equivalents are defined as those amounts included in the balance sheet caption “Cash and due from banks,” which include cash on hand and amounts due from banks.

Federal regulations require institutions to set aside specified amounts of cash as reserves against transaction and time deposits. As of December 31, 2011, the daily average gross reserve requirement was $6.4 million.

Investment Securities

Available for sale securities are carried at fair value and consist of bonds, asset-backed securities and municipal securities not classified as trading securities or as held to maturity securities. The cost of debt securities available for sale is adjusted for amortization of premiums and accretion of discounts to maturity. Amortization of premiums, accretion of discounts, interest and dividend income are included in investment income. Unrealized holding gains and losses on available for sale securities are reported as a net amount in accumulated other comprehensive income, net of income taxes. Gains and losses on the sale of available for sale securities are determined using the specific identification method. Bonds and asset-backed securities for which the Bank has the positive intent and ability to hold to maturity are reported at cost, adjusted for premiums and discounts that are recognized in interest income using a method that approximates the interest method over the period to maturity. Declines in the fair value of individual held to maturity and available for sale securities below their cost that are other than temporary would result in a permanent write down of the individual securities to their fair value if they are credit related. Such write-downs would be included in earnings as realized losses. Declines in fair value of individual debt securities that are not credit related including securities with below market interest rates are included in other comprehensive income. If the Company intends to sell a security or cannot assert that it is more likely than not to have to sell the security the loss must be included as a realized loss regardless of the reason for impairment. The classification of securities is generally determined at the date of purchase.

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Federal Home Loan Bank Stock

The Company has an investment in the Federal Home Loan Bank of Atlanta which does not have readily determinable fair value and we do not exercise significant influence on them. The Company carries its investment in FHLB at its cost which is the par value of the stock.

Loans Held for Sale

The Company originates single family, residential first mortgage loans on a pre-sold basis. Loans held for sale are carried at the lower of cost or fair value in the aggregate as determined by outstanding commitments from investors. Upon closing, these loans, together with their servicing rights, are sold to mortgage loan investors under prearranged terms. The Company recognizes certain origination and service release fees upon the sale, which are included in non-interest income in the consolidated statement of operations. The Company does not hold nonmortgage loans for sale and did not reclassify any financing receivables to held for sale during the year.

The Company is exposed to certain risks relating to its ongoing mortgage origination business. The Company enters into interest rate lock commitments and commitments to sell mortgages. The primary risks are related to these interest rate lock commitments and forward-loan-sale commitments, which the Company executes on a “best efforts” basis rather than on a mandatory commitment basis. Under best efforts commitments, the Company is not obligated to deliver the loan for sale if the loan does not close. Using best efforts commitments to sell its mortgage loans, the Company can substantially mitigate the interest rate risk in its mortgage origination business.

Loans

Loans that management has the intent and ability to hold for the foreseeable future or until maturity are reported at their outstanding principal adjusted for any charge-offs, the allowance for loan losses and any deferred fees or costs on originated loans and unamortized premiums or discounts on purchased loans. Loan origination fees and certain direct origination costs are capitalized and recognized as an adjustment to yield over the life of the related loan. Interest on loans is recorded based on the principal amount outstanding. For all classes, loans are considered delinquent and past due when payment has not been received for a period of 30 days after a scheduled payment due date. The accrual of interest on impaired loans is discontinued when loans are 90 days or more past due or, in management’s opinion, the borrower may be unable to meet payments as they become due. When interest accrual is discontinued, all unpaid accrued interest is reversed against interest income. Interest income is subsequently recognized only to the extent cash payments are received. Loans are written down or charged off when management has determined the loan to be uncollectible in part or in total. Loans are returned to an accrual status when the borrower makes timely principal and interest payments for a period of six months and has the ability to continue making scheduled payments until the loan is repaid in full. See Note 4 for further discussion of lending practices by loan class. Loans are primarily made in the Bank’s market areas of North Carolina. Real estate loans can be affected by the condition of the local real estate market. Commercial and installment loans can be affected by the local economic conditions. The Company’s off balance sheet credit exposure is limited to unused lines of credit. An allowance for loan loss has not been established for this exposure. The Company did not enter into any significant purchases or sales of financing receivables during 2011 or 2010.

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Allowance for Loan Losses

The provision for loan losses is based upon management’s estimate of the amount needed to maintain the allowance for loan losses at a level believed adequate to absorb probable losses inherent in the loan portfolio. The Bank’s format for the calculation of ALLL begins with the evaluation of loans under impairment guidelines. For the purposes of evaluating loans for impairment, loans are considered impaired when it is considered probable that all amounts due under the contractual terms of the loan will not be collected when due (minor shortfalls in amount or timing excepted). The Bank has established policies and procedures for identifying loans that should be considered for impairment. Loans are reviewed through multiple means such as delinquency management, credit risk reviews, watch and criticized loan monitoring meetings and general account management. Loans that are outside of the Bank’s established criteria for evaluation may be considered for impairment testing when management deems the risk sufficient to warrant this approach. For loans determined to be impaired, the specific allowance is based on the most appropriate of the three measurement methods: present value of expected future cash flows, fair value of collateral, or the observable market price of a loan method. Once a loan is considered impaired, it is not included in the determination of the general loss component of the allowance, even if no specific allowance is considered necessary. In addition to the evaluation of individual loans for impairment, the Bank calculates the loan loss exposure on the remaining loans (not individually evaluated for impairment) by applying the applicable historical loan loss experience factors to each major loan segment.

The Bank also utilizes various other qualitative and quantitative factors to further evaluate the portfolio for risk. The other factors utilized include economic trends (such as the unemployment rate and changes in real estate values) and portfolio trends (such as delinquencies and concentration levels among others) that are pertinent to the underlying risks in each major loan segment. Based on the subjective evaluation of the impact of these qualitative and quantitative other factors, we assign additional general allowance requirements. The appropriate combined factor (historical loss experience adjusted for the qualitative and quantitative factors is applied to only those loans not individually evaluated for impairment. The ALLL calculation for specific loss and general loss exposure are aggregated to arrive at the approximate allowance level for our loan portfolio. While management believes that it uses the best information available to establish the allowance for loan losses, future adjustments to the allowance may be necessary and results of operations could be adversely affected if circumstances differ substantially from the assumptions used in making the determinations. Furthermore, while the Company believes the allowance for loan losses has been established in conformity with generally accepted accounting principles, there can be no assurance that regulators, in reviewing the loan portfolio, will not require adjustments to the allowance for loan losses. In addition, because future events affecting borrowers and collateral cannot be predicted with certainty, there can be no assurance that the existing allowance for loan losses is adequate or that increases will not be necessary should the quality of any loans deteriorate as a result of the factors discussed herein. Any material increase in the allowance for loan losses may adversely affect the Company’s financial condition and results of operations.

Premises and Equipment

Land is carried at cost. Premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is calculated on the straight-line method over the estimated useful lives of the assets which are 11 to 30 years for buildings and 3 to 7 years for furniture and equipment. Leasehold improvements are amortized over the terms of the respective leases or the estimated useful lives of the improvements, whichever is shorter. Repairs and maintenance costs are charged to operations as incurred and additions and improvements to premises and equipment are capitalized. Upon sale or retirement, the cost and related accumulated depreciation are removed from the accounts and any gains or losses are reflected in current operations. Long-lived depreciable assets are evaluated periodically for impairment when events or changes in circumstances indicate the carrying amount may not be recoverable.

Foreclosed Assets

Assets acquired through, or in lieu of, foreclosure are held for sale and are initially recorded at fair value less estimated cost to sell at the date of foreclosure, establishing a new cost basis. Principal and interest losses existing at the time of acquisition of such assets are charged against the allowance for loan losses and interest income, respectively. Subsequent to foreclosure, valuations are periodically performed by management and the assets are carried at the lower of carrying amount or fair value less estimated cost to sell. Revenue and expenses from operations and the impact of any subsequent changes in the carrying value are included in other expenses.

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Goodwill and Other Intangibles

Goodwill represents the excess of the cost of an acquisition over the fair value of the net assets acquired. Goodwill impairment testing is performed annually or more frequently if events or circumstances indicate possible impairment. An impairment loss is recorded to the extent that the carrying value of goodwill exceeds its implied fair value.

Intangible assets with finite lives include core deposits and other intangibles. Intangible assets other than goodwill are subject to impairment testing whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Core deposit intangibles are amortized on the straight-line method over a period not to exceed 10 years. Note 7 contains additional information regarding goodwill and other intangible assets.

Income Taxes

Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes. These temporary differences consist primarily of the allowance for loan losses, differences in the financial statement and income tax basis in premises and equipment and differences in financial statement and income tax basis in accrued liabilities. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which the temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance if it is more likely than not that the tax benefits will not be fully realized.

Derivative Instruments

The Company utilizes stand-alone derivative financial instruments, primarily in the form of interest rate swap and option agreements, in its asset/liability management program. These transactions involve both credit and market risk. The Company uses derivative instruments to mitigate exposure to adverse changes in fair value or cash flows of certain assets and liabilities which are required to be carried at fair value. Derivative instruments designated in a hedge relationship to mitigate exposure to changes in the fair value of an asset, liability, or firm commitment attributable to a particular risk, such as interest rate risk, are considered fair value hedges. Derivative instruments designated in a hedge relationship to mitigate exposure to variability in expected future cash flows, or other types of forecasted transactions, are considered cash flow hedges.

Fair value hedges are accounted for by recording the fair value of the derivative instrument and the fair value related to the risk being hedged of the hedged asset or liability on the balance sheet with corresponding offsets recorded in the income statement. The adjustment to the hedged asset or liability is included in the basis of the hedged item, while the fair value of the derivative is recorded as a freestanding asset or liability. Actual cash receipts or payments and related amounts accrued during the period on derivatives included in a fair value hedge relationship are recorded as adjustments to the income or expense on the hedged asset or liability. Cash flow hedges are accounted for by recording the fair value of the derivative instrument on the balance sheet as either a freestanding asset or liability, with a corresponding offset recorded in accumulated other comprehensive income within stockholders’ equity, net of tax. Amounts are reclassified from accumulated other comprehensive income to the income statement in the period or periods the hedged transaction affects earnings. Under both the fair value and cash flow hedge methods, derivative gains and losses not effective in hedging the change in fair value or expected cash flows of the hedged item are recognized immediately in the income statement.

The Company does not enter into derivative financial instruments for speculative or trading purposes. For derivatives that are economic hedges, but are not designated as hedging instruments or otherwise do not qualify for hedge accounting treatment, all changes in fair value are recognized in non-interest income during the period of change. The net cash settlement on these derivatives is included in non-interest income.

The Company is exposed to credit-related losses in the event of nonperformance by the counterparties to these agreements. The Company controls the credit risk of its financial contracts through credit approvals, limits and monitoring procedures and agreements that specify collateral levels to be maintained by the Company and the counterparties. These collateral levels are based on the credit rating of the counterparties.

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The Company currently has nine derivative instrument contracts consisting of one interest rate cap, six interest rate swaps and two foreign exchange contracts. The primary objective for each of these contracts is to minimize risk, interest rate risk being the primary risk for the interest rate caps and swaps; while foreign exchange risk is the primary risk for the foreign exchange contracts. The Company’s strategy is to use derivative contracts to stabilize and improve net interest margin and net interest income currently and in future periods. In order to acquire low cost, long term fixed rate funding without incurring currency risk, the Company entered into the foreign exchange contract to convert foreign currency denominated certificates of deposit into long term dollar denominated time deposits. The interest rate on the underlying $10.0 million certificates of deposit is based on a proprietary index (Barclays Intelligent Carry Index USD ER) managed by the counterparty (Barclays Bank). The currency swap is also based on this proprietary index. Note 17 contains additional information regarding derivative financial instruments.

Per Share Data

Basic net income (loss) per common share is computed by dividing net income available to common shareholders by the weighted average number of shares of common stock outstanding during each period. Diluted net income (loss) per common share reflects the potential dilution that could occur if stock options or warrants were exercised resulting in the issuance of common stock that would then share in the net income of the Company. Diluted earnings (loss) per common share is computed by dividing net income (loss) available to common shareholders by the weighted average number of shares of common stock, common stock equivalents and other potentially dilutive securities using the treasury stock method.

Basic and diluted net income (loss) per common share have been computed based upon net income (loss) available to common shareholders as presented in the accompanying consolidated statements of operations divided by the weighted average number of common shares outstanding or assumed to be outstanding as summarized below:

	2011	2010	2009

Weighted average number of common shares used in computing basic net income per common share	16,829,391	16,811,439	16,787,938

Effect of restricted stock	67,301	-	-

Weighted average number of common shares and dilutive potential common shares used in computing diluted net income per common share	16,896,692	16,811,439	16,787,938

For the years ended December 31, 2011, 2010 and 2009, net income (loss) for determining earnings per common share was reported net income (loss) less the effective dividends on preferred stock. For the years ended December 31, 2011, 2010 and 2009, there were 531,850, 598,006 and 657,100 exercisable options, respectively. In 2011, 531,850 options were antidilutive since the exercise price exceeded the average market price for the year. In 2010 and 2009, all options were antidilutive due to reported net losses. The outstanding warrants to purchase 1,623,418 shares provided to the US Treasury were antidilutive since the exercise price exceeded the average market price for the year. These antidilutive common stock equivalents have been omitted from the calculation of diluted earnings per common share for their respective years.

Stock-Based Compensation

The Company has certain stock-based employee compensation plans, described more fully in Note 12. Effective January 1, 2006, the Company adopted the modified prospective application method for expensing the value of options and accordingly did not restate prior period amounts. Generally accepted accounting principles require recognition of the cost of employee services received in exchange for an award of equity instruments in the financial statements over the period the employee is required to perform the services in exchange for the award (usually the vesting period). Compensation cost for all awards granted after the date of adoption and any unvested awards that remained outstanding as of the date of adoption are required to be measured based on the fair value of the award on the grant date.

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Comprehensive Income

Comprehensive income (loss) is defined as the change in equity during a period for non-owner transactions and comprises net income and other comprehensive income (loss). Other comprehensive income (loss) includes revenues, expenses, gains and losses that are excluded from earnings under current accounting standards. Components of other comprehensive income (loss) for the Company consist of the unrealized gains and losses, net of taxes, in the Company’s available for sale securities portfolio, unrealized gains and losses, net of taxes, in the Company’s cash flow hedge instruments, and the components of changes in net benefit plan liabilities that are not recognized as benefit costs.

Accumulated other comprehensive income at December 31, 2011 and 2010 consists of the following:

	2011	2010
	(Amounts in thousands)

Unrealized holding gain - investment securities available for sale	$1,857	$(1,535)
Deferred income taxes	(715)	592
Net unrealized holding gain - investment securities available for sale	1,142	(943)

Unrealized holding gain (loss) - cash flow hedge instruments	9	(333)
Deferred income taxes	(4)	128
Net unrealized holding gain (loss) - cash flow hedge instruments	5	(205)

Postretirement benefit plans adjustment	(751)	(473)
Deferred income taxes	289	183
Net postretirement benefit plans adjustment	(462)	(290)

Total accumulated other comprehensive income	$685	$(1,438)

Segment Reporting

Management is required to report selected financial and descriptive information about reportable operating segments. Related disclosures about products and services, geographic areas and major customers are also required. Generally, disclosures are required for segments internally identified to evaluate performance and resource allocation. In all material respects, the Company’s operations are entirely within the commercial banking segment, and the consolidated financial statements presented herein reflect the results of that segment. Also, the Company has no foreign operations or customers.

Risk and Uncertainties

In the normal course of its business, the Company encounters two significant types of risk: economic and regulatory. The two primary components of economic risk to the Company are credit risk and market risk. Credit risk is the risk of default on the Bank’s loan portfolio that results from borrowers’ failure to make contractually required payments. Market risk arises principally from interest rate risk inherent in our lending, investing, deposit and borrowing activities.

The Company is subject to the regulations of various government agencies. These regulations may change significantly from period to period. The Company also undergoes periodic examinations by the regulatory agencies, which may subject it to further changes with respect to asset valuations, amounts of required loss allowances or operating restrictions resulting from the regulators’ judgments based on information available to them at the time of their examination.

Effective February 25, 2011, the Bank entered into a Consent Order with the Federal Deposit Insurance Corporation and the State of North Carolina Office of the Commissioner of Banks with certain requirements, including reducing adversely classified loans and maintaining regulatory capital above specified minimum levels. On June 23, 2011, the Company entered into a Written Agreement with the Federal Reserve with certain restrictions including not paying any distributions of interest or principal on trust preferred securities without prior approval. See Note 2 for further discussion concerning the provisions of the Consent Order and Written Agreement.

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Reclassifications

Certain amounts reported in prior years have been reclassified to conform to current year presentation. Such reclassifications had no effect on income or equity.

Recent Accounting Pronouncements

The Company has adopted Accounting Standards Update No. 2010-20, Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses. This standard requires additional disclosures related to the allowance for loan loss with the objective of providing financial statement users with greater transparency about an entity’s loan loss reserves and overall credit quality disaggregated by portfolio segment and class of financing receivable. Additional disclosures include showing on a disaggregated basis the aging of receivables, credit quality indicators, and troubled debt restructurings with their effect on the allowance for loan loss. The provisions of this standard are effective for interim and annual periods ending on or after December 15, 2010. The disclosures about activity during a reporting period are effective for interim and annual reporting periods beginning on or after December 15, 2010. This standard was adopted as of December 31, 2010 and during the quarter ended March 31, 2011 through additional disclosures in the notes to the consolidated financial statements.

In April 2011, the FASB has issued Accounting Standards Update No. 2011-02, A Creditor’s Determination of Whether a Restructuring Is a Troubled Debt Restructuring. The new standard provides additional guidance on a creditor’s evaluation of when a concession on a loan has been granted and whether a debtor is experiencing financial difficulties. A creditor must conclude that both of these conditions exist for the loan to be considered a troubled debt restructuring. This guidance is effective for interim and annual reporting periods beginning after June 15, 2011, and should be applied retrospectively to the beginning of the annual period of adoption. The Company adopted the update of this standard during the quarter ending September 30, 2011. The adoption did not have a material impact on the consolidated financial statements.

In May 2011, the FASB has issued Accounting Standards Update No. 2011-04, Fair Value Measurement. The purpose of the standard is to clarify and combine fair value measurements and disclosure requirements for accounting principles generally accepted in the United States (“US GAAP”) and international financial reporting standards (IFRS). The new standard provides amendments and wording changes used to describe certain requirements for measuring fair value and for disclosing information about fair value measurements. This guidance is effective for interim and annual reporting periods beginning after December 15, 2011, and should be applied prospectively to the beginning of the annual period of adoption. The Company adopted this statement during the quarter ended March 31, 2011 and its adoption did not have a material impact on the consolidated financial statements.

In June 2011, the FASB has issued Accounting Standards Update No. 2011-05, Comprehensive Income. The new standard provides guidance and new formats for reporting components and total net income and comprehensive income. The guidance allows the presentation of net income and comprehensive income to be in a single continuous statement or two separate but consecutive statements. This guidance is effective for interim and annual reporting periods beginning after December 15, 2011, and should be applied retrospectively to the beginning of the annual period of adoption. The Company adopted this statement in 2011 and continued to use the two consecutive statement formats which is allowed by the pronouncement.

From time to time the FASB issues exposure drafts for proposed statements of financial accounting standards. Such exposure drafts are subject to comment from the public, to revisions by the FASB and to final issuance by the FASB as statements of financial accounting standards. Management considers the effect of the proposed statements and SEC Staff Accounting Bulletins on the consolidated financial statements of the Company and monitors the status of changes to and proposed effective dates of exposure drafts.

(2)  REGULATORY MATTERS

Regulatory Actions

On February 25, 2011, the Bank entered into a Consent Order with the Federal Deposit Insurance Corporation “and the North Carolina Commission of Banks. Under the terms of the Consent Order among other things, the Bank agreed to:

•	Strengthen Board oversight of the management and operations of the Bank;
•	Comply with minimum capital requirements of 8% Tier 1 leverage capital and 11% total risk-based capital;
•	Formulate and implement a plan to reduce the Bank’s risk exposure in assets classified “Substandard or Doubtful” in the FDIC’s most recent report of examination by 15% in 180 days, 35% in 360 days, 60% in 540 days and 75% in 720 days;
•	Within 90 days, implement effective lending and collection policies;
•	Not pay cash dividends without the prior written approval of the FDIC and the Commissioner; and
•	Neither renew, rollover or accept any brokered deposits without obtaining a waiver from the FDIC.

In connection with the Consent Order executed with the FDIC and the NCCOB, the Company entered into a Written Agreement with the Federal Reserve Bank of Richmond (the “Federal Reserve”) on June 23, 2011. Under the terms of the Written Agreement, among other things, the Company agreed to:

•	Act as a source of strength for the Bank;
•	Not declare or pay dividends on its, common and preferred, stock or make any distributions of interest or principal on trust preferred securities without the prior approval of the Federal Reserve;
•	Formulate and implement a written plan to maintain sufficient capital at the Company on a consolidated basis;
•	Not, directly or indirectly, incur, increase or guarantee any debt without the prior approval of the Federal Reserve; and
•	Not, directly or indirectly, purchase or redeem any shares of its stock without the prior approval of the Federal Reserve.

In February 2011, the Company suspended the payment of regular quarterly cash dividends on the preferred stock issued to the US Treasury. As of December 31, 2011, the total amount of cumulative dividends owed to the US Treasury was $2.6 million. In addition, the Company elected to defer the payment of regularly scheduled interest payments on both issues of junior subordinated debentures related to its outstanding trust preferred securities. As of December 31, 2011, the total cumulative interest payments due on the trust preferred securities were $2.9 million. The Company continues to account for the cumulative amounts due on the subordinated debentures and preferred stock. Although the Company has suspended the declaration and payment of preferred stock dividends at the present time, net income (loss) available to common shareholders reflects the dividends as if declared because of their cumulative nature.

The Consent Order and the Written Agreement each specify certain time frames for meeting these requirements. The Company and the Bank must furnish periodic progress reports to the pertinent supervisory authority regarding its compliance with the Consent Order or Written Agreement. The Consent Order and the Written Agreement will remain in effect until modified or terminated by the pertinent supervisory authority.

(2)  REGULATORY MATTERS (Continued)

Management’s Plans and Compliance Efforts

As of December 31, 2011, the Bank has undertaken the necessary actions to comply with the Consent Order, including the following:

•	The Bank has exceeded all minimum capital requirements of the Consent Order. With respect to the Bank’s regulatory capital ratios as of December 31, 2011, the Tier 1 leverage capital ratio and the total risk-based capital ratios were 9.07% and 13.85%, respectively, compared to requirements of the Consent Order of 8% and 11%, respectively.
•	As of December 31, 2011, the Bank reduced its risk exposure to adversely classified assets identified in the Bank’s June 30, 2010 Report of Examination by 42% which exceeds its scheduled reduction at its second measurement point (35% reduction by the February 25, 2012).
•	The Bank retained an independent consultant who prepared a management plan which was approved by the Board. The plan was submitted to, and approved by, the FDIC and the NCCOB.
•	The Bank has reduced its reliance on brokered deposits which amounted to 12.5% of total deposits at December 31, 2011 and has complied with the applicable restrictions on brokered deposits as stipulated in the Consent Order.

In addition to utilizing balance sheet shrinkage through net loan run-off and reduction of brokered deposits and undertaking various ways to improve Bank profitability, the Company is continuing to evaluate various strategies such as asset sales and plans for capital injections in order to maintain compliance with the minimum regulatory capital ratios required under the Consent Order provisions. As of December 31, 2011, the parent holding company had $5.6 million in cash available to be invested into the Bank to bolster capital levels. The ability to accomplish some of these goals is significantly constricted by the current economic environment. As has been widely publicized, access to capital markets is extremely limited in the current economic environment, and there can be no assurances that the Company will be able to access any such capital or sell assets.

Failure by the Bank to comply with the requirements set forth in the Consent Order may result in further adverse regulatory actions, sanctions, and restrictions on the Bank’s activities, which could have a material adverse effect on the business, future prospects, financial condition or results of operations of the Bank and the Company.

(3) INVESTMENT SECURITIES

The following is a summary of the securities portfolio by major classification at December 31, 2011 and 2010:

	2011
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(Amount in thousands)

Securities available for sale:
US Government agencies	$34,660	$69	$-	$34,729
Asset-backed securities
Residential mortgage-backed securities	185,838	1,713	245	187,306
Collateralized mortgage obligations	28,089	450	1,447	27,092
Small Business Administration loan pools	67,507	637	76	68,068
Student loan pools	8,903	-	1	8,902
Municipals	26,981	2,239	-	29,220
Trust preferred securities	3,250	-	929	2,321
Corporate Bonds	4,213	-	554	3,659
Other	1,000	1	-	1,001
	$360,441	$5,109	$3,252	$362,298

Securities held to maturity:
Asset-backed securities
Residential mortgage-backed securities	$474	$34	$-	$508
Small Business Administration loan pools	4,928	230	-	5,158
Municipals	33,214	1,904	1	35,117
Corporate Bonds	5,787	-	1,056	4,731
	$44,403	$2,168	$1,057	$45,514

	2010
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(Amount in thousands)

Securities available for sale:
US Government agencies	$100,101	$198	$2,059	$98,240
Asset-backed securities
Residential mortgage-backed securities	65,452	2,001	130	67,323
Collateralized mortgage obligations	42,379	274	422	42,231
Small Business Administration loan pools	40,453	74	305	40,222
Municipals	55,901	404	741	55,564
Trust preferred securities	4,252	21	1,179	3,094
Common stocks and mutual funds	2,650	353	-	3,003
Other	1,000	-	24	976
	$312,188	$3,325	$4,860	$310,653

Securities held to maturity:
Mortgage-backed securities
Residential mortgage-backed securities	$804	$48	$-	$852
Municipals	31,416	104	1,631	29,889
Corporate bonds	10,000	-	560	9,440
	$42,220	$152	$2,191	$40,181

(3) INVESTMENT SECURITIES (Continued)

Residential mortgage-backed securities and collateralized mortgage obligations are primarily government sponsored (GSE) agency issued whose underlying collateral are prime residential mortgage loans. The Company’s municipal securities are composed of geographic concentrations of 94.0% North Carolina, 3.0% of Texas independent school districts and less than 3.0% in other states. As the Company’s investment policy limits the purchase of municipal securities to “A” rated or better, the municipal investment portfolio segment has 98.4% of this portfolio rated “A” or better.

Proceeds from sales of available for sale securities during 2011, 2010 and 2009 were $274.8 million, $132.9 million and $69.8 million respectively, at an aggregate gain of $4.0 million, $3.5 million and $1.2 million respectively. These sales were part of the Company’s asset liability management.

On May 1, 2009, the Office of the Comptroller of the Currency closed Silverton Bank, N.A. and appointed the FDIC as the receiver to conduct an orderly liquidation of Silverton through the use of a bridge bank. The Company recorded a loss of $404 thousand in the first quarter of 2009 to write-off its equity investment in Silverton which was classified as other securities available for sale. The impairment loss on the Company’s equity investment in Silverton Bank was recorded as a component of non-interest income on the consolidated statements of operations for the period ended December 31, 2009. The Company determined one marketable equitable security was “other-than-temporarily” impaired during the first quarter of 2010 and recognized a $186 thousand write-down on the investment. The investment was sold during the fourth quarter of 2010 and the loss on the sale is included in securities gains and losses.

The following tables show the gross unrealized losses and fair values for our investments aggregated by category and length of time that the individual securities have been in a continuous unrealized loss position as of December 31, 2011 and December 31, 2010. For available for sale securities, the unrealized losses relate to thirty-one issues of residential mortgage backed securities, one issue of student loan pools, two municipal issues and three issues of other securities. For held to maturity securities, the unrealized losses relate to one municipal security issue and one corporate bond. All investment securities with unrealized losses are considered by management to be temporarily impaired given the credit ratings on these investment securities and management’s intent and ability to hold these securities until recovery. Should the Company decide in the future to sell securities in an unrealized loss position, or determine that impairment of any securities is other than temporary, irrespective of a decision to sell, an impairment loss would be recognized in the period such determination is made.

(3) INVESTMENT SECURITIES (Continued)

During the second half of 2011, management determined that (while possessing an A-credit rating as of December 31, 2011) the issuer’s creditworthiness appeared to be weakening, its intentions related to holding a specific corporate bond to maturity had changed. Based on this, management transferred this issue of corporate bonds from the held-to-maturity classification to available-for-sale. The pre-transfer carrying amount of this security was $4.2 million amortized cost and its post-transfer carrying value was $4.0 million at the date of the transfer, resulting in a $241 thousand unrealized loss.

	2011
	Less than 12 Months		12 Months or More		Total
	Fair Value	Unrealized losses	Fair Value	Unrealized losses	Fair Value	Unrealized losses
	(Amount in thousands)

Securities available for sale:
Asset-backed securities
Residential mortgage-backed securities	$54,446	$245	$-	$-	$54,446	$245
Collateralized mortgage obligations	12,248	1,447	-	-	12,248	1,447
Small Business Administration loan pools	12,309	74	686	2	12,995	76
Student loan pools	8,902	1	-	-	8,902	1
Municipals	6	-	-	-	6	-
Trust preferred securities	-	-	2,321	929	2,321	929
Corporate bonds	-	-	3,659	554	3,659	554

Total temporarily impaired
securities	$87,911	$1,767	$6,666	$1,485	$94,577	$3,252

Securities held to maturity:
Municipals	$-	$-	$967	$1	$967	$1
Corporate bonds	-	-	4,731	1,056	4,731	1,056

Total temporarily impaired
securities	$-	$-	$5,698	$1,057	$5,698	$1,057

	2010
	Less than 12 Months		12 Months or More		Total
	Fair Value	Unrealized losses	Fair Value	Unrealized losses	Fair Value	Unrealized losses
	(Amount in thousands)

Securities available for sale:
US Government agencies	$75,252	$2,059	$-	$-	$75,252	$2,059
Asset-backed securities
Residential mortgage-backed securities	29,315	130	-	-	29,315	130
Collateralized mortgage obligations	15,055	422	-	-	15,055	422
Small Business Administration loan pools	25,680	305	-	-	25,680	305
Municipals	31,513	737	719	4	32,232	741
Trust preferred securities	-	-	2,192	1,179	2,192	1,179
Common stocks and mutual funds					-	-
Other	976	24	-	-	976	24

Total temporarily impaired
securities	$177,791	$3,677	$2,911	$1,183	$180,702	$4,860

Securities held to maturity:
Municipals	$22,507	$1,631	$-	$-	$22,507	$1,631
Corporate bonds	9,440	560	-	-	9,440	560

Total temporarily impaired
securities	$31,947	$2,191	$-	$-	$31,947	$2,191

(3) INVESTMENT SECURITIES (Continued)

In evaluating investment securities for “other than temporary impairment” losses, management considers, among other things, (i) the length of time and the extent to which the investment is in an unrealized loss position, (ii) the financial condition and near term prospects of the issuer, and (iii) the intent and ability of the Company to retain its investment in the issuer for a sufficient period of time to allow for any anticipated recovery of unrealized loss. At December 31, 2011, there were six investment securities with aggregate fair values of $12.4 million in an unrealized loss position for at least twelve months. Based on the nature of these securities, we believe the decline in value to be solely due to changes in interest rates and the general economic conditions and not deterioration in their credit quality. Of the securities in an unrealized loss position for at least twelve months at December 31, 2011, two issues of corporate bonds amounted to $8.4 million in fair value (of the total $12.4 million in fair value) with unrealized loss positions of $1.6 million (of the total $2.5 million). The trust preferred securities had two issues in an unrealized loss position for 12 months or more due to changes in the level of market interest rates and a less active market in these securities. One of these securities has a variable rate based on LIBOR which has remained low throughout 2011. Based on the nature of these securities, we believe the decline in value to be solely due to changes in interest rates and the general economic conditions and not deterioration in their credit quality. We have the intention and ability to hold these securities for a period of time sufficient to allow for their recovery in value or maturity. The unrealized losses are reflected in other comprehensive income.

The amortized cost and fair values of securities available for sale and held to maturity at December 31, 2011 by contractual maturity are shown below. Actual expected maturities may differ from contractual maturities because issuers may have the right to call or prepay the obligation.

	Securities Available for Sale		Securities Held to Maturity
	Amortized Cost	Fair Value	Amortized Cost	Fair Value
	(Amount in thousands)

US Government Agencies
Due after one but through five years	$11,000	$11,005	$-	$-
Due after five but through ten years	1,319	1,333	-	-
Due after ten years	22,341	22,391	-	-
Municipals
Due within one year	850	850	568	577
Due after one but through five years	445	449	1,319	1,397
Due after five but through ten years	457	474	4,215	4,416
Due after ten years	25,229	27,447	27,112	28,727
Trust preferred securities
Due after ten years	3,250	2,321	-	-
Corporate bonds
Due after ten years	4,213	3,659	5,787	4,731
Other
Due after five but through ten years	1,000	1,001	-	-
Asset-backed securities
Residential mortgage-backed securities	185,838	187,306	474	508
Collateralized mortgage obligations	28,089	27,092	-	-
Small Business Administration loan pools	67,507	68,068	4,928	5,158
Student loan pools	8,903	8,902	-	-
	$360,441	$362,298	$44,403	$45,514

Securities with carrying values of $76.8 million and $81.6 million and fair values of $80.5 million and $80.5 million at December 31, 2011 and 2010, respectively, were pledged to secure public deposits as required by law. Additionally, at December 31, 2011, securities with carrying values and fair values of $48.6 million and $49.1 million were pledged to secure the Company’s borrowings from the FHLB. Securities with carrying values of $113.9 million and fair values of $115.5 million were pledged for other purposes, primarily to secure repurchase agreements and derivative positions.

For the years ended December 31, 2011, 2010 and 2009, income from taxable and nontaxable securities were $10.1 million and $2.1 million, $9.6 million and $2.6 million, and $31.1 million and $1.8 million, respectively.

(3) INVESTMENT SECURITIES (Continued)

Federal Home Loan Bank Stock

As disclosed separately on our statements of financial condition, the Company has an investment in Federal Home Loan Bank of Atlanta (“FHLB”) stock of $6.8 million at December 31, 2011 and $8.8 million at December 31, 2010. The Company carries its investment in FHLB at its cost which is the par value of the stock. In prior years, member institutions of the FHLB system have been able to redeem shares in excess of their required investment level at par on a voluntary basis daily. On March 6, 2009, FHLB announced changes in the calculation of member stock requirements (that had the impact of requiring increased member stock ownership) and changes in its policy toward the repurchase of excess stock held by members. These steps were taken as capital preservation measures reflecting a conservative financial management approach in the face of continued volatility in the financial markets and regulatory pressures. Prior to the announcement, the FHLB automatically repurchased excess stock on a daily basis. During 2011, the Company received a total of $1.9 million as its portion of repurchases of excess stock. The FHLB paid a quarterly cash dividend to its members since the second quarter of 2009. Management believes that our investment in FHLB stock was not impaired as of December 31, 2011 or December 31, 2010.

(4) LOANS

Following is a summary of loans by loan class:

	At December 31,
	2011		2010
		Percent		Percent
	Amount	of Total	Amount	of Total
	(Amounts in thousands)

Commercial real estate	$387,275	40.8%	$455,705	40.3%
Commercial
Commercial and industrial	85,321	9.0%	92,307	8.2%
Commercial line of credit	44,574	4.7%	64,660	5.7%
Residential real estate
Residential construction	101,945	10.7%	137,644	12.2%
Residential lots	45,164	4.8%	62,552	5.5%
Raw land	17,488	1.8%	20,171	1.8%
Home equity lines	95,136	10.0%	104,833	9.3%
Consumer	173,119	18.2%	192,204	17.0%

Subtotal	950,022	100%	1,130,076	100%

Less: Allowance for loan losses	(24,165)		(29,580)

Net Loans	$925,857		$1,100,496

Construction loans are non-revolving extensions of credit secured by real property, the proceeds of which will be used to a) finance the preparation of land for construction of industrial, commercial, residential, or farm buildings; or b) finance the on-site construction of such buildings. Construction loans are approved based on a set of projections regarding cost, time to completion, time to stabilization or sale, and availability of permanent financing. Any one of these projections may vary from actual results. Therefore, construction loans are considered based not only on the expected merits of the project itself, but also on secondary and tertiary repayment sources of the project sponsor, project sponsor expertise and experience and independent evaluation of project viability. Personal guarantees are typically required. Sources of repayment for these types of loans may be pre-committed permanent loans from approved long-term lenders, sales of developed property, or an interim loan commitment from the Company until permanent financing is obtained. These loans are closely monitored by on-site inspections to ensure that loan commitments remain in-balance with work completed to date and that adequate funds remain available to ensure completion.

(4) LOANS (Continued)

Commercial real estate loans are underwritten by evaluating and understanding the borrower’s ability to generate adequate cash flow to repay the subject debt within reasonable terms. These loans are viewed primarily as cash flow loans and secondarily as loans secured by real estate. Commercial real estate lending typically involves higher loan amounts relative to equity sources of capitalization and higher debt service requirements relative to available cash flow. This heightened degree of financial and operating leverage can expose commercial real estate loans to increased sensitivity to changes in market and economic conditions. Repayment of these loans is generally largely dependent on the successful operation of the property securing the loan or the business conducted on the property securing the loan. Management monitors and evaluates commercial real estate loans based on collateral, geography, and secondary/tertiary sources of repayment of the property sponsors. Management tracks the level of owner-occupied commercial real estate loans versus non-owner occupied loans. Loans secured by owner-occupied properties are generally considered to be less sensitive to real estate market conditions, since the profitability and cash flow of the occupying business are aligned via common ownership.

Commercial and industrial loans are underwritten after evaluating and understanding the borrower’s ability to generate positive cash flow, operate profitably and prudently expand its business. Underwriting standards are designed to promote relationships to include a full range of loan, deposit, and cash management services. Underwriting processes include thorough examination of the borrower’s market, operating environment, and business model, to assess whether current and projected cash flows can reasonably be expected to present an acceptable source of repayment. Such repayments are generally sensitized with variances of growth/decline, profitability, and operating cycle changes. Secondary repayment sources, including collateral, are assessed. The level of control and monitoring over such secondary repayment sources may be impacted by the strength of the primary repayment source and the financial position of the borrower.

Residential lot loans are extensions of credit secured by developed tracts of land with appropriate entitlements to support construction of single family or multifamily residential buildings. Such loans were historically structured as time or term loans to finance the holding of the lot for future construction. Because the property is neither generating current income nor providing shelter, these loans have proven to be subject to a higher-than-average risk of abandonment. Extensions of credit for acquisition of finished lots are generally assessed based on the outside repayment sources readily available to the borrower in the current underwriting for such loans.

Consumer loans are originated utilizing a centralized approval process staffed by experienced consumer loan administration personnel. Policies and procedures are developed and maintained to ensure compliance with the Company’s risk management objectives and regulatory compliance requirements. This activity, coupled with relatively small loan amounts spread across many individual borrowers, minimizes risk. Additionally, trend and outlook reports are reviewed by management on a periodic basis, along with periodic review activity of particular regions and individual lenders. Loans are concentrated in home equity lines of credit and term loans secured by first or second liens on owner-occupied residential real estate.

Home Equity loans are consumer-purpose revolving or term loans secured by 1st or 2nd liens on owner-occupied residential real estate. Such loans are underwritten and approved on the same centralized basis as other consumer loans. Appropriate risk management and compliance practices are exercised to ensure that loan-to-value, lien perfection, and compliance risks are addressed and managed within the Bank’s established tolerances. The degree of utilization of revolving commitments within this asset class is reviewed monthly to identify changes in the behavior of this borrowing group.

Commercial lines of credit are underwritten according to the same standards applied to other commercial and industrial loans; with particular focus on the cash flow impact of the borrower’s operating cycle. Based on the risk profile of each borrower, an appropriate level of monitoring and servicing can be applied, such that higher risk categories involve more frequent monitoring and more involved control over the cash proceeds of asset conversion. Lower risk profiles may involve less restrictive controls and lighter servicing intensity.

Raw land loans are those secured by tracts of undeveloped raw land held for personal use or investment. Such properties are expected to be held for a period of not less than twenty-four months with no active development plan. Given the raw nature of the land, these loans are underwritten based on the ability of the borrower to service the indebtedness with sources of income unrelated to the property. Higher cash down payment and lower loan-to-value expectations are applied to such loans.

(4) LOANS (Continued)

Loan origination fees and certain direct origination are capitalized and recognized as an adjustment to yield over the life of the related loan. Net unamortized deferred fees less related cost included in the above were $136 thousand and $128 thousand for 2011 and 2010.

Loans are placed in a nonaccrual status for all classes of loans when, in management’s opinion, the borrower may be unable to meet payments as they become due or 90 days past due. Loans are returned to an accrual status when the borrower makes timely principal and interest payments for a period of six months and has the ability to continue making scheduled payments until the loan is repaid in full. The following is a summary of nonperforming loans and nonperforming assets at December 31, 2011 and 2010:

	2011	2010
	(Amounts in thousands)

Nonaccrual loans	$38,715	$63,178
Restructured loans - nonaccruing	29,333	28,599
Total nonperforming loans	68,048	91,777

Foreclosed assets	19,812	17,314

Total nonperforming assets	$87,860	$109,091

Restructured loans in accrual status not included above	$24,202	$12,117

For loan modifications and in particular, troubled debt restructurings (TDRs), the Company generally utilizes its own loan modification programs whereby the borrower is provided one or more of the following concessions: interest rate reduction, extension of payment terms, forgiveness of principal or other modifications. The Company has a small residential mortgage portfolio without the need to utilize government sponsored loan modification programs. The primary factor in the pre-modification evaluation of a troubled debt restructuring is whether such an action will increase the likelihood of achieving a better result in terms of collecting the amount owed to the Bank.

Loans on nonaccrual status at the date of modification are initially classified as nonaccrual TDRs. Loans on accruing status at the date of concession are initially classified as accruing TDRs if the loan is reasonably assured of repayment and performance is expected in accordance with its modified terms. Such loans may be designated as nonaccrual loans subsequent to the concession date if reasonable doubt exists as to the collection of interest or principal under the restructuring agreement. TDRs are returned to accruing status when there is economic substance to the restructuring, there is documented credit evaluation of the borrower’s financial condition, the remaining balance is reasonably assured of repayment in accordance with its modified terms, and the borrower has demonstrated sustained repayment performance in accordance with the modified terms for a reasonable period of time (generally a minimum of six months).

As illustrated in the table below, during the year ended December 31, 2011, the following concessions were made on 117 loans for $47.9 million (measured as a percentage of loan balances on TDRs):

•	Reduced interest rate for 37% (24 loans for $17.7 million);
•	Extension of payment terms for 57% (90 loans for $27.4 million);
•	Forgiveness of principal for 4% (1 loan for $1.9 million); and
•	Other for 2% (2 loans for $938 thousand).

In cases where there was more than one concession granted, the modification was classified by the more dominant concession.

(4) LOANS (Continued)

The following table presents a breakdown of the types of concessions made by loan class for the twelve months ended December 31, 2011.

	Twelve Months ended December 31, 2011
		Pre-Modification	Post-Modification
		Outstanding	Outstanding
	Number of	Recorded	Recorded
Amounts in $ thousands	Loans	Investment	Investment
Below market interest rate
Commercial real estate	5	$6,303	$6,303
Commercial and industrial	1	68	68
Commercial line of credit	2	247	247
Residential construction	3	6,331	6,331
Residential lots	10	4,578	4,578
Raw land	-	-	-
Consumer	3	117	117
Subtotals	24	17,644	17,644

Extended payment terms
Commercial real estate	26	13,397	13,397
Commercial and industrial	15	2,071	2,071
Commercial line of credit	3	296	296
Residential construction	5	2,682	2,682
Home equity lines	3	393	393
Residential lots	4	384	384
Raw land	2	59	59
Consumer	32	8,134	8,134
Subtotals	90	27,416	27,416

Forgiveness of principal
Commercial real estate	1	1,931	1,391
Subtotals	1	1,931	1,391

Other
Residential lots	1	910	1,113
Consumer	1	28	28
Subtotals	2	938	1,141

Grand Totals	117	$47,929	$47,592

The twenty-four loans for which an interest rate concession was granted during 2011 were collateral dependent. These loans are evaluated individually for impairment using the fair value of collateral method. Prior to the modifications shown above, these loans had partial charge-offs of $ 1.4 million. Because this recorded investment of these loans had already been charged down to the fair value of their collateral prior to the date of the modification, the recorded investment of these loans has not changed post-modification. The largest loan modification for $910 thousand in the other category involved the Bank advancing additional funds to further develop lots; such funds would not generally be advanced given the borrower’s financial condition. At December 31, 2011, this loan was adequately collateralized and no specific reserve was recorded.

(4) LOANS (Continued)

During the twelve months ended December 31, 2011, the Company modified 117 loans in the amount of $47.9 million. Of this total, there were payment defaults (where the modified loan was past due thirty days or more) of $7.0 million, or 14.7%, respectively, during the twelve months ended December 31, 2011.

The following table presents loans that were modified as troubled debt restructurings within the previous 12 months and for which there was a payment default during the three and twelve months ended December 31, 2011.

	Year ended December 31, 2011
	Number of	Recorded
Amounts in $ thousands	Loans	Investment
Below market interest rate
Commercial real estate	-	$-
Residential construction	1	942
Home equity lines	-	-
Residential lots	-	-
Consumer	-	-
Subtotals	1	942

Extended payment terms
Commercial real estate	7	3,170
Commercial and industrial	5	555
Commercial line of credit	1	38
Residential construction	2	244
Home equity lines	2	392
Residential lots	1	43
Consumer	10	1,655
Subtotals	28	6,097

Forgiveness of principal
Commercial real estate	-	-
Consumer	-	-
Subtotals	-	-

Other
Consumer	-	-
Subtotals	-	-

Grand Totals	29	$7,039

Of the total of 117 loans for $47.9 million which were modified during the twelve months ended December 31, 2011, the following represents their success or failure during the year ended December 31, 2011:

•	63.1% are paying as restructured;
•	24.9% have been reclassified to nonaccrual;
•	6.8% have defaulted and/or foreclosed upon; and
•	5.2% have paid in full.

The following table presents the successes and failures of the types of modifications within the previous 12 months as of December 31, 2011.

	Paid in full		Paying as restructured		Converted to non-accrual		Foreclosure/Default
	Number	Recorded	Number	Recorded	Number	Recorded	Number	Recorded
Amounts in $ thousands	of Loans	Investment	of Loans	Investment	of Loans	Investment	of Loans	Investment
Below market interest rate	1	$942	12	$6,778	11	$9,924	-	$-
Extended payment terms	5	1,550	69	20,612	7	1,989	9	3,265
Forgiveness of principal	-	-	1	1,931	-	-
Other	-	-	2	938	-	-	-	-
Total	6	$2,492	84	$30,259	18	$11,913	9	$3,265

(4) LOANS (Continued)

The following is a summary of the recorded investment in nonaccrual loans and impaired loans segregated by class of loans:

	December 31, 2011		December 31, 2010
	Nonaccrual Loans	Impaired Loans	Nonaccrual Loans	Impaired Loans
	(Amounts in thousands)
Commercial real estate	$26,484	$39,297	$22,085	$21,251
Commercial and industrial	3,548	3,899	7,324	6,359
Commercial line of credit	1,429	1,004	3,381	3,233
Residential construction	11,491	16,619	26,257	25,676
Home equity lines	2,637	1,955	1,031	433
Residential lots	12,096	12,095	19,192	19,336
Raw land	1,484	1,484	1,963	1,962
Consumer	8,879	10,753	10,544	8,872

Total	$68,048	$87,106	$91,777	$87,122

The Company evaluates “impaired” loans, which includes nonperforming loans and accruing troubled debt restructured loans, having risk characteristics that are unique to an individual borrower on a loan-by-loan basis with balances above a specified level. For smaller loans, the allowance is calculated based on historical loss experience and other qualitative factors. Included in the table below, $65.1 million out of the total of $68.0 million of nonperforming loans and $22.0 million out of the total of $24.2 million of accruing troubled debt restructured loans were individually evaluated which required a reserve of $1.2 million and $392 thousand, respectively, for a total specific ALLL of $1.6 million. The impaired loans with smaller balances ($2.9 million in nonperforming loans and $2.2 million in accruing troubled debt restructured loans) were collectively evaluated for impairment.

The following is a summary of loans individually or collectively evaluated for impairment, by segment, at December 31, 2011:

	Commercial		Residential
	Real		Real
	Estate	Commercial	Estate	HELOC	Consumer	Total
	(Amounts in thousands)
Ending balance: nonperforming
loans individually
evaluated for impairment	$24,822	$3,889	$27,238	$1,955	$7,209	$65,113

Accruing troubled debt
restructured loans
individually evaluated
for impairment	14,475	1,014	2,960	-	3,544	21,993

Ending balance: total impaired
loans individually evaluated
for impairment	39,297	4,903	30,198	1,955	10,753	87,106

Ending balance: collectively
evaluated for impairment	347,978	124,993	134,399	93,180	162,366	862,916

Ending Balance	$387,275	$129,896	$164,597	$95,135	$173,119	$950,022

(4) LOANS (Continued)

The following is a breakdown of impaired loans individually evaluated for impairment, by class, with and without related specific allowance at December 31, 2011:

					Year to Date	Year to Date
	Unpaid	Partial			Average	Interest
	Principal	Charge Offs	Recorded	Related	Recorded	Income
	Balance	To Date	Investment	Allowance	Investment	Recognized
With no related	(Amounts in thousands)
allowance recorded:

Commercial real estate	$36,251	$(7,334)	$28,917	$-	$26,846	$358
Commercial
Commercial and industrial	4,742	(1,341)	3,401	-	2,998	76
Commercial line of credit	957	(52)	905	-	1,427	-
Residential real estate
Residential construction	17,874	(2,443)	15,431	-	15,241	190
Residential lots	6,853	(2,803)	4,050	-	10,387	17
Raw land	3,808	(2,324)	1,484	-	1,467	-
Home equity lines	954	(32)	922	-	655	-
Consumer	10,501	(1,501)	9,000	-	5,211	81
Subtotal	81,940	(17,830)	64,110	-	64,232	722

With an allowance recorded:

Commercial real estate	10,710	(330)	10,380	655	8,346	420
Commercial
Commercial and industrial	498	-	498	114	1,067	14
Commercial line of credit	99	-	99	99	482	-
Residential real estate
Residential construction	1,348	(160)	1,188	102	2,602	17
Residential lots	9,080	(1,035)	8,045	161	3,843	32
Raw land	-	-	-	-	144	-
Home equity lines	1,033	-	1,033	387	1,027	-
Consumer	1,839	(86)	1,753	90	2,921	80
Subtotal	24,607	(1,611)	22,996	1,608	20,432	563

Summary
Commercial real estate	46,961	(7,664)	39,297	655	35,192	778
Commercial	6,296	(1,393)	4,903	213	5,974	90
Residential real estate	38,963	(8,765)	30,198	263	33,684	256
Home equity lines	1,987	(32)	1,955	387	1,682	-
Consumer	12,340	(1,587)	10,753	90	8,132	161

Grand Totals	$106,547	$(19,441)	$87,106	$1,608	$84,664	$1,285

As shown in the above table, the Company has previously taken partial charge-offs of $19.4 million on the $87.1 million in loans individually evaluated for impairment. In addition, the Company has set aside $1.6 million in specific allowance for these $23.0 million in loans.

(4) LOANS (Continued)

The following is a summary of loans by segment at December 31, 2010:

	Commercial		Residential
	Real		Real
	Estate	Commercial	Estate	HELOC	Consumer	Total
	(Amounts in thousands)
Ending balance: individually
evaluated for impairment	$21,252	$9,592	$46,974	$432	$8,872	$87,122

Ending balance: collectively
evaluated for impairment	437,186	147,375	173,393	104,401	180,599	1,042,954

Ending Balance	$458,438	$156,967	$220,367	$104,833	$189,471	$1,130,076

The following is a breakdown of impaired loans individually evaluated for impairment, by class, with and without related specific allowance at December 31, 2010:

	Unpaid	Partial			Average
	Principal	Charge Offs	Recorded	Related	Recorded
	Balance	To Date	Investment	Allowance	Investment
With no related allowance recorded:	(Amounts in thousands)

Commercial real estate	$23,114	$(5,761)	$17,353	$-	$12,065
Commercial
Commercial and industrial	7,398	(1,923)	5,475	-	5,593
Commercial line of credit	2,530	(105)	2,425	-	1,620
Residential real estate
Residential construction	23,230	(4,554)	18,676	-	14,254
Residential lots	15,449	(6,511)	8,938	-	8,621
Raw land	3,989	(2,277)	1,712	-	1,450
Home equity lines	457	(123)	334	-	208
Consumer	5,904	(1,524)	4,380	-	2,992
Subtotal	82,071	(22,778)	59,293	-	46,803

With an allowance recorded:

Commercial real estate	3,958	(60)	3,898	775	9,041
Commercial
Commercial and industrial	990	(106)	884	510	1,583
Commercial line of credit	834	(26)	808	583	2,084
Residential real estate
Residential construction	7,114	(114)	7,000	860	15,352
Residential lots	10,484	(86)	10,398	841	11,251
Raw land	251	(1)	250	53	251
Home equity lines	100	(1)	99	91	83
Consumer	4,516	(24)	4,492	1,417	1,755
Subtotal	28,247	(418)	27,829	5,130	41,400

Summary
Commercial real estate	27,072	(5,821)	21,251	775	21,106
Commercial	11,752	(2,160)	9,592	1,093	10,880
Residential real estate	60,517	(13,543)	46,974	1,754	51,179
Home equity lines	557	(124)	433	91	291
Consumer	10,420	(1,548)	8,872	1,417	4,747

Grand Totals	$110,318	$(23,196)	$87,122	$5,130	$88,203

The amount of interest income recognized on impaired loans during the portion of the year they were considered impaired for 2010 and 2009 was $59 thousand and $312 thousand, respectively. The interest income foregone for loans in a non-accrual status for 2010 and 2009 was $2.9 million and $1.2 million, respectively.

(4) LOANS (Continued

The recorded investment in loans that were considered and collectively evaluated for impairment at December 31, 2011 and 2010 totaled $862.9 million and $1.04 billion, respectively. The recorded investment in loans that were considered individually impaired at December 31, 2011 and 2010 totaled $87.1 million and $87.1 million, respectively. At December 31, 2011 and 2010, the recorded investment in impaired loans requiring a valuation allowance based on individual analysis were $23.0 million and $27.8 million, respectively, with a corresponding valuation allowance of $1.6 million and $5.1 million. No valuation allowance for the other impaired loans was considered necessary. No loans with deteriorated credit quality were acquired during the years ended December 31, 2011 or 2010.

The average recorded investment in impaired loans for the years ended December 31, 2011, 2010, and 2009 was approximately $84.7 million, $88.2 million and $26.8 million, respectively. The amount of interest income recognized on impaired loans during the portion of the year they were considered impaired for 2011, 2010 and 2009 was $1.3 million, $723 thousand and $312 thousand, respectively. The interest income foregone for loans in a non-accrual status for 2011, 2010 and 2009 was $3.8 million, $2.9 million and $1.2 million, respectively.

The following is an age analysis of past due financing receivables by class at December 31, 2011:

	30-59 Days Past Due	60-89 Days Past Due	Greater than 90 Days (1)	Total Past Due	Current	Total Financing Receivables	Recorded Investment 90 Days or more and Accruing
	(Amounts in thousands)
Commercial real estate	$376	$265	$26,484	$27,125	$360,150	$387,275	$-
Commercial and industrial	308	7	3,548	3,863	81,458	85,321	-
Commercial line of credit	50	35	1,429	1,514	43,060	44,574	-
Residential construction	-	-	11,491	11,491	90,454	101,945	-
Home equity lines	248	171	2,637	3,056	92,080	95,136	-
Residential lots	-	-	12,096	12,096	33,068	45,164	-
Raw land	-	-	1,484	1,484	16,004	17,488	-
Consumer	2,839	932	8,879	12,650	160,469	173,119	-

Total	$3,821	$1,410	$68,048	$73,279	$876,743	$950,022	$-

Percentage of total loans	0.40%	0.15%	7.16%	7.71%	92.29%

The following is an age analysis of past due financing receivables by class at December 31, 2010:

	30-59 Days Past Due	60-89 Days Past Due	Greater than 90 Days (1)	Total Past Due	Current	Total Financing Receivables	Recorded Investment 90 Days or more and Accruing
	(Amounts in thousands)
Commercial real estate	$43	$114	$22,085	$22,242	$433,463	$455,705	$-
Commercial and industrial	53	2	7,324	7,379	84,928	92,307	-
Commercial line of credit	103	19	3,381	3,503	61,157	64,660	-
Residential construction	92	721	26,257	27,070	110,574	137,644	-
Home equity lines	415	222	1,031	1,668	103,165	104,833	-
Residential lots	34	-	19,192	19,226	43,326	62,552	-
Raw land	24	-	1,963	1,987	18,184	20,171	-
Consumer	3,165	468	10,544	14,177	178,027	192,204	-

Total	$3,929	$1,546	$91,777	$97,252	$1,032,824	$1,130,076	$-

Percentage of total loans	0.35%	0.14%	8.12%	8.61%	91.39%

(1) As the Company has no loans past due 90 or more days and still accruing, this category only includes nonaccrual loans.

(4) LOANS (Continued)

The Company has granted loans to certain directors and executive officers of the Company and their related interests. Such loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other borrowers and, in management’s opinion, do not involve more than the normal risk of collectability. All loans to directors and executive officers or their interests are submitted to the Board of Directors for approval. A summary of loans to directors and their interests follows:

	2011	2010	2009
	(Amounts in thousands)
Balance at beginning of year	$21,961	$24,433	$25,585

Disbursements	9,093	11,032	13,110

Repayments	(14,623)	(13,504)	(14,262)

Other increases (decreases) in exposure due to:
Other	(170)	-	-

Balance at end of year	$16,261	$21,961	$24,433

At December 31, 2011, the Company had pre-approved but unused lines of credit totaling $2.7 million to executive officers, directors and their affiliates.

(5)  ALLOWANCE FOR LOAN LOSSES

An analysis of the allowance for loan losses follows:

	2011	2010	2009
	(Amounts in thousands)

Balance at beginning of year	$29,580	$29,638	$18,851

Provision for loan losses	15,150	39,000	34,000

Charge-offs	(24,885)	(42,489)	(24,633)
Recoveries	4,320	3,431	1,420
Net charge-offs	(20,565)	(39,058)	(23,213)

Balance at end of year	$24,165	$29,580	$29,638

The following table shows, by loan segment, an analysis of the allowance for loan losses at December 31, 2011.

	Commercial		Residential
	Real		Real
	Estate	Commercial	Estate	HELOC	Consumer	Total
	(Amounts in thousands)
Allowance for credit losses:
Beginning balance	$6,703	$4,154	$13,534	$1,493	$3,696	$29,580
Provision	9,102	1,757	40	749	3,502	15,150
Charge-offs	(7,988)	(3,400)	(8,132)	(977)	(4,388)	(24,885)
Recoveries	1,259	525	1,816	147	573	4,320
Ending balance	$9,076	$3,036	$7,258	$1,412	$3,383	$24,165

For nonperforming loans
requiring specific ALLL	$309	$213	$262	$387	$45	$1,216

For accruing troubled debt
restructured loans
requiring specific ALLL	346	-	1	-	45	392

Ending balance: requiring
specific ALLL	$655	$213	$263	$387	$90	$1,608

Ending balance: general
ALLL	$8,421	$2,823	$6,995	$1,025	$3,293	$22,557

(5)  ALLOWANCE FOR LOAN LOSSES (Continued)

The following table shows, by loan segment, an analysis of the allowance for loan losses at December 31, 2010.

	Commercial		Residential
	Real		Real
	Estate	Commercial	Estate	HELOC	Consumer	Total
	(Amounts in thousands)
Allowance for credit losses:
Beginning balance	$9,356	$3,079	$13,272	$1,187	$2,744	$29,638
Provision	5,237	5,520	22,597	1,933	3,713	39,000
Charge-offs	(8,200)	(5,610)	(23,944)	(1,799)	(2,935)	(42,488)
Recoveries	310	1,165	1,609	172	174	3,430
Ending balance	$6,703	$4,154	$13,534	$1,493	$3,696	$29,580

Ending balance: requiring
specific ALLL	$775	$1,093	$1,754	$91	$1,417	$5,130

Ending balance: general
ALLL	$5,928	$3,061	$11,780	$1,402	$2,279	$24,450

Credit Quality Indicators. As part of the on-going monitoring of the credit quality of the Company’s loan portfolio, management tracks certain credit quality indicators including trends related to (i) the weighted-average risk grade of commercial loans, (ii) the level of classified commercial loans, (iii) net charge-offs, (iv) nonperforming loans (see details above) and (v) the general economic conditions in its market areas.

The Company utilizes a risk grading matrix to assign a risk grade to each of its commercial loans. Loans are graded on a scale of 1 to 9. A description of the general characteristics of the 9 risk grades is as follows:

•	Grades 1, 2 and 3 – Better Than Average Risk – Borrowers assigned any one of these ratings would generally be characterized as representing better than average risk. Access to alternate sources of traditional bank financing is evident; secondary repayment sources are sufficient to protect against the risk of principal or income loss.

•	Grade 4 – Average Risk – Borrowers assigned this rating would generally be characterized as representing average risk. Access to alternate sources of traditional bank financing is evident; secondary repayment sources are sufficient to protect against the risk of principal or income loss. Or, the risk attributable to a marginally sufficient primary repayment source is mitigated by liquid collateral in amounts which, discounted for normal fluctuations in market value, are sufficient to protect against the risk of principal or income loss.

•	Grade 5 – Acceptable Risk/Watch – Loans where the borrower’s ability to repay from primary (intended) repayment source is not clearly sufficient to ensure performance as contracted; however, the loan is performing as contracted, secondary repayment sources are clearly sufficient to protect against the risk of principal or income loss, and the Bank can reasonably expect that the circumstances causing the repayment concern will be resolved. Access to alternate financing sources exists, but may be limited to institutions specializing in higher risk financing.

•	Grade 6 – Special Mention – This would include “Other Assets Especially Mentioned” (OAEM). OAEM are currently protected but potentially weak, they are characterized by: undue and unwarranted credit risk but not to the point of justifying a classification of substandard. Potential weakness may weaken the asset or inadequately protect the Bank’s credit position at some future date if not corrected. Evidence that the risk is increasing beyond that at which the loan originally would have been granted. Loans, where adverse economic conditions that develop subsequent to the loan origination that do not jeopardize liquidation of the debt but do increase the level of risk, may also warrant this rating.

(5)  ALLOWANCE FOR LOAN LOSSES (Continued)

•	Grade 7 – Substandard – A substandard loan is inadequately protected by the current net worth and paying capacity of the obligor or by the value of the collateral pledged, if any. There is a distinct possibility that the Bank will sustain some loss if the deficiencies are not corrected. Loans in this category are characterized by deterioration in quality exhibited by any number of well-defined weaknesses requiring corrective action. Examples include high debt to worth ratios, declining or negative earnings trends, declining or inadequate liquidity, improper loan structure and questionable repayment sources. Near term improvement is questionable.

•	Grade 8 – Doubtful – Loans classified as doubtful have all the weaknesses inherent in loans classified substandard, plus the added characteristic that the weaknesses make collection or liquidation in full on the basis of currently existing facts, conditions and values highly questionable and improbable. Some loss of principal is expected, however, the amount of such loss cannot be fully determined at this time. Factors such as equity injection, alternative financing, liquidation of assets or the pledging of additional collateral can impact the loan. All loans in this category are immediately placed on non-accrual with all payments applied to principal until such time as the potential loss exposure is eliminated.

•	Grade 9 – Loss – Loans classified as loss are considered uncollectable and of such little value that there continuance as bankable assets is not warranted. This classification does not mean that the asset has absolutely no recovery or salvage value, but rather that it is not practical or desirable to defer writing off this worthless loan even though partial recovery may be affected in the future.

Loan grades for all commercial loans are established at the origination of the loan. Non-commercial loans are graded as a 4 at origination date as these loans are determined to be “pass graded” loans. These non-commercial loans may subsequently require a different risk grade if the credit department has evaluated the credit and determined it necessary to reclassify the loan. Loan grades are reviewed on a quarterly basis, or more frequently if necessary, by the credit department. Typically, an individual loan grade will not be changed from the prior period unless there is a specific indication of credit deterioration or improvement. Credit deterioration is evidenced by delinquency, direct communications with the borrower, or other borrower information that becomes public. Credit improvements are evidenced by known factors regarding the borrower or the collateral property.

The loan grades relate to the likelihood of losses in that the higher the grade, the greater the loss potential. Loans with a grade of 1 to 5 are believed to have some inherent losses in the portfolios, but to a lesser extent than the other loan grades. The special mention or OAEM loan grade is transitory in that the Company is waiting on additional information to determine the likelihood and extent of the potential losses. However, the likelihood of loss is greater than Watch grade because there has been measurable credit deterioration. Loans with a substandard grade are generally loans the Company has individually analyzed for potential impairment. The Doubtful graded loans and the Loss graded loans are to a point that the Company is almost certain of the losses, and the unpaid principal balances are generally charged-off.

The Company’s allowance for loan losses (“ALLL”) is established through charges to earnings in the form of a provision for loan losses. We increase our allowance for loan losses by provisions charged to operations and by recoveries of amounts previously charged off and we reduce our allowance by loans charged off. In evaluating the adequacy of the allowance, we consider the growth, composition and industry diversification of the portfolio, historical loan loss experience, current delinquency levels, trends in past dues and classified assets, adverse situations that may affect a borrower’s ability to repay, estimated value of any underlying collateral, prevailing economic conditions and other relevant factors derived from our history of operations. Management is continuing to closely monitor the value of real estate serving as collateral for our loans, especially lots and land under development, due to continued concern that the low level of real estate sales activity will continue to have a negative impact on the value of real estate collateral. In addition, depressed market conditions have adversely impacted, and may continue to adversely impact, the financial condition and liquidity position of certain of our borrowers. Additionally, the value of commercial real estate collateral may come under further pressure from weak economic conditions and prevailing unemployment levels. The methodology and assumptions used to determine the allowance are continually reviewed as to their appropriateness given the most recent losses realized and other factors that influence the estimation process. The model assumptions and resulting allowance level are adjusted accordingly as these factors change. The Company incorporates certain refinements and improvements to its allowance for loan losses methodology from time to time. During 2011, the Company made the following refinements in its allowance methodology. First, the Company individually evaluated accruing TDR loans for impairment which at December 31, 2011 amounted to $22.0 million in accruing TDR loans requiring a specific allowance of $392 thousand. Second, the use of a loan migration factor by risk grade as an increment to historical loss experience was discontinued in the general (FAS 5) loss allowance calculation because of the lack of statistically meaningful supporting data. Third, we enhanced the use of qualitative and quantitative factors to further evaluate the portfolio risk. Except for the impact of the first refinement noted above, the effects of these refinements were offsetting and minimally affected the total allowance.

(5)  ALLOWANCE FOR LOAN LOSSES (Continued)

The ALLL consists of two major components: specific valuation allowances and a general valuation allowance. The Bank’s format for the calculation of ALLL begins with the evaluation of individual loans considered impaired. For the purpose of evaluating loans for impairment, loans are considered impaired when it is considered probable that all amounts due under the contractual terms of the loan will not be collected when due (minor shortfalls in amount or timing excepted). The Bank has established policies and procedures for identifying loans that should be considered for impairment. Loans are reviewed through multiple means such as delinquency management, credit risk reviews, watch and criticized loan monitoring meetings and general account management. Loans that are outside of the Bank’s established criteria for evaluation may be considered for impairment testing when management deems the risk sufficient to warrant this approach. For loans determined to be impaired, the specific allowance is based on the most appropriate of the three measurement methods: present value of expected future cash flows, fair value of collateral, or the observable market price of a loan method. While management uses the best information available to make evaluations, future adjustments to the allowance may be necessary if conditions differ substantially from the assumptions used in making the evaluations. Once a loan is considered individually impaired, it is not included in the population of loans collectively evaluated for impairment, even if no specific allowance is considered necessary.

In addition to the evaluation of loans for impairment, the Company calculates loan loss exposure on the remaining loans (not evaluated for impairment) by applying the applicable historical loan loss experience of the loan portfolio to provide for probable losses in the loan portfolio through the general valuation allowance. These loss factors are based on an appropriate loss history for each major loan segment more heavily weighted for the most recent twelve months historical loss experience to reflect current market conditions. In addition, the Company assigns additional general allowance requirements utilizing qualitative risk factors related to economic and portfolio trends that are pertinent to the underlying risks in each major loan segment in estimating the general valuation allowance. This methodology allows the Company to focus on the relative risk and the pertinent factors for the major loan segments of the Company.

(5) ALLOWANCE FOR LOAN LOSSES (Continued)

The following is a summary of credit exposure segregated by credit risk profile by internally assigned grade by class at December 31, 2011 and December 31, 2010:

	Commercial Real Estate		Commercial and Industrial		Commercial Lines of Credit
	December 31,	December 31,	December 31,	December 31,	December 31,	December 31,
	2011	2010	2011	2010	2011	2010
	(Amounts in thousands)
Acceptable Risk or Better	$261,287	$309,215	$57,563	$64,362	$37,883	$54,276
Special Mention	49,179	54,923	10,804	13,295	2,796	4,000
Substandard	76,701	89,355	16,526	13,656	3,765	4,592
Doubtful	108	2,212	428	994	130	1,792
Total	$387,275	$455,705	$85,321	$92,307	$44,574	$64,660

	Residential Construction		Home Equity Lines		Consumer
	December 31,	December 31,	December 31,	December 31,	December 31,	December 31,
	2011	2010	2011	2010	2011	2010
	(Amounts in thousands)
Acceptable Risk or Better	$62,382	$62,529	$87,325	$96,904	$139,491	$154,628
Special Mention	11,212	35,543	2,362	3,024	13,147	17,489
Substandard	28,351	39,572	5,449	4,905	20,481	20,087
Total	$101,945	$137,644	$95,136	$104,833	$173,119	$192,204

	Residential Lots		Raw Land
	December 31,	December 31,	December 31,	December 31,
	2011	2010	2011	2010
	(Amounts in thousands)
Acceptable Risk or Better	$10,451	$16,125	$11,807	$13,138
Special Mention	5,612	10,503	976	209
Substandard	29,101	35,924	4,705	6,824
Total	$45,164	$62,552	$17,488	$20,171

(6) PREMISES AND EQUIPMENT

Following is a summary of premises and equipment at December 31, 2011 and 2010:

	2011	2010
	(Amounts in thousands)

Land	$10,409	$10,590
Buildings and leasehold improvements	35,560	35,545
Furniture and equipment	18,512	17,832
	64,481	63,967
Less accumulated depreciation	(26,166)	(23,417)

Total	$38,315	$40,550

Depreciation and amortization amounting to $2.9 million in 2011, $3.1 million in 2010 and $3.4 million in 2009, is included in occupancy and equipment expense.

(7) GOODWILL AND OTHER INTANGIBLES

The following is a summary of goodwill and other intangible assets at December 31, 2011 and 2010. Other intangible assets are included in other assets in the consolidated balance sheet.

	2011	2010
	(Amounts in thousands)

Core deposit intangibles - gross	$2,177	$2,177
Less accumulated amortization	1,724	1,506

Core deposit intangibles - net	$453	$671

Goodwill represents the excess of the cost of an acquisition over the fair value of the net assets acquired. Goodwill impairment testing is performed annually or more frequently if events or circumstances indicate possible impairment. An impairment loss is recorded to the extent that the carrying value of goodwill exceeds its implied fair value.

In performing the first step (“Step 1”) of the goodwill impairment testing and measurement process to identify possible impairment, the estimated fair value of the reporting unit (determined to be Company-level) was developed using both the income and market approaches to value the Company. The income approach consists of discounting projected long-term future cash flows, which are derived from internal forecasts and economic expectations for the Company. The significant inputs to the income approach include the long-term target tangible equity to tangible assets ratio and the discount rate, which is determined utilizing the Company’s cost of capital adjusted for a company-specific risk factor. The company-specific risk factor is used to address the uncertainty of growth estimates and earnings projections of management. Under one market approach, a value is calculated from an analysis of comparable acquisition transactions based on earnings, book value, assets and deposit premium multiples from the sale of similar financial institutions. Another market valuation approach utilizes the current stock price adjusted by an appropriate control premium as an indicator of fair market value. Our annual goodwill testing in May 2008, which was updated as of December 31, 2008, indicated that the goodwill booked at the time of the acquisition of The Community Bank continued to properly value the acquired company and had not been impaired as of December 31, 2008. No impairment was recorded as a result of goodwill testing performed during 2008.

We updated our Step 1 goodwill impairment testing as of March 31, 2009. Given the substantial declines in our common stock price, declining operating results, asset quality trends, market comparables and the economic outlook for our industry, the results of this Step 1 process indicated that the Company’s estimated fair value was less than book value, thus requiring a second step (“Step 2”) of the goodwill impairment test. Based on the Step 2 analysis, it was determined that the Company’s fair value did not support the goodwill recorded at the time of the acquisition of The Community Bank in January 2004; therefore, the Company recorded a $49.5 million goodwill impairment charge to write-off the entire amount of goodwill as of March 31, 2009. This non-cash goodwill impairment charge to earnings was recorded as a component of non-interest expense on the consolidated statement of operations.

Amortization expense associated with acquired intangibles amounted to $218 thousand for 2011 and 2010 and $265 thousand for 2009. The following table presents estimated future amortization expense for other intangibles.

Estimated Amortization Expense
(Amounts in thousands)
For the Years Ended December 31:
2012	$218
2013	218
2014	17
$453

(8) DEPOSITS

Time deposits in denominations of $100,000 or more were approximately $217.1 million and $207.1 million at December 31, 2011 and 2010, respectively. At December 31, 2011, the scheduled maturities of certificates of deposit are as follows:

	$ 100,000	Under
	and Over	$ 100,000	Total
	(Amounts in thousands)

2012	$121,545	$170,034	$291,579
2013	65,951	80,484	146,435
2014	20,984	33,452	54,436
2015	7,545	7,268	14,813
2016	1,111	664	1,775
Thereafter	-	62,800	62,800

Total	$217,136	$354,702	$571,838

Under the Consent Order, the Bank agreed that it will not accept, renew or rollover any brokered deposits without obtaining a waiver from the FDIC.

The following table presents the amounts and maturities of brokered deposits at December 31, 2011:

At December 31, 2011
Brokered CDs
(Amounts in thousands)
Remaining Maturity
Less than three months	$20,000
Three to six months	15,005
Six to twelve months	12,973
Over twelve months	99,581

Total	$147,559

(9) BORROWINGS

The following is a summary of the Company’s borrowings at December 31, 2011 and 2010:

	2011	2010
	(Amounts in thousands)
Short-term borrowings
FHLB advances	$5,000	$16,250
Repurchase agreements	28,629	4,808
Other borrowed funds	-	1,040
	$33,629	$22,098

Long-term borrowings
FHLB advances	$71,637	$56,809
Term repurchase agreements	60,000	80,000
Junior subordinated debentures	45,877	45,877
	$177,514	$182,686

See Note 2 for discussion on deferral of interest payments on subordinated debentures.

(9) BORROWINGS (Continued)

At December 31, 2011, the interest rates on the Federal Home Loan Bank advances ranged from 0.00% to 4.60% with a weighted average rate of 2.64%. At the prior year end, the rates ranged from 0.00% to 4.63% with a weighted average rate of 3.24%. The Company has an available line of credit of $309.2 million with the Federal Home Loan Bank of Atlanta for advances. These advances are secured by both loans with a carrying value of $73.9 million and pledged investment securities with a market value of $45.6 million and lendable collateral value of $44.2 million.

The Company has also entered into long-term financing through term repurchase agreements with various parties. At December 31, 2011, the interest rates on these term repurchase agreements, which are variable rate agreements based upon LIBOR, range from 2.9% to 4.5%.

Certain of the FHLB advances and the term repurchase agreements contain embedded interest rate options. Some of the options are exercisable by the holder and relate to converting a floating rate to a fixed rate. Other options are held by the Bank and relate to reducing the interest rate charged should the reference rate fall below a rate specified in the agreement. Several of the FHLB advances and term repurchase agreements contain options which allow them to be called prior to their contractual maturity.

Under the caption “Other borrowed funds,” the Company has entered into overnight unsecured borrowing arrangements with various parties at an interest rate slightly higher than repurchase agreements. These arrangements are the obligations of the parent holding company, not the Bank, and are not FDIC insured.

The contractual maturities of the Federal Home Loan Bank advances and term repurchase agreements at December 31, 2011 are as follows:

	FHLB	Term Repurchase
	Advances	Agreements
	(Amounts in thousands)

Due in 2012	$5,000	$20,000
Due in 2013	30,000	-
Due in 2015	10,000	-
Due in 2016	25,000	30,000
Thereafter	6,637	30,000

	$76,637	$80,000

In addition to the above advances and term repurchase agreements, the Company also had repurchase agreements with outstanding balances of $8.6 million and $4.8 million at December 31, 2011 and 2010, respectively, which were for customer accommodations. Securities sold under agreements to repurchase generally mature within ninety days from the transaction date and are collateralized by US Government Agency obligations. The Company has repurchase lines of credit of $120.0 million from various institutions, which must be adequately collateralized.

As of December 31, 2011, the Company also had a line of credit of $15.0 million from a correspondent bank to purchase federal funds on a short-term basis. As a result of the Bank’s February 25, 2011 Consent Order, we have let some federal funds lines expire rather than secure them with collateral. The Company had no outstanding balances of federal funds purchased as of December 31, 2011.

(10) JUNIOR SUBORDINATED DEBENTURES

In November of 2003, Southern Community Capital Trust II (“Trust II”), wholly owned by the Company, issued 3,450,000 shares of Trust Preferred Securities (“Trust II Securities”), generating total proceeds of $34.5 million. The Trust II Securities pay distributions at an annual rate of 7.95% and mature on December 31, 2033. The Trust II Securities began paying quarterly distributions on December 31, 2003. The Company has fully and unconditionally guaranteed the obligations of Trust II. The Trust II Securities are redeemable in whole or in part at any time after December 31, 2008. The proceeds from the Trust II Securities were utilized to purchase junior subordinated debentures from the Company under the same terms and conditions as the Trust II Securities. We have the right to defer payment of interest on the debentures at any time and from time to time for a period not exceeding five years, provided that no deferral period extends beyond the stated maturities of the debentures. Such deferral of interest payments by the Company will result in a deferral of distribution payments on the related Trust II Securities. Whenever we defer the payment of interest on the debentures, the Company will be precluded from the payment of cash dividends to shareholders. The principal uses of the net proceeds from the sale of the debentures were to provide cash for the acquisition of The Community Bank, to increase our regulatory capital, and to support the growth and operations of our subsidiary bank.

At December 31, 2011 and 2010, the Company had outstanding 3.45 million shares of the trust preferred securities from Trust II used to purchase related junior subordinated debentures from the Bank, with a carrying amount of $35.1 million at both year ends.

In June 2007, $10.0 million of trust preferred securities were placed through Southern Community Capital Trust III (“Trust III”), as part of a pooled trust preferred security. The Trust issuer invested the total proceeds from the sale of the trust preferred securities in junior subordinated deferrable interest debentures (the “Junior Subordinated Debentures”) issued by the Company. The terms of the trust preferred securities require payment of cumulative cash distributions quarterly at an annual rate, reset quarterly, equal to LIBOR plus 1.43%. During 2008, the Company entered into an interest rate swap derivative contract with a counterparty that shifted this debt service from a variable rate to a fixed rate of 4.7% per annum. The dividends paid to holders of the trust preferred securities, which are recorded as interest expense, are deductible for income tax purposes. The trust preferred securities are redeemable in 30 years with a five year call provision. The Company has fully and unconditionally guaranteed the trust preferred securities through the combined operation of the debentures and other related documents. The Company’s obligation under the guarantee is unsecured and subordinate to senior and subordinated indebtedness of the Company. The principal use of the net proceeds from the sale of the debentures was to provide additional capital into the Company to fund its operations and continued expansion, and to maintain the Company’s and the Bank’s regulatory capital status.

The amount of the proceeds generated from the above offerings of trust preferred securities was $44.5 million. The amount of proceeds the company counts as Tier 1 capital cannot comprise more than 25% of our core capital elements. For the Company, this Tier 1 limit was $32.2 million at December 31, 2011. The $12.3 million in excess of that 25% limitation qualifies as Tier 2 supplementary capital for regulatory reporting.

In February 2011, the Company elected to defer the regularly scheduled interest payments on both issues of junior subordinated debentures to our outstanding trust preferred securities. As of December 31, 2011, the total amount of suspended interest payments on trust preferred securities was $2.9 million.

(11) CUMULATIVE PERPETUAL PREFERRED STOCK

Under the United States Treasury’s Capital Purchase Program (CPP), the Company issued $42.75 million in Cumulative Perpetual Preferred Stock, Series A, on December 5, 2008. In addition, the Company provided warrants to the Treasury to purchase 1,623,418 shares of the Company’s common stock at an exercise price of $3.95 per share. These warrants are immediately exercisable and expire ten years from the date of issuance. The preferred stock is non-voting, other than having class voting rights on certain matters, and pays cumulative dividends quarterly at a rate of 5% per annum for the first five years and 9% per annum thereafter. The preferred shares are redeemable at the option of the Company subject to regulatory approval.

On February 14, 2011, the Company announced that it had notified the US Department of the Treasury that it was suspending the payment of regular quarterly cash dividends on the preferred stock issued to the US Treasury. As of December 31, 2011, the total amount of cumulative dividends suspended in payment to the US Treasury was $2.6 million. If the Company defers more than six quarterly payments to the US Treasury, then the US Treasury will have the right to elect two new board members. Directors elected by the US Treasury may not have the same interests as other shareholders and may desire the Company to take certain actions not supported by other shareholders. There can be no assurances that directors elected to represent the US Treasury would be supportive of our management’s business plans or the interests of other shareholders. Therefore, the election of directors to represent the US Treasury could have a material adverse effect on our business or the direction of its future prospects.

As a condition of the CPP, the Company must obtain approval from the United States Department of the Treasury to repurchase its common stock or to increase its cash dividend on its common stock from the September 30, 2008 quarterly level of $0.04 per common share. Furthermore, the Company has agreed to certain restrictions on executive compensation. Under the American Recovery and Reinvestment Act of 2009, the Company is limited to using restricted stock as a form of payment to the top five highest compensated executives under any incentive compensation programs.

(12) EMPLOYEE AND DIRECTOR BENEFIT PLANS

401(k) Retirement Plan

The Company maintains a qualified profit sharing 401(k) Plan for employees of age 21 years or over with at least three months of service. Under the plan, employees may contribute up to an annual maximum as determined under the Internal Revenue Code. Through July 2009, the Bank matched 100% of employee contributions not exceeding 6% of the participants’ compensation. Beginning August of 2009, the match was decreased to 50% and has been further reduced to zero effective January 1, 2011 as a cost reduction measure. The Board of Directors can authorize discretionary contributions to the plan. The plan provides that employees’ contributions are 100% vested at all times and the Company’s contributions vest at 20% each year of participation in the plan. The expense related to this plan for the years ended December 31, 2011, 2010 and 2009 totaled approximately none, $373 thousand and $716 thousand, respectively.

Deferred Compensation

The Company during 2007 implemented a non-qualifying deferred compensation plan for certain key executive and senior officers whose participation in the Company’s 401(k) plan is limited by Internal Revenue Service regulations. Under the plan, participants are entitled to elect to defer from 1% to 25% of current compensation until their normal retirement date. Through July 1, 2009, the Bank matched 100% of such contributions not exceeding 6% of the participants’ compensation. Beginning August 2009, the employer match was decreased to 50% and has been further reduced to zero effective January 1, 2011 as a cost reduction measure. The plan provides that employees’ contributions are 100% vested at all times and the Company’s contributions vest at 20% for each year of service. The expense related to this plan totaled approximately none, $4 thousand and $6 thousand for the years ended December 31, 2011, 2010 and 2009, respectively.

(12) EMPLOYEE AND DIRECTOR BENEFIT PLANS (Continued)

Employment Agreements

The Company has entered into employment agreements with its chief executive officer and certain other executive officers to ensure a stable and competent management base. The agreements provide for a two or three-year term, but the agreements may annually be extended for an additional year. The agreements provide for benefits as spelled out in the contracts and cannot be terminated by the Board of Directors, except for cause, without prejudicing the officers’ rights to receive certain vested benefits, including compensation. In the event of a change in control of the Company, as outlined in the agreements, the acquirer will be bound by the terms of the contracts. As a condition to the purchase of the Company’s preferred stock by the United States Treasury Department under the CPP, the Company agreed to certain restrictions on executive compensation, including limitations on amounts payable to certain executives under severance arrangements and change in control provisions of employment contracts and clawback provisions in compensation plans. During 2009, Congress and the United States Treasury Department imposed additional restrictions on executive compensation paid by participants in the CPP, including a prohibition on severance arrangements with certain executive officers and limitations on incentive compensation.

Termination Agreements

Prior to 2005, the Company entered into termination agreements with substantially all other employees, which provide for severance pay benefits in the event of a change in control of the Company which results in the termination of such employee or diminished compensation, duties or benefits. As of December 31, 2011, approximately 30% of the Company’s employees were covered under such agreements. As a condition of the Company’s participation in the United States Treasury’s Capital Purchase Program, the Company agreed to modify these agreements for the five senior executive officers (SEOs) to restrict the severance pay benefit the SEOs would receive in the event of a change in control while the Treasury maintains a preferred stock investment in the Company. During 2009, Congress and the United States Treasury Department imposed additional restrictions on executive compensation paid by participants in the CPP, including a prohibition on severance arrangements with certain executive officers.

(12) EMPLOYEE AND DIRECTOR BENEFIT PLANS (Continued)

Defined Benefit Pension Plan

The Company also has a non-contributory Defined Benefit Pension Plan covering substantially all employees of an acquired bank, The Community Bank. This plan was assumed as part of the purchase of The Community Bank in January 2004. Benefits under the plan are based on length of service and qualifying compensation during the final years of employment. Contributions to the plan are based upon the projected unit credit actuarial funding method to comply with the funding requirements of the Employee Retirement Income Security Act. The plan was frozen effective May 1, 2004. No contribution was required for the years ended December 31, 2011, 2010 or 2009. The changes in benefit obligations and plan assets, as well as the funded status, actuarial assumptions and components of net periodic pension cost of the plan at December 31 were:

	2011	2010	2009
	(Amounts in thousands)
Change in Benefit Obligation

Beginning of year	$1,045	$987	$890
Actuarial loss	156	47	85
Service cost	-	-	-
Interest cost	58	56	56
Settlement	-	-	-
Benefits paid	(44)	(45)	(44)
End of year - Benefit obligations	$1,215	$1,045	$987

Change in Fair Value of Plan Assets

Beginning of year	$1,053	$997	$873
Benefits paid	(44)	(45)	(44)
Return on assets	(16)	101	168
End of year - Fair value	$993	$1,053	$997

Amounts recognized in the consolidated statement of financial condition consist of:
Noncurrent Asset	$-	$8	$10
Noncurrent Liability	222	-	-
Funded status	$(222)	$8	$10

Because the total unrecognized net gain or loss exceeds the greater of 10 percent of the projected benefit obligation or 10 percent of the pension plan assets, the excess will be amortized over the average expected future working life of active plan participants. As of January 1, 2011, the average expected future working life of active plan participants was 12.2 years. The components of accumulated other comprehensive income relating to pension adjustments are entirely comprised of actuarial losses, which amount to $584 thousand, excluding income taxes.

(12) EMPLOYEE AND DIRECTOR BENEFIT PLANS (Continued)

Defined Benefit Pension Plan (Continued)

Actuarial assumptions used in accounting for net periodic pension cost were:

	2011	2010	2009
	(Amounts in thousands)
Weighted average discount rate	4.70%	5.40%	5.80%
Weighted average rate of increase in compensation level	N/A	N/A	N/A
Weighted average expected long-term rate of return on plan assets	7.50%	7.50%	7.50%

Components of Net Periodic Pension Cost (Benefit)

Service cost	$-	$-	$-
Interest cost	58	56	56
Expected return on plan assets	(77)	(73)	(64)
Loss	-	-	-
Amortization of prior service cost	-	-	-
Amortiztion of net (gain) loss	24	19	24
Net periodic pension cost (benefit)	$5	$2	$16

The measurement date used for the plan was December 31, 2011. As of that date, the pension plan had a funded status with the fair value of plan assets of $993 thousand compared to an accumulated projected benefit obligation of $1.21 million. The actual minimum required contribution for the 2012 plan year has not yet been determined, but no employer contribution is expected to be made during 2012.

The overall expected long-term rate of return on assets assumption is based on: (1) the target asset allocation for plan assets, (2) long-term capital markets forecasts for asset classes employed and (3) active management excess return expectations to the extent asset classes are actively managed.

Plan assets are invested using allocation guidelines as established by the Plan. The primary objective is to provide long-term capital appreciation through investments in equities and fixed income securities. These guidelines ensure risk control by maintaining minimum and maximum exposure in equity and fixed income/cash equivalents portfolios. The minimum equity and fixed income/cash equivalents investment exposure is 35% and 25%, respectively. The maximum equity and fixed income/cash equivalents investment exposure is 75% and 65%, respectively. The current asset allocation is 62% equity securities and 38% fixed income securities/cash equivalents, which meets the criteria established by the Plan.

The fair values and allocations of pension plan assets at December 31, 2011 and 2010 are as follows:

	2011		2010
		Percent		Percent
	Market	of Plan	Market	of Plan
	Value	Assets	Value	Assets
	(Amounts in thousands)
Cash and equivalents	$2	-	$2	-
Fixed income:
Bond Funds	379	38%	398	38%
Equity Securities:
Mutual Funds	612	62%	653	62%
Total	$993	100%	$1,053	100%

(12) EMPLOYEE AND DIRECTOR BENEFIT PLANS (Continued)

Defined Benefit Pension Plan (Continued)

All plan assets, except the money market account, are traded on the open market. At December 31, 2011 market values were determined using quoted prices and current shares owned. Bond funds currently held in the plan include long-duration and high yield bond funds and emerging market debt funds. Equity securities include large, medium and small sized companies and equity securities of foreign companies. The value of all assets are considered level 1 within the fair value hierarchy as they are valued with quoted prices for identical assets. The highest percentage of any one investment at year end 2011 was 10.5% which does not represent a concentration of risk.

Allowable investment types include both US and international equity and fixed income funds. The equity component is composed of common stocks, convertible notes and bonds, convertible preferred stocks and ADRs of non-US companies as well as various mutual funds, including government and corporate bonds, large to mid-cap value, growth and world/international equity funds and index funds. The fixed income/cash equivalents component is composed of money market funds, commercial paper, certificates of deposit, US Government and agency securities, corporate notes and bonds, preferred stock and fixed income securities of foreign governments and corporations.

The plan's weighted-average asset allocations at December 31, 2011, by asset category are as follows.

U.S. equity	57%
International blend	5
Fixed income and cash equivalents	38

Estimated future benefits payments are shown below (in thousands):

Year	Pension Benefits
2012	44
2013	46
2014	55
2015	56
2016	56
2017 - 2012	317

Supplemental Retirement

The Company during 2001 implemented a non-qualifying supplemental retirement plan for certain key executive and senior officers. The Company has purchased life insurance policies on the participating officers in order to provide future funding of benefit payments. Benefits under the plan are intended to provide the executive officers with approximately 60% of final base pay when combined with Social Security benefits and 401(k) Plan deferral payments. Such benefits will continue to accrue and be paid throughout each participant’s life. The plan also provides for payment of death or disability benefits in the event a participating officer becomes permanently disabled or dies prior to attainment of retirement age. Provisions of $115 thousand, $426 thousand and $446 thousand in 2011, 2010 and 2009, respectively, were expensed for future benefits to be provided under this plan. The accrued liability related to this plan was approximately $2.5 million and $2.5 million as of December 31, 2011 and 2010, respectively. Payouts for this plan were $50 thousand and $62 thousand for years ended December 31, 2011 and 2010 respectively.

Effective January 1, 2011, the Company elected to freeze the accrued liability related to currently employed executive and senior officers at the December 31, 2010 level for the foreseeable future. This annual cost savings is estimated to be $350 thousand.

(12) EMPLOYEE AND DIRECTOR BENEFIT PLANS (Continued)

Supplemental Retirement (Continued)

During 1994, The Community Bank had established an unfunded Supplemental Executive Retirement Plan, which is a nonqualified plan that provides additional retirement benefits to certain key management personnel. The accrued liability related to this plan was approximately $789 thousand and $786 thousand at December 31, 2011 and 2010, respectively. Total expense for this plan aggregated $44 thousand for the year ended December 31, 2011 and $44 thousand for the year ended 2010 and $46 thousand for the year ended 2009. Payouts for this plan were $95 thousand for years ended December 31, 2011 and 2010 and are expected to continue at this level until the plan is terminated.

Employee Stock Purchase Plan

On December 19, 2002, the Board approved the creation of, and on February 20, 2003 the Board adopted, the 2002 Employee Stock Purchase Plan (the “2002 ESPP”). An aggregate of 1,000,000 shares of common stock of the Company has been reserved for issuance by the Company upon exercise of options to be granted from time to time under the 2002 ESPP. The purpose of the 2002 ESPP is to provide employees of the Company with an opportunity to purchase shares of the common stock of the Company in order to encourage employee participation in the ownership and economic success of the Company.

The 2002 ESPP as originally adopted provides employees of the Company the right to purchase, annually, shares of the Company’s common stock at 95% of fair market value. The plan was amended during 2009 to allow employees the right to purchase these shares monthly. The number of shares that can be purchased in any calendar year by any individual is limited to the lesser of: (1) shares with a fair market value of $25 thousand or (2) shares with a fair market value of 20% of the individual’s annual compensation. Shares purchased through the 2002 ESPP must be held by the employee for one year, after which time the employee is free to dispose of the stock.

For the years ended December 31, 2011, 2010 and 2009, employees of the Company purchased 24,500, 32,379 and 47,942 shares, respectively, under the ESPP. During 2011, the shares purchased for the ESPP were purchased on the open market.

Stock Option Plans

During 1997 the Company adopted, with stockholder approval, the 1997 Incentive Stock Option Plan and the 1997 Nonstatutory Stock Option Plan. Both plans were amended in 2000 and in 2001, with stockholder approval, to increase the number of shares available for grant. Each of these plans makes available options to purchase 875,253 shares of the Company’s common stock. Both of these plans have now terminated by their terms. During 2002 the Company adopted, with stockholder approval in 2003, the 2002 Incentive Stock Option Plan with 350,000 options available and the 2002 Nonstatutory Stock Option Plan with 150,000 options available. During 2006 the Company adopted, with shareholder approval, the 2006 Nonstatutory Stock Option Plan with 150,000 options available. The exercise price of all options granted to date is the fair value of the Company’s common shares on the date of grant.

All options had an initial vesting period of five years. During the first quarter 2005, the Company vested all unvested stock options. As a result of this decision 623,725 non-vested options were accelerated from their established vesting over a five-year period from date of grant to being fully vested. Stock options granted after December 31, 2005 and stock options granted to advisory board members generally vest over a five-year period. All unexercised options expire ten years after the date of grant.

(12) EMPLOYEE AND DIRECTOR BENEFIT PLANS (Continued)

Stock Option Plans (Continued)

A summary of the Company’s option plans as of and for the year ended December 31, 2011 is as follows:

		Outstanding Options		Exercisable Options
	Shares Available for Future Grants	Number Outstanding	Weighted Average Exercise Price	Number Outstanding	Weighted Average Exercise Price

At December 31, 2010	612,605	619,606	$9.57	598,006	$9.71

Options authorized	-	-	-	-	-
Options granted/vested	-	-	-	-	-
Options exercised	-	(200)	2.67	(200)	2.67
Options forfeited	28,500	(28,500)	10.04	(16,700)	10.04
Options expired	49,256	(49,256)	6.46	(49,256)	6.46

At December 31, 2011	690,361	541,650	$9.57	531,850	$9.71

The weighted average remaining life of options outstanding and options exercisable at December 31, 2011 and 2010 is 2.80 years and 3.50 years, respectively. Information pertaining to options outstanding at December 31, 2011 is as follows:

	Number of	Number of
Range of Exercise Prices	Options Outstanding	Options Exercisable
$2.67 - $7.15	93,600	83,800
$7.16 - $10.10	181,050	181,050
$10.11 - $12.00	267,000	267,000

Outstanding at end of year	541,650	531,850

The estimated average per share fair value of options granted, using the Black-Scholes methodology, together with the assumptions used in estimating those fair values, are displayed below. Because no options were granted in 2011, this is not applicable for 2011.

	2011	2010	2009

Estimated fair value of options granted	N/A	N/A	$0.97

Assumptions in estimating average option values:
Risk-free interest rate	N/A	N/A	2.28%
Dividend yield	N/A	N/A	1.76%
Volatility	N/A	N/A	36%
Expected life	N/A	N/A	5 years

As there were a minor number of options exercised in 2011 and 2010, the total intrinsic value of options exercised during the years ended December 31, 2011, and 2010 was none. The aggregate intrinsic value of options outstanding and options exercisable at December 31, 2011 and 2010 were zero. As of December 31, 2011, there was $9 thousand of unrecognized compensation cost related to non-vested share-based compensation arrangements granted under the plans. That cost is expected to be recognized over a weighted average period of 1.41 years.

(12) EMPLOYEE AND DIRECTOR BENEFIT PLANS (Continued)

Stock Option Plans (Continued)

Cash received from option exercises under all share-based payment arrangements for the years ended December 31, 2011, 2010 and 2009 was $1 thousand, $1 thousand and none, respectively. The tax benefit realized for tax deductions from option exercise of the share-based payment arrangements for the years ended December 31, 2011, 2010 and 2009 were none, respectively. Under this plan, the Company expensed $26 thousand, $52 thousand and $165 thousand for the years ended December 31, 2011, 2010 and 2009, respectively.

Restricted Stock

During 2007 the Company adopted the Southern Community Financial Corporation Restricted Stock Plan. The plan initially made 300,000 shares available to be issued as restricted stock. The plan is administered by the Compensation Committee of the Board of Directors who may authorize the grant of restricted stock to certain current directors, officers and employees of the Corporation. The shares vest over a five year period and are taxable to the recipient at their option either when received or after the vesting period at the current fair market value. The recipient must be employed with the Company at the end of the five year period or the shares are forfeited. For the year ended December 31, 2011, 26,750 shares were granted and 12,500 shares were forfeited. During the period from the inception of the plan through December 31, 2011, a total of 128,750 shares have now been issued and 25,250 shares have been forfeited, leaving 196,500 shares available for future grants. Under this plan, the Company expensed $71 thousand, $74 thousand and $63 thousand for the years ended December 31, 2011, 2010 and 2009, respectively.

(13) LEASES

The Company leases office space and equipment under non-cancelable operating leases. Future minimum lease payments under these leases for the years ending December 31 are as follows (amounts in thousands):

2012	$810
2013	774
2014	623
2015	353
2016	326
Thereafter	2,488

$5,374

Total rental expense for office space and equipment under operating leases are as follows:

	2011	2010	2009
	(Amounts in thousands)

Office Space	$620	$620	$730
Equipment	223	365	444

	$843	$985	$1,174

(14) INCOME TAXES

The significant components of the provision for income taxes for the years ended December 31, 2011, 2010 and 2009 are as follows:

	2011	2010	2009
	(Amounts in thousands)
Current tax provision (benefit)
Federal	$869	$(5,380)	$(693)
State	-	(12)	(157)
	869	(5,392)	(850)

Deferred tax provision (benefit)
Federal	(1,290)	8,497	(4,760)
State	421	1,213	(1,076)
	(869)	9,710	(5,836)

Net provision (benefit) for income taxes	$-	$4,318	$(6,686)

The difference between the provision for income taxes and the amounts computed by applying the statutory federal income tax rate of 34% to income before income taxes is summarized below:

	2011	2010	2009
	(Amounts in thousands)

Tax computed at the statutory federal rate	$1,045	$(6,393)	$(23,747)

Increase (decrease) resulting from:
Goodwill impairment	-	-	16,830
Valuation allowance on deferred tax assets	(218)	12,600	2,000
State income taxes, net of federal benefit	278	793	(814)
Tax exempt income	(1,153)	(1,275)	(1,071)
Other permanent differences	48	(1,407)	116
	(1,045)	10,711	17,061

Provision (benefit) for income taxes	$-	$4,318	$(6,686)

(14) INCOME TAXES (Continued)

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of deferred taxes at December 31, 2011 and 2010 are as follows:

	2011	2010
	(Amounts in thousands)
Deferred tax assets relating to:
Allowance for loan losses	$9,317	$11,404
Net operating loss carry forward	4,669	2,994
Deferred compensation	1,560	1,613
OREO writedowns	1,830	1,228
Accumulated other comprehensive income	-	903
Other	800	721
Gross deferred tax assets	18,176	18,863
Valuation allowance	(14,382)	(14,600)
Net total deferred tax assets	3,794	4,263

Deferred tax liabilities relating to:
Property and equipment	(2)	(333)
Loan fees and costs	(639)	(633)
Core deposit intangible	(175)	(259)
Prepaid expenses	(365)	(390)
Other	(63)	(65)
Accumulated other comprehensive income	(430)	-
Total deferred tax liabilities	(1,674)	(1,680)

Net recorded deferred tax asset	$2,120	$2,583

We calculate income taxes in accordance with US GAAP, which requires the use of the asset and liability method. The largest component of our net deferred tax asset at December 31, 2011 was related to the activity in our allowance for loan losses. In accordance with US GAAP, we regularly assess available positive and negative evidence to determine whether it is more likely than not that our deferred tax asset balances will be recovered. Based upon our analysis of our tax position, including taxes paid in prior years available through carryback and the use of tax planning strategies, we maintained the valuation allowance of $14.4 million at December 31, 2011 to properly state our ability to realize this deferred tax asset. The total valuation allowance resulted in a net deferred tax asset of $2.1 million. Our analysis of our tax position included future taxable earnings based on current earnings for 2011. Realization of a deferred tax asset requires us to apply significant judgment and is inherently speculative because it may require the future occurrence of circumstances that cannot be predicted with certainty. The realizability of the net deferred tax asset of $2.1 million at December 31, 2011 is based on the offset of deferred tax liabilities, tax planning strategies and future operating earnings.

As a result of the net operating loss carry forward of $3.0 million expiring in 2020 and $1.7 million expiring in 2021 at December 31, 2011 and the $14.4 million deferred tax asset valuation allowance, the Company will not record tax expense or tax benefit until positive operating earnings utilize all existing tax loss carry forwards and support the partial or full reinstatement of deferred tax assets.

The Company classifies interest and penalties related to income tax assessments, if any, in income tax expense in the consolidated statements of operations. Most recent tax year examined by Internal Revenue Service was 2009, leaving 2010 and subsequent years subject to IRS examination. The Company has approximately $32 thousand accrued for payment of interest and penalties as of December 31, 2011.

(14) INCOME TAXES (Continued)

A reconciliation of the beginning and ending balance of unrecognized tax benefit is as follows:

	2011	2010
	(Amounts in thousands)

Balance at January 1, 2011	$153	$162
Additions based on tax positions related to the current year	27	38
Additions for tax positions of prior years	-	-
Reductions for tax positions of prior years	(17)	(47)
Settlements	-	-
Balance at December 31, 2011	$163	$153

(15) NON-INTEREST INCOME AND OTHER NON-INTEREST EXPENSE

The major components of non-interest income for the years ended December 31, 2011, 2010 and 2009 are as follows:

	2011	2010	2009
	(Amounts in thousands)

SBIC income (loss) and management fees	$(88)	$631	$148
Increase in cash surrender value of life insurance	1,103	1,079	1,116
Gain (loss) and net cash settlement on economic hedges	(129)	(532)	234
Other	944	894	1,067

Total	$1,830	$2,072	$2,565

The major components of other non-interest expense for the years ended December 31, 2011, 2010 and 2009 are as follows:

	2011	2010	2009
	(Amounts in thousands)

Postage, printing and office supplies	$658	$753	$921
Telephone and communication	881	880	927
Advertising and promotion	871	925	1,103
Data processing and other outsourced services	750	857	746
Professional services	2,959	2,972	2,215
Debit card expense	934	917	780
Buyer incentive plan	-	413	1,320
Loss on early extinguishment of debt	-	-	472
Gain on sales of foreclosed assets	(689)	(429)	(196)
Other	5,185	5,015	5,830

Total	$11,549	$12,303	$14,118

(16) REGULATORY CAPITAL

The Bank, as a North Carolina banking corporation, may pay cash dividends to the Company only out of retained earnings as determined pursuant to North Carolina banking laws. However, regulatory authorities may limit payment of dividends by any bank when it is determined that such limitation is in the public interest and is necessary to ensure financial soundness of the bank. The Consent Order restricts the Bank from paying cash dividends without prior regulatory approval. The Bank is subject to various regulatory capital requirements administered by federal and state banking agencies. On February 25, 2011, the Bank entered into a Consent Order with the FDIC and the NCCOB. Under the terms of the Consent Order, the Bank has agreed, among other things, to comply with minimum capital requirements of 8% Tier 1 leverage capital and 11% total risk-based capital. See Note 2 for a discussion of management’s compliance with these minimum capital requirements. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company’s consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios, as prescribed by regulations, of total and Tier 1 capital to risk-weighted assets and of Tier 1 capital to average assets. Information regarding the Bank’s capital and capital ratios is set forth below:

	Actual		Minimum For Capital Adequacy Purposes		Minimum To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(Amounts in thousands)
As of December 31, 2011

Total Capital (to Risk-Weighted Assets)	$151,336	13.85%	$87,400	8.00%	$109,200	10.00%
Tier 1 Capital (to Risk-Weighted Assets)	137,552	12.59%	43,700	4.00%	65,500	6.00%
Tier 1 Capital (to Average Assets)	137,552	9.07%	43,700	4.00%	75,900	5.00%

As of December 31, 2010

Total Capital (to Risk-Weighted Assets)	$147,983	11.14%	$107,000	8.00%	$133,700	10.00%
Tier 1 Capital (to Risk-Weighted Assets)	131,217	9.88%	53,500	4.00%	80,200	6.00%
Tier 1 Capital (to Average Assets)	131,217	7.83%	67,000	4.00%	83,800	5.00%

As a bank holding company subject to regulation by the Federal Reserve, the Company must comply with the above mentioned regulatory capital requirements. Information regarding the Company’s capital and capital ratios is set forth below:

	At December 31, 2011		At December 31, 2010
	Actual		Actual
	Amount	Ratio	Amount	Ratio
	(Amounts in thousands)

Total risk-based capital ratio	$156,186	14.26%	$156,503	11.75%
Tier 1 risk-based capital ratio	128,661	11.75%	124,615	9.35%
Leverage ratio	128,661	8.47%	124,615	7.42%

(17) DERIVATIVES

Derivative Financial Instruments

The Company utilizes stand-alone derivative financial instruments, primarily in the form of interest rate swap and option agreements, in its asset/liability management program. These transactions involve both credit and market risk. The Company uses derivative instruments to mitigate exposure to adverse changes in fair value or cash flows of certain assets and liabilities. Derivative instruments designated in a hedge relationship to mitigate exposure to changes in the fair value of an asset, liability, or firm commitment attributable to a particular risk, such as interest rate risk, are considered fair value hedges. Derivative instruments designated in a hedge relationship to mitigate exposure to variability in expected future cash flows, or other types of forecasted transactions, are considered cash flow hedges.

Fair value hedges are accounted for by recording the fair value of the derivative instrument and the fair value related to the risk being hedged of the hedged asset or liability on the balance sheet with corresponding offsets recorded in the income statement. The adjustment to the hedged asset or liability is included in the basis of the hedged item, while the fair value of the derivative is recorded as a freestanding asset or liability. Actual cash receipts or payments and related amounts accrued during the period on derivatives included in a fair value hedge relationship are recorded as adjustments to the income or expense on the hedged asset or liability. Cash flow hedges are accounted for by recording the fair value of the derivative instrument on the balance sheet as either a freestanding asset or liability, with a corresponding offset recorded in accumulated other comprehensive income within stockholders’ equity, net of tax. Amounts are reclassified from accumulated other comprehensive income to the income statement in the period or periods the hedged transaction affects earnings. Under both the fair value and cash flow hedge methods, derivative gains and losses not effective in hedging the change in fair value or expected cash flows of the hedged item are recognized immediately in the income statement.

The Company does not enter into derivative financial instruments for speculative or trading purposes. For derivatives that are economic hedges, but are not designated as hedging instruments or otherwise do not qualify for hedge accounting treatment, all changes in fair value are recognized in non-interest income during the period of change. The net cash settlement on these derivatives is included in non-interest income.

The Company is exposed to credit-related losses in the event of nonperformance by the counterparties to these agreements. The Company controls the credit risk of its financial contracts through credit approvals, limits and monitoring procedures and agreements that specify collateral levels to be maintained by the Company and the counterparties. These collateral levels are based on the credit rating of the counterparties and the value of the derivatives.

The Company currently has nine derivative instrument contracts consisting of six interest rate swaps, one interest rate cap and two foreign exchange contracts. The primary objective for each of these contracts is to minimize risk, interest rate risk being the primary risk for the interest rate caps and swaps while foreign exchange risk is the primary risk for the foreign exchange contracts. The Company’s strategy is to use derivative contracts to stabilize and improve net interest margin and net interest income currently and in future periods. In order to acquire low cost, long term fixed rate funding without incurring currency risk, the Company entered into the foreign exchange contract to convert foreign currency denominated certificates of deposit into long term dollar denominated time deposits. The interest rate on the underlying $10.0 million certificates of deposit is based on a proprietary index (Barclays Intelligent Carry Index USD ER) managed by the counterparty (Barclays Bank). The currency swap is also based on this proprietary index.

(17) DERIVATIVES (Continued)

Risk Management Policies - Hedging Instruments

The primary focus of the Company’s asset/liability management program is to monitor the sensitivity of the Company’s net portfolio value and net income under varying interest rate scenarios to take steps to control its risks. On a quarterly basis, the Company simulates the net portfolio value and net income expected to be earned for a period following the date of simulation. The simulation is based on a projection of market interest rates at varying levels and estimates the impact of such market rates on the levels of interest-earning assets and interest-bearing liabilities during the measurement period. Based upon the outcome of the simulation analysis, the Company considers the use of derivatives as a means of reducing the volatility of net portfolio value and projected net income within certain ranges of projected changes in interest rates. The Company evaluates the effectiveness of entering into any derivative instrument agreement by measuring the cost of such an agreement in relation to the reduction in net portfolio value and net income volatility within an assumed range of interest rates.

The fair value of the Company’s derivative assets and liabilities and their related notional amounts is summarized below.

	December 31, 2011		December 31, 2010
	Fair Value	Notional Amount	Fair Value	Notional Amount
	(Amounts in thousands)
Fair value hedges

Interest rate swaps associated with deposit activities: Certificate of Deposit contracts	$436	$65,000	$392	$75,000

Currency Exchange contracts	(457)	10,000	(679)	10,000

Cash flow hedges

Interest rate swaps associated with borrowing activities: Trust Preferred contracts	(202)	10,000	(468)	10,000

Interest rate cap contracts	9	12,500	113	12,500

	$(214)	$97,500	$(642)	$107,500

See Note 20 for additional information on fair values of net derivatives.

Certain derivative liabilities were collateralized by securities, which are held by the counterparty or in safekeeping by third parties. The fair value of these securities at December 31, 2011 was $7.3 million.

(17) DERIVATIVES (Continued)

The following table further breaks down the derivative positions of the Company:

	For the Year Ended December 31, 2011
	Asset Derivatives		Liability Derivatives
	2011		2011
	Balance Sheet		Balance Sheet
	Location	Fair Value	Location	Fair Value
	(Amounts in thousands)
Derivatives designated as hedging instruments
Interest rate cap contracts	Other Assets	$9
Interest rate swap contracts	Other Assets	436	Other Liabilities	$202

Derivatives not designated as hedging instruments
Interest rate swap contracts	Other Assets	-	Other Liabilities	457

Total derivatives		$445		$659

Net Derivative Asset (Liability)				$(214)

	For the Year Ended December 31, 2010
	Asset Derivatives		Liability Derivatives
	2010		2010
	Balance Sheet		Balance Sheet
	Location	Fair Value	Location	Fair Value
	(Amounts in thousands)
Derivatives designated as hedging instruments
Interest rate cap contracts	Other Assets	$113
Interest rate swap contracts	Other Assets	392	Other Liabilities	$468

Derivatives not designated as hedging instruments
Interest rate swap contracts	Other Assets	-	Other Liabilities	679

Total derivatives		$505		$1,147

Net Derivative Asset (Liability)				$(642)

The tables below illustrate the effective portion of the gains (losses) recognized in other comprehensive income and the gains (losses) reclassified from accumulated other comprehensive income into earnings for the years ended December 31, 2011 and 2010.

For the Year Ended December 31, 2011
		Location of Gain or	Amount of Gain or (Loss)
	Amount of Gain or (Loss)	(Loss) Reclassified from	Reclassified from
	Recognized in OCI on	Accumulated OCI	Accumulated OCI into
Cash Flow Hedging	Derivative (Effective	into Income	Income (Effective
Relationships	Portion)	(Effective Portion)	Portion)
(Amounts in thousands)

Interest rate contracts	$(104)	Interest expense	$-

	Ineffective Portion		Ineffective Portion
	$264		$300

(17) DERIVATIVES (Continued)

In prior years, no gain or loss has been recognized in the income statement due to any ineffective portion of any cash flow hedging relationship. In February 2011, the payment of interest on the trust preferred securities was suspended which resulted in the swap changing its status from effective to ineffective. The change to an ineffective status disqualified the instrument from hedge accounting and required mark to market adjustments to be included in the income statement instead of other comprehensive income as previously recorded. Upon recognizing this ineffective status in the first quarter of 2011, the Company recorded a $384 thousand mark to market loss in the income statement on this interest rate swap relating to trust preferred securities. The Company recorded a $264 thousand gain on this swap into non-interest income during the year ended December 31, 2011.

For the Year Ended December 31, 2010
		Location of Gain or	Amount of Gain or (Loss)
	Amount of Gain or (Loss)	(Loss) Reclassified from	Reclassified from
	Recognized in OCI on	Accumulated OCI	Accumulated OCI into
Cash Flow Hedging	Derivative (Effective	into Income	Income (Effective
Relationships	Portion)	(Effective Portion)	Portion)
(Amounts in thousands)

Interest rate contracts	$(738)	Interest expense	$(283)

There was no gain or loss recognized in the income statement due to any ineffective portion of any cash flow hedging relationship for the year ended December 31, 2010.

For the Year Ended December 31, 2009
		Location of Gain or	Amount of Gain or (Loss)
	Amount of Gain or (Loss)	(Loss) Reclassified from	Reclassified from
	Recognized in OCI on	Accumulated OCI	Accumulated OCI into
Cash Flow Hedging	Derivative (Effective	into Income	Income (Effective
Relationships	Portion)	(Effective Portion)	Portion)
(Amounts in thousands)

Interest rate contracts	$354	Interest expense	$(233)

There was no gain or loss recognized in the income statement due to any ineffective portion of any cash flow hedging relationship for the year ended December 31, 2009.

(17) DERIVATIVES (Continued)

The tables below show the location and amount of gains (losses) recognized in earnings for fair value hedges and other economic hedges for the years ended December 31, 2011 and 2010.

For the Year Ended December 31, 2011
	Location of Gain or	Amount of Gain or (Loss)
	(Loss) Recognized in	Recognized in Income on
Description	Income on Derivative	Derivative
		(Amounts in thousands)
Interest rate contracts - Not designated as hedging instruments	Other income (expense)	$(129)

Interest Rate Contracts - Fair value hedging relationships	Interest income/(expense)	$1,766

For the Year Ended December 31, 2010
	Location of Gain or	Amount of Gain or (Loss)
	(Loss) Recognized in	Recognized in Income on
Description	Income on Derivative	Derivative
		(Amounts in thousands)
Interest rate contracts - Not designated as hedging instruments	Other income (expense)	$(532)

Interest Rate Contracts - Fair value hedging relationships	Interest income/(expense)	$1,954

For the Year Ended December 31, 2009
	Location of Gain or	Amount of Gain or (Loss)
	(Loss) Recognized in	Recognized in Income on
Description	Income on Derivative	Derivative
		(Amounts in thousands)
Interest rate contracts - Not designated as hedging instruments	Other income (expense)	$234

Interest Rate Contracts - Fair value hedging relationships	Interest income/(expense)	$1,499

The interest rate swap with borrowing activities on trust preferred securities has a maturity of September 6, 2012. The maturity date for the interest rate cap contract is February 18, 2014. The currency exchange contracts have maturity dates of November 29, 2013 and December 30, 2013. The interest rate swaps with deposit taking activities on certificates of deposit have maturity dates of July 28, 2025, August 27, 2030, September 30, 2030, October 12, 2040 and December 17, 2040. The interest rate swaps on certificates of deposit have original call dates of July 28, 2011, May 27, 2011, September 30, 2011, October 12, 2014 and November 28, 2014 and quarterly thereafter. All of these swaps have the ability to be called by the counterparty prior to their maturity date. No new derivative contracts were entered into during 2011.

Certain derivative liabilities were collateralized by securities, which are held by the counterparty or in safekeeping by third parties. The fair value of these securities was $7.3 million and $9.7 million at December 31, 2011 and December 31, 2010, respectively. Collateral calls can be required at any time that the market value exposure of the contracts is less than the collateral pledged. The degree of overcollateralization is dependent on the derivative contracts to which the Company is a party.

As part of our banking activities, the Company originates certain residential loans and commits these loans for sale. The commitments to originate residential loans and the sales commitments are freestanding derivative instruments and are generally funded within 90 days. The fair value of these commitments was not significant at December 31, 2011.

(17) DERIVATIVES (Continued)

In January 2012, the Company entered into $35.0 million notional forward starting interest rate swaps. The purpose of these swaps is to lock in currently low fixed rate funding costs for intermediate term FHLB advances maturing from July 2012 through November 2013.

Interest Rate Risk Management - Cash Flow Hedging Instruments

To mitigate exposure to variability in expected future cash flows resulting from changes in interest rates, management may enter into interest rate swap and option agreements. At December 31, 2011 and 2010, the Company had an interest rate swap agreement related to a variable-rate obligation that provides for the Company to pay fixed and receive floating payments related to the variable rate Trust Preferred Securities (the Trust III Securities). The Company also had an interest rate option agreement that provides payments to the Company in the event interest rates increase or decrease above or below levels provided in the agreements. The gains and losses from such hedges not designated as cash flow hedges are recognized in non-interest income in the line item net cash settlement and change in fair value of economic hedges.

Interest Rate Risk Management – Fair Value Hedging Instruments

As part of interest rate risk management, the Company from time to time has entered into interest rate swap agreements to convert certain fixed-rate obligations to floating rates. At December 31, 2011 and 2010, the Company had interest rate swap agreements related to fixed-rate obligations that provide for the Company to pay floating and receive fixed interest payments, certain of which had been designated as fair value hedges, others of which were not designated as fair value hedges. The gains (losses) from such interest rate swaps that were not designated as accounting hedges are recognized in non-interest income in the line item net cash settlement and change in fair value of economic hedges. Prior to designation as fair value hedges, the change in the fair value of the interest rate swap agreements were included in noninterest income. Subsequent to the designation as fair value hedges, the changes in the fair value of the interest rate swap and the changes to the fair value of the hedged CD are included in noninterest income. The difference between the changes in the fair values of the interest rate swaps and the related CDs represents hedge ineffectiveness. The Company currently has no fair value hedges for which hedge effectiveness is evaluated using the “short-cut” method.

(18) OFF-BALANCE SHEET RISK, COMMITMENTS AND CONTINGENCIES

The Company is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheets. The contract or notional amounts of those instruments reflect the extent of involvement the Company has in particular classes of financial instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of conditions established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer’s creditworthiness on a case-by-case basis.

The amount of collateral obtained, if deemed necessary by the Company, upon extension of credit is based on management’s credit evaluation of the borrower. Collateral obtained varies but may include real estate, stocks, bonds and certificates of deposit.

(18) OFF-BALANCE SHEET RISK, COMMITMENTS AND CONTINGENCIES (Continued)

A summary of the contract amount of the Company’s exposure to off-balance sheet risk as of December 31, 2011 and 2010 is as follows:

	2011	2010
	(Amounts in thousands)

Financial instruments whose contract amounts represent credit risk:
Loan commitments and undisbursed lines of credit	$192,036	$188,549
Undisbursed standby letters of credit	6,910	8,280
Undisbursed portion of construction loans	28,123	27,321
	$227,069	$224,150

The Company is a party to legal proceedings and potential claims arising in the normal conduct of business. Management believes that this litigation is not material to the financial position or results of operations of the Company.

(19) DISCLOSURES ABOUT FAIR VALUES OF FINANCIAL INSTRUMENTS

Financial instruments include cash and due from banks, federal funds sold, investment securities, loans, bank-owned life insurance, deposit accounts and other borrowings, accrued interest and derivatives. Fair value estimates are made at a specific moment in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company’s entire holdings of a particular financial instrument. Because no active market readily exists for a portion of the Company’s financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

Cash and due from banks, federal funds sold and other interest-bearing deposits

The carrying amounts for cash and due from banks, federal funds sold and other interest-bearing deposits approximate fair value because of the short maturities of those instruments.

Investment securities

Fair value for investment securities equals quoted market price if such information is available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities. The Company utilizes a third party pricing service to provide valuations on its securities portfolio. Most of these securities are US government agency debt obligations and agency mortgage-backed securities traded in active markets. The third party valuations are determined based on the characteristics of each security (such as maturity, duration, rating, etc.) and in reference to similar or comparable securities. Due to the nature and methodology of these valuations, the Company considers these fair value measurements as Level 2.

Loans

For certain homogeneous categories of loans, such as residential mortgages, fair value is estimated using the quoted market prices for securities backed by similar loans, adjusted for differences in loan characteristics. The fair value of other types of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

(19) DISCLOSURES ABOUT FAIR VALUES OF FINANCIAL INSTRUMENTS (Continued)

Investment in bank-owned life insurance

The carrying value of bank-owned life insurance approximates fair value because this investment is carried at cash surrender value, as determined by the insurer.

Deposits

The fair value of demand deposits is the amount payable on demand at the reporting date. The fair value of time deposits is estimated based on discounting expected cash flows using the rates currently offered for deposits of similar remaining maturities.

Borrowings

The fair values are based on discounting expected cash flows at the current interest rate for debt with the same or similar remaining maturities and collateral requirements. As it relates to the Company’s subordinated debentures, the fair values are calculated by reference to the market price of the publicly traded trust preferred securities as an indication of the Company’s credit risk.

Accrued interest

The carrying amounts of accrued interest approximate fair value.

Derivative financial instruments

Fair values for interest rate swap and option agreements are based upon the amounts required to settle the contracts. Fair values for commitments to originate loans held for sale are based on fees currently charged to enter into similar agreements. Fair values for fixed-rate commitments also consider the difference between current levels of interest rates and the committed rates.

Financial instruments with off-balance sheet risk

With regard to financial instruments with off-balance sheet risk discussed in Note 18, it is not practicable to estimate the fair value of future financing commitments.

(19) DISCLOSURES ABOUT FAIR VALUES OF FINANCIAL INSTRUMENTS (Continued)

The carrying amounts and estimated fair values of the Company’s financial instruments, none of which are held for trading purposes, are as follows at December 31, 2011 and 2010:

	2011		2010
	Carrying amount	Estimated fair value	Carrying amount	Estimated fair value
	(Amounts in thousands)

Financial assets:
Cash and due from banks	$23,356	$23,356	$16,584	$16,584
Federal funds sold and overnight deposits	23,198	23,198	49,587	49,587
Investment securities available for sale	362,298	362,298	310,653	310,653
Investment securities held to maturity	44,403	45,514	42,220	40,181

Loans	925,857	904,302	1,100,496	1,119,189
Market risk/liquidity adjustment	-	(41,323)	-	(50,272)
Net loans	925,857	862,979	1,100,496	1,068,917

Investment in life insurance	30,919	30,919	29,831	29,831
Accrued interest receivable	5,843	5,843	6,782	6,782

Financial liabilities:
Deposits	1,183,172	1,177,073	1,348,419	1,349,501
Short-term borrowings	33,629	35,334	22,098	22,098
Long-term borrowings	177,514	161,888	182,686	155,967
Accrued interest payable	5,219	5,219	2,779	2,779

On-balance sheet derivative financial instruments:
Interest rate swap and option agreements:
(Assets) Liabilities, net	214	214	642	642

(20) FAIR VALUES OF ASSETS AND LIABILITIES

Accounting standards establish a framework for measuring fair value according to generally accepted accounting principles and expands disclosures about fair value measurements. Under these standards, there is a three level fair value hierarchy that is fully described below. The Company reports fair value on a recurring basis for certain financial instruments, most notably for available for sale investment securities and certain derivative instruments. The Company may be required, from time to time, to measure certain assets at fair value on a nonrecurring basis. These include assets that are measured at the lower of cost or market that were recognized at fair value which was below cost at the end of the period. Assets subject to nonrecurring use of fair value measurements could include loans held for sale, goodwill, impaired loans and foreclosed assets. At December 31, 2011 and December 31, 2010, the Company had certain impaired loans that are measured at fair value on a nonrecurring basis.

The Company groups financial assets and financial liabilities measured at fair value in three levels, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value. These levels are:

•	Level 1 – Valuations for assets and liabilities traded in active exchange markets, such as the New York Stock Exchange. Valuations are obtained from readily available pricing sources for market transactions involving identical assets or liabilities. There were no investments held with level 1 valuations.

(20) FAIR VALUES OF ASSETS AND LIABILITIES (Continued)

•	Level 2 – Valuations for assets and liabilities traded in less active dealer or broker markets. Level 2 securities include asset-backed securities issued by government sponsored entities, municipal bonds and corporate debt securities. Valuations are obtained from third party services for similar or comparable assets or liabilities.

•	Level 3 – Valuations for assets and liabilities that are derived from other valuation methodologies, including option pricing models, discounted cash flow models and similar techniques, and not based on market exchange, dealer, or brokered traded transactions. Level 3 valuations incorporate certain assumptions and projections in determining the fair value assigned to such assets or liabilities.

There were no transfers between any of the levels during 2011. The table below presents the balances of assets and liabilities measured at fair value on a recurring basis.

	December 31, 2011
	Total	Level 1	Level 2	Level 3
	(Amounts in thousands)

Securities available for sale:
US government agencies	$34,729	$-	$34,729	$-
Asset-backed securities	291,368	-	291,368	-
Municipals	29,220	-	29,220	-
Trust preferred securities	2,321	-	2,321	-
Corporate bonds	3,659	-	3,659	-
Other	1,001	-	1,001	-
Net Derivatives	(214)	-	243	(457)

	December 31, 2010
	Total	Level 1	Level 2	Level 3
	(Amounts in thousands)

Securities available for sale:
US government agencies	$98,240	$-	$98,240	$-
Asset-backed securities	149,776	-	149,776	-
Municipals	55,564	-	55,564	-
Trust preferred securities	3,094	-	3,094	-
Corporate bonds	3,003	-	-	3,003
Other	976	-	976	-
Net Derivatives	(642)	-	37	(679)

There were no transfers between any levels during 2010. The table below presents reconciliation for the period of January 1, 2011 to December 31, 2011, for all level 3 assets and liabilities that are measured at fair value on a recurring basis.

	Fair Value Measurements Using Significant Unobservable Inputs
	Securities
	Available for sale	Net Derivatives
	(Amounts in thousands)
Beginning Balance January 1, 2011	$3,003	$(679)
Total realized and unrealized gains or losses:
Included in earnings	537	222
Included in other comprehensive income	-	-
Purchases, issuances and settlements	(3,540)	-
Transfers in and/or out of Level 3	-	-
Ending Balance	$-	$(457)

During 2011, the Company sold the available for sale securities which were measured for fair value as level 3 assets.

(20) FAIR VALUES OF ASSETS AND LIABILITIES (Continued)

The Company utilizes a third party pricing service to provide valuations on its securities portfolio. Most of these securities are US Government agency debt obligations and agency asset-backed securities traded in active markets. The third party valuations are determined based on the characteristics of each security (such as maturity, duration, rating, etc.) and in reference to similar or comparable securities. Due to the nature and methodology of these valuations, the Company considers these fair value measurements as level 2.

The fair value reporting standards allows an entity to make an irrevocable election to measure certain financial instruments at fair value. The changes in fair value from one reporting period to the next period must be reported in the income statement with additional disclosures to identify the effect on net income. The Company continued to account for securities available for sale at fair value as reported in prior years. Derivative activity is also reported at fair value. Securities available for sale and derivative activity are reported on a recurring basis. Upon adoption of the fair value reporting standard, no additional financial assets or liabilities were reported at fair value and there was no material effect on earnings.

The Company records loans in the ordinary course of business and does not record loans at fair value on a recurring basis. Loans are considered impaired when it is determined to be probable that all amounts due under the contractual terms of the loan will not be collected when due. Loans considered individually impaired are evaluated and a specific allowance is established if required based on the most appropriate of the three measurement methods: present value of expected future cash flows, fair value of collateral, or the observable market price of a loan method. A specific allowance is required if the fair value of the expected repayments or the collateral is less than the recorded investment in the loan. At December 31, 2011, loans with a book value of $87.1 million were evaluated for impairment. Of this total, $23.0 million required a specific allowance totaling $1.6 million for a net fair value of $21.4 million. At December 31, 2010, loans with a book value of $87.1 million were evaluated for impairment. Of this total, $27.8 million required a specific allowance totaling $5.1 million for a net fair value of $22.7 million. The methods used to determine the fair value of these loans were generally either the present value of expected future cash flows or fair value of collateral and were considered level 3.

The table below presents the balances of assets and liabilities measured at fair value on a nonrecurring basis.

	December 31, 2011
	Total	Level 1	Level 2	Level 3
	(Amounts in thousands)

Impaired loans	$21,388	$-	$-	$21,388

Foreclosed assets	19,812	-	-	19,812

	December 31, 2010
	Total	Level 1	Level 2	Level 3
	(Amounts in thousands)

Impaired loans	$22,699	$-	$-	$22,699

Foreclosed assets	17,314	-	-	17,314

Assets acquired through, or in lieu of, foreclosure are held for sale and are initially recorded at fair value less estimated cost to sell on the date of foreclosure. Subsequent to foreclosure, valuations are periodically performed by management or outside appraisers and the assets are carried at the lower of carrying amount or fair value less estimated cost to sell. These valuations generally are based on market comparable sales data for similar type of properties. The range of discounts in these valuations is specific to the nature, type, location, condition and market demand for each property. The methods used to determine the fair value of these foreclosed assets were considered level 3.

(21) PARENT COMPANY FINANCIAL DATA

Southern Community Financial Corporation's condensed balance sheets as of December 31, 2011 and 2010 and its related condensed statements of operations and cash flows for each of the years in the three-year period ended December 31, 2011 are as follows:

Condensed Balance Sheets

December 31, 2011 and 2010

	2011	2010
	(Amounts in thousands)
Assets:
Cash and due from banks	$5,602	$5,559
Investment in subsidiary	140,068	131,610
Investment securities available for sale	-	1,352
Other assets	1,244	1,035

Total assets	$146,914	$139,556

Liabilities:
Junior subordinated debentures	$45,877	$45,877
Other liabilities	3,402	1,338

Total liabilities	49,279	47,215

Stockholders' equity
Preferred stock	41,870	41,453
Common stock	119,505	119,408
Retained earnings (accumulated deficit)	(64,425)	(67,082)
Accumulated other comprehensive income (loss)	685	(1,438)

Total stockholders' equity	97,635	92,341

Total liablilites and stockholders' equity	$146,914	$139,556

Condensed Statements of Operations

Years Ended December 31, 2011, 2010 and 2009

	2011	2010	2009
	(Amounts in thousands)

Equity in income (loss) of subsidiaries	$6,022	$(20,530)	$(60,729)
Interest income	110	301	433
Other income	540	(220)	104
Interest expense	(3,513)	(3,559)	(3,723)
Other expense	(85)	(435)	(485)
Income tax benefit	-	1,322	1,241

Net income (loss)	3,074	(23,121)	(63,159)

Effective dividend on preferred stock	2,554	2,531	2,508

Net income (loss) available to common shareholders	$520	$(25,652)	$(65,667)

(21) PARENT COMPANY FINANCIAL DATA (Continued)

Condensed Statements of Cash Flows

Years Ended December 31, 2011, 2010 and 2009

	2011	2010	2009
	(Amounts in thousands)
Operating activities:
Net income (loss)	$3,074	$(23,121)	$(63,159)
Equity in (income) loss of subsidiaries	(6,022)	20,530	60,729
Amortization of debt issuance costs	51	443	421
Amortization of preferred stock warrants	-	(393)	(370)
Realized (gain) loss on sale of available for sale securities	(537)	35	-
Realized loss on impairment of investment securities available for sale	-	186	-
(Increase) decrease in other assets	(122)	10	(1)
Increase (decrease) in other liabilities	2,062	-	(2,307)
Net cash provided (used) by operating activities	(1,494)	(2,310)	(4,687)

Investing activities:
Investment in bank subsidiary	-	(6,000)	(9,000)
Proceeds from sale of available for sale investment securities	1,537	48	-
Net cash provided (used) by investing activities	1,537	(5,952)	(9,000)

Financing activities:
Increase (decrease) in short term debt	-	(38,327)	39,366
Dividends paid preferred stock	-	(2,138)	(2,138)
Dividends paid common shareholders	-	-	(664)
Net cash provided (used) by financing activities	-	(40,465)	36,564

Net increase (decrease) in cash	43	(48,727)	22,877

Cash, beginning of year	5,559	54,286	31,409

Cash, end of year	$5,602	$5,559	$54,286

(22) SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date the financial statements were issued and there have been no material subsequent events.

Item 9. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Item 9A. Controls and Procedures

Southern Community Financial Corporation’s management, with the participation of its Chief Executive Officer and its Chief Financial Officer, has evaluated the effectiveness of the Company’s disclosure controls and procedures as of December 31, 2011. Based on that evaluation, the Company’s Chief Executive Officer and Chief Financial Officer concluded that the Company’s disclosure controls and procedures were effective as of December 31, 2011.

Management’s Report On Internal Control Over Financial Reporting

Management of Southern Community Financial Corporation and Subsidiary (the “Company”) is responsible for establishing and maintaining effective internal control over financial reporting as defined in Rules 13a-15(f) and 15d-15(f) under the Securities Exchange Act of 1934. Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with US generally accepted accounting principles.

Under the supervision and with the participation of management, including the principal executive officer and principal financial officer, the Company conducted an evaluation of the effectiveness of internal control over financial reporting, including controls over the preparation of financial statements, based on the framework in Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. Based on this evaluation under the framework in Internal Control – Integrated Framework, management of the Company has concluded the Company maintained effective internal control over financial reporting as of December 31, 2011.

Internal control over financial reporting cannot provide absolute assurance of achieving financial reporting objectives because of its inherent limitations. Internal control over financial reporting is a process that involves human diligence and compliance and is subject to lapses in judgment and breakdowns resulting from human failures. Internal control over financial reporting can also be circumvented by collusion or improper management override. Because of such limitations, there is a risk that material misstatements may not be prevented or detected on a timely basis by internal control over financial reporting. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Management is also responsible for compliance with laws and regulations relating to safety and soundness which are designated by the FDIC and the appropriate federal banking agency. As previously discussed in this document, the Bank, by and through its Board of Directors, executed on February 25, 2011 a Stipulation to the Issuance of a Consent Order whereby the Bank consented, without admitting or denying any charges of unsafe or unsound banking practices or violations of law or regulation, to the issuance of a Consent Order by the FDIC and the NCCOB. Management assessed its compliance with these designated laws and regulations relating to safety and soundness and believes that the Company complied, in all significant respects, with such laws during the year ended December 31, 2011.

Changes in Internal Controls over Financial Reporting

The Company assesses the adequacy of its internal control over financial reporting quarterly and enhances its controls in response to internal control assessments and internal and external audit and regulatory recommendations. No such control enhancements during the quarter ended December 31, 2011 have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.

Item 9B. Other Information

None.

PART III

Item 10. Directors, Executive Officers and Corporate Governance

Incorporated by reference from the Company's definitive proxy statement, to be filed with the Securities and Exchange Commission with respect to the Annual Meeting of Shareholders to be held on May 23, 2012.

Item 11. Executive Compensation

Incorporated by reference from the Company's definitive proxy statement, to be filed with the Securities and Exchange Commission with respect to the Annual Meeting of Shareholders to be held on May 23, 2012.

Item 12. Security Ownership of Certain Beneficial Owners and Management

Incorporated by reference from the Company's definitive proxy statement, to be filed with the Securities and Exchange Commission with respect to the Annual Meeting of Shareholders to be held on May 23, 2012.

The following table sets forth equity compensation plan information at December 31, 2011.

Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders

Stock Option Plans	541,650	$9.77	690,361

Employee Stock Purchase Plan	N/A	N/A	799,170

Restricted Stock Plan	N/A	N/A	196,500
Equity compensation plans not approved by security holders	N/A	N/A	N/A

None

Total	541,650	$9.77	1,686,031

Item 13. Certain Relationships and Related Transactions, and Director Independence

Incorporated by reference from the Company's definitive proxy statement, to be filed with the Securities and Exchange Commission with respect to the Annual Meeting of Shareholders to be held on May 23, 2012.

Item 14. Principal Accountant Fees and Services

Incorporated by reference from the Company's definitive proxy statement, to be filed with the Securities and Exchange Commission with respect to the Annual Meeting of Shareholders to be held on May 23, 2012.

PART IV

Item 15. Exhibits, Financial Statement Schedules

(a)(1) Financial Statements. The following financial statements and supplementary data are included in Item 8 of this report.

Financial Statements	Form 10-K Page

Report of Independent Registered Public Accounting Firm	69

Consolidated Statements of Financial Condition as of December 31, 2011 and 2010	70

Consolidated Statements of Operations for the years ended
December 31, 2011, 2010 and 2009	71

Consolidated Statements of Comprehensive Income (Loss) for the years ended
December 31, 2011, 2010 and 2009	72

Consolidated Statements of Changes in Stockholders’ Equity for the years ended
December 31, 2011, 2010 and 2009	73

Consolidated Statements of Cash Flows for the years ended
December 31, 2011, 2010 and 2009	74-75

Notes to Consolidated Financial Statements	76-131

Exhibit No.	Description
Exhibit 3.1:	Articles of Incorporation (incorporated by reference from Exhibit 3(i) to the Current Report on Form 8-K dated October 1, 2001)

Exhibit 3.2:	Bylaws (incorporated by reference from Exhibit 3.2 to the Quarterly Report on Form 10-Q for the quarter ended September 30, 2009)

Exhibit 3.3:	Amendment to Articles of Incorporation (incorporated by reference from Exhibit 3.3 to the Annual Report on Form 10-K for the year ended December 31, 2001 (“2001 Annual Report”))

Exhibit 4.1:	Specimen certificate for Common Stock of Southern Community Financial Corporation (incorporated by reference from Exhibit 4 to the Current Report on Form 8-K dated October 1, 2001)

Exhibit 4.2:	Form of 7.95% Junior Subordinated Debenture (incorporated by reference from Exhibit 4.2 to the Registration Statement on Form S-3 dated September 26, 2003, Registration No. 333-109167 (the “S-3 Registration Statement”))

Exhibit 4.3:	Form of Certificate for 7.95% Trust Preferred Security of Southern Community Capital Trust II (incorporated by reference from Exhibit 4.6 to the S-3 Registration Statement)

Exhibit 10.1:	1997 Incentive Stock Option Plan of Southern Community Financial Corporation (incorporated by reference from Exhibit 10.1 to Amendment Number One to the Registration Statement on Form S-2 dated January 10, 2002, Registration Number 333-74084 (the “Amended S-2 Registration Statement”))

Exhibit 10.2:	1997 Non-Statutory Stock Option Plan of Southern Community Financial Corporation (incorporated by reference from Exhibit 10.2 to the Amended S-2 Registration Statement)

Exhibit 10.3:	2002 Incentive Stock Option Plan of Southern Community Financial Corporation (incorporated by reference from Exhibit 10.7 to the Annual Report on Form 10-K for the year ended December 31, 2003 (“2003 Annual Report”))

Exhibit 10.4:	2002 Non-Statutory Stock Option Plan of Southern Community Financial Corporation (incorporated by reference from Exhibit 10.8 to the 2003 Annual Report)

Exhibit 10.5:	Indenture with respect to the Company’s 7.95% Junior Subordinated Debentures (incorporated by reference from Exhibit 10.9 to the 2003 Annual Report)

Exhibit 10.6:	Amended and Restated Trust Agreement of Southern Community Capital Trust II (incorporated by reference from Exhibit 10.10 to the 2003 Annual Report)

Exhibit 10.7:	Guarantee Agreement for Southern Community Capital Trust II (incorporated by reference from Exhibit 10.11 to the 2003 Annual Report)

Exhibit 10.8:	Agreement as to Expenses and Liabilities with respect to Southern Community Capital Trust II (incorporated by reference from Exhibit 10.12 to the 2003 Annual Report)

Exhibit 10.9:	2002 Employee Stock Purchase Plan (incorporated by reference from Exhibit 10.13 to the 2003 Annual Report)

Exhibit 10.10:	The Community Bank Amended and Restated Stock Option Plan for Key Employees (incorporated by reference from Exhibit 4.2 to the Registration Statement on Form S-8 dated April 29, 2004, Registration Number 333-114997)

Exhibit 10.11:	2001 Incentive Stock Option Plan of Southern Community Financial Corporation (incorporated by reference from Exhibit 4.2 to the Registration Statement on Form S-8 dated April 29, 2004, Registration Number 333-114993)

Exhibit 10.12:	2001 Stock Option Plan for Directors of Southern Community Financial Corporation (incorporated by reference from Exhibit 4.2 to the Registration Statement on Form S-8 dated April 29, 2004, Registration Number 333-114991)

Exhibit 10.13:	2006 Nonstatutory Stock Option Plan of Southern Community Financial Corporation (incorporated by reference from Exhibit 4.2 to the Registration Statement on Form S-8 dated November 11, 2006, Registration Number 333-138601)

Exhibit 10.14:	Employment Agreement with F. Scott Bauer (incorporated by reference from Exhibit 10.1 to the Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 (“2006 First Quarter Form 10-Q”))

Exhibit 10.15:	Employment Agreement with Jeff T. Clark (incorporated by reference from Exhibit 10.2 to the 2006 First Quarter Form 10-Q)

Exhibit 10.16:	Amended & Restated Salary Continuation Agreement of F. Scott Bauer (incorporated by reference from Exhibit 10.1 to the Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 (“2007 First Quarter Form 10-Q”))

Exhibit 10.17:	Amended & Restated Salary Continuation Agreement of Jeff T. Clark (incorporated by reference from Exhibit 10.2 to the 2007 First Quarter Form 10-Q)

Exhibit 10.18:	Employment Agreement with James C. Monroe, Jr. (incorporated by reference to the Annual Report of Form 10-K for the year ended December 31, 2007)

Exhibit 10.19:	Amendment Number One to Employment Agreement with F. Scott Bauer (incorporated by reference from Exhibit 10.1 to the Quarterly Report on Form 10-Q for the quarter ended September 30, 2007 (“2007 Third Quarter Form 10-Q”))

Exhibit 10.20:	Amendment Number One to Employment Agreement with Jeff T. Clark (incorporated by reference from Exhibit 10.2 to the 2007 Third Quarter Form 10-Q)

Exhibit 10.21:	Amendment Number One to Employment agreement with James C. Monroe, Jr. (incorporated by reference from Exhibit 10.3 to the 2007 Third Quarter Form 10-Q)

Exhibit 10.22:	Salary Continuation Agreement with James C. Monroe, Jr. (incorporated by reference from Exhibit 10.22 to the Annual Report on Form 10-K for the year ended December 31, 2007)

Exhibit 10.23:	Amendment Number One to Salary Continuation Agreement with James C. Monroe, Jr. (incorporated by reference from Exhibit 10.23 to the Annual Report on Form 10-K for the year ended December 31, 2007)

Exhibit 10.24:	Addendum A to Split Dollar Agreement with F. Scott Bauer (incorporated by reference from Exhibit 10.24 to the Annual Report on Form 10-K for the year ended December 31, 2007)

Exhibit 10.25:	Addendum A to Split Dollar Agreement with Jeff T. Clark (incorporated by reference from Exhibit 10.25 to the Annual Report on Form 10-K for the year ended December 31, 2007)

Exhibit 10.26:	Employment Agreement with James Hastings (incorporated by reference from Exhibit 10.1 to the Current report on Form 8-K dated June 17, 2008)

Exhibit 10.27:	Salary Continuation Agreement with James Hastings (incorporated by reference from Exhibit 10.2 to the Current report on Form 8-K dated June 17, 2008)

Exhibit 10.28:	Waiver Agreement and Acknowledgement with F. Scott Bauer (incorporated by reference from Exhibit 10.28 to the Annual Report on Form 10-K for the year ended December 31, 2008 the “2008 Annual Report”)

Exhibit 10.29	Waiver Agreement and Acknowledgement with Jeffrey T. Clark (incorporated by reference from Exhibit 10.29 to the 2008 Annual Report on Form 10-K for the year ended December 31, 2008)

Exhibit 10.30	Waiver Agreement and Acknowledgement with Robert L. Davis, Jr. (incorporated by reference from Exhibit 10.30 to the 2008 Annual Report on Form 10-K for the year ended December 31, 2008)

Exhibit 10.31	Waiver Agreement and Acknowledgement with James Hastings (incorporated by reference from Exhibit 10.31 to the 2008 Annual Report on Form 10-K for the year ended December 31, 2008)

Exhibit 10.32	Waiver Agreement and Acknowledgement with James C. Monroe, Jr. (incorporated by reference from Exhibit 10.32 to the 2008 Annual Report on Form 10-K for the year ended December 31, 2008)

Exhibit 10.33:	Amendment Number Two to Employment Agreement with James C. Monroe, Jr. (incorporated by reference from Exhibit 10.33 to the 2008 Annual Report on Form 10-K for the year ended December 31, 2008)

Exhibit 10.34:	Amendment Number One to Amended and Restated Salary Continuation Agreement with F. Scott Bauer (incorporated by reference from Exhibit 10.34 to the 2008 Annual Report on Form 10-K for the year ended December 31, 2008)

Exhibit 10.35:	Amendment Number One to Amended and Restated Salary Continuation Agreement with Jeff T. Clark (incorporated by reference from Exhibit 10.35 to the 2008 Annual Report on Form 10-K for the year ended December 31, 2008)

Exhibit 10.36:	Amendment Number One to Salary Continuation Agreement with James Hastings (incorporated by reference from Exhibit 10.36 to the 2008 Annual Report on Form 10-K for the year ended December 31, 2008)

Exhibit 10.37:	Amendment Number One to Employment Agreement with James Hastings (incorporated by reference from Exhibit 10.37 to the 2008 Annual Report on Form 10-K for the year ended December 31, 2008)

Exhibit 10.38:	Amendment Number Two to Employment Agreement with F. Scott Bauer (incorporated by reference from Exhibit 10.38 to the 2008 Annual Report on Form 10-K for the year ended December 31, 2008)

Exhibit 10.39:	Amendment Number Two to Employment Agreement with Jeff T. Clark (incorporated by reference from Exhibit 10.39 to the 2008 Annual Report on Form 10-K for the year ended December 31, 2008)

Exhibit 10.40:	Amendment Number One to Salary Continuation Agreement with Robert L. Davis (incorporated by reference from Exhibit 10.40 to the 2008 Annual Report on Form 10-K for the year ended December 31, 2008)

Exhibit 10.41:	Amendment Number Two to Employment Agreement with Robert L. Davis (incorporated by reference from Exhibit 10.41 to the 2008 Annual Report on Form 10-K for the year ended December 31, 2008)

Exhibit 10.42:	Amendment Number Two to Salary Continuation Agreement with James C. Monroe, Jr. (incorporated by reference from Exhibit 10.42 to the 2008 Annual Report on Form 10-K for the year ended December 31, 2008)

Exhibit 10.43:	Amendment Number Three to Employment Agreement with James C. Monroe, Jr. (incorporated by reference from Exhibit 10.43 to the 2008 Annual Report on Form 10-K for the year ended December 31, 2008)

Exhibit 10.44:	Amendment Number Two to the Amended & Restated Salary Continuation Agreement with F. Scott Bauer (incorporated by reference from Exhibit 10.44 to the 2010 Annual Report on Form 10-K for the year ended December 31, 2010)

Exhibit 10.45:	Amendment Number Two to the Amended & Restated Salary Continuation Agreement with Jeff T. Clark (incorporated by reference from Exhibit 10.45 to the 2010 Annual Report on Form 10-K for the year ended December 31, 2010)

Exhibit 10.46:	Amendment Number Two to the Salary Continuation Agreement with James Hastings (incorporated by reference from Exhibit 10.46 to the 2010 Annual Report on Form 10-K for the year ended December 31, 2010)

Exhibit 10.47:	Amendment Number Three to the Salary Continuation Agreement with James C. Monroe, Jr. (incorporated by reference from Exhibit 10.47 to the 2010 Annual Report on Form 10-K for the year ended December 31, 2010)

Exhibit 10.48:	Amendment Number Two to the Salary Continuation Agreement with Robert L. Davis (incorporated by reference from Exhibit 10.48 to the 2010 Annual Report on Form 10-K for the year ended December 31, 2010)

Exhibit 10.49:	Stipulation to the Issuance of a Consent Order Dated February 16, 2011 by and between Southern Community Bank and Trust, the Federal Deposit Insurance Corporation and the North Carolina Commissioner of Banks (incorporated by reference from Exhibit 10.1 to the Current Report on Form 8-K filed February 17, 2011)

Exhibit 10.50:	Consent Order dated February 16, 2011 by and between Southern Community Bank and Trust, the Federal Deposit Insurance Corporation and the North Carolina Commissioner of Banks (incorporated by reference from Exhibit 10.2 to the Current Report on Form 8-K filed February 17, 2011)

Exhibit 10.51:	Written Agreement dated June 23, 2011 by and between Southern Community Financial Corporation and the Federal Reserve Bank (incorporated by reference from Exhibit 10.1 to the Current Report on Form 8-K dated June 23, 2011)

Exhibit 10.52:	Employment Agreement with Merle B. Andrews

Exhibit 10.53:	Amendment Number One to Employment Agreement with Merle B. Andrews

Exhibit 10.54:	Salary Continuation Agreement with Merle B. Andrews

Exhibit 10.55:	Amendment Number One to Salary Continuation Agreement with Merle B. Andrews

Exhibit 21:	Subsidiaries of the Registrant

Exhibit 23:	Consent of Dixon Hughes PLLC

Exhibit 31.1:	Rule 13a-14(a)/15d-14(a) Certification by Chief Executive Officer

Exhibit 31.2:	Rule 13a-14(a)/15d-14(a) Certification by Chief Financial Officer

Exhibit 32:	Section 1350 Certifications

Exhibit 99.1	TARP Certification by Chief Executive Officer

Exhibit 99.2	TARP Certification by Chief Financial Officer

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the undersigned, thereunto duly authorized.

SOUTHERN COMMUNITY
FINANCIAL CORPORATION

Date: March 23, 2012	By:	/s/ F, Scott Bauer
F. Scott Bauer
President and Chief Executive Officer
(principal executive officer)

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ F. Scott Bauer	President and Chief Executive
F. Scott Bauer	Officer (principal executive officer)	March 23, 2012

/s/ James Hastings	Executive Vice President and Chief
James Hastings	Financial Officer (principal financial
	and accounting officer)	March 23, 2012

/s/ Edward T. Brown	Director
Edward T. Brown		March 23, 2012

/s/ James G. Chrysson	Director
James G. Chrysson		March 23, 2012

/s/ James O. Frye	Director
James O. Frye		March 23, 2012

/s/ Matthew G. Gallins	Director
Matthew G. Gallins		March 23, 2012

SIGNATURE	TITLE	DATE

/s/ Lynn L. Lane	Director
Lynn L. Lane		March 23, 2012

/s/ H. Lee Merritt, Jr.	Director
H. Lee Merritt, Jr.		March 23, 2012

/s/ Stephen L. Robertson	Director
Stephen L. Robertson		March 23, 2012

/s/ W. Samuel Smoak	Director
W. Samuel Smoak		March 23, 2012

/s/ William G. Ward, Sr., M.D.	Chairman of the Board	March 23, 2012
William G. Ward, Sr., M.D.	and Director

Exhibit 10.52

Employment Agreement

This Employment Agreement is entered into effective as of this 28th day of April, 2006, by and among Southern Community Financial Corporation, a North Carolina corporation, Southern Community Bank and Trust, a North Carolina-chartered bank and wholly owned subsidiary of Southern Community Financial Corporation (the “Bank”), and Merle B. Andrews, Executive Vice President of the Bank (the “Executive”). For convenience, Southern Community Financial Corporation and the Bank are referred to in this Employment Agreement individually and together as the “Employer.”

Whereas, the Executive is the Executive Vice President of the Bank, possessing unique skills, knowledge, and experience relating to the Employer’s business, and the Executive has made and is expected to continue to make major contributions to the profitability, growth, and financial strength of the Employer and affiliates,

Whereas, the Employer and the Executive desire to set forth in this Employment Agreement the terms and conditions of the Executive’s employment,

Whereas, the Executive and the Bank are parties to an Employment Agreement dated as of January 12, 2004, but the Executive and the Bank intend that this Employment Agreement supersede and replace the previous employment agreement in its entirety, and

Whereas, none of the conditions or events included in the definition of the term “golden parachute payment” that is set forth in Section 18(k)(4)(A)(ii) of the Federal Deposit Insurance Act [12 U.S.C. 1828(k)(4)(A)(ii)] and in Federal Deposit Insurance Corporation Rule 359.1(f)(1)(ii) [12 CFR 359.1(f)(1)(ii)] exists or, to the best knowledge of the Employer, is contemplated insofar as the Bank or any affiliates are concerned.

Now Therefore, in consideration of these premises, the mutual covenants contained herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows.

Article 1

Employment

1.1 Employment. Effective on the date and for the term specified in section 1.3, the Employer hereby employs the Executive to serve as Executive Vice President of the Bank according to the terms and conditions of this Employment Agreement. The Executive hereby accepts employment according to the terms and conditions of this Employment Agreement.

1.2 Duties. As Executive Vice President, the Executive shall serve in accordance with the Employer’s Articles of Incorporation and Bylaws, as each may be amended or restated from time to time. She shall serve the Employer faithfully, diligently, competently, and to the best of her ability, and she shall exclusively devote her full working time, energy, and attention to the business of the Employer and to the promotion of the Employer’s interests throughout the term of the Employment Agreement. Without the written consent of the board of directors of each of Southern Community Financial Corporation and the Bank, during the term of this Employment Agreement the Executive shall not render services to or for any person, firm, corporation, or other entity or organization in exchange for compensation, regardless of the form in which the compensation is paid and regardless of whether it is paid directly or indirectly to the Executive. Nothing in this Article 2 shall prevent the Executive from managing his personal investments and affairs, provided that doing so does not interfere with the proper performance of his duties and responsibilities as Executive Vice President.

1.3 Term of Employment. The initial term of employment under this Employment Agreement shall be for the period commencing upon the April 28, 2006 effective date of this Employment Agreement and ending three calendar years from the effective date of this Employment Agreement. On each anniversary of the effective date of this Employment Agreement, the term of this Employment Agreement shall automatically be extended for one additional year period beyond the then-effective expiration date unless written notice from the Employer or the Executive is received 90 days prior to an anniversary date advising the other that this Employment Agreement shall not be further extended. If the board decides not to extend the term of this Employment Agreement, this Employment Agreement shall nevertheless remain in force until its then-current three-year term expires. The board’s decision not to extend the term of this Employment Agreement shall not – by itself – give the Executive any rights under this Employment Agreement to claim an adverse change in his position, compensation, or circumstances or otherwise to claim entitlement to severance benefits under Articles 4 or 5 of this Employment Agreement, absent some other reason that entitles Executive to such benefits pursuant to either or both of such Articles. References herein to the term of this Employment Agreement shall refer to the initial term, as the same may be extended. Unless sooner terminated, the Executive’s employment and the term of this Employment Agreement shall terminate when the Executive attains age 65.

Article 2

Compensation and Other Benefits

2.1 Base Salary. In consideration of the Executive’s performance of her obligations under this Employment Agreement, the Bank shall pay or cause to be paid to the Executive a salary at the annual rate of not less than $170,000, payable in equal or approximately equal monthly installments. The Executive’s salary shall be reviewed annually by the Employer’s board of directors or by the board committee having jurisdiction over executive compensation. The Executive’s salary shall be increased no less frequently than annually to account for cost of living increases. The Executive’s salary also may be increased beyond the amount necessary to account for cost of living increases at the discretion of the committee having jurisdiction over executive compensation. However, the Executive’s salary shall not be reduced. The Executive’s salary, as the same may be increased from time to time, is referred to in this Employment Agreement as the “Base Salary.”

2.2 Benefit Plans and Perquisites. The Executive shall be entitled throughout the term of this Employment Agreement to participate in any and all officer or employee compensation, bonus, incentive, and benefit plans in effect from time to time, including without limitation plans providing pension, retirement, medical, dental, disability, and group life benefits, and to receive any and all other fringe benefits provided from time to time, provided that the Executive satisfies the eligibility requirements for the plans or benefits. Without limiting the generality of the foregoing –

(a) Participation in Stock Plans. The Executive shall be eligible to participate in any stock-based compensation, incentive, bonus, or purchase plans existing on the date of this Employment Agreement or adopted during the term of this Employment Agreement.

(b) Club Dues. During the term of this Employment Agreement, the Employer shall pay or cause to be paid the Executive’s membership assessments and dues in civic clubs. Without limiting the generality of the foregoing, the Executive shall be reimbursed for assessments, dues, and expenses associated with his membership in and use of the private country club of his choice in Forsyth County or Surry County.

(c) Disability Insurance. The Employer shall reimburse the Executive for the Executive’s cost to purchase and maintain disability insurance coverage on himself during the term of this Employment Agreement. The amount reimbursed by the Employer shall be grossed up to compensate the Executive for federal and state income taxes imposed as a result of the Employer’s reimbursement of the Executive’s cost. The disability insurance policy shall be owned by the Executive exclusively.

(d) Reimbursement of Business Expenses. Upon submission of appropriate documentation by the Executive and approval by the board of directors or by a board committee appointed for such purpose, the Employer agrees to reimburse the Executive for all out-of-pocket expenses incurred performing his obligations under this Employment Agreement, including but not limited to all reasonable business travel and entertainment expenses incurred while acting at the request of or in the service of the Employer and reasonable expenses for attendance at annual and other periodic meetings of trade associations. Except for club dues under section 2.2(b), to be reimbursable each expense must be of a nature qualifying it as a proper deduction on the Employer’s income tax returns as a business expense rather than deductible compensation to the Executive. The records and other documentary evidence submitted by the Executive to the Employer with each request for reimbursement shall be in the form required by applicable statutes and regulations issued by appropriate taxing authorities for the substantiation of expenditures as deductible business expenses of the Employer rather than deductible compensation to the Executive.

2.3 Vacation. The Executive shall be entitled to paid annual vacation and sick leave in accordance with the policies established from time to time by the Employer. The Executive shall not be entitled to any additional compensation for failure to allotted vacation or sick leave, nor shall the Executive be allowed to carry over unused vacation allowance from one calendar year to the next. The Executive shall be entitled to accumulate unused sick leave from one year to the next for use solely in the case of actual illness.

2.4 Taxes. All compensation of the Executive shall be subject to withholding and other employment taxes imposed by federal, state, and local law.

2.5 Indemnification and Insurance. (a) Indemnification. The Employer shall indemnify the Executive or cause the Executive to be indemnified with respect to his activities as a director, officer, employee, or agent of the Employer or as a person who is serving or has served at the request of the Employer (a “representative”) as a director, officer, employee, agent, or trustee of an affiliated corporation, joint venture trust or other enterprise, domestic or foreign, in which the Employer has a direct or indirect ownership interest against expenses (including without limitation attorneys’ fees, judgments, fines, and amounts paid in settlement) actually and reasonably incurred by her (“Expenses”) in connection with any claim against the Executive that is the subject of any threatened, pending, or completed action, suit, or other type of proceeding, whether civil, criminal, administrative, investigative, or otherwise and whether formal or informal (a “Proceeding”), to which the Executive was, is, or is threatened to be made a party by reason of the Executive being or having been such a director, officer, employee, agent, or representative.

The indemnification provided herein shall not be exclusive of any other indemnification or right to which the Executive may be entitled and shall continue after the Executive has ceased to occupy a position as an officer, director, employee, agent or representative with respect to Proceedings relating to or arising out of the Executive’s acts or omissions during her service in such position. The indemnification provided to the Executive under this Employment Agreement for the Executive’s service as a representative shall be payable if and only if and only to the extent that reimbursement to the Executive by the affiliated entity with which the Executive has served as a representative, whether pursuant to agreement, applicable law, articles of incorporation or association, by-laws or regulations of the entity, or insurance maintained by such affiliated entity, is insufficient to compensate the Executive for Expenses actually incurred and otherwise payable by the Employer under this Employment Agreement. Any payments for such Expenses in fact made to or on behalf of the Executive directly or indirectly by the affiliated entity with which the Executive served as a representative shall reduce the obligation of the Employer hereunder.

(b) Exclusions. Anything herein to the contrary notwithstanding, however, nothing in this Section 2.5 requires indemnification, reimbursement, or payment by the Employer, and the Executive shall not be entitled to demand indemnification, reimbursement, or payment –

(1) if and to the extent indemnification, reimbursement, or payment constitutes a “prohibited indemnification payment” within the meaning of Federal Deposit Insurance Corporation Rule 359.1(l)(1) [12 CFR 359.1(l)(1)], or

(2) for any claim or any part thereof as to which the Executive shall have been determined by a court of competent jurisdiction, from which no appeal is or can be taken, by clear and convincing evidence, to have acted with deliberate intent to cause injury to the Employer or with reckless disregard for the best interests of the Employer, or

(3) for any claim or any part thereof arising under Section 16(b) of the Securities Exchange Act of 1934 as a result of which the Executive is required to pay any penalty, fine, settlement, or judgment, or

(4) for any obligation of the Executive based upon or attributable to the Executive gaining in fact any personal gain, profit, or advantage to which he was not entitled, or

(5) any proceeding initiated by the Executive without the consent or authorization of the Employer’s board of directors, but this exclusion shall not apply with respect to any claims brought by the Executive (a) to enforce his rights under this Employment Agreement, or (b) in any Proceeding initiated by another person or entity whether or not such claims were brought by the Executive against a person or entity who was otherwise a party to such proceeding.

(c) Insurance. The Employer shall maintain or cause to be maintained fidelity and Directors & Officers’ liability insurance covering the Executive throughout the term of this Employment Agreement.

Article 3

Termination of Employment

3.1 Termination by the Employer. (a) Death or Disability. The Executive’s employment shall terminate automatically on the date of the Executive’s death. If the Executive dies in active service to the Employer, for twelve months after the Executive’s death the Employer shall provide the Executive’s family with and pay the premiums for continuing health care coverage under COBRA substantially identical to that provided for the Executive before her death.

By delivery of written notice 30 days in advance to the Executive, the Employer may terminate the Executive’s employment if the Executive is disabled. For purposes of this Employment Agreement, the Executive shall be considered “disabled” if for health or medical-related reasons she is unable to and does not perform her duties hereunder for a period of 90 consecutive days. The Executive shall not be considered disabled, however, if he returns to work on a full-time basis within 30 days after the Employer gives him notice of termination due to disability.

(b) Termination Without Cause. With written notice to the Executive 60 days in advance, the Employer may terminate the Executive’s employment without Cause. Upon such event, the compensation and benefits after termination provisions of Sections 4.4 and 4.5 shall apply, in addition to any other applicable post-termination payments or benefits provided for in this Employment Agreement.

(c) Termination with Cause. The Employer may terminate the Executive’s employment with Cause. Upon such event, the Executive shall not be entitled to any further compensation or other benefits beyond his effective termination date in accordance with Section 4.1, except such benefits which by the terms of their plan document continue after such termination or except as may be otherwise provided for in this Employment Agreement. The term “Cause” means any of the following –

(1) an intentional act of fraud, embezzlement, or theft by the Executive in the course of his employment. For purposes of this Employment Agreement, no act or failure to act on the part of the Executive shall be deemed to have been intentional if it was due primarily to an error in judgment or negligence. An act or failure to act on the Executive’s part shall be considered intentional if it is not in good faith and if it is without a reasonable belief that the action or failure to act is in the best interests of the Employer, or

(2) intentional violation of any law or significant policy of the Employer committed in connection with the Executive’s employment, which in the Employer’s judgment has a material adverse effect on the Employer, or

(3) the Executive’s gross negligence or gross neglect of duties in the performance of his duties to the Employer, or

(4) intentional wrongful damage by the Executive to the business or property of the Employer, including without limitation the reputation of the Employer, which in the Employer’s sole judgment causes material harm to the Employer, or

(5) a breach by the Executive of his fiduciary duties as an officer or director of the Employer or misconduct involving dishonesty, in either case whether in his capacity as an officer or as a director of the Bank or Southern Community Financial Corporation, or

(6) a breach by the Executive of this Employment Agreement that, in the sole judgment of the Employer, is a material breach, which breach is not corrected by the Executive within 30 days after receiving written notice of the breach which the Employer shall provide, or

(7) removal of the Executive from office or permanent prohibition of the Executive from participating in the Bank’s affairs by an order issued under section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act, 12 U.S.C. 1818(e)(4) or (g)(1), or

(8) conviction of the Executive for or plea of nolo contendere to a felony or conviction of or plea of nolo contendere to a misdemeanor involving moral turpitude, or the actual incarceration of the Executive.

3.2 Termination by the Executive. The Executive may terminate her employment with written notice to the Employer 60 days in advance, whether with or without Good Reason. If the Executive terminates with Good Reason, the termination will take effect at the conclusion of the 60-day period unless the event or circumstance constituting Good Reason is cured by the Employer or unless the notice of termination for Good Reason is revoked by the Executive within the 60-day period. Upon such event, the compensation and benefits after termination provisions of Sections 4.4 and 4.5 shall apply, in addition to any other applicable post-termination payments or benefits provided for in this Employment Agreement. For purposes of this Employment Agreement, “Good Reason” means any of the following events occur without the Executive’s written consent –

(a) Reduced Base Salary: reduction of the Executive’s Base Salary, or

(b) Participation in Benefit Plans Reduced or Terminated: reduction of the Executive’s bonus, incentive, or other compensation award opportunities under the Employer’s benefit plans, unless a company-wide reduction of all officers’ award opportunities occurs simultaneously, or termination of the Executive’s participation in any officer or employee benefit plan maintained by the Employer, unless the plan is terminated because of changes in law or loss of tax deductibility to the Employer for contributions to the plan, or unless the plan is terminated as a matter of policy applied equally to all participants in the plan, or

(c) Reduced Responsibilities or Status: assignment to the Executive of duties that are materially inconsistent with the Executive’s position as the Bank’s Executive Vice President or that represent a reduction of his authority, or

(d) Failure to Obtain Assumption Agreement: failure to obtain an assumption of the Employer’s obligations under this Employment Agreement by any successor to the Employer, regardless of whether the entity becomes a successor to the Employer as a result of a merger, consolidation, sale of assets, or other form of purchase, sale or reorganization, or

(e) Material Breach: a material breach of this Employment Agreement by the Employer that is not corrected within 30 days after receiving written notice of the breach from the Executive, or

(f) Relocation of the Executive: relocation of the Bank’s principal executive offices, or requiring the Executive to change his principal work location, to any location that is more than 15 miles from the location of the Bank’s principal executive offices on the date of this Employment Agreement.

3.3 Notice. Any purported termination by the Employer or by the Executive shall be communicated by written notice of termination to the other. The notice must state the specific termination provision of this Employment Agreement relied upon. The notice must also state the date on which termination shall become effective, which shall be a date not earlier than the date of the termination notice. If termination is for Cause or with Good Reason, the notice must state in reasonable detail the facts and circumstances forming the basis for termination of the Executive’s employment.

Article 4

Compensation and Benefits After Termination

4.1 Cause. If the Executive’s employment terminates for Cause, the Executive shall receive the salary to which she is entitled through the date on which termination becomes effective and any other benefits to which she may be entitled under the Employer’s benefit plans and policies in effect on the date of termination.

4.2 Termination by the Executive Other than for Good Reason. If the Executive terminates employment other than for Good Reason, the Executive shall receive the salary to which she is entitled through the date on which his termination becomes effective and any other benefits to which she may be entitled under the Employer’s benefit plans and policies.

4.3 Continued Salary in the Case of Termination Because of Disability. If the Executive’s employment terminates because of disability, the Executive shall receive the salary earned through the date on which termination becomes effective, any unpaid bonus or incentive compensation due to the Executive for the calendar year preceding the calendar year in which the termination becomes effective, any payments the Executive is eligible to receive under any disability insurance program in which the Executive participates, and such other benefits to which he may be entitled under the Employer’s benefit plans, policies, and agreements.

4.4 Termination Without Cause and Termination for Good Reason. If the Employer terminates the Executive’s employment without Cause or if the Executive terminates employment for Good Reason, the Executive shall continue to receive her most recent Base Salary level for the unexpired term of this Employment Agreement, but she shall not be entitled to continued participation in the Employer’s or a subsidiary’s retirement plans or any stock-based plans unless the terms of any applicable plan document allow such participation. The Employer and the Executive acknowledge and agree that the compensation and benefits under this Section 4.4 shall not be payable if compensation and benefits are payable or shall have been paid previously to the Executive under Article 5 of this Employment Agreement.

4.5 Post-Termination Insurance and Medical Coverage. If the Executive’s employment terminates involuntarily but without Cause or voluntarily but with Good Reason, or if the Executive’s employment terminates because of disability, the Employer shall continue or cause to be continued at the Employer’s expense life, health, and disability insurance benefits in effect during the two years preceding the date of the Executive’s termination. The life, health, and disability insurance benefits shall continue until the first to occur of (a) the Executive’s return to employment with the Employer or another employer, (b) the Executive’s attainment of age 65, (c) the Executive’s death, or (d) the end of the term remaining under this Employment Agreement at the time of the Executive’s termination.

4.6 Salary Continuation Agreement. The Bank and the Executive shall use their best efforts to finalize and enter into a Salary Continuation Agreement and Endorsement Split Dollar Agreement. The Salary Continuation Agreement shall provide for an annual benefit payable to the Executive in equal monthly installments for his lifetime, beginning after her termination of service with the Bank on or after attaining age 65. Unless the Salary Continuation Agreement or Endorsement Split Dollar Agreement explicitly provides otherwise, whether benefits are properly payable to the Executive under the Salary Continuation Agreement or the Endorsement Split Dollar Agreement shall be determined solely by reference to those agreements, except that the Executive shall forfeit all benefits under the Salary Continuation Agreement and Endorsement Split Dollar Agreement for violation of the covenant against competition in Section 7.3 of this Employment Agreement.

Article 5

Change in Control Benefits

5.1 Change in Control Benefits. (a) If a Change in Control occurs during the term of this Employment Agreement and if within 24 months thereafter the Executive’s employment terminates involuntarily but without Cause or voluntarily but with Good Reason, the Employer shall make or cause to be made a lump-sum payment to the Executive in an amount in cash equal to three times the Executive’s annual compensation. For this purpose, annual compensation means (1) the Executive’s Base Salary when the Change in Control occurs plus (2) any bonus or incentive compensation earned for the calendar year ended immediately before the year in which the Change in Control occurred, regardless of when the bonus or incentive compensation earned for the preceding calendar year is paid and regardless of whether all or part of the bonus or incentive compensation is subject to elective deferral. Annual compensation shall be calculated without regard to any deferrals under qualified or nonqualified plans, but annual compensation shall not include interest or other earnings credited to the Executive under qualified or nonqualified plans. The amount payable to the Executive hereunder shall not be reduced to account for the time value of money or discounted to present value. The payment required under this paragraph (a) is payable no later than five business days after termination of employment. If the Executive is removed from office or if her employment terminates before a Change in Control occurs but after discussions with a third party regarding a Change in Control commence, and if those discussions ultimately conclude with a Change in Control, then for purposes of this Employment Agreement the removal of the Executive or termination of her employment shall be deemed to have occurred after the Change in Control.

(b) Benefit Plans: In addition to insurance and medical benefits under Section 4.5 of this Employment Agreement and any benefits to which the Executive may be entitled under the Salary Continuation Agreement and Endorsement Split Dollar Agreement referred to in Section 4.6 of this Employment Agreement, if a Change in Control occurs during the term of this Employment Agreement and if within 24 months thereafter the Executive’s employment terminates involuntarily but without Cause or voluntarily but with Good Reason the Employer shall (1) cause the Executive to become fully vested in any qualified and non-qualified plans, programs, or arrangements in which the Executive participated if the plan, program, or arrangement does not address the effect of a change in control, and (2) contribute or cause to be contributed to the Executive’s 401(k) plan account, if any, the matching and profit-sharing contributions, if any, that the Executive is entitled to based upon all W-2 income earned by the Executive for the plan year.

5.2 Definition of Change in Control. For purposes of this Employment Agreement, “Change in Control” means any one or more of the following events occurs –

(a) Merger. Southern Community Financial Corporation merges into or consolidates with another corporation, or merges another corporation into Southern Community Financial Corporation, and as a result less than a majority of the combined voting power of the resulting corporation immediately after the merger or consolidation is held by persons who were holders of Southern Community Financial Corporation’s voting securities immediately before the merger or consolidation. For purposes of this Employment Agreement, the term “person” means an individual, corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, or other entity,

(b) Acquisition of Significant Share Ownership. after the date of this Employment Agreement a report on Schedule 13D, Schedule TO, or another form or schedule (other than Schedule 13G) is filed or is required to be filed under Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, if the schedule discloses that the filing person or persons acting in concert has or have become the beneficial owner of 25% or more of the combined voting power of Southern Community Financial Corporation’s voting securities outstanding (but this paragraph (b) shall not apply to beneficial ownership of voting shares held by the Employer in a fiduciary capacity or beneficial ownership of voting shares held by an employee benefit plan of the Employer),

(c) Change in Board Composition. during any period of two consecutive years, individuals who constitute Southern Community Financial Corporation’s board of directors at the beginning of the two-year period cease for any reason to constitute at least a majority thereof; provided, however, that – for purposes of this paragraph (c) – each director who is first elected by the board (or first nominated by the board for election by stockholders) by a vote of at least two-thirds (2/3) of the directors who were directors at the beginning of the period shall be deemed to have been a director at the beginning of the two-year period, or

(d) Sale of Assets. Southern Community Financial Corporation sells to a third party all or substantially all of Southern Community Financial Corporation’s assets. For this purpose, sale of all or substantially all of Southern Community Financial Corporation’s assets includes, but is not limited to, sale of the Bank alone.

5.3 No Multiple Severance Payments. If the Executive receives payment under Section 5.1 she shall not be entitled to any benefits under Section 4.4 of this Employment Agreement.

Article 6

Confidentiality and Creative Work

6.1 Non-disclosure. The Executive covenants and agrees that she will not reveal to any person, firm, or corporation any confidential information of any nature concerning the Employer or its business, or anything connected therewith. As used in this Article 6, the term “confidential information” means all of the Employer’s and its affiliates’ confidential and proprietary information and trade secrets in existence on the date hereof or existing at any time during the term of this Employment Agreement, including but not limited to –

(a) the whole or any portion or phase of any business plans, financial information, purchasing data, supplier data, accounting data, or other financial information,

(b) the whole or any portion or phase of any research and development information, design procedures, algorithms or processes, or other technical information,

(c) the whole or any portion or phase of any marketing or sales information, sales records, customer lists, prices, sales projections, or other sales information, and

(d) trade secrets, as defined from time to time by the laws of the State of North Carolina.

Notwithstanding the foregoing, confidential information excludes information that – as of the date hereof or at any time after the date hereof – is published or disseminated without obligation of confidence or that becomes a part of the public domain (1) by or through action of the Employer, or (2) otherwise than by or at the direction of the Executive. This Section 6.1 does not prohibit disclosure required by an order of a court having jurisdiction or a subpoena from an appropriate governmental agency or disclosure made by the Executive in the ordinary course of business and within the scope of his authority.

6.2 Return of Materials. The Executive agrees to deliver or return to the Employer upon termination, upon expiration of this Employment Agreement, or as soon thereafter as possible, all written information and any other similar items furnished by the Employer or prepared by the Executive in connection with her services hereunder. The Executive will retain no copies thereof after termination of this Employment Agreement or termination of the Executive’s employment.

6.3 Creative Work. The Executive agrees that all creative work and work product, including but not limited to all technology, business management tools, processes, software, patents, trademarks, and copyrights developed by the Executive during the term of this Employment Agreement and in the course and scope of her duties hereunder, regardless of when or where such work or work product was produced, constitutes work made for hire, all rights of which are owned by the Employer. The Executive hereby assigns to the Employer all rights, title, and interest, whether by way of copyrights, trade secret, trademark, patent, or otherwise, in all such work or work product, regardless of whether the same is subject to protection by patent, trademark, or copyright laws.

6.4 Injunctive Relief. The Executive acknowledges that it is impossible to measure in money the damages that will be suffered by the Employer if the Executive fails to observe the obligations imposed on him by this Article 6. Accordingly, if the Bank institutes an action to enforce the provisions hereof, the Executive hereby waives the claim or defense that an adequate remedy at law is available to the Employer and the Executive agrees not to urge in any such action the claim or defense that an adequate remedy at law exists.

6.5 Affiliates’ Confidential Information is Covered; Confidentiality Obligation Survives Termination. For purposes of this Employment Agreement, the term “affiliate” includes Southern Community Financial Corporation, the Bank, and any entity that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with Southern Community Financial Corporation or the Bank. The rights and obligations set forth in this Article 6 shall survive termination of this Employment Agreement.

Article 7

Competition After Employment Termination

7.1 Covenant Not to Solicit Employees. The Executive agrees not to solicit the services of any officer or employee of the Employer for one year after the Executive’s employment termination.

7.2 Covenant Not to Compete. (a) The Executive covenants and agrees that she will not, without advance written consent of the Employer, compete directly or indirectly with the Employer for two years after termination of her employment, plus any period during which the Executive is in violation of this covenant not to compete and any period during which the Employer seeks by litigation to enforce this covenant not to compete. For purposes of this section –

(1)	the term “compete” means

(a)	providing financial products or services on behalf of any financial institution for any person residing in the territory,

(b)	assisting (other than through the performance of ministerial or clerical duties) any financial institution in providing financial products or services to any person residing in the territory, or

(c)	inducing or attempting to induce any person who was a customer of the Employer at the date of the Executive’s termination of employment to seek financial products or services from another financial institution.

(2)	the words “directly or indirectly” means –

(a)	acting as a consultant, officer, director, independent contractor, or employee of any financial institution in competition with the Employer in the territory, or

(b)	communicating to such financial institution the names or addresses or any financial information concerning any person who was a customer of the Employer at the Executive’s termination of employment.

(3)	the term “customer” means any person to whom the Employer is providing financial products or services on the date of the Executive’s termination of employment.

(4)	the term “financial institution” means any bank, savings association, or bank or savings association holding company, or any other institution, the business of which is engaging in activities that are financial in nature or incidental to such financial activities as described in section 4(k) of the Bank Holding Company Act of 1956, other than the Employer or one of its affiliated corporations.

(5)	“financial product or service” means any product or service that a financial institution or a financial holding company could offer by engaging in any activity that is financial in nature or incidental to such a financial activity under section 4(k) of the Bank Holding Company Act of 1956 and that is offered by the Employer or an affiliate on the date of the Executive’s employment termination, including but not limited to banking activities and activities that are closely related and a proper incident to banking.

(6)	the term “person” means any individual or individuals, corporation, partnership, fiduciary or association.

(7)	the term “territory” means all of Forsyth, Guilford, Iredell, Rockingham, Stokes, Surry, and Yadkin Counties in North Carolina and the area within a 15-mile radius of any full-service banking office of the Bank at the date of the Executive’s termination of employment.

(b) If any provision of this section or any word, phrase, clause, sentence or other portion thereof (including, without limitation, the geographical and temporal restrictions contained therein) is held to be unenforceable or invalid for any reason, the unenforceable or invalid provision or portion shall be modified or deleted so that the provisions hereof, as modified, are legal and enforceable to the fullest extent permitted under applicable law.

7.3 Remedies. Because of the unique character of the services to be rendered by the Executive hereunder, the Executive understands that the Employer would not have an adequate remedy at law for the material breach or threatened breach by the Executive of any one or more of the Executive’s covenants set forth in this Article 7. Accordingly, the Executive agrees that the Employer’s remedies for a material breach or threatened breach of this Article 7 include but are not limited to (a) forfeiture of any money representing accrued salary, contingent payments, or other fringe benefits due and payable to the Executive, (b) forfeiture of any severance benefits under Sections 4.4 and 4.5 of this Employment Agreement, (c) forfeiture of benefits under the Salary Continuation Agreement and Endorsement Split Dollar Agreement referred to in Section 4.6 of this Agreement, and (d) a suit in equity by the Employer to enjoin the Executive from the breach or threatened breach of such covenants. The Executive hereby waives the claim or defense that an adequate remedy at law is available to the Employer and the Executive agrees not to urge in any such action the claim or defense that an adequate remedy at law exists. Nothing herein shall be construed to prohibit the Employer from pursuing any other remedies for the breach or threatened breach.

7.4 Article 7 Survives Termination But Is Void After a Change in Control. The rights and obligations set forth in this Article 7 shall survive termination of this Employment Agreement. However, Article 7 shall become null and void effective immediately upon a Change in Control.

Article 8

Miscellaneous

8.1 Successors and Assigns. (a) This Employment Agreement Is Binding on The Employer’s Successors. This Employment Agreement shall be binding upon the Employer and any successor to the Employer, including any persons acquiring directly or indirectly all or substantially all of the business or assets of the Employer by purchase, merger, consolidation, reorganization, or otherwise. But this Employment Agreement and the Employer’s obligations under this Employment Agreement are not otherwise assignable, transferable, or delegable by the Employer. By agreement in form and substance satisfactory to the Executive, the Employer shall require any successor to all or substantially all of the business or assets of the Employer to expressly assume and agree to perform this Employment Agreement in the same manner and to the same extent the Employer would be required to perform if no such succession had occurred.

(b) This Employment Agreement Is Enforceable by the Executive and Her Heirs. This Employment Agreement will inure to the benefit of and be enforceable by the Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, and legatees.

(c) This Employment Agreement Is Personal in Nature and Is Not Assignable. This Employment Agreement is personal in nature. Without written consent of the other parties, no party shall assign, transfer, or delegate this Employment Agreement or any rights or obligations under this Employment Agreement except as expressly provided herein. Without limiting the generality or effect of the foregoing, the Executive’s right to receive payments hereunder is not assignable or transferable, whether by pledge, creation of a security interest, or otherwise, except for a transfer by the Executive’s will or by the laws of descent and distribution. If the Executive attempts an assignment or transfer that is contrary to this Section 8.1, the Employer shall have no liability to pay any amount to the assignee or transferee.

8.2 Governing Law, Jurisdiction, and Forum. This Employment Agreement shall be construed under and governed by the internal laws of the State of North Carolina, without giving effect to any conflict of laws provision or rule (whether of the State of North Carolina or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of North Carolina. By entering into this Employment Agreement, the Executive acknowledges that she is subject to the jurisdiction of both the federal and state courts in the State of North Carolina. Any actions or proceedings instituted under this Employment Agreement shall be brought and tried solely in courts located in Forsyth County, North Carolina or in the federal court having jurisdiction in Winston-Salem, North Carolina. The Executive expressly waives his rights to have any such actions or proceedings brought or tried elsewhere.

8.3 Entire Agreement. This Employment Agreement sets forth the entire agreement of the parties concerning the employment of the Executive. Any oral or written statements, representations, agreements, or understandings made or entered into prior to or contemporaneously with the execution of this Employment Agreement are hereby rescinded, revoked, and rendered null and void by the parties. Without limiting the generality of the foregoing, the parties hereto acknowledge and agree that this Employment Agreement supersedes in its entirety the Employment Agreement dated as of January 12, 2004, entered into by the Executive and the Bank, as amended or supplemented. The January 12, 2004 Employment Agreement shall hereafter be void and of no force or effect.

8.4 Notices. All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail, return receipt requested, with postage prepaid. Unless otherwise changed by notice, notice shall be properly addressed to the Executive if addressed to the address of the Executive on the books and records of the Employer at the time of the delivery of notice, and properly addressed to the Employer if addressed to the Board of Directors, Southern Community Financial Corporation, 4605 Country Club Road, Winston-Salem, North Carolina 27104.

8.5 Severability. In the case of conflict between any provision of this Employment Agreement and any statute, regulation, or judicial precedent, the latter shall prevail, but the affected provisions of this Employment Agreement shall be curtailed and limited solely to the extent necessary to bring them within the requirements of law. If any provision of this Employment Agreement is held by a court of competent jurisdiction to be indefinite, invalid, void or voidable, or otherwise unenforceable, the remainder of this Employment Agreement shall continue in full force and effect unless that would clearly be contrary to the intentions of the parties or would result in an injustice.

8.6 Captions and Counterparts. The captions in this Employment Agreement are solely for convenience. The captions in no way define, limit, or describe the scope or intent of this Employment Agreement. This Employment Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

8.7 No Duty to Mitigate. The Employer hereby acknowledges that it will be difficult and could be impossible (a) for the Executive to find reasonably comparable employment after his employment terminates, and (b) to measure the amount of damages the Executive may suffer as a result of termination. Additionally, the Employer acknowledges that its general severance pay plans do not provide for mitigation, offset, or reduction of any severance payment received thereunder. Accordingly, the Employer further acknowledges that the payment of severance benefits under this Employment Agreement is reasonable and shall be liquidated damages. The Executive shall not be required to mitigate the amount of any payment provided for in this Employment Agreement by seeking other employment. Moreover, the amount of any payment provided for in this Employment Agreement shall not be reduced by any compensation earned or benefits provided as the result of employment of the Executive or as a result of the Executive being self-employed after termination of her employment.

8.8 Amendment and Waiver. This Employment Agreement may not be amended, released, discharged, abandoned, changed, or modified in any manner, except by an instrument in writing signed by each of the parties hereto. The failure of any party hereto to enforce at any time any of the provisions of this Employment Agreement shall not be construed to be a waiver of any such provision, nor affect the validity of this Employment Agreement or any part thereof or the right of any party thereafter to enforce each and every such provision. No waiver or any breach of this Employment Agreement shall be held to be a waiver of any other or subsequent breach.

8.9 Payment of Legal Fees. The Employer is aware that after a Change in Control management could cause or attempt to cause the Employer to refuse to comply with its obligations under this Employment Agreement, or could institute or cause or attempt to cause the Employer to institute litigation seeking to have this Employment Agreement declared unenforceable, or could take or attempt to take other action to deny Executive the benefits intended under this Employment Agreement. In these circumstances, the purpose of this Employment Agreement would be frustrated. It is the Employer’s intention that the Executive not be required to incur the expenses associated with the enforcement of his rights under this Employment Agreement, whether by litigation or other legal action, because the cost and expense thereof would substantially detract from the benefits intended to be granted to the Executive hereunder. It is the Employer’s intention that the Executive not be forced to negotiate settlement of his rights under this Employment Agreement under threat of incurring expenses. Accordingly, if after a Change in Control occurs it appears to the Executive that (a) the Employer has failed to comply with any of its obligations under this Employment Agreement, or (b) the Employer or any other person has taken any action to declare this Employment Agreement void or unenforceable, or instituted any litigation or other legal action designed to deny, diminish, or to recover from the Executive the benefits intended to be provided to the Executive hereunder, the Employer irrevocably authorizes the Executive from time to time to retain counsel of her choice, at the Employer’s expense as provided in this Section 8.9, to represent the Executive in connection with the initiation or defense of any litigation or other legal action, whether by or against the Employer or any director, officer, stockholder, or other person affiliated with the Employer, in any jurisdiction. Notwithstanding any existing or previous attorney-client relationship between the Employer and any counsel chosen by the Executive under this Section 8.9, the Employer irrevocably consents to the Executive entering into an attorney-client relationship with that counsel, and the Employer and the Executive agree that a confidential relationship shall exist between the Executive and that counsel. The fees and expenses of counsel selected from time to time by the Executive as provided in this section shall be paid or reimbursed to the Executive by the Employer on a regular, periodic basis upon presentation by the Executive of a statement or statements prepared by such counsel in accordance with such counsel’s customary practices, up to a maximum aggregate amount of $200,000, whether suit be brought or not, and whether or not incurred in trial, bankruptcy, or appellate proceedings. The Employer’s obligation to pay the Executive’s legal fees provided by this Section 8.9 operates separately from and in addition to any legal fee reimbursement obligation the Employer may have with the Executive under any separate severance or other agreement. Anything in this Section 8.9 to the contrary notwithstanding however, the Employer shall not be required to pay or reimburse Executive’s legal expenses if doing so would violate section 18(k) of the Federal Deposit Insurance Act [12 U.S.C. 1828(k)] and Rule 359.3 of the Federal Deposit Insurance Corporation [12 CFR 359.3].

8.10 Consultation with Counsel and Interpretation of this Employment Agreement. The Executive acknowledges and agrees that she has had the assistance of counsel of her choosing in the negotiation of this Employment Agreement, or she has chosen not to have the assistance of her own counsel. Both the Employer and the Executive have participated in the negotiation and drafting of this Employment Agreement, and they hereby agree that there shall not be strict interpretation against either party in connection with any review of this Employment Agreement in which interpretation thereof is an issue.

8.11 Compliance with Internal Revenue Code Section 409A. The Employer and the Executive intend that their exercise of authority or discretion under this Employment Agreement shall comply with section 409A of the Internal Revenue Code of 1986. If when the Executive’s employment terminates the Executive is a specified employee, as defined in section 409A of the Internal Revenue Code of 1986, and if any payments under this Employment Agreement, including Articles 4 or 5, will result in additional tax or interest to the Executive because of section 409A, then despite any provision of this Employment Agreement to the contrary the Executive will not be entitled to the payments until the earliest of (a) the date that is at least six months after termination of the Executive’s employment for reasons other than the Executive’s death, (b) the date of the Executive’s death, or (c) any earlier date that does not result in additional tax or interest to the Executive under section 409A. As promptly as possible after the end of the period during which payments are delayed under this provision, the entire amount of the delayed payments shall be paid to the Executive in a single lump sum. If any provision of this Employment Agreement does not satisfy the requirements of section 409A, such provision shall nevertheless be applied in a manner consistent with those requirements. If any provision of this Employment Agreement would subject the Executive to additional tax or interest under section 409A, the Employer shall reform the provision. However, the Employer shall maintain to the maximum extent practicable the original intent of the applicable provision without subjecting the Executive to additional tax or interest, and the Employer shall not be required to incur any additional compensation expense as a result of the reformed provision. References in this Employment Agreement to section 409A of the Internal Revenue Code of 1986 include rules, regulations, and guidance of general application issued by the Department of the Treasury under Internal Revenue Code section 409A.

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In Witness Whereof, the parties have executed this Employment Agreement as of the date first written above.

EXECUTIVE	SOUTHERN COMMUNITY BANK AND TRUST

/s/ Merle B. Andrews	By:	/s/ F. Scott Bauer
Merle B. Andrews		F. Scott Bauer
	Its:	Chief Executive Officer

SOUTHERN COMMUNITY FINANCIAL CORPORATION

	By:	/s/ F. Scott Bauer
F. Scott Bauer
	Its:	Chief Executive Officer

Exhibit 10.53

AMENDMENT NUMBER ONE TO

EMPLOYMENT AGREEMENT

This Amendment Number One is made as of September 14, 2007, to the Employment Agreement dated as of April 28, 2006 (the “Agreement”), by and among Southern Community Financial Corporation, Southern Community Bank and Trust, and Merle B. Andrews. This Amendment is being made solely to conform the provisions of the Agreement with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended.

1. Sections 5.2 of the Agreement is amended to read as follows:

“5.2 DEFINITION OF CHANGE IN CONTROL. For purposes of this Employment Agreement, “Change in Control” means any one or more of the following events occurs with regard to Southern Community Financial Corporation:

(a) Change in ownership - A change in ownership of Southern Community Financial Corporation occurs on the date any one person or group of persons accumulates ownership of Southern Community Financial Corporation’s stock constituting more than 50% of the total fair market value or total voting power of Southern Community Financial Corporation’s stock,

(b) Change in effective control – A change in effective control occurs when either (i) any one person or more than one person acting as a group acquires within a 12-month period ownership of stock of Southern Community Financial Corporation possessing 35% or more of the total voting power of Southern Community Financial Corporation’s stock, or (ii) a majority of Southern Community Financial Corporation’s Board of Directors is replaced during any 12-month period by Directors whose appointment or election is not endorsed in advance by a majority of Southern Community Financial Corporation’s Board of Directors before the date of appointment or election, or

(c) Change in ownership of a substantial portion of assets – A change in the ownership of a substantial portion of Southern Community Financial Corporation’s assets occurs if in a 12-month period any one person or more than one person acting as a group acquires assets from Southern Community Financial Corporation having a total gross fair market value equal to or exceeding 40% of the total gross fair market value of all of the assets of Southern Community Financial Corporation immediately before the acquisition or acquisitions. For this purpose, “gross fair market value” means the value of Southern Community Financial Corporation’s assets, or the value of the assets being disposed of, determined without regard to any liabilities associated with the assets.”

2. No other terms and conditions of the Agreement are affected by this Amendment.

IN WITNESS WHEREOF, the parties have executed this Amendment (Southern Community Financial Corporation and Southern Community Bank and Trust by their duly authorized officers) effective as of the day and year first written above.

SOUTHERN COMMUNITY FINANCIAL CORPORATION

By:	/s/ F. Scott Bauer____________
F. Scott Bauer, CEO

SOUTHERN COMMUNITY BANK AND TRUST

By:	/s/ F. Scott Bauer____________
F. Scott Bauer, CEO

EXECUTIVE

/s/ Merle B. Andrews (SEAL)

Exhibit 10.54

SOUTHERN COMMUNITY BANK AND TRUST

Amended & Restated Salary Continuation Agreement of

Merle B. Andrews

This Amended Salary Continuation Agreement (this “Agreement”) is entered into as of this ___14th___day of __March________________, 2007, by and between Southern Community Bank and Trust, a North Carolina-chartered bank (the “Bank”), and Merle B. Andrews, its Executive Vice President & Senior Operations Officer (the “Executive”).

WHEREAS, the Bank acquired all of the stock of The Community Bank on or about January 12, 2004;

WHEREAS, The Community Bank merged into the Bank on or about October 18, 2004, and as a result of the merger of the Bank assumed the obligations of The Community Bank under The Community Bank SERP Plan and the Executive became an employee of the Bank.

WHEREAS, to encourage the Executive to remain in the employment of the Bank, the Bank is willing to provide salary continuation benefits to the Executive under this Agreement, payable from the Bank’s general assets;

WHEREAS, the Bank and the Executive intend that this Agreement and benefits under this Agreement shall supersede and be in lieu of benefits under The Community Bank SERP Plan and that from and after the Effective Date of this Agreement the Executive shall no longer have any interest in or right to benefits under The Community Bank SERP Plan.

WHEREAS, none of the conditions or events included in the definition of the term “golden parachute payment” that is set forth in Section 18(k)(4)(A)(ii) of the Federal Deposit Insurance Act [12U.S.C. 1828(k)(4)(A)(ii)] and in Federal Deposit Insurance Corporation Rule 359.1(f)(1)(ii) [12 CFR 359.1(f)(1)(ii)] exists or, to the best knowledge of the Bank, are contemplated insofar as the Bank is concerned;

WHEREAS, the parties hereto intend that this Agreement shall be considered an unfunded arrangement maintained primarily to provide supplemental retirement benefits for the Executive, and to be considered a non-qualified benefit plan for purposes of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The Executive is fully advised of the Bank’s financial status and understands that he is a general creditor of the Bank;

NOW THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Executive and the Bank hereby agree as follows.

ARTICLE 1

DEFINITIONS

The following words and phrases used in this Agreement have the meanings specified.

1.1	“Accrual Balance” means the liability that should be accrued by the Bank under generally accepted accounting principles (“GAAP”) for the Bank’s obligation to the Executive under this Agreement, applying Accounting Principles Board Opinion No. 12 as amended by Statement of Financial Accounting Standards No. 106. The Accrual Balance shall be calculated using a Discount Rate determined by the Plan Administrator, resulting in an Accrual Balance at the Executive’s Normal Retirement Age that is equal to the present value of the normal retirement benefits assuming commencement at Normal Retirement Date of age 62.

The Executive initial Accrual Balance as of January 1, 2007 was $96,363.00.

The “Discount Rate” means the rate used by the Plan Administrator for determining the Accrual Balance. If required by its outside auditors, the Plan Administrator may adjust the Discount Rate to maintain the rate within reasonable standards according to GAAP. Unless otherwise changed by the Plan Administrator the Discount Rate shall be seven percent (7%). Any change in the Discount Rate shall not cause the Executive’s Account Balance to be reduced, but would only affect the future accounting accrual.

1.2	“Actuarial (Actuarially) Equivalent” means a benefit of equivalent value differing in timing, payment period, or manner of payment to the Normal Annuity Form determined by generally accepted actuarial principles. The actuarial equivalent is calculated for different purposes, as follows:

(a)	For Benefits Not Paid as a Lump Sum: All alternate forms of distributions shall be Actuarially Equivalent to the Normal Annuity Form of distribution at a Participant’s Normal Retirement Date. The alternative form of payment shall be based on the 1983 Group Annuity Female Mortality Table, with an interest assumption of 7.0%.

(b)	For Benefits Paid in a Lump Sum: Any lump sum payment (a form of benefit differing in time, period, or manner of payment from a specific benefit provided under this Agreement) shall be computed using the “1983 Group Annuity Female Mortality Table” and the “Applicable Interest Rate” where the “Applicable Interest Rate” shall mean the greater of either (i) seven percent (7%), or (ii) the 30 Year US Treasury Bond Rate in effect as of the first of the month preceding the month of payment.

1.3	“Beneficiary” means each designated person, or the estate of the deceased Executive, entitled to benefits, if any, upon the death of the Executive, determined according to Article 4.

1.4	“Change in Control” shall mean a change in control as defined in Internal Revenue Code Section 409A and rules, regulations, and guidance of general application thereunder issued by the Department of the Treasury, including –

(a)	Change in ownership: A change in ownership of Southern Community Financial Corporation occurs on the date any one person or group of persons accumulates ownership of Southern Community Financial Corporation’s stock constituting more than 50% of the total fair market value or total voting power of Southern Community Financial Corporation’s stock,

(b)	Change in effective control: A change in effective control occurs when either (i) any one person or more than one person acting as a group acquires within a 12-month period ownership of stock of Southern Community Financial Corporation possessing 35% or more of the total voting power of Southern Community Financial Corporation’s stock, or (ii) a majority of Southern Community Financial Corporation’s Board of Directors is replaced during any 12-month period by Directors whose appointment or election is not endorsed in advance by a majority of Southern Community Financial Corporation’s Board of Directors, or

(c)	Change in ownership of a substantial portion of assets: A change in the ownership of a substantial portion of Southern Community Financial Corporation’s assets occurs if in a 12 month period any one person or more than one person acting as a group acquires assets from Southern Community Financial Corporation having a total gross fair market value equal to or exceeding 40% of the total gross fair market value of all of the assets of Southern Community Financial Corporation immediately before the acquisition or acquisitions. For this purpose, “gross fair market value” means the value of Southern Community Financial Corporation’s assets, or the value of the assets being disposed of, determined without regard to any liabilities associated with the assets.

1.5	“Code” means the Internal Revenue Code of 1986, as amended, and rules, regulations, and guidance of general application issued thereunder by the Department of the Treasury.

1.6	“Disability” means that a Participant is either:

(a)	Unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or

(b)	By reason of any medically determinable physical or mental impairment (which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months) receiving income replacement benefits for a period of three (3) or more months under an accident and health plan covering employees of the Employer.

1.7	“Early Termination” means Separation from Service before Normal Retirement Age for reasons other than death, Disability, Termination for Cause, or after a Change in Control.

1.8	“Effective Date” means January 1, 2007.

1.9	“Intentional,” for purposes of this Agreement, no act or failure to act on the part of the Executive shall be deemed to have been intentional if it was due primarily to an error in judgment or negligence. An act or failure to act on the Executive’s part shall be considered intentional if it is not in good faith and if it is without a reasonable belief that the action or failure to act is in the best interests of the Bank.

1.10	“Normal Retirement Age” means the Executive’s sixty second (62nd) birthday.

1.11	“Plan Administrator” or “Administrator” means the plan administrator described in Article 8.

1.12	“Plan Year” means a twelve-month period commencing on January 1 and ending on December 31 of each year. The initial Plan Year shall commence on January 1, 2007.

1.13	“Separation from Service” means the Executive’s service (as an executive and/or independent contractor to the Bank and any member of a controlled group, as defined in Code Section 414), terminates for any reason, other than because of a leave of absence approved by the Bank or the Executive’s death. For purposes of this Agreement, if there is a dispute about the employment status of the Executive or the date of the Executive’s Separation from Service, the Bank shall have the sole and absolute right to decide the dispute unless a Change in Control shall have occurred.

1.14	“Termination for Cause” and “Cause” shall have the same meaning specified in any effective Severance or Employment Agreement existing on the date hereof or hereafter entered into between the Executive and the Bank. If the Executive is not a party to a severance or employment agreement containing a definition of “termination for cause”, then Termination for Cause shall mean the Bank terminated the Executive’s employment because of any of the following reasons:

(a)	the Executive’s gross negligence or gross neglect of duties or intentional and material failure to perform stated duties after written notice thereof, or

(b)	disloyalty or dishonesty by the Executive in the performance of the Executive’s duties, or a breach of the Executive’s fiduciary duties for personal profit, in any case whether in the Executive’s capacity as a director or officer, or

(c)	intentional wrongful damage by the Executive to the business or property of the Bank or its affiliates, including without limitation the reputation of the Bank, which in the judgment of the Bank causes material harm to the Bank or affiliates, or

(d)	a willful violation by the Executive of any applicable law or significant policy of the Bank or an affiliate that, in the Bank’s judgment, results in an adverse effect on the Bank or any affiliate, regardless of whether the violation leads to criminal prosecution or conviction. For purposes of this Agreement, applicable laws include any statute, rule, regulatory order, statement of policy, or final cease-and-desist order of any governmental agency or body having regulatory authority over the Bank, or

(e)	the Executive is removed from office or permanently prohibited from participating in the Bank’s affairs by an order issued under Section 8(e)(4) or Section 8(g)(1) of the Federal Deposit Insurance Act, 12 U.S.C. 1818(e)(4) or (g)(1), or

(f)	conviction of the Executive for or plea of no contest to a felony or conviction of or plea of no contest to a misdemeanor involving moral turpitude, or the actual incarceration of the Executive.

1.15	Year of Vesting Service. Shall mean each calendar year in which the Executive completes 1,000 or more hours of service in the employ of the Bank, including Years of Service with The Community Bank shall be considered for purposes of Years of Vesting Service under this Agreement.

ARTICLE 2
LIFETIME BENEFITS

2.1	Normal Retirement Benefit. Unless a Separation from Service or a Change in Control occurs before Normal Retirement Age, when the Executive attains her Normal Retirement Age the Bank shall pay to the Executive the benefit described in this Section 2.1(a) instead of any other benefit under this Agreement

(a)	Amount of Normal Form of benefit. The annual Normal Retirement benefit under this Section 2.1 is $76,760, which shall be paid in monthly installments in the monthly amount of $6,396.67 for the Life of the Executive (Normal Form is a Life Annuity).

(b)	Payment of benefit. Subject to the six month delay provision in Section 2.7 herein, the Bank shall pay the annual benefit to the Executive in 12 equal monthly installments payable on the first day of each month, beginning with the month immediately after the month in which the Executive attains the Normal Retirement Age. The Normal Retirement monthly benefit as provided in Section 2.1(a) above, shall be paid to the Executive for the Executive’s lifetime with the last payment ceasing as of the first day of the month preceding the Executives death.

.

(c)	Alternative Forms of Payment. Executive may elect to receive her Normal Retirement Benefit payable under this Agreement payable in a Form other than a Life Annuity (as provided above in Section 2.1(a) above), provided he elects to do so either on her initial Election Form or a Change of Election Form. Any Change of Election Form must be in accordance with IRC 409A and such Change of Election Form must be received by the Plan Administrator at least 12 months prior to the date payment of benefits are to other commence under this Agreement.

Accordingly, a Participant may elect, in lieu of a Life Annuity, to receive her Normal Retirement Benefit in one of the following Alternative Forms of Payment:

(i)	Life Annuity with either a 120 or 180 guaranteed monthly payments;
(ii)	Joint and 50% (or 100%) Survivor Annuity.

Any Alternative Form of Payment provide herein shall be the Actuarial Equivalent of the Normal Form (Life Annuity) of payment.

If the Executive’s Separation from Service thereafter is a Termination for Cause or if this Agreement terminates under Article 5, no further benefits shall be paid.

2.2	Early Termination Benefit. Upon Early Termination as defined in Section 1.7, the Bank shall pay to the Executive the benefit described in this Section 2.2(a) instead of any other benefit under this Agreement.

(a)	Amount of benefit. The Executive’s vested Accrual Balance as of the end of the month preceding her Early Termination shall be converted (without discounting for the time value of money) as of her Normal Retirement Date into a Life Annuity (or other Alternative Form of Payment as provided in Section 2.1(c) above), based on the Actuarial Equivalent of her vested Accrual Balance as of such date.

(b)	Payment of benefit. The Bank shall commence payment of the monthly retirement benefit as computed in Section 2.2 above beginning with the later of (i) the seventh month after the Executive’s Separation from Service, or (ii) the month immediately after the month in which the Executive attains Normal Retirement Age. The monthly benefit shall be paid to the Executive for the Executive’s lifetime, subject to any Alternative Form of Payment the Executive may have elected in accordance with Section 2.1(c) herein.

(c)	Vesting of Accrued Balance. The Vested amount of a Executive’s Accrued Balance shall be determined on the basis of the Executive’s number of Years of Vesting Service according to the following schedule:

Vesting Schedule
Years of Vesting Service	Percent Vested
Less than 3 3 4 5 or more years	0% 33 1/3% 66 2/3% 100%

2.3	Disability Benefit. Upon Separation from Service because of Disability before Normal Retirement Age, the Bank shall pay to the Executive the benefit described in this Section 2.3(a) instead of any other benefit under this Agreement.

(a)	Amount of benefit. The Executive’s vested Accrual Balance as of the end of the month preceding the date of her Disability shall be converted (without discounting for the time value of money) as of her Normal Retirement Date into a Life Annuity (or other Alternative Form of Payment as provided in Section 2.1(c) above), based on the Actuarial Equivalent of her vested Accrual Balance as of such date.

(b)	Payment of benefit. The Bank shall pay the Disability benefit to the Executive in 12 equal monthly installments on the first day of each month beginning with the later of (i) the seventh month after the Executive’s Separation from Service, or (ii) the month immediately after the month in which the Executive attains her Normal Retirement Age.

2.4	Change-in-Control Benefit. If a Change in Control occurs after the Effective Date of this Agreement but before the Executive’s Normal Retirement Age and before her Separation from Service, the Bank shall pay to the Executive the benefit described in this Section 2.4(a) instead of any other benefit under this Agreement.

(a)	Amount of benefit: The benefit under this Section 2.4 is the Accrual Balance existing when the Change of Control occurs.

(b)	Payment of benefit: The Bank shall pay the Change-in-Control benefit under Section 2.4 of this Agreement to the Executive in a single lump sum within ten (10) days after the Change in Control. If the Executive receives the benefit under this Section 2.4 because of the occurrence of a Change in Control, the Executive shall not be entitled to claim additional benefits under Section 2.4 if an additional Change in Control occurs thereafter.

2.5	Occurrence of a Change in Control: Lump-sum Payment of Normal Retirement Benefit, Early Termination Benefit, or Disability Benefit Being Paid. If a Change in Control occurs at any time during the salary continuation benefit payment period and if when the Change in Control occurs the Executive is receiving or is entitled to receive at her Normal Retirement Age the benefit provided by Sections 2.1(b), 2.2(b), or 2.3(c), the Bank shall pay in a lump sum the present value of the Actuarial Equivalent of any remaining salary continuation benefits to the Executive in a single lump sum within ten (10) days after the Change in Control.

2.6	Contradiction Between this Agreement and Schedule A. If there is a contradiction between this Agreement and Schedule A attached hereto concerning the amount of a particular benefit due the Executive under Sections 2.2, 2.3, or 2.4 hereof, then the amount of the benefit determined under this Agreement shall control. If the Plan Administrator changes the Discount Rate employed for purposes of calculating the Accrual Balance, the Plan Administrator shall prepare or cause to be prepared a revised Schedule A, which shall supersede and replace any and all Schedules A previously prepared under or attached to this Agreement. However, any change in the Discount Rate shall not cause the Executive’s Account Balance to be reduced, but would only affect the future accounting accrual

2.7	Savings Clause Relating to Compliance with Code Section 409A. Despite any contrary provision of this Agreement, if when the Executive’s employment terminates the Executive is a Specified Employee, as defined in Code Section 409A, and if any payments under Article 2 of this Agreement will result in additional tax or interest to the Executive because of Section 409A, the Executive will not be entitled to the payments under Article 2 until the earliest of:

(i)	the date that is at least six (6) months after termination of the Executive’s employment for reasons other than the Executive’s death, or

(ii)	the date of the Executive’s death, or

(iii)	any earlier date that does not result in additional tax or interest to the Executive under Section 409A.

If any provision of this Agreement would subject the Executive to additional tax or interest under Section 409A of the Code or result in a violation of Section 409A of Code, the Bank shall reform such provision. However, the Bank shall maintain to the maximum extent practicable the original intent of the applicable provision without subjecting the Executive to additional tax or interest, and the Bank shall not be required to incur any additional compensation expense as a result of the reformed provision. References in this Agreement to Section 409A of the Code include rules, regulations, and guidance of general application issued by the Department of the Treasury under Code Section 409A.

2.8	One Benefit Only. Despite anything to the contrary in this Agreement, the Executive and Beneficiary are entitled to one benefit only under this Agreement, which shall be determined by the first event to occur that is dealt with by this Agreement. Except as provided in Section 2.5 or Article 3, subsequent occurrence of events dealt with by this Agreement shall not entitle the Executive or Beneficiary to other or additional benefits under this Agreement.

ARTICLE 3

DEATH BENEFITS

3.1	Death During Active Service. Except as provided in Section 5.2, if the Executive dies before a Separation from Service, at the Executive’s death the Executive’s Beneficiary shall be entitled to the sum of:

(i)	an amount in cash equal to the Accrual Balance existing at the time of the Executive’s death, unless the Change-in-Control benefit shall have previously been paid to the Executive, plus

(ii)	the benefit described in the Endorsement Split Dollar Agreement attached to this Agreement as Addendum A.

No benefit shall be paid to the Beneficiary under sub-paragraph (i) above, if the Change-in-Control benefit shall have previously been paid to the Executive. If a benefit is payable to the Executive’s Beneficiary under sub-paragraph (i) above, the benefit shall be paid in a single lump sum 90 days after the Executive’s death. However, no benefits under this Agreement or under the Endorsement Split Dollar Agreement shall be paid or payable to the Executive or the Executive’s Beneficiary if this Agreement is terminated under Article 5.

3.2	Death after Separation from Service. If the Executive dies after a Separation from Service and if such Separation from Service was not as a result of a Termination for Cause, at the Executive’s death the Executive’s Beneficiary shall be entitled to a monthly payment based on the Alternative Form of Payment the Executive elected in accordance with Section 2.1(c), provided he elected a Alternative Form of Payment in lieu of the Normal Annuity Form which is a Life Annuity. However, no payment shall be made to a Beneficiary under this Section 3.2 if a lump sum payment has previously been made under the Change-in-Control benefit payable under Section 2.5 above. However, no benefits under this Agreement shall be paid or payable to the Executive or the Executive’s Beneficiary if this Agreement is terminated under Article 5.

ARTICLE 4

BENEFICIARIES

4.1	Beneficiary Designations. The Executive shall have the right to designate at any time a Beneficiary to receive any benefits payable under this Agreement upon the death of the Executive. The Beneficiary designated under this Agreement may be the same as, or different from, the beneficiary designation under any other benefit plan of the Bank in which the Executive participates.

4.2	Beneficiary Designation: Change. The Executive shall designate a Beneficiary by completing and signing the Beneficiary Designation Form and delivering it to the Plan Administrator or its designated agent. The Executive’s Beneficiary designation shall be deemed automatically revoked if the Beneficiary predeceases the Executive or if the Executive names a spouse as Beneficiary and the marriage is subsequently dissolved. The Executive shall have the right to change a Beneficiary by completing, signing, and otherwise complying with the terms of the Beneficiary Designation Form and the Plan Administrator’s rules and procedures, as in effect from time to time. Upon the acceptance by the Plan Administrator of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be cancelled. The Plan Administrator shall be entitled to rely on the last Beneficiary Designation Form filed by the Executive and accepted by the Plan Administrator before the Executive’s death.

4.3	Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received, accepted, and acknowledged in writing by the Plan Administrator or its designated agent.

4.4	No Beneficiary Designation. If the Executive dies without a valid beneficiary designation, or if all designated Beneficiaries predecease the Executive, then the Executive’s spouse shall be the designated Beneficiary. If the Executive has no surviving spouse, the benefits shall be made to the personal representative of the Executive’s estate.

4.5	Facility of Payment. If a benefit is payable to a minor, to a person declared incapacitated, or to a person incapable of handling the disposition of heror her property, the Bank may pay such benefit to the guardian, legal representative, or person having the care or custody of the minor, incapacitated person, or incapable person. The Bank may require proof of incapacity, minority, or guardianship as it may deem appropriate before distribution of the benefit. Distribution shall completely discharge the Bank from all liability for the benefit.

ARTICLE 5

GENERAL LIMITATIONS

5.1	Termination for Cause. Despite any contrary provision of this Agreement, the Bank shall not pay any benefit under this Agreement and this Agreement shall terminate if a Separation from Service is the result of Termination for Cause. Likewise, the Beneficiary shall not be entitled to any benefits under the Endorsement Split Dollar Agreement attached to this Agreement as Addendum A and the Endorsement Split Dollar Agreement also shall terminate if Separation from Service is the result of Termination for Cause.

5.2	Suicide or Misstatement. The Bank shall not pay any benefit under this Agreement and the Beneficiary shall be entitled to no benefits under the Endorsement Split Dollar Agreement attached as Addendum A if the Executive commits suicide within two years after the date of this Agreement or if the Executive makes any material misstatement of fact on any application or resume provided to the Bank or on any life insurance application for benefits which death benefits would be payable to the Bank.

5.3	Removal. If the Executive is removed from office or permanently prohibited from participating in the Bank’s affairs by an order issued under Section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act, 12 U.S.C. 1818(e)(4) or (g)(1), all obligations of the Bank under this Agreement shall terminate as of the effective date of the order, and the Endorsement Split Dollar Agreement also shall terminate as of the effective date of the order.

5.4	Default. Notwithstanding any provision of this Agreement to the contrary, if the Bank is in “default” or “in danger of default,” as those terms are defined in Section 3(x) of the Federal Deposit Insurance Act, 12 U.S.C. 1813(x), all obligations under this Agreement shall terminate.

5.5	FDIC Open-Bank Assistance. All obligations under this Agreement shall terminate, except to the extent determined that continuation of the contract is necessary for the continued operation of the Bank, when the Federal Deposit Insurance Corporation enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Federal Deposit Insurance Act Section 13(c). 12 U.S.C. 1823(c).

However, rights of the parties that have already vested in accordance with Section 2.2(c) shall not be affected by such action.

ARTICLE 6

CLAIMS AND REVIEW PROCEDURES

6.1	Claims Procedure. A person or beneficiary (“claimant”) who has not received benefits under this Agreement that he or she believes should be paid may make a claim for such benefits as follows –

(a)	Initiation – written claim. The claimant initiates a claim by submitting to the Administrator a written claim for the benefits. If the claim relates to the contents of a notice received by the claimant, the claim must be made within 60 days after the notice was received by the claimant. All other claims must be made within 180 days after the date of the event that caused the claim to arise. The claim must state with particularity the determination desired by the claimant.

(b)	Timing of Bank response. The Bank shall respond to the claimant within 90 days after receiving the claim. If the Bank determines that special circumstances require additional time for processing the claim, the Bank may extend the response period by an additional 90 days by notifying the claimant in writing before the end of the initial 90-day period that an additional period is required. The notice of extension must state the special circumstances and the date by which the Bank expects to render its decision.

(c)	Notice of decision. If the Bank denies part or all of the claim, the Bank shall notify the claimant in writing of the denial. The Bank shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth –

(i) the specific reasons for the denial,

(ii) a reference to the specific provisions of the Agreement on which the denial is based,

(iii)	a description of any additional information or material necessary for the claimant to perfect the claim and an explanation of why it is needed,

(iv)	an explanation of the Agreement’s review procedures and the time limits applicable to such procedures, and

(v)	a statement of the claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

6.2	Review Procedure. If the Bank denies part or all of the claim, the claimant shall have the opportunity for a full and fair review by the Bank of the denial, as follows –

(a)	Initiation – written request. To initiate the review, the claimant, within 60 days after receiving the Bank’s notice of denial, must file with the Bank a written request for review.

(b)	Additional submissions – information access. The claimant shall then have the opportunity to submit written comments, documents, records, and other information relating to the claim. The Bank shall also provide the claimant, upon request and free of charge, reasonable access to and copies of all documents, records, and other information relevant (as defined in applicable ERISA regulations) to the claimant’s claim for benefits.

(c)	Considerations on review. In considering the review, the Bank shall take into account all materials and information the claimant submits relating to the claim, without regard to whether the information was submitted or considered in the initial benefit determination.

(d)	Timing of Bank response. The Bank shall respond in writing to the claimant within 60 days after receiving the request for review. If the Bank determines that special circumstances require additional time for processing the claim, the Bank may extend the response period by an additional 60 days by notifying the claimant in writing before the end of the initial 60-day period that an additional period is required. The notice of extension must state the special circumstances and the date by which the Bank expects to render its decision.

(e)	Notice of decision. The Bank shall notify the claimant in writing of its decision on review. The Bank shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth –

(i)	the specific reason for the denial,

(ii)	a reference to the specific provisions of the Agreement on which the denial is based,

(iii)	a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records, and other information relevant (as defined in applicable ERISA regulations) to the claimant’s claim for benefits, and

(iv)	a statement of the claimant’s right to bring a civil action under ERISA Section 502(a).

6.3	Reimbursement of Expenses. If the claimant prevails at the conclusion of the claims and review procedure outlined in this Article 6, including any civil action brought by the claimant under ERISA Section 502(a), the Bank shall reimburse the claimant for all legal expenses incurred by the claimant in the claims and review procedure.

ARTICLE 7

MISCELLANEOUS

7.1	Amendments and Termination. Subject to Section 7.14 of this Agreement, this Agreement may be amended solely by a written agreement signed by the Bank and by the Executive; and except for termination occurring under Article 5, this Agreement may be terminated solely by a written agreement signed by the Bank and by the Executive.

7.2	Binding Effect. This Agreement shall bind the Executive, the Bank, and their Beneficiaries, survivors, executors, successors, administrators, and transferees.

7.3	No Guarantee of Employment. This Agreement is not an employment policy or contract. It does not give the Executive the right to remain an employee of the Bank nor does it interfere with the Bank’s right to discharge the Executive. It also does not require the Executive to remain an employee or interfere with the Executive’s right to terminate employment at any time.

7.4	Non-Transferability. Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached, or encumbered in any manner.

7.5	Successors; Binding Agreement. By an assumption agreement in form and substance satisfactory to the Executive, the Bank shall require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business or assets of the Bank to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Bank would be required to perform this Agreement if no such succession had occurred.

7.6	Tax Withholding. The Bank shall withhold any taxes that are required to be withheld from the benefits provided under this Agreement.

7.7	Applicable Law. This Agreement and all rights hereunder shall be governed by the laws of the State of North Carolina, except to the extent preempted by the laws of the United States of America.

7.8	Unfunded Arrangement. The Executive and Beneficiary are general unsecured creditors of the Bank for the payment of benefits under this Agreement. The benefits represent the mere promise by the Bank to pay the benefits. Rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on the Executive’s life is a general asset of the Bank to which the Executive and Beneficiary have no preferred or secured claim.

7.9	Entire Agreement. This Agreement and the Endorsement Split Dollar Agreement attached to this Agreement as Addendum A constitute the entire agreement between the Bank and the Executive concerning the subject matter. No rights are granted to the Executive under this Agreement other than those specifically set forth. This Agreement amends and restates in its entirety Supplemental Executive Retirement Plan for Senior Management of The Community Bank (herein called the “SERP Plan”). From and hereafter the Effective Date of this Agreement the Executive shall have no rights or claim to any benefits previously provided under The Community Bank SERP Plan.

7.10	Severability. If any provision of this Agreement is held invalid, such invalidity shall not affect any other provision of this Agreement not held invalid, and each such other provision shall continue in full force and effect to the full extent consistent with law. If any provision of this Agreement is held invalid in part, such invalidity shall not affect the remainder of the provision not held invalid, and the remainder of such provision together with all other provisions of this Agreement shall continue in full force and effect to the full extent consistent with law.

7.11	Headings. Caption headings and subheadings herein are included solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement.

7.12	Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail, return receipt requested, with postage prepaid, to the following addresses or to such other address as either party may designate by like notice. If to the Bank, notice shall be given to:

Board of Directors

Southern Community Bank and Trust

4605 Country Club Road

Winston-Salem, North Carolina 27104

or to such other or additional person or persons as the Bank shall have designated to the Executive in writing. If to the Executive, notice shall be given to the Executive at the Executive’s address appearing on the Bank’s records, or to such other or additional person or persons as the Executive shall have designated to the Bank in writing.

7.13	Payment of Legal Fees. The Bank is aware that after a Change in Control management of the Bank could cause or attempt to cause the Bank to refuse to comply with its obligations under this Agreement, or could institute or cause or attempt to cause the Bank to institute litigation seeking to have this Agreement declared unenforceable, or could take or attempt to take other action to deny Executive the benefits intended under this Agreement. In these circumstances the purpose of this Agreement would be frustrated.

It is the intention of the Bank that the Executive not be required to incur the expenses associated with the enforcement of rights under this Agreement, whether by litigation or other legal action, because the cost and expense thereof would substantially detract from the benefits intended to be granted to the Executive hereunder. It is the intention of the Bank that the Executive not be forced to negotiate settlement of rights under this Agreement under threat of incurring expenses. Accordingly, if after a Change in Control occurs it appears to the Executive that:

(i)	the Bank has failed to comply with any of its obligations under this Agreement, or

(ii)	the Bank or any other person has taken any action to declare this Agreement void or unenforceable, or instituted any litigation or other legal action designed to deny, diminish, or to recover from the Executive the benefits intended to be provided to the Executive hereunder, the Bank irrevocably authorizes the Executive from time to time to retain counsel of the Executive’s choice (at the Bank’s expense as provided in this Section 7.13) to represent the Executive in the initiation or defense of any litigation or other legal action, whether by or against the Bank or any director, officer, stockholder, or other person affiliated with the Bank, in any jurisdiction.

Despite any existing or previous attorney-client relationship between the Bank and any counsel chosen by the Executive under this Section 7.13, the Bank irrevocably consents to the Executive entering into an attorney-client relationship with that counsel, and the Bank and the Executive agree that a confidential relationship shall exist between the Executive and that counsel. The fees and expenses of counsel selected from time to time by the Executive as provided in this Section shall be paid or reimbursed to the Executive by the Bank on a regular, periodic basis upon presentation by the Executive of a statement or statements prepared by such counsel in accordance with such counsel’s customary practices, up to a maximum aggregate amount of $250,000, whether suit be brought or not, and whether or not incurred in trial, bankruptcy, or appellate proceedings.

The Bank’s obligation to pay the Executive’s legal fees provided by this Section 7.13 operates separately from and in addition to any legal fee reimbursement obligation the Bank may have with the Executive under any separate employment, severance, or other agreement between the Executive and the Bank. Despite any contrary provision in this Section 7.13 however, the Bank shall not be required to pay or reimburse the Executive’s legal expenses if doing so would violate Section 18(k) of the Federal Deposit Insurance Act [12 U.S.C. 1828(k)] and Rule 359.3 of the Federal Deposit Insurance Corporation [12 CFR 359.3].

7.14	Termination or Modification of Agreement Because of Changes in Law, Rules or Regulations. The Bank is entering into this Agreement on the assumption that certain existing tax laws, rules, and regulations will continue in effect in their current form. If that assumption materially changes and the change has a material detrimental effect on this Agreement, then the Bank reserves the right to terminate or modify this Agreement accordingly, subject to the written consent of the Executive, which shall not be unreasonably withheld. This Section 7.14 shall become null and void effective immediately upon an event that is considered a Change in Control.

ARTICLE 8

ADMINISTRATION OF AGREEMENT

8.1	Plan Administrator Duties. This Agreement shall be administered by a Plan Administrator consisting of the Bank’s Board of Directors or such Committee or person(s) as the Board shall appoint. The Executive may be a member of the Plan Administrator. The Plan Administrator shall also have the discretion and authority to (i) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Agreement and (ii) decide or resolve any and all questions, including interpretations of this Agreement, as may arise in connection with the Agreement.

8.2	Agents. In the administration of this Agreement, the Plan Administrator may employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel, who may be counsel to the Bank.

8.3	Binding Effect of Decisions. The decision or action of the Plan Administrator with respect to any question arising out of or in connection with the administration, interpretation, and application of the Agreement and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Agreement. No Executive or Beneficiary shall be deemed to have any right, vested or non-vested, regarding the continued use of any previously adopted assumptions, including but not limited to the Discount Rate and calculation method described in Section 1.1.

8.4	Indemnity of Plan Administrator. The Bank shall indemnify and hold harmless the members of the Plan Administrator against any and all claims, losses, damages, expenses, or liabilities arising from any action or failure to act with respect to this Agreement, except in the case of willful misconduct by the Plan Administrator or any of its members.

8.5	Bank Information. To enable the Plan Administrator to perform its functions, the Bank shall supply full and timely information to the Plan Administrator on all matters relating to the date and circumstances of the retirement, Disability, death, or Separation from Service of the Executive and such other pertinent information as the Plan Administrator may reasonably require.

ARTICLE 9

AGREEMENTS NOT TO COMPETE

9.1	Covenant Not to Compete.

(a)	Without advance written consent of the Bank, the Executive shall not compete directly or indirectly with the Bank for two years after Separation from Service, plus any period during which the Executive is in violation of this covenant not to compete and any period during which the Bank seeks by litigation to enforce this covenant not to compete.

(b)	If any provision of this Section or any word, phrase, clause, sentence or other portion thereof (including, without limitation, the geographical and temporal restrictions contained therein) is held to be unenforceable or invalid for any reason, the unenforceable or invalid provision or portion shall be modified or deleted so that the provisions hereof, as modified, are legal and enforceable to the fullest extent permitted under applicable law.

(c)	Definitions: For purposes of this Section the following definitions shall apply:

(1)	“compete” shall mean:

(a)	providing financial products or services on behalf of any financial institution for any person residing in the territory,

(b)	assisting (other than through the performance of ministerial or clerical duties) any financial institution in providing financial products or services to any person residing in the territory, or

(c)	inducing or attempting to induce any person who was a customer of the Bank at the date of the Executive’s termination of employment to seek financial products or services from another financial institution.

(2)	“directly or indirectly” shall mean:

(a)	acting as a consultant, officer, director, independent contractor, or employee of any financial institution in competition with the Bank in the territory, or

(b)	communicating to such financial institution the names or addresses or any financial information concerning any person who was a customer of the Bank at the date of the Executive’s Separation from Service.

(3)	“customer” shall mean any person to whom the Bank is providing financial products or services at the date of the Executive’s Separation from Service.

(4)	“financial institution” shall mean any bank, savings association, or bank or savings association hold company, or any other institution, the business of which is engaging in activities that are financial in nature or incidental to such financial activities as described in Section 4(k) of the Bank Holding Company Act of 1956, other than the Bank or one of its affiliated corporations.

(5)	“financial product or service” shall mean any product or service that a financial institution or a financial holding company could offer by engaging in any activity that is financial in nature or incidental to such a firm’s activity under Section 4(k) of the Bank Holding Company Act of 1956 and that is offered by the Bank or any affiliate on the date of the Executive’s Separation from Service, including but not limited to banking activities that are closely related and a proper incident to banking.

(6)	“person” shall mean any individual or individuals, corporation, partnership, fiduciary or association.

(7)	“territory” shall mean all of Forsyth, Guilford, Iredell, Rockingham, Surry, Stokes, and Yadkin Counties in North Carolina and the area within a 15-mile radius of any full-service banking office of the Bank at the date of Executive’s Separation from Service.

9.2	Remedies. Because of the unique character of the services to be rendered by the Executive hereunder, the Executive understands that the Bank would not have an adequate remedy at law for the material breach or threatened breach by the Executive of any one or more of the Executive’s covenants set forth in this Article 9. Accordingly, the Executive agrees that the Bank’s remedies for a material breach or threatened breach of this Article 9 include but are not limited to forfeiture of benefits under this Agreement and a suit in equity by the Bank to enjoin the Executive from the breach or threatened breach of such covenants. The Executive hereby waives the claim or defense that an adequate remedy at law is available to the Bank and the Executive agrees not to urge in any such action the claim or defense that an adequate remedy at law exists. Nothing herein shall be construed to prohibit the Bank from pursuing any other remedies for the breach or threatened breach.

9.3	Article 9 Survives Termination But Is Void After a Change in Control. The rights and obligations set forth in this Article 9 shall survive termination of this Agreement. However, Article 9 shall become null and void effective immediately upon a Change in Control.

IN WITNESS WHEREOF, the Executive and a duly authorized officer of the Bank have executed this Amended Salary Continuation Agreement as of this __14th___day of ___March___________________________, 2007.

EXECUTIVE:	Southern Community Bank and Trust:

/s/ Merle B. Andrews	By:	/s/ F. Scott Bauer
Merle B. Andrews
Corporate Title: Chief Executive Officer

Page 169

Exhibit 10.55

SOUTHERN COMMUNITY BANK AND TRUST

Amendment # 1 to the

Amended & Restated Salary Continuation Agreement of

Merle B. Andrews

This Amendment #1 (herein referred to as the “Amendment”) to the Amended & Restated Salary Continuation Agreement (herein referred to as the “Original Agreement”) that was entered into on 14th day of March, 2007, by and between Southern Community Bank and Trust, a North Carolina-chartered bank (herein referred to as the “Bank”), and Merle B. Andrews, its Executive Vice President & Senior Operations Officer (herein referred to as the “Executive”).

WHEREAS, Section 7.1 of the Original Agreement provides that the Original Agreement may be modified by the mutual written contest of both the Bank and the Executive;

WHEREAS, the Bank and the Executive believe it to be in the best interest of each party to modify the benefit amount payable under the Original Agreement, and therefore do hereby mutually agree to “freeze” the Executive’s “Accrual Account” as of December 31, 2010 as defined in Section 1.1 of the Original Agreement. The Amount of such frozen Accrual Account as of December 31, 2010 is $290,203;

WHEREAS, the amount of the Executive’s frozen “Accrued Account” as of December 31, 2010 shall be converted to a monthly Life Annuity in accordance with the Actuarial (Actuarially) Equivalent factors as provided in Section 1.2(a) of the Original Agreement and such new amount shall be payable as of her Normal Retirement Date in accordance with Section 2.1(a).

WHEREAS, the Executive understands and agrees that no additional benefits shall accrue under the Original Agreement as amended by this Amendment #1 after December 31, 2010, until such time that the Executive and the Bank mutually agree in writing to a change in future benefit accruals.

WHEREAS, the Bank and the Executive intend that this Amendment # 1 shall supersede the amount of monthly (and annual) benefits previously provided in Section 2.1(a) of the Original Agreement.

NOW THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Executive and the Bank hereby agree as follows:

Section 2.1 Normal Retirement Benefit is amended by deleting the current subsection (a) and replacing it in its entirety with the following new subsection (a):

(a)	Amount of Normal Form of benefit. The annual Normal Retirement benefit under this Section 2.1 is $25,744, which shall be paid in monthly installments in the monthly amount of $2,145 for the Life of the Executive (Normal Form is a Life Annuity).

IN WITNESS WHEREOF, the Executive and a duly authorized officer of the Bank have executed this Amendment # 1 to the Amended & Restated Salary Continuation Agreement as of this 16th day of December, 2010.

Executive:	Southern Community Bank and Trust:

/s/ Merle B. Andrews	By:	/s/ F. Scott Bauer
Merle B. Andrews
Title: Chief Executive Officer

Page 171

EXHIBIT 21

SUBSIDIARIES

Name	State of Incorporation
Southern Community Bank and Trust	North Carolina
Southern Community Capital Trust II	Delaware
Southern Community Capital Trust III	Delaware

Page 172

EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Southern Community Financial Corporation and Subsidiary
Winston-Salem, North Carolina

We consent to the incorporation by reference in the registration statements (Nos. 333-76930, 333-76392, 333-114989, 333-114990, 333-114991, 333-114992, 333-114993, 333-114997, 333-138601 and 333-163257) on Form S-8 and the registration statements (Nos. 333-123038, 333-155881, and 333-156359) on Form S-3 of Southern Community Financial Corporation and Subsidiary of our report dated March 23, 2012, with respect to the consolidated financial statements of Southern Community Financial Corporation and Subsidiary, which appears in Southern Community Financial Corporation and Subsidiary’s 2011 Annual Report on Form 10-K.

/s/ Dixon Hughes Goodman LLP

Raleigh, North Carolina

March 23, 2012

Page 173

Exhibit 31.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

Pursuant to Rule 13a-14(a)/15d-14(a)

I, F. Scott Bauer, certify that:

(1)	I have reviewed this annual report on Form 10-K of Southern Community Financial Corporation, a North Carolina bank holding company (the "registrant");

(2)	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

(3)	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

(4)	The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal controls over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)	Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

(5)	The registrant's other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

(a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date: March 23, 2012	By:	/s/ F. Scott Bauer
F. Scott Bauer
President and Chief Executive Officer
(principal executive officer)

Page 174

Exhibit 31.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

Pursuant to Rule 13a-14(a)/15d-14(a)

I, James Hastings, certify that:

(1)	I have reviewed this annual report on Form 10-K of Southern Community Financial Corporation, a North Carolina bank holding company (the "registrant");

(2)	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

(3)	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

(4)	The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal controls over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)	Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

(5)	The registrant's other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

(a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date: March 23, 2012	By:	/s/ James Hastings
James Hastings
Executive Vice President and Chief Financial Officer
(principal financial and accounting officer)

Page 175

Exhibit 32

Section 1350 Certifications

Each of the undersigned hereby certifies that, to his knowledge, (i) the Form 10-K filed by Southern Community Financial Corporation (the "Issuer") for the year ended December 31, 2011, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in that report fairly presents, in all material respects, the financial condition and results of operations of the Issuer on the dates and for the periods presented therein.

SOUTHERN COMMUNITY FINANCIAL CORPORATION

Date: March 23, 2012	By:	/s/ F. Scott Bauer
F. Scott Bauer
President and Chief Executive Officer
(principal executive officer)

Date: March 23, 2012	By:	/s/ James Hastings
James Hastings
Executive Vice President and Chief Financial Officer
(principal financial and accounting officer)

Page 176

Exhibit 99.1

I, F. Scott Bauer, certify, based on my knowledge, that:

(i) The compensation committee of Southern Community Financial Corporation has discussed, reviewed, and evaluated with senior risk officers at least every six months during any part of the most recently completed fiscal year that was a TARP period, senior executive officer (SEO) compensation plans and employee compensation plans and the risks these plans pose to Southern Community Financial Corporation;

(ii) The compensation committee of Southern Community Financial Corporation has identified and limited during any part of the most recently completed fiscal year that was a TARP period any features of the SEO compensation plans that could lead SEOs to take unnecessary and excessive risks that could threaten the value of Southern Community Financial Corporation and has identified any features in the employee compensation plans that pose risks to Southern Community Financial Corporation and has limited those features to ensure that Southern Community Financial Corporation is not unnecessarily exposed to risks;

(iii) The compensation committee has reviewed at least every six months during any part of the most recently completed fiscal year that was a TARP period the terms of each employee compensation plan and identified any features in the plan that could encourage the manipulation of reported earnings of Southern Community Financial Corporation to enhance the compensation of an employee and has limited any such features;

(iv) The compensation committee of Southern Community Financial Corporation will certify to the reviews of the SEO compensation plans and employee compensation plans required under (i) and (iii) above;

(v) The compensation committee of Southern Community Financial Corporation will provide a narrative description of how it limited during any part of the most recently completed fiscal year that was a TARP period the features in:

(A) SEO compensation plans that could lead SEOs to take unnecessary and excessive risks that could threaten the value of Southern Community Financial Corporation;

(B) Employee compensation plans that unnecessarily expose Southern Community Financial Corporation to risks; and

(C) Employee compensation plans that could encourage the manipulation of reported earnings of Southern Community Financial Corporation to enhance the compensation of an employee;

(vi) Southern Community Financial Corporation has required that bonus payments to SEOs or any of the next twenty most highly compensated employees, as defined in the regulations and guidance established under section 111 of EESA (bonus payments), be subject to a recovery or “clawback” provision during any part of the most recently completed fiscal year that was a TARP period if the bonus payments were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria;

(vii) Southern Community Financial Corporation has prohibited any golden parachute payment, as defined in the regulations and guidance established under section 111 of EESA, to a SEO or any of the next five most highly compensated employees during any part of the most recently completed fiscal year that was a TARP period;

(viii) Southern Community Financial Corporation has limited bonus payments to its applicable employees in accordance with section 111 of EESA and the regulations and guidance established thereunder during any part of the most recently completed fiscal year that was a TARP period;

(ix) Southern Community Financial Corporation and its employees have complied with the excessive or luxury expenditures policy, as defined in the regulations and guidance established under section 111 of EESA, during any part of the most recently completed fiscal year that was a TARP period: and that any expenses that, pursuant to the policy, requiring approval of the board of directors, a committee of the board of directors, an SEO, or an executive officer with a similar level of responsibility, were properly approved;

(x) Southern Community Financial Corporation will permit a non-binding shareholder resolution in compliance with any applicable federal securities rules and regulations on the disclosures provided under the federal securities laws related to SEO compensation paid or accrued during any part of the most recently completed fiscal year that was a TARP period;

(xi) Southern Community Financial Corporation will disclose the amount, nature, and justification for the offering during any part of the most recently completed fiscal year that was a TARP period of any perquisites, as defined in the regulations and guidance established under section 111 of EESA, whose total value exceeds $25,000 for any employee who is subject to the bonus payment limitations identified in paragraph (viii);

(xii) Southern Community Financial Corporation will disclose whether Southern Community Financial Corporation, the board of directors of Southern Community Financial Corporation, or the compensation committee of Southern Community Financial Corporation has engaged during any part of the most recently completed fiscal year that was a TARP period a compensation consultant; and the services the compensation consultant or any affiliate of the compensation consultant provided during this period;

(xiii) Southern Community Financial Corporation has prohibited the payment of any gross-ups, as defined in the regulations and guidance established under section 111 of EESA, to the SEOs and the next twenty most highly compensated employees during any part of the most recently completed fiscal year that was a TARP period;

(xiv) Southern Community Financial Corporation has substantially complied with all other requirements related to employee compensation that are provided in the agreement between Southern Community Financial Corporation and Treasury, including any amendments;

(xv) Southern Community Financial Corporation has submitted to Treasury a complete and accurate list of the SEOs and the twenty most highly compensated employees for the current fiscal year, with the non-SEOs ranked in descending order of level of annual compensation and with the name, title and employer of each SEO and most highly compensated employee identified; and

(xvi) I understand that a knowing and willful false or fraudulent statement made in connection with this certification may be punished by fine, imprisonment, or both. (See, for example 18 USC 1001).

Date: March 23, 2012	By:	/s/ F. Scott Bauer
F. Scott Bauer
President and Chief Executive Officer
(principal executive officer)

Page 178

Exhibit 99.2

I, James Hastings, certify, based on my knowledge, that:

(i) The compensation committee of Southern Community Financial Corporation has discussed, reviewed, and evaluated with senior risk officers at least every six months during any part of the most recently completed fiscal year that was a TARP period, senior executive officer (SEO) compensation plans and employee compensation plans and the risks these plans pose to Southern Community Financial Corporation;

(ii) The compensation committee of Southern Community Financial Corporation has identified and limited during any part of the most recently completed fiscal year that was a TARP period any features of the SEO compensation plans that could lead SEOs to take unnecessary and excessive risks that could threaten the value of Southern Community Financial Corporation and has identified any features in the employee compensation plans that pose risks to Southern Community Financial Corporation and has limited those features to ensure that Southern Community Financial Corporation is not unnecessarily exposed to risks;

(iii) The compensation committee has reviewed at least every six months during any part of the most recently completed fiscal year that was a TARP period the terms of each employee compensation plan and identified any features in the plan that could encourage the manipulation of reported earnings of Southern Community Financial Corporation to enhance the compensation of an employee and has limited any such features;

(iv) The compensation committee of Southern Community Financial Corporation will certify to the reviews of the SEO compensation plans and employee compensation plans required under (i) and (iii) above;

(v) The compensation committee of Southern Community Financial Corporation will provide a narrative description of how it limited during any part of the most recently completed fiscal year that was a TARP period the features in:

(A) SEO compensation plans that could lead SEOs to take unnecessary and excessive risks that could threaten the value of Southern Community Financial Corporation;

(B) Employee compensation plans that unnecessarily expose Southern Community Financial Corporation to risks; and

(C) Employee compensation plans that could encourage the manipulation of reported earnings of Southern Community Financial Corporation to enhance the compensation of an employee;

(vi) Southern Community Financial Corporation has required that bonus payments to SEOs or any of the next twenty most highly compensated employees, as defined in the regulations and guidance established under section 111 of EESA (bonus payments), be subject to a recovery or “clawback” provision during any part of the most recently completed fiscal year that was a TARP period if the bonus payments were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria;

(vii) Southern Community Financial Corporation has prohibited any golden parachute payment, as defined in the regulations and guidance established under section 111 of EESA, to a SEO or any of the next five most highly compensated employees during any part of the most recently completed fiscal year that was a TARP period;

(viii) Southern Community Financial Corporation has limited bonus payments to its applicable employees in accordance with section 111 of EESA and the regulations and guidance established thereunder during any part of the most recently completed fiscal year that was a TARP period;

(ix) Southern Community Financial Corporation and its employees have complied with the excessive or luxury expenditures policy, as defined in the regulations and guidance established under section 111 of EESA, during any part of the most recently completed fiscal year that was a TARP period: and that any expenses that, pursuant to the policy, requiring approval of the board of directors, a committee of the board of directors, an SEO, or an executive officer with a similar level of responsibility, were properly approved;

(x) Southern Community Financial Corporation will permit a non-binding shareholder resolution in compliance with any applicable federal securities rules and regulations on the disclosures provided under the federal securities laws related to SEO compensation paid or accrued during any part of the most recently completed fiscal year that was a TARP period;

(xi) Southern Community Financial Corporation will disclose the amount, nature, and justification for the offering during any part of the most recently completed fiscal year that was a TARP period of any perquisites, as defined in the regulations and guidance established under section 111 of EESA, whose total value exceeds $25,000 for any employee who is subject to the bonus payment limitations identified in paragraph (viii);

(xii) Southern Community Financial Corporation will disclose whether Southern Community Financial Corporation, the board of directors of Southern Community Financial Corporation, or the compensation committee of Southern Community Financial Corporation has engaged during any part of the most recently completed fiscal year that was a TARP period a compensation consultant; and the services the compensation consultant or any affiliate of the compensation consultant provided during this period;

(xiii) Southern Community Financial Corporation has prohibited the payment of any gross-ups, as defined in the regulations and guidance established under section 111 of EESA, to the SEOs and the next twenty most highly compensated employees during any part of the most recently completed fiscal year that was a TARP period;

(xiv) Southern Community Financial Corporation has substantially complied with all other requirements related to employee compensation that are provided in the agreement between Southern Community Financial Corporation and Treasury, including any amendments;

(xv) Southern Community Financial Corporation has submitted to Treasury a complete and accurate list of the SEOs and the twenty most highly compensated employees for the current fiscal year, with the non-SEOs ranked in descending order of level of annual compensation and with the name, title and employer of each SEO and most highly compensated employee identified; and

(xvi) I understand that a knowing and willful false or fraudulent statement made in connection with this certification may be punished by fine, imprisonment, or both. (See, for example 18 USC 1001).

Date: March 23, 2012	By:	/s/ James Hastings
James Hastings
Executive Vice President and Chief Financial Officer
(principal financial and accounting officer)

Page 180

U.S. Securities and Exchange Commission

Washington, D.C. 20549

Form 10-Q

☒ Quarterly Report Under Section 13 or 15(d)

of the Securities Exchange Act of 1934

For the quarterly period ended March 31, 2012

☐ Transition Report Under Section 13 or 15(d)

of the Securities Exchange Act of 1934

For the transition period ended

Commission File Number    000-33227

Southern Community Financial Corporation

(Exact name of registrant as specified in its charter)

North Carolina	56-2270620
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

4605 Country Club Road
Winston-Salem, North Carolina	27104
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (336) 768-8500

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).

Yes ☒ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐ Accelerated filer ☐ Non-accelerated filer ☐ Smaller reporting company ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

As of April 30, 2012 (the most recent practicable date), the registrant had outstanding 16,858,325 shares of Common Stock, no par value.

		Page No.

Part I.	FINANCIAL INFORMATION

Item 1 -	Financial Statements (Unaudited)

	Consolidated Statements of Financial Condition
	March 31, 2012 and December 31, 2011	20

	Consolidated Statements of Operations
	Three Months March 31, 2012 and 2011	21

	Consolidated Statements of Comprehensive Income (Loss)
	Three Months March 31, 2012 and 2011	22

	Consolidated Statement of Changes in Stockholders’ Equity
	Three Months Ended March 31, 2012	23

	Consolidated Statements of Cash Flows
	Three Months Ended March 31, 2012 and 2011	24

	Notes to Consolidated Financial Statements	25

	Selected Financial Data	3

Item 2 -	Management’s Discussion and Analysis of Financial Condition and Results of Operations	4

Item 3 -	Quantitative and Qualitative Disclosures about Market Risk	57

Item 4 -	Controls and Procedures	57

Part II.	Other Information

Item 1A -	Risk Factors	58

Item 6 -	Exhibits	58

Signatures		59

Part I. Financial Information

SElected financial data

	At or for the Quarter Ended						% Change March 31, 2012 from
	March 31,		December 31,		March 31,		December 31,	March 31,
	2012		2011		2011		2011	2011
	(Amounts in thousands, except per share data)
Operating Data:
Interest income	$15,845		$16,602		$18,699		(5)%	(15)
Interest expense	4,927		5,111		5,868		(4)	(16)
Net interest income	10,918		11,491		12,831		(5)	(15)
Provision for loan losses	2,900		3,400		4,100		(15)	(29)
Net interest income after provision for loan losses	8,018		8,091		8,731		(1)	(8)
Non-interest income	3,432		4,403		2,903		(22)	18
Non-interest expense	10,635		11,497		11,483		(7)	(7)
Income (loss) before income taxes	815		997		151		(18)	440
Income tax expense (benefit)	-		-		-		-	-
Net income (loss)	$815		$997		$151		(18)	440

Effective dividend on preferred stock	645		638		639
Net income (loss) available to common shareholders	$170		$359		$(488)

Net Income (Loss) Per Common Share:
Basic	$0.01		$0.02		$(0.03)
Diluted	0.01		0.02		(0.03)

Selected Performance Ratios:
Return on average assets	0.22%		0.26%		0.04%
Return on average equity	3.35%		4.02%		0.67%
Net interest margin (1)	3.17%		3.22%		3.42%
Efficiency ratio (2)	74.11%		72.34%		72.98%

Asset Quality Ratios:
Nonperforming loans to period-end loans	6.19%		7.13%		6.80%
Nonperforming assets to total assets (3)	5.46%		5.85%		6.04%
Net loan charge-offs to average loans outstanding (annualized)	1.22%		2.29%		2.19%
Allowance for loan losses to period-end loans	2.58%		2.53%		2.55%
Allowance for loan losses to nonperforming loans	0.42	X	0.36	X	0.38	X

Capital Ratios:
Total risk-based capital	14.49%		14.26%		12.62%
Tier 1 risk-based capital	11.99%		11.75%		10.15%
Leverage ratio	8.71%		8.47%		7.63%
Equity to assets ratio	6.59%		6.50%		5.73%

Balance Sheet Data (End of Period):
Total assets	1,501,395		1,502,578		1,603,880		-	(6)
Loans	931,345		950,022		1,083,468		(2)	(14)
Deposits	1,181,758		1,183,172		1,279,210		-	(8)
Short-term borrowings	62,145		33,629		21,965		85	183
Long-term borrowings	147,470		177,514		202,643		(17)	(27)
Stockholders’ equity	98,879		97,635		91,854		1	8

Other Data:
Weighted average shares
Basic	16,841,111		16,827,684		16,824,008
Diluted	16,907,425		16,891,910		16,824,008
Period end outstanding shares	16,859,825		16,827,075		16,838,125

Number of banking offices	22		22		22
Number of full-time equivalent employees	300		290		297

(1) Net interest margin is net interest income divided by average interest-earning assets.

(2) Efficiency ratio is non-interest expense divided by the sum of net interest income and non-interest income.

(3) Nonperforming assets consist of nonaccrual loans, restructured loans and foreclosed assets, where applicable.

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations

This Quarterly Report on Form 10-Q may contain certain forward-looking statements consisting of estimates with respect to our financial condition, results of operations and business that are subject to various factors which could cause actual results to differ materially from these estimates. These factors include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, loan demand, real estate values and competition; changes in accounting principles, policies, or guidelines; changes in legislation or regulation; and other economic, competitive, governmental, regulatory, technological factors affecting our operations, pricing, products and services, and other factors discussed in our filings with the Securities and Exchange Commission.

Capital Bank Financial Corp. Acquisition

On March 26, 2012, Southern Community Financial Corporation, Winston-Salem, N.C. (“Southern Community”) entered into an Agreement and Plan of Merger (the “Agreement”) with Capital Bank Financial Corp. (“CBF”) and Winston 23 Corporation (“Winston”), a wholly-owned subsidiary of CBF, pursuant to which Southern Community will merge with Winston and become a wholly-owned subsidiary of CBF (the “Merger”). The Agreement and the transactions contemplated by it has been approved by the Board of Directors of both CBF and Southern Community.

Capital Bank Financial Corp. is a national bank holding company that was incorporated in the State of Delaware in 2009. CBF has raised approximately $900 million of equity capital with the goal of creating a regional banking franchise in the southeastern region of the United States. CBF has previously invested in First National of the South, Metro Bank of Dade Country, Turnberry Bank, TIB Financial Corporation, Capital Bank Corporation and Green Bankshares, Inc. CBF is the parent of Capital Bank, N.A., a national banking association with approximately $6.5 billion in total assets and 143 full-service banking offices throughout southern Florida and the Florida Keys, North Carolina, South Carolina, Tennessee and Virginia. CBF is also the parent company of Naples Capital Advisors, Inc., a registered investment advisor.

Subject to the terms and conditions set forth in the Agreement, each share of Southern Community Common Stock issued and outstanding at the effective time of the Merger (other than shares owned by Southern Community, CBF and certain of their subsidiaries) will be converted into the right to receive either $2.875 in cash or shares of CBF stock valued at $2.875, at a fixed exchange ratio (subject to certain adjustments). Southern Community shareholders may elect to receive their payment in cash or stock, subject to the requirement that the total consideration will consist of 40% cash and 60% stock. No fractional shares of CBF common stock will be issued in the Merger, with holders receiving cash (without interest) in lieu of fractional shares.

Each outstanding option to purchase shares of Southern Community common stock will be vested prior to the Merger and be paid in cash equal to the difference between the exercise price of the option and $2.875 and each share of Southern Community restricted stock will vest immediately prior to the Merger and all restrictions will immediately lapse. If holders of Southern Community Common Stock would be entitled to any fractional shares of CBF Common Stock, each holder who would otherwise have been entitled to a fraction of a share of CBF Common Stock shall be entitled to receive cash (without interest) in lieu of such fractional shares.

Southern Community shareholders will also be granted one non-transferable contingent value right (“CVR”) per share, with each CVR eligible to receive a cash payment equal to 75% of the excess, if any, of (i) $87 million over (ii) the amount of credit losses from Southern Community’s cumulative legacy loan portfolio and foreclosed assets for a period of five years from the closing date of the Merger, with a maximum payment of $1.30 per CVR. Payout of the CVR will be overseen by a special committee of the CBF Board. Southern Community shareholders may also receive an additional cash payment based on the terms of a potential repurchase by CBF of the securities issued by Southern Community to the United States Department of the Treasury.

Upon the closing of the Merger, Dr. William G. Ward, Sr., the Chairman of Southern Community’s Board of Directors, will join the Board of Directors of both CBF and its subsidiary bank (“Capital Bank”), and James G. Chrysson, the Vice Chairman of the Board of Southern Community, will join the Board of Capital Bank.

The obligations of Southern Community and CBF to consummate the merger are subject to certain conditions, including: (i) approval of the Merger by the shareholders of Southern Community; (ii) the effectiveness of CBF’s registration statement on Form S-1 filed in connection with the planned initial public offering of shares by CBF, and of a registration statement for the CBF common stock to be issued in the Merger; (iii) receipt of required regulatory approvals (and in CBF’s case, without the imposition of an unduly burdensome regulatory condition); (iv) the absence of any injunction or similar restraint enjoining or making illegal consummation of the Merger or any of the other transactions contemplated by the Agreement; (v) the continuing material truth and accuracy of representations and warranties made by the parties in the Agreement; and (vi) the performance in all material respects by each of the parties of its covenants under the Agreement. Some of these conditions may be waived by the party for whose benefit they were included in the Agreement. CBF’s obligation to close is subject to certain additional conditions, including the absence of a material adverse effect on Southern Community, the amendment or waiver of certain of Southern Community’s compensation-related agreements, and approval of the listing of the CBF common stock to be issued in the Merger.

The Agreement may be terminated, before or after receipt of shareholder approval, in certain circumstances, including: (i) upon the mutual consent of the parties; (ii) failure to obtain any required regulatory approval; (iii) by either party if the Merger is not consummated on or before September 26, 2012 if such failure is not caused by material breach of the Agreement; (iv) by either party if there is a material breach of the other party’s representations, warranties, or covenants, and the breach or change that is not cured within 30 days following notice by the complaining party to the complaining party’s reasonable satisfaction; (v) by CBF if Southern Community’s Board fails to recommend that shareholders approve the Agreement and the Merger, changes such recommendation or breaches certain non-solicitation covenants with respect to third party proposals; or (vi) by either party if the shareholders of Southern Community fail to approve the Agreement.

Under certain circumstances, Southern Community will be obligated to pay CBF a termination fee of $4 million and reimburse CBF up to $1 million for all expenses incurred by it in connection with the Agreement and the transactions contemplated thereby.

Regulatory Actions and Management’s Compliance Efforts

On February 25, 2011, the Bank entered into a Consent Order with the Federal Deposit Insurance Corporation (“FDIC”) and the North Carolina Commission of Banks (“NCCOB”). Under the terms of the Consent Order among other things, the Bank has agreed to:

•	Strengthen Board oversight of the management and operations of the Bank;
•	Comply with minimum capital requirements of 8% Tier 1 leverage capital and 11% total risk-based capital;
•	Formulate and implement a plan to reduce the Bank’s risk exposure in assets classified “Substandard or Doubtful” in the FDIC’s most recent report of examination by 15% in 180 days, 35% in 360 days, 60% in 540 days and 75% in 720 days;
•	Within 90 days, implement effective lending and collection policies;
•	Not pay cash dividends without the prior written approval of the FDIC and the Commissioner; and
•	Neither renew, rollover or accept any brokered deposits without obtaining a waiver from the FDIC.

On June 23, 2011, the Company entered into a Written Agreement with the Federal Reserve Bank of Richmond under which the Company agreed to, among other things:

•	Not, directly or indirectly, do the following without the prior approval of the Federal Reserve:
—	Declare or pay dividends on its, common or preferred stock;
—	Make any distributions of interest or principal on trust preferred securities;
—	Incur, increase or guarantee any debt; and
—	Purchase or redeem any shares of its stock.
•	Formulate and implement a written plan to maintain sufficient capital at the Company on a consolidated basis.

As previously reported, the Company suspended the payment of quarterly cash dividends on the preferred stock issued to the US Treasury and the Company elected to defer the payment of quarterly scheduled interest payments on both issues of junior subordinated debentures, relating to its outstanding trust preferred securities. The Company continues to account for the obligation for the preferred dividend to the US Treasury and the interest due on the subordinated debentures. Although the Company has suspended the declaration and payment of preferred stock dividends at the present time, net income (loss) available to common shareholders reflects the dividends as if declared because of their cumulative nature. As of March 31, 2012, the cumulative amount of dividends owed to the US Treasury and the cumulative amount of interest due on the subordinated debentures were $3.2 million and $3.7 million, respectively.

The Bank has already undertaken the following actions, among others, to comply with the Consent Order:

•	The Bank has exceeded all minimum capital requirements of the Consent Order.
•	As of March 31, 2012, the Bank reduced its risk exposure to adversely classified assets identified in the Bank’s June 30, 2010 Report of Examination by an amount (52%) exceeding its scheduled reduction of 35% at its second measurement point (by the one year anniversary of the Consent Order, February 25, 2012).

The process of responding to the provisions of the Consent Order is well underway. To date, management believes that the Company’s compliance efforts have been satisfactory and within the scheduled time frames. Compliance efforts remain ongoing.

Summary of First Quarter

Total assets decreased $961 thousand, or 0.1%, during the first quarter as loans continued to decline but at a much slower rate. Loans outstanding decreased $18.7 million, or 2.0%, as loan paydowns continued to exceed weak loan demand resulting from the prolonged economic downturn. The liquidity from the loan paydowns were held in overnight funds. The allowance for loan losses was virtually unchanged increasing $16 thousand, or 0.1%, to $24.2 million during the quarter as the specific allowance requirements increased $1.0 million to $2.6 million while the volume of impaired loans individually evaluated for impairment decreased $10.2 million. Foreclosed assets increased $4.2 million as the new foreclosed asset additions during the quarter of $5.3 million exceeded the $460 thousand in writedowns and $598 thousand in foreclosed assets sold. The investment securities portfolio decreased $3.9 million, or 1.0%, while overnight funds increased by $22.9 million during the quarter. Total deposits were $1.18 billion at March 31, 2012, a decrease of $1.4 million, or 0.1%, from December 31, 2011. The decrease in deposits was concentrated in time accounts which decreased $34.2 million sequentially; this decrease was offset by an increase of interest bearing transaction accounts of $23.4 million and $9.4 million in demand deposits. This decrease in time deposits consisted of $35.8 million in outflows of brokered deposits while customer certificates of deposit remained stable, increasing $1.6 million. Growth in our deposit relationships through our business development efforts, including the small business banking initiative was the predominant factor in growing our core (non-brokered) deposit levels. The increase in demand deposits and interest bearing transaction accounts combined with the decrease in higher cost brokered deposits minimized the five basis point decrease in the net interest margin for the quarter. We expect wholesale funding to continue to decrease as the Company seeks to grow its core deposits and not renew maturing brokered deposits. Borrowings decreased $1.5 million, or 0.7%, from the prior quarter due primarily to decreased customer repurchase agreement activity.

Net interest income decreased $573 thousand, or 5.0%, for the first quarter compared to the fourth quarter 2011. The interest rate environment remained stable in the first quarter as the Federal Reserve maintained the federal funds target rate consistent with the prior quarter and changes in LIBOR rates were relatively minor. Total interest income decreased $757 thousand, or 4.6%, while the cost of funds decreased $184 thousand, or 3.6%, compared to the previous quarter. The sequential decrease in interest income was attributable to a $28.4 million decrease in average loan balances and a 24 basis point decline in the earning asset yields due to the shift in the earning asset mix from loans into lower yielding investments and overnight funds. Interest expense declined primarily due to reduced cost of deposits as interest bearing deposit balances dropped significantly and the continued downward repricing of deposits. The net interest margin decreased five basis points to 3.17% compared to 3.22% for the linked quarter and decreased 25 basis points when compared to 3.42% for the first quarter of 2011. Management expects that interest margin compression will continue in the near future due to, among other factors, (i) more competitive pricing for loans, (ii) a continuation of current balance sheet trends in loan portfolio reduction and earning asset mix shift, and (iii) less impactful opportunities to reduce the cost of funds due to the low current interest rate structure of deposits.

The Company’s provision for loan losses of $2.9 million decreased from $3.4 million for the fourth quarter 2011 and decreased from $4.1 million for the first quarter of 2011. Net charge-offs of $2.9 million decreased $2.7 million compared to $5.6 million in the fourth quarter. Annualized net charge-offs decreased to 1.22% of average loans in first quarter 2012 from 2.29% of average loans for fourth quarter 2011 and year-over-year from 2.19% of average loans for the first quarter 2011. Nonperforming loans decreased to $57.9 million, or 6.19% of loans, at March 31, 2012 from $68.0 million, or 7.13% of loans, at December 31, 2011. Nonperforming assets decreased to $81.9 million, or 5.46% of total assets, at March 31, 2012 from $87.9 million, or 5.85% of total assets, at December 31, 2011. The allowance for loan losses of $24.2 million at March 31, 2012 represented 2.58% of total loans and 42% coverage of nonperforming loans at current quarter-end compared with 2.53% of total loans and 36% coverage of nonperforming loans at December 31, 2011. We believe the allowance is adequate for losses inherent in the loan portfolio at March 31, 2012.

Non-interest income of $3.4 million decreased $1.0 million, or 22.1%, compared to $4.4 million for the prior quarter and increased $529 thousand, or 18.2%, compared to $2.9 million for the first quarter of 2011. The major sequential changes in non-interest income were decreases of $1.5 million from gains on sale of investment securities and an increase of $675 thousand from Small Business Investment Corporation (SBIC) income. Furthermore, there were decreases in mortgage banking income of $72 thousand, service charges on deposit of $55 thousand and wealth management income of $46 thousand partially offset by an increase in other non-interest income of $47 thousand. The year-over-year increase of $529 thousand in non-interest income was primarily due to increased income from derivative activity of $690 thousand and an increase in SBIC income of $548 thousand; partially offsetting these year-over-year increases, there were significant year-over-year decreases of $681 thousand in gains on sale of investment securities and $126 thousand in service charges on deposit accounts.

Non-interest expense of $10.6 million in the first quarter of 2012 decreased $862 thousand, or 7.5%, from the prior quarter and decreased by $848 thousand, or 7.4%, compared with the year ago period. Linked quarter expense reductions were achieved in several categories with the largest reduction attributable to a $988 thousand decrease in foreclosed asset related expense. Non-interest expense decreased $848 thousand year-over-year primarily from decreases in professional services and FDIC assessments of $392 thousand and $382 thousand, respectively.

Financial Condition at March 31, 2012 and December 31, 2011

During the three month period ending March 31, 2012, total assets declined $961 thousand, or 0.1%, to $1.50 billion. The Company continued to emphasize improving the funding mix during this time of asset shrinkage from slow loan demand. A decrease of $18.7 million in loans was offset by an increase of $22.9 million in overnight funds and a decrease of $3.9 million in investment securities. Demand deposits increased $9.4 million during the three month period, reaching an all-time high of $144.9 million or 12.2% of total deposits. Money market, NOW and savings accounts increased $23.4 million. Time deposits decreased $34.2 million a result of $35.8 million in brokered deposits not being renewed, while customer time deposits increased $1.6 million. The investment portfolio decreased $3.9 million, or 1.0%, from the December 31, 2011 level. The mix of investments changed with increases of $8.6 million in trust preferred securities and $3.5 million in residential mortgage-backed securities offset by decreases of $10.9 million in US Government Agencies, $2.9 million in other asset-backed securities, $2.1 million in municipals and $144 thousand in other securities.

Total loans decreased $18.7 million, or 2.0%, during the three month period with decreases in the following major categories: $7.3 million, or 4.2%, in consumer loans, $4.5 million, or 1.2%, in commercial real estate loans, $3.0 million, or 3.5%, in commercial and industrial loans, $2.2 million or 5.0%, in residential lots and $3.6 million in other loans. Commercial lines of credit increased $1.9 million or 4.3% during the quarter. Although loans outstanding decreased during the period largely as a result of problem loan remediation, the amount of the decrease was much less than in prior quarters due to some improvement in new loan volume for the quarter. For the first quarter 2012, the allowance remained virtually unchanged increasing $16 thousand with a provision of $2.9 million and net charge-offs of $2.9 million. Net charge-offs decreased from the fourth quarter total of $5.6 million while the provision decreased due to factors discussed in the Asset Quality section below. The reduced amount of provision and charge-offs during the first quarter reflected moderating economic conditions and continued improving trends in the Company’s asset quality.

At March 31, 2012, the Company’s consolidated leverage ratio, Tier 1 risk-based capital ratio and total risk-based capital ratio were 8.71%, 11.99% and 14.49%, respectively. As of March 31, 2012, the Bank’s leverage ratio, Tier 1 risk-based capital ratio and total risk-based capital ratio were 9.36%, 12.90% and 14.16%, respectively. Our capital position remains in excess of our required regulatory capital ratios, including the capital requirements pursuant to the Consent Order. See Note 8 to the financial statements for an update on compliance with the Consent Order. Given the current regulatory environment and recent legislation such as the Dodd-Frank Act, our regulatory burden could increase. Many aspects of Dodd-Frank are subject to rulemaking and will take effect over several years. Such matters could result in a material impact on the Company and could include requirements for higher regulatory capital levels and various other restrictions. While regulatory capital requirements are considered, the Company also evaluates its capital needs based on other appropriate business considerations on an ongoing basis. Although raising additional capital has been considered and discussed in recent filings, the pending merger with Capital Bank discussed above has minimized the need to seek other sources of capital in the near future. At March 31, 2012, our stockholders’ equity totaled $98.9 million, an increase of $1.2 million compared to December 31, 2011. The increase is primarily the result of $815 thousand in net income and $443 thousand in unrealized gains on securities available for sale.

Results of Operations for the Three Months Ended March 31, 2012 and 2011

Net Income (Loss). Our net income from operations of $815 thousand and our net available to common shareholders of $170 thousand for the three months ended March 31, 2012 improved $664 thousand and $658 thousand, respectively, from the same three month period in 2011. Net income per share available to common shareholders was $0.01 per share, both basic and diluted, for the three months ended March 31, 2012 as compared with a $0.03 loss per share, both basic and diluted, for the same period in 2011. Net interest income for the first quarter of 2012 was $10.9 million, down from $12.8 million, or a decrease of 14.9% compared with the first quarter 2011, primarily due to a $134.5 million decrease in the average balance of interest earning assets. The net interest margin of 3.17% declined 25 basis points from the year ago period. The shift in the mix of earning assets from loans to lower yielding investments and overnight funds and the decreased loan yields due to pricing competition were the main influences on net interest income. The yield on interest earning assets decreased 39 basis points year-over-year while the cost of funds decreased only ten basis points. Due to the current unusually low interest rate environment, management’s ability to continue to reprice downward our deposits to achieve a meaningful reduction in our cost of funds is limited. The primary factor for improving our profitability in the first quarter 2012 was the reduced level of asset quality costs, including a provision for loan losses of $2.9 million compared to $4.1 million for the first quarter of 2011. Non-interest income was $3.4 million during the first quarter of 2012, which represents an increase of 18.2% from non-interest income of $2.9 million reported in the comparable period in 2011. Non-interest expense declined $848 thousand year-over-year with reductions in professional fees and FDIC assessments as significant factors.

Net Interest Income. During the three months ended March 31, 2012, our net interest income was $10.9 million, a decrease of $1.9 million, or 14.9%, over the first quarter 2011. Interest income decreased $2.9 million from the reduced level of interest earning assets. This reduction in our interest income exceeded the $941 thousand decrease in interest expense from reduced interest bearing deposit volume and repricing of deposits.

The average yield on interest-earning assets in the first quarter of 2012 decreased 39 basis points to 4.60% compared to the first quarter 2011 due to the decline in yields for investment securities and the shift in mix from loans to lower yielding securities. The lower interest rate environment has also impacted our funding costs. Deposits, such as money market and NOW accounts, are repriced at the discretion of management while time deposits can only be repriced as they mature. Over the past year, management repriced all of our deposits downward to continue to lower our funding cost while remaining competitive, although reducing rates in the most recent quarter has been difficult as rates have reached extremely low levels. Our cost of average interest bearing liabilities for the first quarter of 2012 decreased ten basis points to 1.59% compared to the first quarter of 2011. For the first quarter 2012, our net interest margin of 3.17% decreased 25 basis points from 3.42% for the first quarter of 2011.

Average Yield/Cost Analysis

The following table contains information relating to the Company’s average balance sheet and reflects the average yield on assets and cost of liabilities for the periods indicated. Such annualized yields and costs are derived by dividing annualized income or expense by the average balances of assets or liabilities, respectively, for the periods presented. The average loan portfolio balances include nonaccrual loans.

	Three Months			Three Months
	Ended March 31, 2012			Ended March 31, 2011
	(Amounts in thousands)
	Average balance	Interest earned/paid	Average yield/cost	Average balance	Interest earned/paid	Average yield/cost
Interest-earning assets:
Loans	$947,319	$13,216	5.61%	$1,111,697	$15,513	5.66%
Investment securities available for sale	364,469	2,037	2.25%	312,507	2,563	3.33%
Investment securities held to maturity	47,017	577	4.94%	45,697	549	4.87%
Federal funds sold and overnight deposits	27,369	15	0.22%	50,763	74	0.59%

Total interest earning assets	1,386,174	15,845	4.60%	1,520,664	18,699	4.99%
Other assets	104,992			110,311
Total assets	$1,491,166			$1,630,975

Interest-bearing liabilities:
Deposits:
Money market, NOW and savings	$481,843	$515	0.43%	$541,358	$880	0.66%
Time deposits greater than $100K	217,893	606	1.12%	208,809	573	1.11%
Other time deposits	336,122	1,561	1.87%	434,297	2,170	2.03%
Short-term borrowings	60,776	412	2.73%	23,078	78	1.37%
Long-term borrowings	149,902	1,834	4.92%	200,436	2,167	4.38%

Total interest bearing liabilities	1,246,536	4,928	1.59%	1,407,978	5,868	1.69%

Demand deposits	135,529			121,691
Other liabilities	11,199			9,348
Stockholders' equity	97,902			91,958

Total liabilities and stockholders' equity	$1,491,166			$1,630,975

Net interest income and net interest spread		$10,917	3.01%		$12,831	3.30%
Net interest margin			3.17%			3.42. %
Ratio of average interest-earning assets to average interest-bearing liabilities	111.20%			108.00%

Provision for Loan Losses. The Company recorded a $2.9 million provision for loan losses for the quarter ended March 31, 2012, representing a decrease of $1.2 million from the $4.1 million provision for the first quarter of 2011. The level of provision for the quarter is reflective of the trends in the loan portfolio, including levels of nonperforming loans and other loan portfolio quality measures, and analyses of impaired loans as well as the level of net charge-offs during the period. The year-over-year decrease in the provision was based on management’s analysis and evaluation of the adequacy of the level of the allowance for loan losses. Provisions for loan losses are charged to income to bring our allowance for loan losses to a level deemed appropriate by management based on the factors discussed under “Asset Quality” below. On an annualized basis, our percentage of net loan charge-offs to average loans outstanding was 1.22% for the quarter ended March 31, 2012, compared with 2.19% for the quarter ended March 31, 2011.

Non-Interest Income. For the three months ended March 31, 2012, non-interest income increased $529 thousand, or 18.2%, to $3.4 million from $2.9 million for the same period in 2011 primarily as a result of increased SBIC income of $548 thousand and derivative market valuation adjustments of $690 thousand. Insufficient fund, or NSF, charges continued their trend decreasing $168 thousand based on a reduction in transaction volumes as other service charges, primarily debit card charges, increased $42 thousand based on the increase in debit card transaction volume. Gains from sales of investment securities decreased $681 thousand as part of normal balance sheet management. Both mortgage banking income and wealth management fees increased by $42 thousand from increased customer activity and sales volumes.

Non-Interest Expense. For the three months ended March 31, 2012, non-interest expenses decreased $848 thousand or 7.4%, over the same period in 2011 primarily due to decreases in legal and professional fees and FDIC deposit insurance premiums and occupancy and equipment expense. These expenses reductions were partially offset by reduced gains on sales of foreclosed properties. The reduction in legal and professional expense included savings of $194 thousand in legal fees and $198 thousand in fees on other professional services. The reduced legal fees related to a decreased volume of problem asset remediation litigation and other work. FDIC deposit insurance premiums decreased $382 thousand primarily due to decreased levels of deposits and a change in the basis of the quarterly assessment calculation. Although the premiums decreased year-over year, the premiums remained high as a result of the previously announced Consent Order and will remain at the higher assessment rates until the Consent Order is no longer in effect. Gains on sales of foreclosed assets decreased $207 thousand due to a number of factors including the higher mix of residential lots being sold this year. Salaries and employees benefits decreased $60 thousand from reduced commissions on mortgage and wealth management production and from reduced employee insurance costs. Occupancy and equipment expense decreased $144 thousand which included decreases of $68 thousand in equipment depreciation, software maintenance of $35 thousand and building repairs of $34 thousand. Expenses related to foreclosed property began to moderate but continued to be significant with foreclosed asset write-downs decreasing to $460 thousand during the first quarter of 2012 compared to $609 thousand in the first quarter of 2011. This decrease was offset by increased ongoing foreclosed asset related operating expenses which increased $68 thousand year-over-year.

Provision for Income Taxes. The Company recorded no income tax expense or benefit for the quarter ending March 31, 2012 or for the first quarter 2011. The Company has now used all available net operating loss (NOL) carry backs and now has a NOL carry forward. No income tax expense is expected until income taxes on future earnings exceed the NOL carry forward of approximately $4.7 million.

Liquidity and Capital Resources

Market and public confidence in our financial strength and in the strength of financial institutions in general will largely determine our access to appropriate levels of liquidity. This confidence is significantly dependent on our ability to maintain sound asset quality and sufficient levels of capital resources to generate appropriate earnings and to maintain a consistent dividend policy.

Liquidity is defined as our ability to meet anticipated customer demands for funds under credit commitments and deposit withdrawals at a reasonable cost and on a timely basis. Management measures our liquidity position by giving consideration to both on- and off-balance sheet sources of funds and demands for funds on a daily and weekly basis.

Sources of liquidity include cash and cash equivalents, net of federal requirements to maintain reserves against deposit liabilities, unpledged investments available for sale, loan repayments, loan sales, deposits, and borrowings from the Federal Home Loan Bank, the Federal Reserve and from correspondent banks through overnight federal funds credit lines. In addition to deposit and borrowing withdrawals and maturities, the Company’s primary demand for liquidity is anticipated funding under credit commitments to customers.

We believe our liquidity is adequate to fund expected loan demand and current deposit and borrowing maturities particularly in light of the expected continued balance sheet shrinkage through loan remediation activities and continued slowdown in loan demand. During the three months ended March 31, 2012, $35.8 million of brokered deposits matured and were repaid. We expect an additional $27.4 million in brokered deposits to mature or be called by December 31, 2012. Under the provisions of the Consent Order, the Bank may not renew, rollover or replace these brokered deposits at their call or maturity. Investment securities totaled $402.8 million at March 31, 2012, a decrease of $3.9 million from $406.7 million at December 31, 2011. As of March 31, 2012, there were $152.2 million in unpledged securities collateral. In addition, management has increased our overnight balances at the Federal Reserve Bank to $45.5 million at March 31, 2012 versus our reserve requirement of $5.9 million for the applicable period. Supplementing liquid assets and customer deposits as a source of funding, we have available a line of credit from a correspondent bank to purchase federal funds on a short-term basis of approximately $40.0 million. We also have the credit capacity from the Federal Home Loan Bank of Atlanta (FHLB) to borrow up to $374.7 million as of March 31, 2012 with lendable collateral value of $119.8 million and current outstanding borrowings of $76.6 million. At March 31, 2012, we had funding of $60.0 million in the form of term repurchase agreements with maturities from two to seven years under repurchase lines of credit from various institutions. The repurchases must be and are adequately collateralized. We also had short-term repurchase agreements with total outstanding balances of $27.1 million and $28.6 million at March 31, 2012 and December 31, 2011, respectively, $7.1 million of which were done as accommodations for our deposit customers. At March 31, 2012, our outstanding commitments to extend credit consisted of loan commitments of $122.1 million and amounts available under home equity credit lines, other credit lines and letters of credit of $90.0 million, $9.2 million and $5.9 million, respectively. We believe that our combined aggregate liquidity position from all sources is sufficient to meet the funding requirements of loan demand and deposit maturities and withdrawals in the near term.

Historically, we relied heavily on certificates of deposits as a source of funds. While the majority of these funds are from our local market area, the Bank utilized brokered and out-of-market certificates of deposits to diversify and supplement our deposit base. Under the Consent Order, as discussed above, the Bank is not permitted to accept, renew or rollover any brokered deposits. During the three months of 2012, brokered deposits decreased $35.8 million as maturing brokered deposits were not renewed. Year-over-year demand deposits increased $18.5 million, or 14.6%. In addition, customer certificates of deposits increased $2.5 million, or 0.6%, on a year-over-year basis; while money market, savings and NOW accounts decreased $22.3 million, or 4.3%. Interest bearing transaction accounts decreased significantly as customers focused on yield improvement which was available with certificates of deposit. Savings accounts increased $2.0 million during the first quarter while decreasing $2.2 million year-over-year. Certificates of deposits represented 36.0% of our total deposits at March 31, 2012, an increase from 33.1% at March 31, 2011.

Under the United States Treasury’s Capital Purchase Program (CPP), the Company issued $42.75 million in Cumulative Perpetual Preferred Stock, Series A, on December 5, 2008. In addition, the Company provided warrants to the Treasury to purchase 1,623,418 shares of the Company’s common stock at an exercise price of $3.95 per share. These warrants are immediately exercisable and expire ten years from the date of issuance. The preferred stock is non-voting, other than having class voting rights on certain matters, and pays cumulative dividends quarterly at a rate of 5% per annum for the first five years and 9% per annum thereafter. The preferred shares are redeemable at the option of the Company subject to regulatory approval. In February 2011, the Company suspended the payment of quarterly cash dividends to the US Treasury on this cumulative preferred stock. Although the Company has suspended the declaration and payment of preferred stock dividends at the present time, net income (loss) available to common shareholders reflects the dividends as if declared because of their cumulative nature. Interest on the past due payments is now also being accrued. As of March 31, 2012, the total amount of cumulative dividends and interest owed to the US Treasury was $3.2 million. As part of the merger with Capital Bank, it is expected that the Treasury’s investment in the Company’s preferred stock will be redeemed.

As a condition of the CPP, the Company must obtain consent from the United States Department of the Treasury to repurchase its common stock or to increase its cash dividend on its common stock from the September 30, 2008 quarterly level of $0.04 per common share. The Company has agreed to certain restrictions on executive compensation, including limitations on amounts payable to certain executives under severance arrangements and change in control provisions of employment contracts and clawback provisions in compensation plans, as part of the CPP. Under the American Recovery and Reinvestment Act of 2009, the Company is limited to using restricted stock as the form of payment to the top five highest compensated executives under any incentive or bonus compensation programs.

Through July 2006, the Company authorized the repurchase of up to 1.9 million shares of its common stock. Through December 5, 2008 (the date of our participation in the CPP), the Company had repurchased 1,858,073 shares at an average price of $6.99 per share under the three plans. During the first quarter of 2012, there were no repurchases. Under the provisions of the CPP, the Company may not repurchase any of its common stock without the consent of the United States Treasury as long as the Treasury holds an investment in our preferred stock.

At March 31, 2012, the Company’s consolidated leverage ratio, Tier 1 risk-based capital ratio and total risk-based capital ratio were 8.71%, 11.99% and 14.49%, respectively, which exceeded the minimum requirements for a “well-capitalized” bank holding company. As of March 31, 2012, the Bank’s leverage ratio, Tier 1 risk-based capital ratio and total risk-based capital ratio were 9.36%, 12.90% and 14.16%, respectively. The Consent Order, as set forth above, requires the Bank to achieve and maintain minimum capital requirements of 8% Tier 1 (leverage) capital and 11% total risk-based capital. Our capital position remains in excess of our regulatory capital requirements pursuant to the Consent Order. In addition to utilizing balance sheet shrinkage through net loan run-off and the reduction in brokered deposits and ways to improve Bank profitability, the Company has considered various strategies, including: asset sales, plans for capital injections, taking action to restructure the risk weighting of assets, capital raising and strategic partnerships in order to achieve and maintain compliance with the terms of the Consent Order. Due to the pending merger with Capital Bank, management does not expect to seek additional sources of capital. As of March 31, 2012, the parent holding company had $5.5 million in cash available to be invested into the Bank to bolster capital levels.

Given the current regulatory environment and recent legislation such as the Dodd-Frank Act, our regulatory burden could increase. Such actions could result in a material impact on the Company and could include requirements for higher regulatory capital levels and various other restrictions.

On March 24, 2009, the Company announced that its Board of Directors voted to suspend payment of a quarterly cash dividend to common shareholders.

Asset Quality

We consider asset quality to be of primary importance. We employ a formal internal loan review process to ensure adherence to the Board-approved Lending Policy. It is the responsibility of each lending officer to assign an appropriate risk grade to every loan originated. Credit Administration, through the loan review process, validates the accuracy of the initial and any revised risk grade assessment. In addition, as a given loan’s credit quality improves or deteriorates, it is the loan officer’s responsibility to change the borrower’s risk grade accordingly. Our policy in regard to past due loans normally requires a charge-off to the allowance for loan losses within a reasonable period after collection efforts and a thorough review have been completed. Further collection efforts are then pursued through various means including legal remedies. Loans carried in a nonaccrual status and probable losses are considered in the determination of the allowance for loan losses.

Our financial statements are prepared on the accrual basis of accounting, which means we recognize interest income on loans, unless we place a loan on nonaccrual basis. We account for loans on a nonaccrual basis when we have serious doubts about the collectability of principal or interest. Generally, our policy is to place a loan on nonaccrual status when the loan becomes past due 90 days. We also place loans on nonaccrual status in cases where we are uncertain whether the borrower can satisfy the contractual terms of the loan agreement. Amounts received on nonaccrual loans generally are applied first to principal and then to interest only after all principal has been collected. If a borrower brings their loan current, our general policy is to keep this loan in a nonaccrual status until this loan has remained current for six months. Restructured loans are those for which concessions, including the reduction of interest rates below a rate otherwise available to that borrower or the deferral of interest or principal have been granted due to the borrower’s weakened financial condition. We record interest on restructured loans at the restructured rates, as collected, when we anticipate that no loss of original principal will occur. Management also considers potential problem loans in the evaluation of the adequacy of the Bank’s allowance for loan losses. Potential problem loans are loans which are currently performing and are not included in nonaccrual or restructured loans as shown above, but about which we have doubts as to the borrower’s ability to comply with present repayment terms. Because these loans are at a heightened risk of becoming past due, reaching nonaccrual status or being restructured, they are being monitored closely.

Nonperforming Assets

In the tables and discussion below, the credit metrics for the current quarter and their sequential changes are illustrated reflecting: 1) a $10.1 million decrease in nonperforming loans; 2) $5.9 million decrease in nonperforming assets despite a $4.2 million increase in foreclosed assets; 3) a slight sequential decrease in 30-89 delinquencies, however, a significant improvement over the prior year level; 4) a sequential decrease in adversely classified loans, and 5) the continued reduction in the higher risk loan segments of aged speculative construction and land acquisition and development loans.

The following is a summary of nonperforming assets at the periods presented:

	March 31,	December 31,	September 30,	June 30,	March 31,
	2012	2011	2011	2011	2011
	(Amounts in thousands)

Nonaccrual loans	$31,499	$38,715	$39,587	$45,381	$53,304
Restructured loans - nonaccruing	26,404	29,333	32,870	21,422	20,437
Total nonperforming loans	57,903	68,048	72,457	66,803	73,741

Foreclosed assets	24,032	19,812	19,114	23,022	23,060
Total nonperforming assets	$81,935	$87,860	$91,571	$89,825	$96,801

Restructured loans in accruing status not included above	$24,486	$24,202	$22,214	$15,471	$13,488

Nonperforming loans decreased to $57.9 million, or 6.19% of total loans, at March 31, 2012 compared to $68.0 million, or 7.13% of loans, at December 31, 2011. This $10.1 million decrease in nonperforming loans is due to the impact of: $2.9 million in net charge-offs, $5.3 million in loans foreclosed upon and approximately $8.3 million in loan payoffs and paydowns which more than offset the $6.3 million in new additions to nonperforming loans during the first quarter. Foreclosed assets increased $4.2 million, or 21%, sequentially as $5.3 million in new foreclosed asset additions exceeded slower sales of foreclosed properties of $599 thousand and writedowns of $460 thousand.

The following table sets forth a breakdown of nonperforming loans at the periods presented, by loan segment.

	March 31,	December 31,	September 30,	June 30,	March 31,
Nonperforming loans	2012	2011	2011	2011	2011
	(Amounts in thousands)

Construction	$12,887	$12,975	$16,412	$13,424	$16,987
Commercial real estate	19,234	26,484	31,035	28,730	20,079
Commercial and industrial	3,292	4,977	5,524	3,917	6,846
Residential lots	12,305	12,096	8,717	8,806	18,281
Consumer	10,185	11,516	10,769	11,926	11,548
Total nonperforming loans	$57,903	$68,048	$72,457	$66,803	$73,741

The following table sets forth a breakdown, by loan class, of impaired loans that were individually evaluated for loss impairment at March 31, 2012. This table further shows, within each loan class, the evaluation results for those loans requiring a specific valuation allowance and those which did not.

	With Specific Allowance			No Specific Allowance
	Unpaid			Unpaid		Total	Net
	Principal	Recorded	Specific	Principal	Recorded	Recorded	of Specific
	Balance	Investment	Allowance	Balance	Investment	Investment	Allowance
	(Amounts in thousands)
Commercial real estate	$12,472	$12,194	$1,051	$31,461	$22,965	$35,159	$34,108
Commercial
Commercial and industrial	36	31	6	2,986	1,953	1,984	1,978
Commercial line of credit	805	753	204	216	216	969	765
Residential real estate
Residential construction	6,906	6,226	289	10,926	9,524	15,750	15,461
Residential lot loans	5,874	5,669	541	10,209	6,576	12,245	11,704
Raw land	-	-	-	2,720	118	118	118
Home equity lines	1,051	1,050	376	517	485	1,535	1,159
Consumer loans	2,455	2,406	160	7,239	6,654	9,060	8,900

Total	$29,599	$28,329	$2,627	$66,274	$48,491	$76,820	$74,193

The recorded investment in loans that were considered individually impaired was $76.8 million and $87.1 million at March 31, 2012 and December 31, 2011, respectively. At March 31, 2012, the largest non-accrual balance of any one borrower was $6.0 million, with the average balance for the two hundred nineteen non-accrual loans being $264 thousand. At March 31, 2012, the recorded investment in impaired loans requiring a valuation allowance based on individual analysis was $28.3 million, with a corresponding valuation allowance of $2.6 million. Compared with December 31, 2011, the recorded investment in impaired loans requiring a specific valuation allowance at March 31, 2012 increased $500 thousand while the corresponding specific valuation allowance decreased by $2.5 million. In the above table for these impaired loans individually evaluated for loss impairment, the unpaid principal balance represents the amount borrowers owe the Bank; while the recorded investment represents the amount of loans shown on the Bank’s books which are net of amounts charged off to date. For these impaired loans as of March 31, 2012, amounts charged off to date were $19.1 million, or 19.9% of the unpaid principal balances. Included in the table above, $22.8 million out of the total of $24.5 million of accruing troubled debt restructured loans were also individually evaluated as they exceeded the evaluation scope of $200,000 per loan. The results of the individual evaluation of the $22.8 million in accruing troubled debt restructured loans indicated that $9.5 million of these loans required a specific allowance of $403 thousand.

For loan modifications and in particular, troubled debt restructurings (TDRs), the Company generally utilizes its own loan modification programs whereby the borrower is provided one or more of the following concessions: interest rate reduction, extension of payment terms, forgiveness of principal or other modifications. The Company has a small residential mortgage portfolio without the need to utilize government sponsored loan modification programs. The primary factor in the pre-modification evaluation of a troubled debt restructuring is whether such an action will increase the likelihood of achieving a better result in terms of collecting the amount owed to the Bank.

As illustrated in one of the tables in Note 4 to the financial statements, during the three months ended March 31, 2012, the following concessions were made on 5 loans for $1.7 million (measured as a percentage of loan balances on TDRs):

•	Reduced interest rate for 2% (1 loans for $42 thousand);
•	Extension of payment terms for 96% (3 loans for $1.6 million); and
•	Forgiveness of principal for 2% (1 loan for $27 thousand).

In cases where there was more than one concession granted, the modification was classified by the more dominant concession.

Of the total of 103 loans for $40.9 million which were modified as TDRs during the twelve months ended March 31, 2012, there were payment defaults (where the modified loan was past due thirty days or more) of $1.9 million, or 4.6%, during the three months ended March 31, 2012.

On these TDRs (103 loans for $40.9 million) during the twelve months ended March 31, 2012, the following represents the success or failure of these concessions during the past year:

•	88.7% are paying as restructured;
•	0.3% have been reclassified to nonaccrual;
•	9.7% have defaulted and/or been foreclosed upon; and
•	1.3% have paid in full.

For a further breakdown of the successes and failures of each type of concession/modification, see the table in Note 4 to the financial statements.

In addition to nonperforming loans and accruing TDRs, there were $97.0 million of loans at March 31, 2012 for which management has concerns regarding the ability of the borrowers to meet existing repayment terms, compared with $98.5 million at December 31, 2011. See “Credit Quality Indicators” below for a more detailed disclosure and discussion on the Bank’s distribution of credit risk grade classifications. Potential problem loans are primarily classified as substandard for regulatory purposes and reflect the distinct possibility, but not the probability, that the Company will not be able to collect all amounts due according to the contractual terms of the loan agreement. Although these loans have been identified as potential problem loans, they may never become delinquent, nonperforming or impaired. Additionally, these loans are generally secured by real estate or other assets, thus reducing the total exposure should they become nonperforming. Potential problem loans are considered in the determination of the adequacy of the allowance for loan losses.

The following table sets forth a breakdown of foreclosed assets at the periods presented, by nature of the property.

	March 31,	December 31,	September 30,	June 30,	March 31,
Foreclosed assets	2012	2011	2011	2011	2011
	(Amounts in thousands)
Residential construction, land development and other land	$10,452	$9,854	$11,617	$14,360	$14,837
Commercial construction	1,196	1,196	1,196	1,196	1,196
1 - 4 family residential properties	2,126	1,990	2,453	1,245	756
Nonfarm nonresidential properties	10,258	6,772	3,808	6,221	6,221
Multi-family properties	-	-	40	-	50
Total foreclosed assets	$24,032	$19,812	$19,114	$23,022	$23,060

Foreclosed assets increased $4.2 million, or 21%, sequentially as $5.3 million in new foreclosed asset additions exceeded slower sales of foreclosed properties of $599 thousand and writedowns of $460 thousand. During the quarter ended March 31, 2012, the three largest additions for $4.1 million were unimproved land parcels to be developed into commercial and residential properties.

Credit Quality Indicators

We monitor credit risk migration and delinquency trends in the ongoing evaluation and assessment of credit risk exposure in the overall loan portfolio. The following table presents quarterly trends in loan delinquencies, in loans classified substandard or doubtful and in nonperforming loans.

	March 31,		December 31,		September 30,		June 30,		March 31,
	2012		2011		2011		2011		2011
	(Amounts in millions)
	$	% of Total Loans	$	% of Total Loans	$	% of Total Loans	$	% of Total Loans	$	% of Total Loans
Loans delinquencies:
30 - 89 days past due	$4.5	0.48%	$5.2	0.55%	$4.5	0.46%	$4.3	0.41%	$3.4	0.31%

Loans classified substandard or doubtful	$176.8	18.90%	$185.7	19.46%	$205.6	20.72%	$210.0	20.19%	$214.3	19.76%

Nonperforming loans	$57.9	6.19%	$68.0	7.13%	$72.5	7.30%	$66.8	6.42%	$73.7	6.80%

Delinquency is viewed as one of the leading indicators for credit quality. The Company’s 30-89 day past due statistic decreased sequentially by $723 thousand to $4.5 million, or 0.48% of total loans, at March 31, 2012. Prior to the most current quarterly change, this metric has increased sequentially for three of the last four quarter end statistics since March 31, 2011. The improvement in loan delinquencies is attributable to a continued strong involvement of commercial loan officers and their management in monthly collection efforts.

Another key indicator of credit quality is the distribution of credit risk grade classifications in the loan portfolio and the trends in the movement or migration of these risk grades or classifications. See Note 5 in the financial statements for a description of the Bank’s credit risk grade classifications. The Substandard (Grade 7) and Doubtful (Grade 8) classifications denote adversely classified loans, while the Special Mention (Grade 6) classification may provide an early warning indicator of deterioration in the credit quality of a loan portfolio. The following table is a summary of certain classified loans in our loan portfolio at the dates indicated.

	March 31,		December 31,		September 30,		June 30,		March 31,
	2012		2011		2011		2011		2011
	$	% of Total Loans	$	% of Total Loans	$	% of Total Loans	$	% of Total Loans	$	% of Total Loans
	(Amounts in millions)

Special Mention	$86.8	9.3%	$96.1	10.1%	$100.0	10.1%	$104.1	10.0%	$135.6	12.5%
Substandard and Doubtful	176.8	19.0%	185.7	19.6%	205.6	20.8%	210.0	20.2%	214.3	19.8%
	$263.6	28.3%	$281.8	29.7%	$305.6	30.9%	$314.1	30.2%	$349.9	32.3%

The $8.9 million, or 5%, decrease in adversely classified loans during the quarter ended March 31, 2012, as well as the decrease in special mention loans, was due to ongoing loan remediation efforts partially mitigated by portfolio downgrades during the quarter.

The following table contains an indicator of the overall credit quality of each loan class, denoted by the weighted average risk grade, along with a further breakdown of the certain classified loans by loan class at March 31, 2012.

	Weighted
	Average	Special	Substandard and
	Risk Grade	Mention	Doubtful
		(Amounts in thousands)
Commercial real estate	4.96	$35,996	$77,093
Commercial
Commercial and industrial	4.74	11,202	13,549
Commercial line of credit	4.52	3,910	3,324
Residential real estate
Residential construction	5.03	9,500	27,244
Residential lots	6.21	4,641	28,541
Raw land	5.18	782	3,188
Home equity lines	3.67	2,955	4,968
Consumer	4.47	17,780	18,926
		$86,764	$176,833

Compared with December 31, 2011, the above mentioned weighted average risk grades, within these loan classes and in the aggregate, have not changed significantly.

In addition to the financial strength of each borrower and cash flow characteristics of each project, the repayment of construction and development loans are particularly dependent on the value of the real estate collateral. Repayment of such loans is generally considered subject to greater credit risk than residential mortgage loans. Regardless of the underwriting criteria the Company utilizes, losses may be experienced as a result of various factors beyond our control, including, among other things, changes in market conditions affecting the value of the real estate collateral and problems affecting the credit of our borrowers. Approximately $1.4 million, or 38.4%, of the $3.6 million in gross charge-offs during this quarter were attributable to further deterioration in real estate values of underlying collateral on existing nonperforming loans upon reappraisal.

Furthermore, we monitor certain performance and credit metrics related to these higher risk loan categories, including the aging of the underlying loans in these categories. As of March 31, 2012, speculative construction loans on our books more than twelve months amounted to $12.0 million, or 33.8%, of the total speculative residential construction loan portfolio of $35.5 million. This speculative residential construction portfolio has increased from $33.3 million at December 31, 2011 and decreased from $37.7 million at March 31, 2011. Land acquisition and development loans on our books for more than twenty-four months at March 31, 2012 amounted to $38.1 million, or 78.9%, of that $48.3 million portfolio. The land acquisition and development portfolio has increased from $46.0 million as of December 31, 2011 and decreased from $55.8 million as of March 31, 2011.

Analysis of Allowance for Loan Losses

Our allowance for loan losses (“ALLL”) is established through charges to earnings in the form of a provision for loan losses. We increase our allowance for loan losses by provisions charged to operations and by recoveries of amounts previously charged off and we reduce our allowance by loans charged off. In evaluating the adequacy of the allowance, we consider the growth, composition and industry diversification of the portfolio, historical loan loss experience, current delinquency levels, trends in past dues and classified assets, adverse situations that may affect a borrower’s ability to repay, estimated value of any underlying collateral, prevailing economic conditions and other relevant factors derived from our history of operations. Management is continuing to closely monitor the value of real estate serving as collateral for our loans, especially lots and land under development, due to continued concern that the low level of real estate sales activity will continue to have a negative impact on the value of real estate collateral. In addition, depressed market conditions have adversely impacted, and may continue to adversely impact, the financial condition and liquidity position of certain of our borrowers. Additionally, the value of commercial real estate collateral may come under further pressure from weak economic conditions and prevailing unemployment levels. The methodology and assumptions used to determine the allowance are continually reviewed as to their appropriateness given the most recent losses realized and other factors that influence the estimation process. The model assumptions and resulting allowance level are adjusted accordingly as these factors change.

The ALLL consists of two major components: specific valuation allowances and a general valuation allowance. The Bank’s format for the calculation of ALLL begins with the evaluation of individual loans considered impaired. For the purpose of evaluating loans for impairment, loans are considered impaired when it is considered probable that all amounts due under the contractual terms of the loan will not be collected when due (minor shortfalls in amount or timing excepted). The Bank has established policies and procedures for identifying loans that should be evaluated for impairment. Loans are reviewed through multiple means such as delinquency management, credit risk reviews, watch and criticized loan monitoring meetings and general account management. Loans that are outside of the Bank’s established criteria for evaluation may be considered for impairment testing when management deems the risk sufficient to warrant this approach. For loans determined to be impaired, the specific allowance is based on the most appropriate of the three measurement methods: present value of expected future cash flows, fair value of collateral, or the observable market price of a loan method. While management uses the best information available to make evaluations, future adjustments to the allowance may be necessary if conditions differ substantially from the assumptions used in making the evaluations. Once a loan is considered individually impaired, it is not included in other troubled loan analysis, even if no specific allowance is considered necessary.

In addition to the evaluation of loans for impairment, we calculate the loan loss exposure on the remaining loans (not evaluated for impairment) by applying the applicable historical loan loss experience of the loan portfolio to provide for probable losses in the loan portfolio through the general valuation allowance. These loss factors are based on an appropriate loss history for each major loan segment more heavily weighted for the most recent twelve months historical loss experience to reflect current market conditions. In addition, we assign additional general allowance requirements utilizing qualitative risk factors related to economic trends (such as the unemployment rate and changes in real estate values) and portfolio trends (such as delinquencies and concentration levels among others) that are pertinent to the underlying risks in each major loan segment in estimating the general valuation allowance. This methodology allows us to focus on the relative risk and the pertinent factors for the major loan segments of the Company. The Company incorporates certain refinements and improvements to its allowance for loan losses methodology from time to time. During 2011, these refinements had a minimal effect on the total allowance for loan losses.

As discussed herein, management has undertaken various initiatives since mid-year 2010 in response to the challenging economic environment, increased nonperforming loans, weakened collateral positions, and increased foreclosed asset levels, including but not limited to:

•	Restructuring interest only loan payment terms to require principal repayments;
•	Refining the allowance for loan losses methodology to weight current period loss experience more heavily;
•	Downgrading renewed and other higher risk loans to a substandard classification;
•	Enhancing the internal controls surrounding troubled debt restructured (TDR) loan identification and monitoring;
•	Charging off weakened credits;
•	Increasing the staffing resources of our Credit Administration function, including problem asset management and loan review;
•	Enhancing our internal and external loan review protocol; and
•	Increasing the general valuation allowance component of our allowance for loan losses.

The following table shows, an analysis of the allowance for loan losses by loan segment, for the quarter ended March 31, 2012.

	Commercial		Residential
	Real		Real
	Estate	Commercial	Estate	HELOC	Consumer	Total
Allowance for credit losses:	(Amounts in thousands)
Beginning balance	$9,076	$3,036	$7,258	$1,412	$3,383	$24,165
Provision	1,368	816	1,126	(137)	(273)	2,900
Charge-offs	(1,727)	(900)	(572)	(12)	(357)	(3,568)
Recoveries	208	140	49	3	284	684
Ending balance	$8,925	$3,092	$7,861	$1,266	$3,037	$24,181

The following table shows, by loan segment, an analysis of the allowance for loan losses for the quarter ended March 31, 2011.

	Commercial		Residential
	Real		Real
	Estate	Commercial	Estate	HELOC	Consumer	Total
Allowance for credit losses:			(Amounts in thousands)
Beginning balance	$6,703	$4,154	$13,534	$1,493	$3,696	$29,580
Provision	921	128	1,441	804	806	4,100
Charge-offs	(1,897)	(765)	(2,203)	(541)	(1,680)	(7,086)
Recoveries	535	76	325	3	131	1,070
Ending balance	$6,262	$3,593	$13,097	$1,759	$2,953	$27,664

The following table describes the allocation of the allowance for loan losses among various categories of loans and certain other information for the dates indicated. The allocation is made for analytical purposes only and is not necessarily indicative of the categories in which future losses may occur.

	At March 31, 2012		At December 31, 2011		At September 30, 2011		At June 30, 2011
		% of		% of		% of		% of
By Loan Class	Amount	Total ALLL	Amount	Total ALLL	Amount	Total ALLL	Amount	Total ALLL
	(Amounts in thousands)
Commercial real estate	$8,925	36.9%	$9,076	37.6%	$8,072	30.6%	$6,883	25.0%
Commercial
Commercial and industrial	1,741	7.2%	1,865	7.7%	2,504	9.5%	2,461	8.9%
Commercial line of credit	1,351	5.6%	1,171	4.8%	1,047	4.0%	1,207	4.4%
Residential real estate
Residential Construction	4,827	20.0%	4,564	18.9%	5,559	21.0%	7,114	25.9%
Residential lots	2,821	11.7%	2,595	10.7%	4,295	16.3%	4,975	18.1%
Raw land	213	0.9%	99	0.5%	218	0.8%	228	0.8%
Home equity lines	1,266	5.2%	1,412	5.8%	1,665	6.3%	1,471	5.3%
Consumer	3,037	12.5%	3,383	14.0%	3,049	11.5%	3,172	11.6%

	$24,181	100.0%	$24,165	100.0%	$26,409	100.0%	$27,511	100.0%

Item 1 - Financial Statements

SOUTHERN COMMUNITY FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Unaudited)

	March 31,	December 31,
	2012	2011*
	(Amounts in thousands, except share data)
Assets
Cash and due from banks	$22,206	$23,356
Federal funds sold and overnight deposits	46,050	23,198
Investment securities
Available for sale, at fair value	350,577	362,298
Held to maturity, at amortized cost	52,260	44,403
Federal Home Loan Bank stock	6,842	6,842

Loans held for sale	4,383	4,459

Loans	931,345	950,022
Allowance for loan losses	(24,181)	(24,165)
Net Loans	907,164	925,857

Premises and equipment, net	37,952	38,315
Foreclosed assets	24,032	19,812
Other assets	49,929	54,038

Total Assets	$1,501,395	$1,502,578
Liabilities and Stockholders’ Equity
Deposits
Non-interest bearing demand	$144,852	$135,434
Money market, NOW and savings	499,308	475,900
Time	537,598	571,838
Total Deposits	1,181,758	1,183,172

Short-term borrowings	62,145	33,629
Long-term borrowings	147,470	177,514
Other liabilities	11,143	10,628

Total Liabilities	1,402,516	1,404,943

Stockholders’ Equity
Senior cumulative preferred stock (Series A), no par value, 1,000,000 shares authorized; 42,750 shares issued and outstanding at March 31, 2012 and December 31, 2011	41,981	41,870
Common stock, no par value, 30,000,000 shares authorized; issued and outstanding 16,859,825 shares at March 31, 2012 and 16,827,075 shares at December 31, 2011	119,523	119,505
Retained earnings (accumulated deficit)	(63,721)	(64,425)
Accumulated other comprehensive income	1,096	685
Total Stockholders’ Equity	98,879	97,635

Total Liabilities and Stockholders' Equity	$1,501,395	$1,502,578

* Derived from audited consolidated financial statements

See accompanying notes.

SOUTHERN COMMUNITY FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended
	March 31,
	2012	2011
	(Amounts in thousands, except per share and share data)

Interest Income
Loans	$13,216	$15,513
Investment securities available for sale	2,037	2,563
Investment securities held to maturity	577	549
Federal funds sold and overnight deposits	15	74

Total Interest Income	15,845	18,699
Interest Expense
Money market, NOW and savings deposits	515	880
Time deposits	2,166	2,743
Borrowings	2,246	2,245

Total Interest Expense	4,927	5,868

Net Interest Income	10,918	12,831

Provision for Loan Losses	2,900	4,100

Net Interest Income After Provision for Loan Losses	8,018	8,731

Non-Interest Income
Service charges and fees on deposit accounts	1,362	1,488
Income from mortgage banking activities	305	263
Investment brokerage and trust fees	230	188
Gain on sale of investment securities	263	944
SBIC income and management fees	670	122
Other	602	(102)
Total Non-Interest Income	3,432	2,903

Non-Interest Expense
Salaries and employee benefits	4,686	4,746
Occupancy and equipment	1,640	1,784
FDIC deposit insurance	751	1,133
Foreclosed asset related	798	879
Other	2,760	2,941

Total Non-Interest Expense	10,635	11,483

Income Before Income Taxes	815	151

Income Tax (Benefit) Expense	-	-

Net Income	815	151

Effective Dividend on Preferred Stock	645	639

Net Income (Loss) Available to Common Shareholders	$170	$(488)

Net Income (Loss) Per Common Share
Basic	$0.01	$(0.03)
Diluted	0.01	(0.03)

Weighted Average Common Shares Outstanding
Basic	16,841,111	16,824,008
Diluted	16,907,425	16,824,008

See accompanying notes.

SOUTHERN COMMUNITY FINANCIAL CORPORATION
Consolidated STATEMENTS OF COMPREHENSIVE INCOME (LOSS) (Unaudited)

	Three Months Ended
	March 31,
	2012	2011
	(Amounts in thousands)

Net income	$815	$151

Other comprehensive income (loss):
Securities available for sale:
Unrealized holding gains on available for sale securities	984	(589)
Tax effect	(379)	227
Reclassification of gains recognized in net income	(263)	(944)
Tax effect	101	364
Net of tax amount	443	(942)
Cash flow hedging activities:
Unrealized holding (gains) losses on cash flow hedging activities	(122)	(13)
Tax effect	47	5
Reclassification of (gains) losses recognized in net income, net:
Reclassified into income	70	459
Tax effect	(27)	(178)
Net of tax amount	(32)	273

Total other comprehensive income (loss)	411	(669)

Comprehensive income (loss)	$1,226	$(518)

See accompanying notes.

SOUTHERN COMMUNITY FINANCIAL CORPORATION
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (Unaudited)

	Preferred Stock		Common Stock		Retained Earnings	Accumulated Other	Total
	Shares	Amount	Shares	Amount	(Accumulated Deficit)	Comprehensive Income	Stockholders' Equity
			(Amounts in thousands, except share data)

Balance at December 31, 2011	42,750	$41,870	16,827,075	$119,505	$(64,425)	$685	$97,635
Net income	-	-	-	-	815	-	815
Other comprehensive income, net of tax	-	-		-	-	411	411
Restricted stock issued	-	-	32,750	17	-	-	17
Stock-based compensation	-	-	-	1	-	-	1
Preferred stock accretion of discount	-	111	-	-	(111)	-	-

Balance at March 31, 2012	42,750	$41,981	16,859,825	$119,523	$(63,721)	$1,096	$98,879

See accompanying notes.

SOUTHERN COMMUNITY FINANCIAL CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Three Months Ended
	March 31,
	2012	2011
	(Amounts in thousands)
Cash Flows from Operating Activities
Net income	$815	$151
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	1,353	1,096
Provision for loan losses	2,900	4,100
Net proceeds from sales of loans held for sale	14,317	17,770
Originations of loans held for sale	(13,936)	(12,113)
Gain from mortgage banking	(305)	(263)
Stock-based compensation	18	31
Net increase in cash surrender value of life insurance	(254)	(266)
Realized gain on sale of available for sale securities, net	(263)	(944)
Realized (gain) loss on sale of premises and equipment	4	(4)
(Gain) loss on economic hedges	(85)	605
Deferred income taxes	(278)	591
Realized gain on sales of foreclosed assets	(73)	(280)
Writedowns in carrying values of foreclosed assets	460	609
Changes in assets and liabilities:
(Increase) decrease in other assets	4,054	(379)
Increase (decrease) in other liabilities	823	(252)
Total Adjustments	8,735	10,301

Net Cash Provided by (Used in) Operating Activities	9,550	10,452

Cash Flows from Investing Activities
Increase (decrease) in federal funds sold	(22,852)	14,972
Purchase of:
Available-for-sale investment securities	(60,769)	(51,075)
Held-to-maturity investment securities	(8,552)	(7,829)
Proceeds from maturities and calls of:
Available-for-sale investment securities	10,833	7,670
Held-to-maturity investment securities	708	577
Proceeds from sale of:
Available-for-sale investment securities	61,986	51,672
Net decrease in loans	10,515	31,591
Capitalized cost in foreclosed assets	-	(156)
Purchases of premises and equipment	(298)	(63)
Proceeds from disposal of premises and equipment	-	4
Proceeds from sales of foreclosed assets	671	3,082

Net Cash Provided by (Used in) Investing Activities	(7,758)	50,445

Cash Flows from Financing Activities
Net increase (decrease) in transaction accounts and savings accounts	32,826	(45,022)
Net decrease in time deposits	(34,240)	(24,187)
Net decrease in short-term borrowings	(1,484)	(133)
Proceeds from long-term borrowings	-	20,000
Repayment of long-term borrowings	(44)	(43)

Net Cash Provided by (Used in) Financing Activities	(2,942)	(49,385)

Net Increase (Decrease) in Cash and Due From Banks	(1,150)	11,512
Cash and Due From Banks, Beginning of Period	23,356	16,584

Cash and Due From Banks, End of Period	$22,206	$28,096

Supplemental Cash Flow Information:
Transfer of loans to foreclosed assets	$5,278	$9,001

See accompanying notes.

Southern Community Financial Corporation

Notes to Consolidated Financial Statements (Unaudited)

Note 1 – Basis of Presentation

The consolidated financial statements include the accounts of Southern Community Financial Corporation (the “Company”), and its wholly-owned subsidiary, Southern Community Bank and Trust (the “Bank”). All intercompany transactions and balances have been eliminated in consolidation. In management’s opinion, the financial information, which is unaudited, reflects all adjustments (consisting solely of normal recurring adjustments) necessary for a fair presentation of the financial information as of and for the three-month periods ended March 31, 2012 and 2011, in conformity with accounting principles generally accepted in the United States of America.

The preparation of the consolidated financial statements and accompanying notes requires management of the Company to make estimates and assumptions relating to reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ significantly from those estimates and assumptions. Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for loan losses. To a lesser extent, significant estimates are also associated with the valuation of securities, intangibles and derivative instruments and determination of stock-based compensation and income tax assets or liabilities. Operating results for the three-month period ended March 31, 2012 are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 2012.

The organization and business of the Company, accounting policies followed by the Company and other relevant information are contained in the notes to the consolidated financial statements filed as part of the Company’s 2011 annual report on Form 10-K. This quarterly report should be read in conjunction with the annual report.

Per Share Data

Basic and diluted net income (loss) per common share is computed based on the weighted average number of shares outstanding during each period. Diluted net income (loss) per share reflects the potential dilution that could occur if stock options or warrants were exercised, resulting in the issuance of common stock that then shared in the net income (loss) of the Company.

Basic and diluted net income (loss) per share have been computed based upon the weighted average number of common shares outstanding or assumed to be outstanding as summarized below.

	Three Months Ended
	March 31,
	2012	2011

Weighted average number of common shares used in computing basic net income per share	16,841,111	16,824,008

Effect of dilutive stock options	66,314	-

Weighted average number of common shares and dilutive potential common shares used in computing diluted net income per share	16,907,425	16,824,008

Net income (loss) available to common shareholders (in thousands)	$170	$(488)
Basic	0.01	(0.03)
Diluted	0.01	(0.03)

Note 1 – Basis of Presentation (continued)

For the three months ended March 31, 2012 and 2011, net income (loss) for determining net income (loss) per common share was reported as net income (loss) less the dividend on preferred stock. Options and warrants to purchase shares that have been excluded from the determination of diluted earnings per share because they are antidilutive (the exercise price is higher than the current market price) amount to 538,500 and 617,952 shares for the three months ended March 31, 2012 and 2011, respectively. These options, warrants, unvested shares of restricted stock and all other common stock equivalents were excluded from the determination of diluted earnings per share for the three months ended March 31, 2012 since the exercise price exceeded the average market price for the period. At March 31, 2011 all common stock equivalents were excluded due to the Company’s loss position.

Recently issued accounting pronouncements

In May 2011, the FASB has issued Accounting Standards Update No. 2011-04, Fair Value Measurement. The purpose of the standard is to clarify and combine fair value measurements and disclosure requirements for accounting principles generally accepted in the U.S. (GAAP) and international financial reporting standards (IFRS). The new standard provides amendments and wording changes used to describe certain requirements for measuring fair value and for disclosing information about fair value measurements. This guidance is effective for interim and annual reporting periods beginning after December 15, 2011, and should be applied prospectively to the beginning of the annual period of adoption. The Company adopted this statement during the quarter ended March 31, 2012, which resulted in additional disclosures related to fair value in Notes 11 and 12.

In June 2011, the FASB has issued Accounting Standards Update No. 2011-05, Comprehensive Income. The new standard provides guidance and new formats for reporting components and total net income and comprehensive income. The guidance allows the presentation of net income and comprehensive income to be in a single continuous statement or two separate but consecutive statements. This guidance is effective for interim and annual reporting periods beginning after December 15, 2011, and should be applied retrospectively to the beginning of the annual period of adoption. The Company adopted this statement during the quarter ended September 30, 2011 and continued to use the two consecutive statement formats which is allowed by the pronouncement.

From time to time the FASB issues exposure drafts for proposed statements of financial accounting standards. Such exposure drafts are subject to comment from the public, to revisions by the FASB and to final issuance by the FASB as statements of financial accounting standards. Management considers the effect of the proposed statements and SEC Staff Accounting Bulletins on the consolidated financial statements of the Company and monitors the status of changes to and proposed effective dates of exposure drafts.

Note 2 – Acquisition Agreement with Capital Bank Financial Corp.

On March 26, 2012, the Company entered into an Agreement and Plan of Merger (the “Agreement”) with Capital Bank Financial Corp. (“CBF”) and Winston 23 Corporation (“Winston”), a wholly-owned subsidiary of CBF, pursuant to which Southern Community Financial Corporation (“Southern Community”) will merge with Winston and become a wholly-owned subsidiary of CBF (the “Merger”). The Agreement and the transactions contemplated by it has been approved by the Board of Directors of both CBF and Southern Community.

Capital Bank Financial Corp. is a national bank holding company that was incorporated in the State of Delaware in 2009. CBF has raised approximately $900 million of equity capital with the goal of creating a regional banking franchise in the southeastern region of the United States. CBF has previously invested in First National of the South, Metro Bank of Dade Country, Turnberry Bank, TIB Financial Corporation, Capital Bank Corporation and Green Bankshares, Inc. CBF is the parent of Capital Bank, N.A., a national banking association with approximately $6.5 billion in total assets and 143 full-service banking offices throughout southern Florida and the Florida Keys, North Carolina, South Carolina, Tennessee and Virginia. CBF is also the parent company of Naples Capital Advisors, Inc., a registered investment advisor.

Note 2 – Acquisition Agreement with Capital Bank Financial Corp. (continued)

Subject to the terms and conditions set forth in the Agreement, each share of Southern Community Common Stock issued and outstanding at the effective time of the Merger (other than shares owned by Southern Community, CBF and certain of their subsidiaries) will be converted into the right to receive either $2.875 in cash or shares of CBF stock valued at $2.875, at a fixed exchange ratio (subject to certain adjustments). Southern Community shareholders may elect to receive their payment in cash or stock, subject to the requirement that the total consideration will consist of 40% cash and 60% stock. No fractional shares of CBF common stock will be issued in the Merger, with holders receiving cash (without interest) in lieu of fractional shares.

Each outstanding option to purchase shares of Southern Community common stock will be vested prior to the Merger and be paid in cash equal to the difference between the exercise price of the option and $2.875 and each share of Southern Community restricted stock will vest immediately prior to the Merger and all restrictions will immediately lapse. If holders of Southern Community Common Stock would be entitled to any fractional shares of CBF Common Stock, each holder who would otherwise have been entitled to a fraction of a share of CBF Common Stock shall be entitled to receive cash (without interest) in lieu of such fractional shares.

Southern Community shareholders will also be granted one non-transferable contingent value right (“CVR”) per share, with each CVR eligible to receive a cash payment equal to 75% of the excess, if any, of (i) $87 million over (ii) the amount of credit losses from Southern Community’s cumulative legacy loan portfolio and foreclosed assets for a period of five years from the closing date of the Merger, with a maximum payment of $1.30 per CVR. Payout of the CVR will be overseen by a special committee of the CBF Board. Southern Community shareholders may also receive an additional cash payment based on the terms of a potential repurchase by CBF of the preferred stock issued by Southern Community to the United States Department of the Treasury.

Upon the closing of the Merger, Dr. William G. Ward, Sr., the Chairman of Southern Community’s Board of Directors, will join the Board of Directors of both CBF and its subsidiary bank (“Capital Bank”), and James G. Chrysson, the Vice Chairman of the Board of Southern Community, will join the Board of Capital Bank.

The obligations of Southern Community and CBF to consummate the merger are subject to certain conditions, including: (i) approval of the Merger by the shareholders of Southern Community; (ii) the effectiveness of CBF’s registration statement on Form S-1 filed in connection with the planned initial public offering of shares by CBF, and of a registration statement for the CBF common stock to be issued in the Merger; (iii) receipt of required regulatory approvals (and in CBF’s case, without the imposition of an unduly burdensome regulatory condition); (iv) the absence of any injunction or similar restraint enjoining or making illegal consummation of the Merger or any of the other transactions contemplated by the Agreement; (v) the continuing material truth and accuracy of representations and warranties made by the parties in the Agreement; and (vi) the performance in all material respects by each of the parties of its covenants under the Agreement. Some of these conditions may be waived by the party for whose benefit they were included in the Agreement. CBF’s obligation to close is subject to certain additional conditions, including the absence of a material adverse effect on Southern Community, the amendment or waiver of certain of Southern Community’s compensation-related agreements, and approval of the listing of the CBF common stock to be issued in the Merger.

The Agreement may be terminated, before or after receipt of shareholder approval, in certain circumstances, including: (i) upon the mutual consent of the parties; (ii) failure to obtain any required regulatory approval; (iii) by either party if the Merger is not consummated on or before September 26, 2012 if such failure is not caused by material breach of the Agreement; (iv) by either party if there is a material breach of the other party’s representations, warranties, or covenants, and the breach or change that is not cured within 30 days following notice by the complaining party to the complaining party’s reasonable satisfaction; (v) by CBF if Southern Community’s Board fails to recommend that shareholders approve the Agreement and the Merger, changes such recommendation or breaches certain non-solicitation covenants with respect to third party proposals; or (vi) by either party if the shareholders of Southern Community fail to approve the Agreement.

Under certain circumstances, Southern Community will be obligated to pay CBF a termination fee of $4 million and reimburse CBF up to $1 million for all expenses incurred by it in connection with the Agreement and the transactions contemplated thereby.

Note 3 – Investment Securities

The following is a summary of the securities portfolio by major classification at the dates presented.

	March 31, 2012
		Gross Unrealized	Gross Unrealized
	Amortized Cost	Gains	Losses	Fair Value
	(Amounts in thousands)
Securities available for sale:
US Government agencies	$23,958	$2	$160	$23,800
Asset-backed securities
Residential mortgage-backed securities	188,690	2,314	108	190,896
Collateralized mortgage obligations	27,672	233	810	27,095
Small Business Administration loan pools	65,076	739	78	65,737
Student loan pools	8,730	-	89	8,641
Municipals	25,410	2,150	-	27,560
Trust preferred securities	3,250	-	918	2,332
Corporate bonds	4,213	-	688	3,525
Other	1,000	-	9	991
	$347,999	$5,438	$2,860	$350,577

Securities held to maturity:
Mortgage-backed securities
Residential mortgage-backed securities	$428	$30	$-	$458
Small Business Administration loan pools	4,660	241	-	4,901
Municipals	32,788	2,309	-	35,097
Trust preferred securities	8,597	59	123	8,533
Corporate bonds	5,787	-	567	5,220
	$52,260	$2,639	$690	$54,209

	December 31, 2011
		Gross Unrealized	Gross Unrealized
	Amortized Cost	Gains	Losses	Fair Value
	(Amounts in thousands)
Securities available for sale:
US Government agencies	$34,660	$69	$-	$34,729
Asset-backed securities
Residential mortgage-backed securities	185,838	1,713	245	187,306
Collateralized mortgage obligations	28,089	450	1,447	27,092
Small Business Administration loan pools	67,507	637	76	68,068
Student loan pools	8,903	-	1	8,902
Municipals	26,981	2,239	-	29,220
Trust preferred securities	3,250	-	929	2,321
Corporate Bonds	4,213	-	554	3,659
Other	1,000	1	-	1,001
	$360,441	$5,109	$3,252	$362,298

Securities held to maturity:
Mortgage-backed securities
Residential mortgage-backed securities	$474	$34	$-	$508
Small Business Administration loan pools	4,928	230	-	5,158
Municipals	33,214	1,904	1	35,117
Corporate bonds	5,787	-	1,056	4,731
	$44,403	$2,168	$1,057	$45,514

Residential mortgage-backed securities and collateralized mortgage obligations are primarily government sponsored (GSE) agency issued whose underlying collateral are prime residential mortgage loans. The Company’s municipal securities are composed of geographic concentrations of 94.4% North Carolina, 3.2% of Texas independent school districts and less than 2.4% in other states. As the Company’s investment policy limits the purchase of municipal securities to “A” rated or better, the municipal investment portfolio segment has 98.4% of this portfolio rated “A” or better.

Note 3 – Investment Securities (continued)

For the three months ended March 31, 2012 and 2011, sales of securities available for sale resulted in gross realized gains of $301 thousand and $944 thousand, respectively, and realized losses of $38 thousand and none, respectively, for each period. These investment sales generated $62.0 million and $51.7 million in proceeds during these respective periods.

The following table shows the gross unrealized losses and fair values for our investments and length of time that the individual securities have been in a continuous unrealized loss position.

	March 31, 2012
	Less than 12 Months		12 Months or More		Total
		Unrealized		Unrealized		Unrealized
	Fair Value	losses	Fair Value	losses	Fair Value	losses
	(Amounts in thousands)
Securities available for sale:
US Government agencies	$22,021	$160	$-	$-	$22,021	$160
Asset-backed securities
Residential mortgage-backed securities	30,158	108	-	-	30,158	108
Collateralized mortgage obligations	12,798	810	-	-	12,798	810
Small Business Administration loan pools	14,481	77	534	1	15,015	78
Student loan pools	8,641	89	-	-	8,641	89
Trust preferred securities	-	-	2,332	918	2,332	918
Corporate bonds	-	-	3,525	688	3,525	688
Other	1,000	9	-	-	1,000	9

Total temporarily impaired securities	$89,099	$1,253	$6,391	$1,607	$95,490	$2,860

Securities held to maturity:
Trust preferred securities	$4,830	$123	$-	$-	$4,830	$123
Corporate bonds	-	-	5,220	567	5,220	567

Total temporarily impaired securities	$4,830	$123	$5,220	$567	$10,050	$690

	December 31, 2011
	Less than 12 Months		12 Months or More		Total
		Unrealized		Unrealized		Unrealized
	Fair Value	losses	Fair Value	losses	Fair Value	losses
	(Amount in thousands)
Securities available for sale:
Asset-backed securities
Residential mortgage-backed securities	$54,446	$245	$-	$-	$54,446	$245
Collateralized mortgage obligations	12,248	1,447	-	-	12,248	1,447
Small Business Administration loan pools	12,309	74	686	2	12,995	76
Student loan pools	8,902	1	-	-	8,902	1
Municipals	6	-	-	-	6	-
Trust preferred securities	-	-	2,321	929	2,321	929
Corporate bonds	-	-	3,659	554	3,659	554

Total temporarily impaired securities	$87,911	$1,767	$6,666	$1,485	$94,577	$3,252

Securities held to maturity:
Municipals	$-	$-	$967	$1	$967	$1
Corporate bonds	-	-	4,731	1,056	4,731	1,056

Total temporarily impaired securities	$-	$-	$5,698	$1,057	$5,698	$1,057

Note 3 – Investment Securities (continued)

In evaluating investment securities for “other-than-temporary impairment” losses, management considers, among other things, (i) the length of time and the extent to which the investment is in an unrealized loss position, (ii) the financial condition and near term prospects of the issuer, and (iii) the intent and ability of the Company to retain its investment in the issuer for a sufficient period of time to allow for any anticipated recovery of unrealized loss. At March 31, 2012, there were five investment securities with aggregate fair values of $11.6 million in an unrealized loss position for at least twelve months including one trust preferred security valued at $2.2 million with a $840 thousand unrealized loss due to changes in the level of market interest rates. The security has a variable rate based on LIBOR which had declined steadily throughout 2009 and has stabilized during 2010, 2011 and the first three months of 2012. The fair value of this security increased from the prior quarter and the unrealized loss remained significant. Based on the nature of these securities and the continued timely receipt of scheduled payments, we believe the decline in value to be solely due to changes in interest rates and the general economic conditions and not deterioration in their credit quality. We have the intention and ability to hold these securities for a period of time sufficient to allow for their recovery in value or until maturity. The unrealized losses on the securities available for sale are reflected in other comprehensive income.

The amortized cost and fair values of securities available for sale and held to maturity at March 31, 2012 by contractual maturity are shown below. Actual expected maturities may differ from contractual maturities because issuers may have the right to call or prepay the obligation.

	March 31, 2012
	Securities Available for Sale		Securities Held to Maturity
	Amortized		Amortized
	Cost	Fair Value	Cost	Fair Value
	(Amount in thousands)

US Government Agencies
Due after one but through five years	$1,000	$1,001	$-	$-
Due after five but through ten years	777	778	-	-
Due after ten years	22,181	22,020	-	-
Municipals
Due within one year	364	364	-	-
Due after one but through five years	446	449	1,722	1,804
Due after five but through ten years	355	370	4,448	4,732
Due after ten years	24,245	26,377	26,618	28,561
Trust preferred securities
Due after ten years	3,250	2,333	8,597	8,533
Corporate bonds
Due after five but through ten years	4,213	3,525	5,787	5,220
Other
Due after five but through ten years	1,000	991	-	-
Asset-backed securities
Residential mortgage-backed securities	188,690	190,896	428	458
Collateralized mortgage obligations	27,672	27,095	-	-
Small Business Administration loan pools	65,076	65,737	4,660	4,901
Student loan pools	8,730	8,641	-	-

	$347,999	$350,577	$52,260	$54,209

Federal Home Loan Bank Stock

As disclosed separately on our statements of financial condition, the Company has an investment in Federal Home Loan Bank of Atlanta (“FHLB”) stock of $6.8 million at March 31, 2012 and December 31, 2011. The Company carries its investment in FHLB at its cost which is the par value of the stock. Based on current borrowings, the FHLB periodically repurchases excess stock from the Company at par value as the stock is not actively traded and does not have a quoted market price. The FHLB paid a quarterly cash dividend to its members for the second quarter of 2009. Management believes that the investment in FHLB stock was not impaired as of March 31, 2012.

Note 4 – Loans

Following is a summary of loans by loan class:

	At March 31, 2012		At December 31, 2011
		Percent		Percent
	Amount	of Total	Amount	of Total
		(Amounts in thousands)
Commercial real estate	$382,776	41.1%	$387,275	40.8%
Commercial
Commercial and industrial	82,335	8.8%	85,321	9.0%
Commercial line of credit	46,508	5.0%	44,574	4.7%
Residential real estate
Residential construction	101,551	10.9%	101,945	10.7%
Residential lots	42,924	4.6%	45,164	4.8%
Raw land	16,144	1.7%	17,488	1.8%
Home equity lines	93,247	10.0%	95,136	10.0%
Consumer	165,860	17.9%	173,119	18.2%

Subtotal	$931,345	100%	$950,022	100%
Less: Allowance for loan losses	(24,181)		(24,165)
Net Loans	$907,164		$925,857

Construction loans are non-revolving extensions of credit secured by real property, the proceeds of which will be used to a) finance the preparation of land for construction of industrial, commercial, residential, or farm buildings; or b) finance the on-site construction of such buildings. Construction loans are approved based on a set of projections regarding cost, time to completion, time to stabilization or sale, and availability of permanent financing. Any one of these projections may vary from actual results. Therefore, construction loans are considered based not only on the expected merits of the project itself, but also on secondary and tertiary repayment sources of the project sponsor, project sponsor expertise and experience and independent evaluation of project viability. Personal guarantees are typically required. Sources of repayment for these types of loans may be pre-committed permanent loans from approved long-term lenders, sales of developed property, or an interim loan commitment from the Company until permanent financing is obtained. These loans are closely monitored by on-site inspections to ensure that loan commitments remain in-balance with work completed to date and that adequate funds remain available to ensure completion.

Commercial real estate loans are underwritten by evaluating and understanding the borrower’s ability to generate adequate cash flow to repay the subject debt within reasonable terms. These loans are viewed primarily as cash flow loans and secondarily as loans secured by real estate. Commercial real estate lending typically involves higher loan amounts relative to equity sources of capitalization and higher debt service requirements relative to available cash flow. This heightened degree of financial and operating leverage can expose commercial real estate loans to increased sensitivity to changes in market and economic conditions. Repayment of these loans is generally largely dependent on the successful operation of the property securing the loan or the business conducted on the property securing the loan. Management monitors and evaluates commercial real estate loans based on collateral, geography, and secondary/tertiary sources of repayment of the property sponsors. Management tracks the level of owner-occupied commercial real estate loans versus non-owner occupied loans. Loans secured by owner-occupied properties are generally considered to be less sensitive to real estate market conditions, since the profitability and cash flow of the occupying business are aligned via common ownership.

Commercial and industrial loans are underwritten after evaluating and understanding the borrower’s ability to generate positive cash flow, operate profitably and prudently expand its business. Underwriting standards are designed to promote relationships to include a full range of loan, deposit, and cash management services. Underwriting processes include thorough examination of the borrower’s market, operating environment, and business model, to assess whether current and projected cash flows can reasonably be expected to present an acceptable source of repayment. Such repayments are generally sensitized with variances of growth/decline, profitability, and operating cycle changes. Secondary repayment sources, including collateral, are assessed. The level of control and monitoring over such secondary repayment sources may be impacted by the strength of the primary repayment source and the financial position of the borrower.

Note 4 – Loans (continued)

Residential lot loans are extensions of credit secured by developed tracts of land with appropriate entitlements to support construction of single family or multifamily residential buildings. Such loans were historically structured as time or term loans to finance the holding of the lot for future construction. Because the property is neither generating current income nor providing shelter, these loans have proven to be subject to a higher-than-average risk of abandonment. Extensions of credit for acquisition of finished lots are generally assessed based on the outside repayment sources readily available to the borrower in the current underwriting for such loans.

Consumer loans are originated utilizing a centralized approval process staffed by experienced consumer loan administration personnel. Policies and procedures are developed and maintained to ensure compliance with the Company’s risk management objectives and regulatory compliance requirements. This activity, coupled with relatively small loan amounts spread across many individual borrowers, minimizes risk. Additionally, trend and outlook reports are reviewed by management on a periodic basis, along with periodic review activity of particular regions and individual lenders. Loans are concentrated in home equity lines of credit and term loans secured by first or second liens on owner-occupied residential real estate.

Home Equity loans are consumer-purpose revolving or term loans secured by 1st or 2nd liens on owner-occupied residential real estate. Such loans are underwritten and approved on the same centralized basis as other consumer loans. Appropriate risk management and compliance practices are exercised to ensure that loan-to-value, lien perfection, and compliance risks are addressed and managed within the Bank’s established tolerances. The degree of utilization of revolving commitments within this asset class is reviewed monthly to identify changes in the behavior of this borrowing group.

Commercial lines of credit are underwritten according to the same standards applied to other commercial and industrial loans; with particular focus on the cash flow impact of the borrower’s operating cycle. Based on the risk profile of each borrower, an appropriate level of monitoring and servicing can be applied, such that higher risk categories involve more frequent monitoring and more involved control over the cash proceeds of asset conversion. Lower risk profiles may involve less restrictive controls and lighter servicing intensity.

Raw land loans are those secured by tracts of undeveloped raw land held for personal use or investment. Such properties are expected to be held for a period of not less than twenty-four months with no active development plan. Given the raw nature of the land, these loans are underwritten based on the ability of the borrower to service the indebtedness with sources of income unrelated to the property. Higher cash down payment and lower loan-to-value expectations are applied to such loans.

Loan origination fees and certain direct origination are capitalized and recognized as an adjustment to yield over the life of the related loan. Net unamortized deferred fees less related cost included in the above were $41 thousand at March 31, 2012 and $136 thousand at December 31, 2011.

Loans are placed in a nonaccrual status for all classes of loans when, in management’s opinion, the borrower may be unable to meet payments as they become due or payments are 90 days past due. Loans are returned to an accrual status when the borrower makes timely principal and interest payments for a period of at least six months and has demonstrated the ability to continue making scheduled payments until the loan is repaid in full.

The following is a summary of nonperforming assets at the periods presented:

	March 31,	December 31,	March 31,
	2012	2011	2011
	(Amounts in thousands)

Nonaccrual loans	$31,499	$38,715	$53,304
Restructured loans - nonaccruing	26,404	29,333	20,437
Total nonperforming loans	57,903	68,048	73,741

Foreclosed assets	24,032	19,812	23,060

Total nonperforming assets	$81,935	$87,860	$96,801

Restructured loans in accrual status not included above	$24,486	$24,202	$13,488

Note 4 – Loans (continued)

For loan modifications and in particular, troubled debt restructurings (TDRs), the Company generally utilizes its own loan modification programs whereby the borrower is provided one or more of the following concessions: interest rate reduction, extension of payment terms, forgiveness of principal or other modifications. The Company has a small residential mortgage portfolio without the need to utilize government sponsored loan modification programs. The primary factor in the pre-modification evaluation of a troubled debt restructuring is whether such an action will increase the likelihood of achieving a better result in terms of collecting the amount owed to the Bank.

As illustrated in the table below, during the three months ended March 31, 2012, the following concessions were made on 5 loans for $1.7 million (measured as a percentage of loan balances on TDRs):

•	Reduced interest rate for 2% (1 loans for $42 thousand);
•	Extension of payment terms for 96% (3 loans for $1.6 million); and
•	Forgiveness of principal for 2% (1 loan for $27 thousand).

In cases where there was more than one concession granted, the modification was classified by the more dominant concession.

The following table presents a breakdown of the types of concessions made by loan class for the three months ended March 31, 2012.

Three months ended March 31, 2012
		Pre-Modification	Post-Modification
		Outstanding	Outstanding
	Number of	Recorded	Recorded
	Loans	Investment	Investment
Below market interest rate
Commercial real estate	-	$-	$-
Commercial and industrial	-	-	-
Commercial line of credit	-	-	-
Residential construction	-	-	-
Home equity lines	-	-	-
Residential lots	-	-	-
Raw land	-	-	-
Consumer	1	42	42
Total	1	42	42

Extended payment terms
Commercial real estate	-	-	-
Commercial and industrial	2	707	707
Commercial line of credit	-	-	-
Residential construction	1	902	902
Home equity lines	-	-	-
Residential lots	-	-	-
Raw land	-	-	-
Consumer	-	-	-
Total	3	1,609	1,609

Forgiveness of principal
Commercial real estate	-	-	-
Commercial and industrial	-	-	-
Commercial line of credit	-	-	-
Residential construction	-	-	-
Home equity lines	-	-	-
Residential lots	-	-	-
Raw land	-	-	-
Consumer	1	96	27
Total	1	96	27

Total	5	$1,747	$1,678

Note 4 – Loans (continued)

During the previous twelve months ended March 31, 2012, the Company modified 103 loans in the amount of $40.9 million. Of this total, there were payment defaults (where the modified loan was past due thirty days or more) of $1.9 million, or 4.6%, during the three ended March 31, 2012.

The following table presents loans that were modified as troubled debt restructurings within the previous 12 months and for which there was a payment default (past due 30 days or more) during the three months ended March 31, 2012.

	Three Months
	Ended March 31, 2012
	Number of	Recorded
	Loans	Investment
Below market interest rate
Commercial real estate	-	$-
Commercial and industrial	-	-
Commercial line of credit	-	-
Residential construction	-	-
Home equity lines	-	-
Residential lots	1	9
Raw land	-	-
Consumer	-	-
Total	1	9

Extended payment terms
Commercial real estate	3	1,092
Commercial and industrial	1	4
Commercial line of credit	1	250
Residential construction	-	-
Home equity lines	-	-
Residential lots	1	43
Raw land	-	-
Consumer	9	487
Total	15	1,876

Forgiveness of principal
Total	-	-

Total	16	$1,885

Note 4 – Loans (continued)

Of the total of 103 loans for $40.9 million which were modified during the twelve months ended March 31, 2012, the following represents their success or failure during the year ended March 31, 2012:

•	88.7% are paying as restructured;
•	0.3% have been reclassified to nonaccrual;
•	9.7% have defaulted and/or foreclosed upon; and
•	1.3% have paid in full.

The following table presents the successes and failures of the types of modifications within the previous 12 months as of March 31, 2012.

	Paid in full		Paying as restructured		Converted to non-accrual		Foreclosure/Default
	Number	Recorded	Number	Recorded	Number	Recorded	Number	Recorded
Amounts in $ thousands	of Loans	Investment	of Loans	Investment	of Loans	Investment	of Loans	Investment
Below market interest rate	-	$-	24	$17,637	-	$-	-	$-
Extended payment terms	2	527	45	16,106	2	104	11	3,960
Forgiveness of principal	-	-	2	1,417	-	-	-	-
Other	-	-	2	1,142	-	-	-	-
Total	2	$527	73	$36,302	2	$104	11	$3,960

The following is a summary of the recorded investment in nonaccrual loans and impaired loans segregated by class of loans at the periods presented:

	March 31, 2012		December 31, 2011
	Nonaccrual	Impaired	Nonaccrual	Impaired
	Loans	Loans	Loans	Loans
	(Amounts in thousands)
Commercial real estate	$19,234	$35,159	$26,484	$39,297
Commercial and industrial	2,213	1,984	3,548	3,899
Commercial line of credit	1,079	969	1,429	1,004
Residential construction	12,653	15,750	11,491	16,619
Home equity lines	2,230	1,535	2,637	1,955
Residential lots	12,305	12,245	12,096	12,095
Raw land	234	118	1,484	1,484
Consumer	7,955	9,060	8,879	10,753

Total	$57,903	$76,820	$68,048	$87,106

The Company evaluates “impaired” loans, which includes nonperforming loans and accruing troubled debt restructured loans, having risk characteristics that are unique to an individual borrower on a loan-by-loan basis with balances above a specified level. For smaller loans, the allowance is calculated based on the credit grade utilizing historical loss experience and other qualitative factors. Included in the table below, $54.1 million out of the total of $57.9 million of nonperforming loans and $22.8 million out of the total of $24.5 million of accruing troubled debt restructured loans were individually evaluated which required a reserve of $2.2 million and $403 thousand, respectively, for a total specific ALLL of $2.6 million. The impaired loans with smaller balances ($3.8 million in nonperforming loans and $1.7 million in accruing troubled debt restructured loans) were collectively evaluated for impairment.

Note 4 – Loans (continued)

The following is a summary of loans individually or collectively evaluated for impairment, by segment, at March 31, 2012:

	Commercial		Residential
	Real		Real
	Estate	Commercial	Estate	HELOC	Consumer	Total
	(Amounts in thousands)
Ending balance: nonperforming loans individually evaluated for impairment	$17,893	$2,455	$26,036	$1,535	$6,105	$54,024

Accruing troubled debt restructured loans individually evaluated for impairment	17,266	498	2,077	-	2,955	22,796

Ending balance: total impaired loans individually evaluated for impairment	35,159	2,953	28,113	1,535	9,060	76,820

Ending balance: collectively evaluated for impairment	347,617	125,891	132,506	91,711	156,800	854,525

Ending Balance	$382,776	$128,844	$160,619	$93,246	$165,860	$931,345

The following is a summary of loans individually or collectively evaluated for impairment, by segment, at December 31, 2011:

	Commercial		Residential
	Real		Real
	Estate	Commercial	Estate	HELOC	Consumer	Total
	(Amounts in thousands)
Ending balance: nonperforming loans individually evaluated for impairment	$24,822	$3,889	$27,238	$1,955	$7,209	$65,113

Accruing troubled debt restructured loans individually evaluated for impairment	14,475	1,014	2,960	-	3,544	21,993

Ending balance: total impaired loans individually evaluated for impairment	39,297	4,903	30,198	1,955	10,753	87,106

Ending balance: collectively evaluated for impairment	347,978	124,993	134,399	93,180	162,366	862,916

Ending Balance	$387,275	$129,896	$164,597	$95,135	$173,119	$950,022

Note 4 – Loans (continued)

The following is a breakdown of impaired loans individually evaluated for impairment, by class, with and without related specific allowance at March 31, 2012:

					Quarter	Quarter
	Unpaid	Partial			Average	Interest
	Principal	Charge Offs	Recorded	Related	Recorded	Income
	Balance	To Date	Investment	Allowance	Investment	Recognized
	(Amounts in thousands)
With no related allowance recorded:

Commercial real estate	$31,461	$(8,496)	$22,965	$-	$24,022	$166
Commercial
Commercial and industrial	2,986	(1,033)	1,953	-	2,038	23
Commercial line of credit	216	-	216	-	545	1
Residential real estate
Residential construction	10,926	(1,402)	9,524	-	12,626	17
Residential lots	10,209	(3,633)	6,576	-	7,983	6
Raw land	2,720	(2,602)	118	-	119	2
Home equity lines	517	(32)	485	-	838	-
Consumer	7,239	(585)	6,654	-	7,074	40
Subtotal	66,274	(17,783)	48,491	-	55,245	255

With an allowance recorded:

Commercial real estate	12,472	(278)	12,194	1,051	12,411	119
Commercial
Commercial and industrial	36	(5)	31	6	296	-
Commercial line of credit	805	(52)	753	204	446	-
Residential real estate
Residential construction	6,906	(680)	6,226	289	3,203	4
Residential lots	5,874	(205)	5,669	541	4,235	-
Raw land	-	-	-	-	454	-
Home equity lines	1,051	(1)	1,050	376	896	-
Consumer	2,455	(49)	2,406	160	2,827	9
Subtotal	29,599	(1,270)	28,329	2,627	24,768	132

Summary
Commercial real estate	43,933	(8,774)	35,159	1,051	36,433	285
Commercial	4,043	(1,090)	2,953	210	3,325	24
Residential real estate	36,635	(8,522)	28,113	830	28,620	29
Home equity lines	1,568	(33)	1,535	376	1,734	-
Consumer	9,694	(634)	9,060	160	9,901	49

Grand Totals	$95,873	$(19,053)	$76,820	$2,627	$80,013	$387

As shown in the above table, the Company has previously taken partial charge-offs of $19.1 million on the $76.8 million in loans individually evaluated for impairment. In addition, the Company has set aside $2.6 million in specific allowance for these $28.3 million in loans.

The recorded investment in loans that were considered and collectively evaluated for impairment at March 31, 2012 and December 31, 2011 totaled $854.5 million and $862.9 million, respectively. The recorded investment in loans that were considered individually impaired at March 31, 2012 and December 31, 2011 totaled $76.8 million and $87.1 million, respectively. At March 31, 2012 and December 31, 2011, the recorded investment in impaired loans requiring a valuation allowance based on individual analysis was $28.3 million and $23.0 million, respectively, with a corresponding valuation allowance of $2.6 million and $1.6 million. No valuation allowance for the other impaired loans was considered necessary as a result of previously recognized partial charge-offs or adequate collateral coverage. No loans with deteriorated credit quality have been acquired by the Company to date.

Note 4 – Loans (continued)

The average recorded investment in impaired loans for the quarter ended March 31, 2012 and year ended December 31, 2011 was approximately $80.0 million and $84.7 million, respectively. For the three months ended March 31, 2012, the interest income recorded on accruing troubled debt restructured loans that were individually evaluated for impairment was $387 thousand. The interest income foregone for loans in a non-accrual status at March 31, 2012 and 2011 was $906 thousand and $1.2 million, respectively.

The following is a breakdown of impaired loans individually evaluated for impairment, by class, with and without related specific allowance at December 31, 2011:

					Year to Date	Year to Date
	Unpaid	Partial			Average	Interest
	Principal	Charge Offs	Recorded	Related	Recorded	Income
	Balance	To Date	Investment	Allowance	Investment	Recognized
	(Amounts in thousands)
With no related allowance recorded:

Commercial real estate	$36,251	$(7,334)	$28,917	$-	$26,846	$358
Commercial
Commercial and industrial	4,742	(1,341)	3,401	-	2,998	76
Commercial line of credit	957	(52)	905	-	1,427	-
Residential real estate
Residential construction	17,874	(2,443)	15,431	-	15,241	190
Residential lots	6,853	(2,803)	4,050	-	10,387	17
Raw land	3,808	(2,324)	1,484	-	1,467	-
Home equity lines	954	(32)	922	-	655	-
Consumer	10,501	(1,501)	9,000	-	5,211	81
Subtotal	81,940	(17,830)	64,110	-	64,232	722

With an allowance recorded:

Commercial real estate	10,710	(330)	10,380	655	8,346	420
Commercial
Commercial and industrial	498	-	498	114	1,067	14
Commercial line of credit	99	-	99	99	482	-
Residential real estate
Residential construction	1,348	(160)	1,188	102	2,602	17
Residential lots	9,080	(1,035)	8,045	161	3,843	32
Raw land	-	-	-	-	144	-
Home equity lines	1,033	-	1,033	387	1,027	-
Consumer	1,839	(86)	1,753	90	2,921	80
Subtotal	24,607	(1,611)	22,996	1,608	20,432	563

Summary
Commercial real estate	46,961	(7,664)	39,297	655	35,192	778
Commercial	6,296	(1,393)	4,903	213	5,974	90
Residential real estate	38,963	(8,765)	30,198	263	33,684	256
Home equity lines	1,987	(32)	1,955	387	1,682	-
Consumer	12,340	(1,587)	10,753	90	8,132	161

Grand Totals	$106,547	$(19,441)	$87,106	$1,608	$84,664	$1,285

Note 4 – Loans (continued)

The following is an aging analysis of past due financing receivables by class at March 31, 2012:

							Recorded
							Investment
	30-59	60-89	Greater			Total	90 Days or
	Days	Days	than 90	Total Past		Financing	more and
	Past Due	Past Due	Days (1)	Due	Current	Receivables	Accruing
	(Amounts in thousands)
Commercial real estate	$403	$-	$19,234	$19,637	$363,139	$382,776	$-
Commercial and industrial	697	-	2,213	2,910	79,425	82,335	-
Commercial line of credit	132	31	1,079	1,242	45,266	46,508	-
Residential construction	-	-	12,653	12,653	88,898	101,551	-
Home equity lines	1,147	15	2,230	3,392	89,855	93,247	-
Residential lots	-	-	12,305	12,305	30,619	42,924	-
Raw land	18	-	234	252	15,892	16,144	-
Consumer	713	1,352	7,955	10,020	155,840	165,860	-

Total	$3,110	$1,398	$57,903	$62,411	$868,934	$931,345	$-

Percentage of total loans	0.33%	0.15%	6.22%	6.70%	93.30%

The following is an aging analysis of past due financing receivables by class at December 31, 2011:

							Recorded
							Investment
	30-59	60-89	Greater			Total	90 Days or
	Days	Days	than 90	Total Past		Financing	more and
	Past Due	Past Due	Days (1)	Due	Current	Receivables	Accruing
	(Amounts in thousands)
Commercial real estate	$376	$265	$26,484	$27,125	$360,150	$387,275	$-
Commercial and industrial	308	7	3,548	3,863	81,458	85,321	-
Commercial line of credit	50	35	1,429	1,514	43,060	44,574	-
Residential construction	-	-	11,491	11,491	90,454	101,945	-
Home equity lines	248	171	2,637	3,056	92,080	95,136	-
Residential lots	-	-	12,096	12,096	33,068	45,164	-
Raw land	-	-	1,484	1,484	16,004	17,488	-
Consumer	2,839	932	8,879	12,650	160,469	173,119	-

Total	$3,821	$1,410	$68,048	$73,279	$876,743	$950,022	$-

Percentage of total loans	0.40%	0.15%	7.16%	7.71%	92.29%

(1) As the Company has no loans past due 90 or more days and still accruing, this category only includes nonaccrual loans.

Note 5 – Allowance for Loan Losses

An analysis of the allowance for loan losses is as follows:

	Three Months Ended
	March 31,
	2012	2011
	(Amounts in thousands)
Balance at beginning of period	$24,165	$29,580
Provision for loan losses	2,900	4,100
Charge-offs	(3,568)	(7,086)
Recoveries	684	1,070
Net charge-offs	(2,884)	(6,016)
Balance at end of period	$24,181	$27,664

Note 5 – Allowance for Loan Losses (continued)

The following table shows, an analysis of the allowance for loan losses by loan segment, for the three months ended March 31, 2012.

	Commercial		Residential
	Real		Real
	Estate	Commercial	Estate	HELOC	Consumer	Total
	(Amounts in thousands)
Allowance for credit losses:
Beginning balance	$9,076	$3,036	$7,258	$1,412	$3,383	$24,165
Provision	1,368	816	1,126	(137)	(273)	2,900
Charge-offs	(1,727)	(900)	(572)	(12)	(357)	(3,568)
Recoveries	208	140	49	3	284	684
Ending balance	$8,925	$3,092	$7,861	$1,266	$3,037	$24,181

For nonperforming loans requiring specific ALLL	694	210	829	376	115	$2,224

For accruing troubled debt restructured loans requiring specific ALLL	357	-	1	-	45	403

Ending balance: requiring specific ALLL	$1,051	$210	$830	$376	$160	$2,627

Ending balance: general ALLL	$7,874	$2,882	$7,031	$890	$2,877	$21,554

The following table shows the breakdown of the allowance for loan losses by component loan segment at March 31, 2011.

	Commercial		Residential
	Real		Real
	Estate	Commercial	Estate	HELOC	Consumer	Total
			(Amounts in thousands)
Allowance for credit losses:
Beginning balance	$6,703	$4,154	$13,534	$1,493	$3,696	$29,580
Provision	921	128	1,441	804	806	4,100
Charge-offs	(1,897)	(765)	(2,203)	(541)	(1,680)	(7,086)
Recoveries	535	76	325	3	131	1,070
Ending balance	$6,262	$3,593	$13,097	$1,759	$2,953	$27,664

For nonperforming loans requiring specific ALLL	$350	$510	$1,511	$287	$243	$2,901

For accruing troubled debt restructured loans requiring specific ALLL	121	1	-	-	41	163

Ending balance: requiring specific ALLL	$471	$511	$1,511	$287	$284	$3,064

Ending balance: general ALLL	$5,791	$3,082	$11,586	$1,472	$2,669	$24,600

Note 5 – Allowance for Loan Losses (continued)

Credit Quality Indicators. As part of the on-going monitoring of the credit quality of the Company’s loan portfolio, management tracks certain credit quality indicators including trends related to (i) the weighted-average risk grade of commercial loans, (ii) the level of classified commercial loans, (iii) net charge-offs, (iv) nonperforming loans (see details above) and (v) the general economic conditions in its market areas.

The Company utilizes a risk grading matrix to assign a risk grade to each of its commercial loans. Loans are graded on a scale of 1 to 9. A description of the general characteristics of the 9 risk grades is as follows:

•	Grades 1, 2 and 3 – Better Than Average Risk – Borrowers assigned any one of these ratings would generally be characterized as representing better than average risk. Access to alternate sources of traditional bank financing is evident; secondary repayment sources are sufficient to protect against the risk of principal or income loss.

•	Grade 4 – Average Risk – Borrowers assigned this rating would generally be characterized as representing average risk. Access to alternate sources of traditional bank financing is evident; secondary repayment sources are sufficient to protect against the risk of principal or income loss. Or, the risk attributable to a marginally sufficient primary repayment source is mitigated by liquid collateral in amounts which, discounted for normal fluctuations in market value, are sufficient to protect against the risk of principal or income loss.

•	Grade 5 – Acceptable Risk/Watch – Loans where the borrower’s ability to repay from primary (intended) repayment source is not clearly sufficient to ensure performance as contracted; however, the loan is performing as contracted, secondary repayment sources are clearly sufficient to protect against the risk of principal or income loss, and the Bank can reasonably expect that the circumstances causing the repayment concern will be resolved. Access to alternate financing sources exists, but may be limited to institutions specializing in higher risk financing.

•	Grade 6 – Special Mention – This would include “Other Assets Especially Mentioned” (OAEM). OAEM are currently protected but potentially weak, they are characterized by undue and unwarranted credit risk but not to the point of justifying a classification of substandard. Potential weakness may weaken the asset or inadequately protect the Bank’s credit position at some future date if not corrected. Evidence that the risk is increasing beyond that at which the loan originally would have been granted. Loans, where adverse economic conditions that develop subsequent to the loan origination that do not jeopardize liquidation of the debt but do increase the level of risk, may also warrant this rating.

•	Grade 7 – Substandard – A substandard loan is inadequately protected by the current net worth and paying capacity of the obligor or by the value of the collateral pledged, if any. There is a distinct possibility that the Bank will sustain some loss if the deficiencies are not corrected. Loans in this category are characterized by deterioration in quality exhibited by any number of well-defined weaknesses requiring corrective action. Examples include high debt to net worth ratios, declining or negative earnings trends, declining or inadequate liquidity, improper loan structure and questionable repayment sources. Near term improvement is questionable.

•	Grade 8 – Doubtful – Loans classified as doubtful have all the weaknesses inherent in loans classified substandard, plus the added characteristic that the weaknesses make collection or liquidation in full on the basis of currently existing facts, conditions and values highly questionable and improbable. Some loss of principal is expected, however, the amount of such loss cannot be fully determined at this time. Factors such as equity injection, alternative financing, liquidation of assets or the pledging of additional collateral can impact the loan. All loans in this category are to immediately be placed on non-accrual with all payments applied to principal until such time as the potential loss exposure is eliminated.

•	Grade 9 – Loss – Loans classified as loss are considered uncollectable and of such little value that there continuance as bankable assets is not warranted. This classification does not mean that the asset has absolutely no recovery or salvage value, but rather that it is not practical or desirable to defer writing off this worthless loan even though partial recovery may be affected in the future.

Note 5 – Allowance for Loan Losses (continued)

Loan grades for all commercial loans are established at the origination of the loan. Non-commercial loans are graded as a 4 at origination date as these loans are determined to be “pass graded” loans. These non-commercial loans may subsequently require a different risk grade if the credit department has evaluated the credit and determined it necessary to reclassify the loan. Loan grades are reviewed on a quarterly basis, or more frequently if necessary, by the credit department. Typically, an individual loan grade will not be changed from the prior period unless there is a specific indication of credit deterioration or improvement. Credit deterioration is evidenced by delinquency, direct communications with the borrower, or other borrower information that becomes public. Credit improvements are evidenced by known factors regarding the borrower or the collateral property.

The loan grades relate to the likelihood of losses in that the higher the grade, the greater the loss potential. Loans with a grade of 1 to 5 are believed to have some inherent losses in the portfolios, but to a lesser extent than the other loan grades. Acceptable or better risk (1 to 5) graded loans might have a zero percent loss based on historical experience and current market trends. The special mention or OAEM loan grade is transitory in that the Company is waiting on additional information to determine the likelihood and extent of the potential losses. However, the likelihood of loss is greater than Watch grade because there has been measurable credit deterioration. Loans with a substandard grade are generally loans the Company has individually analyzed for potential impairment. The Doubtful graded loans and the Loss graded loans are to a point that the Company is almost certain of the losses, and the unpaid principal balances are generally charged-off.

The Company’s allowance for loan losses (“ALLL”) is established through charges to earnings in the form of a provision for loan losses. We increase our allowance for loan losses by provisions charged to operations and by recoveries of amounts previously charged off and we reduce our allowance by loans charged off. In evaluating the adequacy of the allowance, we consider the growth, composition and industry diversification of the portfolio, historical loan loss experience, current delinquency levels, trends in past dues and classified assets, adverse situations that may affect a borrower’s ability to repay, estimated value of any underlying collateral, prevailing economic conditions and other relevant factors derived from our history of operations. Management is continuing to closely monitor the value of real estate serving as collateral for our loans, especially lots and land under development, due to continued concern that the low level of real estate sales activity will continue to have a negative impact on the value of real estate collateral. In addition, depressed market conditions have adversely impacted, and may continue to adversely impact, the financial condition and liquidity position of certain of our borrowers. Additionally, the value of commercial real estate collateral may come under further pressure from weak economic conditions and prevailing unemployment levels. The methodology and assumptions used to determine the allowance are continually reviewed as to their appropriateness given the most recent losses realized and other factors that influence the estimation process. The model assumptions and resulting allowance level are adjusted accordingly as these factors change. The Company incorporates certain refinements and improvements to its allowance for loan losses methodology from time to time. During 2011, the Company made the following refinements in its allowance methodology. First, the Company individually evaluated accruing TDR loans for impairment which at March 31, 2012 amounted to $22.8 million in accruing TDR loans requiring a specific allowance of $403 thousand. Second, the use of a loan migration factor by risk grade as an increment to historical loss experience was discontinued in the general (FAS 5) loss allowance calculation because of the lack of statistically meaningful supporting data. Third, we enhanced the use of qualitative and quantitative factors to further evaluate the portfolio risk. Except for the impact of the first refinement noted above, the effects of these refinements were offsetting and minimally affected the total allowance.

Note 5 – Allowance for Loan Losses (continued)

The ALLL consists of two major components: specific valuation allowances and a general valuation allowance. The Bank’s format for the calculation of ALLL begins with the evaluation of individual loans considered impaired. For the purpose of evaluating loans for impairment, loans are considered impaired when it is considered probable that all amounts due under the contractual terms of the loan will not be collected when due (minor shortfalls in amount or timing excepted). The Bank has established policies and procedures for identifying loans that should be considered for impairment. Loans are reviewed through multiple means such as delinquency management, credit risk reviews, watch and criticized loan monitoring meetings and general account management. Loans that are outside of the Bank’s established criteria for evaluation may be considered for impairment testing when management deems the risk sufficient to warrant this approach. For loans determined to be impaired, the specific allowance is based on the most appropriate of the three measurement methods: present value of expected future cash flows, fair value of collateral, or the observable market price of a loan method. While management uses the best information available to make evaluations, future adjustments to the allowance may be necessary if conditions differ substantially from the assumptions used in making the evaluations. Once a loan is considered individually impaired, it is not included in other troubled loan analysis, even if no specific allowance is considered necessary.

In addition to the evaluation of loans for impairment, the Company calculates loan loss exposure on the remaining loans (not evaluated for impairment) by applying the applicable historical loan loss experience of the loan portfolio to provide for probable losses in the loan portfolio through the general valuation allowance. These loss factors are based on an appropriate loss history for each major loan segment more heavily weighted for the most recent twelve months historical loss experience to reflect current market conditions. In addition, the Company assigns additional general allowance requirements utilizing qualitative risk factors related to economic and portfolio trends that are pertinent to the underlying risks in each major loan segment in estimating the general valuation allowance. This methodology allows the Company to focus on the relative risk and the pertinent factors for the major loan segments of the Company.

The following is a summary of credit exposure segregated by credit risk profile by internally assigned grade by class at March 31, 2012 and December 31, 2011:

	Commercial Real Estate		Commercial and Industrial		Commercial Lines of Credit
	March 31,	December 31,	March 31,	December 31,	March 31,	December 31,
	2012	2011	2012	2011	2012	2011
	(Amounts in thousands)
Acceptable Risk or Better	$269,687	$261,287	$57,584	$57,563	$39,273	$37,883
Special Mention	35,996	49,179	11,202	10,804	3,910	2,796
Substandard	68,843	76,701	13,232	16,526	2,908	3,765
Doubtful	8,250	108	317	428	417	130
Total	$382,776	$387,275	$82,335	$85,321	$46,508	$44,574

	Residential Construction		Home Equity Lines		Consumer
	March 31,	December 31,	March 31,	December 31,	March 31,	December 31,
	2012	2011	2012	2011	2012	2011
	(Amounts in thousands)
Acceptable Risk or Better	$64,807	$62,382	$85,324	$87,325	$129,153	$139,491
Special Mention	9,500	11,212	2,955	2,362	17,780	13,147
Substandard	27,244	28,351	4,968	5,449	18,927	20,481
Total	$101,551	$101,945	$93,247	$95,136	$165,860	$173,119

	Residential Lots		Raw Land
	March 31,	December 31,	March 31,	December 31,
	2012	2011	2012	2011
		(Amounts in thousands)
Acceptable Risk or Better	$9,742	$10,451	$12,174	$11,807
Special Mention	4,641	5,612	782	976
Substandard	28,541	29,101	3,188	4,705
Total	$42,924	$45,164	$16,144	$17,488

Note 6 – Borrowings

The following is a summary of our borrowings at March 31, 2012 and December 31, 2011:

	March 31,	December 31,
	2012	2011
	(Amounts in thousands)
Short-term borrowings
FHLB advances	$35,000	$5,000
Repurchase agreements	27,145	28,629
	$62,145	$33,629

Long-term borrowings
FHLB advances	$41,593	$71,637
Term repurchase agreements	60,000	60,000
Jr. subordinated debentures	45,877	45,877
	$147,470	$177,514

See Note 8 for discussion on deferral of interest payments on subordinated debentures.

Note 7 – Non-Interest Income and Other Non-Interest Expense

The major components of other non-interest income are as follows:

	Three Months Ended
	March 31,
	2012	2011
	(Amounts in thousands)
Increase in cash surrender value of life insurance	254	266
Gain (loss) and net cash settlement on economic hedges	85	(605)
Other	263	237

	$602	$(102)

The major components of other non-interest expense are as follows:

	Three Months Ended
	March 31,
	2012	2011
	(Amounts in thousands)
Postage, printing and office supplies	$165	$171
Telephone and communication	216	248
Advertising and promotion	228	231
Data processing and other outsourced services	257	171
Professional services	442	833
Debit card expense	253	216
Gain on sales of foreclosed assets	(73)	(280)
Other	1,272	1,351

	$2,760	$2,941

Note 8 – Regulatory Matters

Regulatory Actions and Management’s Compliance Efforts

On February 25, 2011, the Bank entered into a Consent Order with the Federal Deposit Insurance Corporation (“FDIC”) and the North Carolina Commission of Banks (“NCCOB”). Under the terms of the Consent Order among other things, the Bank has agreed to:

•	Strengthen Board oversight of the management and operations of the Bank;
•	Comply with minimum capital requirements of 8% Tier 1 leverage capital and 11% total risk-based capital;
•	Formulate and implement a plan to reduce the Bank’s risk exposure in assets classified “Substandard or Doubtful” in the FDIC’s most recent report of examination by 15% in 180 days, 35% in 360 days, 60% in 540 days and 75% in 720 days;
•	Within 90 days, implement effective lending and collection policies;
•	Not pay cash dividends without the prior written approval of the FDIC and the Commissioner; and
•	Neither renew, rollover or accept any brokered deposits without obtaining a waiver from the FDIC.

On June 23, 2011, the Company entered into a Written Agreement with the Federal Reserve Bank of Richmond under which the Company agreed to, among other things:

•	Not, directly or indirectly, do the following without the prior approval of the Federal Reserve:
—	Declare or pay dividends on its, common or preferred stock;
—	Make any distributions of interest or principal on trust preferred securities;
—	Incur, increase or guarantee any debt; and
—	Purchase or redeem any shares of its stock.
•	Formulate and implement a written plan to maintain sufficient capital at the Company on a consolidated basis.

As previously reported, the Company suspended the payment of quarterly cash dividends on the preferred stock issued to the US Treasury and the Company elected to defer the payment of quarterly scheduled interest payments on both issues of junior subordinated debentures, relating to its outstanding trust preferred securities. The Company continues to account for the obligation for the preferred dividend to the US Treasury and the interest due on the subordinated debentures. Although the Company has suspended the declaration and payment of preferred stock dividends at the present time, net income (loss) available to common shareholders reflects the dividends as if declared because of their cumulative nature. As of March 31, 2012, the cumulative amount of dividends owed to the US Treasury and the cumulative amount of interest due on the subordinated debentures were $3.2 million and $3.7 million, respectively.

The Bank has already undertaken the following actions, among others, to comply with the Consent Order:

•	The Bank has exceeded all minimum capital requirements of the Consent Order.
•	As of March 31, 2012, the Bank reduced its risk exposure to adversely classified assets identified in the Bank’s June 30, 2010 Report of Examination by an amount (52%) exceeding its scheduled reduction of 35% at its second measurement point (by the one year anniversary of the Consent Order, February 25, 2012).

The process of responding to the provisions of the Consent Order is well underway. To date, management believes that the Company’s compliance efforts have been satisfactory and within the scheduled time frames. Compliance efforts remain ongoing.

Note 8 – Regulatory Matters (continued)

The Consent Order, as set forth above, requires the Bank to achieve and maintain minimum capital requirements of 8% Tier 1 (leverage) capital and total risk-based capital of 11%. As shown in the table below, the Bank had regulatory capital in excess of the Consent Order requirements as of March 31, 2012.

The minimum capital requirements to be characterized as “well capitalized”, as defined by regulatory guidelines, the capital requirements pursuant to the Consent Order and the Bank’s actual capital ratios were as follows for March 31, 2012:

		Minimum Regulatory Requirement
		"Well	Pursuant to
Captial ratios	Bank	Capitalized"	Consent Order
Total risk-based	14.16%	10%	11%
Tier 1 risk-based	12.90%	6%	N/A
Tier 1 leverage	9.36%	5%	8%

If the Bank fails to comply with the minimum capital levels in the Consent Order, the Bank may be subject to further restrictions, the extent of which is dependent upon the magnitude of noncompliance. A bank may be prohibited from engaging in a new line of business, acquiring any interest in any company or insured depository institution, or opening or acquiring a new branch office, except under certain circumstances, including the acceptance by the FDIC of a capital restoration plan for the bank. Therefore, failure to maintain adequate capital could have a material adverse effect on operations.

Failure by the Bank to comply with the requirements set forth in the Consent Order may result in further adverse regulatory actions, sanctions, and restrictions on the Bank’s activities, which could have a material adverse effect on the business, future prospects, financial condition or results of operations of the Bank and the Company.

As a bank holding company subject to regulation by the Federal Reserve, the Company must comply with regulatory capital ratios. Under the June 23, 2011 Written Agreement, there were no minimum regulatory ratios imposed by the Federal Reserve. In the written capital plan submitted to the Federal Reserve in June 2011, the Company set the regulatory well capitalized minimum requirements as its capital targets. As of March 31, 2012, the Company’s capital exceeded the minimum requirements for a “well capitalized” bank holding company. Information regarding the Company’s capital at March 31, 2012 is set forth below:

			Minimum
	Actual		"Well Capitalized"
Captial ratios	Amount	Ratio	Requirements
Total risk-based	$156,936	14.49%	10%
Tier 1 risk-based	129,847	11.99%	6%
Tier 1 leverage	129,847	8.71%	5%

Note 9 – Cumulative Perpetual Preferred Stock

Under the United States Treasury’s Capital Purchase Program (CPP), the Company issued $42.75 million to the United States Treasury in Cumulative Perpetual Preferred Stock, Series A, on December 5, 2008. In addition, the Company provided warrants to the Treasury to purchase 1,623,418 shares of the Company’s common stock at an exercise price of $3.95 per share. These warrants are immediately exercisable and expire ten years from the date of issuance. The preferred stock is non-voting, other than having class voting rights on certain matters, and pays cumulative dividends quarterly at a rate of 5% per annum for the first five years and 9% per annum thereafter. The preferred shares are redeemable at the option of the Company subject to regulatory approval.

In February 2011, the Company suspended the payment of quarterly cash dividends to the US Treasury on this preferred stock. Although the Company has suspended the declaration and payment of preferred stock dividends at the present time, net income (loss) available to common shareholders reflects the dividends as if declared because of their cumulative nature. As of March 31, 2012, the total amount of cumulative dividends and interest owed to the US Treasury was $3.2 million. If the Company defers more than six quarterly payments to the US Treasury, then the US Treasury will have the right to elect two new board members. Directors elected by the US Treasury may not have the same interests as other shareholders and may desire the Company to take certain actions not supported by other shareholders. There can be no assurances that directors elected to represent the US Treasury would be supportive of our management’s business plans or the interests of other shareholders. Therefore, the election of directors to represent the US Treasury could have a material adverse effect on our business or the direction of its future prospects. As a part of the merger with Capital Bank, it is expected that the Treasury’s investment in the Company’s preferred stock will be redeemed.

As a condition of the CPP, the Company must obtain consent from the United States Department of the Treasury to repurchase its common stock or to increase its cash dividend on its common stock from the September 30, 2008 quarterly level of $0.04 per common share. Furthermore, the Company has agreed to certain restrictions on executive compensation. Under the American Recovery and Reinvestment Act of 2009, the Company is limited to using restricted stock as the form of payment to the top five highest compensated executives under any incentive compensation programs.

Note 10 - Derivatives

Derivative Financial Instruments

The Company utilizes stand-alone derivative financial instruments, primarily in the form of interest rate swap and option agreements, in its asset/liability management program. These transactions involve both credit and market risk. The Company uses derivative instruments to mitigate exposure to adverse changes in fair value or cash flows of certain assets and liabilities. Derivative instruments designated in a hedge relationship to mitigate exposure to changes in the fair value of an asset, liability, or firm commitment attributable to a particular risk, such as interest rate risk, are considered fair value hedges. Derivative instruments designated in a hedge relationship to mitigate exposure to variability in expected future cash flows, or other types of forecasted transactions, are considered cash flow hedges.

Fair value hedges are accounted for by recording the fair value of the derivative instrument and the fair value related to the risk being hedged of the hedged asset or liability on the balance sheet with corresponding offsets recorded in the income statement. The adjustment to the hedged asset or liability is included in the basis of the hedged item, while the fair value of the derivative is recorded as a freestanding asset or liability. Actual cash receipts or payments and related amounts accrued during the period on derivatives included in a fair value hedge relationship are recorded as adjustments to the income or expense on the hedged asset or liability. Cash flow hedges are accounted for by recording the fair value of the derivative instrument on the balance sheet as either a freestanding asset or liability, with a corresponding offset recorded in accumulated other comprehensive income within stockholders’ equity, net of tax. Amounts are reclassified from accumulated other comprehensive income to the income statement in the period or periods the hedged transaction affects earnings. Under both the fair value and cash flow hedge methods, derivative gains and losses not effective in hedging the change in fair value or expected cash flows of the hedged item are recognized immediately in the income statement.

The Company does not enter into derivative financial instruments for speculative or trading purposes. For derivatives that are economic hedges, but are not designated as hedging instruments or otherwise do not qualify for hedge accounting treatment, all changes in fair value are recognized in non-interest income during the period of change. The net cash settlement on these derivatives is included in non-interest income.

The Company is exposed to credit-related losses in the event of nonperformance by the counterparties to these agreements. The Company controls the credit risk of its financial contracts through credit approvals, limits and monitoring procedures and agreements that specify collateral levels to be maintained by the Company and the counterparties. These collateral levels are based on the credit rating of the counterparties and the value of the derivatives.

The Company currently has twelve derivative instrument contracts consisting of one interest rate cap, nine interest rate swaps and two foreign exchange contracts. The primary objective for each of these contracts is to minimize risk, interest rate risk being the primary risk for the interest rate cap and swaps while foreign exchange risk is the primary risk for the foreign exchange contracts. The Company’s strategy is to use derivative contracts to stabilize and improve net interest margin and net interest income currently and in future periods. In order to acquire low cost, long term funding without incurring currency risk, the Company entered into the foreign exchange contract to convert foreign currency denominated certificates of deposit into long term dollar denominated time deposits. The interest rate on the underlying certificates of deposit with an original notional value/amount of $10.0 million is based on a proprietary index (Barclays Intelligent Carry Index USD ER) managed by the counterparty (Barclays Bank). The currency swap is also based on this proprietary index.

Note 10 – Derivatives (continued)

The fair value of the Company’s derivative assets and liabilities and their related notional amounts is summarized below.

	March 31, 2012		December 31, 2011
	Fair Value	Notional Amount	Fair Value	Notional Amount
	(Amounts in thousands)
Fair value hedges
Interest rate swaps associated with deposit activities: Certificate of Deposit contracts	$378	$65,000	$436	$65,000
Currency Exchange contracts	(458)	10,000	(457)	10,000
Cash flow hedges

Interest rate swaps associated with borrowing activities: Loan contracts	(46)	35,000	-	-
Trust Preferred contracts	(143)	10,000	(202)	10,000
Interest rate cap contracts	2	12,500	9	12,500
	$(267)	$132,500	$(214)	$97,500

See Note 11 for additional information on fair values of net derivatives.

The following table further breaks down the derivative positions of the Company:

	As of March 31, 2012
	Asset Derivatives		Liability Derivatives
	Balance Sheet		Balance Sheet
	Location	Fair Value	Location	Fair Value
	(Amounts in thousands)
Derivatives designated as hedging instruments
Interest rate cap contracts	Other Assets	$2
Interest rate swap contracts	Other Assets	378	Other Liabilities	$189
Derivatives not designated as hedging instruments
Interest rate swap contracts		-	Other Liabilities	458
Total derivatives		$380		$647
Net Derivative Asset (Liability)				$(267)

	As of December 31, 2011
	Asset Derivatives		Liability Derivatives
	Balance Sheet		Balance Sheet
	Location	Fair Value	Location	Fair Value
	(Amounts in thousands)
Derivatives designated as hedging instruments
Interest rate cap contracts	Other Assets	$9
Interest rate swap contracts	Other Assets	436	Other Liabilities	$202
Derivatives not designated as hedging instruments
Interest rate swap contracts		-	Other Liabilities	457
Total derivatives		$445		$659
Net Derivative Asset (Liability)				$(214)

Note 10 – Derivatives (continued)

The tables below illustrate the effective portion of the gains (losses) recognized in other comprehensive income and the gains (losses) reclassified from accumulated other comprehensive income into earnings.

For the Three Months Ended March 31, 2012

		Location of Gain or	Amount of Gain or (Loss)
	Amount of Gain or (Loss)	(Loss) Reclassified from	Reclassified from
	Recognized in OCI on	Accumulated OCI	Accumulated OCI into
Cash Flow Hedging	Derivative (Effective	into Income	Income (Effective
Relationships	Portion)	(Effective Portion)	Portion)
(Amounts in thousands)

Interest rate contracts	$(53)	Interest Expense	$-

	Ineffective Portion		Ineffective Portion
	$59		$(70)

For the Three Months Ended March 31, 2011

		Location of Gain or	Amount of Gain or (Loss)
	Amount of Gain or (Loss)	(Loss) Reclassified from	Reclassified from
	Recognized in OCI on	Accumulated OCI	Accumulated OCI into
Cash Flow Hedging	Derivative (Effective	into Income	Income (Effective
Relationships	Portion)	(Effective Portion)	Portion)
(Amounts in thousands)

Interest rate contracts	$(1)	Interest Expense	$-

	Ineffective Portion		Ineffective Portion
	$(12)		$(74)

Prior to 2011, no gain or loss has been recognized in the income statement due to any ineffective portion of any cash flow hedging relationship. During the first quarter of 2011, the Company recorded a $384 thousand mark to market loss in the income statement on an interest rate swap relating to trust preferred securities. The Company recorded a $59 thousand gain on this swap into non-interest income during the three months ended March 31, 2012. The payment of interest on the trust preferred securities was suspended in February 2011 which resulted in the swap changing its status from effective to ineffective. The change to an ineffective status disqualified the instrument from hedge accounting and required mark to market adjustments to be included in the income statement instead of other comprehensive income as previously recorded.

Note 10 – Derivatives (continued)

The tables below show the location and amount of gains (losses) recognized in earnings for fair value hedges, the ineffective portion of cash flow hedges and other economic hedges.

.For the Three Months Ended March 31, 2012

	Location of Gain or	Amount of Gain or (Loss)
	(Loss) Recognized in	Recognized in Income on
Description	Income on Derivative	Derivative
		(Amounts in thousands)
Interest rate contracts - Not designated as hedging instruments	Other Income (Expense)	$85

Interest rate contracts - Fair value hedging relationships	Interest Income/(Expense)	$326

For the Three Months Ended March 31, 2011

	Location of Gain or	Amount of Gain or (Loss)
	(Loss) Recognized in	Recognized in Income on
Description	Income on Derivative	Derivative
		(Amounts in thousands)
Interest rate contracts - Not designated as hedging instruments	Other Income (Expense)	$(605)

Interest rate contracts - Fair value hedging relationships	Interest Income/(Expense)	$528

The interest rate swap with borrowing activities on trust preferred securities has a maturity date of September 6, 2012. The maturity date for the interest rate cap contract is February 18, 2014. The currency exchange contracts have maturity dates of November 29, 2013 and December 30, 2013. The interest rate swaps on certificates of deposit have maturity dates of July 16, 2017, January 3, 2018, January 11, 2018, July 28, 2025, August 27, 2030, September 30, 2030, October 12, 2040 and December 17, 2040. All of these swaps have the ability to be called by the counterparty prior to their maturity date. Three interest rate swaps on certificates of deposit have passed their call dates (July 28, 2011, May 27, 2011 and September 30, 2011) and are now callable quarterly. Two others have original call dates of October 14, 2014 and November 28, 2014. On April 28, 2012, an interest rate swap on certificates of deposit with a notional amount of $15.0 million was called by the counterparty.

Certain derivative liabilities were collateralized by securities, which are held by the counterparty or in safekeeping by third parties. The fair value of these securities was $5.0 million and $7.3 million at March 31, 2012 and December 31, 2011, respectively. Collateral calls can be required at any time that the market value exposure of the contracts is less than the collateral pledged. The degree of overcollateralization is dependent on the derivative contracts to which the Company is a party.

As part of our banking activities, the Company originates certain residential loans and commits these loans for sale. The commitments to originate residential loans and the sales commitments are freestanding derivative instruments and are generally funded within 90 days. The fair value of these commitments was not significant at March 31, 2012.

In January 2012, the Company entered into $35.0 million notional forward starting interest rate swaps. The purpose of these swaps is to lock in currently low fixed rate funding costs for intermediate term FHLB advances maturing from July 2012 through November 2013.

Note 11 - Disclosures About Fair Values of Financial Instruments

Financial instruments include cash and due from banks, federal funds sold, investment securities, loans, bank-owned life insurance, deposit accounts and other borrowings, accrued interest and derivatives. Fair value estimates are made at a specific moment in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company’s entire holdings of a particular financial instrument. Because no active market readily exists for a portion of the Company’s financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

Cash and due from banks, federal funds sold and overnight deposits

The carrying amounts for cash and due from banks, federal funds sold and overnight deposits approximate fair value because of the short maturities of those instruments.

Investment securities

Fair value for investment securities equals quoted market price if such information is available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities. The Company utilizes a third party pricing service to provide valuations on its securities portfolio. Most of these securities are US government agency debt obligations and agency mortgage-backed securities traded in active markets. The third party valuations are determined based on the characteristics of each security (such as maturity, duration, rating, etc.) and in reference to similar or comparable securities. Due to the nature and methodology of these valuations, the Company considers these fair value measures as Level 2.

Loans

The fair value of commercial and other types of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities. For these loans, internal credit risk methodologies are used to adjust values for expected losses. For certain homogeneous categories of loans, such as residential mortgages, fair value is estimated using the quoted market prices for securities backed by similar loans, adjusted for differences in loan characteristics. In addition for residential mortgage loans, internal prepayment risk assumptions are incorporated to adjust contractual cash flows.

Investment in bank-owned life insurance

The carrying value of bank-owned life insurance approximates fair value because this investment is carried at cash surrender value, as determined by the insurer. In assessing the fair value of the cash surrender value of this asset, we evaluate quantitative factors such as the level of death claims on the underlying policies and the impact of aging/actuarial factors.

Deposits

The fair value of demand deposits is the amount payable on demand at the reporting date. The fair value of time deposits is estimated based on discounting expected cash flows using the rates currently offered for deposits of similar remaining maturities.

Note 11 - Disclosures About Fair Values of Financial Instruments (continued)

Borrowings

As it relates to the Company’s subordinated debentures, a portion of this debt is publicly traded on NASDAQ under the ticker “SCMFO”. The remaining fair values on the subordinated debentures are calculated by reference to the market price of the publicly traded comparable trust preferred securities as an indication of the Company’s credit risk. The remaining fair values are based on discounting expected cash flows at the current interest rate for debt with the same or similar remaining maturities and collateral requirements.

Accrued interest

The carrying amounts of accrued interest receivable and payable approximate fair value.

Derivative financial instruments

Interest rate swaps and the interest rate option are recorded at fair value on a recurring basis. Fair value measurement is based on discounted cash flow models run by a third-party on a monthly basis. All future floating cash flows are projected and both floating and fixed cash flows are discounted to the valuation date using interest rates appropriate for the term structure of the financial instrument hedged and for the counterparty involved. As a result, the Company classifies interest rate swaps as Level 3.

The carrying amounts and estimated fair values of the Company’s financial instruments, none of which are held for trading purposes, are as follows at March 31, 2012 and December 31, 2011:

	March 31, 2012
		Estimated fair value
	Carrying amount	Level 1	Level 2	Level 3
	(Amounts in thousands)

Financial assets:
Cash and due from banks	$22,206	$22,206	$-	$-
Federal funds sold and overnight deposits	46,050	46,050	-	-
Investment securities available for sale	350,577	-	350,577	-
Investment securities held to maturity	52,260	-	54,209	-

Loans held for sale and loans, net of allowance	911,547	-	-	850,178

Investment in life insurance	31,173	-	-	31,173
Accrued interest receivable	5,438	-	-	5,438

Financial liabilities:
Deposits	1,181,758	-	-	1,184,317
Short-term borrowings	62,145	-	-	64,387
Long-term borrowings	147,470	33,431	9,500	110,952
Accrued interest payable	5,503	-	-	5,503

On-balance sheet derivative financial instruments:
Interest rate swaps	(269)	-	189	(458)
Interest rate option	2	-	2	-

Note 11 - Disclosures About Fair Values of Financial Instruments (continued)

	December 31, 2011
		Estimated fair value
	Carrying amount	Level 1	Level 2	Level 3
	(Amounts in thousands)

Financial assets:
Cash and due from banks	$23,356	$23,356	$-	$-
Federal funds sold and overnight deposits	23,198	23,198	-	-
Investment securities available for sale	362,298	-	362,298	-
Investment securities held to maturity	44,403	-	45,514	-

Loans held for sale and loans, net of allowance	930,316	-	-	867,438

Investment in life insurance	30,919	-	-	30,919
Accrued interest receivable	5,843	-	-	5,843

Financial liabilities:
Deposits	1,183,172	-	-	1,177,073
Short-term borrowings	33,629	-	-	35,334
Long-term borrowings	177,514	14,352	4,160	143,376
Accrued interest payable	5,219	-	-	5,219

On-balance sheet derivative financial instruments:
Interest rate swaps	(223)	-	234	(457)
Interest rate option	9	-	9	-

Note 12 – Fair Values of Assets and Liabilities

Accounting standards establish a framework for measuring fair value according to GAAP and expands disclosures about fair value measurements. Under these standards, there is a three level fair value hierarchy that is fully described below. The Company reports fair value on a recurring basis for certain financial instruments, most notably for available for sale investment securities and certain derivative instruments. The Company may be required, from time to time, to measure certain assets at fair value on a nonrecurring basis. These include assets that are measured at the lower of cost or market that were recognized at fair value which was below cost at the end of the period. Assets subject to nonrecurring use of fair value measurements could include loans held for sale and foreclosed assets. At March 31, 2012 and December 31, 2011, the Company had certain impaired loans and foreclosed assets that are measured at fair value on a nonrecurring basis.

The Company groups financial assets and financial liabilities measured at fair value in three levels, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value. These levels are:

•	Level 1 – Valuations for assets and liabilities traded in active exchange markets, such as the New York Stock Exchange. Valuations are obtained from readily available pricing sources for market transactions involving identical assets or liabilities. There were no investments held with level 1 valuations.

•	Level 2 – Valuations for assets and liabilities traded in less active dealer or broker markets. Level 2 securities include asset-backed securities issued by government sponsored entities, municipal bonds and corporate debt securities. Valuations are obtained from third party services for similar or comparable assets or liabilities.

•	Level 3 – Valuations for assets and liabilities that are derived from other valuation methodologies, including option pricing models, discounted cash flow models and similar techniques, and not based on market exchange, dealer, or brokered traded transactions. Level 3 valuations incorporate certain assumptions and projections in determining the fair value assigned to such assets or liabilities.

Note 12 – Fair Values of Assets and Liabilities (continued)

There were no transfers between any of the levels during first quarter 2012. The table below presents the balances of assets and liabilities measured at fair value on a recurring basis.

	March 31, 2012
	Total	Level 1	Level 2	Level 3
	(Amounts in thousands)

Securities available for sale:
US Government agencies	$23,800	$-	$23,800	$-
Asset-backed securities	292,369	-	292,369	-
Municipals	27,560	-	27,560	-
Trust preferred securities	2,332	-	2,332	-
Common stocks and mutual funds	3,525	-	3,525	-
Other	991	-	991	-
Derivatives
Interest rate swaps	(267)	-	191	(458)

	December 31, 2011
	Total	Level 1	Level 2	Level 3
	(Amounts in thousands)

Securities available for sale:
US government agencies	$34,729	$-	$34,729	$-
Asset-backed securities	291,368	-	291,368	-
Municipals	29,220	-	29,220	-
Trust preferred securities	2,321	-	2,321	-
Corporate bonds	3,659	-	3,659	-
Other	1,001	-	1,001	-
Derivatives
Interest rate swaps	(214)	-	243	(457)

The table below presents reconciliation for the period of January 1, 2012 to March 31, 2012, for all Level 3 assets and liabilities that are measured at fair value on a recurring basis.

Fair Value Measurements Using Significant Unobservable Inputs
(Amounts in thousands)
Net Derivatives
Beginning Balance January 1, 2012	$(457)
Total realized and unrealized gains or losses:
Included in earnings	(1)
Included in other comprehensive income	-
Purchases	-
Issuances	-
Settlements	-
Transfers in and/or out of Level 3	-
Ending Balance	$(458)

The Company utilizes a third party pricing service to provide valuations on its securities portfolio. Despite most of these securities being US government agency debt obligations, agency mortgage-backed securities and municipal securities traded in active markets, third party valuations are determined based on the characteristics of a security (such as maturity, duration, rating, etc.) and in reference to similar or comparable securities. Due to the nature and methodology of these valuations, the Company considers these fair value measurements as level 2. No securities were transferred between level 1 and level 2 during the three months ended March 31, 2012.

Note 12 – Fair Values of Assets and Liabilities (continued)

The table below presents reconciliation for the period of January 1, 2011 to March 31, 2011, for all Level 3 assets and liabilities that are measured at fair value on a recurring basis.

	Fair Value Measurements Using
	Significant Unobservable Inputs
	Securities
	Available for sale	Net Derivatives
	(Amounts in thousands)
Beginning Balance January 1, 2011	$3,003	$(679)
Total realized and unrealized gains or losses:
Included in earnings	537	222
Included in other comprehensive income	-	-
Purchases, issuances and settlements	(3,540)	-
Transfers in and/or out of Level 3	-	-
Ending Balance	$-	$(457)

The fair value reporting standards allows an entity to make an irrevocable election to measure certain financial instruments at fair value. The changes in fair value from one reporting period to the next period must be reported in the income statement with additional disclosures to identify the effect on net income. The Company continued to account for securities available for sale at fair value as reported in prior years. Derivative activity is also reported at fair value. Securities available for sale and derivative activity are reported on a recurring basis. Upon adoption of the fair value reporting standard, no additional financial assets or liabilities were reported at fair value and there was no material effect on earnings.

The Company records loans in the ordinary course of business and does not record loans at fair value on a recurring basis. Loans are considered impaired when it is determined to be probable that all amounts due under the contractual terms of the loan will not be collected when due. Loans considered individually impaired are evaluated and a specific allowance is established if required based on the most appropriate of the three measurement methods: present value of expected future cash flows, fair value of collateral, or the observable market price of a loan method. A specific allowance is required if the fair value of the expected repayments or the fair value of the collateral is less than the recorded investment in the loan. At March 31, 2012, loans with a book value of $76.8 million were evaluated for impairment. Of this total, $28.3 million required a specific allowance totaling $2.6 million for a net fair value of $25.7 million. The methods used to determine the fair value of these loans were considered level 3.

The table below presents the balances of assets and liabilities measured at fair value on a nonrecurring basis.

	March 31, 2012
	Total	Level 1	Level 2	Level 3
	(Amounts in thousands)

Impaired loans	$25,702	$-	$-	$25,702

Foreclosed assets	24,032	-	-	24,032

	December 31, 2011
	Total	Level 1	Level 2	Level 3
	(Amounts in thousands)

Impaired loans	$21,388	$-	$-	$21,388

Foreclosed assets	19,812	-	-	19,812

The Company does not record loans held-for-investment at fair value on a recurring basis. However, from time to time, a loan is considered impaired and an allowance for loan losses is established. Loans for which it is probable that payment of interest and principal will not be made in accordance with the contractual terms of the loan agreement are considered impaired. Once a loan is identified as individually impaired, management measures impairment in accordance with the Receivables topic of the FASB Accounting Standards Codification. The fair value of impaired loans is estimated using one of several methods, including collateral value (through appraisal processes), market value of similar debt, enterprise value, liquidation value and discounted cash flows. Those impaired loans not requiring an allowance represent loans for which the fair value of the expected repayments or collateral exceed the recorded investments in such loans. At March 31, 2012, the majority of impaired loans were evaluated based on the fair value of the collateral. The Company records impaired loans as nonrecurring Level 3. There have been no changes in valuation techniques for the quarter ended March 31, 2012. Valuation techniques are consistent with techniques used in prior periods.

Assets acquired through, or in lieu of, foreclosure are held for sale and are initially recorded at fair value less estimated cost to sell on the date of foreclosure. Subsequent to foreclosure, valuations are periodically performed by management or outside appraisers and the assets are carried at the lower of carrying amount or fair value less estimated cost to sell. These valuations generally are based on market comparable sales data for similar type of properties. The range of discounts in these valuations is specific to the nature, type, location, condition and market demand for each property. The methods used to determine the fair value of these foreclosed assets were considered level 3.

Item 3. Quantitative and Qualitative Disclosures about Market Risk

Market risk reflects the risk of economic loss resulting from adverse changes in market prices and interest rates. This risk of loss can be reflected in diminished current market values and/or reduced potential net interest income in future periods.

The Company’s market risk arises primarily from interest rate risk inherent in its lending, deposit-taking and borrowing activities. The structure of the Company’s loan and liability portfolios is such that a significant decline in interest rates may adversely impact net market values and net interest income. The Company does not maintain a trading account nor is the Company subject to currency exchange risk or commodity price risk.

In reviewing the needs of our Bank with regard to proper management of its asset/liability program, we estimate future needs, taking into consideration investment portfolio purchases, calls and maturities in addition to estimated loan and deposit increases (due to increased demand through marketing) and forecasted interest rate changes. We use a number of measures to monitor and manage interest rate risk, including net interest income simulations and gap analyses. A net interest income simulation model is the primary tool used to assess the direction and magnitude of changes in net interest income resulting from changes in interest rates. Key assumptions in the model include prepayment speeds on mortgage-related assets, cash flows and maturities of other investment securities, loan and deposit volumes and pricing. These assumptions are inherently uncertain and, as a result, the model cannot precisely estimate net interest income or precisely predict the impact of higher or lower interest rates on net interest income. Actual results will differ from simulated results due to timing, magnitude and frequency of interest rate changes and changes in market conditions and management strategies, among other factors. The results of the most recent analysis indicated that the Company is relatively interest rate neutral. Given the current level of market interest rates, it is not meaningful to use an assumed decrease in interest rates of more than 1%. If interest rates decreased instantaneously by one percentage point, our net interest income over a one-year time frame could decrease by approximately 8.7%. If interest rates increased instantaneously by two percentage points, our net interest income over a one-year time frame could increase by approximately 13.4%.

Item 4. Controls and Procedures

The Company conducted an evaluation, under the supervision and with the participation of its Chief Executive Officer and Chief Financial Officer, of the effectiveness of the design and operation of the Company’s disclosure controls and procedures as of March 31, 2012. The Company’s disclosure controls and procedures are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the Securities and Exchange Commission, and that such information is accumulated and communicated to the Company’s management, including its Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosure.

Based upon that evaluation, the Chief Executive Officer and Chief Financial Officer concluded that the Company’s disclosure controls and procedures were effective as of March 31, 2012 at the reasonable assurance level. However, the Company believes that a system of internal controls, no matter how well designed and operated, cannot provide absolute assurance that the objectives of the controls system are met and no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, within a company have been detected.

During the three months ended March 31, 2012, the Company completed a number of measures to strengthen its credit risk management, including enhancements to credit underwriting and credit approval, more comprehensive procedures to identify and evaluate troubled debt restructurings and a strengthening of the staffing and Board oversight for the Bank’s internal loan review function. As a part of the changes in these processes, there were improvements in the related system of internal controls that enhanced the effectiveness of the Company’s internal controls over financial reporting. The Company reviews its disclosure controls and procedures, which may include its internal control over financial reporting, on an ongoing basis, and may from time to time make changes to ensure that the Company’s systems evolve with its business.

Part II. OTHER INFORMATION

Item 1A. Risk Factors

An investment in our common stock involves risk. Shareholders should carefully consider the risks described below in conjunction with the other information in this Form 10-Q and information incorporated by reference in this Form 10-Q, including our consolidated financial statements and related notes. If any of the following risks or other risks which have not been identified or which we may believe are immaterial or unlikely, actually occur, our business, financial condition and results of operations could be harmed. This could cause the price of our stock to decline and shareholders could lose part or all of their investment. This Form 10-Q contains forward-looking statements that involve risks and uncertainties, including statements about our future plans, objectives, intentions and expectations. Many factors, including those described below, could cause actual results to differ materially from those discussed in our forward-looking statements.

Risks Related to Holding Southern Community Common Stock

Failure to consummate the acquisition transaction with Capital Bank Financial Corp.

While we intend and expect to meet all of the conditions required to consummate the transaction with Capital Bank Financial Corp., there are certain closing conditions which are beyond our control whose occurrence, or failure, could result in the transaction being terminated. These factors include the failure of Capital Bank Financial Corp. to complete its Initial Public Offering or the consideration by our Board of a competing offer. Under certain circumstances, the consideration of a competing offer could result in the Company paying significant termination fees and expenses as disclosed in Note 2 to the financial statements. If the transaction with Capital Bank Financial Corp. fails to be consummated, the Company would be obligated to pay its expenses incurred in the transaction (which could be material and would have to be expensed immediately). We could also experience material operational disruptions, including a loss of key employees and/or key customer relationships. Failure of the transaction to be consummated could have a material adverse effect on our business, future prospects, financial condition or results of operations and shareholders might not be able to realize a similar value for their shares for some time.

Item 6. Exhibits

(a)	Exhibits.

	Exhibit 31.1	Certification of the Chief Executive Officer pursuant to Rule 13a-14(a)

	Exhibit 31.2	Certification of the Chief Financial Officer pursuant to Rule 13a-14(a)

	Exhibit 32	Section 1350 Certification

	Exhibit 101.INS	XBRL Instance Document

	Exhibit 101.SCH	XBRL Taxonomy Extension Schema

	Exhibit 101.CAL	XBRL Taxonomy Extension Calculation Linkbase

	Exhibit 101.DEF	XBRL Taxonomy Extension Definition Linkbase

	Exhibit 101.LAB	XBRL Taxonomy Extension Label Linkbase

	Exhibit 101.PRE	XBRL Taxonomy Extension Presentation Linkbase

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SOUTHERN COMMUNITY FINANCIAL CORPORATION

Date: May 15, 2012	By:	/s/ F. Scott Bauer
F. Scott Bauer
President and Chief Executive Officer
(principal executive officer)

Date: May 15, 2012	By:	/s/ James Hastings
James Hastings
Executive Vice President and Chief Financial Officer
(principal financial and accounting officer)

Exhibit 31.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

Pursuant to Rule 13a-14(a)/15d-14(a)

I, F. Scott Bauer, certify that:

(1)	I have reviewed this quarterly report on Form 10-Q of Southern Community Financial Corporation, a North Carolina bank holding company (the "registrant");

(2)	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

(3)	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

(4)	The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)	Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

(5)	The registrant's other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

(a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date: May 15, 2012	By:	/s/ F. Scott Bauer
F. Scott Bauer
President and Chief Executive Officer
(principal executive officer)

Exhibit 31.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

Pursuant to Rule 13a-14(a)/15d-14(a)

I, James Hastings, certify that:

(1)	I have reviewed this quarterly report on Form 10-Q of Southern Community Financial Corporation, a North Carolina bank holding company (the "registrant");

(2)	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

(3)	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

(4)	The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)	Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

(5)	The registrant's other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

(a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date: May 15, 2012	By:	/s/ James Hastings
James Hastings
Executive Vice President and Chief Financial Officer
(principal financial and accounting officer)

Exhibit 32

Section 1350 Certification

The undersigned hereby certifies that, to his knowledge, (i) the Form 10-Q filed by Southern Community Financial Corporation (the "Issuer") for the quarter ended March 31, 2012, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in that report fairly presents, in all material respects, the financial condition and results of operations of the Issuer on the dates and for the periods presented therein.

SOUTHERN COMMUNITY FINANCIAL CORPORATION

Date: May 15, 2012	By:	/s/ F. Scott Bauer
F. Scott Bauer
President and Chief Executive Officer
(principal executive officer)

Date: May 15, 2012	By:	/s/ James Hastings
James Hastings
Executive Vice President and Chief Financial Officer
(principal financial and accounting officer)

Southern Community FINANCIAL CORPORATION

ATTN: CANDACE LINK
4605 COUNTRY CLUB ROAD
WINSTON-SALEM, NC 27104

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SOUTHERN COMMUNITY FINANCIAL CORPORATION

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M43848-S96075

SOUTHERN COMMUNITY FINANCIAL CORPORATION
Special Meeting of Shareholders
September 19, 2012 3:00 PM
This proxy is solicited by the Board of Directors

The undersigned shareholder of Southern Community Financial Corporation, a North Carolina corporation (the "Company"), hereby appoint(s) Merle B. Andrews and James C. Monroe, Jr., or either of them (the "Proxies"), as proxies, with full power of substitution to act and vote for and on behalf of the undersigned at the Special Meeting of Shareholders of the Company to be held on September 19, 2012, at 3:00 p.m., at the The Village Inn Event Center, Exit 184, Interstate 40, Clemmons (Forsyth County), North Carolina, or at any adjournment thereof, as fully as the undersigned would be entitled to act and vote if personally present, upon the proposals set forth and described on the reverse side of this ballot and in the Proxy Statement and in their discretion with respect to such other matters that may properly be brought before the meeting or any adjournment thereof. If only one such Proxy be present and acting as such at the meeting, or any adjournment thereof, then that one shall have and may exercise all the powers hereby conferred.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Your vote is important. Unless you are voting on the Internet or by telephone, please complete, date and sign this appointment of proxy and return it promptly in the enclosed envelope, even if you plan to attend the meeting, so that the shares may be represented at the special meeting. If you attend the special meeting, you may vote in person if you wish, even if you have previously returned your appointment of proxy in the mail or voted on the Internet or by telephone. See the enclosed proxy statement for more details.

Address Changes/Comments: ______________________________

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(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side